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                  NORWEST INTEGRATED STRUCTURED ASSETS, INC.

                                    (Seller)

                                       and

                 NORWEST BANK MINNESOTA, NATIONAL ASSOCIATION

                                (Master Servicer)

                                       and

                            FIRST UNION NATIONAL BANK

                                    (Trustee)

                         POOLING AND SERVICING AGREEMENT

                          Dated as of February 28, 2000

                                 $198,209,691.79

               Mortgage Asset-Backed Pass-Through Certificates

                                  Series 2000-1





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


                                TABLE OF CONTENTS

                                                                            Page
                                                                            ----
                                    ARTICLE I

                                   DEFINITIONS

Section 1.01  Definitions...................................................
Section 1.02  Acts of Holders...............................................
Section 1.03  Effect of Headings and Table of Contents......................
Section 1.04  Benefits of Agreement.........................................


                                   ARTICLE II

                          CONVEYANCE OF MORTGAGE LOANS;
                      ORIGINAL ISSUANCE OF THE CERTIFICATES

Section 2.01  Conveyance of Mortgage Loans..................................
Section 2.02  Acceptance by Trustee.........................................
Section 2.03  Representations and Warranties of the Master Servicer and
               the Seller...................................................
Section 2.04  Execution and Delivery of Certificates........................
Section 2.05  Designation of Certificates; Designation of Startup Day
               and Latest Possible Maturity Date............................


                                   ARTICLE III

                ADMINISTRATION OF THE TRUST ESTATE: SERVICING
                              OF THE MORTGAGE LOANS

Section 3.01  Certificate Account...........................................
Section 3.02  Permitted Withdrawals from the Certificate Account............
Section 3.03  Advances by Master Servicer and Trustee.......................
Section 3.04  Trustee to Cooperate;
               Release of Owner Mortgage Loan Files.........................
Section 3.05  Reports to the Trustee; Annual Compliance Statements..........
Section 3.06  Title, Management and Disposition of Any REO Mortgage
               Loan.........................................................
Section 3.07  Amendments to Servicing Agreements,
               Modification of Standard Provisions..........................
Section 3.08  Oversight of Servicing........................................
Section 3.09  Termination and Substitution of Servicing Agreements..........
Section 3.10  Application of Net Liquidation Proceeds.......................
Section 3.11  Act Reports...................................................


                                   ARTICLE IV

                  DISTRIBUTIONS IN RESPECT OF CERTIFICATES;
                         PAYMENTS TO CERTIFICATEHOLDERS;
                             STATEMENTS AND REPORTS

Section 4.01  Distributions.................................................
Section 4.02  Allocation of Realized Losses.................................
Section 4.03  Paying Agent..................................................
Section 4.04  Statements to Certificateholders;
               Report to the Trustee and the Seller.........................
Section 4.05  Reports to Mortgagors and the Internal Revenue Service........
Section 4.06  Calculation of Amounts; Binding Effect of Interpretations
               and Actions of Master Servicer...............................


                                    ARTICLE V

                                THE CERTIFICATES

Section 5.01  The Certificates..............................................
Section 5.02  Registration of Certificates..................................
Section 5.03  Mutilated, Destroyed, Lost or Stolen Certificates.............
Section 5.04  Persons Deemed Owners.........................................
Section 5.05  Access to List of Certificateholders' Names and Addresses.....
Section 5.06  Maintenance of Office or Agency...............................
Section 5.07  Definitive Certificates.......................................
Section 5.08  Notices to Clearing Agency....................................


                                   ARTICLE VI

                       THE SELLER AND THE MASTER SERVICER

Section 6.01  Liability of the Seller and the Master Servicer...............
Section 6.02  Merger or Consolidation of the Seller or the Master
               Servicer.....................................................
Section 6.03  Limitation on Liability of the Seller, the Master
               Servicer and Others..........................................
Section 6.04  Resignation of the Master Servicer............................
Section 6.05  Compensation to the Master Servicer...........................
Section 6.06  Assignment or Delegation of Duties by Master Servicer.........
Section 6.07  Indemnification of Trustee and Seller by Master Servicer......
Section 6.08  Master Servicer Covenants Concerning Year 2000 Compliance.....


                                   ARTICLE VII

                                     DEFAULT

Section 7.01  Events of Default.............................................
Section 7.02  Other Remedies of Trustee.....................................
Section 7.03  Directions by Certificateholders and
               Duties of Trustee During Event of Default....................
Section 7.04  Action upon Certain Failures of the
               Master Servicer and upon Event of Default....................
Section 7.05  Trustee to Act; Appointment of Successor......................
Section 7.06  Notification to Certificateholders............................


                                  ARTICLE VIII

                             CONCERNING THE TRUSTEE

Section 8.01  Duties of Trustee.............................................
Section 8.02  Certain Matters Affecting the Trustee.........................
Section 8.03  Trustee Not Required to Make Investigation....................
Section 8.04  Trustee Not Liable for Certificates or Mortgage Loans.........
Section 8.05  Trustee May Own Certificates..................................
Section 8.06  The Master Servicer to Pay Fees and Expenses..................
Section 8.07  Eligibility Requirements......................................
Section 8.08  Resignation and Removal.......................................
Section 8.09  Successor.....................................................
Section 8.10  Merger or Consolidation.......................................
Section 8.11  Authenticating Agent..........................................
Section 8.12  Separate Trustees and Co-Trustees.............................
Section 8.13  Appointment of Custodians.....................................
Section 8.14  Tax Matters; Compliance with REMIC Provisions.................
Section 8.15  Monthly Advances..............................................
Section 8.16  Trustee Covenants Concerning Year 2000 Compliance.............


                                   ARTICLE IX

                                   TERMINATION

Section 9.01  Termination upon Purchase by the

               Seller or Liquidation of All Mortgage Loans..................
Section 9.02  Additional Termination Requirements...........................


                                    ARTICLE X

                            MISCELLANEOUS PROVISIONS

Section 10.01 Amendment.....................................................
Section 10.02 Recordation of Agreement......................................
Section 10.03 Limitation on Rights of Certificateholders....................
Section 10.04 Governing Law; Jurisdiction...................................
Section 10.05 Notices.......................................................
Section 10.06 Severability of Provisions....................................
Section 10.07 Special Notices to Rating Agencies............................
Section 10.08 Covenant of Seller............................................
Section 10.09 Recharacterization............................................


                                   ARTICLE XI

                             TERMS FOR CERTIFICATES

Section 11.01 Cut-Off Date..................................................
Section 11.02 Cut-Off Date Aggregate Principal Balance......................
Section 11.03 Original Group I-A Percentage.................................
Section 11.04 Original Group II-A Percentage................................
Section 11.05 Original Principal Balances of the Classes of Class A
               Certificates.................................................
Section 11.06 Original Aggregate Non-PO Principal Balance...................
Section 11.07 Original Aggregate Subordinate Percentage.....................
Section 11.08 Original Class B Principal Balance............................
Section 11.09 Original Group I Subordinated Principal Balance...............
Section 11.10 Original Group II Subordinated Principal Balance..............
Section 11.11 Original Principal Balances of the Classes of Class B
               Certificates.................................................
Section 11.12 Original Class B-1 Fractional Interest........................
Section 11.13 Original Class B-2 Fractional Interest........................
Section 11.14 Original Class B-3 Fractional Interest........................
Section 11.15 Original Class B-4 Fractional Interest........................
Section 11.16 Original Class B-5 Fractional Interest........................
Section 11.17 Closing Date..................................................
Section 11.18 Right to Purchase.............................................
Section 11.19 Wire Transfer Eligibility.....................................
Section 11.20 Single Certificate............................................
Section 11.21 Servicing Fee Rate............................................
Section 11.22 Master Servicing Fee Rate.....................................

                                    EXHIBITS
                                    --------

EXHIBIT A-I-A-1         -     Form of Face of Class I-A-1 Certificate
EXHIBIT A-I-A-2         -     Form of Face of Class I-A-2 Certificate
EXHIBIT A-I-A-3         -     Form of Face of Class I-A-3 Certificate
EXHIBIT A-I-A-4         -     Form of Face of Class I-A-4 Certificate
EXHIBIT A-I-A-5         -     Form of Face of Class I-A-5 Certificate
EXHIBIT A-I-A-6         -     Form of Face of Class I-A-6 Certificate
EXHIBIT A-I-A-7         -     Form of Face of Class I-A-7 Certificate
EXHIBIT A-I-A-8         -     Form of Face of Class I-A-8 Certificate
EXHIBIT A-I-A-9         -     Form of Face of Class I-A-9 Certificate
EXHIBIT A-I-A-10        -     Form of Face of Class I-A-10 Certificate
EXHIBIT A-I-A-PO        -     Form of Face of Class I-A-PO Certificate
EXHIBIT A-I-A-R         -     Form of Face of Class I-A-R Certificate
EXHIBIT A-II-A-1        -     Form of Face of Class II-A-1 Certificate
EXHIBIT A-II-A-PO       -     Form of Face of Class II-A-PO Certificate
EXHIBIT B-1             -     Form of Face of Class B-1 Certificate
EXHIBIT B-2             -     Form of Face of Class B-2 Certificate
EXHIBIT B-3             -     Form of Face of Class B-3 Certificate
EXHIBIT B-4             -     Form of Face of Class B-4 Certificate
EXHIBIT B-5             -     Form of Face of Class B-5 Certificate
EXHIBIT B-6             -     Form of Face of Class B-6 Certificate
EXHIBIT C               -     Form of Reverse of Series 2000-1 Certificates
EXHIBIT D               -     Reserved
EXHIBIT E               -     Custodial Agreement
EXHIBIT F-1             -     Schedule of Group I Mortgage Loans Serviced by
                              Norwest Mortgage from locations other than
                              Frederick, Maryland
EXHIBIT F-2A            -     Schedule of Group I Mortgage Loans Serviced by
                              Norwest Mortgage in Frederick, Maryland
EXHIBIT F-2B            -     Schedule of Group II Mortgage Loans Serviced by
                              Norwest Mortgage in Frederick, Maryland
EXHIBIT F-3A            -     Schedule of Group I Mortgage Loans Serviced by
                              Other Servicers
EXHIBIT F-3B            -     Schedule of Group II Mortgage Loans Serviced by
                              Other Servicers
EXHIBIT G               -     Request for Release
EXHIBIT H               -     Affidavit Pursuant to Section 860E(e)(4) of the
                              Internal Revenue Code of 1986, as amended, and
                              for Non-ERISA Investors
EXHIBIT I               -     Letter from Transferor of Residual Certificates
EXHIBIT J               -     Transferee's Letter (Class [I-A-PO]
                              [II-A-PO][B-4] [B-5] [B-6] Certificates)
EXHIBIT K               -     Transferee's Letter (Class [B-1] [B-2] [B-3]
                              Certificates)
EXHIBIT L               -     Servicing Agreements
EXHIBIT M               -     Form of Special Servicing Agreement

            This Pooling and Servicing Agreement, dated as of February 28, 2000 executed by NORWEST INTEGRATED STRUCTURED ASSETS, INC., as Seller, NORWEST BANK MINNESOTA, NATIONAL ASSOCIATION, as Master Servicer, and FIRST UNION NATIONAL BANK, as Trustee.

                        W I T N E S S E T H   T H A T:

            In consideration of the mutual agreements herein contained, the Seller, the Master Servicer and the Trustee agree as follows:

                                    ARTICLE I

                                   DEFINITIONS

            SECTION 1.01      DEFINITIONS.

            Whenever used herein, the following words and phrases, unless the context otherwise requires, shall have the meanings specified in this Article.

            Accepted Master Servicing Practices: Accepted Master Servicing Practices shall consist of the customary and usual master servicing practices of prudent master servicing institutions which service mortgage loans of the same type as the Mortgage Loans in the jurisdictions in which the related Mortgaged Properties are located, regardless of the date upon which the related Mortgage Loans were originated.

            Accretion Directed Certificates:  The Class I-A-2 Certificates.

            Accretion Termination Date: The earlier to occur of (i) the Distribution Date following the Distribution Date on which the Principal Balances of the Accretion Directed Certificates have been reduced to zero or
(ii) the Cross-Over Date.

            Accrual Certificates:  The Class I-A-10 Certificates.

            Accrual Distribution Amount: As to any Distribution Date prior to the Accretion Termination Date, an amount equal to the sum of (i) the Class A Interest Percentage of the Accrual Certificates of the Current Group I-A Interest Distribution Amount and (ii) the Group I-A Interest Shortfall Percentage of the Accrual Certificates of the amount distributed in respect of the Classes of Class A Certificates pursuant to Clause (i) Paragraph second Clause (A) of Section 4.01(a) on such Distribution Date. As to any Distribution Date on or after the Accretion Termination Date, zero.

            Adjusted Principal Balance: As to any Distribution Date and any Class of Class B Certificates, the greater of (A) zero and (B) (i) the Principal Balance of such Class with respect to such Distribution Date minus (ii) the Adjustment Amount for such Distribution Date less the Principal Balances for any Classes of Class B Certificates with higher numerical designations.

            Adjustment Amount: For any Distribution Date, the difference between
(A) the sum of the Aggregate Class A Principal Balance and Class B Principal Balance as of the related Determination Date and (B) the sum of (i) the sum of the Aggregate Class A Principal Balance and Class B Principal Balance as of the Determination Date succeeding such Distribution Date, (ii) the principal portion of Excess Special Hazard Losses, Excess Fraud Losses and Excess Bankruptcy Losses allocated to the Certificates with respect to such Distribution Date and
(iii) the aggregate amount that would have been distributed to all Classes as principal in accordance with Section 4.01(a) for such Distribution Date without regard to the provisos in the definitions of Class B-1 Optimal Principal Amount, Class B-2 Optimal Principal Amount, Class B-3 Optimal Principal Amount, Class B-4 Optimal Principal Amount, Class B-5 Optimal Principal Amount and Class B-6 Optimal Principal Amount.

            Aggregate Adjusted Pool Amount: With respect to any Distribution Date, the sum of the Group I Adjusted Pool Amount and Group II Adjusted Pool Amount.

            Aggregate Class A Principal Balance: With respect to any Determination Date, the sum of the Group I-A Principal Balance and Group II-A Principal Balance.

            Aggregate Current Bankruptcy Losses: With respect to any Distribution Date, the sum of all Bankruptcy Losses incurred on any of the Mortgage Loans in the month preceding the month of such Distribution Date.

            Aggregate Current Fraud Losses: With respect to any Distribution Date, the sum of all Fraud Losses incurred on any of the Mortgage Loans in the month preceding the month of such Distribution Date.

            Aggregate Current Special Hazard Losses: With respect to any Distribution Date, the sum of all Special Hazard Losses incurred on any of the Mortgage Loans in the month preceding the month of such Distribution Date.

            Aggregate Group I Foreclosure Profits: As to any Distribution Date, the aggregate amount of Foreclosure Profits with respect to all of the Group I Mortgage Loans.

            Aggregate Group II Foreclosure Profits: As to any Distribution Date, the aggregate amount of Foreclosure Profits with respect to all of the Group II Mortgage Loans.

            Aggregate Group I-A Unpaid Interest Shortfall: As to any Distribution Date, an amount equal to the sum of the Class A Unpaid Interest Shortfalls for the Group I-A Certificates.

            Aggregate Group II-A Unpaid Interest Shortfall: As to any Distribution Date, an amount equal to the sum of the Class A Unpaid Interest Shortfalls for the Group II-A Certificates.

            Aggregate Non-PO Principal Balance: As of any Determination Date, the sum of the Class I-A Non-PO Principal Balance, the Class II-A Non-PO Principal Balance and the Class B Principal Balance as of such date.

            Aggregate Subordinate Percentage: As to any Determination Date, the Class B Principal Balance divided by the sum of the Group I Pool Balance (Non-PO Portion) and the Group II Pool Balance (Non-PO Portion).

            Agreement: This Pooling and Servicing Agreement and all amendments and supplements hereto.

            Applicable Unscheduled Principal Receipt Period: With respect to the Mortgage Loans serviced by each Servicer and each of Full Unscheduled Principal Receipts and Partial Unscheduled Principal Receipts, the Unscheduled Principal Receipt Period specified on Schedule I hereto, as amended from time to time by the Master Servicer pursuant to Section 10.01(b) hereof.

            Apportioned Class B Principal Distribution Amount: As to any Distribution Date and any Class of Class B Certificates, the product of (i) the applicable Class B Principal Distribution Amount less the amount, if any, that would have been distributable to such Class pursuant to Section 4.01(a)(ii) that is used to pay the Class I-A-PO Deferred Amount and Class II-A-PO Deferred Amount as provided in Clause (i) Paragraph fourth of Section 4.01(a) and (ii) the Apportionment Fraction for such Class.

            Apportioned Interest Accrual Amount: As to any Distribution Date and either of the Group I Apportioned Principal Balance or Group II Apportioned Principal Balance of a Class of Class B Certificates, an amount equal to the product of (i) 1/12th of the Class B Pass-Through Rate and (ii) such Group I Apportioned Principal Balance or Group II Apportioned Principal Balance as of the Determination Date preceding such Distribution Date

            Apportionment Fraction: As to any Class of Class B Certificates and
(i) any Distribution Date occurring prior to the Cross-Over Date and after the Principal Balance of each Class of Group I-A Certificates (other than the Class I-A-PO Certificates) has been reduced to zero, a fraction, the numerator of which is the Class B Loan Group I Optimal Principal Amount for such Class and the denominator of which is the applicable Class B Optimal Principal Amount without regard to the proviso thereto or (ii) any Distribution Date occurring prior to the Cross-Over Date and after the Principal Balance of each Class of Group II-A Certificates (other than the Class II-A-PO Certificates) has been reduced to zero, a fraction, the numerator of which is the Class B Loan Group II Optimal Principal Amount for such Class and the denominator of which is the applicable Class B Optimal Principal Amount without regard to the proviso thereto.

            Authenticating Agent: Any authenticating agent appointed by the Trustee pursuant to Section 8.11. There shall initially be no Authenticating Agent for the Certificates.

            Available Master Servicer Compensation: As to any Distribution Date, the sum of (a) the Master Servicing Fee for such Distribution Date, (b) interest earned through the business day preceding the applicable Distribution Date on any Prepayments in Full remitted to the Master Servicer and (c) the aggregate amount of Month End Interest remitted by the Servicers to the Master Servicer pursuant to the related Servicing Agreements.

            Bankruptcy Code: The Bankruptcy Code of 1978, as amended.

            Bankruptcy Loss: With respect to any Mortgage Loan, a Deficient Valuation or Debt Service Reduction; provided, however, that a Bankruptcy Loss shall not be deemed a Bankruptcy Loss hereunder so long as the applicable Servicer has notified the Master Servicer and the Trustee in writing that such Servicer is diligently pursuing any remedies that may exist in connection with the representations and warranties made regarding the related Mortgage Loan and either (A) the related Mortgage Loan is not in default with regard to payments due thereunder or (B) delinquent payments of principal and interest under the related Mortgage Loan and any premiums on any applicable primary hazard insurance policy and any related escrow payments in respect of such Mortgage Loan are being advanced on a current basis by such Servicer without giving effect to any Debt Service Reduction.

            Bankruptcy Loss Amount: As of any Distribution Date prior to the first anniversary of the Cut-Off Date, the Bankruptcy Loss Amount will equal $215,434.00 minus the aggregate amount of Bankruptcy Losses allocated solely to the Class B Certificates in accordance with Section 4.02(a) since the Cut-Off Date. As of any Distribution Date on or after the first anniversary of the Cut-Off Date, an amount equal to (1) the lesser of (a) the Bankruptcy Loss Amount calculated as of the close of business on the Business Day immediately preceding the most recent anniversary of the Cut-Off Date coinciding with or preceding such Distribution Date (the "Relevant Anniversary") and (b) such lesser amount which, as determined on the Relevant Anniversary will not cause any rated Certificates to be placed on credit review status (other than for possible upgrading) by either Rating Agency minus (2) the aggregate amount of Bankruptcy Losses allocated solely to the Class B Certificates in accordance with Section 4.02(a) since the Relevant Anniversary. On and after the Cross-Over Date the Bankruptcy Loss Amount shall be zero.

            Bank United Mortgage Loan Sale Agreement: The mortgage loan sale agreement dated as of September 17, 1998 between Bank United, as seller and Norwest Funding, Inc., as purchaser.

            Beneficial Owner: With respect to a Book-Entry Certificate, the Person who is the beneficial owner of such Book-Entry Certificate, as reflected on the books of the Clearing Agency, or on the books of a Person maintaining an account with such Clearing Agency (directly or as an indirect participant, in accordance with the rules of such Clearing Agency), as the case may be.

            Book-Entry Certificate: Any one of the Class I-A-1 Certificates, Class I-A-2 Certificates, Class I-A-3 Certificates, Class I-A-4 Certificates, Class I-A-5 Certificates, Class I-A-6 Certificates, Class I-A-7 Certificates, Class I-A-8 Certificates, Class I-A-9 Certificates, Class I-A-10 Certificates and Class II-A-1 Certificates, beneficial ownership and transfers of which shall be evidenced by, and made through, book entries by the Clearing Agency as described in Section 5.01(b).

            Business Day: Any day other than (i) a Saturday or a Sunday, or (ii) a legal holiday in the City of New York, State of Iowa, State of Maryland, State of Minnesota or State of North Carolina or (iii) a day on which banking institutions in the City of New York, or the State of Iowa, State of Maryland, State of Minnesota or State of North Carolina are authorized or obligated by law or executive order to be closed.

            Certificate: Any one of the Class A Certificates or Class B Certificates.

            Certificate Account: The trust account established and maintained by the Master Servicer in the name of the Master Servicer on behalf of the Trustee pursuant to Section 3.01. The Certificate Account shall be an Eligible Account.

            Certificate Custodian: Initially, First Union National Bank; thereafter any other Certificate Custodian acceptable to The Depository Trust Company and selected by the Trustee.

            Certificate Register and Certificate Registrar: Respectively, the register maintained pursuant to and the registrar provided for in Section 5.02. The initial Certificate Registrar is the Trustee.

            Certificateholder or Holder: The Person in whose name a Certificate is registered in the Certificate Register, except that, solely for the purposes of the taking of any action under Articles VII or VIII, any Certificate registered in the name of the Master Servicer, a Servicer or any affiliate thereof shall be deemed not to be outstanding and the Voting Interest evidenced thereby shall not be taken into account in determining whether the requisite percentage of Certificates necessary to effect any such action has been obtained.

            Class: All certificates whose form is identical except for variations in the Percentage Interest evidenced thereby.

            Class I-A-1 Certificate: Any one of the Certificates executed by the Trustee and authenticated by the Trustee or the Authenticating Agent in substantially the form set forth in Exhibit A-I-A-1 and Exhibit C hereto.

            Class I-A-1 Certificateholder: The registered holder of a Class I-A-1 Certificate.

            Class I-A-2 Certificate: Any one of the Certificates executed by the Trustee and authenticated by the Trustee or the Authenticating Agent in substantially the form set forth in Exhibit A-I-A-2 and Exhibit C hereto.

            Class I-A-2 Certificateholder: The registered holder of a Class I-A-2 Certificate.

            Class I-A-3 Certificate: Any one of the Certificates executed by the Trustee and authenticated by the Trustee or the Authenticating Agent in substantially the form set forth in Exhibit A-I-A-3 and Exhibit C hereto.

            Class I-A-3 Certificateholder: The registered holder of a Class I-A-3 Certificate.

            Class I-A-4 Certificate: Any one of the Certificates executed by the Trustee and authenticated by the Trustee or the Authenticating Agent in substantially the form set forth in Exhibit A-I-A-4 and Exhibit C hereto.

            Class I-A-4 Certificateholder: The registered holder of a Class I-A-4 Certificate.

            Class I-A-5 Certificate: Any one of the Certificates executed by the Trustee and authenticated by the Trustee or the Authenticating Agent in substantially the form set forth in Exhibit A-I-A-5 and Exhibit C hereto.

            Class I-A-5 Certificateholder: The registered holder of a Class I-A-5 Certificate.

            Class I-A-6 Certificate: Any one of the Certificates executed by the Trustee and authenticated by the Trustee or the Authenticating Agent in substantially the form set forth in Exhibit A-I-A-6 and Exhibit C hereto.

            Class I-A-6 Certificateholder: The registered holder of a Class I-A-6 Certificate.

            Class I-A-7 Certificate: Any one of the Certificates executed by the Trustee and authenticated by the Trustee or the Authenticating Agent in substantially the form set forth in Exhibit A-I-A-7 and Exhibit C hereto.

            Class I-A-7 Certificateholder: The registered holder of a Class I-A-7 Certificate.

            Class I-A-8 Certificate: Any one of the Certificates executed by the Trustee and authenticated by the Trustee or the Authenticating Agent in substantially the form set forth in Exhibit A-I-A-8 and Exhibit C hereto.

            Class I-A-8 Certificateholder: The registered holder of a Class I-A-8 Certificate.

            Class I-A-9 Certificate: Any one of the Certificates executed by the Trustee and authenticated by the Trustee or the Authenticating Agent in substantially the form set forth in Exhibit A-I-A-9 and Exhibit C hereto.

            Class I-A-9 Certificateholder: The registered holder of a Class I-A-9 Certificate.

            Class I-A-10 Certificate: Any one of the Certificates executed by the Trustee and authenticated by the Trustee or the Authenticating Agent in substantially the form set forth in Exhibit A-I-A-10 and Exhibit C hereto.

            Class I-A-10 Certificateholder: The registered holder of a Class I-A-10 Certificate.

            Class I-A-PO Certificate: Any one of the Certificates executed by the Trustee and authenticated by the Trustee or the Authenticating Agent in substantially the form set forth in Exhibit A-I-A-PO and Exhibit C hereto.

            Class I-A-PO Deferred Amount: For any Distribution Date prior to the Cross-Over Date, the difference between (A) the sum of (x) the amount by which the sum of the Class I-A-PO Optimal Principal Amounts for the Class I-A-PO Certificate for all prior Distribution Dates exceeded the amounts distributed on the Class I-A-PO Certificates on such prior Distribution Dates pursuant to Clause (i) Paragraph third Clause (A) of Section 4.01(a) and (y) the sum of the product for each Group I Discount Mortgage Loan which became a Liquidated Loan at any time on or prior to the last day of the applicable Unscheduled Principal Receipt Period for the current Distribution Date of (a) the PO Fraction for such Group I Discount Mortgage Loan and (b) an amount equal to the principal portion of Realized Losses (other than Bankruptcy Losses due to Debt Service Reductions) incurred with respect to such Mortgage Loan other than Excess Special Hazard Losses, Excess Fraud Losses and Excess Bankruptcy Losses and (B) amounts distributed on the Class I-A-PO Certificates on prior Distribution Dates pursuant to Clause (i) Paragraph fourth Clause (A) of Section 4.01(a). On and after the Cross-Over Date, the Class I-A-PO Deferred Amount will be zero. No interest will accrue on any Class I-A-PO Deferred Amount.

            Class I-A-PO Optimal Principal Amount: As to any Distribution Date, an amount equal to the sum as to each Group I Mortgage Loan that is an Outstanding Mortgage Loan, of the product of (x) the PO Fraction with respect to such Group I Mortgage Loan and (y) the sum of:

            (i) (A) the principal portion of the Monthly Payment due on the Due Date occurring in the month of such Distribution Date on such Group I Mortgage Loan, less (B) if the Bankruptcy Loss Amount has been reduced to zero, the principal portion of any Debt Service Reduction with respect to such Group I Mortgage Loan;

            (ii) all Unscheduled Principal Receipts that were received by a Servicer with respect to such Group I Mortgage Loan during the Applicable Unscheduled Principal Receipt Period relating to such Distribution Date for each applicable type of Unscheduled Principal Receipt;

            (iii) the Scheduled Principal Balance of each Group I Mortgage Loan which, during the month preceding the month of such Distribution Date, was repurchased by the Seller pursuant to Section 2.02 or 2.03; and

            (iv) the excess of the unpaid principal balance of such Group I Mortgage Loan substituted for a defective Group I Mortgage Loan during the month preceding the month in which such Distribution Date occurs over the unpaid principal balance of such defective Group I Mortgage Loan, less the amount allocable to the principal portion of any unreimbursed Periodic Advances previously made by the applicable Servicer, the Master Servicer or the Trustee in respect of such defective Group I Mortgage Loan.

            Class I-A-R Certificate: The Certificate executed by the Trustee and authenticated by the Trustee or the Authenticating Agent in substantially the form set forth in Exhibit A-I-A-R and Exhibit C hereto.

            Class I-A-R Certificateholder: The registered holder of the Class I-A-R Certificate.

            Class II-A-1 Certificate: Any one of the Certificates executed by the Trustee and authenticated by the Trustee or the Authenticating Agent in substantially the form set forth in Exhibit A-II-A-1 and Exhibit C hereto.

            Class II-A-1 Certificateholder: The registered holder of a Class II-A-1 Certificate.

            Class II-A-PO Certificate: Any one of the Certificates executed by the Trustee and authenticated by the Trustee or the Authenticating Agent in substantially the form set forth in Exhibit A-II-A-PO and Exhibit C hereto.

            Class II-A-PO Certificateholder: The registered holder of a Class II-A-PO Certificate.

            Class II-A-PO Deferred Amount: For any Distribution Date prior to the Cross-Over Date, the difference between (A) the sum of (x) the amount by which the sum of the Class II-A-PO Optimal Principal Amounts for the Class II-A-PO Certificates for all prior Distribution Dates exceeded the amounts distributed on the Class II-A-PO Certificates on such prior Distribution Dates pursuant to Clause (i) Paragraph third Clause (B) of Section 4.01(a) and (y) the sum of the product for each Group II Discount Mortgage Loan which became a Liquidated Loan at any time on or prior to the last day of the applicable Unscheduled Principal Receipt Period for the current Distribution Date of (a) the PO Fraction for such Group II Discount Mortgage Loan and (b) an amount equal to the principal portion of Realized Losses (other than Bankruptcy Losses due to Debt Service Reductions) incurred with respect to such Mortgage Loan other than Excess Special Hazard Losses, Excess Fraud Losses and Excess Bankruptcy Losses and (B) amounts distributed on the Class II-A-PO Certificates on prior Distribution Dates pursuant to Clause (i) Paragraph fourth Clause (B) of Section 4.01(a). On and after the Cross-Over Date, the Class II-A-PO Deferred Amount will be zero. No interest will accrue on any Class II-A-PO Deferred Amount.

            Class II-A-PO Optimal Principal Amount: As to any Distribution Date, an amount equal to the sum as to each Group II Mortgage Loan that is an Outstanding Mortgage Loan, of the product of (x) the PO Fraction with respect to such Group II Mortgage Loan and (y) the sum of:

            (i) (A) the principal portion of the Monthly Payment due on the Due Date occurring in the month of such Distribution Date on such Group II Mortgage Loan, less (B) if the Bankruptcy Loss Amount has been reduced to zero, the principal portion of any Debt Service Reduction with respect to such Group II Mortgage Loan;

            (ii) all Unscheduled Principal Receipts that were received by a Servicer with respect to such Group II Mortgage Loan during the Applicable Unscheduled Principal Receipt Period relating to such Distribution Date for each applicable type of Unscheduled Principal Receipt;

            (iii) the Scheduled Principal Balance of each Group II Mortgage Loan which, during the month preceding the month of such Distribution Date, was repurchased by the Seller pursuant to Section 2.02 or 2.03; and

            (iv) the excess of the unpaid principal balance of such Group II Mortgage Loan substituted for a defective Group II Mortgage Loan during the month preceding the month in which such Distribution Date occurs over the unpaid principal balance of such defective Group II Mortgage Loan, less the amount allocable to the principal portion of any unreimbursed Periodic Advances previously made by the applicable Servicer, the Master Servicer or the Trustee in respect of such defective Group II Mortgage Loan.

            Class A Certificate: Any of the Group I-A Certificates or Group II-A Certificates.

            Class A Certificateholder: The registered holder of a Class A Certificate.

            Class A Interest Accrual Amount: As to any Distribution Date, the sum of the Interest Accrual Amounts for the Classes of Class A Certificates with respect to such Distribution Date.

            Class A Interest Percentage: As to any Distribution Date and any Class of Class A Certificates (other than the Class I-A-PO and Class II-A-PO Certificates), the percentage calculated by dividing the Interest Accrual Amount of such Class (determined without regard to clause (ii) of the definition thereof) by the Class A Interest Accrual Amount (determined without regard to clause (ii) of the definition of each Interest Accrual Amount).

            Class A Pass-Through Rate: As to the Class I-A-2 and Class I-A-10 Certificates, 7.000% per annum. As to the Class I-A-1, Class I-A-4, Class I-A-R and Class II-A-1 Certificates, 7.500% per annum. As to the Class I-A-3, Class I-A-5, Class I-A-6, Class I-A-7, Class I-A-8 and Class I-A-9 Certificates, 8.000% per annum. The Class I-A-PO and Class II-A-PO Certificates are not entitled to interest and do not have Class A Pass-Through Rates.

            Class A Unpaid Interest Shortfall: As to any Distribution Date and Class of Class A Certificates, the amount, if any, by which the aggregate of the Group I-A Interest Shortfall Amounts or Group II-A Interest Shortfall Amounts for such Class for prior Distribution Dates is in excess of the amounts distributed in respect of such Class (or in the case of the Accrual Certificates prior to the Accretion Termination Date, the amount included in the Accrual Distribution Amount pursuant to clause (ii) of the definition thereof) on prior Distribution Dates pursuant to Clause (i) Paragraph second of Section 4.01(a).

            Class B Certificate: Any one of the Class B-1 Certificates, Class B-2 Certificates, Class B-3 Certificates, Class B-4 Certificates, Class B-5 Certificates or Class B-6 Certificates.

            Class B Certificateholder: The registered holder of a Class B Certificate.

            Class B Distribution Amount: Any of the Class B-1, Class B-2, Class B-3, Class B-4, Class B-5 or Class B-6 Distribution Amounts.

            Class B Interest Accrual Amount: As to any Distribution Date, the sum of the Interest Accrual Amounts for the Classes of Class B Certificates with respect to such Distribution Date.

            Class B Interest Percentage: As to any Distribution Date and any Class of Class B Certificates, the percentage calculated by dividing the Interest Accrual Amount of such Class (determined without regard to clause (ii) of the definition thereof) by the Class B Interest Accrual Amount (determined without regard to clause (ii) of the definition of each Interest Accrual Amount).

            Class B Interest Shortfall Amount: Any of the Class B-1 Interest Shortfall Amount, Class B-2 Interest Shortfall Amount, Class B-3 Interest Shortfall Amount, Class B-4 Interest Shortfall Amount, Class B-5 Interest Shortfall Amount or Class B-6 Interest Shortfall Amount.

            Class B Loan Group I Optimal Principal Amount: Any of the Class B-1, Class B-2, Class B-3, Class B-4, Class B-5 or Class B-6 Loan Group I Optimal Principal Amounts.

            Class B Loan Group II Optimal Principal Amount: Any of the Class B-1, Class B-2, Class B-3, Class B-4, Class B-5 or Class B-6 Loan Group II Optimal Principal Amounts.

            Class B Loss Percentage: As to any Determination Date and any Class of Class B Certificates then outstanding, the percentage calculated by dividing the Principal Balance of such Class B by the Class B Principal Balance (determined without regard to any Principal Balance of any Class of Class B Certificates not then outstanding), in each case determined as of the preceding Determination Date.

            Class B Optimal Principal Amount: Any of the Class B-1, Class B-2, Class B-3, Class B-4, Class B-5 or Class B-6 Optimal Principal Amounts.

            Class B Pass-Through Rate: As to any Distribution Date, 7.500% per annum.

            Class B Principal Balance: As of any date, an amount equal to the sum of the Class B-1 Principal Balance, Class B-2 Principal Balance, Class B-3 Principal Balance, Class B-4 Principal Balance, Class B-5 Principal Balance and Class B-6 Principal Balance.

            Class B Principal Distribution Amount: Any of the Class B-1, Class B-2, Class B-3, Class B-4, Class B-5 or Class B-6 Principal Distribution Amounts.

            Class B Unpaid Interest Shortfall: Any of the Class B-1 Unpaid Interest Shortfall, Class B-2 Unpaid Interest Shortfall, Class B-3 Unpaid Interest Shortfall, Class B-4 Unpaid Interest Shortfall, Class B-5 Unpaid Interest Shortfall or Class B-6 Unpaid Interest Shortfall.

            Class B-1 Certificate: Any one of the Certificates executed by the Trustee and authenticated by the Trustee or the Authenticating Agent in substantially the form set forth in Exhibit B-1 and Exhibit C hereto.

            Class B-1 Certificateholder: The registered holder of a Class B-1 Certificate.

            Class B-1 Distribution Amount: As to any Distribution Date, any amount distributable to the Holders of the Class B-1 Certificates pursuant to Clause (ii) Paragraphs first, second and third of Section 4.01(a).

            Class B-1 Interest Shortfall Amount: As to any Distribution Date, any amount by which the Interest Accrual Amount of the Class B-1 Certificates with respect to such Distribution Date exceeds the amount distributed in respect of the Class B-1 Certificates on such Distribution Date pursuant to Clause (ii) Paragraph first of Section 4.01(a).

            Class B-1 Loan Group I Optimal Principal Amount: As to any Distribution Date, an amount equal to the sum, as to each Outstanding Mortgage Loan in Loan Group I, of the product of (x) the Non-PO Fraction with respect to such Mortgage Loan and (y) the sum of:

            (i) the Group I Class B-1 Percentage of (A) the principal portion of the Monthly Payment due on the Due Date occurring in the month of such Distribution Date on such Mortgage Loan, less (B) if the Bankruptcy Loss Amount has been reduced to zero, the principal portion of any Debt Service Reduction with respect to such Mortgage Loan;

            (ii) the Group I Class B-1 Prepayment Percentage of all Unscheduled Principal Receipts that were received by a Servicer with respect to such Mortgage Loan during the Applicable Unscheduled Principal Receipt Period relating to such Distribution Date for each applicable type of Unscheduled Principal Receipt;

            (iii) the Group I Class B-1 Prepayment Percentage of the Scheduled Principal Balance of such Mortgage Loan which, during the month preceding the month of such Distribution Date, was repurchased by the Seller pursuant to Section 2.02 or 2.03; and

            (iv) the Group I Class B-1 Percentage of the excess of the unpaid principal balance of such Mortgage Loan substituted for a defective Mortgage Loan during the month preceding the month in which such Distribution Date occurs over the unpaid principal balance of such defective Mortgage Loan, less the amount allocable to the principal portion of any unreimbursed Periodic Advances previously made by the applicable Servicer, the Master Servicer or the Trustee in respect of such defective Mortgage Loan.

            Class B-1 Loan Group II Optimal Principal Amount: As to any Distribution Date, an amount equal to the sum, as to each Outstanding Mortgage Loan in Loan Group II, of the product of (x) the Non-PO Fraction with respect to such Mortgage Loan and (y) the sum of:

            (i) the Group II Class B-1 Percentage of (A) the principal portion of the Monthly Payment due on the Due Date occurring in the month of such Distribution Date on such Mortgage Loan, less (B) if the Bankruptcy Loss Amount has been reduced to zero, the principal portion of any Debt Service Reduction with respect to such Mortgage Loan;

            (ii) the Group II Class B-1 Prepayment Percentage of all Unscheduled Principal Receipts that were received by a Servicer with respect to such Mortgage Loan during the Applicable Unscheduled Principal Receipt Period relating to such Distribution Date for each applicable type of Unscheduled Principal Receipt;

            (iii) the Group II Class B-1 Prepayment Percentage of the Scheduled Principal Balance of such Mortgage Loan which, during the month preceding the month of such Distribution Date, was repurchased by the Seller pursuant to Section 2.02 or 2.03; and

            (iv) the Group II Class B-1 Percentage of the excess of the unpaid principal balance of such Mortgage Loan substituted for a defective Mortgage Loan during the month preceding the month in which such Distribution Date occurs over the unpaid principal balance of such defective Mortgage Loan, less the amount allocable to the principal portion of any unreimbursed Periodic Advances previously made by the applicable Servicer, the Master Servicer or the Trustee in respect of such defective Mortgage Loan.

            Class B-1 Optimal Principal Amount: As to any Distribution Date, an amount equal to the sum, as to each Outstanding Mortgage Loan, of the product of
(x) the Non-PO Fraction with respect to such Mortgage Loan and (y) the sum of:

            (i) the Group I Class B-1 Percentage (with respect to each such Group I Mortgage Loan) or Group II Class B-1 Percentage (with respect to each such Group II Mortgage Loan) of (A) the principal portion of the Monthly Payment due on the Due Date occurring in the month of such Distribution Date on such Mortgage Loan, less (B) if the Bankruptcy Loss Amount has been reduced to zero, the principal portion of any Debt Service Reduction with respect to such Mortgage Loan;

            (ii) the Group I Class B-1 Prepayment Percentage (with respect to each such Group I Mortgage Loan) or Group II Class B-1 Prepayment Percentage (with respect to each such Group II Mortgage Loan) of all Unscheduled Principal Receipts that were received by a Servicer with respect to such Mortgage Loan during the Applicable Unscheduled Principal Receipt Period relating to such Distribution Date for each applicable type of Unscheduled Principal Receipt;

            (iii) the Group I Class B-1 Prepayment Percentage (with respect to each such Group I Mortgage Loan) or Group II Class B-1 Prepayment Percentage (with respect to each such Group II Mortgage Loan) of the Scheduled Principal Balance of such Mortgage Loan which, during the month preceding the month of such Distribution Date, was repurchased by the Seller pursuant to Section 2.02 or 2.03; and

            (iv) the Group I Class B-1 Percentage (with respect to each such Group I Mortgage Loan) or Group II Class B-1 Percentage (with respect to each such Group II Mortgage Loan) of the excess of the unpaid principal balance of such Mortgage Loan substituted for a defective Mortgage Loan during the month preceding the month in which such Distribution Date occurs over the unpaid principal balance of such defective Mortgage Loan, less the amount allocable to the principal portion of any unreimbursed Periodic Advances previously made by the applicable Servicer, the Master Servicer or the Trustee in respect of such defective Mortgage Loan;

provided, however, that if an Optimal Adjustment Event occurs with respect to such Class and such Distribution Date, the Class B-1 Optimal Principal Amount will equal the lesser of (A) the Class B-1 Optimal Principal Amount calculated as described in the preceding provisions and (B) the Adjusted Principal Balance for the Class B-1 Certificates.

            Class B-1 Principal Balance: As to the first Determination Date, the Original Class B-1 Principal Balance. As of any subsequent Determination Date, the lesser of (i) the Original Class B-1 Principal Balance less the sum of (a) all amounts previously distributed in respect of the Class B-1 Certificates on prior Distribution Dates (A) pursuant to Clause (ii) Paragraph third of Section 4.01(a) and (B) as a result of a Principal Adjustment and (b) the Realized Losses allocated through such Determination Date to the Class B-1 Certificates pursuant to Section 4.02(b) and (ii) the Aggregate Adjusted Pool Amount as of the preceding Distribution Date less the Aggregate Class A Principal Balance as of such Determination Date.

            Class B-1 Principal Distribution Amount: As to any Distribution Date, any amount distributable to the Holders of the Class B-1 Certificates pursuant to Clause (ii) Paragraph third of Section 4.01(a).

            Class B-1 Unpaid Interest Shortfall: As to any Distribution Date, the amount, if any, by which the aggregate of the Class B-1 Interest Shortfall Amounts for prior Distribution Dates is in excess of the amounts distributed in respect of the Class B-1 Certificates on prior Distribution Dates pursuant to Clause (ii) Paragraph second of Section 4.01(a).

            Class B-2 Certificate: Any one of the Certificates executed by the Trustee and authenticated by the Trustee or the Authenticating Agent in substantially the form set forth in Exhibit B-2 and Exhibit C hereto.

            Class B-2 Certificateholder: The registered holder of a Class B-2 Certificate.

            Class B-2 Distribution Amount: As to any Distribution Date, any amount distributable to the Holders of the Class B-2 Certificates pursuant to Clause (ii) Paragraphs fourth, fifth and sixth of Section 4.01(a).

            Class B-2 Interest Shortfall Amount: As to any Distribution Date, any amount by which the Interest Accrual Amount of the Class B-2 Certificates with respect to such Distribution Date exceeds the amount distributed in respect of the Class B-2 Certificates on such Distribution Date pursuant to Clause (ii) Paragraph fourth of Section 4.01(a).

            Class B-2 Loan Group I Optimal Principal Amount: As to any Distribution Date, an amount equal to the sum, as to each Outstanding Mortgage Loan in Loan Group I, of the product of (x) the Non-PO Fraction with respect to such Mortgage Loan and (y) the sum of:

            (i) the Group I Class B-2 Percentage of (A) the principal portion of the Monthly Payment due on the Due Date occurring in the month of such Distribution Date on such Mortgage Loan, less (B) if the Bankruptcy Loss Amount has been reduced to zero, the principal portion of any Debt Service Reduction with respect to such Mortgage Loan;

            (ii) the Group I Class B-2 Prepayment Percentage of all Unscheduled Principal Receipts that were received by a Servicer with respect to such Mortgage Loan during the Applicable Unscheduled Principal Receipt Period relating to such Distribution Date for each applicable type of Unscheduled Principal Receipt;

            (iii) the Group I Class B-2 Prepayment Percentage of the Scheduled Principal Balance of such Mortgage Loan which, during the month preceding the month of such Distribution Date, was repurchased by the Seller pursuant to Section 2.02 or 2.03; and

            (iv) the Group I Class B-2 Percentage of the excess of the unpaid principal balance of such Mortgage Loan substituted for a defective Mortgage Loan during the month preceding the month in which such Distribution Date occurs over the unpaid principal balance of such defective Mortgage Loan, less the amount allocable to the principal portion of any unreimbursed Periodic Advances previously made by the applicable Servicer, the Master Servicer or the Trustee in respect of such defective Mortgage Loan.

            Class B-2 Loan Group II Optimal Principal Amount: As to any Distribution Date, an amount equal to the sum, as to each Outstanding Mortgage Loan in Loan Group II, of the product of (x) the Non-PO Fraction with respect to such Mortgage Loan and (y) the sum of:

            (i) the Group II Class B-2 Percentage of (A) the principal portion of the Monthly Payment due on the Due Date occurring in the month of such Distribution Date on such Mortgage Loan, less (B) if the Bankruptcy Loss Amount has been reduced to zero, the principal portion of any Debt Service Reduction with respect to such Mortgage Loan;

            (ii) the Group II Class B-2 Prepayment Percentage of all Unscheduled Principal Receipts that were received by a Servicer with respect to such Mortgage Loan during the Applicable Unscheduled Principal Receipt Period relating to such Distribution Date for each applicable type of Unscheduled Principal Receipt;

            (iii) the Group II Class B-2 Prepayment Percentage of the Scheduled Principal Balance of such Mortgage Loan which, during the month preceding the month of such Distribution Date, was repurchased by the Seller pursuant to Section 2.02 or 2.03; and

            (iv) the Group II Class B-2 Percentage of the excess of the unpaid principal balance of such Mortgage Loan substituted for a defective Mortgage Loan during the month preceding the month in which such Distribution Date occurs over the unpaid principal balance of such defective Mortgage Loan, less the amount allocable to the principal portion of any unreimbursed Periodic Advances previously made by the applicable Servicer, the Master Servicer or the Trustee in respect of such defective Mortgage Loan.

            Class B-2 Optimal Principal Amount: As to any Distribution Date, an amount equal to the sum, as to each Outstanding Mortgage Loan, of the product of
(x) the Non-PO Fraction with respect to such Mortgage Loan and (y) the sum of:

            (i) the Group I Class B-2 Percentage (with respect to each such Group I Mortgage Loan) or Group II Class B-2 Percentage (with respect to each such Group II Mortgage Loan) of (A) the principal portion of the Monthly Payment due on the Due Date occurring in the month of such Distribution Date on such Mortgage Loan, less (B) if the Bankruptcy Loss Amount has been reduced to zero, the principal portion of any Debt Service Reduction with respect to such Mortgage Loan;

            (ii) the Group I Class B-2 Prepayment Percentage (with respect to each such Group I Mortgage Loan) or Group II Class B-2 Prepayment Percentage (with respect to each such Group II Mortgage Loan) of all Unscheduled Principal Receipts that were received by a Servicer with respect to such Mortgage Loan during the Applicable Unscheduled Principal Receipt Period relating to such Distribution Date for each applicable type of Unscheduled Principal Receipt;

            (iii) the Group I Class B-2 Prepayment Percentage (with respect to each such Group I Mortgage Loan) or Group II Class B-2 Prepayment Percentage (with respect to each such Group II Mortgage Loan) of the Scheduled Principal Balance of such Mortgage Loan which, during the month preceding the month of such Distribution Date, was repurchased by the Seller pursuant to Section 2.02 or 2.03; and

            (iv) the Group I Class B-2 Percentage (with respect to each such Group I Mortgage Loan) or Group II Class B-2 Percentage (with respect to each such Group II Mortgage Loan) of the excess of the unpaid principal balance of such Mortgage Loan substituted for a defective Mortgage Loan during the month preceding the month in which such Distribution Date occurs over the unpaid principal balance of such defective Mortgage Loan, less the amount allocable to the principal portion of any unreimbursed Periodic Advances previously made by the applicable Servicer, the Master Servicer or the Trustee in respect of such defective Mortgage Loan;

provided, however, that if an Optimal Adjustment Event occurs with respect to such Class and such Distribution Date, the Class B-2 Optimal Principal Amount will equal the lesser of (A) the Class B-2 Optimal Principal Amount calculated as described in the preceding provisions and (B) the Adjusted Principal Balance for the Class B-2 Certificates.

            Class B-2 Principal Balance: As to the first Determination Date, the Original Class B-2 Principal Balance. As of any subsequent Determination Date, the lesser of (i) the Original Class B-2 Principal Balance less the sum of (a) all amounts previously distributed in respect of the Class B-2 Certificates on prior Distribution Dates (A) pursuant to Clause (ii) Paragraph sixth of Section 4.01(a) and (B) as a result of a Principal Adjustment and (b) the Realized Losses allocated through such Determination Date to the Class B-2 Certificates pursuant to Section 4.02(b) and (ii) the Aggregate Adjusted Pool Amount as of the preceding Distribution Date less the sum of the Aggregate Class A Principal Balance and the Class B-1 Principal Balance as of such Determination Date.

            Class B-2 Principal Distribution Amount: As to any Distribution Date, any amount distributable to the Holders of the Class B-2 Certificates pursuant to Clause (ii) Paragraph sixth of Section 4.01(a).

            Class B-2 Unpaid Interest Shortfall: As to any Distribution Date, the amount, if any, by which the aggregate of the Class B-2 Interest Shortfall Amounts for prior Distribution Dates is in excess of the amounts distributed in respect of the Class B-2 Certificates on prior Distribution Dates pursuant to Clause (ii) Paragraph fifth of Section 4.01(a).

            Class B-3 Certificate: Any one of the Certificates executed by the Trustee and authenticated by the Trustee or the Authenticating Agent in substantially the form set forth in Exhibit B-3 and Exhibit C hereto.

            Class B-3 Certificateholder: The registered holder of a Class B-3 Certificate.

            Class B-3 Distribution Amount: As to any Distribution Date, any amount distributable to the Holders of the Class B-3 Certificates pursuant to Clause (ii) Paragraphs seventh, eighth and ninth of Section 4.01(a).

            Class B-3 Interest Shortfall Amount: As to any Distribution Date, any amount by which the Interest Accrual Amount of the Class B-3 Certificates with respect to such Distribution Date exceeds the amount distributed in respect of the Class B-3 Certificates on such Distribution Date pursuant to Clause (ii) Paragraph seventh of Section 4.01(a).

            Class B-3 Loan Group I Optimal Principal Amount: As to any Distribution Date, an amount equal to the sum, as to each Outstanding Mortgage Loan in Loan Group I, of the product of (x) the Non-PO Fraction with respect to such Mortgage Loan and (y) the sum of:

            (i) the Group I Class B-3 Percentage of (A) the principal portion of the Monthly Payment due on the Due Date occurring in the month of such Distribution Date on such Mortgage Loan, less (B) if the Bankruptcy Loss Amount has been reduced to zero, the principal portion of any Debt Service Reduction with respect to such Mortgage Loan;

            (ii) the Group I Class B-3 Prepayment Percentage of all Unscheduled Principal Receipts that were received by a Servicer with respect to such Mortgage Loan during the Applicable Unscheduled Principal Receipt Period relating to such Distribution Date for each applicable type of Unscheduled Principal Receipt;

            (iii) the Group I Class B-3 Prepayment Percentage of the Scheduled Principal Balance of such Mortgage Loan which, during the month preceding the month of such Distribution Date, was repurchased by the Seller pursuant to Section 2.02 or 2.03; and

            (iv) the Group I Class B-3 Percentage of the excess of the unpaid principal balance of such Mortgage Loan substituted for a defective Mortgage Loan during the month preceding the month in which such Distribution Date occurs over the unpaid principal balance of such defective Mortgage Loan, less the amount allocable to the principal portion of any unreimbursed Periodic Advances previously made by the applicable Servicer, the Master Servicer or the Trustee in respect of such defective Mortgage Loan.

            Class B-3 Loan Group II Optimal Principal Amount: As to any Distribution Date, an amount equal to the sum, as to each Outstanding Mortgage Loan in Loan Group II, of the product of (x) the Non-PO Fraction with respect to such Mortgage Loan and (y) the sum of:

            (i) the Group II Class B-3 Percentage of (A) the principal portion of the Monthly Payment due on the Due Date occurring in the month of such Distribution Date on such Mortgage Loan, less (B) if the Bankruptcy Loss Amount has been reduced to zero, the principal portion of any Debt Service Reduction with respect to such Mortgage Loan;

            (ii) the Group II Class B-3 Prepayment Percentage of all Unscheduled Principal Receipts that were received by a Servicer with respect to such Mortgage Loan during the Applicable Unscheduled Principal Receipt Period relating to such Distribution Date for each applicable type of Unscheduled Principal Receipt;

            (iii) the Group II Class B-3 Prepayment Percentage of the Scheduled Principal Balance of such Mortgage Loan which, during the month preceding the month of such Distribution Date, was repurchased by the Seller pursuant to Section 2.02 or 2.03; and

            (iv) the Group II Class B-3 Percentage of the excess of the unpaid principal balance of such Mortgage Loan substituted for a defective Mortgage Loan during the month preceding the month in which such Distribution Date occurs over the unpaid principal balance of such defective Mortgage Loan, less the amount allocable to the principal portion of any unreimbursed Periodic Advances previously made by the applicable Servicer, the Master Servicer or the Trustee in respect of such defective Mortgage Loan.

            Class B-3 Optimal Principal Amount: As to any Distribution Date, an amount equal to the sum, as to each Outstanding Mortgage Loan, of the product of
(x) the Non-PO Fraction with respect to such Mortgage Loan and (y) the sum of:

            (i) the Group I Class B-3 Percentage (with respect to each such Group I Mortgage Loan) or Group II Class B-3 Percentage (with respect to each such Group II Mortgage Loan) of (A) the principal portion of the Monthly Payment due on the Due Date occurring in the month of such Distribution Date on such Mortgage Loan, less (B) if the Bankruptcy Loss Amount has been reduced to zero, the principal portion of any Debt Service Reduction with respect to such Mortgage Loan;

            (ii) the Group I Class B-3 Prepayment Percentage (with respect to each such Group I Mortgage Loan) or Group II Class B-3 Prepayment Percentage (with respect to each such Group II Mortgage Loan) of all Unscheduled Principal Receipts that were received by a Servicer with respect to such Mortgage Loan during the Applicable Unscheduled Principal Receipt Period relating to such Distribution Date for each applicable type of Unscheduled Principal Receipt;

            (iii) the Group I Class B-3 Prepayment Percentage (with respect to each such Group I Mortgage Loan) or Group II Class B-3 Prepayment Percentage (with respect to each such Group II Mortgage Loan) of the Scheduled Principal Balance of such Mortgage Loan which, during the month preceding the month of such Distribution Date, was repurchased by the Seller pursuant to Section 2.02 or 2.03; and

            (iv) the Group I Class B-3 Percentage (with respect to each such Group I Mortgage Loan) or Group II Class B-3 Percentage (with respect to each such Group II Mortgage Loan) of the excess of the unpaid principal balance of such Mortgage Loan substituted for a defective Mortgage Loan during the month preceding the month in which such Distribution Date occurs over the unpaid principal balance of such defective Mortgage Loan, less the amount allocable to the principal portion of any unreimbursed Periodic Advances previously made by the applicable Servicer, the Master Servicer or the Trustee in respect of such defective Mortgage Loan;

provided, however, that if an Optimal Adjustment Event occurs with respect to such Class and such Distribution Date, the Class B-3 Optimal Principal Amount will equal the lesser of (A) the Class B-3 Optimal Principal Amount calculated as described in the preceding provisions and (B) the Adjusted Principal Balance for the Class B-3 Certificates.

            Class B-3 Principal Balance: As to the first Determination Date, the Original Class B-3 Principal Balance. As of any subsequent Determination Date, the lesser of (i) the Original Class B-3 Principal Balance less the sum of (a) all amounts previously distributed in respect of the Class B-3 Certificates on prior Distribution Dates (A) pursuant to Clause (ii) Paragraph ninth of Section 4.01(a) and (B) as a result of a Principal Adjustment and (b) the Realized Losses allocated through such Determination Date to the Class B-3 Certificates pursuant to Section 4.02(b) and (ii) the Aggregate Adjusted Pool Amount as of the preceding Distribution Date less the sum of the Aggregate Class A Principal Balance, the Class B-1 Principal Balance and the Class B-2 Principal Balance as of such Determination Date.

            Class B-3 Principal Distribution Amount: As to any Distribution Date, any amount distributable to the Holders of the Class B-3 Certificates pursuant to Clause (ii) Paragraph ninth of Section 4.01(a).

            Class B-3 Unpaid Interest Shortfall: As to any Distribution Date, the amount, if any, by which the aggregate of the Class B-3 Interest Shortfall Amounts for prior Distribution Dates is in excess of the amounts distributed in respect of the Class B-3 Certificates on prior Distribution Dates pursuant to Clause (ii) Paragraph eighth of Section 4.01(a).

            Class B-4 Certificate: Any one of the Certificates executed by the Trustee and authenticated by the Trustee or the Authenticating Agent in substantially the form set forth in Exhibit B-4 and Exhibit C hereto.

            Class B-4 Certificateholder: The registered holder of a Class B-4 Certificate.

            Class B-4 Distribution Amount: As to any Distribution Date, any amount distributable to the Holders of the Class B-4 Certificates pursuant to Clause (ii) Paragraphs tenth, eleventh, and twelfth of Section 4.01(a).

            Class B-4 Interest Shortfall Amount: As to any Distribution Date, any amount by which the Interest Accrual Amount of the Class B-4 Certificates with respect to such Distribution Date exceeds the amount distributed in respect of the Class B-4 Certificates on such Distribution Date pursuant to Clause (ii) Paragraph tenth of Section 4.01(a).

            Class B-4 Loan Group I Optimal Principal Amount: As to any Distribution Date, an amount equal to the sum, as to each Outstanding Mortgage Loan in Loan Group I, of the product of (x) the Non-PO Fraction with respect to such Mortgage Loan and (y) the sum of:

            (i) the Group I Class B-4 Percentage of (A) the principal portion of the Monthly Payment due on the Due Date occurring in the month of such Distribution Date on such Mortgage Loan, less (B) if the Bankruptcy Loss Amount has been reduced to zero, the principal portion of any Debt Service Reduction with respect to such Mortgage Loan;

            (ii) the Group I Class B-4 Prepayment Percentage of all Unscheduled Principal Receipts that were received by a Servicer with respect to such Mortgage Loan during the Applicable Unscheduled Principal Receipt Period relating to such Distribution Date for each applicable type of Unscheduled Principal Receipt;

            (iii) the Group I Class B-4 Prepayment Percentage of the Scheduled Principal Balance of such Mortgage Loan which, during the month preceding the month of such Distribution Date, was repurchased by the Seller pursuant to Section 2.02 or 2.03; and

            (iv) the Group I Class B-4 Percentage of the excess of the unpaid principal balance of such Mortgage Loan substituted for a defective Mortgage Loan during the month preceding the month in which such Distribution Date occurs over the unpaid principal balance of such defective Mortgage Loan, less the amount allocable to the principal portion of any unreimbursed Periodic Advances previously made by the applicable Servicer, the Master Servicer or the Trustee in respect of such defective Mortgage Loan.

            Class B-4 Loan Group II Optimal Principal Amount: As to any Distribution Date, an amount equal to the sum, as to each Outstanding Mortgage Loan in Loan Group II, of the product of (x) the Non-PO Fraction with respect to such Mortgage Loan and (y) the sum of:

            (i) the Group II Class B-4 Percentage of (A) the principal portion of the Monthly Payment due on the Due Date occurring in the month of such Distribution Date on such Mortgage Loan, less (B) if the Bankruptcy Loss Amount has been reduced to zero, the principal portion of any Debt Service Reduction with respect to such Mortgage Loan;

            (ii) the Group II Class B-4 Prepayment Percentage of all Unscheduled Principal Receipts that were received by a Servicer with respect to such Mortgage Loan during the Applicable Unscheduled Principal Receipt Period relating to such Distribution Date for each applicable type of Unscheduled Principal Receipt;

            (iii) the Group II Class B-4 Prepayment Percentage of the Scheduled Principal Balance of such Mortgage Loan which, during the month preceding the month of such Distribution Date, was repurchased by the Seller pursuant to Section 2.02 or 2.03; and

            (iv) the Group II Class B-4 Percentage of the excess of the unpaid principal balance of such Mortgage Loan substituted for a defective Mortgage Loan during the month preceding the month in which such Distribution Date occurs over the unpaid principal balance of such defective Mortgage Loan, less the amount allocable to the principal portion of any unreimbursed Periodic Advances previously made by the applicable Servicer, the Master Servicer or the Trustee in respect of such defective Mortgage Loan.

            Class B-4 Optimal Principal Amount: As to any Distribution Date, an amount equal to the sum, as to each Outstanding Mortgage Loan, of the product of
(x) the Non-PO Fraction with respect to such Mortgage Loan and (y) the sum of:

            (i) the Group I Class B-4 Percentage (with respect to each such Group I Mortgage Loan) or Group II Class B-4 Percentage (with respect to each such Group II Mortgage Loan) of (A) the principal portion of the Monthly Payment due on the Due Date occurring in the month of such Distribution Date on such Mortgage Loan, less (B) if the Bankruptcy Loss Amount has been reduced to zero, the principal portion of any Debt Service Reduction with respect to such Mortgage Loan;

            (ii) the Group I Class B-4 Prepayment Percentage (with respect to each such Group I Mortgage Loan) or Group II Class B-4 Prepayment Percentage (with respect to each such Group II Mortgage Loan) of all Unscheduled Principal Receipts that were received by a Servicer with respect to such Mortgage Loan during the Applicable Unscheduled Principal Receipt Period relating to such Distribution Date for each applicable type of Unscheduled Principal Receipt;

            (iii) the Group I Class B-4 Prepayment Percentage (with respect to each such Group I Mortgage Loan) or Group II Class B-4 Prepayment Percentage (with respect to each such Group II Mortgage Loan) of the Scheduled Principal Balance of such Mortgage Loan which, during the month preceding the month of such Distribution Date, was repurchased by the Seller pursuant to Section 2.02 or 2.03; and

            (iv) the Group I Class B-4 Percentage (with respect to each such Group I Mortgage Loan) or Group II Class B-4 Percentage (with respect to each such Group II Mortgage Loan) of the excess of the unpaid principal balance of such Mortgage Loan substituted for a defective Mortgage Loan during the month preceding the month in which such Distribution Date occurs over the unpaid principal balance of such defective Mortgage Loan, less the amount allocable to the principal portion of any unreimbursed Periodic Advances previously made by the applicable Servicer, the Master Servicer or the Trustee in respect of such defective Mortgage Loan;

provided, however, that if an Optimal Adjustment Event occurs with respect to such Class and such Distribution Date, the Class B-4 Optimal Principal Amount will equal the lesser of (A) the Class B-4 Optimal Principal Amount calculated as described in the preceding provisions and (B) the Adjusted Principal Balance for the Class B-4 Certificates.

            Class B-4 Principal Balance: As to the first Determination Date, the Original Class B-4 Principal Balance. As of any subsequent Determination Date, the lesser of (i) the Original Class B-4 Principal Balance less the sum of (a) all amounts previously distributed in respect of the Class B-4 Certificates on prior Distribution Dates (A) pursuant to Clause (ii) Paragraph twelfth of
Section 4.01(a) and (B) as a result of a Principal Adjustment and (b) the Realized Losses allocated through such Determination Date to the Class B-4 Certificates pursuant to Section 4.02(b) and (ii) the Aggregate Adjusted Pool Amount as of the preceding Distribution Date less the sum of the Aggregate Class A Principal Balance, the Class B-1 Principal Balance, the Class B-2 Principal Balance and the Class B-3 Principal Balance as of such Determination Date.

            Class B-4 Principal Distribution Amount: As to any Distribution Date, any amount distributable to the Holders of the Class B-4 Certificates pursuant to Clause (ii) Paragraph twelfth of Section 4.01(a).

            Class B-4 Unpaid Interest Shortfall: As to any Distribution Date, the amount, if any, by which the aggregate of the Class B-4 Interest Shortfall Amounts for prior Distribution Dates is in excess of the amounts distributed in respect of the Class B-4 Certificates on prior Distribution Dates pursuant to Clause (ii) Paragraph eleventh of Section 4.01(a).

            Class B-5 Certificate: Any one of the Certificates executed by the Trustee and authenticated by the Trustee or the Authenticating Agent in substantially the form set forth in Exhibit B-5 and Exhibit C hereto.

            Class B-5 Certificateholder: The registered holder of a Class B-5 Certificate.

            Class B-5 Distribution Amount: As to any Distribution Date, any amount distributable to the Holders of the Class B-5 Certificates pursuant to Clause (ii) Paragraphs thirteenth, fourteenth, and fifteenth of Section 4.01(a).

            Class B-5 Interest Shortfall Amount: As to any Distribution Date, any amount by which the Interest Accrual Amount of the Class B-5 Certificates with respect to such Distribution Date exceeds the amount distributed in respect of the Class B-5 Certificates on such Distribution Date pursuant to Clause (ii) Paragraph thirteenth of Section 4.01(a).

            Class B-5 Loan Group I Optimal Principal Amount: As to any Distribution Date, an amount equal to the sum, as to each Outstanding Mortgage Loan in Loan Group I, of the product of (x) the Non-PO Fraction with respect to such Mortgage Loan and (y) the sum of:

            (i) the Group I Class B-5 Percentage of (A) the principal portion of the Monthly Payment due on the Due Date occurring in the month of such Distribution Date on such Mortgage Loan, less (B) if the Bankruptcy Loss Amount has been reduced to zero, the principal portion of any Debt Service Reduction with respect to such Mortgage Loan;

            (ii) the Group I Class B-5 Prepayment Percentage of all Unscheduled Principal Receipts that were received by a Servicer with respect to such Mortgage Loan during the Applicable Unscheduled Principal Receipt Period relating to such Distribution Date for each applicable type of Unscheduled Principal Receipt;

            (iii) the Group I Class B-5 Prepayment Percentage of the Scheduled Principal Balance of such Mortgage Loan which, during the month preceding the month of such Distribution Date, was repurchased by the Seller pursuant to Section 2.02 or 2.03; and

            (iv) the Group I Class B-5 Percentage of the excess of the unpaid principal balance of such Mortgage Loan substituted for a defective Mortgage Loan during the month preceding the month in which such Distribution Date occurs over the unpaid principal balance of such defective Mortgage Loan, less the amount allocable to the principal portion of any unreimbursed Periodic Advances previously made by the applicable Servicer, the Master Servicer or the Trustee in respect of such defective Mortgage Loan.

            Class B-5 Loan Group II Optimal Principal Amount: As to any Distribution Date, an amount equal to the sum, as to each Outstanding Mortgage Loan in Loan Group II, of the product of (x) the Non-PO Fraction with respect to such Mortgage Loan and (y) the sum of:

            (i) the Group II Class B-5 Percentage of (A) the principal portion of the Monthly Payment due on the Due Date occurring in the month of such Distribution Date on such Mortgage Loan, less (B) if the Bankruptcy Loss Amount has been reduced to zero, the principal portion of any Debt Service Reduction with respect to such Mortgage Loan;

            (ii) the Group II Class B-5 Prepayment Percentage of all Unscheduled Principal Receipts that were received by a Servicer with respect to such Mortgage Loan during the Applicable Unscheduled Principal Receipt Period relating to such Distribution Date for each applicable type of Unscheduled Principal Receipt;

            (iii) the Group II Class B-5 Prepayment Percentage of the Scheduled Principal Balance of such Mortgage Loan which, during the month preceding the month of such Distribution Date, was repurchased by the Seller pursuant to Section 2.02 or 2.03; and

            (iv) the Group II Class B-5 Percentage of the excess of the unpaid principal balance of such Mortgage Loan substituted for a defective Mortgage Loan during the month preceding the month in which such Distribution Date occurs over the unpaid principal balance of such defective Mortgage Loan, less the amount allocable to the principal portion of any unreimbursed Periodic Advances previously made by the applicable Servicer, the Master Servicer or the Trustee in respect of such defective Mortgage Loan.

            Class B-5 Optimal Principal Amount: As to any Distribution Date, an amount equal to the sum, as to each Outstanding Mortgage Loan, of the product of
(x) the Non-PO Fraction with respect to such Mortgage Loan and (y) the sum of:

            (i) the Group I Class B-5 Percentage (with respect to each such Group I Mortgage Loan) or Group II Class B-5 Percentage (with respect to each such Group II Mortgage Loan) of (A) the principal portion of the Monthly Payment due on the Due Date occurring in the month of such Distribution Date on such Mortgage Loan, less (B) if the Bankruptcy Loss Amount has been reduced to zero, the principal portion of any Debt Service Reduction with respect to such Mortgage Loan;

            (ii) the Group I Class B-5 Prepayment Percentage (with respect to each such Group I Mortgage Loan) or Group II Class B-5 Prepayment Percentage (with respect to each such Group II Mortgage Loan) of all Unscheduled Principal Receipts that were received by a Servicer with respect to such Mortgage Loan during the Applicable Unscheduled Principal Receipt Period relating to such Distribution Date for each applicable type of Unscheduled Principal Receipt;

            (iii) the Group I Class B-5 Prepayment Percentage (with respect to each such Group I Mortgage Loan) or Group II Class B-5 Prepayment Percentage (with respect to each such Group II Mortgage Loan) of the Scheduled Principal Balance of such Mortgage Loan which, during the month preceding the month of such Distribution Date, was repurchased by the Seller pursuant to Section 2.02 or 2.03; and

            (iv) the Group I Class B-5 Percentage (with respect to each such Group I Mortgage Loan) or Group II Class B-5 Percentage (with respect to each such Group II Mortgage Loan) of the excess of the unpaid principal balance of such Mortgage Loan substituted for a defective Mortgage Loan during the month preceding the month in which such Distribution Date occurs over the unpaid principal balance of such defective Mortgage Loan, less the amount allocable to the principal portion of any unreimbursed Periodic Advances previously made by the applicable Servicer, the Master Servicer or the Trustee in respect of such defective Mortgage Loan;

provided, however, that if an Optimal Adjustment Event occurs with respect to such Class and such Distribution Date, the Class B-5 Optimal Principal Amount will equal the lesser of (A) the Class B-5 Optimal Principal Amount calculated as described in the preceding provisions and (B) the Adjusted Principal Balance for the Class B-5 Certificates.

            Class B-5 Principal Balance: As to the first Determination Date, the Original Class B-5 Principal Balance. As of any subsequent Determination Date, the lesser of (i) the Original Class B-5 Principal Balance less the sum of (a) all amounts previously distributed in respect of the Class B-5 Certificates on prior Distribution Dates (A) pursuant to Clause (ii) Paragraph fifteenth of
Section 4.01(a) and (B) as a result of a Principal Adjustment and (b) the Realized Losses allocated through such Determination Date to the Class B-5 Certificates pursuant to Section 4.02(b) and (ii) the Aggregate Adjusted Pool Amount as of the preceding Distribution Date less the sum of the Aggregate Class A Principal Balance, the Class B-1 Principal Balance, the Class B-2 Principal Balance, the Class B-3 Principal Balance and the Class B-4 Principal Balance as of such Determination Date.

            Class B-5 Principal Distribution Amount: As to any Distribution Date, any amount distributable to the Holders of the Class B-5 Certificates pursuant to Clause (ii) Paragraph fifteenth of Section 4.01(a).

            Class B-5 Unpaid Interest Shortfall: As to any Distribution Date, the amount, if any, by which the aggregate of the Class B-5 Interest Shortfall Amounts for prior Distribution Dates is in excess of the amounts distributed in respect of the Class B-5 Certificates on prior Distribution Dates pursuant to Clause (ii) Paragraph fourteenth of Section 4.01(a).

            Class B-6 Certificate: Any one of the Certificates executed by the Trustee and authenticated by the Trustee or the Authenticating Agent in substantially the form set forth in Exhibit B-6 and Exhibit C hereto.

            Class B-6 Certificateholder: The registered holder of a Class B-6 Certificate.

            Class B-6 Distribution Amount: As to any Distribution Date, any amount distributable to the Holders of the Class B-6 Certificates pursuant to Clause (ii) Paragraphs sixteenth, seventeenth and eighteenth of Section 4.01(a).

            Class B-6 Interest Shortfall Amount: As to any Distribution Date, any amount by which the Interest Accrual Amount of the Class B-6 Certificates with respect to such Distribution Date exceeds the amount distributed in respect of the Class B-6 Certificates on such Distribution Date pursuant to Clause (ii) Paragraph sixteenth of Section 4.01(a).

            Class B-6 Loan Group I Optimal Principal Amount: As to any Distribution Date, an amount equal to the sum, as to each Outstanding Mortgage Loan in Loan Group I, of the product of (x) the Non-PO Fraction with respect to such Mortgage Loan and (y) the sum of:

            (i) the Group I Class B-6 Percentage of (A) the principal portion of the Monthly Payment due on the Due Date occurring in the month of such Distribution Date on such Mortgage Loan, less (B) if the Bankruptcy Loss Amount has been reduced to zero, the principal portion of any Debt Service Reduction with respect to such Mortgage Loan;

            (ii) the Group I Class B-6 Prepayment Percentage of all Unscheduled Principal Receipts that were received by a Servicer with respect to such Mortgage Loan during the Applicable Unscheduled Principal Receipt Period relating to such Distribution Date for each applicable type of Unscheduled Principal Receipt;

            (iii) the Group I Class B-6 Prepayment Percentage of the Scheduled Principal Balance of such Mortgage Loan which, during the month preceding the month of such Distribution Date, was repurchased by the Seller pursuant to Section 2.02 or 2.03; and

            (iv) the Group I Class B-6 Percentage of the excess of the unpaid principal balance of such Mortgage Loan substituted for a defective Mortgage Loan during the month preceding the month in which such Distribution Date occurs over the unpaid principal balance of such defective Mortgage Loan, less the amount allocable to the principal portion of any unreimbursed Periodic Advances previously made by the applicable Servicer, the Master Servicer or the Trustee in respect of such defective Mortgage Loan.

            Class B-6 Loan Group II Optimal Principal Amount: As to any Distribution Date, an amount equal to the sum, as to each Outstanding Mortgage Loan in Loan Group II, of the product of (x) the Non-PO Fraction with respect to such Mortgage Loan and (y) the sum of:

            (i) the Group II Class B-6 Percentage of (A) the principal portion of the Monthly Payment due on the Due Date occurring in the month of such Distribution Date on such Mortgage Loan, less (B) if the Bankruptcy Loss Amount has been reduced to zero, the principal portion of any Debt Service Reduction with respect to such Mortgage Loan;

            (ii) the Group II Class B-6 Prepayment Percentage of all Unscheduled Principal Receipts that were received by a Servicer with respect to such Mortgage Loan during the Applicable Unscheduled Principal Receipt Period relating to such Distribution Date for each applicable type of Unscheduled Principal Receipt;

            (iii) the Group II Class B-6 Prepayment Percentage of the Scheduled Principal Balance of such Mortgage Loan which, during the month preceding the month of such Distribution Date, was repurchased by the Seller pursuant to Section 2.02 or 2.03; and

            (iv) the Group II Class B-6 Percentage of the excess of the unpaid principal balance of such Mortgage Loan substituted for a defective Mortgage Loan during the month preceding the month in which such Distribution Date occurs over the unpaid principal balance of such defective Mortgage Loan, less the amount allocable to the principal portion of any unreimbursed Periodic Advances previously made by the applicable Servicer, the Master Servicer or the Trustee in respect of such defective Mortgage Loan.

            Class B-6 Optimal Principal Amount: As to any Distribution Date, an amount equal to the sum, as to each Outstanding Mortgage Loan, of the product of
(x) the Non-PO Fraction with respect to such Mortgage Loan and (y) the sum of:

            (i) the Group I Class B-6 Percentage (with respect to each such Group I Mortgage Loan) or Group II Class B-6 Percentage (with respect to each such Group II Mortgage Loan) of (A) the principal portion of the Monthly Payment due on the Due Date occurring in the month of such Distribution Date on such Mortgage Loan, less (B) if the Bankruptcy Loss Amount has been reduced to zero, the principal portion of any Debt Service Reduction with respect to such Mortgage Loan;

            (ii) the Group I Class B-6 Prepayment Percentage (with respect to each such Group I Mortgage Loan) or Group II Class B-6 Prepayment Percentage (with respect to each such Group II Mortgage Loan) of all Unscheduled Principal Receipts that were received by a Servicer with respect to such Mortgage Loan during the Applicable Unscheduled Principal Receipt Period relating to such Distribution Date for each applicable type of Unscheduled Principal Receipt;

            (iii) the Group I Class B-6 Prepayment Percentage (with respect to each such Group I Mortgage Loan) or Group II Class B-6 Prepayment Percentage (with respect to each such Group II Mortgage Loan) of the Scheduled Principal Balance of such Mortgage Loan which, during the month preceding the month of such Distribution Date, was repurchased by the Seller pursuant to Section 2.02 or 2.03; and

            (iv) the Group I Class B-6 Percentage (with respect to each such Group I Mortgage Loan) or Group II Class B-6 Percentage (with respect to each such Group II Mortgage Loan) of the excess of the unpaid principal balance of such Mortgage Loan substituted for a defective Mortgage Loan during the month preceding the month in which such Distribution Date occurs over the unpaid principal balance of such defective Mortgage Loan, less the amount allocable to the principal portion of any unreimbursed Periodic Advances previously made by the applicable Servicer, the Master Servicer or the Trustee in respect of such defective Mortgage Loan;

provided, however, that if an Optimal Adjustment Event occurs with respect to such Class and such Distribution Date, the Class B-6 Optimal Principal Amount will equal the lesser of (A) the Class B-6 Optimal Principal Amount calculated as described in the preceding provisions and (B) the Adjusted Principal Balance for the Class B-6 Certificates.

            Class B-6 Principal Balance: As to the first Determination Date, the Original Class B-6 Principal Balance. As of any subsequent Determination Date, the lesser of (i) the Original Class B-6 Principal Balance less the sum of (a) all amounts previously distributed in respect of the Class B-6 Certificates on prior Distribution Dates pursuant to Clause (ii) Paragraph eighteenth of Section 4.01(a) and (b) the Realized Losses allocated through such Determination Date to the Class B-6 Certificates pursuant to Section 4.02(b) and (ii) the Aggregate Adjusted Pool Amount as of the preceding Distribution Date less the Aggregate Class A Principal Balance, the Class B-1 Principal Balance, the Class B-2 Principal Balance, the Class B-3 Principal Balance, the Class B-4 Principal Balance and the Class B-5 Principal Balance as of such Determination Date.

            Class B-6 Principal Distribution Amount: As to any Distribution Date, any amount distributable to the Holders of the Class B-6 Certificates pursuant to Clause (ii) Paragraph eighteenth of Section 4.01(a).

            Class B-6 Unpaid Interest Shortfall: As to any Distribution Date, the amount, if any, by which the aggregate of the Class B-6 Interest Shortfall Amounts for prior Distribution Dates is in excess of the amounts distributed in respect of the Class B-6 Certificates on prior Distribution Dates pursuant to Clause (ii) Paragraph seventeenth of Section 4.01(a).

            Clearing Agency: An organization registered as a "clearing agency" pursuant to Section 17A of the Securities Exchange Act of 1934, as amended. The initial Clearing Agency shall be The Depository Trust Company.

            Clearing Agency Participant: A broker, dealer, bank, financial institution or other Person for whom a Clearing Agency effects book-entry transfers of securities deposited with the Clearing Agency.

            Closing Date: The date of initial issuance of the Certificates, as set forth in Section 11.18.

            Code: The Internal Revenue Code of 1986, as it may be amended from time to time, any successor statutes thereto, and applicable U.S. Department of the Treasury temporary or final regulations promulgated thereunder.

            Compensating Interest: As to any Distribution Date, the lesser of
(a) the product of (i) 1/12th of 0.20% and (ii) the Pool Scheduled Principal Balance for such Distribution Date and (b) the Available Master Servicing Compensation for such Distribution Date.

            Co-op Shares: Shares issued by private non-profit housing corporations.

            Corporate Trust Office: The principal office of the Trustee, at which at any particular time its corporate trust business shall be administered, which office at the date of the execution of this instrument is located at 401 South Tryon Street, Charlotte, North Carolina 28202.

            Cross-Over Date: The Distribution Date preceding the first Distribution Date on which each of the Group I-A Percentage and Group II-A Percentage (in each case, determined pursuant to clause (ii) of the definition thereof) equals or exceeds 100%.

            Cross-Over Date Interest Shortfall: With respect to any Distribution Date that occurs on or after the Cross-Over Date with respect to any Unscheduled Principal Receipt (other than a Prepayment in Full):

            (A) in the case where the Applicable Unscheduled Principal Receipt Period is the Mid-Month Receipt Period and such
                  Unscheduled Principal Receipt is received by the Servicer on or after the Determination Date in the month preceding the month of such Distribution Date but prior to the first day of the month of such Distribution Date, the amount of interest that would have accrued at the Net Mortgage
                  Interest Rate on the amount of such Unscheduled Principal Receipt from the day of its receipt or, if earlier, its application by the Servicer through the last day of the month preceding the month of such Distribution Date; and

            (B) in the case where the Applicable Unscheduled Principal Receipt Period is the Prior Month Receipt Period and such Unscheduled Principal Receipt is received by the Servicer during the month preceding the month of such Distribution Date, the amount of interest that would have accrued at the Net Mortgage Interest Rate on the amount of such Unscheduled Principal Receipt from the day of its receipt or, if earlier, its application by the Servicer through the last day of the month in which such Unscheduled Principal Receipt is received.

            Current Group I-A Interest Distribution Amount: As to any Distribution Date, the amount distributed in respect of the Classes of Group I-A Certificates pursuant to Clause (i) Paragraph first Clause (A) of Section 4.01(a) on such Distribution Date.

            Current Group II-A Interest Distribution Amount: As to any Distribution Date, the amount distributed in respect of the Classes of Group II-A Certificates pursuant to Clause (i) Paragraph first Clause (B) of Section 4.01(a) on such Distribution Date.

            Current Class B Interest Distribution Amount: As to any Distribution Date, the amount distributed in respect of the Classes of Class B Certificates pursuant to Clause (ii) Paragraphs first, fourth, seventh, tenth, thirteenth and sixteenth of Section 4.01(a) on such Distribution Date.

            Current Class B-1 Fractional Interest: As to any Distribution Date subsequent to the first Distribution Date, the percentage obtained by dividing the sum of the Principal Balances of the Class B-2, Class B-3, Class B-4, Class B-5 and Class B-6 Certificates by the Aggregate Non-PO Principal Balance. As to the first Distribution Date, the Original Class B-1 Fractional Interest.

            Current Class B-2 Fractional Interest: As to any Distribution Date subsequent to the first Distribution Date, the percentage obtained by dividing the sum of the Principal Balances of the Class B-3, Class B-4, Class B-5 and Class B-6 Certificates by the Aggregate Non-PO Principal Balance. As to the first Distribution Date, the Original Class B-2 Fractional Interest.

            Current Class B-3 Fractional Interest: As to any Distribution Date subsequent to the first Distribution Date, the percentage obtained by dividing the sum of the Principal Balances of the Class B-4, Class B-5 and Class B-6 Certificates by the Aggregate Non-PO Principal Balance. As to the first Distribution Date, the Original Class B-3 Fractional Interest.

            Current Class B-4 Fractional Interest: As to any Distribution Date subsequent to the first Distribution Date, the percentage obtained by dividing the sum of the Principal Balances of the Class B-5 and Class B-6 Certificates by the Aggregate Non-PO Principal Balance. As to the first Distribution Date, the Original Class B-4 Fractional Interest.

            Current Class B-5 Fractional Interest: As to any Distribution Date subsequent to the first Distribution Date, the percentage obtained by dividing the Principal Balance of the Class B-6 Certificates by the Aggregate Non-PO Principal Balance. As to the first Distribution Date, the Original Class B-5 Fractional Interest.

            Curtailment: Any Principal Prepayment made by a Mortgagor which is not a Prepayment in Full.

            Custodial Agreement: The Custodial Agreement, if any, from time to time in effect between the Custodian named therein, the Seller, the Master Servicer and the Trustee, substantially in the form of Exhibit E hereto, as the same may be amended or modified from time to time in accordance with the terms thereof.

            Custodial P&I Account: The Custodial P&I Account, as defined in each of the Servicing Agreements, with respect to the Mortgage Loans. In determining whether the Custodial P&I Account under any Servicing Agreement is "acceptable" to the Master Servicer (as may be required by the definition of "Eligible Account" contained in the Servicing Agreements), the Master Servicer shall require that any such account shall be acceptable to each of the Rating Agencies.

            Custodian: Initially, the Trustee, and thereafter the Custodian, if any, hereafter appointed by the Trustee pursuant to Section 8.13, or its successor in interest under the Custodial Agreement. The Custodian may (but need not) be the Trustee or any Person directly or indirectly controlling or controlled by or under common control of the Trustee. Neither a Servicer, nor the Seller nor the Master Servicer nor any Person directly or indirectly controlling or controlled by or under common control with any such Person may be appointed Custodian.

            Cut-Off Date: The first day of the month of initial issuance of the Certificates as set forth in Section 11.01.

            Cut-Off Date Aggregate Principal Balance: The aggregate of the Cut-Off Date Principal Balances of the Mortgage Loans is as set forth in Section 11.02.

            Cut-Off Date Principal Balance: As to each Mortgage Loan, its unpaid principal balance as of the close of business on the Cut-Off Date (but without giving effect to any Unscheduled Principal Receipts received or applied on the Cut-Off Date), reduced by all payments of principal due on or before the Cut-Off Date and not paid, and increased by scheduled monthly payments of principal due after the Cut-Off Date but received by the related Servicer on or before the Cut-Off Date.

            Debt Service Reduction: With respect to any Mortgage Loan, a reduction in the scheduled Monthly Payment for such Mortgage Loan by a court of competent jurisdiction in a proceeding under the Bankruptcy Code, except such a reduction constituting a Deficient Valuation.

            Deficient Valuation: With respect to any Mortgage Loan, a valuation by a court of competent jurisdiction of the Mortgaged Property in an amount less than the then-outstanding indebtedness under the Mortgage Loan, or any reduction in the amount of principal to be paid in connection with any scheduled Monthly Payment that results in a permanent forgiveness of principal, which valuation or reduction results from a proceeding under the Bankruptcy Code.

            Definitive Certificates: As defined in Section 5.01(b).

            Denomination: The amount, if any, specified on the face of each Certificate representing the principal portion of the Cut-Off Date Aggregate Principal Balance evidenced by such Certificate.

            Determination Date: The 17th day of the month in which the related Distribution Date occurs, or if such 17th day is not a Business Day, the Business Day preceding such 17th day.

            Discount Mortgage Loan: A Group I Discount Mortgage Loan or Group II Discount Mortgage Loan.

            Distribution Date: The 25th day of any month, beginning in the month following the month of initial issuance of the Certificates, or if such 25th day is not a Business Day, the Business Day following such 25th day.

            Dual Collateral Pledge Agreement: As defined in the MSDW Servicing Agreement.

            Due Date: With respect to any Mortgage Loan, the day of the month in which the Monthly Payment on such Mortgage Loan is scheduled to be paid.

            Eligible Account: One or more accounts (i) that are maintained with a depository institution (which may be the Master Servicer) whose long-term debt obligations (or, in the case of a depository institution which is part of a holding company structure, the long-term debt obligations of such parent holding company) at the time of deposit therein are rated at least "AA" (or the equivalent) by each of the Rating Agencies, (ii) the deposits in which are fully insured by the FDIC through either the Bank Insurance Fund or the Savings Association Insurance Fund, (iii) the deposits in which are insured by the FDIC through either the Bank Insurance Fund or the Savings Association Insurance Fund (to the limit established by the FDIC) and the uninsured deposits in which accounts are otherwise secured, as evidenced by an Opinion of Counsel delivered to the Trustee, such that the Trustee, on behalf of the Certificateholders has a claim with respect to the funds in such accounts or a perfected first security interest against any collateral securing such funds that is superior to claims of any other depositors or creditors of the depository institution with which such accounts are maintained, (iv) that are trust accounts maintained with the trust department of a federal or state chartered depository institution or trust company acting in its fiduciary capacity or (v) such other account that is acceptable to each of the Rating Agencies and would not cause the Trust Estate to fail to qualify as a REMIC or result in the imposition of any federal tax on the REMIC.

            Eligible Investments: At any time, any one or more of the following obligations and securities which shall mature not later than the Business Day preceding the Distribution Date next succeeding the date of such investment, provided that such investments continue to qualify as "cash flow investments" as defined in Code Section 860G(a)(6):

            (i) obligations of the United States of America or any agency thereof, provided such obligations are backed by the full faith and credit of the United States of America;

            (ii) general obligations of or obligations guaranteed by any state of the United States of America or the District of Columbia receiving the highest short-term or highest long-term rating of each Rating Agency, or such lower rating as would not result in the downgrading or withdrawal of the rating then assigned to any of the Certificates by either Rating Agency or result in any of such rated Certificates being placed on credit review status (other than for possible upgrading) by either Rating Agency;

            (iii) commercial or finance company paper which is then rated in the highest long-term commercial or finance company paper rating category of each Rating Agency or the highest short-term rating category of each Rating Agency, or such lower rating category as would not result in the downgrading or withdrawal of the rating then assigned to any of the Certificates by either Rating Agency or result in any of such rated Certificates being placed on credit review status (other than for possible upgrading) by either Rating Agency;

            (iv) certificates of deposit, demand or time deposits, federal funds or banker's acceptances issued by any depository institution or trust company incorporated under the laws of the United States or of any state thereof and subject to supervision and examination by federal and/or state banking authorities, provided that the commercial paper and/or debt obligations of such depository institution or trust company (or in the case of the principal depository institution in a holding company system, the commercial paper or debt obligations of such holding company) are then rated in the highest short-term or the highest long-term rating category for such securities of each of the Rating Agencies, or such lower rating categories as would not result in the downgrading or withdrawal of the rating then assigned to any of the Certificates by either Rating Agency or result in any of such rated Certificates being placed on credit review status (other than for possible upgrading) by either Rating Agency;

            (v) guaranteed reinvestment agreements issued by any bank, insurance company or other corporation acceptable to each Rating Agency at the time of the issuance of such agreements;

            (vi) repurchase agreements on obligations with respect to any security described in clauses (i) or (ii) above or any other security issued or guaranteed by an agency or instrumentality of the United States of America, in either case entered into with a depository institution or trust company (acting as principal) described in (iv) above;

            (vii) securities (other than stripped bonds or stripped coupon securities) bearing interest or sold at a discount issued by any corporation incorporated under the laws of the United States of America or any state thereof which, at the time of such investment or contractual commitment providing for such investment, are then rated in the highest short-term or the highest long-term rating category by each Rating Agency, or in such lower rating category as would not result in the downgrading or withdrawal of the rating then assigned to any of the Certificates by either Rating Agency or result in any of such rated Certificates being placed on credit review status (other than for possible upgrading) by either Rating Agency; and

            (viii) such other investments acceptable to each Rating Agency as would not result in the downgrading of the rating then assigned to the Certificates by either Rating Agency or result in any of such rated Certificates being placed on credit review status (other than for possible upgrading) by either Rating Agency.

            In no event shall an instrument be an Eligible Investment if such instrument evidences either (i) a right to receive only interest payments with respect to the obligations underlying such instrument, or (ii) both principal and interest payments derived from obligations underlying such instrument and the interest and principal payments with respect to such instrument provide a yield to maturity at the date of investment of greater than 120% of the yield to maturity at par of such underlying obligations.

            ERISA: The Employee Retirement Income Security Act of 1974, as amended.

            ERISA Prohibited Holder: As defined in Section 5.02(d).

            Errors and Omissions Policy: As defined in each of the Servicing Agreements.

            Event of Default: Any of the events specified in Section 7.01.

            Excess Bankruptcy Loss: With respect to any Distribution Date and any Mortgage Loan as to which a Bankruptcy Loss is realized in the month preceding the month of such Distribution Date, (i) if the Aggregate Current Bankruptcy Losses with respect to such Distribution Date exceed the then-applicable Bankruptcy Loss Amount, then the portion of such Bankruptcy Loss represented by the ratio of (a) the excess of the Aggregate Current Bankruptcy Losses over the then-applicable Bankruptcy Loss Amount, divided by (b) the Aggregate Current Bankruptcy Losses or (ii) if the Aggregate Current Bankruptcy Losses with respect to such Distribution Date are less than or equal to the then-applicable Bankruptcy Loss Amount, then zero. In addition, any Bankruptcy Loss occurring with respect to a Mortgage Loan on or after the Cross-Over Date will be an Excess Bankruptcy Loss.

            Excess Fraud Loss: With respect to any Distribution Date and any Mortgage Loan as to which a Fraud Loss is realized in the month preceding the month of such Distribution Date, (i) if the Aggregate Current Fraud Losses with respect to such Distribution Date exceed the then-applicable Fraud Loss Amount, then the portion of such Fraud Loss represented by the ratio of (a) the excess of the Aggregate Current Fraud Losses over the then-applicable Fraud Loss Amount, divided by (b) the Aggregate Current Fraud Losses, or (ii) if the Aggregate Current Fraud Losses with respect to such Distribution Date are less than or equal to the then-applicable Fraud Loss Amount, then zero. In addition, any Fraud Loss occurring with respect to a Mortgage Loan on or after the Cross-Over Date will be an Excess Fraud Loss.

            Excess Special Hazard Loss: With respect to any Distribution Date and any Mortgage Loan as to which a Special Hazard Loss is realized in the month preceding the month of such Distribution Date, (i) if the Aggregate Current Special Hazard Losses with respect to such Distribution Date exceed the then-applicable Special Hazard Loss Amount, then the portion of such Special Hazard Loss represented by the ratio of (a) the excess of the Aggregate Current Special Hazard Losses over the then-applicable Special Hazard Loss Amount, divided by (b) the Aggregate Current Special Hazard Losses, or (ii) if the Aggregate Current Special Hazard Losses with respect to such Distribution Date are less than or equal to the then-applicable Special Hazard Loss Amount, then zero. In addition, any Special Hazard Loss occurring with respect to a Mortgage Loan on or after the Cross-Over Date will be an Excess Special Hazard Loss.

            Exhibit F-1 Mortgage Loan: Any of the Mortgage Loans identified in Exhibit F-1 hereto, as such Exhibit may be amended from time to time in connection with a substitution pursuant to Section 2.02, which Mortgage Loan is serviced under the Norwest Servicing Agreement.

            Exhibit F-2A Mortgage Loan: Any of the Mortgage Loans identified in Exhibit F-2A hereto, as such Exhibit may be amended from time to time in connection with a substitution pursuant to Section 2.02, which Mortgage Loan is serviced under the Norwest Servicing Agreement.

            Exhibit F-2B Mortgage Loan: Any of the Mortgage Loans identified in Exhibit F-2B hereto, as such Exhibit may be amended from time to time in connection with a substitution pursuant to Section 2.02, which Mortgage Loan is serviced under the Norwest Servicing Agreement.

            Exhibit F-3A Mortgage Loan: Any of the Mortgage Loans identified in Exhibit F-3A hereto, as such Exhibit may be amended from time to time in connection with a substitution pursuant to Section 2.02, which Mortgage Loan is serviced under an Other Servicing Agreement.

            Exhibit F-3B Mortgage Loan: Any of the Mortgage Loans identified in Exhibit F-3B hereto, as such Exhibit may be amended from time to time in connection with a substitution pursuant to Section 2.02, which Mortgage Loan is serviced under an Other Servicing Agreement.

            FDIC: The Federal Deposit Insurance Corporation or any successor thereto.

            FHLMC: The Federal Home Loan Mortgage Corporation or any successor thereto.

            Fidelity Bond: As defined in each of the Servicing Agreements.

            Final Distribution Date: The Distribution Date on which the final distribution in respect of the Certificates is made pursuant to Section 9.01.

            Final Scheduled Maturity Date: The Final Scheduled Maturity Date for each Class of Group I-A Certificates and Class B Certificates is March 25, 2030, which corresponds to the "latest possible maturity date" for purposes of Section 860G(a)(1) of the Internal Revenue Code of 1986, as amended. The Final Scheduled Maturity Date for each Class of Group II-A Certificates is March 25, 2015.

            Fitch: Fitch IBCA, Inc., or its successors in interest.

            Fixed Retained Yield: The fixed percentage of interest on each Mortgage Loan with a Mortgage Interest Rate greater than the sum of (a) 7.500%,
(b) the Servicing Fee Rate and (c) the Master Servicing Fee Rate, which will be determined on a loan by loan basis and will equal the Mortgage Interest Rate on each Mortgage Loan minus the sum of (a), (b) and (c), which is not assigned to and not part of the Trust Estate.

            Fixed Retained Yield Rate: With respect to each Mortgage Loan, a per annum rate equal to the greater of (a) zero and (b) the Mortgage Interest Rate on such Mortgage Loan minus the sum of (i) 7.500%, (ii) the Servicing Fee Rate and (iii) the Master Servicing Fee Rate.

            FNMA: Fannie Mae or any successor thereto.

            Foreclosure Profits: As to any Distribution Date, the excess, if any, of (i) Net Liquidation Proceeds in respect of each Mortgage Loan that became a Liquidated Loan during the Applicable Unscheduled Principal Receipt Period with respect to Full Unscheduled Principal Receipts for such Distribution Date over (ii) the sum of the unpaid principal balance of each such Liquidated Loan plus accrued and unpaid interest at the applicable Mortgage Interest Rate on the unpaid principal balance thereof from the Due Date to which interest was last paid by the Mortgagor (or, in the case of a Liquidated Loan that had been an REO Mortgage Loan, from the Due Date to which interest was last deemed to have been paid) to the first day of the month in which such Distribution Date occurs.

            Fraud Loss: A Liquidated Loan Loss as to which there was fraud in the origination of such Mortgage Loan.

            Fraud Loss Amount: As of any Distribution Date after the Cut-Off Date an amount equal to: (X) prior to the first anniversary of the Cut-Off Date an amount equal to $3,964,193.84 minus the aggregate amount of Fraud Losses allocated solely to the Class B Certificates in accordance with Section 4.02(a) since the Cut-Off Date, and (Y) from the first through fifth anniversary of the Cut-Off Date, an amount equal to (1) the lesser of (a) the Fraud Loss Amount as of the most recent anniversary of the Cut-Off Date and (b) 1.00% of the aggregate outstanding principal balance of all of the Mortgage Loans as of the most recent anniversary of the Cut-Off Date minus (2) the Fraud Losses allocated solely to the Class B Certificates in accordance with Section 4.02(a) since the most recent anniversary of the Cut-Off Date. On and after the Cross-Over Date or after the fifth anniversary of the Cut-Off Date the Fraud Loss Amount shall be zero.

            Full Unscheduled Principal Receipt: Any Unscheduled Principal Receipt with respect to a Mortgage Loan (i) in the amount of the outstanding principal balance of such Mortgage Loan and resulting in the full satisfaction of such Mortgage Loan or (ii) representing Liquidation Proceeds other than Partial Liquidation Proceeds.

            Group I Adjusted Pool Amount: With respect to any Distribution Date, the aggregate of the Cut-Off Date Principal Balances of the Group I Mortgage Loans minus the sum of (i) all amounts in respect of principal received in respect of the Group I Mortgage Loans (including, without limitation, amounts received as Monthly Payments, Periodic Advances, Unscheduled Principal Receipts and Substitution Principal Amounts) and distributed to Holders of the Certificates on such Distribution Date and all prior Distribution Dates and (ii) the principal portion of all Realized Losses (other than Debt Service Reductions) incurred on such Mortgage Loans from the Cut-Off Date through the end of the month preceding such Distribution Date.

            Group I Adjusted Pool Amount (PO Portion): With respect to any Distribution Date, the sum of the amounts, calculated as follows, with respect to all Outstanding Mortgage Loans that are Group I Mortgage Loans: the product of (i) the PO Fraction for each such Group I Mortgage Loan and (ii) the remainder of (A) the Cut-Off Date Principal Balance of such Mortgage Loan minus
(B) the sum of (x) all amounts in respect of principal received in respect of such Group I Mortgage Loan (including, without limitation, amounts received as Monthly Payments, Periodic Advances, Unscheduled Principal Receipts and Substitution Principal Amounts) and distributed to Holders of the Certificates on such Distribution Date and all prior Distribution Dates and (y) the principal portion of any Realized Loss (other than a Debt Service Reduction) incurred on such Group I Mortgage Loan from the Cut-Off Date through the end of the month preceding such Distribution Date.

            Group I Apportioned Interest Percentage: As to any Distribution Date and any Class of Group I-A Certificates or Class B Certificates, the percentage calculated by dividing (a) in the case of a Class of Group I-A Certificates, the Interest Accrual Amount and in the case of a Class of Class B Certificates, the Apportioned Interest Accrual Amount for the Group I Apportioned Principal Balance of such Class by (b) the Group I Interest Accrual Amount (determined without regard to clause (ii) of the definition of each Interest Accrual Amount).

            Group I Apportioned Principal Balance: As to any Distribution Date and any Class of Class B Certificates, an amount equal to the product of (i) the Principal Balance of the Class of Class B Certificates and (ii) a fraction, the numerator of which is the Group I Subordinate Amount and the denominator of which is the sum of the Group I Subordinate Amount and the Group II Subordinate Amount.

            Group I Class B Percentage: Any one of the Group I Class B-1 Percentage, Group I Class B-2 Percentage, Group I Class B-3 Percentage, Group I Class B-4 Percentage, Group I Class B-5 Percentage or Group I Class B-6 Percentage.

            Group I Class B Prepayment Percentage: Any of the Group I Class B-1 Prepayment Percentage, Group I Class B-2 Prepayment Percentage, Group I Class B-3 Prepayment Percentage, Group I Class B-4 Prepayment Percentage, Group I Class B-5 Prepayment Percentage or Group I Class B-6 Prepayment Percentage.

            Group I Class B-1 Percentage: As to any Distribution Date, the percentage calculated by multiplying the Group I Subordinated Percentage by either (i) if any Class B Certificates (other than the Class B-1 Certificates) are eligible to receive principal distributions for such Distribution Date in accordance with Section 4.01(d), a fraction, the numerator of which is the Class B-1 Principal Balance (determined as of the Determination Date preceding such Distribution Date) and the denominator of which is the sum of the Principal Balances of the Classes of Class B Certificates eligible to receive principal distributions for such Distribution Date in accordance with the provisions of
Section 4.01(d) or (ii) except as set forth in Section 4.01(d)(ii), in the event that the Class B Certificates (other than the Class B-1 Certificates) are not eligible to receive distributions of principal in accordance with Section 4.01(d)(i), one.

            Group I Class B-1 Prepayment Percentage: As to any Distribution Date, the percentage calculated by multiplying the Group I Subordinated Prepayment Percentage by either (i) if any Class B Certificates (other than the Class B-1 Certificates) are eligible to receive principal distributions for such Distribution Date in accordance with Section 4.01(d), a fraction, the numerator of which is the Class B-1 Principal Balance (determined as of the Determination Date preceding such Distribution Date) and the denominator of which is the sum of the Principal Balances of the Classes of Class B Certificates eligible to receive principal distributions for such Distribution Date in accordance with the provisions of Section 4.01(d) or (ii) except as set forth in Section 4.01(d)(ii), in the event that the Class B Certificates (other than the Class B-1 Certificates) are not eligible to receive distributions of principal in accordance with Section 4.01(d)(i), one.

            Group I Class B-2 Percentage: As to any Distribution Date, except as set forth in the next sentence, the percentage calculated by multiplying (i) the Group I Subordinated Percentage by (ii) a fraction, the numerator of which is the Class B-2 Principal Balance (determined as of the Determination Date preceding such Distribution Date) and the denominator of which is the sum of the Principal Balances of the Classes of Class B Certificates eligible to receive principal distributions for such Distribution Date in accordance with the provisions of Section 4.01(d). Except as set forth in Section 4.01(d)(ii), in the event that the Class B-2 Certificates are not eligible to receive distributions of principal in accordance with Section 4.01(d)(i), the Group I Class B-2 Percentage for such Distribution Date will be zero.

            Group I Class B-2 Prepayment Percentage: As to any Distribution Date, except as set forth in the next sentence, the percentage calculated by multiplying (i) the Group I Subordinated Prepayment Percentage by (ii) a fraction, the numerator of which is the Class B-2 Principal Balance (determined as of the Determination Date preceding such Distribution Date) and the denominator of which is the sum of the Principal Balances of the Classes of Class B Certificates eligible to receive principal distributions for such Distribution Date in accordance with the provisions of Section 4.01(d). Except as set forth in Section 4.01(d)(ii), in the event that the Class B-2 Certificates are not eligible to receive distributions of principal in accordance with Section 4.01(d)(i), the Group I Class B-2 Prepayment Percentage for such Distribution Date will be zero.

            Group I Class B-3 Percentage: As to any Distribution Date, except as set forth in the next sentence, the percentage calculated by multiplying (i) the Group I Subordinated Percentage by (ii) a fraction, the numerator of which is the Class B-3 Principal Balance (determined as of the Determination Date preceding such Distribution Date) and the denominator of which is the sum of the Principal Balances of the Classes of Class B Certificates eligible to receive principal distributions for such Distribution Date in accordance with the provisions of Section 4.01(d). Except as set forth in Section 4.01(d)(ii), in the event that the Class B-3 Certificates are not eligible to receive distributions of principal in accordance with Section 4.01(d)(i), the Group I Class B-3 Percentage for such Distribution Date will be zero.

            Group I Class B-3 Prepayment Percentage: As to any Distribution Date, except as set forth in the next sentence, the percentage calculated by multiplying (i) the Group I Subordinated Prepayment Percentage by (ii) a fraction, the numerator of which is the Class B-3 Principal Balance (determined as of the Determination Date preceding such Distribution Date) and the denominator of which is the sum of the Principal Balances of the Classes of Class B Certificates eligible to receive principal distributions for such Distribution Date in accordance with the provisions of Section 4.01(d). Except as set forth in Section 4.01(d)(ii), in the event that the Class B-3 Certificates are not eligible to receive distributions of principal in accordance with Section 4.01(d)(i), the Group I Class B-3 Prepayment Percentage for such Distribution Date will be zero.

            Group I Class B-4 Percentage: As to any Distribution Date, except as set forth in the next sentence, the percentage calculated by multiplying (i) the Group I Subordinated Percentage by (ii) a fraction, the numerator of which is the Class B-4 Principal Balance (determined as of the Determination Date preceding such Distribution Date) and the denominator of which is the sum of the Principal Balances of the Classes of Class B Certificates eligible to receive principal distributions for such Distribution Date in accordance with the provisions of Section 4.01(d). Except as set forth in Section 4.01(d)(ii), in the event that the Class B-4 Certificates are not eligible to receive distributions of principal in accordance with Section 4.01(d)(i), the Group I Class B-4 Percentage for such Distribution Date will be zero.

            Group I Class B-4 Prepayment Percentage: As to any Distribution Date, except as set forth in the next sentence, the percentage calculated by multiplying (i) the Group I Subordinated Prepayment Percentage by (ii) a fraction, the numerator of which is the Class B-4 Principal Balance (determined as of the Determination Date preceding such Distribution Date) and the denominator of which is the sum of the Principal Balances of the Classes of Class B Certificates eligible to receive principal distributions for such Distribution Date in accordance with the provisions of Section 4.01(d). Except as set forth in Section 4.01(d)(ii), in the event that the Class B-4 Certificates are not eligible to receive distributions of principal in accordance with Section 4.01(d)(i), the Group I Class B-4 Prepayment Percentage for such Distribution Date will be zero.

            Group I Class B-5 Percentage: As to any Distribution Date, except as set forth in the next sentence, the percentage calculated by multiplying (i) the Group I Subordinated Percentage by (ii) a fraction, the numerator of which is the Class B-5 Principal Balance (determined as of the Determination Date preceding such Distribution Date) and the denominator of which is the sum of the Principal Balances of the Classes of Class B Certificates eligible to receive principal distributions for such Distribution Date in accordance with the provisions of Section 4.01(d). Except as set forth in Section 4.01(d)(ii), in the event that the Class B-5 Certificates are not eligible to receive distributions of principal in accordance with Section 4.01(d)(i), the Group I Class B-5 Percentage for such Distribution Date will be zero.

            Group I Class B-5 Prepayment Percentage: As to any Distribution Date, except as set forth in the next sentence, the percentage calculated by multiplying (i) the Group I Subordinated Prepayment Percentage by (ii) a fraction, the numerator of which is the Class B-5 Principal Balance (determined as of the Determination Date preceding such Distribution Date) and the denominator of which is the sum of the Principal Balances of the Classes of Class B Certificates eligible to receive principal distributions for such Distribution Date in accordance with the provisions of Section 4.01(d). Except as set forth in Section 4.01(d)(ii), in the event that the Class B-5 Certificates are not eligible to receive distributions of principal in accordance with Section 4.01(d)(i), the Group I Class B-5 Prepayment Percentage for such Distribution Date will be zero.

            Group I Class B-6 Percentage: As to any Distribution Date, except as set forth in the next sentence, the percentage calculated by multiplying (i) the Group I Subordinated Percentage by (ii) a fraction, the numerator of which is the Class B-6 Principal Balance (determined as of the Determination Date preceding such Distribution Date) and the denominator of which is the sum of the Principal Balances of the Classes of Class B Certificates eligible to receive principal distributions for such Distribution Date in accordance with the provisions of Section 4.01(d). Except as set forth in Section 4.01(d)(ii), in the event that the Class B-6 Certificates are not eligible to receive distributions of principal in accordance with Section 4.01(d)(i), the Group I Class B-6 Percentage for such Distribution Date will be zero.

            Group I Class B-6 Prepayment Percentage: As to any Distribution Date, except as set forth in the next sentence, the percentage calculated by multiplying (i) the Group I Subordinated Prepayment Percentage by (ii) a fraction, the numerator of which is the Class B-6 Principal Balance (determined as of the Determination Date preceding such Distribution Date) and the denominator of which is the sum of the Principal Balances of the Classes of Class B Certificates eligible to receive principal distributions for such Distribution Date in accordance with the provisions of Section 4.01(d). Except as set forth in Section 4.01(d)(ii), in the event that the Class B-6 Certificates are not eligible to receive distributions of principal in accordance with Section 4.01(d)(i), the Group I Class B-6 Prepayment Percentage for such Distribution Date will be zero.

            Group I Discount Mortgage Loan: A Group I Mortgage Loan with a Net Mortgage Interest Rate of less than 7.500%.

            Group I Interest Accrual Amount: As to any Distribution Date, the sum of the Group I-A Interest Accrual Amount and the Apportioned Interest Accrual Amounts for the Group I Apportioned Principal Balances of the Class B Certificates.

            Group I Mortgage Loans: Those Mortgage Loans listed on Exhibit F-1, F-2A and F-3A attached hereto.

            Group I Net Foreclosure Profits: As to any Distribution Date, the amount, if any, by which (i) Aggregate Group I Foreclosure Profits with respect to such Distribution Date exceed (ii) Liquidated Loan Losses with respect to Group I Mortgage Loans with respect to such Distribution Date.

            Group I Pool Balance (Non-PO Portion): As of any Distribution Date, the sum of the amounts for each Group I Mortgage Loan that is an Outstanding Mortgage Loan of the product of (i) the Non-PO Fraction for such Mortgage Loan and (ii) the Scheduled Principal Balance of such Mortgage Loan.

            Group I Pool Balance (PO Portion): As of any Distribution Date, the sum of the amounts for each Group I Mortgage Loan that is an Outstanding Mortgage Loan of the product of (i) the PO Fraction for such Mortgage Loan and
(ii) the Scheduled Principal Balance of such Mortgage Loan.

            Group I Pool Distribution Amount: As of any Distribution Date, the funds eligible for distribution to the Holders of the Group I-A Certificates and Class B Certificates on such Distribution Date, which shall be the sum of (i) all previously undistributed payments or other receipts on account of principal and interest on or in respect of the Group I Mortgage Loans (including, without limitation, the proceeds of any repurchase of a Group I Mortgage Loan by the Seller and any Substitution Principal Amount) received by the Master Servicer with respect to the applicable Remittance Date in the month of such Distribution Date and any Unscheduled Principal Receipts received by the Master Servicer on or prior to the Business Day preceding such Distribution Date, (ii) all Periodic Advances made with respect to Group I Mortgage Loans by a Servicer pursuant to the related Servicing Agreement or Periodic Advances with respect to Group I Mortgage Loans made by the Master Servicer or the Trustee pursuant to Section 3.03, and (iii) all other amounts with respect to a Group I Mortgage Loan required to be placed in the Certificate Account by the Servicer on or before the applicable Remittance Date or by the Master Servicer or the Trustee on or prior to the Distribution Date, but excluding the following:

            (a) amounts received as late payments of principal or interest with respect to a Group I Mortgage Loan and respecting which the Master Servicer or the Trustee has made one or more unreimbursed Periodic Advances;

            (b) the portion of Liquidation Proceeds used to reimburse any unreimbursed Periodic Advances with respect to a Group I Mortgage Loan by the Master Servicer or the Trustee;

            (c) those portions of each payment of interest on a particular Group I Mortgage Loan which represent (i) the Fixed Retained Yield, if any, (ii) the applicable Servicing Fee and (iii) the Master Servicing Fee;

            (d) all amounts representing scheduled payments of principal and interest on Group I Mortgage Loans due after the Due Date occurring in the month in which such Distribution Date occurs;

            (e) all Unscheduled Principal Receipts received by the Servicers with respect to Group I Mortgage Loans after the Applicable Unscheduled Principal Receipt Period relating to the Distribution Date for the applicable type of Unscheduled Principal Receipt, and all related payments of interest on such amounts;

            (f) all repurchase proceeds with respect to Group I Mortgage Loans repurchased by the Seller pursuant to Section 2.02 or 2.03 on or following the Due Date in the month in which such Distribution Date occurs and the difference between the unpaid principal balance of such Group I Mortgage Loan substituted for a defective Group I Mortgage Loan during the month preceding the month in which such Distribution Date occurs and the unpaid principal balance of such defective Group I Mortgage Loan;

            (g) that portion of Liquidation Proceeds and REO Proceeds with respect to any Group I Mortgage Loan which represents any unpaid Servicing Fee or Master Servicing Fee;

            (h) all income from Eligible Investments that is held in the Certificate Account for the account of the Master Servicer;

            (i) all other amounts permitted to be withdrawn from the Certificate Account in respect of the Group I Mortgage Loans, to the extent not covered by clauses (a) through (h) above, or not required to be deposited in the Certificate Account under this Agreement;

            (j) Group I Net Foreclosure Profits;

            (k) Month End Interest in respect of Group I Mortgage Loans; and

            (l) the amount of any Recoveries in respect of principal with respect to a Group I Mortgage Loan which had previously been allocated as a loss to one or more Classes of the Class A or Class B Certificates pursuant to Section 4.02 other than Recoveries with respect to a Group I Mortgage Loan that are covered by the last sentence of Section 4.02(d).

            Group I Pool Scheduled Principal Balance: As to any Distribution Date, the aggregate Scheduled Principal Balances of all Group I Mortgage Loans that were Outstanding Mortgage Loans on the Due Date in the month preceding the month of such Distribution Date.

            Group I Scheduled Principal Amount: The sum for each outstanding Group I Mortgage Loan (including each defaulted Mortgage Loan, other than a Liquidated Loan, with respect to which the related Mortgaged Property has been acquired by the Trust Estate) of the product of (A) the Non-PO Fraction for such Mortgage Loan and (B) the sum of the amounts described in clauses y(i) and y(iv) of the definition of Group I-A Non-PO Optimal Principal Amount.

            Group I Subordinate Amount: As to any Distribution Date, the excess of (i) the Group I Pool Balance (Non-PO Portion) over (ii) the Group I-A Non-PO Principal Balance.

            Group I Subordinated Percentage: As to any Distribution Date, the percentage which is the difference between 100% and the Group I-A Percentage for such date.

            Group I Subordinated Prepayment Percentage: As to any Distribution Date, the percentage which is the difference between 100% and the Group I-A Prepayment Percentage for such date.

            Group I Unscheduled Principal Amount: The sum for each outstanding Group I Mortgage Loan (including each defaulted Mortgage Loan, other than a Liquidated Loan, with respect to which the related Mortgaged Property has been acquired by the Trust Estate) of the product of (A) the Non-PO Fraction for such Mortgage Loan and (B) the sum of the amounts described in clauses y(ii) and y(iii) of the definition of Group I-A Non-PO Optimal Principal Amount.

            Group II Adjusted Pool Amount: With respect to any Distribution Date, the aggregate of the Cut-Off Date Principal Balances of the Group II Mortgage Loans minus the sum of (i) all amounts in respect of principal received in respect of the Group II Mortgage Loans (including, without limitation, amounts received as Monthly Payments, Periodic Advances, Unscheduled Principal Receipts and Substitution Principal Amounts) and distributed to Holders of the Certificates on such Distribution Date and all prior Distribution Dates and (ii) the principal portion of all Realized Losses (other than Debt Service Reductions) incurred on such Mortgage Loans from the Cut-Off Date through the end of the month preceding such Distribution Date.

            Group II Adjusted Pool Amount (PO Portion): With respect to any Distribution Date, the sum of the amounts, calculated as follows, with respect to all Outstanding Mortgage Loans that are Group II Mortgage Loans: the product of (i) the PO Fraction for each such Group II Mortgage Loan and (ii) the remainder of (A) the Cut-Off Date Principal Balance of such Mortgage Loan minus
(B) the sum of (x) all amounts in respect of principal received in respect of such Group II Mortgage Loan (including, without limitation, amounts received as Monthly Payments, Periodic Advances, Unscheduled Principal Receipts and Substitution Principal Amounts) and distributed to Holders of the Certificates on such Distribution Date and all prior Distribution Dates and (y) the principal portion of any Realized Loss (other than a Debt Service Reduction) incurred on such Group II Mortgage Loan from the Cut-Off Date through the end of the month preceding such Distribution Date.

            Group II Apportioned Interest Percentage: As to any Distribution Date and any Class of Group II-A Certificates or Class B Certificates, the percentage calculated by dividing (a) in the case of a Class of Group II-A Certificates, the Interest Accrual Amount and in the case of a Class of Class B Certificates, the Apportioned Interest Accrual Amount for the Group II Apportioned Principal Balance of such Class by (b) the Group II Interest Accrual Amount (determined without regard to clause (ii) of the definition of each Interest Accrual Amount).

            Group II Apportioned Principal Balance: As to any Distribution Date and any Class of Class B Certificates, an amount equal to the product of (i) the Principal Balance of the Class of Class B Certificates and (ii) a fraction, the numerator of which is the Group II Subordinate Amount and the denominator of which is the sum of the Group I Subordinate Amount and the Group II Subordinate Amount.

            Group II Class B Percentage: Any one of the Group II Class B-1 Percentage, Group II Class B-2 Percentage, Group II Class B-3 Percentage, Group II Class B-4 Percentage, Group II Class B-5 Percentage or Group II Class B-6 Percentage.

            Group II Class B Prepayment Percentage: Any of the Group II Class B-1 Prepayment Percentage, Group II Class B-2 Prepayment Percentage, Group II Class B-3 Prepayment Percentage, Group II Class B-4 Prepayment Percentage, Group II Class B-5 Prepayment Percentage or Group II Class B-6 Prepayment Percentage.

            Group II Class B-1 Percentage: As to any Distribution Date, the percentage calculated by multiplying the Group II Subordinated Percentage by either (i) if any Class B Certificates (other than the Class B-1 Certificates) are eligible to receive principal distributions for such Distribution Date in accordance with Section 4.01(d), a fraction, the numerator of which is the Class B-1 Principal Balance (determined as of the Determination Date preceding such Distribution Date) and the denominator of which is the sum of the Principal Balances of the Classes of Class B Certificates eligible to receive principal distributions for such Distribution Date in accordance with the provisions of
Section 4.01(d) or (ii) except as set forth in Section 4.01(d)(ii), in the event that the Class B Certificates (other than the Class B-1 Certificates) are not eligible to receive distributions of principal in accordance with Section 4.01(d)(i), one.

            Group II Class B-1 Prepayment Percentage: As to any Distribution Date, the percentage calculated by multiplying the Group II Subordinated Prepayment Percentage by either (i) if any Class B Certificates (other than the Class B-1 Certificates) are eligible to receive principal distributions for such Distribution Date in accordance with Section 4.01(d), a fraction, the numerator of which is the Class B-1 Principal Balance (determined as of the Determination Date preceding such Distribution Date) and the denominator of which is the sum of the Principal Balances of the Classes of Class B Certificates eligible to receive principal distributions for such Distribution Date in accordance with the provisions of Section 4.01(d) or (ii) except as set forth in Section 4.01(d)(ii), in the event that the Class B Certificates (other than the Class B-1 Certificates) are not eligible to receive distributions of principal in accordance with Section 4.01(d)(i), one.

            Group II Class B-2 Percentage: As to any Distribution Date, except as set forth in the next sentence, the percentage calculated by multiplying (i) the Group II Subordinated Percentage by (ii) a fraction, the numerator of which is the Class B-2 Principal Balance (determined as of the Determination Date preceding such Distribution Date) and the denominator of which is the sum of the Principal Balances of the Classes of Class B Certificates eligible to receive principal distributions for such Distribution Date in accordance with the provisions of Section 4.01(d). Except as set forth in Section 4.01(d)(ii), in the event that the Class B-2 Certificates are not eligible to receive distributions of principal in accordance with Section 4.01(d)(i), the Group II Class B-2 Percentage for such Distribution Date will be zero.

            Group II Class B-2 Prepayment Percentage: As to any Distribution Date, except as set forth in the next sentence, the percentage calculated by multiplying (i) the Group II Subordinated Prepayment Percentage by (ii) a fraction, the numerator of which is the Class B-2 Principal Balance (determined as of the Determination Date preceding such Distribution Date) and the denominator of which is the sum of the Principal Balances of the Classes of Class B Certificates eligible to receive principal distributions for such Distribution Date in accordance with the provisions of Section 4.01(d). Except as set forth in Section 4.01(d)(ii), in the event that the Class B-2 Certificates are not eligible to receive distributions of principal in accordance with Section 4.01(d)(i), the Group II Class B-2 Prepayment Percentage for such Distribution Date will be zero.

            Group II Class B-3 Percentage: As to any Distribution Date, except as set forth in the next sentence, the percentage calculated by multiplying (i) the Group II Subordinated Percentage by (ii) a fraction, the numerator of which is the Class B-3 Principal Balance (determined as of the Determination Date preceding such Distribution Date) and the denominator of which is the sum of the Principal Balances of the Classes of Class B Certificates eligible to receive principal distributions for such Distribution Date in accordance with the provisions of Section 4.01(d). Except as set forth in Section 4.01(d)(ii), in the event that the Class B-3 Certificates are not eligible to receive distributions of principal in accordance with Section 4.01(d)(i), the Group II Class B-3 Percentage for such Distribution Date will be zero.

            Group II Class B-3 Prepayment Percentage: As to any Distribution Date, except as set forth in the next sentence, the percentage calculated by multiplying (i) the Group II Subordinated Prepayment Percentage by (ii) a fraction, the numerator of which is the Class B-3 Principal Balance (determined as of the Determination Date preceding such Distribution Date) and the denominator of which is the sum of the Principal Balances of the Classes of Class B Certificates eligible to receive principal distributions for such Distribution Date in accordance with the provisions of Section 4.01(d). Except as set forth in Section 4.01(d)(ii), in the event that the Class B-3 Certificates are not eligible to receive distributions of principal in accordance with Section 4.01(d)(i), the Group II Class B-3 Prepayment Percentage for such Distribution Date will be zero.

            Group II Class B-4 Percentage: As to any Distribution Date, except as set forth in the next sentence, the percentage calculated by multiplying (i) the Group II Subordinated Percentage by (ii) a fraction, the numerator of which is the Class B-4 Principal Balance (determined as of the Determination Date preceding such Distribution Date) and the denominator of which is the sum of the Principal Balances of the Classes of Class B Certificates eligible to receive principal distributions for such Distribution Date in accordance with the provisions of Section 4.01(d). Except as set forth in Section 4.01(d)(ii), in the event that the Class B-4 Certificates are not eligible to receive distributions of principal in accordance with Section 4.01(d)(i), the Group II Class B-4 Percentage for such Distribution Date will be zero.

            Group II Class B-4 Prepayment Percentage: As to any Distribution Date, except as set forth in the next sentence, the percentage calculated by multiplying (i) the Group II Subordinated Prepayment Percentage by (ii) a fraction, the numerator of which is the Class B-4 Principal Balance (determined as of the Determination Date preceding such Distribution Date) and the denominator of which is the sum of the Principal Balances of the Classes of Class B Certificates eligible to receive principal distributions for such Distribution Date in accordance with the provisions of Section 4.01(d). Except as set forth in Section 4.01(d)(ii), in the event that the Class B-4 Certificates are not eligible to receive distributions of principal in accordance with Section 4.01(d)(i), the Group II Class B-4 Prepayment Percentage for such Distribution Date will be zero.

            Group II Class B-5 Percentage: As to any Distribution Date, except as set forth in the next sentence, the percentage calculated by multiplying (i) the Group II Subordinated Percentage by (ii) a fraction, the numerator of which is the Class B-5 Principal Balance (determined as of the Determination Date preceding such Distribution Date) and the denominator of which is the sum of the Principal Balances of the Classes of Class B Certificates eligible to receive principal distributions for such Distribution Date in accordance with the provisions of Section 4.01(d). Except as set forth in Section 4.01(d)(ii), in the event that the Class B-5 Certificates are not eligible to receive distributions of principal in accordance with Section 4.01(d)(i), the Group II Class B-5 Percentage for such Distribution Date will be zero.

            Group II Class B-5 Prepayment Percentage: As to any Distribution Date, except as set forth in the next sentence, the percentage calculated by multiplying (i) the Group II Subordinated Prepayment Percentage by (ii) a fraction, the numerator of which is the Class B-5 Principal Balance (determined as of the Determination Date preceding such Distribution Date) and the denominator of which is the sum of the Principal Balances of the Classes of Class B Certificates eligible to receive principal distributions for such Distribution Date in accordance with the provisions of Section 4.01(d). Except as set forth in Section 4.01(d)(ii), in the event that the Class B-5 Certificates are not eligible to receive distributions of principal in accordance with Section 4.01(d)(i), the Group II Class B-5 Prepayment Percentage for such Distribution Date will be zero.

            Group II Class B-6 Percentage: As to any Distribution Date, except as set forth in the next sentence, the percentage calculated by multiplying (i) the Group II Subordinated Percentage by (ii) a fraction, the numerator of which is the Class B-6 Principal Balance (determined as of the Determination Date preceding such Distribution Date) and the denominator of which is the sum of the Principal Balances of the Classes of Class B Certificates eligible to receive principal distributions for such Distribution Date in accordance with the provisions of Section 4.01(d). Except as set forth in Section 4.01(d)(ii), in the event that the Class B-6 Certificates are not eligible to receive distributions of principal in accordance with Section 4.01(d)(i), the Group II Class B-6 Percentage for such Distribution Date will be zero.

            Group II Class B-6 Prepayment Percentage: As to any Distribution Date, except as set forth in the next sentence, the percentage calculated by multiplying (i) the Group II Subordinated Prepayment Percentage by (ii) a fraction, the numerator of which is the Class B-6 Principal Balance (determined as of the Determination Date preceding such Distribution Date) and the denominator of which is the sum of the Principal Balances of the Classes of Class B Certificates eligible to receive principal distributions for such Distribution Date in accordance with the provisions of Section 4.01(d). Except as set forth in Section 4.01(d)(ii), in the event that the Class B-6 Certificates are not eligible to receive distributions of principal in accordance with Section 4.01(d)(i), the Group II Class B-6 Prepayment Percentage for such Distribution Date will be zero.

            Group II Discount Mortgage Loan: A Group II Mortgage Loan with a Net Mortgage Interest Rate of less than 7.500%.

            Group II Interest Accrual Amount: As to any Distribution Date, the sum of the Group II-A Interest Accrual Amount and the Apportioned Interest Accrual Amounts for the Group II Apportioned Principal Balances of the Class B Certificates.

            Group II Mortgage Loans: Those Mortgage Loans listed on Exhibit F-2B and F-3B attached hereto.

            Group II Net Foreclosure Profits: As to any Distribution Date, the amount, if any, by which (i) Aggregate Group II Foreclosure Profits with respect to such Distribution Date exceed (ii) Liquidated Loan Losses with respect to Group II Mortgage Loans with respect to such Distribution Date.

            Group II Pool Balance (Non-PO Portion): As of any Distribution Date, the sum of the amounts for each Group II Mortgage Loan that is an Outstanding Mortgage Loan of the product of (i) the Non-PO Fraction for such Mortgage Loan and (ii) the Scheduled Principal Balance of such Mortgage Loan.

            Group II Pool Balance (PO Portion): As of any Distribution Date, the sum of the amounts for each Group II Mortgage Loan that is an Outstanding Mortgage Loan of the product of (i) the PO Fraction for such Mortgage Loan and
(ii) the Scheduled Principal Balance of such Mortgage Loan.

            Group II Pool Distribution Amount: As of any Distribution Date, the funds eligible for distribution to the Holders of the Group II-A Certificates and Class B Certificates on such Distribution Date, which shall be the sum of
(i) all previously undistributed payments or other receipts on account of principal and interest on or in respect of the Group II Mortgage Loans (including, without limitation, the proceeds of any repurchase of a Group II Mortgage Loan by the Seller and any Substitution Principal Amount) received by the Master Servicer with respect to the applicable Remittance Date in the month of such Distribution Date and any Unscheduled Principal Receipts received by the Master Servicer on or prior to the Business Day preceding such Distribution Date, (ii) all Periodic Advances made with respect to Group II Mortgage Loans by a Servicer pursuant to the related Servicing Agreement or Periodic Advances with respect to Group II Mortgage Loans made by the Master Servicer or the Trustee pursuant to Section 3.03 and (iii) all other amounts with respect to a Group II Mortgage Loan required to be placed in the Certificate Account by the Servicer on or before the applicable Remittance Date or by the Master Servicer or the Trustee on or prior to the Distribution Date, but excluding the following:

                  (a) amounts received as late payments of principal or interest with respect to a Group II Mortgage Loan and respecting which the Master Servicer or the Trustee has made one or more unreimbursed Periodic Advances;

                  (b) the portion of Liquidation Proceeds used to reimburse any unreimbursed Periodic Advances with respect to a Group II Mortgage Loan by the Master Servicer or the Trustee;

                  (c) those portions of each payment of interest on a particular Group II Mortgage Loan which represent (i) the Fixed Retained Yield, if any, (ii) the applicable Servicing Fee and (iii) the Master Servicing Fee;

                  (d) all amounts representing scheduled payments of principal and interest on Group II Mortgage Loans due after the Due Date occurring in the month in which such Distribution Date occurs;

                  (e) all Unscheduled Principal Receipts received by the Servicers with respect to Group II Mortgage Loans after the Applicable Unscheduled Principal Receipt Period relating to the Distribution Date for the applicable type of Unscheduled Principal Receipt, and all related payments of interest on such amounts;

                  (f) all repurchase proceeds with respect to Group II Mortgage Loans repurchased by the Seller pursuant to Section 2.02 or 2.03 on or following the Due Date in the month in which such Distribution Date occurs and the difference between the unpaid principal balance of such Group II Mortgage Loan substituted for a defective Group II Mortgage Loan during the month preceding the month in which such Distribution Date occurs and the unpaid principal balance of such defective Group II Mortgage Loan;

                  (g) that portion of Liquidation Proceeds and REO Proceeds with respect to any Group II Mortgage Loan which represents any unpaid Servicing Fee or Master Servicing Fee;

                  (h) all income from Eligible Investments that is held in the Certificate Account for the account of the Master Servicer;

                  (i) all other amounts permitted to be withdrawn from the Certificate Account in respect of the Group II Mortgage Loans, to the extent not covered by clauses (a) through (h) above, or not required to be deposited in the Certificate Account under this Agreement;

                  (j) Group II Net Foreclosure Profits;

                  (k) Month End Interest in respect of Group II Mortgage Loans; and

                  (l) the amount of any Recoveries in respect of principal with respect to a Group II Mortgage Loan which had previously been allocated as a loss to one or more Classes of the Class A or Class B Certificates pursuant to Section 4.02 other than Recoveries with respect to a Group II Mortgage Loan that are covered by the last sentence of Section 4.02(d).

            Group II Pool Scheduled Principal Balance: As to any Distribution Date, the aggregate Scheduled Principal Balances of all Group II Mortgage Loans that were Outstanding Mortgage Loans on the Due Date in the month preceding the month of such Distribution Date.

            Group II Subordinate Amount: As to any Distribution Date, the excess of (i) the Group II Pool Balance (Non-PO Portion) over (ii) the Group II-A Non-PO Principal Balance.

            Group II Subordinated Percentage: As to any Distribution Date, the percentage which is the difference between 100% and the Group II-A Percentage for such date.

            Group II Subordinated Prepayment Percentage: As to any Distribution Date, the percentage which is the difference between 100% and the Group II-A Prepayment Percentage for such date.

            Group I-A Certificate: Any Class I-A-1, Class I-A-2, Class I-A-3, Class I-A-4, Class I-A-5, Class I-A-6, Class I-A-7, Class I-A-8, Class I-A-9, Class I-A-10, Class I-A-PO or Class I-A-R Certificate.

            Group I-A Distribution Amount: As to any Distribution Date and any Class of Group I-A Certificates (other than the Class I-A-PO Certificates), the amount distributable to such Class of Group I-A Certificates pursuant to Clause
(i) Paragraphs first Clause (A), second Clause (A) and third Clause (A)(1) of
Section 4.01(a). As to any Distribution Date and the Class I-A-PO Certificates, the amount distributable to the Class I-A-PO Certificates pursuant to Clause (i) Paragraphs third Clause (A)(2) and fourth Clause (A) of Section 4.01(a) on such Distribution Date.

            Group I-A Interest Accrual Amount: As to any Distribution Date, the sum of the Interest Accrual Amounts for the Class I-A Certificates with respect to such Distribution Date.

            Group I-A Interest Percentage: As to any Distribution Date and any Class of Group I-A Certificates, the percentage calculated by dividing the Interest Accrual Amount of such Class (determined without regard to clause (ii) of the definition thereof) by the Group I-A Interest Accrual Amount (determined without regard to clause (ii) of the definition of each Interest Accrual Amount).

            Group I-A Interest Shortfall Amount: As to any Distribution Date and any Class of Group I-A Certificates, any amount by which the Interest Accrual Amount of such Class with respect to such Distribution Date exceeds the amount distributed in respect of such Class on such Distribution Date pursuant to Clause (i) Paragraph first Clause (A) of Section 4.01(a) including, in the case of the Accrual Certificates prior to the Accretion Termination Date, the amount included in the Accrual Distribution Amount pursuant to clause (i) of the definition thereof.

            Group I-A Loss Denominator: As to any Determination Date, an amount equal to the sum of (i) the Principal Balances of the Group I-A Certificates (other than the Accrual Certificates and the Class I-A-PO Certificates) and (ii) with respect to the Accrual Certificates, the lesser of the Principal Balance of the Accrual Certificates and the Original Principal Balance of the Accrual Certificates.

            Group I-A Loss Percentage: As to any Determination Date and any Class of Group I-A Certificates (other than the Class I-A-PO Certificates), the percentage calculated by dividing the Principal Balance of such Class (or, in the case of the Accrual Certificates, the Original Principal Balance of such Class, if lower) by the Group I-A Loss Denominator (determined without regard to any such Principal Balance of any Class of Group I-A Certificates not then outstanding), in each case determined as of the preceding Determination Date.

            Group I-A Non-PO Optimal Amount: As to any Distribution Date, the sum for such Distribution Date of (i) the Group I-A Interest Accrual Amount,
(ii) the Aggregate Group I-A Unpaid Interest Shortfall and (iii) the Group I-A Non-PO Optimal Principal Amount.

            Group I-A Non-PO Optimal Principal Amount: As to any Distribution Date, an amount equal to the sum, as to each Group I Mortgage Loan that is an Outstanding Mortgage Loan, of the product of (x) the Non-PO Fraction with respect to such Mortgage Loan, and (y) the sum of:

                  (i) the Group I-A Percentage of (A) the principal portion of the Monthly Payment due on the Due Date occurring in the month of such Distribution Date on such Mortgage Loan, less (B) if the Bankruptcy Loss Amount has been reduced to zero, the principal portion of any Debt Service Reduction with respect to such Mortgage Loan;

                  (ii) the Group I-A Prepayment Percentage of all Unscheduled Principal Receipts that were received by a Servicer with respect to such Mortgage Loan during the Applicable Unscheduled Principal Receipt Period relating to such Distribution Date for each applicable type of Unscheduled Principal Receipt;

                  (iii) the Group I-A Prepayment Percentage of the Scheduled Principal Balance of such Mortgage Loan which, during the month preceding the month of such Distribution Date, was repurchased by the Seller pursuant to Section 2.02 or 2.03; and

                  (iv) the Group I-A Percentage of the excess of the unpaid principal balance of such Mortgage Loan substituted for a defective Mortgage Loan during the month preceding the month in which such Distribution Date occurs over the unpaid principal balance of such defective Mortgage Loan, less the amount allocable to the principal portion of any unreimbursed Periodic Advances previously made by the applicable Servicer, the Master Servicer or the Trustee in respect of such defective Mortgage Loan.

            Group I-A Non-PO Principal Amount: As to any Distribution Date, the aggregate amount distributed in respect of the Classes of Group I-A Certificates pursuant to Clause (i) Paragraph third Clause (A)(1) of Section 4.01(a).

            Group I-A Non-PO Principal Balance: As of any date, an amount equal to the Group I-A Principal Balance less the Principal Balance of the Class I-A-PO Certificates.

            Group I-A Non-PO Principal Distribution Amount: As to any Distribution Date, the sum of (i) the Accrual Distribution Amount, if any, with respect to such Distribution Date and (ii) the Group I-A Non-PO Principal Amount with respect to such Distribution Date

            Group I-A Percentage: As to any Distribution Date occurring on or prior to the Cross-Over Date, the lesser of (i) 100% and (ii) the percentage obtained by dividing the Group I-A Non-PO Principal Balance (determined as of the Determination Date preceding such Distribution Date) by the Group I Pool Balance (Non-PO Portion). As to any Distribution Date occurring subsequent to the Cross-Over Date, 100% or such lesser percentage which will cause the Group I-A Non-PO Principal Balance to decline to zero following the distribution made on such Distribution Date.

            Group I-A Prepayment Percentage: As to any Distribution Date to and including the Distribution Date in February 2005, 100%. As to any Distribution Date subsequent to February 2005 to and including the Distribution Date in February 2006, the Group I-A Percentage as of such Distribution Date plus 70% of the Group I Subordinated Percentage as of such Distribution Date. As to any Distribution Date subsequent to February 2006 to and including the Distribution Date in February 2007, the Group I-A Percentage as of such Distribution Date plus 60% of the Group I Subordinated Percentage as of such Distribution Date. As to any Distribution Date subsequent to February 2007 to and including the Distribution Date in February 2008, the Group I-A Percentage as of such Distribution Date plus 40% of the Group I Subordinated Percentage as of such Distribution Date. As to any Distribution Date subsequent to February 2008 to and including the Distribution Date in February 2009, the Group I-A Percentage as of such Distribution Date plus 20% of the Group I Subordinated Percentage as of such Distribution Date. As to any Distribution Date subsequent to February 2010, the Group I-A Percentage as of such Distribution Date. The foregoing is subject to the following: (i) if the aggregate distribution to Holders of Group I-A Certificates on any Distribution Date of the Group I-A Prepayment Percentage provided above of (a) Unscheduled Principal Receipts distributable on such Distribution Date would reduce the Group I-A Non-PO Principal Balance below zero, the Group I-A Prepayment Percentage for such Distribution Date shall be the percentage necessary to bring the Group I-A Non-PO Principal Balance to zero and thereafter the Group I-A Prepayment Percentage shall be zero and (ii) if the Group I-A Percentage or Group II-A Percentage as of any Distribution Date is greater than the Original Group I-A Percentage or Original Group II-A Percentage, respectively, the Group I-A Prepayment Percentage for such Distribution Date shall be 100%. Notwithstanding the foregoing, with respect to any Distribution Date on which the following criteria are not met, the reduction of the Group I-A Prepayment Percentage described in the second through sixth sentences of this definition of Group I-A Prepayment Percentage shall not be applicable with respect to such Distribution Date. In such event, the Group I-A Prepayment Percentage for such Distribution Date will be determined in accordance with the applicable provision, as set forth in the first through fifth sentences above, which was actually used to determine the Group I-A Prepayment Percentage for the Distribution Date occurring in the February preceding such Distribution Date (it being understood that for the purposes of the determination of the Group I-A Prepayment Percentage for the current Distribution Date, the current Group I-A Percentage and Group I Subordinated Percentage shall be utilized). In order for the reduction referred to in the second through sixth sentences to be applicable, with respect to any Distribution Date (a) the average outstanding principal balance on such Distribution Date and for the preceding five Distribution Dates on the Group I Mortgage Loans or Group II Mortgage Loans that were delinquent 60 days or more (including for this purpose any payments due with respect to Mortgage Loans in foreclosure and REO Mortgage Loans) must be less than 50% of the Group I Subordinate Amount or Group II Subordinate Amount, as applicable and (b) cumulative Realized Losses on the Group I Mortgage Loans or the Group II Mortgage Loans shall not exceed (1) 30% of the Original Group I Subordinated Principal Balance or Original Group II Subordinated Principal Balance, as applicable, if such Distribution Date occurs between and including March 2005 and February 2006 (2) 35% of the Original Group I Subordinated Principal Balance or Original Group II Subordinated Principal Balance if such Distribution Date occurs between and including March 2006 and February 2007, (3) 40% of the Original Group I Subordinated Principal Balance or Original Group II Subordinated Principal Balance, as applicable, if such Distribution Date occurs between and including March 2007 and February 2008, (4) 45% of the Original Group I Subordinated Principal Balance or Original Group II Subordinated Principal Balance, as applicable, if such Distribution Date occurs between and including March 2008 and February 2009, and (5) 50% of the Original Group I Subordinated Principal Balance or Original Group II Subordinated Principal Balance, as applicable, if such Distribution Date occurs during or after March 2009. With respect to any Distribution Date on which the Group I-A Prepayment Percentage is reduced below the Group I-A Prepayment Percentage for the prior Distribution Date, the Master Servicer shall certify to the Trustee, based upon information provided by each Servicer as to the Mortgage Loans serviced by it that the criteria set forth in the preceding sentence are met.

            Group I-A Principal Balance: As of any date, an amount equal to the sum of the Principal Balances for the Class I-A-1 Certificates, Class I-A-2 Certificates, Class I-A-3 Certificates, Class I-A-4 Certificates, Class I-A-5 Certificates, Class I-A-6 Certificates, Class I-A-7 Certificates, Class I-A-8 Certificates, Class I-A-9 Certificates, Class I-A-10 Certificates, Class I-A-PO Certificates and Class I-A-R Certificate.

            Group I-A Shortfall Percentage: As to any Distribution Date and any Class of Group I-A Certificates, the percentage calculated by dividing the Class A Unpaid Interest Shortfall for such Class by the Aggregate Group I-A Unpaid Interest Shortfall, in each case determined as of the day preceding the applicable Distribution Date.

            Group II-A Certificate: Any Class II-A-1 or Class II-A-PO
Certificate.

            Group II-A Distribution Amount: As to any Distribution Date and any Class of Group II-A Certificates (other than the Class II-A-PO Certificates), the amount distributable to such Class of Group II-A Certificates pursuant to Clause (i) Paragraphs first Clause (B), second Clause (B) and third Clause
(B)(1) of Section 4.01(a). As to any Distribution Date and the Class II-A-PO Certificates, the amount distributable to the Class II-A-PO Certificates pursuant to Clause (i) Paragraphs third Clause (B)(2) and fourth Clause (B) of
Section 4.01(a) on such Distribution Date.

            Group II-A Interest Accrual Amount: As to any Distribution Date, the sum of the Interest Accrual Amounts for the Classes of Group II-A Certificates with respect to such Distribution Date.

            Group II-A Interest Percentage: As to any Distribution Date and any Class of Group II-A Certificates, the percentage calculated by dividing the Interest Accrual Amount of such Class (determined without regard to clause (ii) of the definition thereof) by the Group II-A Interest Accrual Amount (determined without regard to clause (ii) of the definition of each Interest Accrual Amount).

            Group II-A Interest Shortfall Amount: As to any Distribution Date and any Class of Group II-A Certificates, any amount by which the Interest Accrual Amount of such Class with respect to such Distribution Date exceeds the amount distributed in respect of such Class on such Distribution Date pursuant to Clause (i) Paragraph first Clause (B) of Section 4.01(a).

            Group II-A Loss Denominator: As to any Determination Date, an amount equal to the Group II-A Non-PO Principal Balance.

            Group II-A Loss Percentage: As to any Determination Date and any Class of Group II-A Certificates (other than the Class II-A-PO Certificates), the percentage calculated by dividing the Principal Balance of such Class by the Group II-A Loss Denominator (determined without regard to any such Principal Balance of any Class of Group II-A Certificates not then outstanding), in each case determined as of the preceding Determination Date.

            Group II-A Non-PO Optimal Amount: As to any Distribution Date, the sum for such Distribution Date of (i) the Group II-A Interest Accrual Amount,
(ii) the Aggregate Group II-A Unpaid Interest Shortfall and (iii) the Group II-A Non-PO Optimal Principal Amount.

            Group II-A Non-PO Optimal Principal Amount: As to any Distribution Date, an amount equal to the sum, as to each Group II Mortgage Loan that is an Outstanding Mortgage Loan, of the product of (x) the Non-PO Fraction with respect to such Mortgage Loan, and (y) the sum of:

                  (i) the Group II-A Percentage of (A) the principal portion of the Monthly Payment due on the Due Date occurring in the month of such Distribution Date on such Mortgage Loan, less (B) if the Bankruptcy Loss Amount has been reduced to zero, the principal portion of any Debt Service Reduction with respect to such Mortgage Loan;

                  (ii) the Group II-A Prepayment Percentage of all Unscheduled Principal Receipts that were received by a Servicer with respect to such Mortgage Loan during the Applicable Unscheduled Principal Receipt Period relating to such Distribution Date for each applicable type of Unscheduled Principal Receipt;

                  (iii) the Group II-A Prepayment Percentage of the Scheduled Principal Balance of such Mortgage Loan which, during the month preceding the month of such Distribution Date, was repurchased by the Seller pursuant to Section 2.02 or 2.03; and

                  (iv) the Group II-A Percentage of the excess of the unpaid principal balance of such Mortgage Loan substituted for a defective Mortgage Loan during the month preceding the month in which such Distribution Date occurs over the unpaid principal balance of such defective Mortgage Loan, less the amount allocable to the principal portion of any unreimbursed Periodic Advances previously made by the applicable Servicer, the Master Servicer or the Trustee in respect of such defective Mortgage Loan.

            Group II-A Non-PO Principal Balance: As of any date, an amount equal to the Group II-A Principal Balance less the Principal Balance of the Class II-A-PO Certificates.

            Group II-A Non-PO Principal Distribution Amount: As to any Distribution Date, the aggregate amount distributed in respect of the Classes of Group II-A Certificates pursuant to Clause (i) Paragraph third Clause (B)(1) of
Section 4.01(a).

            Group II-A Percentage: As to any Distribution Date occurring on or prior to the Cross-Over Date, the lesser of (i) 100% and (ii) the percentage obtained by dividing the Group II-A Non-PO Principal Balance (determined as of the Determination Date preceding such Distribution Date) by the Group II Pool Balance (Non-PO Portion). As to any Distribution Date occurring subsequent to the Cross-Over Date, 100% or such lesser percentage which will cause the Group II-A Non-PO Principal Balance to decline to zero following the distribution made on such Distribution Date.

            Group II-A Prepayment Percentage: As to any Distribution Date to and including the Distribution Date in February 2005, 100%. As to any Distribution Date subsequent to February 2005 to and including the Distribution Date in February 2006, the Group II-A Percentage as of such Distribution Date plus 70% of the Group II Subordinated Percentage as of such Distribution Date. As to any Distribution Date subsequent to February 2006 to and including the Distribution Date in February 2007, the Group II-A Percentage as of such Distribution Date plus 60% of the Group II Subordinated Percentage as of such Distribution Date. As to any Distribution Date subsequent to February 2007 to and including the Distribution Date in February 2008, the Group II-A Percentage as of such Distribution Date plus 40% of the Group II Subordinated Percentage as of such Distribution Date. As to any Distribution Date subsequent to February 2008 to and including the Distribution Date in February 2009, the Group II-A Percentage as of such Distribution Date plus 20% of the Group II Subordinated Percentage as of such Distribution Date. As to any Distribution Date subsequent to February 2009, the Group II-A Percentage as of such Distribution Date. The foregoing is subject to the following: (i) if the aggregate distribution to Holders of Group II-A Certificates on any Distribution Date of the Group II-A Prepayment Percentage provided above of (a) Unscheduled Principal Receipts distributable on such Distribution Date would reduce the Group II-A Non-PO Principal Balance below zero, the Group II-A Prepayment Percentage for such Distribution Date shall be the percentage necessary to bring the Group II-A Non-PO Principal Balance to zero and thereafter the Group II-A Prepayment Percentage shall be zero and (ii) if the Group I-A Percentage or Group II-A Percentage as of any Distribution Date is greater than the Original Group I-A Percentage or Original Group II-A Percentage, respectively, the Group II-A Prepayment Percentage for such Distribution Date shall be 100%. Notwithstanding the foregoing, with respect to any Distribution Date on which the following criteria are not met, the reduction of the Group II-A Prepayment Percentage described in the second through sixth sentences of this definition of Group II-A Prepayment Percentage shall not be applicable with respect to such Distribution Date. In such event, the Group II-A Prepayment Percentage for such Distribution Date will be determined in accordance with the applicable provision, as set forth in the first through fifth sentences above, which was actually used to determine the Group II-A Prepayment Percentage for the Distribution Date occurring in the February preceding such Distribution Date (it being understood that for the purposes of the determination of the Group II-A Prepayment Percentage for the current Distribution Date, the current Group II-A Percentage and Group II Subordinated Percentage shall be utilized). In order for the reduction referred to in the second through sixth sentences to be applicable, with respect to any Distribution Date (a) the average outstanding principal balance on such Distribution Date and for the preceding five Distribution Dates on the Group I Mortgage Loans or Group II Mortgage Loans that were delinquent 60 days or more (including for this purpose any payments due with respect to Mortgage Loans in foreclosure and REO Mortgage Loans) must be less than 50% of the Group I Subordinate Amount or Group II Subordinate Amount, as applicable and (b) cumulative Realized Losses on the Group I Mortgage Loans or the Group II Mortgage Loans shall not exceed (1) 30% of the Original Group I Subordinated Principal Balance or Original Group II Subordinated Principal Balance, as applicable, if such Distribution Date occurs between and including March 2005 and February 2006 (2) 35% of the Original Group I Subordinated Principal Balance or Original Group II Subordinated Principal Balance if such Distribution Date occurs between and including March 2006 and February 2007, (3) 40% of the Original Group I Subordinated Principal Balance or Original Group II Subordinated Principal Balance, as applicable, if such Distribution Date occurs between and including March 2007 and February 2008, (4) 45% of the Original Group I Subordinated Principal Balance or Original Group II Subordinated Principal Balance, as applicable, if such Distribution Date occurs between and including March 2008 and February 2009, and (5) 50% of the Original Group I Subordinated Principal Balance or Original Group II Subordinated Principal Balance, as applicable, if such Distribution Date occurs during or after March 2009. With respect to any Distribution Date on which the Group II-A Prepayment Percentage is reduced below the Group II-A Prepayment Percentage for the prior Distribution Date, the Master Servicer shall certify to the Trustee, based upon information provided by each Servicer as to the Mortgage Loans serviced by it that the criteria set forth in the preceding sentence are met.

            Group II-A Principal Balance: As of any date, an amount equal to the sum of the Principal Balances for the Class II-A-1 Certificates and Class II-A-PO Certificates.

            Group II-A Shortfall Percentage: As to any Distribution Date and any Class of Group II-A Certificates, the percentage calculated by dividing the Class A Unpaid Interest Shortfall for such Class by the Aggregate Group II-A Unpaid Interest Shortfall, in each case determined as of the day preceding the applicable Distribution Date.

            Holder: See "Certificateholder."

            Independent: When used with respect to any specified Person, such Person who (i) is in fact independent of the Seller, the Master Servicer and any Servicer, (ii) does not have any direct financial interest or any material indirect financial interest in the Seller or the Master Servicer or any Servicer or in an affiliate of either, and (iii) is not connected with the Seller, the Master Servicer or any Servicer as an officer, employee, promoter, underwriter, trustee, partner, director or person performing similar functions.

            Insurance Policy: Any insurance or performance bond relating to a Mortgage Loan or the Mortgage Loans, including any hazard insurance, special hazard insurance, flood insurance, primary mortgage insurance, mortgagor bankruptcy bond or title insurance.

            Insurance Proceeds: Proceeds paid by any insurer pursuant to any Insurance Policy covering a Mortgage Loan.

            Insured Expenses: Expenses covered by any Insurance Policy covering a Mortgage Loan.

            Interest Accrual Amount: As to any Distribution Date and any Class of Class A Certificates (other than the Class I-A-PO and Class II-A-PO Certificates), (i) the product of (a) 1/12th of the Class A Pass-Through Rate for such Class and (b) the Principal Balance of such Class as of the Determination Date preceding such Distribution Date minus (ii) the sum of (A) the Group I Apportioned Interest Percentage or Group II Apportioned Interest Percentage, as applicable, of such Class of the interest portion of any Excess Special Hazard Losses, Excess Fraud Losses and Excess Bankruptcy Losses attributable to Group I Mortgage Loans or Group II Mortgage Loans, respectively, with respect to such Distribution Date pursuant to Section 4.02(e), (B) the Group I-A Interest Percentage or Group II-A Interest Percentage of the interest portion of any Realized Losses (other than Excess Special Hazard Losses, Excess Fraud Losses and Excess Bankruptcy Losses) allocated to the Group I-A Certificates or Group II-A Certificates, as applicable, on or after the Cross-Over Date pursuant to Section 4.02(e) and (C) the Group I-A Interest Percentage or Group II-A Interest Percentage of such Class of any Non-Supported Interest Shortfall allocated to the Class A Certificates with respect to such Distribution Date. The Class I-A-PO and Class II-A-PO Certificates have no Interest Accrual Amount.

            As to any Distribution Date and any Class of Class B Certificates, an amount equal to (i) the product of 1/12th of the Class B Pass-Through Rate and the Principal Balance of such Class as of the Determination Date preceding such Distribution Date minus (ii) the sum of (A) the Class B Interest Percentage of such Class of any Non-Supported Interest Shortfall allocated to the Class B Certificates with respect to such Distribution Date and (B) the Group I Apportioned Interest Percentage or Group II Apportioned Interest Percentage, as applicable, of such Class of the interest portion of any Excess Special Hazard Losses, Excess Fraud Losses and Excess Bankruptcy Losses attributable to the Group I Mortgage Loans or Group II Mortgage Loans, respectively, with respect to such Distribution Date pursuant to Section 4.02(e).

            Liquidated Loan: A Mortgage Loan with respect to which the related Mortgaged Property has been acquired, liquidated or foreclosed and with respect to which the applicable Servicer determines that all Liquidation Proceeds which it expects to recover have been recovered.

            Liquidated Loan Loss: With respect to any Distribution Date, the aggregate of the amount of losses with respect to each Mortgage Loan which became a Liquidated Loan during the Applicable Unscheduled Principal Receipt Period with respect to Full Unscheduled Principal Receipts for such Distribution Date, equal to the excess of (i) the unpaid principal balance of each such Liquidated Loan, plus accrued interest thereon in accordance with the amortization schedule at the time applicable thereto at the applicable Net Mortgage Interest Rate from the Due Date as to which interest was last paid with respect thereto through the last day of the month preceding the month in which such Distribution Date occurs, over (ii) Net Liquidation Proceeds with respect to such Liquidated Loan.

            Liquidation Expenses: Expenses incurred by a Servicer in connection with the liquidation of any defaulted Mortgage Loan or property acquired in respect thereof (including, without limitation, legal fees and expenses, committee or referee fees, and, if applicable, brokerage commissions and conveyance taxes), any unreimbursed advances expended by such Servicer pursuant to its Servicing Agreement or the Master Servicer or Trustee pursuant hereto respecting the related Mortgage Loan, including any unreimbursed advances for real property taxes or for property restoration or preservation of the related Mortgaged Property. Liquidation Expenses shall not include any previously incurred expenses in respect of an REO Mortgage Loan which have been netted against related REO Proceeds.

            Liquidation Proceeds: Amounts received by a Servicer (including Insurance Proceeds) in connection with the liquidation of defaulted Mortgage Loans or property acquired in respect thereof, whether through foreclosure, sale or otherwise, including payments in connection with such Mortgage Loans received from the Mortgagor, other than amounts required to be paid to the Mortgagor pursuant to the terms of the applicable Mortgage or to be applied otherwise pursuant to law.

            Loan-to-Value Ratio: The ratio, expressed as a percentage, the numerator of which is the principal balance of a particular Mortgage Loan at origination and the denominator of which is the lesser of (x) the appraised value of the related Mortgaged Property determined in the appraisal used by the originator at the time of origination of such Mortgage Loan, and (y) if the Mortgage is originated in connection with a sale of the Mortgaged Property, the sale price for such Mortgaged Property.

            Master Servicer: Norwest Bank Minnesota, National Association, or its successor in interest.

            Master Servicing Fee: With respect to any Mortgage Loan and any Distribution Date, the fee payable monthly to the Master Servicer pursuant to
Section 6.05 equal to a fixed percentage (expressed as a per annum rate) of the unpaid principal balance of such Mortgage Loan.

            Master Servicing Fee Rate: As set forth in Section 11.23.

            MERS:  As defined in Section 2.01.

            Mid-Month Receipt Period: With respect to each Distribution Date, the one month period beginning on the Determination Date (or, in the case of the first Distribution Date, from and including the Cut-Off-Date) occurring in the calendar month preceding the month in which such Distribution Date occurs and ending on the day preceding the Determination Date immediately preceding such Distribution Date.

            MLCC Additional Collateral: The Additional Collateral, as defined in the MLCC Servicing Agreement.

            MLCC Additional Collateral Mortgage Loans: The Additional Collateral Mortgage Loans, as defined in the MLCC Servicing Agreement.

            MLCC Mortgage Loan Purchase Agreement: The master mortgage loan purchase agreement dated as of April 1, 1998 between Merrill Lynch Credit Corporation, as seller, and Norwest Funding, Inc., as purchaser.

            MLCC Servicing Agreement: The Servicing Agreement, dated April 1, 1998 between Merrill Lynch Credit Corporation, as Servicer and Norwest Mortgage, as owner.

            MLCC Surety Bond: The Surety Bond, as defined in the MLCC Servicing Agreement.

            Month End Interest: As defined in each Servicing Agreement or with respect to the MLCC Servicing Agreement, the amount defined as "Compensating Interest".

            Monthly Payment: As to any Mortgage Loan (including any REO Mortgage
Loan) and any Due Date, the payment of principal and interest due thereon in accordance with the amortization schedule at the time applicable thereto (after adjustment for any Curtailments and Deficient Valuations occurring prior to such Due Date but before any adjustment to such amortization schedule, other than for Deficient Valuations, by reason of any bankruptcy or similar proceeding or any moratorium or similar waiver or grace period).

            Month End Interest: As defined in each Servicing Agreement.

            Moody's: Moody's Investors Service, Inc., or its successor in interest.

            Mortgage: The mortgage, deed of trust or other instrument creating a first lien on Mortgaged Property securing a Mortgage Note together with any Mortgage Loan Rider, if applicable.

            Mortgage 100sm Pledge Agreement: As defined in the MLCC Servicing Agreement.

            Mortgage Interest Rate: As to any Mortgage Loan, the per annum rate at which interest accrues on the unpaid principal balance thereof as set forth in the related Mortgage Note, which rate is as indicated on the Mortgage Loan Schedule.

            Mortgage Loan Purchase Agreement: The mortgage loan purchase agreement dated as of February 28, 2000 between Norwest Mortgage, as seller, and the Seller, as purchaser.

            Mortgage Loan Rider: The standard FNMA/FHLMC riders to the Mortgage Note and/or Mortgage riders required when the Mortgaged Property is a condominium unit or a unit in a planned unit development.

            Mortgage Loan Schedule: The list of the Mortgage Loans transferred to the Trustee on the Closing Date as part of the Trust Estate and attached hereto as Exhibits F-1, F-2A, F-2B, F-3A and F-3B, which list may be amended following the Closing Date upon conveyance of a Substitute Mortgage Loan pursuant to Section 2.02 or 2.03 and which list shall set forth at a minimum the following information of the close of business on the Cut-Off Date (or, with respect to Substitute Mortgage Loans, as of the close of business on the day of substitution) as to each Mortgage Loan:

             (i)  the Mortgage Loan identifying number;

            (ii)  the city, state and zip code of the Mortgaged Property;

           (iii)  the type of property;

            (iv)  the Mortgage Interest Rate;

             (v)  the Net Mortgage Interest Rate;

            (vi)  the Monthly Payment;

           (vii)  the original number of months to maturity;

          (viii)  the scheduled maturity date;

            (ix)  the Cut-Off Date Principal Balance;

             (x)  the Loan-to-Value Ratio at origination;

            (xi)  whether such Mortgage Loan is a Subsidy Loan;

           (xii) whether such Mortgage Loan is covered by primary mortgage insurance;

          (xiii)  the Servicing Fee Rate;

           (xiv)  the Master Servicing Fee Rate;

            (xv)  Fixed Retained Yield, if applicable; and

            (xvi) for each Exhibit F-3A Mortgage Loan and Exhibit F-3B Mortgage
                  Loan, the name of the Servicer with respect thereto.

            Such schedule may consist of multiple reports that collectively set forth all of the information required.

            Mortgage Loans: Each of the mortgage loans transferred and assigned to the Trustee on the Closing Date pursuant to Section 2.01 and any mortgage loans substituted therefor pursuant to Section 2.02 or 2.03, in each case as from time to time are included in the Trust Estate as identified in the Mortgage Loan Schedule.

            Mortgage Note: The note or other evidence of indebtedness evidencing the indebtedness of a Mortgagor under a Mortgage Loan together with any related Mortgage Loan Riders, if applicable.

            Mortgaged Property: The property subject to a Mortgage, which may include Co-op Shares or residential long-term leases.

            Mortgagor: The obligor on a Mortgage Note.

            MSDW Additional Collateral: The Additional Collateral, as defined in the MSDW Servicing Agreement.

            MSDW Additional Collateral Mortgage Loans: The Additional Collateral Mortgage Loans, as defined in the MSDW Servicing Agreement.

            MSDW Servicing Agreement: The Servicing Agreement, dated January 29, 1999 between Morgan Stanley Dean Witter (formerly known as NOVUS Financial Corporation), as servicer and Norwest Mortgage, as owner.

            MSDW Surety Bond: The Surety Bond, as defined in the MSDW Servicing Agreement.

            Net Liquidation Proceeds: As to any defaulted Mortgage Loan, Liquidation Proceeds net of Liquidation Expenses.

            Net Mortgage Interest Rate: With respect to each Mortgage Loan, a rate equal to (i) the Mortgage Interest Rate on such Mortgage Loan minus (ii) the sum of (a) the Servicing Fee Rate, as set forth in Section 11.22 with respect to such Mortgage Loan, (b) the Master Servicing Fee Rate, as set forth in Section 11.23 with respect to such Mortgage Loan and (c) the Fixed Retained Yield Rate, if any, with respect to such Mortgage Loan. Any regular monthly computation of interest at such rate shall be based upon annual interest at such rate on the applicable amount divided by twelve.

            Net REO Proceeds: As to any REO Mortgage Loan, REO Proceeds net of any related expenses of the Servicer.

            Non-permitted Foreign Holder: As defined in Section 5.02(d).

            Non-PO Fraction: With respect to any Mortgage Loan, the lesser of
(i) 1.00 and (ii) the quotient obtained by dividing the Net Mortgage Interest Rate for such Mortgage Loan by 7.500%.

            Nonrecoverable Advance: Any portion of a Periodic Advance previously made or proposed to be made in respect of a Mortgage Loan which has not been previously reimbursed to the Servicer, the Master Servicer or the Trustee, as the case may be, and which the Servicer, the Master Servicer or the Trustee determines will not, or in the case of a proposed Periodic Advance would not, be ultimately recoverable from Liquidation Proceeds or other recoveries in respect of the related Mortgage Loan. The determination by the Servicer, the Master Servicer or the Trustee (i) that it has made a Nonrecoverable Advance or (ii) that any proposed Periodic Advance, if made, would constitute a Nonrecoverable Advance, shall be evidenced by an Officer's Certificate of the Servicer delivered to the Master Servicer for redelivery to the Trustee or, in the case of a Master Servicer determination, an Officer's Certificate of the Master Servicer delivered to the Trustee, in each case detailing the reasons for such determination.

            Non-Supported Interest Shortfall: With respect to any Distribution Date, the excess, if any, of the aggregate Prepayment Interest Shortfall on the Mortgage Loans over the aggregate Compensating Interest with respect to such Distribution Date. With respect to each Distribution Date occurring on or after the Cross-Over Date, the Non-Supported Interest Shortfall determined pursuant to the preceding sentence will be increased by the amount of any Cross-Over Date Interest Shortfall for such Distribution Date. Any Non-Supported Interest Shortfall will be allocated to (a) the Group I-A Certificates and Group II-A Certificates according to the percentage obtained by dividing the Group I-A Non-PO Principal Balance or Group II-A Non-PO Principal Balance, as applicable, by the Aggregate Non-PO Principal Balance and (b) the Class B Certificates according to the percentage obtained by dividing the Class B Principal Balance by the Aggregate Non-PO Principal Balance.

            Non-U.S. Person: As defined in Section 4.01(f).

            Norwest Mortgage: Norwest Mortgage, Inc., or its successor in interest.

            Norwest Mortgage Correspondents: The entities listed on the Mortgage Loan Schedule, from which Norwest Mortgage purchased the Mortgage Loans.

            Norwest Servicing Agreement: The Servicing Agreement providing for the servicing of the Exhibit F-1 Mortgage Loans, Exhibit F-2A Mortgage Loans and Exhibit F-2B Mortgage Loans initially by Norwest Mortgage.

            Officers' Certificate: With respect to any Person, a certificate signed by the Chairman of the Board, the President or a Vice President, and by the Treasurer, the Secretary or one of the Assistant Treasurers or Assistant Secretaries of such Person (or, in the case of a Person which is not a corporation, signed by the person or persons having like responsibilities), and delivered to the Trustee.

            Opinion of Counsel: A written opinion of counsel, who may be outside or salaried counsel for the Seller, a Servicer or the Master Servicer, or any affiliate of the Seller, a Servicer or the Master Servicer, acceptable to the Trustee if such opinion is to be delivered to the Trustee; provided, however, that with respect to REMIC matters, matters relating to the determination of Eligible Accounts or matters relating to transfers of Certificates, such counsel shall be Independent.

            Optimal Adjustment Event: With respect to any Class of Class B Certificates and any Distribution Date, an Optimal Adjustment Event will occur with respect to such Class if: (i) the Principal Balance of such Class on the Determination Date succeeding such Distribution Date would have been reduced to zero (regardless of whether such Principal Balance was reduced to zero as a result of principal distribution or the allocation of Realized Losses) and (ii)
(a) the Principal Balance of any Class of Class A Certificates would be subject to further reduction as a result of the third or sixth sentences of the definition of Principal Balance or (b) the Principal Balance of a Class of Class B Certificates with a lower numerical designation would be reduced with respect to such Distribution Date as a result of the application of clause (ii) of the definition of Class B-1 Principal Balance, Class B-2 Principal Balance, Class B-3 Principal Balance, Class B-4 Principal Balance, Class B-5 Principal Balance or Class B-6 Principal Balance.

            Original Aggregate Non-PO Principal Balance. The Aggregate Non-PO Principal Balance as of the Cut-Off Date, as set forth in Section 11.07.

            Original Aggregate Subordinate Percentage: The Aggregate Subordinate Percentage as of the Cut-Off Date, as set forth in Section 11.08.

            Original Group I Subordinated Principal Balance: The aggregate of the Group I Apportioned Principal Balances of the Class B Certificates as of the Cut-Off Date, as set forth in Section 11.10.

            Original Group II Subordinated Principal Balance: The aggregate of the Group II Apportioned Principal Balances of the Class B Certificates as of the Cut-Off Date, as set forth in Section 11.11.

            Original Group I-A Percentage: The Group II-A Percentage as of the Cut-Off Date, as set forth in Section 11.03.

            Original Group II-A Percentage: The Group I-A Percentage as of the Cut-Off Date, as set forth in Section 11.04.

            Original Class B Principal Balance: The sum of the Original Class B-1 Principal Balance, Original Class B-2 Principal Balance, Original Class B-3 Principal Balance, Original Class B-4 Principal Balance, Original Class B-5 Principal Balance and Original Class B-6 Principal Balance, as set forth in
Section 11.09.

            Original Class B-1 Fractional Interest: As to the first Distribution Date, the percentage obtained by dividing the sum of the Original Class B-2 Principal Balance, the Original Class B-3 Principal Balance, the Original Class B-4 Principal Balance, Original Class B-5 Principal Balance and the Original Class B-6 Principal Balance by the Original Aggregate Non-PO Principal Balance. The Original Class B-1 Fractional Interest is specified in Section 11.13.

            Original Class B-2 Fractional Interest: As to the first Distribution Date, the percentage obtained by dividing the sum of the Original Class B-3 Principal Balance, the Original Class B-4 Principal Balance, Original Class B-5 Principal Balance and the Original Class B-6 Principal Balance by the Original Aggregate Non-PO Principal Balance. The Original Class B-2 Fractional Interest is specified in Section 11.14.

            Original Class B-3 Fractional Interest: As to the first Distribution Date, the percentage obtained by dividing the sum of the Original Class B-4 Principal Balance, the Original Class B-5 Principal Balance and the Original Class B-6 Principal Balance by the Original Aggregate Non-PO Principal Balance. The Original Class B-3 Fractional Interest is specified in Section 11.15.

            Original Class B-4 Fractional Interest: As to the first Distribution Date, the percentage obtained by dividing the sum of the Original Class B-5 Principal Balance and the Original Class B-6 Principal Balance by the Original Aggregate Non-PO Principal Balance. The Original Class B-4 Fractional Interest is specified in Section 11.16.

            Original Class B-5 Fractional Interest: As to the first Distribution Date, the percentage obtained by dividing the Original Class B-6 Principal Balance by the Original Aggregate Non-PO Principal Balance. The Original Class B-5 Fractional Interest is specified in Section 11.17.

            Original Class B-1 Principal Balance: The Class B-1 Principal Balance as of the Cut-Off Date, as set forth in Section 11.12.

            Original Class B-2 Principal Balance: The Class B-2 Principal Balance as of the Cut-Off Date, as set forth in Section 11.12.

            Original Class B-3 Principal Balance: The Class B-3 Principal Balance as of the Cut-Off Date, as set forth in Section 11.12.

            Original Class B-4 Principal Balance: The Class B-4 Principal Balance as of the Cut-Off Date, as set forth in Section 11.12.

            Original Class B-5 Principal Balance: The Class B-5 Principal Balance as of the Cut-Off Date, as set forth in Section 11.12.

            Original Class B-6 Principal Balance: The Class B-6 Principal Balance as of the Cut-Off Date, as set forth in Section 11.12.

            Original Principal Balance: Any of the Original Principal Balances of the Classes of Class A Certificates as set forth in Section 11.05; the Original Class B-1 Principal Balance, Original Class B-2 Principal Balance, Original Class B-3 Principal Balance, Original Class B-4 Principal Balance, Original Class B-5 Principal Balance or Original Class B-6 Principal Balance as set forth in Section 11.12.

            Other Servicer: Any of the Servicers other than Norwest Mortgage.

            Other Servicing Agreements: The Servicing Agreements other than the Norwest Servicing Agreement.

            Outstanding Mortgage Loan: As to any Due Date, a Mortgage Loan (including an REO Mortgage Loan) which was not the subject of a Full Unscheduled Principal Receipt prior to such Due Date and which was not repurchased by the Seller prior to such Due Date pursuant to Section 2.02 or 2.03.

            Owner Mortgage Loan File: A file maintained by the Trustee (or the Custodian, if any) for each Mortgage Loan that contains the documents specified in the Servicing Agreements or, in the case of each Mortgage Loan serviced by Bank United or Merrill Lynch Credit Corporation, the documents specified in the Bank United Mortgage Loan Sale Agreement and the MLCC Mortgage Loan Purchase Agreement under their respective "Owner Mortgage Loan File" definition or similar definition and/or other provisions requiring delivery of specified documents to the owner of the Mortgage Loan in connection with the purchase thereof, and any additional documents required to be added to the Owner Mortgage Loan File pursuant to this Agreement.

            Parent Power(R)Guaranty Agreement for Real Estate: As defined in the MLCC Servicing Agreement.

            Parent Power(R)Guaranty and Security Agreement for Security Account:
As defined in the MLCC Servicing Agreement.

            Partial Liquidation Proceeds: Liquidation Proceeds received by a Servicer prior to the month in which the related Mortgage Loan became a Liquidated Loan.

            Partial Unscheduled Principal Receipt: An Unscheduled Principal Receipt which is not a Full Unscheduled Principal Receipt.

            Paying Agent: The Person authorized on behalf of the Trustee, as agent for the Master Servicer, to make distributions to Certificateholders with respect to the Certificates and to forward to Certificateholders the periodic and annual statements required by Section 4.04. The Paying Agent may be any Person directly or indirectly controlling or controlled by or under common control with the Master Servicer and may be the Trustee. The initial Paying Agent is appointed in Section 4.03(a).

            Payment Account: The account maintained pursuant to Section 4.03(b).

            Percentage Interest: With respect to a Class A Certificate of a Class, the undivided percentage interest obtained by dividing the original principal balance of such Certificate by the Original Principal Balance of such Class of Class A Certificates. With respect to a Class B Certificate of a Class, the undivided percentage interest obtained by dividing the original principal balance of such Certificate by the Original Principal Balance of such Class of Class B Certificates.

            Periodic Advance: The aggregate of the advances required to be made by a Servicer on any Distribution Date pursuant to its Servicing Agreement or by the Master Servicer or the Trustee hereunder, the amount of any such advances being equal to the total of all Monthly Payments (adjusted, in each case (i) in respect of interest, to the applicable Mortgage Interest Rate less the applicable Servicing Fee in the case of Periodic Advances made by a Servicer and to the applicable Net Mortgage Interest Rate in the case of Periodic Advances made by the Master Servicer or Trustee and (ii) by the amount of any related Debt Service Reductions or reductions in the amount of interest collectable from the Mortgagor pursuant to the Soldiers' and Sailors' Civil Relief Act of 1940, as amended, or similar legislation or regulations then in effect) on the Mortgage Loans, that (x) were delinquent as of the close of business on the related Determination Date, (y) were not the subject of a previous Periodic Advance by such Servicer or of a Periodic Advance by the Master Servicer or the Trustee, as the case may be and (z) have not been determined by the Master Servicer, such Servicer or Trustee to be Nonrecoverable Advances.

            Person: Any individual, corporation, partnership, joint venture, association, joint-stock company, trust, unincorporated organization or government or any agency or political subdivision thereof.

            Plan: As defined in Section 5.02(c).

            PO Fraction: With respect to any Discount Mortgage Loan, the difference between 1.0 and the Non-PO Fraction for such Mortgage Loan; with respect to any other Mortgage Loan, zero.

            Pool Scheduled Principal Balance: The sum of the Group I Pool Scheduled Principal Balance and Group II Pool Scheduled Principal Balance.

            Prepayment In Full: With respect to any Mortgage Loan, a Mortgagor payment consisting of a Principal Prepayment in the amount of the outstanding principal balance of such loan and resulting in the full satisfaction of such obligation.

            Prepayment Interest Shortfall: On any Distribution Date, the amount of interest, if any, that would have accrued on any Mortgage Loan which was the subject of a Prepayment in Full at the Net Mortgage Interest Rate for such Mortgage Loan from the date of its Prepayment in Full (but in the case of a Prepayment in Full where the Applicable Unscheduled Principal Receipt Period is the Mid-Month Receipt Period, only if the date of the Prepayment in Full is on or after the Determination Date in the month prior to the month of such Distribution Date and prior to the first day of the month of such Distribution
Date) through the last day of the month prior to the month of such Distribution Date.

            Principal Adjustment: In the event that the Class B-1 Optimal Principal Amount, Class B-2 Optimal Principal Amount, Class B-3 Optimal Principal Amount, Class B-4 Optimal Principal Amount, Class B-5 Optimal Principal Amount or Class B-6 Optimal Principal Amount is calculated in accordance with the proviso in such definition with respect to any Distribution Date, the Principal Adjustment for such Class of Class B Certificates shall equal the difference between (i) the amount that would have been distributed to such Class as principal in accordance with Section 4.01(a) for such Distribution Date, calculated without regard to such proviso and assuming there are no Principal Adjustments for such Distribution Date and (ii) the Adjusted Principal Balance for such Class.

            Principal Balance: As of the first Determination Date and as to any Class of Class A Certificates, the Original Principal Balance of such Class. As of any subsequent Determination Date prior to the Cross-Over Date and as to any Class of Class A Certificates (other than the Class I-A-PO and Class II-A-PO Certificates), the Original Principal Balance of such Class (increased in the case of the Accrual Certificates by the Accrual Distribution Amount with respect to prior Distribution Dates for such Accrual Certificates) less the sum of (a) all amounts previously distributed in respect of such Class on prior Distribution Dates (i) pursuant to Clause (i) Paragraph third clauses (A)(1) and
(B)(1) of Section 4.01(a), (ii) pursuant to Clause (iii) of Section 4.01(b),
(iii) as a result of a Principal Adjustment and (iv) if applicable, from the Accrual Distribution Amounts for such prior Distribution Dates and (b) the Realized Losses allocated through such Determination Date to such Class pursuant to Section 4.02(b). After the Cross-Over Date, each such Principal Balance will also be reduced on each Determination Date by an amount equal to the product of the Group I-A Loss Percentage or Group II-A Loss Percentage, as applicable, of such Class and the excess, if any, of (i) the Group I Non-PO Principal Balance or Group II Non-PO Principal Balance, as applicable, as of such Determination Date without regard to this sentence over (ii) the difference between (A) the Group I Adjusted Pool Amount or Group II Adjusted Pool Amount, as applicable for the preceding Distribution Date and (B) the Group I Adjusted Pool Amount (PO Portion) or Group II Adjusted Pool Amount (PO Portion), as applicable, for the preceding Distribution Date.

            As of any subsequent Determination Date prior to the Cross-Over Date and as to the Class I-A-PO and Class II-A-PO Certificates, the Original Principal Balance of such Class less the sum of (a) all amounts previously distributed in respect of the Class I-A-PO Certificates on prior Distribution Dates pursuant to Clause (i) Paragraphs third clause (A)(2) and fourth Clause
(A) of Section 4.01(a) or all amounts previously distributed in respect of the Class II-A-PO Certificates on prior Distribution Dates pursuant to Clause (i) Paragraphs third clause (B)(2) and fourth Clause (B) of Section 4.01(a), as applicable, and (b) the Realized Losses allocated through such Determination Date to the Class I-A-PO or Class II-A-PO Certificates, as applicable, pursuant to Section 4.02(b). After the Cross-Over Date, such Principal Balance will also be reduced on each Determination Date by an amount equal to the difference, if any, between such Principal Balance as of such Determination Date without regard to this sentence and the Group I Adjusted Pool Amount (PO Portion) or Group II Adjusted Pool Amount (PO Portion), as applicable, for the preceding Distribution Date.

            As to the Class B Certificates, the Class B-1 Principal Balance, Class B-2 Principal Balance, Class B-3 Principal Balance, Class B-4 Principal Balance, Class B-5 Principal Balance and Class B-6 Principal Balance, respectively.

            Principal Prepayment: Any Mortgagor payment on a Mortgage Loan which is received in advance of its Due Date and is not accompanied by an amount representing scheduled interest for any period subsequent to the date of prepayment.

            Prior Month Receipt Period: With respect to each Distribution Date, the calendar month preceding the month in which such Distribution Date occurs.

            Priority Amount: For any Distribution Date means the lesser of (i) the Principal Balance of the Class I-A-4 Certificates and (ii) the product of
(1) the Priority Percentage, (2) the Shift Percentage and (3) the sum of the Group I Scheduled Principal Amount and the Group I Unscheduled Principal Amount.

            Priority Percentage: The Principal Balance of the Class I-A-4 Certificates divided by the Group I-A Non-PO Principal Balance.

            Prohibited Transaction Tax: Any tax imposed under Section 860F of the Code.

            Prudent Servicing Practices: The standard of care set forth in each Servicing Agreement.

            Rating Agency: Any nationally recognized statistical credit rating agency, or its successor, that rated one or more Classes of the Certificates at the request of the Seller at the time of the initial issuance of the Certificates. The Rating Agencies for the Class A Certificates (other than the Class I-A-R Certificate) are Moody's and Fitch. The Rating Agency for the Class I-A-R, B-1, Class B-2, Class B-3, Class B-4 and Class B-5 Certificates is Fitch. If any such agency or a successor is no longer in existence, "Rating Agency" shall be such statistical credit rating agency, or other comparable Person, designated by the Seller, notice of which designation shall be given to the Trustee and the Master Servicer. References herein to the highest short-term rating category of a Rating Agency shall mean P-1+ in the case of Moody's and F-1+ in the case of Fitch and in the case of any other Rating Agency shall mean its equivalent of such ratings. References herein to the highest long-term rating categories of a Rating Agency shall mean AAA and in the case of any other Rating Agency shall mean its equivalent of such rating without any plus or minus.

            Realized Losses: With respect to any Distribution Date, (i) Liquidated Loan Losses (including Special Hazard Losses and Fraud Losses) and
(ii) Bankruptcy Losses incurred in the month preceding the month of such Distribution Date.

            Record Date: The last Business Day of the month preceding the month of the related Distribution Date.

            Recovery: Any amount received on a Mortgage Loan subsequent to such Mortgage Loan being determined to be a Liquidated Loan.

            Relevant Anniversary: See "Bankruptcy Loss Amount."

            REMIC: A "real estate mortgage investment conduit" as defined in Code Section 860D. "The REMIC" means the REMIC constituted by the Trust Estate.

            REMIC Provisions: Provisions of the federal income tax law relating to REMICs, which appear at Sections 860A through 860G of Part IV of Subchapter M of Chapter 1 of Subtitle A of the Code, and related provisions, and U.S. Department of the Treasury temporary, proposed or final regulations promulgated thereunder, as the foregoing are in effect (or with respect to proposed regulations, are proposed to be in effect) from time to time.

            Remittance Date: As defined in each of the Servicing Agreements.

            REO Mortgage Loan: Any Mortgage Loan which is not a Liquidated Loan and as to which the indebtedness evidenced by the related Mortgage Note is discharged and the related Mortgaged Property is held as part of the Trust Estate.

            REO Proceeds: Proceeds received in respect of any REO Mortgage Loan (including, without limitation, proceeds from the rental of the related Mortgaged Property).

            Request for Release: A request for release in substantially the form attached as Exhibit G hereto.

            Responsible Officer: When used with respect to the Trustee, the Chairman or Vice-Chairman of the Board of Directors or Trustees, the Chairman or Vice-Chairman of the Executive or Standing Committee of the Board of Directors or Trustees, the President, the Chairman of the Committee on Trust Matters, any Vice President, the Secretary, any Assistant Secretary, the Treasurer, any Assistant Treasurer, the Cashier, any Assistant Cashier, any Trust Officer or Assistant Trust Officer, the Controller and any Assistant Controller or any other officer of the Trustee customarily performing functions similar to those performed by any of the above-designated officers and also, with respect to a particular matter, any other officer to whom such matter is referred because of such officer's knowledge of and familiarity with the particular subject.

            Rule 144A: Rule 144A promulgated under the Securities Act of 1933, as amended.

            Scheduled Principal Balance: As to any Mortgage Loan and Distribution Date, the principal balance of such Mortgage Loan as of the Due Date in the month preceding the month of such Distribution Date as specified in the amortization schedule at the time relating thereto (before any adjustment to such amortization schedule by reason of any bankruptcy (other than Deficient Valuations) or similar proceeding or any moratorium or similar waiver or grace period) after giving effect to (A) Unscheduled Principal Receipts received or applied by the applicable Servicer during the related Unscheduled Principal Receipt Period for each applicable type of Unscheduled Principal Receipt related to the Distribution Date occurring in the month preceding such Distribution Date, (B) Deficient Valuations incurred prior to such Due Date and (C) the payment of principal due on such Due Date and irrespective of any delinquency in payment by the related Mortgagor. Accordingly, the Scheduled Principal Balance of a Mortgage Loan which becomes a Liquidated Loan at any time through the last day of such related Unscheduled Principal Receipt Period shall be zero.

            Seller: Norwest Integrated Structured Assets, Inc., or its successor in interest.

            Servicer Mortgage Loan File: As defined in each of the Servicing Agreements.

            Servicers: Each of Norwest Mortgage, Inc., FT Mortgage Companies, Bank United, Merrill Lynch Credit Corporation, Morgan Stanley Dean Witter Credit Corporation, North American Mortgage Company, Downey Savings and Loan Association, National City Mortgage Company and Countrywide Home Loans, Inc., as Servicer under the related Servicing Agreement.

            Servicing Agreements: Each of the Servicing Agreements executed with respect to a portion of the Mortgage Loans by one of the Servicers, which agreements are attached hereto, collectively, as Exhibit L.

            Servicing Fee: With respect to any Servicer, as defined in its Servicing Agreement.

            Servicing Fee Rate: With respect to a Mortgage Loan, as set forth in
Section 11.22.

            Servicing Officer: Any officer of a Servicer involved in, or responsible for, the administration and servicing of the Mortgage Loans.

            Shift Percentage: As to any Distribution Date, the percentage indicated below:

DISTRIBUTION DATE OCCURRING IN                     PREPAYMENT SHIFT PERCENTAGE
------------------------------                     ---------------------------

March 2000 through February 2005...................              0%
March 2005 through February 2006...................             30%
March 2006 through February 2007...................             40%
March 2007 through February 2008...................             60%
March 2008 through February 2009...................             80%
March 2009 and thereafter..........................            100%

            Similar Law: As defined in Section 5.02(c).

            Single Certificate: A Certificate of any Class that evidences the smallest permissible Denomination for such Class, as set forth in Section 11.21.

            Special Hazard Loss: (i) A Liquidated Loan Loss suffered by a Mortgaged Property on account of direct physical loss, exclusive of (a) any loss covered by a hazard policy or a flood insurance policy maintained in respect of such Mortgaged Property pursuant to a Servicing Agreement and (b) any loss caused by or resulting from:

            (1)   normal wear and tear;

            (2) infidelity, conversion or other dishonest act on the part of the Trustee or the Servicer or any of their agents or employees; or

            (3) errors in design, faulty workmanship or faulty materials, unless the collapse of the property or a part thereof ensues;

or (ii) any Liquidated Loan Loss suffered by the Trust Estate arising from or related to the presence or suspected presence of hazardous wastes or hazardous substances on a Mortgaged Property unless such loss to a Mortgaged Property is covered by a hazard policy or a flood insurance policy maintained in respect of such Mortgaged Property pursuant to the Servicing Agreement.

            Special Hazard Loss Amount: As of any Distribution Date, an amount equal to $1,982,096.92 minus the sum of (i) the aggregate amount of Special Hazard Losses allocated solely to the Class B Certificates in accordance with
Section 4.02(a) and (ii) the Special Hazard Adjustment Amount (as defined below) as most recently calculated. For each anniversary of the Cut-Off Date, the Special Hazard Adjustment Amount shall be calculated and shall be equal to the amount, if any, by which the amount calculated in accordance with the preceding sentence (without giving effect to the deduction of the Special Hazard Adjustment Amount for such anniversary) exceeds the greater of (A) the product of the Special Hazard Percentage for such anniversary multiplied by the outstanding principal balance of all the Mortgage Loans on the Distribution Date immediately preceding such anniversary, (B) twice the outstanding principal balance of the Mortgage Loan in the Trust Estate which has the largest outstanding principal balance on the Distribution Date immediately preceding such anniversary and (C) that which is necessary to maintain the original ratings on the Certificates as evidenced by letters to that effect delivered by Rating Agencies to the Master Servicer and the Trustee. On and or after the Cross-Over Date, the Special Hazard Loss Amount shall be zero.

            Special Hazard Percentage: As of each anniversary of the Cut-Off Date, the greater of (i) 1.00% and (ii) the largest percentage obtained by dividing the aggregate outstanding principal balance (as of the immediately preceding Distribution Date) of the Mortgage Loans secured by Mortgaged Properties located in a single, five-digit zip code area in the State of California by the outstanding principal balance of all the Mortgage Loans as of the immediately preceding Distribution Date.

            Startup Day: As defined in Section 2.05.

            Subsidy Loan: Any Mortgage Loan subject to a temporary interest subsidy agreement pursuant to which the monthly interest payments made by the related Mortgagor will be less than the scheduled monthly interest payments on such Mortgage Loan, with the resulting difference in interest payments being provided by the employer of the Mortgagor. Each Subsidy Loan will be identified as such in the Mortgage Loan Schedule.

            Substitute Mortgage Loan: As defined in Section 2.02

            Substitution Principal Amount: With respect to any Mortgage Loan substituted in accordance with Section 2.02 or pursuant to Section 2.03, the excess of (x) the unpaid principal balance of the Mortgage Loan which is substituted for over (y) the unpaid principal balance of the Substitute Mortgage Loan, each balance being determined as of the date of substitution.

            Trust Estate: The corpus of the trust created by this Agreement, consisting of the Mortgage Loans (other than any Fixed Retained Yield), such amounts as may be held from time to time in the Certificate Account (other than any Fixed Retained Yield), the rights of the Trustee to receive the proceeds of all insurance policies and performance bonds, if any, required to be maintained hereunder or under the related Servicing Agreement and property which secured a Mortgage Loan and which has been acquired by foreclosure or deed in lieu of foreclosure.

            Trustee: First Union National Bank, a national banking association with its principal office located in Charlotte, North Carolina, or any successor trustee appointed as herein provided.

            Unpaid Interest Shortfalls: Each of the Class A Unpaid Interest Shortfalls, the Class B-1 Unpaid Interest Shortfall, the Class B-2 Unpaid Interest Shortfall, the Class B-3 Unpaid Interest Shortfall, the Class B-4 Unpaid Interest Shortfall, the Class B-5 Unpaid Interest Shortfall and the Class B-6 Unpaid Interest Shortfall.

            Unscheduled Principal Receipt: Any Principal Prepayment or other recovery of principal on a Mortgage Loan, including, without limitation, Liquidation Proceeds, Net REO Proceeds and proceeds received from any condemnation award or proceeds in lieu of condemnation other than that portion of such proceeds released to the Mortgagor in accordance with the terms of the Mortgage or Prudent Servicing Practices, but excluding any Net Foreclosure Profits and proceeds of a repurchase of a Mortgage Loan by the Seller and any Substitution Principal Amounts. Except as set forth in the last sentence of
Section 4.02(d), a Recovery shall not be treated as an Unscheduled Principal Receipt.

            Unscheduled Principal Receipt Period: Either a Mid-Month Receipt Period or a Prior Month Receipt Period.

            U.S. Person: As defined in Section 4.01(f).

            Voting Interest: With respect to any provisions hereof providing for the action, consent or approval of the Holders of all Certificates evidencing specified Voting Interests in the Trust Estate, the Holders of each Class of Certificates will collectively be entitled to the then applicable percentage of the aggregate Voting Interest represented by all Certificates equal to the ratio obtained by dividing the Principal Balance of such Class by the sum of the Group I-A Principal Balance, the Group II-A Principal Balance and the Class B Principal Balance. Each Certificateholder of a Class will have a Voting Interest equal to the product of the Voting Interest to which such Class is collectively entitled and the Percentage Interest in such Class represented by such Holder's Certificates. With respect to any provisions hereof providing for action, consent or approval of each Class of Certificates or specified Classes of Certificates, each Certificateholder of a Class will have a Voting Interest in such Class equal to such Holder's Percentage Interest in such Class.

            Weighted Average Net Mortgage Interest Rate: As to any Distribution Date, a rate per annum equal to the average, expressed as a percentage of the Net Mortgage Interest Rates of all Mortgage Loans that were Outstanding Mortgage Loans as of the Due Date in the month preceding the month of such Distribution Date, weighted on the basis of the respective Scheduled Principal Balances of such Mortgage Loans.

            SECTION 1.02      ACTS OF HOLDERS.

            (a) Any request, demand, authorization, direction, notice, consent, waiver or other action provided by this Agreement to be given or taken by Holders may be embodied in and evidenced by one or more instruments of substantially similar tenor signed by such Holders in person or by an agent duly appointed in writing. Except as herein otherwise expressly provided, such action shall become effective when such instrument or instruments are delivered to the Trustee. Proof of execution of any such instrument or of a writing appointing any such agent shall be sufficient for any purpose of this Agreement and conclusive in favor of the Trustee, if made in the manner provided in this
Section 1.02. The Trustee shall promptly notify the Master Servicer in writing of the receipt of any such instrument or writing.

            (b) The fact and date of the execution by any Person of any such instrument or writing may be proved by the affidavit of a witness of such execution or by a certificate of a notary public or other officer authorized by law to take acknowledgments of deeds, certifying that the individual signing such instrument or writing acknowledged to him the execution thereof. When such execution is by a signer acting in a capacity other than his or her individual capacity, such certificate or affidavit shall also constitute sufficient proof of his or her authority. The fact and date of the execution of any such instrument or writing, or the authority of the individual executing the same, may also be proved in any other manner which the Trustee deems sufficient.

            (c) The ownership of Certificates (whether or not such Certificates shall be overdue and notwithstanding any notation of ownership or other writing thereon made by anyone other than the Trustee and the Authenticating Agent) shall be proved by the Certificate Register, and neither the Trustee, the Seller nor the Master Servicer shall be affected by any notice to the contrary.

            (d) Any request, demand, authorization, direction, notice, consent, waiver or other action of the Holder of any Certificate shall bind every future Holder of the same Certificate and the Holder of every Certificate issued upon the registration of transfer thereof or in exchange therefor or in lieu thereof in respect of anything done, omitted or suffered to be done by the Trustee, the Seller or the Master Servicer in reliance thereon, whether or not notation of such action is made upon such Certificate.

            SECTION 1.03      EFFECT OF HEADINGS AND TABLE OF CONTENTS.

            The Article and Section headings in this Agreement and the Table of Contents are for convenience of reference only and shall not affect the interpretation or construction of this Agreement.

            SECTION 1.04      BENEFITS OF AGREEMENT.

            Nothing in this Agreement or in the Certificates, express or implied, shall give to any Person, other than the parties to this Agreement and their successors hereunder and the Holders of the Certificates any benefit or any legal or equitable right, power, remedy or claim under this Agreement.

                                   ARTICLE II

                          CONVEYANCE OF MORTGAGE LOANS;
                      ORIGINAL ISSUANCE OF THE CERTIFICATES

            SECTION 2.01      CONVEYANCE OF MORTGAGE LOANS.

            The Seller, concurrently with the execution and delivery hereof, does hereby assign to the Trustee, without recourse all the right, title and interest of the Seller in and to (a) the Trust Estate, including all interest (other than the portion, if any, representing the Fixed Retained Yield) and principal received by the Seller on or with respect to the Mortgage Loans after the Cut-Off Date (and including scheduled payments of principal and interest due after the Cut-Off Date but received by the Seller on or before the Cut-Off Date and Unscheduled Principal Receipts received or applied on the Cut-Off Date, but not including payments of principal and interest due on the Mortgage Loans on or before the Cut-Off Date), (b) the Insurance Policies, (c) the obligations of the Servicers under the Servicing Agreements with respect to the Mortgage Loans, (d) all of the Seller's right, title and interest in and to each Mortgage 100SM Pledge Agreement, each Parent Power(R) Guaranty and Security Agreement for Securities Account and each Parent Power(R) Guaranty Agreement for Real Estate with respect to each MLCC Additional Collateral Mortgage Loan, (e) all of the Seller's right, title and interest in and to each Dual Collateral Pledge Agreement with respect to each MSDW Additional Collateral Mortgage Loan and (f) proceeds of all the foregoing.

            In connection with such assignment, the Seller shall, with respect to each Mortgage Loan, deliver, or cause to be delivered, to the Trustee, as initial Custodian, on or before the Closing Date, an Owner Mortgage Loan File. If any Mortgage or an assignment of a Mortgage to the Trustee or any prior assignment is in the process of being recorded on the Closing Date, the Seller shall deliver a copy thereof, certified by Norwest Mortgage or the applicable Norwest Mortgage Correspondent to be a true and complete copy of the document sent for recording, and the Seller shall use its best efforts to cause each such original recorded document or certified copy thereof to be delivered to the Trustee promptly following its recordation, but in no event later than one (1) year following the Closing Date. If any Mortgage has been recorded in the name of Mortgage Electronic Registration System, Inc. ("MERS") or its designee, no assignment of Mortgage in favor of the Trustee will be required to be prepared or delivered and instead, the Master Servicer shall take all actions as are necessary to cause the Trust Estate to be shown as the owner of the related Mortgage Loan on the records of MERS for the purpose of the system of recording transfers of beneficial ownership of mortgages maintained by MERS. The Seller shall also cause to be delivered to the Trustee any other original mortgage loan document to be included in the Owner Mortgage Loan File if a copy thereof has been delivered. The Seller shall pay from its own funds, without any right of reimbursement therefor, the amount of any costs, liabilities and expenses incurred by the Trust Estate by reason of the failure of the Seller to cause to be delivered to the Trustee within one (1) year following the Closing Date any original Mortgage or assignment of a Mortgage (except with respect to any Mortgage recorded in the name of MERS) not delivered to the Trustee on the Closing Date.

            In lieu of recording an assignment of any Mortgage the Seller may, to the extent set forth in the applicable Servicing Agreement, deliver or cause to be delivered to the Trustee the assignment of the Mortgage Loan from the Seller to the Trustee in a form suitable for recordation, in the states as to which the Trustee has received an Opinion of Counsel acceptable to it that such recording is not required to make an assignment effective against the parties to the Mortgage or subsequent purchasers or encumbrancers of the Mortgaged Property. In the event that the Master Servicer receives notice that recording is required to protect the right, title and interest of the Trustee in and to any such Mortgage Loan for which recordation of an assignment has not previously been required, the Master Servicer shall promptly notify the Trustee and the Trustee shall within five Business Days (or such other reasonable period of time mutually agreed upon by the Master Servicer and the Trustee) of its receipt of such notice deliver each previously unrecorded assignment to the related Servicer for recordation.

            SECTION 2.02      ACCEPTANCE BY TRUSTEE.

            The Trustee acknowledges receipt of the Mortgage Notes, the Mortgages, the assignments (unless the related Mortgage has been registered in the name of MERS or its designee) and other documents required to be delivered on the Closing Date pursuant to Section 2.01 above and declares that it holds and will hold such documents and the other documents constituting a part of the Owner Mortgage Loan Files delivered to it in trust, upon the trusts herein set forth, for the use and benefit of all present and future Certificateholders. The Trustee agrees, for the benefit of Certificateholders, to review each Owner Mortgage Loan File within 45 days after execution of this Agreement in order to ascertain that all required documents set forth in Section 2.01 have been executed and received and appear regular on their face, and that such documents relate to the Mortgage Loans identified in the Mortgage Loan Schedule, and in so doing the Trustee may rely on the purported due execution and genuineness of any such document and on the purported genuineness of any signature thereon. If within such 45 day period the Trustee finds any document constituting a part of an Owner Mortgage Loan File not to have been executed or received or to be unrelated to the Mortgage Loans identified in the Mortgage Loan Schedule or not to appear regular on its face, the Trustee shall promptly (and in no event more than 30 days after the discovery of such defect) notify the Seller, which shall have a period of 60 days after the date of such notice within which to correct or cure any such defect. The Seller hereby covenants and agrees that, if any material defect is not so corrected or cured, the Seller will, not later than 60 days after the Trustee's notice to it referred to above respecting such defect, either (i) repurchase the related Mortgage Loan or any property acquired in respect thereof from the Trust Estate at a price equal to (a) 100% of the unpaid principal balance of such Mortgage Loan plus (b) accrued interest at the Mortgage Interest Rate less any Fixed Retained Yield through the last day of the month in which such repurchase takes place or (ii) if within two years of the Startup Day, or such other period permitted by the REMIC Provisions, substitute for any Mortgage Loan to which such material defect relates, a new mortgage loan (a "Substitute Mortgage Loan") having such characteristics so that the representations and warranties of the Seller set forth in Section 2.03(b) hereof (other than Section 2.03(b)(i)) would not have been incorrect had such Substitute Mortgage Loan originally been a Mortgage Loan. In no event shall any Substitute Mortgage Loan have an unpaid principal balance, as of the date of substitution, greater than the Scheduled Principal Balance (reduced by the scheduled payment of principal due on the Due Date in the month of substitution) of the Mortgage Loan for which it is substituted. In addition, such Substitute Mortgage Loan shall have a Loan-to-Value Ratio less than or equal to and a Mortgage Interest Rate equal to that of the Mortgage Loan for which it is substituted.

            In the case of a repurchased Mortgage Loan or property, the purchase price shall be deposited by the Seller in the Certificate Account maintained by the Master Servicer pursuant to Section 3.01. In the case of a Substitute Mortgage Loan, the Owner Mortgage Loan File relating thereto shall be delivered to the Trustee and the Substitution Principal Amount, together with (i) interest on such Substitution Principal Amount at the applicable Net Mortgage Interest Rate to the following Due Date of such Mortgage Loan which is being substituted for and (ii) an amount equal to the aggregate amount of unreimbursed Periodic Advances in respect of interest previously made by the Servicer, the Master Servicer or the Trustee with respect to such Mortgage Loan, shall be deposited in the Certificate Account. The Monthly Payment on the Substitute Mortgage Loan for the Due Date in the month of substitution shall not be part of the Trust Estate. Upon receipt by the Trustee of written notification of any such deposit signed by an officer of the Seller, or the new Owner Mortgage Loan File, as the case may be, the Trustee shall release to the Seller the related Owner Mortgage Loan File and shall execute and deliver such instrument of transfer or assignment (or, in the case of a Mortgage Loan registered in the name of MERS or its designee, the Master Servicer shall take all necessary action to reflect such assignment on the records of MERS), in each case without recourse, as shall be necessary to vest in the Seller legal and beneficial ownership of such substituted or repurchased Mortgage Loan or property. It is understood and agreed that the obligation of the Seller to substitute a new Mortgage Loan for or repurchase any Mortgage Loan or property as to which such a material defect in a constituent document exists shall constitute the sole remedy respecting such defect available to the Certificateholders or the Trustee on behalf of the Certificateholders. The failure of the Trustee to give any notice contemplated herein within forty-five (45) days after the execution of this Agreement shall not affect or relieve the Seller's obligation to repurchase any Mortgage Loan pursuant to this Section 2.02.

            The Trustee may, concurrently with the execution and delivery hereof or at any time thereafter, enter into a Custodial Agreement substantially in the form of Exhibit E hereto pursuant to which the Trustee appoints a Custodian to hold the Mortgage Notes, the Mortgages, the assignments and other documents related to the Mortgage Loans received by the Trustee in trust for the benefit of all present and future Certificateholders, which may provide, among other things, that the Custodian shall conduct the review of such documents required under the first paragraph of this Section 2.02.

            SECTION 2.03 REPRESENTATIONS AND WARRANTIES OF THE MASTER SERVICER AND THE SELLER.

            (a) The Master Servicer hereby represents and warrants to the Trustee for the benefit of Certificateholders that, as of the date of execution of this Agreement:

               (i) The Master Servicer is a national banking association duly chartered and validly existing in good standing under the laws of the United States;

               (ii) The execution and delivery of this Agreement by the Master Servicer and its performance and compliance with the terms of this Agreement will not violate the Master Servicer's corporate charter or by-laws or constitute a default (or an event which, with notice or lapse of time, or both, would constitute a default) under, or result in the breach of, any material contract, agreement or other instrument to which the Master Servicer is a party or which may be applicable to the Master Servicer or any of its assets;

               (iii) This Agreement, assuming due authorization, execution and delivery by the Trustee and the Seller, constitutes a valid, legal and binding obligation of the Master Servicer, enforceable against it in accordance with the terms hereof subject to applicable bankruptcy, insolvency, reorganization, moratorium and other laws affecting the enforcement of creditors' rights generally and to general principles of equity, regardless of whether such enforcement is considered in a proceeding in equity or at law;

               (iv) The Master Servicer is not in default with respect to any order or decree of any court or any order, regulation or demand of any federal, state, municipal or governmental agency, which default might have consequences that would materially and adversely affect the condition (financial or other) or operations of the Master Servicer or its properties or might have consequences that would affect its performance hereunder; and

            (v) No litigation is pending or, to the best of the Master Servicer's knowledge, threatened against the Master Servicer which would prohibit its entering into this Agreement or performing its obligations under this Agreement.

            It is understood and agreed that the representations and warranties set forth in this Section 2.03(a) shall survive delivery of the respective Owner Mortgage Loan Files to the Trustee or the Custodian.

            (b) The Seller hereby represents and warrants to the Trustee for the benefit of Certificateholders that, as of the date of execution of this Agreement, with respect to the Mortgage Loans, or each Mortgage Loan, as the case may be:

               (i) The information set forth in the Mortgage Loan Schedule was true and correct in all material respects at the date or dates respecting which such information is furnished as specified in the Mortgage Loan Schedule;

               (ii) Immediately prior to the transfer and assignment contemplated herein, the Seller was the sole owner and holder of the Mortgage Loan free and clear of any and all liens, pledges, charges or security interests of any nature and has full right and authority to sell and assign the same;

               (iii) The Mortgage is a valid, subsisting and enforceable first lien on the property therein described, and the Mortgaged Property is free and clear of all encumbrances and liens having priority over the first lien of the Mortgage except for liens for real estate taxes and special assessments not yet due and payable and liens or interests arising under or as a result of any federal, state or local law, regulation or ordinance relating to hazardous wastes or hazardous substances, and, if the related Mortgaged Property is a condominium unit, any lien for common charges permitted by statute or homeowners association fees; and if the Mortgaged Property consists of shares of a cooperative housing corporation, any lien for amounts due to the cooperative housing corporation for unpaid assessments or charges or any lien of any assignment of rents or maintenance expenses secured by the real property owned by the cooperative housing corporation; and any security agreement, chattel mortgage or equivalent document related to, and delivered to the Trustee or to the Custodian with, any Mortgage establishes in the Seller a valid and subsisting first lien on the property described therein and the Seller has full right to sell and assign the same to the Trustee;

               (iv) Neither the Seller nor any prior holder of the Mortgage or the related Mortgage Note has modified the Mortgage or the related Mortgage Note in any material respect, satisfied, canceled or subordinated the Mortgage in whole or in part, released the Mortgaged Property in whole or in part from the lien of the Mortgage, or executed any instrument of release, cancellation, modification or satisfaction, except in each case as is reflected in an agreement delivered to the Trustee or the Custodian pursuant to Section 2.01;

               (v) All taxes, governmental assessments, insurance premiums, and water, sewer and municipal charges, which previously became due and owing have been paid, or an escrow of funds has been established, to the extent permitted by law, in an amount sufficient to pay for every such item which remains unpaid; and the Seller has not advanced funds, or received any advance of funds by a party other than the Mortgagor, directly or indirectly (except pursuant to any Subsidy Loan arrangement) for the payment of any amount required by the Mortgage, except for interest accruing from the date of the Mortgage Note or date of disbursement of the Mortgage Loan proceeds, whichever is later, to the day which precedes by thirty days the first Due Date under the related Mortgage Note;

               (vi) The Mortgaged Property is undamaged by water, fire, earthquake, earth movement other than earthquake, windstorm, flood, tornado or similar casualty (excluding casualty from the presence of hazardous wastes or hazardous substances, as to which the Seller makes no representations), so as to affect adversely the value of the Mortgaged Property as security for the Mortgage Loan or the use for which the premises were intended and to the best of the Seller's knowledge, there is no proceeding pending or threatened for the total or partial condemnation of the Mortgaged Property;

               (vii) The Mortgaged Property is free and clear of all mechanics' and materialmen's liens or liens in the nature thereof; provided, however, that this warranty shall be deemed not to have been made at the time of the initial issuance of the Certificates if a title policy affording, in substance, the same protection afforded by this warranty is furnished to the Trustee by the Seller;

               (viii) Except for Mortgage Loans secured by Co-op Shares and Mortgage Loans secured by residential long-term leases, the Mortgaged Property consists of a fee simple estate in real property; all of the improvements which are included for the purpose of determining the appraised value of the Mortgaged Property lie wholly within the boundaries and building restriction lines of such property and no improvements on adjoining properties encroach upon the Mortgaged Property (unless insured against under the related title insurance policy); and to the best of the Seller's knowledge, the Mortgaged Property and all improvements thereon comply with all requirements of any applicable zoning and subdivision laws and ordinances;

               (ix) The Mortgage Loan meets, or is exempt from, applicable state or federal laws, regulations and other requirements, pertaining to usury, and the Mortgage Loan is not usurious;

               (x)To the best of the Seller's knowledge, all inspections, licenses and certificates required to be made or issued with respect to all occupied portions of the Mortgaged Property and, with respect to the use and occupancy of the same, including, but not limited to, certificates of occupancy and fire underwriting certificates, have been made or obtained from the appropriate authorities;

               (xi) All payments required to be made up to the Due Date immediately preceding the Cut-Off Date for such Mortgage Loan under the terms of the related Mortgage Note have been made and no Mortgage Loan had more than one delinquency in the 12 months preceding the Cut-Off Date;

               (xii) The Mortgage Note, the related Mortgage and other agreements executed in connection therewith are genuine, and each is the legal, valid and binding obligation of the maker thereof, enforceable in accordance with its terms, except as such enforcement may be limited by bankruptcy, insolvency, reorganization or other similar laws affecting the enforcement of creditors' rights generally and by general equity principles (regardless of whether such enforcement is considered in a proceeding in equity or at law); and, to the best of the Seller's knowledge, all parties to the Mortgage Note and the Mortgage had legal capacity to execute the Mortgage Note and the Mortgage and each Mortgage Note and Mortgage has been duly and properly executed by the Mortgagor;

               (xiii) Any and all requirements of any federal, state or local law with respect to the origination of the Mortgage Loans including, without limitation, truth-in-lending, real estate settlement procedures, consumer credit protection, equal credit opportunity or disclosure laws applicable to the Mortgage Loans have been complied with;

               (xiv) The proceeds of the Mortgage Loans have been fully disbursed, there is no requirement for future advances thereunder and any and all requirements as to completion of any on-site or off-site improvements and as to disbursements of any escrow funds therefor have been complied with (except for escrow funds for exterior items which could not be completed due to weather and escrow funds for the completion of swimming pools); and all costs, fees and expenses incurred in making, closing or recording the Mortgage Loan have been paid, except recording fees with respect to Mortgages not recorded as of the Closing Date;

               (xv) The Mortgage Loan (except any Mortgage Loan secured by a Mortgaged Property located in any jurisdiction, as to which an opinion of counsel of the type customarily rendered in such jurisdiction in lieu of title insurance is instead received) is covered by an American Land Title Association mortgagee title insurance policy or other generally acceptable form of policy or insurance acceptable to FNMA or FHLMC, issued by a title insurer acceptable to FNMA or FHLMC insuring the originator, its successors and assigns, as to the first priority lien of the Mortgage in the original principal amount of the Mortgage Loan and subject only to (A) the lien of current real property taxes and assessments not yet due and payable, (B) covenants, conditions and restrictions, rights of way, easements and other matters of public record as of the date of recording of such Mortgage acceptable to mortgage lending institutions in the area in which the Mortgaged Property is located or specifically referred to in the appraisal performed in connection with the origination of the related Mortgage Loan, (C) liens created pursuant to any federal, state or local law, regulation or ordinance affording liens for the costs of clean-up of hazardous substances or hazardous wastes or for other environmental protection purposes and (D) such other matters to which like properties are commonly subject which do not individually, or in the aggregate, materially interfere with the benefits of the security intended to be provided by the Mortgage; the Seller is the sole insured of such mortgagee title insurance policy, the assignment to the Trustee of the Seller's interest in such mortgagee title insurance policy does not require any consent of or notification to the insurer which has not been obtained or made, such mortgagee title insurance policy is in full force and effect and will be in full force and effect and inure to the benefit of the Trustee, no claims have been made under such mortgagee title insurance policy, and no prior holder of the related Mortgage, including the Seller, has done, by act or omission, anything which would impair the coverage of such mortgagee title insurance policy;

               (xvi) The Mortgaged Property securing each Mortgage Loan is insured by an insurer acceptable to FNMA or FHLMC against loss by fire and such hazards as are covered under a standard extended coverage endorsement, in an amount which is not less than the lesser of 100% of the insurable value of the Mortgaged Property and the outstanding principal balance of the Mortgage Loan, but in no event less than the minimum amount necessary to fully compensate for any damage or loss on a replacement cost basis; if the Mortgaged Property is a condominium unit, it is included under the coverage afforded by a blanket policy for the project; if upon origination of the Mortgage Loan, the improvements on the Mortgaged Property were in an area identified in the Federal Register by the Federal Emergency Management Agency as having special flood hazards, a flood insurance policy meeting the requirements of the current guidelines of the Federal Insurance Administration is in effect with a generally acceptable insurance carrier, in an amount representing coverage not less than the least of (A) the outstanding principal balance of the Mortgage Loan, (B) the full insurable value of the Mortgaged Property and (C) the maximum amount of insurance which was available under the National Flood Insurance Act of 1968, as amended; and each Mortgage obligates the Mortgagor thereunder to maintain all such insurance at the Mortgagor's cost and expense;

               (xvii) To the best of the Seller's knowledge, there is no default, breach, violation or event of acceleration existing under the Mortgage or the related Mortgage Note and no event which, with the passage of time or with notice and the expiration of any grace or cure period, would constitute a default, breach, violation or event of acceleration; the Seller has not waived any default, breach, violation or event of acceleration; and no foreclosure action is currently threatened or has been commenced with respect to the Mortgage Loan;

               (xviii) No Mortgage Note or Mortgage is subject to any right of rescission, set-off, counterclaim or defense, including the defense of usury, nor will the operation of any of the terms of the Mortgage Note or Mortgage, or the exercise of any right thereunder, render the Mortgage Note or Mortgage unenforceable, in whole or in part, or subject it to any right of rescission, set-off, counterclaim or defense, including the defense of usury, and no such right of rescission, set-off, counterclaim or defense has been asserted with respect thereto;

               (xix) Each Mortgage Note is payable in monthly payments, resulting in complete amortization of the Mortgage Loan over a term of not more than 360 months;

               (xx) Each Mortgage contains customary and enforceable provisions such as to render the rights and remedies of the holder thereof adequate for the realization against the Mortgaged Property of the benefits of the security, including realization by judicial foreclosure (subject to any limitation arising from any bankruptcy, insolvency or other law for the relief of debtors), and there is no homestead or other exemption available to the Mortgagor which would interfere with such right of foreclosure;

               (xxi) To the best of the Seller's knowledge, no Mortgagor is a debtor in any state or federal bankruptcy or insolvency proceeding;

               (xxii) Each Mortgaged Property is located in the United States and consists of a one- to four-unit residential property, which may include a detached home, townhouse, condominium unit or a unit in a planned unit development or, in the case of Mortgage Loans secured by Co-op Shares, leases or occupancy agreements;

               (xxiii) The Mortgage Loan is a "qualified mortgage" within the meaning of Section 860G(a)(3) of the Code;

               (xxiv) With respect to each Mortgage where a lost note affidavit has been delivered to the Trustee in place of the related Mortgage Note, the related Mortgage Note is no longer in existence;

               (xxv) In the event that the Mortgagor is an inter vivos "living" trust, (i) such trust is in compliance with FNMA or FHLMC standards for inter vivos trusts and (ii) holding title to the Mortgaged Property in such trust will not diminish any rights as a creditor including the right to full title to the Mortgaged Property in the event foreclosure proceedings are initiated; and

               (xxvi) If the Mortgage Loan is secured by a long-term residential lease, (1) the lessor under the lease holds a fee simple interest in the land; (2) the terms of such lease expressly permit the mortgaging of the leasehold estate, the assignment of the lease without the lessor's consent and the acquisition by the holder of the Mortgage of the rights of the lessee upon foreclosure or assignment in lieu of foreclosure or provide the holder of the Mortgage with substantially similar protections; (3) the terms of such lease do not (a) allow the termination thereof upon the lessee's default without the holder of the Mortgage being entitled to receive written notice of, and opportunity to cure, such default, (b) allow the termination of the lease in the event of damage or destruction as long as the Mortgage is in existence, (c) prohibit the holder of the Mortgage from being insured (or receiving proceeds of insurance) under the hazard insurance policy or policies relating to the Mortgaged Property or
      (d) permit any increase in rent other than pre-established increases set forth in the lease; (4) the original term of such lease is not less than 15 years; (5) the term of such lease does not terminate earlier than five years after the maturity date of the Mortgage Note; and (6) the Mortgaged Property is located in a jurisdiction in which the use of leasehold estates in transferring ownership in residential properties is a widely accepted practice;

            Notwithstanding the foregoing, no representations or warranties are made by the Seller as to the environmental condition of any Mortgaged Property; the absence, presence or effect of hazardous wastes or hazardous substances on any Mortgaged Property; any casualty resulting from the presence or effect of hazardous wastes or hazardous substances on, near or emanating from any Mortgaged Property; the impact on Certificateholders of any environmental condition or presence of any hazardous substance on or near any Mortgaged Property; or the compliance of any Mortgaged Property with any environmental laws, nor is any agent, person or entity otherwise affiliated with the Seller authorized or able to make any such representation, warranty or assumption of liability relative to any Mortgaged Property. In addition, no representations or warranties are made by the Seller with respect to the absence or effect of fraud in the origination of any Mortgage Loan.

            It is understood and agreed that the representations and warranties set forth in this Section 2.03(b) shall survive delivery of the respective Owner Mortgage Loan Files to the Trustee and shall inure to the benefit of the Trustee, notwithstanding any restrictive or qualified endorsement or assignment.

            (c) Upon discovery by either the Seller, the Master Servicer, the Trustee or the Custodian that any of the representations and warranties made in subsection (b) above is not accurate (referred to herein as a "breach") and, except for a breach of the representation and warranty set forth in subsection
(b)(i), where such breach is a result of the Cut-Off Date Principal Balance of a Mortgage Loan being greater, by $5,000 or greater, than the Cut-Off Date Principal Balance of such Mortgage Loan indicated on the Mortgage Loan Schedule, that such breach materially and adversely affects the interests of the Certificateholders in the related Mortgage Loan, the party discovering such breach shall give prompt written notice to the other parties (any Custodian being so obligated under a Custodial Agreement). Within 60 days of the earlier of its discovery or its receipt of notice of any such breach, the Seller shall cure such breach in all material respects or shall either (i) repurchase the Mortgage Loan or any property acquired in respect thereof from the Trust Estate at a price equal to (A) 100% of the unpaid principal balance of such Mortgage Loan plus (B) accrued interest at the Net Mortgage Interest Rate for such Mortgage Loan through the last day of the month in which such repurchase took place or (ii) if within two years of the Startup Day, or such other period permitted by the REMIC Provisions, substitute for such Mortgage Loan in the manner described in Section 2.02. The purchase price of any repurchase described in this paragraph and the Substitution Principal Amount, if any, plus accrued interest thereon and the other amounts referred to in Section 2.02, shall be deposited in the Certificate Account. It is understood and agreed that the obligation of the Seller to repurchase or substitute for any Mortgage Loan or property as to which such a breach has occurred and is continuing shall constitute the sole remedy respecting such breach available to Certificateholders or the Trustee on behalf of Certificateholders, and such obligation shall survive until termination of the Trust Estate hereunder.

            SECTION 2.04      EXECUTION AND DELIVERY OF CERTIFICATES.

            The Trustee acknowledges the assignment to it of the Mortgage Loans and the delivery of the Owner Mortgage Loan Files to it, and, concurrently with such delivery, has executed and delivered to or upon the order of the Seller, in exchange for the Mortgage Loans together with all other assets included in the definition of "Trust Estate", receipt of which is hereby acknowledged, Certificates in authorized denominations which evidence ownership of the entire Trust Estate.

            SECTION 2.05 DESIGNATION OF CERTIFICATES; DESIGNATION OF STARTUP DAY AND LATEST POSSIBLE MATURITY DATE.

            The Seller hereby designates the Classes of Class A Certificates (other than the Class I-A-R Certificate) and the Classes of Class B Certificates as classes of "regular interests" and the Class I-A-R Certificate as the single class of "residual interest" in the REMIC for the purposes of Code Sections 860G(a)(1) and 860G(a)(2), respectively. The Closing Date is hereby designated as the "Startup Day" of the REMIC within the meaning of Code Section 860G(a)(9). The "latest possible maturity date" of the regular interests in the REMIC is March 25, 2030 for purposes of Code Section 860G(a)(1).

                                   ARTICLE III

                ADMINISTRATION OF THE TRUST ESTATE: SERVICING
                              OF THE MORTGAGE LOANS

            SECTION 3.01      CERTIFICATE ACCOUNT.

            (a) The Master Servicer shall establish and maintain a Certificate Account for the deposit of funds received by the Master Servicer with respect to the Mortgage Loans serviced by each Servicer pursuant to each of the Servicing Agreements. Such account shall be maintained as an Eligible Account. The Master Servicer shall give notice to each Servicer and the Seller of the location of the Certificate Account and of any change in the location thereof.

            (b) The Master Servicer shall deposit into the Certificate Account on the day of receipt thereof all amounts received by it from any Servicer pursuant to any of the Servicing Agreements, any amounts received by it upon the sale of any (A) MLCC Additional Collateral pursuant to the terms of the Mortgage 100SM Pledge Agreement, the Parent Power(R) Guaranty and Security Agreement for Securities Account or the Parent Power(R) Guaranty Agreement for Real Estate, or
(B) MSDW Additional Collateral pursuant to the terms of the Dual Collateral Pledge Agreement or any amounts received pursuant to the MLCC Surety Bond or the MSDW Surety Bond, and shall, in addition, deposit into the Certificate Account the following amounts, in the case of amounts specified in clause (i), not later than the Distribution Date on which such amounts are required to be distributed to Certificateholders and, in the case of the amounts specified in clause (ii), not later than the Business Day next following the day of receipt and posting by the Master Servicer:

               (i) Periodic Advances pursuant to Section 3.03(a) made by the Master Servicer or the Trustee, if any and any amounts deemed received by the Master Servicer pursuant to Section 3.01(d); and

               (ii) in the case of any Mortgage Loan that is repurchased by the Seller pursuant to Section 2.02 or 2.03 or that is auctioned by the Master Servicer pursuant to Section 3.08 or purchased by the Master Servicer pursuant to Section 3.08 or 9.01, the purchase price therefor or, where applicable, any Substitution Principal Amount and any amounts received in respect of the interest portion of unreimbursed Periodic Advances.

            (c) The Master Servicer shall cause the funds in the Certificate Account to be invested in Eligible Investments. No such Eligible Investments will be sold or disposed of at a gain prior to maturity unless the Master Servicer has received an Opinion of Counsel or other evidence satisfactory to it that such sale or disposition will not cause the Trust Estate to be subject to Prohibited Transactions Tax, otherwise subject the Trust Estate to tax, or cause the Trust Estate to fail to qualify as a REMIC while any Certificates are outstanding. Any amounts deposited in the Certificate Account prior to the Distribution Date shall be invested for the account of the Master Servicer and any investment income thereon shall be additional compensation to the Master Servicer for services rendered under this Agreement. The amount of any losses incurred in respect of any such investments shall be deposited in the Certificate Account by the Master Servicer out of its own funds immediately as realized.

            (d) For purposes of this Agreement, the Master Servicer will be deemed to have received from a Servicer on the applicable Remittance Date for such funds all amounts deposited by such Servicer into the Custodial Account for P&I maintained in accordance with the applicable Servicing Agreement, if such Custodial Account for P&I is not an Eligible Account as defined in this Agreement, to the extent such amounts are not actually received by the Master Servicer on such Remittance Date as a result of the bankruptcy, insolvency, receivership or other financial distress of the depository institution in which such Custodial Account for P&I is being held. To the extent that amounts so deemed to have been received by the Master Servicer are subsequently remitted to the Master Servicer, the Master Servicer shall be entitled to retain such amounts.

            SECTION 3.02      PERMITTED WITHDRAWALS FROM THE CERTIFICATE
                              ACCOUNT.

            (a) The Master Servicer may, from time to time, make withdrawals from the Certificate Account for the following purposes (limited, in the case of Servicer reimbursements, to cases where funds in the respective Custodial P&I Account are not sufficient therefor):

               (i) to reimburse the Master Servicer, the Trustee or any Servicer for Periodic Advances made by the Master Servicer or the Trustee pursuant to Section 3.03(a) or any Servicer pursuant to any Servicing Agreement with respect to previous Distribution Dates, such right to reimbursement pursuant to this subclause (i) being limited to amounts received on or in respect of particular Mortgage Loans (including, for this purpose, Liquidation Proceeds, REO Proceeds and proceeds from the purchase, sale, repurchase or substitution of Mortgage Loans pursuant to Sections 2.02, 2.03, 3.08 or 9.01) respecting which any such Periodic Advance was made;

               (ii) to reimburse any Servicer, the Master Servicer or the Trustee for any Periodic Advances determined in good faith to have become Nonrecoverable Advances provided, however, that any portion of Nonrecoverable Advances representing Fixed Retained Yield shall be reimbursable only from amounts constituting Fixed Retained Yield and not from the assets of the Trust Estate;

               (iii) to reimburse the Master Servicer or any Servicer from Liquidation Proceeds for Liquidation Expenses and for amounts expended by the Master Servicer or any Servicer pursuant hereto or to any Servicing Agreement, respectively, in good faith in connection with the restoration of damaged property or for foreclosure expenses;

               (iv) from any Mortgagor payment on account of interest or other recovery (including Net REO Proceeds) with respect to a particular Mortgage Loan, to pay the Master Servicing Fee with respect to such Mortgage Loan to the Master Servicer;

               (v) to reimburse the Master Servicer, any Servicer or the Trustee (or, in certain cases, the Seller) for expenses incurred by it (including taxes paid on behalf of the Trust Estate) and recoverable by or reimbursable to it pursuant to Section 3.03(c), 3.03(d) or 6.03 or the second sentence of Section 8.14(a) or pursuant to such Servicer's Servicing Agreement, provided such expenses are "unanticipated" within the meaning of the REMIC Provisions;

               (vi) to pay to the Seller or other purchaser with respect to each Mortgage Loan or property acquired in respect thereof that has been repurchased or replaced pursuant to Section 2.02 or 2.03 or auctioned pursuant to Section 3.08 or to pay to the Master Servicer with respect to each Mortgage Loan or property acquired in respect thereof that has been purchased pursuant to Section 3.08 or 9.01, all amounts received thereon and not required to be distributed as of the date on which the related repurchase or purchase price or Scheduled Principal Balance was determined;

               (vii) to remit funds to the Paying Agent in the amounts and in the manner provided for herein;

               (viii) to pay to the Master Servicer any interest earned on or investment income with respect to funds in the Certificate Account;

               (ix) to pay to the Master Servicer or any Servicer out of Liquidation Proceeds allocable to interest the amount of any unpaid Master Servicing Fee or Servicing Fee (as adjusted pursuant to the related Servicing Agreement) and any unpaid assumption fees, late payment charges or other Mortgagor charges on the related Mortgage Loan;

               (x) to withdraw from the Certificate Account any amount deposited in the Certificate Account that was not required to be deposited therein;

               (xi) to clear and terminate the Certificate Account pursuant to
      Section 9.01; and

               (xii) to pay to Norwest Mortgage from any Mortgagor payment on account of interest or other recovery (including Net REO Proceeds) with respect to a particular Mortgage Loan, the Fixed Retained Yield, if any, with respect to such Mortgage Loan; provided, however, that with respect to any payment of interest received by the Master Servicer in respect of a Mortgage Loan (whether paid by the Mortgagor or received as Liquidation Proceeds, Insurance Proceeds or otherwise) which is less than the full amount of interest then due with respect to such Mortgage Loan, only that portion of such payment of interest that bears the same relationship to the total amount of such payment of interest as the Fixed Retained Yield Rate, if any, in respect of such Mortgage Loan bears to the Mortgage Interest Rate shall be allocated to the Fixed Retained Yield with respect thereto.

            (b) The Master Servicer shall keep and maintain separate accounting, on a Mortgage Loan by Mortgage Loan basis, for the purpose of justifying any payment to and withdrawal from the Certificate Account.

            SECTION 3.03      ADVANCES BY MASTER SERVICER AND TRUSTEE.

            (a) In the event an Other Servicer fails to make any required Periodic Advances of principal and interest on a Mortgage Loan as required by the related Other Servicing Agreement prior to the Distribution Date occurring in the month during which such Periodic Advance is due, the Master Servicer shall make Periodic Advances to the extent provided hereby. In addition, if under the terms of an Other Servicing Agreement, the applicable Servicer is not required to make Periodic Advances on a Mortgage Loan or REO Mortgage Loan through the liquidation of such Mortgage Loan or REO Mortgage Loan, the Master Servicer to the extent provided hereby shall make the Periodic Advances thereon during the period the Servicer is not obligated to do so. In the event Norwest Mortgage fails to make any required Periodic Advances of principal and interest on a Mortgage Loan as required by the Norwest Servicing Agreement prior to the Distribution Date occurring in the month during which such Periodic Advance is due, the Trustee shall, to the extent required by Section 8.15, make such Periodic Advance to the extent provided hereby, provided that the Trustee has previously received the certificate of the Master Servicer described in the following sentence. The Master Servicer shall certify to the Trustee with respect to any such Distribution Date (i) the amount of Periodic Advances required of Norwest Mortgage or such Other Servicer, as the case may be, (ii) the amount actually advanced by Norwest Mortgage or such Other Servicer, (iii) the amount that the Trustee or Master Servicer is required to advance hereunder including any amount the Master Servicer is required to advance pursuant to the second sentence of this Section 3.03(a) and (iv) whether the Master Servicer has determined that it reasonably believes that such Periodic Advance is a Nonrecoverable Advance. Amounts advanced by the Trustee or Master Servicer shall be deposited in the Certificate Account on the related Distribution Date. Notwithstanding the foregoing, neither the Master Servicer nor the Trustee will be obligated to make a Periodic Advance that it reasonably believes to be a Nonrecoverable Advance. The Trustee may conclusively rely for any determination to be made by it hereunder upon the determination of the Master Servicer as set forth in its certificate.

            (b) To the extent an Other Servicer fails to make an advance on account of the taxes or insurance premiums with respect to a Mortgage Loan required pursuant to the related Other Servicing Agreement, the Master Servicer shall, if the Master Servicer knows of such failure of the Servicer, advance such funds and take such steps as are necessary to pay such taxes or insurance premiums. To the extent Norwest Mortgage fails to make an advance on account of the taxes or insurance premiums with respect to a Mortgage Loan required pursuant to the Norwest Servicing Agreement, the Master Servicer shall, if the Master Servicer knows of such failure of Norwest Mortgage, certify to the Trustee that such failure has occurred. Upon receipt of such certification, the Trustee shall advance such funds and take such steps as are necessary to pay such taxes or insurance premiums.

            (c) The Master Servicer and the Trustee shall each be entitled to be reimbursed from the Certificate Account for any Periodic Advance made by it under Section 3.03(a) to the extent described in Section 3.02(a)(i) and (a)(ii). The Master Servicer and the Trustee shall be entitled to be reimbursed pursuant to Section 3.02(a)(v) for any advance by it pursuant to Section 3.03(b). The Master Servicer shall diligently pursue restoration of such amount to the Certificate Account from the related Servicer. The Master Servicer shall, to the extent it has not already done so, upon the request of the Trustee, withdraw from the Certificate Account and remit to the Trustee any amounts to which the Trustee is entitled as reimbursement pursuant to Section 3.02 (a)(i), (ii) and
(v).

            (d) Except as provided in Section 3.03(a) and (b), neither the Master Servicer nor the Trustee shall be required to pay or advance any amount which any Servicer was required, but failed, to deposit in the Certificate Account.

            SECTION 3.04      TRUSTEE TO COOPERATE;
                              RELEASE OF OWNER MORTGAGE LOAN FILES.

            Upon the receipt by the Master Servicer of a Request for Release in connection with the deposit by a Servicer into the Certificate Account of the proceeds from a Liquidated Loan or of a Prepayment in Full, the Master Servicer shall confirm to the Trustee that all amounts required to be remitted to the Certificate Account in connection with such Mortgage Loan have been so deposited, and shall deliver such Request for Release to the Trustee. The Trustee shall, within five Business Days of its receipt of such a Request for Release, release the related Owner Mortgage Loan File to the Master Servicer or such Servicer, as requested by the Master Servicer. No expenses incurred in connection with any instrument of satisfaction or deed of reconveyance shall be chargeable to the Certificate Account.

            From time to time and as appropriate for the servicing or foreclosure of any Mortgage Loan, including but not limited to, collection under any insurance policies, or to effect a partial release of any Mortgaged Property from the lien of the Mortgage, the Servicer of such Mortgage Loan shall deliver to the Master Servicer a Request for Release. Upon the Master Servicer's receipt of any such Request for Release, the Master Servicer shall promptly forward such request to the Trustee and the Trustee shall, within five Business Days, release the related Owner Mortgage Loan File to the Master Servicer or such Servicer, as requested by the Master Servicer. Any such Request for Release shall obligate the Master Servicer or such Servicer, as the case may be, to return each and every document previously requested from the Owner Mortgage Loan File to the Trustee by the twenty-first day following the release thereof, unless (i) the Mortgage Loan has been liquidated and the Liquidation Proceeds relating to the Mortgage Loan have been deposited in the Certificate Account or (ii) the Owner Mortgage Loan File or such document has been delivered to an attorney, or to a public trustee or other public official as required by law, for purposes of initiating or pursuing legal action or other proceedings for the foreclosure of the Mortgaged Property either judicially or non-judicially, and the Master Servicer has delivered to the Trustee a certificate of the Master Servicer or such Servicer certifying as to the name and address of the Person to which such Owner Mortgage Loan File or such document was delivered and the purpose or purposes of such delivery. Upon receipt of an Officer's Certificate of the Master Servicer or such Servicer stating that such Mortgage Loan was liquidated and that all amounts received or to be received in connection with such liquidation which are required to be deposited into the Certificate Account have been so deposited, or that such Mortgage Loan has become an REO Mortgage Loan, the Request for Release shall be released by the Trustee to the Master Servicer or such Servicer, as appropriate.

            Upon written certification of the Master Servicer or the Servicer of such Mortgage Loan, the Trustee shall execute and deliver to the Master Servicer or such Servicer, as directed by the Master Servicer, court pleadings, requests for trustee's sale or other documents necessary to the foreclosure or trustee's sale in respect of a Mortgaged Property or to any legal action brought to obtain judgment against any Mortgagor on the Mortgage Note or Mortgage or to obtain a deficiency judgment, or to enforce any other remedies or rights provided by the Mortgage Note or Mortgage or otherwise available at law or in equity. Each such certification shall include a request that such pleadings or documents be executed by the Trustee and a statement as to the reason such documents or pleadings are required and that the execution and delivery thereof by the Trustee will not invalidate or otherwise affect the lien of the Mortgage, except for the termination of such a lien upon completion of the foreclosure proceeding or trustee's sale.

            SECTION 3.05      REPORTS TO THE TRUSTEE; ANNUAL COMPLIANCE
                              STATEMENTS.

            (a) Not later than 15 days after each Distribution Date, the Master Servicer shall deliver to the Trustee a statement setting forth the status of the Certificate Account as of the close of business on such Distribution Date stating that all distributions required to be made by the Master Servicer under this Agreement have been made (or, if any required distribution has not been made by the Master Servicer, specifying the nature and status thereof) and showing, for the period covered by such statement, the aggregate amount of deposits into and withdrawals from such account for each category of deposit and withdrawal specified in Sections 3.01 and 3.02. Such statement may be in the form of the then current FNMA monthly accounting report for its Guaranteed Mortgage Pass-Through Program with appropriate additions and changes, and shall also include information as to the aggregate unpaid principal balance of all of the Mortgage Loans as of the close of business as of the last day of the calendar month immediately preceding such Distribution Date. Copies of such statement shall be provided by the Trustee to any Certificateholder upon written request, provided such statement is delivered, or caused to be delivered, by the Master Servicer to the Trustee.

            (b) The Master Servicer shall deliver to the Trustee on or before April 30 of each year, a certificate signed by an officer of the Master Servicer, certifying that (i) such officer has reviewed the activities of the Master Servicer during the preceding calendar year or portion thereof and its performance under this agreement and (ii) to the best of such officer's knowledge, based on such review, the Master Servicer has performed and fulfilled its duties, responsibilities and obligations under this agreement in all material respects throughout such year, or, if there has been a default in the fulfillment of any such duties, responsibilities or obligations, specifying each such default known to such officer and the nature and status thereof, and, (iii)
(A) the Master Servicer has received from each Servicer any financial statements, officer's certificates, accountant's statements or other information required to be provided to the Master Servicer pursuant to the related Servicing Agreement and (B) to the best of such officer's knowledge, based on a review of the information provided to the Master Servicer by each Servicer as described in
(iii)(A) above, each Servicer has performed and fulfilled its duties, responsibilities and obligations under the related Servicing Agreement in all material respects throughout such year, or, if there has been a default in the fulfillment of any such duties, responsibilities or obligations, specifying each such default known to such officer and the nature and status thereof. Copies of such officers' certificate shall be provided by the Trustee to any Certificateholder upon written request provided such certificate is delivered, or caused to be delivered, by the Master Servicer to the Trustee.

            SECTION 3.06 TITLE, MANAGEMENT AND DISPOSITION OF ANY REO MORTGAGE LOAN.

            The Master Servicer shall ensure that each REO Mortgage Loan is administered by the related Servicer at all times so that it qualifies as "foreclosure property" under the REMIC Provisions and that it does not earn any "net income from foreclosure property" which is subject to tax under the REMIC Provisions. In the event that a Servicer is unable to dispose of any REO Mortgage Loan within the period mandated by each of the Servicing Agreements, the Master Servicer shall monitor such Servicer to verify that such REO Mortgage Loan is auctioned to the highest bidder within the period so specified. In the event of any such sale of REO Mortgage Loan, the Trustee shall, at the written request of the Master Servicer and upon being supported with appropriate forms therefor, within five Business Days of the deposit by the Master Servicer of the proceeds of such sale or auction into the Certificate Account, release or cause to be released to the entity identified by the Master Servicer the related Owner Mortgage Loan File and Servicer Mortgage Loan File and shall execute and deliver such instruments of transfer or assignment, in each case without recourse, as shall be necessary to vest in the auction purchaser title to the REO Mortgage Loan and the Trustee shall have no further responsibility with regard to such Owner Mortgage Loan File or Servicer Mortgage Loan File. Neither the Trustee, the Master Servicer nor any Servicer, acting on behalf of the Trust Estate, shall provide financing from the Trust Estate to any purchaser of an REO Mortgage Loan.

            SECTION 3.07      AMENDMENTS TO SERVICING AGREEMENTS,
                              MODIFICATION OF STANDARD PROVISIONS.

            (a) Subject to the prior written consent of the Trustee pursuant to
Section 3.07(b), the Master Servicer from time to time may, to the extent permitted by the applicable Servicing Agreement, make such modifications and amendments to such Servicing Agreement as the Master Servicer deems necessary or appropriate to confirm or carry out more fully the intent and purpose of such Servicing Agreement and the duties, responsibilities and obligations to be performed by the Servicer thereunder. Such modifications may only be made if they are consistent with the REMIC Provisions, as evidenced by an Opinion of Counsel. Prior to the issuance of any modification or amendment, the Master Servicer shall deliver to the Trustee such Opinion of Counsel and an Officer's Certificate setting forth (i) the provision that is to be modified or amended,
(ii) the modification or amendment that the Master Servicer desires to issue and
(iii) the reason or reasons for such proposed amendment or modification.

            (b) The Trustee shall consent to any amendment or supplement to a Servicing Agreement proposed by the Master Servicer pursuant to Section 3.07(a), which consent and amendment shall not require the consent of any Certificateholder if it is (i) for the purpose of curing any mistake or ambiguity or to further effect or protect the rights of the Certificateholders or (ii) for any other purpose, provided such amendment or supplement for such other purpose cannot reasonably be expected to adversely affect Certificateholders. The lack of reasonable expectation of an adverse effect on Certificateholders may be established through the delivery to the Trustee of (i) an Opinion of Counsel to such effect or (ii) written notification from each Rating Agency to the effect that such amendment or supplement will not result in reduction of the current rating assigned by that Rating Agency to the Certificates. Notwithstanding the two immediately preceding sentences, the Trustee may, in its discretion, decline to enter into or consent to any such supplement or amendment if its own rights, duties or immunities shall be adversely affected.

            (c)(i) Notwithstanding anything to the contrary in this Section 3.07, the Master Servicer from time to time may, without the consent of any Certificateholder or the Trustee, enter into an amendment (A) to an Other Servicing Agreement for the purpose of (i) eliminating or reducing Month End Interest and (ii) providing for the remittance of Full Unscheduled Principal Receipts by the applicable Servicer to the Master Servicer not later than the 24th day of each month (or if such day is not a Business Day, on the previous Business Day) or (B) to the Norwest Servicing Agreement for the purpose of changing the applicable Remittance Date to the 18th day of each month (or if such day is not a Business Day, on the previous Business Day).

            (ii) The Master Servicer may direct Norwest Mortgage to enter into an amendment to the Norwest Servicing Agreement for the purposes described in Sections 3.07(c)(i)(B) and 10.01(b)(iii).

            SECTION 3.08      OVERSIGHT OF SERVICING.

            The Master Servicer shall supervise, monitor and oversee the servicing of the Mortgage Loans by each Servicer and the performance by each Servicer of all services, duties, responsibilities and obligations that (including the obligation to maintain an Errors and Omissions Policy and Fidelity Bond) are to be observed or performed by the Servicer under its respective Servicing Agreement. In performing its obligations hereunder, the Master Servicer shall act in a manner consistent with Accepted Master Servicing Practices and with the Trustee's and the Certificateholders' reliance on the Master Servicer, and in a manner consistent with the terms and provisions of any insurance policy required to be maintained by the Master Servicer or any Servicer pursuant to this Agreement or any Servicing Agreement. The Master Servicer acknowledges that prior to taking certain actions required to service the Mortgage Loans, each Servicing Agreement provides that the Servicer thereunder must notify, consult with, obtain the consent of or otherwise follow the instructions of the Master Servicer. The Master Servicer is also given authority to waive compliance by a Servicer with certain provisions of its Servicing Agreement. In each such instance, the Master Servicer shall promptly instruct such Servicer or otherwise respond to such Servicer's request. In no event will the Master Servicer instruct such Servicer to take any action, give any consent to action by such Servicer or waive compliance by such Servicer with any provision of such Servicer's Servicing Agreement if any resulting action or failure to act would be inconsistent with the requirements of the Rating Agencies that rated the Certificates or would otherwise have an adverse effect on the Certificateholders. Any such action or failure to act shall be deemed to have an adverse effect on the Certificateholders if such action or failure to act either results in (i) the downgrading of the rating assigned by any Rating Agency to the Certificates, (ii) the loss by the Trust Estate of REMIC status for federal income tax purposes or (iii) the imposition of any Prohibited Transaction Tax or any federal taxes on the REMIC or the Trust Estate. The Master Servicer shall have full power and authority in its sole discretion to take any action with respect to the Trust Estate as may be necessary or advisable to avoid the circumstances specified including clause (ii) or (iii) of the preceding sentence.

            For the purposes of determining whether any modification of a Mortgage Loan shall be permitted by the Trustee or the Master Servicer, such modification shall be construed as a substitution of the modified Mortgage Loan for the Mortgage Loan originally deposited in the Trust Estate if it would be a "significant modification" within the meaning of Section 1.860G-2(b) of the regulations of the U.S. Department of the Treasury. No modification shall be approved unless (i) the modified Mortgage Loan would qualify as a Substitute Mortgage Loan under Section 2.02 and (ii) with respect to any modification that occurs more than three months after the Closing Date and is not the result of a default or a reasonably foreseeable default under the Mortgage Loan, there is delivered to the Trustee an Opinion of Counsel (at the expense of the party seeking to modify the Mortgage Loan) to the effect that such modification would not be treated as giving rise to a new debt instrument for federal income tax purposes as described in the preceding sentence.

            During the term of this Agreement, the Master Servicer shall consult fully with each Servicer as may be necessary from time to time to perform and carry out the Master Servicer's obligations hereunder and otherwise exercise reasonable efforts to encourage such Servicer to perform and observe the covenants, obligations and conditions to be performed or observed by it under its Servicing Agreement.

            The relationship of the Master Servicer to the Trustee under this Agreement is intended by the parties to be that of an independent contractor and not that of a joint venturer, partner or agent.

            The Master Servicer shall administer the Trust Estate on behalf of the Trustee and shall have full power and authority, acting alone or (subject to Section 6.06) through one or more subcontractors, to do any and all things in connection with such administration which it may deem necessary or desirable. Upon the execution and delivery of this Agreement, and from time to time as may be required thereafter, the Trustee shall furnish the Master Servicer or its subcontractors with any powers of attorney and such other documents as may be necessary or appropriate to enable the Master Servicer to carry out its administrative duties hereunder.

            The Seller shall be entitled to repurchase at its option (i) any defaulted Mortgage Loan or any Mortgage Loan as to which default is reasonably foreseeable from the Trust Estate if, in the Seller's judgment, the default is not likely to be cured by the Mortgagor or (ii) any Mortgage Loan in the Trust Estate which, pursuant to paragraph 5(b) of the Mortgage Loan Purchase Agreement, Norwest Mortgage requests the Seller to repurchase and to sell to Norwest Mortgage to facilitate the exercise of Norwest Mortgage's rights against the originator or a prior holder of such Mortgage Loan. The purchase price for any such Mortgage Loan shall be 100% of the unpaid principal balance of such Mortgage Loan plus accrued interest thereon at the Mortgage Interest Rate for such Mortgage Loan, through the last day of the month in which such repurchase occurs. Upon the receipt of such purchase price, the Master Servicer shall provide to the Trustee the certification required by Section 3.04 and the Trustee and the Custodian, if any, shall promptly release to the Seller the Owner Mortgage Loan File relating to the Mortgage Loan being repurchased.

            In the event that (i) the Master Servicer determines at any time that, notwithstanding the representations and warranties set forth in Section 2.03(b), any Mortgage Loan is not a "qualified mortgage" within the meaning of
Section 860G of the Code and (ii) the Master Servicer is unable to enforce the obligation of the Seller to purchase such Mortgage Loan pursuant to Section 2.02 within two months of such determination, the Master Servicer shall cause such Mortgage Loan to be auctioned to the highest bidder and sold out of the Trust Estate no later than the date 90 days after such determination. In the event of any such sale of a Mortgage Loan, the Trustee shall, at the written request of the Master Servicer and upon being supported with appropriate forms therefor, within five Business Days of the deposit by the Master Servicer of the proceeds of such auction into the Certificate Account, release or cause to be released to the entity identified by the Master Servicer the related Owner Mortgage Loan File and Servicer Mortgage Loan File and shall execute and deliver such instruments of transfer or assignment, in each case without recourse, as shall be necessary to vest in the auction purchaser title to the Mortgage Loan and the Trustee shall have no further responsibility with regard to such Owner Mortgage Loan File or Servicer Mortgage Loan File. Neither the Trustee, the Master Servicer nor any Servicer, acting on behalf of the Trustee, shall provide financing from the Trust Estate to any purchaser of a Mortgage Loan.

            The Master Servicer, on behalf of the Trustee, shall, pursuant to the Servicing Agreements, object to the foreclosure upon, or other related conversion of the ownership of, any Mortgaged Property by the related Servicer if (i) the Master Servicer believes such Mortgaged Property may be contaminated with or affected by hazardous wastes or hazardous substances or (ii) such Servicer does not agree to administer such Mortgaged Property, once the related Mortgage Loan becomes an REO Mortgage Loan, in a manner which would not result in a federal tax being imposed upon the Trust Estate or the REMIC.

            MLCC Additional Collateral and MSDW Additional Collateral may be liquidated and the proceeds applied to cover any shortfalls upon the liquidation of a Mortgaged Property; provided, however, that the Trust Estate in no event shall acquire ownership of either the MLCC Additional Collateral or the MSDW Additional Collateral unless the Trustee shall have received an Opinion of Counsel that such ownership shall not cause the Trust Estate to fail to qualify as a REMIC or subject the REMIC to any tax.

            The Master Servicer may enter into a special servicing agreement with an unaffiliated holder of 100% Percentage Interest of a Class of Class B Certificates or a holder of a class of securities representing interests in the Class B Certificates and/or other subordinated mortgage pass-through certificates, such agreement to be substantially in the form of Exhibit M hereto or subject to each Rating Agency's acknowledgment that the ratings of the Certificates in effect immediately prior to the entering into of such agreement would not be qualified, downgraded or withdrawn and the Certificates would not be placed on credit review status (except for possible upgrading) as a result of such agreement. Any such agreement may contain provisions whereby such holder may instruct the Master Servicer to instruct a Servicer to the extent provided in the applicable Servicing Agreement to commence or delay foreclosure proceedings with respect to delinquent Mortgage Loans and will contain provisions for the deposit of cash by the holder that would be available for distribution to Certificateholders if Liquidation Proceeds are less than they otherwise may have been had the Servicer acted in accordance with its normal procedures.

            SECTION 3.09      TERMINATION AND SUBSTITUTION OF SERVICING
                              AGREEMENTS.

            Upon the occurrence of any event for which a Servicer may be terminated pursuant to its Servicing Agreement, the Master Servicer shall promptly deliver to the Seller and the Trustee an Officer's Certificate certifying that an event has occurred which may justify termination of such Servicing Agreement, describing the circumstances surrounding such event and recommending what action should be taken by the Trustee with respect to such Servicer. If the Master Servicer recommends that such Servicing Agreement be terminated, the Master Servicer's certification must state that the breach is material and not merely technical in nature. Upon written direction of the Master Servicer, based upon such certification, the Trustee shall promptly terminate such Servicing Agreement. Notwithstanding the foregoing, in the event that (i) Norwest Mortgage fails to make any advance, as a consequence of which the Trustee is obligated to make an advance pursuant to Section 3.03 and (ii) the Trustee provides Norwest Mortgage written notice of the failure to make such advance and such failure shall continue unremedied for a period of 15 days after receipt of such notice, the Trustee shall terminate the Norwest Servicing Agreement without the recommendation of the Master Servicer. The Master Servicer shall indemnify the Trustee and hold it harmless from and against any and all claims, liabilities, costs and expenses (including, without limitation, reasonable attorneys' fees) arising out of, or assessed against the Trustee in connection with termination of such Servicing Agreement at the direction of the Master Servicer. If the Trustee terminates such Servicing Agreement, the Trustee may enter into a substitute Servicing Agreement with the Master Servicer or, at the Master Servicer's nomination, with another mortgage loan service company acceptable to the Trustee, the Master Servicer and each Rating Agency under which the Master Servicer or such substitute servicer, as the case may be, shall assume, satisfy, perform and carry out all liabilities, duties, responsibilities and obligations that are to be, or otherwise were to have been, satisfied, performed and carried out by such Servicer under such terminated Servicing Agreement. Until such time as the Trustee enters into a substitute servicing agreement with respect to the Mortgage Loans previously serviced by such Servicer, the Master Servicer shall assume, satisfy, perform and carry out all obligations which otherwise were to have been satisfied, performed and carried out by such Servicer under its terminated Servicing Agreement. However, in no event shall the Master Servicer be deemed to have assumed the obligations of a Servicer to advance payments of principal and interest on a delinquent Mortgage Loan in excess of the Master Servicer's independent Periodic Advance obligation under Section 3.03 of this Agreement. As compensation for the Master Servicer of any servicing obligations fulfilled or assumed by the Master Servicer, the Master Servicer shall be entitled to any servicing compensation to which a Servicer would have been entitled if the Servicing Agreement with such Servicer had not been terminated.

            SECTION 3.10      APPLICATION OF NET LIQUIDATION PROCEEDS.

            For all purposes under this agreement, Net Liquidation Proceeds received from a Servicer shall be allocated first to accrued and unpaid interest on the related Mortgage Loan and then to the unpaid principal balance thereof.

            SECTION 3.11      ACT REPORTS.

            The Master Servicer shall, on behalf of the Seller, make all filings required to be made by the Seller with respect to the Class A Certificates (other than the Class I-A-PO and Class II-A-PO Certificates) and the Class B-1, Class B-2 and Class B-3 Certificates pursuant to the Securities Exchange Act of 1934, as amended.

                                   ARTICLE IV

                  DISTRIBUTIONS IN RESPECT OF CERTIFICATES;
                         PAYMENTS TO CERTIFICATEHOLDERS;
                             STATEMENTS AND REPORTS

            SECTION 4.01      DISTRIBUTIONS.

            (a) On each Distribution Date, the Group I Pool Distribution Amount and Group II Pool Distribution Amount will be applied in the following amounts, to the extent the Group I Pool Distribution Amount and Group II Pool Distribution Amount are sufficient therefor, in the manner and in the order of priority as follows, subject to adjustment in accordance with Section 4.01(b)(iii) below:

               (i) with respect to the Group I-A Certificates and Group II-A Certificates, from the Group I Pool Distribution Amount and Group II Pool Distribution Amount, respectively, as follows:

            first, (A) to the Classes of Group I-A Certificates, pro rata, based upon their respective Interest Accrual Amounts, in an aggregate amount up to the Group I-A Interest Accrual Amount with respect to such Distribution Date; provided that prior to the Accretion Termination Date, an amount equal to the amount that would otherwise be distributable in respect of interest to the Accrual Certificates pursuant to this provision will instead be distributed in reduction of the Principal Balances of certain Classes of Group I-A Certificates, in each case in accordance with Section 4.01(b) or (B) to the Classes of Group II-A Certificates, pro rata, based upon their respective Interest Accrual Amounts, in an aggregate amount up to the Group II-A Interest Accrual Amount with respect to such Distribution Date;

            second, (A) to the Classes of Group I-A Certificates, pro rata, based upon their respective Class A Unpaid Interest Shortfalls, in an aggregate amount up to the Aggregate Group I-A Unpaid Interest Shortfall; provided that prior to the Accretion Termination Date, an amount equal to the amount that would otherwise be distributable in respect of unpaid interest shortfalls to the Accrual Certificates pursuant to this provision will instead be distributed in reduction of the Principal Balances of certain Classes of Group I-A Certificates, in each case in accordance with Section 4.01(b) or (B) to the Classes of Group II-A Certificates, pro rata, based upon their respective Class A Unpaid Interest Shortfalls, in an aggregate amount up to the Aggregate Group II-A Unpaid Interest Shortfall;

            third, (A) concurrently, to the Group I-A Certificates (other than the Class I-A-PO Certificates) and the Class I-A-PO Certificates, pro rata, based on their respective Group I-A Non-PO Optimal Principal Amount and Class I-A-PO Optimal Principal Amount, (1) to the Classes of Group I-A Certificates (other than the Class I-A-PO Certificates), in an aggregate amount up to the Group I-A Non-PO Optimal Principal Amount, such distribution to be allocated among such Classes in accordance with Section 4.01(b)(i) or Section 4.01(c), as applicable, and (2) to the Class I-A-PO Certificates in an amount up to the Class I-A-PO Optimal Principal Amount or (B) concurrently, to the Group II-A Certificates (other than the Class II-A-PO Certificates) and the Class II-A-PO Certificates, pro rata, based on their respective Group II-A Non-PO Optimal Principal Amount and Class II-A-PO Optimal Principal Amount, (1) to the Classes of Group II-A Certificates (other than the Class II-A-PO Certificates), in an aggregate amount up to the Group II-A Non-PO Optimal Principal Amount, such distribution to be allocated among such Classes in accordance with Section 4.01(b)(ii) or Section 4.01(c), as applicable, and (2) to the Class II-A-PO Certificates in an amount up to the Class II-A-PO Optimal Principal Amount;

            fourth, (A) to the Class I-A-PO Certificates in an amount up to the Class I-A-PO Deferred Amount from amounts otherwise distributable (without regard to this Clause (i) Paragraph fourth) first to the Class B-6 Certificates pursuant to Clause (ii) Paragraph eighteenth, below, second to the Class B-5 Certificates pursuant to Clause (ii) Paragraph fifteenth, below, third to the Class B-4 Certificates pursuant to Clause (ii) Paragraph twelfth, below, fourth to the Class B-3 Certificates pursuant to Clause (ii) Paragraph ninth, below, fifth to the Class B-2 Certificates pursuant to Clause (ii) Paragraph sixth below, and sixth to the Class B-1 Certificates pursuant to Clause (ii) Paragraph third below or (B) to the Class II-A-PO Certificates in an amount up to the Class II-A-PO Deferred Amount from amounts otherwise distributable (without regard to this Clause (i) Paragraph fourth) first to the Class B-6 Certificates pursuant to Clause (ii) Paragraph eighteenth, below, second to the Class B-5 Certificates pursuant to Clause (ii) Paragraph fifteenth, below, third to the Class B-4 Certificates pursuant to Clause (ii) Paragraph twelfth, below, fourth to the Class B-3 Certificates pursuant to Clause (ii) Paragraph ninth, below, fifth to the Class B-2 Certificates pursuant to Clause (ii) Paragraph sixth below, and sixth to the Class B-1 Certificates pursuant to Clause (ii) Paragraph third below; provided, however, to the extent necessary to reduce the Class I-A-PO Deferred Amount and Class II-A-PO Deferred Amount to zero, any amounts otherwise distributable to a Class of Class B Certificates will be allocated pro rata between the Class I-A-PO Deferred Amount and the Class II-A-PO Deferred Amount; and

               (ii) to the Class B Certificates, from the Group I Pool Distribution Amount and Group Pool II Distribution Amount, subject to
      Section 4.01(b)(iii), as follows:

            first, to the Class B-1 Certificates in an amount up to the Interest Accrual Amount for the Class B-1 Certificates with respect to such Distribution Date;

            second, to the Class B-1 Certificates in an amount up to the Class B-1 Unpaid Interest Shortfall;

            third, to the Class B-1 Certificates in an amount up to the Class B-1 Optimal Principal Amount; provided, however, that the amount distributable to the Class B-1 Certificates pursuant to this Clause (ii) Paragraph third will be reduced by the amount, if any, that would have been distributable to the Class B-1 Certificates hereunder used to pay the Class I-A-PO Deferred Amount and Class II-A-PO Deferred Amount as provided in Clause (i) Paragraph fourth above;

            fourth, to the Class B-2 Certificates in an amount up to the Interest Accrual Amount for the Class B-2 Certificates with respect to such Distribution Date;

            fifth, to the Class B-2 Certificates in an amount up to the Class B-2 Unpaid Interest Shortfall;

            sixth, to the Class B-2 Certificates in an amount up to the Class B-2 Optimal Principal Amount; provided, however, that the amount distributable to the Class B-2 Certificates pursuant to this Clause (ii) Paragraph sixth will be reduced by the amount, if any, that would have been distributable to the Class B-2 Certificates hereunder used to pay the Class I-A-PO Deferred Amount and Class II-A-PO Deferred Amount as provided in Clause (i) Paragraph fourth above;

            seventh, to the Class B-3 Certificates in an amount up to the Interest Accrual Amount for the Class B-3 Certificates with respect to such Distribution Date;

            eighth, to the Class B-3 Certificates in an amount up to the Class B-3 Unpaid Interest Shortfall;

            ninth, to the Class B-3 Certificates in an amount up to the Class B-3 Optimal Principal Amount; provided, however, that the amount distributable to the Class B-3 Certificates pursuant to this Clause (ii) Paragraph ninth will be reduced by the amount, if any, that would have been distributable to the Class B-3 Certificates hereunder used to pay the Class I-A-PO Deferred Amount and Class II-A-PO Deferred Amount as provided in Clause (i) Paragraph fourth above;

            tenth, to the Class B-4 Certificates in an amount up to the Interest Accrual Amount for the Class B-4 Certificates with respect to such Distribution Date;

            eleventh, to the Class B-4 Certificates in an amount up to the Class B-4 Unpaid Interest Shortfall;

            twelfth, to the Class B-4 Certificates in an amount up to the Class B-4 Optimal Principal Amount; provided, however, that the amount distributable to the Class B-4 Certificates pursuant to this Clause (ii) Paragraph twelfth will be reduced by the amount, if any, that would have been distributable to the Class B-4 Certificates hereunder used to pay the Class I-A-PO Deferred Amount and Class II-A-PO Deferred Amount as provided in Clause (i) Paragraph fourth above;

            thirteenth, to the Class B-5 Certificates in an amount up to the Interest Accrual Amount for the Class B-5 Certificates with respect to such Distribution Date;

            fourteenth, to the Class B-5 Certificates in an amount up to the Class B-5 Unpaid Interest Shortfall;

            fifteenth, to the Class B-5 Certificates in an amount up to the Class B-5 Optimal Principal Amount; provided, however, that the amount distributable to the Class B-5 Certificates pursuant to this Clause (ii) Paragraph fifteenth will be reduced by the amount, if any, that would have been distributable to the Class B-5 Certificates hereunder used to pay the Class I-A-PO Deferred Amount and Class II-A-PO Deferred Amount as provided in Clause
(i) Paragraph fourth above;

            sixteenth, to the Class B-6 Certificates in an amount up to the Interest Accrual Amount for the Class B-6 Certificates with respect to such Distribution Date;

            seventeenth, to the Class B-6 Certificates in an amount up to the Class B-6 Unpaid Interest Shortfall;

            eighteenth, to the Class B-6 Certificates in an amount up to the Class B-6 Optimal Principal Amount; provided, however, that the amount distributable to the Class B-6 Certificates pursuant to this Clause (ii) Paragraph eighteenth will be reduced by the amount, if any, that would have been distributable to the Class B-6 Certificates hereunder used to pay the Class I-A-PO Deferred Amount and Class II-A-PO Deferred Amount as provided in Clause
(i) Paragraph fourth above; and

            nineteenth, to the Holder of the Class I-A-R Certificate.

            Notwithstanding the foregoing, after the Principal Balance of any Class (other than the Class I-A-R Certificate) has been reduced to zero, such Class will be entitled to no further distributions of principal or interest (including, without limitation, any Unpaid Interest Shortfalls).

            In addition, Group I Net Foreclosure Profits and Group II Net Foreclosure Profits, if any, with respect to such Distribution Date minus any portion thereof payable to a Servicer pursuant to Section 3.02(ix) hereof shall be distributed to the Holder of the Class I-A-R Certificate.

            With respect to any Distribution Date, the amount of the Principal Adjustment, if any, attributable to any Class of Class B Certificates will be allocated to the Classes of Class A Certificates (other than the Class I-A-PO and Class II-A-PO Certificates) and any Class of Class B Certificates with a lower numerical designation pro rata based on their outstanding Principal Balances.

            (b) (i) On each Distribution Date prior to the Cross-Over Date, the Group I-A Non-PO Principal Distribution Amount will be allocated and distributed in reduction of the Principal Balances of the Classes of Group I-A Certificates (other than the Principal Balance of the Class I-A-PO Certificates) as follows:

I. On each Distribution Date occurring prior to the Accretion Termination Date, the Accrual Distribution Amount will be allocated, sequentially, as follows:

            first, to the Class I-A-2 Certificates, until the Principal Balance thereof has been reduced to zero; and

            second, to the Class I-A-10 Certificates, until the Principal Balance thereof has been reduced to zero; and

II. On each Distribution Date prior to the Cross-Over Date, the Group I-A Non-PO Principal Amount will be allocated and distributed in reduction of the Principal Balances of the Classes of Group I-A Certificates (other than the Principal Balance of the Class I-A-PO Certificates) as follows:

            first, to the Class I-A-4 Certificates up to the Priority Amount for such Distribution Date;

            second, to the Class I-A-R Certificate, until the Principal Balance thereof has been reduced to zero;

            third, to the Class I-A-1 Certificates, until the Principal Balance of each such Class has been reduced to zero;

            fourth, concurrently, as follows:

                  (a) 50.000000000%, sequentially, to the Class I-A-3, Class I-A-5, Class I-A-6, Class I-A-7, Class I-A-8 and Class I-A-9 Certificates, in that order, until the Principal Balance of each such Class has been reduced to zero; and

                  (b) 50.000000000%, sequentially, to the Class I-A-2 and Class I-A-10 Certificates, in that order, until the Principal Balance of each such Class has been reduced to zero; and

            fifth, to the Class I-A-4 Certificates, without regard to the Priority Amount for such Distribution Date, until the Principal Balance thereof has been reduced to zero.

               (ii) On each Distribution Date prior to the Cross-Over-Date, the Group II-A Non-PO Principal Distribution Amount will be distributed to the Class II-A-1 Certificates until the Principal Balance thereof has been reduced to zero.

               (iii) Notwithstanding the foregoing, (X) on any Distribution Date occurring prior to the Cross-Over Date but on or after the date on which the Principal Balances of the Group I-A Certificates (other than the Class I-A-PO Certificates) or the Principal Balances of the Group II-A Certificates (other than the Class II-A-PO Certificates) have been reduced to zero and on which (a) the Aggregate Subordinate Percentage for such Distribution Date is less than 200% of the Original Aggregate Subordinate Percentage or (b) the aggregate outstanding principal balance of the Mortgage Loans in either Loan Group delinquent 60 days or more over the preceding six months as a percentage of the related Group Subordinate Amount is greater than or equal to 50%, the remaining Class or Classes of Class A Certificates (other than the Class I-A-PO Certificates or Class II-A-PO Certificates, as applicable) will be entitled to receive as principal, in addition to any principal payments described in Section 4.01(a) above, in accordance with the priorities set forth in Section 4.01(b)(i) or (ii) above and until the Principal Balance of each such Class of Class A Certificates has been reduced to zero, amounts otherwise distributable (without regard to this Clause (iii)) first to the Class B-6 Certificates pursuant to Clause (ii) Paragraph eighteenth of 4.01(a) above, second to the Class B-5 Certificates pursuant to Clause (ii) Paragraph fifteenth of 4.01 (a) above, third to the Class B-4 Certificates pursuant to Clause (ii) Paragraph twelfth of 4.01(a) above, fourth to the Class B-3 Certificates pursuant to Clause (ii) Paragraph ninth of 4.01(a) above, fifth to the Class B-2 Certificates pursuant to Clause (ii) Paragraph sixth of 4.01(a) above and sixth to the Class B-1 Certificates pursuant to Clause (ii) Paragraph third of 4.01(a) above but in each case only up to the applicable Apportioned Class B Principal Distribution Amount for such Class of Class B Certificates and (Y) if on any Distribution Date the Group I-A Non-PO Principal Balance or Group II-A Non-PO Principal Balance (after giving effect to all distributions on such Distribution Date) is greater than the Group I-A Pool Balance (Non-PO Portion) or Group II-A Pool Balance (Non-PO Portion), respectively (the Group I-A Certificates or Group II-A Certificates, as applicable, in such instance, the "Undercollateralized Group"), the Class A Certificates (other than the Class I-A-PO or Class II-A-PO Certificates, as applicable) of the Undercollateralized Group will be entitled to receive first in respect of any Class A Unpaid Interest Shortfalls therefor (including any Group I Interest Shortfall Amount or Group II Interest Shortfall Amount, as applicable, arising on such Distribution Date) and second as principal, in addition to any principal payments described in Section 4.01(a) above, in accordance with the priorities set forth in Section 4.01(b)(i) or (ii) above and until the aggregate Principal Balance of the Class A Certificates (other than the Class I-A-PO or Class II-A-PO Certificates, as applicable) of the Undercollateralized Group equals the Group I Pool Balance (Non-PO Portion) or Group II Pool Balance (Non-PO Portion), as applicable (such amount, the "Undercollateralized Amount"), all amounts otherwise distributable (without regard to this Clause (iii)) first to the Class B-6 Certificates pursuant to Clause (ii) Paragraph eighteenth of 4.01(a) above, second to the Class B-5 Certificates pursuant to Clause
      (ii) Paragraph fifteenth of 4.01(a) above, third to the Class B-4 Certificates pursuant to Clause (ii) Paragraph twelfth of 4.01(a) above, fourth to the Class B-3 Certificates pursuant to Clause (ii) Paragraph ninth of 4.01(a) above, fifth to the Class B-2 Certificates pursuant to Clause (ii) Paragraph sixth 4.01(a) above and sixth to the Class B-1 Certificates pursuant to Clause (ii) Paragraph third of 4.01(a) above (less any amounts used to pay any Class I-A-PO Deferred Amounts or Class II-A-PO Deferred Amounts).

            (c) Notwithstanding the foregoing, on each Distribution Date occurring on or subsequent to the Cross-Over Date, (x) the Group I-A Non-PO Principal Distribution Amount shall be distributed among the Classes of Group I-A Certificates (other than the Class I-A-PO Certificates) and (y) the Group II-A Non-PO Principal Distribution Amount shall be distributed among the Classes of Group II-A Certificates (other than the Class II-A-PO Certificates) pro rata in accordance with their outstanding Principal Balances without regard to either the proportions or the priorities set forth in Section 4.01(b)(i) and (ii).

            (d) (i) For purposes of determining whether the Classes of Class B Certificates are eligible to receive distributions of principal with respect to any Distribution Date, the following tests shall apply:

            (A) if the Current Class B-1 Fractional Interest is less than the Original Class B-1 Fractional Interest and the Class B-1 Principal Balance is greater than zero, the Class B-2, Class B-3, Class B-4, Class B-5 and Class B-6 Certificates shall not be eligible to receive distributions of principal; or

            (B) if the Current Class B-2 Fractional Interest is less than the Original Class B-2 Fractional Interest and the Class B-2 Principal Balance is greater than zero, the Class B-3, Class B-4, Class B-5 and Class B-6 Certificates shall not be eligible to receive distributions of principal; or

            (C) if the Current Class B-3 Fractional Interest is less than the Original Class B-3 Fractional Interest and the Class B-3 Principal Balance is greater than zero, the Class B-4, Class B-5 and Class B-6 Certificates shall not be eligible to receive distributions of principal; or

            (D) if the Current Class B-4 Fractional Interest is less than the Original Class B-4 Fractional Interest and the Class B-4 Principal Balance is greater than zero, the Class B-5 and Class B-6 Certificates shall not be eligible to receive distributions of principal; or

            (E) if the Current Class B-5 Fractional Interest is less than the Original Class B-5 Fractional Interest and the Class B-5 Principal Balance is greater than zero, the Class B-6 Certificates shall not be eligible to receive distributions of principal.

            (ii) Notwithstanding the foregoing, if on any Distribution Date the aggregate distributions to Holders of the Classes of Class B Certificates entitled to receive distributions of principal would reduce the Principal Balances of the Classes of Class B Certificates entitled to receive distributions of principal below zero, first the Group I Class B Prepayment Percentage and Group II Class B Prepayment Percentage of any affected Class of Class B Certificates for such Distribution Date beginning with the affected Class with the lowest numerical Class designation and then, if necessary, the Group I Class B Percentage and Group II Percentage of such Class of the Class B Certificates for such Distribution Date shall be reduced to the respective percentages necessary to bring the Principal Balance of such Class of Class B Certificates to zero. The Class B Prepayment Percentages and the Class B Percentages of the remaining Classes of Class B Certificates will be recomputed substituting for the Group I Subordinated Prepayment Percentage and Group II Subordinated Prepayment Percentages and Group I Subordinated Percentage and Group II Subordinated Percentage in such computations the difference between (A) the Group I Subordinated Prepayment Percentage or Group II Subordinated Prepayment Percentage or Group I Subordinated Percentage or Group II Subordinated Percentage, as the case may be, and (B) the percentages determined in accordance with the preceding sentence necessary to bring the Principal Balances of the affected Classes of Class B Certificates to zero; provided, however, that if the Principal Balances of all the Classes of Class B Certificates eligible to receive distributions of principal shall be reduced to zero on such Distribution Date, the Group I Class B Prepayment Percentage, Group II Class B Prepayment Percentage, Group I Class B Percentage and Group II Class B Percentage of the Class of Class B Certificates with the lowest numerical Class designation which would otherwise be ineligible to receive distributions of principal in accordance with this Section shall equal the remainder of the Group I Subordinated Prepayment Percentage and Group II Subordinated Prepayment Percentage for such Distribution Date minus the sum of the Group I Class B Prepayment Percentages and Group II Class B Prepayment Percentages of the Classes of Class B Certificates having lower numerical Class designations, if any, and the remainder of the Group I Subordinated Percentage and Group II Subordinated Percentage for such Distribution Date minus the sum of the Group I Class B Percentages and Group II Class B Percentages of the Classes of Class B Certificates having lower numerical Class designations, if any, respectively. Any entitlement of any Class of Class B Certificates to principal payments solely pursuant to this clause (ii) shall not cause such Class to be regarded as being eligible to receive principal distributions for the purpose of applying the definition of its Group I Class B Percentage, Group II Class B Percentage, Group II Class B Prepayment Percentage or Group II Class B Prepayment Percentage.

            (e) On each Distribution Date other than the Final Distribution Date (if such Final Distribution Date is in connection with a purchase of the assets of the Trust Estate by the Seller), the Paying Agent shall, on behalf of the Master Servicer, from funds remitted to it by the Master Servicer, distribute to each Certificateholder of record on the preceding Record Date (other than as provided in Section 9.01 respecting the final distribution to Certificateholders or in the last paragraph of this Section 4.01(e) respecting the final distribution in respect of any Class) either in immediately available funds by wire transfer to the account of such Certificateholder at a bank or other entity having appropriate facilities therefor, if such Certificateholder holds Certificates having a Denomination at least equal to that specified in Section 11.20, and has so notified the Master Servicer or, if applicable, the Paying Agent at least seven Business Days prior to the Distribution Date or, if such Holder holds Certificates having, in the aggregate, a Denomination less than the requisite minimum Denomination or if such Holder holds the Class I-A-R Certificate or has not so notified the Paying Agent, by check mailed to such Holder at the address of such Holder appearing in the Certificate Register, such Holder's share of the Group I-A Distribution Amount or Group II-A Distribution Amount, as applicable, with respect to each Class of Class A Certificates and the Class B Distribution Amount with respect to each Class of Class B Certificates.

            In the event that, on any Distribution Date prior to the Final Distribution Date, the Principal Balance of any Class of Class A Certificates (other than the Class I-A-R Certificate) or the Principal Balance of any Class of Class B Certificates would be reduced to zero, the Master Servicer shall, as soon as practicable after the Determination Date relating to such Distribution Date, send a notice to the Trustee. The Trustee will then send a notice to each Certificateholder of such Class with a copy to the Certificate Registrar, specifying that the final distribution with respect to such Class will be made on such Distribution Date only upon the presentation and surrender of such Certificateholder's Certificates at the office or agency of the Trustee therein specified; provided, however, that the failure to give such notice will not entitle a Certificateholder to any interest beyond the interest payable with respect to such Distribution Date in accordance with Section 4.01(a).

            (f) The Paying Agent (or if no Paying Agent is appointed by the Master Servicer, the Master Servicer) shall withhold or cause to be withheld such amounts as may be required by the Code (giving full effect to any exemptions from withholding and related certifications required to be furnished by Certificateholders and any reductions to withholding by virtue of any bilateral tax treaties and any applicable certification required to be furnished by Certificateholders with respect thereto) from distributions to be made to Persons other than U.S. Persons ("Non-U.S. Persons"). Amounts withheld pursuant to this Section 4.01(f) shall be treated as having been distributed to the related Certificateholder for all purposes of this Agreement. For the purposes of this paragraph, a "U.S. Person" is a citizen or resident of the United States, a corporation or partnership (unless, in the case of a partnership, Treasury regulations are adopted that provide otherwise) created or organized in or under the laws of the United States, any state thereof or the District of Columbia, including an entity treated as a corporation or partnership for federal income tax purposes, an estate whose income is subject to United States federal income tax regardless of its source, or a trust if a court within the United States is able to exercise primary supervision over the administration of such trust, and one or more such U.S. Persons have the authority to control all substantial decisions of such trust (or, to the extent provided in applicable Treasury regulations, certain trusts in existence on August 20, 1996 which are eligible to elect to be treated as U.S. Persons).

            SECTION 4.02      ALLOCATION OF REALIZED LOSSES.

            (a) With respect to any Distribution Date, the principal portion of Realized Losses (other than Debt Service Reductions, Excess Special Hazard Losses, Excess Fraud Losses and Excess Bankruptcy Losses) occurring with respect to Group I Mortgage Loans and Group II Mortgage Loans will be allocated as follows:

            first, to the Class B-6 Certificates until the Class B-6 Principal Balance has been reduced to zero;

            second, to the Class B-5 Certificates until the Class B-5 Principal Balance has been reduced to zero;

            third, to the Class B-4 Certificates until the Class B-4 Principal Balance has been reduced to zero;

            fourth, to the Class B-3 Certificates until the Class B-3 Principal Balance has been reduced to zero;

            fifth, to the Class B-2 Certificates until the Class B-2 Principal Balance has been reduced to zero;

            sixth, to the Class B-1 Certificates until the Class B-1 Principal Balance has been reduced to zero; and

            seventh, (i) with respect to such losses occurring with respect to Group I Mortgage Loans, concurrently, to the Group I-A Certificates (other than the Class I-A-PO Certificates) and Class I-A-PO Certificates, pro rata, based on the Non-PO Fraction and the PO Fraction of such Mortgage Loans, respectively, and (ii) with respect to such losses occurring with respect to Group II Mortgage Loans, concurrently, to the Group II-A Certificates (other than the Class II-A-PO Certificates) and Class II-A-PO Certificates, pro rata, based on the Non-PO Fraction and the PO Fraction of such Mortgage Loans, respectively.

            This allocation of Realized Losses will be effected through the reduction of the applicable Class's Principal Balance.

            (b) With respect to any Distribution Date, the principal portion of Excess Special Hazard Losses, Excess Fraud Losses and Excess Bankruptcy Losses occurring with respect to any Group I Mortgage Loan or Group II Mortgage Loan allocable to the Class I-A-PO or Class II-A-PO Certificates, respectively, will equal the product of the amount of any such principal loss and the PO Fraction for such Mortgage Loan. The principal portion of any Excess Special Hazard Losses, Excess Fraud Losses and Excess Bankruptcy Losses with respect to any Mortgage Loan in Loan Group I or Loan Group II, respectively, remaining after allocation to the Class I-A-PO or Class II-A-PO Certificates, as applicable, in accordance with the preceding sentence shall be allocated pro rata among the Group I-A Certificates (other than the Class I-A-PO Certificates) or Group II-A Certificates (other than the Class II-A-PO Certificates), respectively, and each Class of Class B Certificates based on the Group I-A Non-PO Principal Balance or Group II-A Non-PO Principal Balance in the case of such Group I-A Certificates or Group II-A Certificates and the Group I Apportioned Principal Balance or Group II Apportioned Principal Balance in the case of each Class of Class B Certificates, respectively. Any such loss allocated to the Group I-A Certificates shall be allocated on the subsequent Determination Date to the outstanding Classes of Group I-A Certificates (other than the Class I-A-PO Certificates) in accordance with the Group I-A Loss Percentages as of such Determination Date and any such loss allocated to the Group II-A Certificates shall be allocated on the subsequent Determination Date to the outstanding Classes of Group II-A Certificates (other than the Class II-A-PO Certificates) in accordance with the Group II-A Loss Percentages as of such Determination Date.

            (c) Any Realized Losses allocated to a Class of Class A Certificates or Class B Certificates pursuant to Section 4.02(a) or Section 4.02(b) shall be allocated among the Certificates of such Class based on their Percentage Interests.

            (d) In the event that there is a Recovery of an amount in respect of principal of a Mortgage Loan of a Loan Group which had previously been allocated as a Realized Loss to any Classes of Class A Certificates or any Classes of Class B Certificates, each outstanding Class to which such Realized Loss had previously been allocated shall be entitled to its share (with respect to the Class I-A-PO and Class II-A-PO Certificates, based on the PO Fraction of such Mortgage Loan and, with respect to the Class A Certificates (other than the Class I-A-PO and Class II-A-PO Certificates) and Class B Certificates, based on their pro rata share of the Non-PO Fraction of such Mortgage Loan) of such Recovery up to the amount of such Realized Loss previously allocated to such Class on the Distribution Date in the month following the month in which such recovery is received. When the Principal Balance of a Class of Certificates has been reduced to zero, such Class shall not be entitled to any share of such Recovery. In the event that the amount of such Recovery exceeds the amount of such Recovery allocated to each outstanding Class in accordance with the preceding provisions, each outstanding Class shall be entitled to its pro rata share (determined as described above) of such excess up to the amount of any unrecovered Realized Loss previously allocated to such Class. Notwithstanding the foregoing provisions, but subject to the following proviso, if such Recovery occurs within two years of the realization of such loss and (i) is the result of an event that would have given rise to the repurchase of the related Mortgage Loan by the Seller pursuant to Section 2.02 or 2.03, or (ii) represents in whole or part funds which the applicable Servicer had received in respect of a Liquidated Loan but failed to remit to the Certificate Account on or prior to the Business Day preceding the Distribution Date following the Applicable Unscheduled Principal Receipt Period in which the Mortgage Loan became a Liquidated Loan, such Recovery may, at the sole discretion of the Master Servicer, be treated as a repurchase or an Unscheduled Principal Receipt with respect to such Mortgage Loan, as the case may be, the Realized Loss previously recognized may be reversed and treated for all subsequent purposes as if it had never occurred and the Master Servicer may make such adjustments to interest or principal distributions on the Certificates and to the principal balances of the Certificates as the Master Servicer in its good faith judgment and sole discretion deems necessary or desirable to effectuate the reversal of the Realized Loss and the treatment of such amount as a repurchase or as an Unscheduled Principal Receipt, as the case may be; provided that such actions do not result in the aggregate distributions made in respect of each Class of Certificates whose principal balances were previously reduced as a result of such Realized Loss being less than such Class would have received if such Recovery had been deposited in the Certificate Account on or prior to the Business Day preceding the Distribution Date following the Applicable Unscheduled Principal Receipt Period in which the Mortgage Loan became a Liquidated Loan.

            (e) The interest portion of Excess Special Hazard Losses, Excess Fraud Losses and Excess Bankruptcy Losses occurring with respect to any Group I Mortgage Loan or Group II Mortgage Loan shall be allocated among (i) each Class of Group I-A Certificates or Group II-A Certificates, as applicable, and (ii) each Class of Class B Certificates, pro rata based upon each Class's Group I Apportioned Interest Percentage or Group II Apportioned Interest Percentage, as applicable for the related Distribution Date. In addition, after the Class B Principal Balance has been reduced to zero, the interest portion of Realized Losses (other than Excess Special Hazard Losses, Excess Fraud Losses and Excess Bankruptcy Losses) occurring with respect to any Group I Mortgage Loan or Group II Mortgage Loan will be allocated among the outstanding Classes of Group I-A Certificates and Group II-A Certificates, respectively, based on their Group I-A Interest Percentages and Group II-A Interest Percentages.

            (f) Realized Losses allocated in accordance with this Section 4.02 will be allocated on the Determination Date in the second month following the month in which such loss was incurred with respect to the preceding Distribution Date.

            SECTION 4.03      PAYING AGENT.

            (a) The Master Servicer hereby appoints the Trustee as initial Paying Agent to make distributions to Certificateholders and to forward to Certificateholders the periodic statements and the annual statements required by
Section 4.04 as agent of the Master Servicer.

            The Master Servicer may, at any time, remove or replace the Paying Agent.

            The Master Servicer shall cause any Paying Agent that is not the Trustee to execute and deliver to the Trustee an instrument in which such Paying Agent agrees with the Trustee that such Paying Agent shall:

               (i) hold all amounts remitted to it by the Master Servicer for distribution to Certificateholders in trust for the benefit of Certificateholders until such amounts are distributed to Certificateholders or otherwise disposed of as herein provided;

               (ii) give the Trustee notice of any default by the Master Servicer in remitting any required amount; and

               (iii) at any time during the continuance of any such default, upon the written request of the Trustee, forthwith pay to the Trustee all amounts held in trust by such Paying Agent.

            (b) The Paying Agent shall establish and maintain a Payment Account, which shall be a separate trust account and an Eligible Account, in which the Master Servicer shall cause to be deposited from funds in the Certificate Account or, to the extent required hereunder, from its own funds (i) at or before 10:00 a.m., New York time, on the Business Day preceding each Distribution Date, by wire transfer of immediately available funds, any Periodic Advance for such Distribution Date, pursuant to Section 3.03 and (ii) at or before 10:00 a.m., New York time, on the Business Day preceding each Distribution Date, by wire transfer of immediately available funds, (a) an amount equal to the Pool Distribution Amount, (b) Group I Net Foreclosure Profits and Group II Net Foreclosure Profits, if any, with respect to such Distribution Date and (c) the amount of any recovery in respect of a Realized Loss. The Master Servicer may cause the Paying Agent to invest the funds in the Payment Account. Any such investment shall be in Eligible Investments, which shall mature not later than the Business Day preceding the related Distribution Date (unless the Eligible Investments are obligations of the Trustee, in which case such Eligible Investments shall mature not later than the Distribution
Date), and shall not be sold or disposed of prior to maturity. All income and gain realized from any such investment shall be for the benefit of the Master Servicer and shall be subject to its withdrawal or order from time to time. The amount of any losses incurred in respect of any such investments shall be deposited in the Payment Account by the Master Servicer out of its own funds immediately as realized. The Paying Agent may withdraw from the Payment Account any amount deposited in the Payment Account that was not required to be deposited therein and may clear and terminate the Payment Account pursuant to
Section 9.01.

            SECTION 4.04      STATEMENTS TO CERTIFICATEHOLDERS;
                              REPORT TO THE TRUSTEE AND THE SELLER.

            Concurrently with each distribution pursuant to Section 4.01(e), the Master Servicer, or the Paying Agent appointed by the Master Servicer (upon receipt of such statement from the Master Servicer), shall forward or cause to be forwarded by mail to each Holder of a Certificate and the Seller a statement setting forth:

               (i) the amount of such distribution to Holders of each Class of Class A Certificates allocable to principal, separately identifying the aggregate amount of any Unscheduled Principal Receipts included therein;

               (ii) (a) the amount of such distribution to Holders of each Class of Class A Certificates allocable to interest, (b) the amount of the Current Group I-A Interest Distribution Amount allocated to each Class of Group I-A Certificates and Current Group II-A Interest Distribution Amount allocated to each Class of Group II-A Certificates, (c) any Group I Interest Shortfall Amounts or Group II Interest Shortfall Amounts arising with respect to such Distribution Date and any remaining Class A Unpaid Interest Shortfall with respect to each Class after giving effect to such distribution, (d) the amount of any Non-Supported Interest Shortfall allocated to each Class of Class A Certificates for such Distribution Date and (e) the interest portion of Excess Special Hazard Losses, Excess Fraud Losses and Excess Bankruptcy Losses allocated to each Class for such Distribution Date;

               (iii) the amount of such distribution to Holders of each Class of Class B Certificates allocable to principal, separately identifying the aggregate amount of any Unscheduled Principal Receipts included therein;

               (iv) (a) the amount of such distribution to Holders of each Class of Class B Certificates allocable to interest, (b) the amount of the Current Class B Interest Distribution Amount allocated to each Class of Class B Certificates, (c) any Class B Interest Shortfall Amounts arising with respect to such Distribution Date and any remaining Class B Unpaid Interest Shortfall with respect to each Class of Class B Certificates after giving effect to such distribution, (d) the amount of any Non-Supported Interest Shortfall allocated to each Class of Class B Certificates for such Distribution Date, and (e) the interest portion of Excess Special Hazard Losses, Excess Fraud Losses and Excess Bankruptcy Losses allocated to each Class of Class B Certificates for such Distribution Date;

            (v) the amount of any Periodic Advance by any Servicer, the Master Servicer or the Trustee pursuant to the Servicing Agreements or this Agreement;

               (vi) the number of Group I Mortgage Loans and Group II Mortgage Loans outstanding as of the preceding Determination Date;

               (vii) the Group I-A Principal Balance, the Group II-A Principal Balance, the Principal Balance of each Class of Class A Certificates, the Class B Principal Balance and the Principal Balance of each Class of Class B Certificates as of the following Determination Date after giving effect to the distributions of principal made, and the principal portion of Realized Losses, if any, allocated with respect to such Distribution Date;

               (viii) the Group I Adjusted Pool Amount, the Group II Adjusted Pool Amount, the Group II Adjusted Pool Amount (PO Portion), the Group II Adjusted Pool Amount (PO Portion), the Group I Pool Scheduled Principal Balance of the Group I Mortgage Loans for such Distribution Date, the Group II Pool Scheduled Principal Balance of the Group II Mortgage Loans for such Distribution Date, the aggregate Scheduled Principal Balance of the Group I Discount Mortgage Loans for such Distribution Date and (ii) the aggregate Scheduled Principal Balance of the Group II Discount Mortgage Loans for such Distribution Date;

               (ix) the aggregate Scheduled Principal Balances of the Group I Mortgage Loans and Group II Mortgage Loans serviced by Norwest Mortgage and, collectively, by the Other Servicers as of such Distribution Date;

               (x)the Group I-A Percentage and Group II-A Percentage for the following Distribution Date (without giving effect to Unscheduled Principal Receipts received after the Applicable Unscheduled Principal Receipt Period for the current Distribution Date which are applied by a Servicer during such Applicable Unscheduled Principal Receipt Period);

               (xi) the Group I-A Prepayment Percentage and Group II-A Prepayment Percentage for the following Distribution Date (without giving effect to Unscheduled Principal Receipts received after the Applicable Unscheduled Principal Receipt Period for the current Distribution Date which are applied by a Servicer during such Applicable Unscheduled Principal Receipt Period);

               (xii) the Group I Class B-1, Class B-2, Class B-3, Class B-4, Class B-5 and Class B-6 Percentages and Group II Class B-1, Class B-2, Class B-3, Class B-4, Class B-5 and Class B-6 Percentages for the following Distribution Date (without giving effect to Unscheduled Principal Receipts received after the Applicable Unscheduled Principal Receipt Period for the current Distribution Date which are applied by a Servicer during such Applicable Unscheduled Principal Receipt Period);

               (xiii) the Group I Class B-1, Class B-2, Class B-3, Class B-4, Class B-5 and Class B-6 Prepayment Percentages and Group II Class B-1, Class B-2, Class B-3, Class B-4, Class B-5 and Class B-6 Prepayment Percentages for the following Distribution Date (without giving effect to Unscheduled Principal Receipts received after the Applicable Unscheduled Principal Receipt Period for the current Distribution Date which are applied by a Servicer during such Applicable Unscheduled Principal Receipt Period);

               (xiv) the number and aggregate principal balances of Group I Mortgage Loans and Group II Mortgage Loans delinquent (a) one month, (b) two months and (c) three months or more;

               (xv) the number and aggregate principal balances of the Group I Mortgage Loans and Group II Mortgage Loans in foreclosure as of the preceding Determination Date;

               (xvi) the book value of any real estate with respect to Group I Mortgage Loans or Group II Mortgage Loans acquired through foreclosure or grant of a deed in lieu of foreclosure;

               (xvii) the amount of the remaining Special Hazard Loss Amount, Fraud Loss Amount and Bankruptcy Loss Amount as of the close of business on such Distribution Date;

               (xviii) the principal and interest portions of Realized Losses with respect to Group I Mortgage Loans and Group II Mortgage Loans allocated as of such Distribution Date and the amount of such Realized Losses constituting Excess Special Hazard Losses, Excess Fraud Losses or Excess Bankruptcy Losses with respect to Group I Mortgage Loans and Group II Mortgage Loans;

               (xix) the aggregate amount of Bankruptcy Losses allocated to each Class of Class B Certificates in accordance with Section 4.02(a) since the Relevant Anniversary;

               (xx) the amount by which the Principal Balance of each Class of Class B Certificates has been reduced as a result of Realized Losses with respect to Group I Mortgage Loans and Group II Mortgage Loans allocated as of such Distribution Date;

               (xxi) the unpaid principal balance of any Group I Mortgage Loan or Group II Mortgage Loan as to which the Servicer of such Mortgage Loan has determined not to foreclose because it believes the related Mortgaged Property may be contaminated with or affected by hazardous wastes or hazardous substances;

               (xxii) the amount of the aggregate Servicing Fees and Master Servicing Fees paid (and not previously reported) with respect to the related Distribution Date and the amount by which the aggregate Available Master Servicer Compensation has been reduced by the Prepayment Interest Shortfall for the related Distribution Date;

               (xxiii) the Class I-A-PO Deferred Amount and Class II-A-PO Deferred Amount, if any; and

               (xxiv) such other customary information as the Master Servicer deems necessary or desirable to enable Certificateholders to prepare their tax returns;

      and shall deliver a copy of each type of statement to the Trustee, who shall provide copies thereof to Persons making written request therefor at the Corporate Trust Office.

            In the case of information furnished with respect to a Class of Class A Certificates pursuant to clauses (i) and (ii) above and with respect to a Class of Class B Certificates pursuant to clauses (iii) and (iv) above, the amounts shall be expressed as a dollar amount per Class A or Class B Certificate (other than the Class I-A-R Certificate) with a $1,000 Denomination, and as a dollar amount per Class I-A-R Certificate with a $100 Denomination.

            Within a reasonable period of time after the end of each calendar year, the Master Servicer shall furnish or cause to be furnished to each Person who at any time during the calendar year was the Holder of a Certificate a statement containing the information set forth in clauses (i) and (ii)(a) above in the case of a Class A Certificateholder and the information set forth in clauses (iii) and (iv)(a) above in the case of a Class B Certificateholder aggregated for such calendar year or applicable portion thereof during which such Person was a Certificateholder. Such obligation of the Master Servicer shall be deemed to have been satisfied to the extent that substantially comparable information shall be provided by the Master Servicer pursuant to any requirements of the Code from time to time in force.

            Prior to the close of business on the third Business Day preceding each Distribution Date, the Master Servicer shall furnish a statement to the Trustee, any Paying Agent and the Seller (the information in such statement to be made available to Certificateholders by the Master Servicer on written request) setting forth the Group I-A Distribution Amount or Group II-A Distribution Amount, as applicable, with respect to each Class of Class A Certificates and the Class B Distribution Amount with respect to each Class of Class B Certificates. The determination by the Master Servicer of such amounts shall, in the absence of obvious error, be presumptively deemed to be correct for all purposes hereunder and the Trustee and the Paying Agent shall be protected in relying upon the same without any independent check or verification.

            In addition to the reports required pursuant to this Section 4.04, the Master Servicer shall make available upon request to each Holder and each proposed transferee of a Class I-A-PO, Class II-A-PO, Class B-4, Class B-5 or Class B-6 Certificate such additional information, if any, as may be required to permit the proposed transfer to be effected pursuant to Rule 144A.

            SECTION 4.05      REPORTS TO MORTGAGORS AND THE INTERNAL REVENUE
                              SERVICE.

            The Master Servicer shall, in each year beginning after the Cut-Off Date, make the reports of foreclosures and abandonments of any Mortgaged Property as required by Code Section 6050J. In order to facilitate this reporting process, the Master Servicer shall request that each Servicer, on or before January 15th of each year, shall provide to the Internal Revenue Service, with copies to the Master Servicer, reports relating to each instance occurring during the previous calendar year in which such Servicer (i) on behalf of the Trustee acquires an interest in a Mortgaged Property through foreclosure or other comparable conversion in full or partial satisfaction of a Mortgage Loan serviced by such Servicer, or (ii) knows or has reason to know that a Mortgaged Property has been abandoned. Reports from the Servicers shall be in form and substance sufficient to meet the reporting requirements imposed by Code Section 6050J. In addition, each Servicer shall provide the Master Servicer with sufficient information to allow the Master Servicer to, for each year ending after the Cut-Off Date, provide, or cause to be provided, to the Internal Revenue Service and the Mortgagors such information as is required under Code Sections 6050H (regarding payment of interest) and 6050P (regarding cancellation of indebtedness).

            SECTION 4.06 CALCULATION OF AMOUNTS; BINDING EFFECT OF INTERPRETATIONS AND ACTIONS OF MASTER SERVICER.

            The Master Servicer will compute the amount of all distributions to be made on the Certificates and all losses to be allocated to the Certificates. In the event that the Master Servicer concludes that any ambiguity or uncertainty exists in any provisions of this Agreement relating to distributions to be made on the Certificates or the allocation of losses to the Certificates, the interpretation of such provisions and any actions taken by the Master Servicer in good faith to implement such interpretation shall be binding upon Certificateholders.

                                    ARTICLE V

                                THE CERTIFICATES

            SECTION 5.01      THE CERTIFICATES.

            (a) The Class A and Class B Certificates shall be issued only in minimum Denominations of a Single Certificate and, except for the Class I-A-PO, Class I-A-R and Class II-A-PO Certificates, integral multiples of $1,000 in excess thereof (except, if necessary, for one Certificate of each Class (other than the Class I-A-R Certificates) that evidences one Single Certificate plus such additional principal portion as is required in order for all Certificates of such Class to equal the aggregate Original Principal Balance of such Class, as the case may be), and shall be substantially in the respective forms set forth as Exhibits A-I-A-1, A-I-A-2, A-I-A-3, A-I-A-4, A-I-A-5, A-I-A-6, A-I-A-7, A-I-A-8, A-I-A-9, A-I-A-10, A-I-A-PO, A-I-A-R, A-II-A-1, A-II-A-PO, B-1, B-2,
B-3, B-4, B-5, B-6 and C (reverse side of Certificates) hereto. On original issue the Certificates shall be executed and delivered by the Trustee to or upon the order of the Seller upon receipt by the Trustee or the Custodian of the documents specified in Section 2.01. The aggregate principal portion evidenced by the Class A and Class B Certificates shall be the sum of the amounts specifically set forth in the respective Certificates. The Certificates shall be executed by manual or facsimile signature on behalf of the Trustee by any Responsible Officer thereof. Certificates bearing the manual or facsimile signatures of individuals who were at any time the proper officers of the Trustee shall bind the Trustee notwithstanding that such individuals or any of them have ceased to hold such offices prior to the authentication and delivery of such Certificates or did not hold such offices at the date of such Certificates. No Certificate shall be entitled to any benefit under this Agreement, or be valid for any purpose, unless manually countersigned by a Responsible Officer of the Trustee, or unless there appears on such Certificate a certificate of authentication executed by the Authenticating Agent by manual signature, and such countersignature or certificate upon a Certificate shall be conclusive evidence, and the only evidence, that such Certificate has been duly authenticated and delivered hereunder. All Certificates shall be dated the date of their authentication.

            Until such time as Definitive Certificates are issued pursuant to
Section 5.07, each Book-Entry Certificate shall bear the following legend:

            "Unless this certificate is presented by an authorized representative of [the Clearing Agency] to the Seller or its agent for registration of transfer, exchange or payment, and any certificate issued is registered in the name of [the Clearing Agency] or such other name as requested by an authorized representative of [the Clearing Agency] and any payment is made to [the Clearing Agency], any transfer, pledge or other use hereof for value or otherwise by or to any person is wrongful since the registered owner hereof, [the Clearing Agency], has an interest herein."

            (b) Upon original issuance, the Book-Entry Certificates shall be issued in the form of one or more typewritten certificates, to be delivered to The Depository Trust Company, the initial Clearing Agency, by, or on behalf of, the Seller or to, and deposited with the Certificate Custodian, on behalf of The Depository Trust Company, if directed to do so pursuant instructions from The Depository Trust Company. Such Certificates shall initially be registered in the Certificate Register in the name of the nominee of the initial Clearing Agency, and no Beneficial Owner will receive a definitive certificate representing such Beneficial Owner's interest in the Book-Entry Certificates, except as provided in Section 5.07. Unless and until definitive, fully registered certificates ("Definitive Certificates") have been issued to Beneficial Owners pursuant to
Section 5.07:

               (i) the provisions of this Section 5.01(b) shall be in full force and effect;

               (ii) the Seller, the Master Servicer, the Certificate Registrar and the Trustee may deal with the Clearing Agency for all purposes (including the making of distributions on the Book-Entry Certificates and the taking of actions by the Holders of Book-Entry Certificates) as the authorized representative of the Beneficial Owners;

               (iii) to the extent that the provisions of this Section 5.01(b) conflict with any other provisions of this Agreement, the provisions of this Section 5.01(b) shall control;

               (iv) the rights of Beneficial Owners shall be exercised only through the Clearing Agency and shall be limited to those established by law, the rules, regulations and procedures of the Clearing Agency and agreements between such Beneficial Owners and the Clearing Agency and/or the Clearing Agency Participants, and all references in this Agreement to actions by Certificateholders shall, with respect to the Book-Entry Certificates, refer to actions taken by the Clearing Agency upon instructions from the Clearing Agency Participants, and all references in this Agreement to distributions, notices, reports and statements to Certificateholders shall, with respect to the Book-Entry Certificates, refer to distributions, notices, reports and statements to the Clearing Agency or its nominee, as registered holder of the Book-Entry Certificates, as the case may be, for distribution to Beneficial Owners in accordance with the procedures of the Clearing Agency; and

               (v) the initial Clearing Agency will make book-entry transfers among the Clearing Agency Participants and receive and transmit distributions of principal and interest on the Certificates to the Clearing Agency Participants, for distribution by such Clearing Agency Participants to the Beneficial Owners or their nominees.

            For purposes of any provision of this Agreement requiring or permitting actions with the consent of, or at the direction of, Holders of Book-Entry Certificates evidencing specified Voting Interests, such direction or consent shall be given by Beneficial Owners having the requisite Voting Interests, acting through the Clearing Agency.

            Unless and until Definitive Certificates have been issued to Beneficial Owners pursuant to Section 5.07, copies of the reports or statements referred to in Section 4.04 shall be available to Beneficial Owners upon written request to the Trustee at the Corporate Trust Office.

            SECTION 5.02      REGISTRATION OF CERTIFICATES.

            (a) The Trustee shall cause to be kept at one of the offices or agencies to be maintained in accordance with the provisions of Section 5.06 a Certificate Register in which, subject to such reasonable regulations as it may prescribe, the Trustee shall provide for the registration of Certificates and of transfers and exchanges of Certificates as herein provided. The Trustee shall act as, or shall appoint, a Certificate Registrar for the purpose of registering Certificates and transfers and exchanges of Certificates as herein provided.

            Upon surrender for registration of transfer of any Certificate at any office or agency maintained for such purpose pursuant to Section 5.06 (and subject to the provisions of this Section 5.02) the Trustee shall execute, and shall date, authenticate (or cause the Authenticating Agent to authenticate) and deliver, in the name of the designated transferee or transferees, one or more new Certificates of a like aggregate principal portion or Percentage Interest and of the same Class.

            At the option of the Certificateholders, Certificates may be exchanged for other Certificates of authorized Denominations of a like aggregate principal portion or Percentage Interest and of the same Class upon surrender of the Certificates to be exchanged at any such office or agency. Whenever any Certificates are so surrendered for exchange, the Trustee shall execute, and shall date, authenticate (or cause the Authenticating Agent to authenticate) and deliver, the Certificates which the Certificateholder making the exchange is entitled to receive. Every Certificate presented or surrendered for transfer or exchange shall (if so required by the Certificate Registrar or the Trustee) be duly endorsed by, or be accompanied by a written instrument of transfer in form satisfactory to the Certificate Registrar, duly executed by the Holder thereof or his attorney duly authorized in writing.

            No service charge shall be made for any transfer or exchange of Certificates, but the Trustee or the Certificate Registrar may require payment of a sum sufficient to cover any tax or governmental charge that may be imposed in connection with any transfer or exchange of Certificates.

            All Certificates surrendered for transfer and exchange shall be canceled by the Certificate Registrar, the Trustee or the Authenticating Agent in accordance with their standard procedures.

            (b) No transfer of a Class I-A-PO, Class II-A-PO, Class B-4, Class B-5 or Class B-6 Certificate shall be made unless the registration requirements of the Securities Act of 1933, as amended, and any applicable State securities laws are complied with, or such transfer is exempt from the registration requirements under said Act and laws. In the event that a transfer is to be made in reliance upon an exemption from said Act or laws, (i) unless such transfer is made in reliance on Rule 144A, the Trustee or the Seller may, if such transfer is to be made within three years after the later of (i) the date of the initial sale of Certificates or (ii) the last date on which the Seller or any affiliate thereof was a Holder of the Certificates proposed to be transferred, require a Class I-A-PO, Class II-A-PO, Class B-4, Class B-5 or Class B-6 Certificateholder to deliver a written Opinion of Counsel acceptable to and in form and substance satisfactory to the Trustee and the Seller, to the effect that such transfer may be made pursuant to an exemption, describing the applicable exemption and the basis therefor, from said Act and laws or is being made pursuant to said Act and laws, which Opinion of Counsel shall not be an expense of the Trustee, the Seller or the Master Servicer, and (ii) the Trustee shall require the transferee (other than an affiliate of the Seller on the Closing Date) to execute an investment letter in the form of Exhibit J hereto certifying to the Seller and the Trustee the facts surrounding such transfer, which investment letter shall not be an expense of the Trustee, the Seller or the Master Servicer. The Holder of a Class I-A-PO, Class II-A-PO, Class B-4, Class B-5 or Class B-6 Certificate desiring to effect such transfer shall, and does hereby agree to, indemnify the Trustee, the Seller, the Master Servicer and any Paying Agent acting on behalf of the Trustee against any liability that may result if the transfer is not so exempt or is not made in accordance with such federal and state laws. Neither the Seller nor the Trustee is under an obligation to register the Class I-A-PO, Class II-A-PO, Class B-4, Class B-5 or Class B-6 Certificates under said Act or any other securities law.

            (c) No transfer of a Class I-A-PO, Class II-A-PO or Class B Certificate shall be made (other than the transfer of the Class I-A-PO and Class II-A-PO Certificates to an affiliate of the Seller on the Closing Date) unless the Trustee shall have received (i) a representation letter from the transferee in the form of Exhibit J hereto, in the case of a Class I-A-PO, Class II-A-PO, Class B-4, Class B-5 or Class B-6 Certificate, or in the form of Exhibit K hereto, in the case of a Class B-1, Class B-2 or Class B-3 Certificate, to the effect that either (a) such transferee is not an employee benefit plan or other retirement arrangement subject to Title I of ERISA or Code Section 4975, or a governmental plan, as defined in Section 3(32) of ERISA, subject to any federal, state or local law ("Similar Law") which is to a material extent similar to the foregoing provisions of ERISA or the Code (collectively, a "Plan") and is not a person acting on behalf of or using the assets of any such Plan, which representation letter shall not be an expense of the Trustee, the Seller or the Master Servicer or (b) with respect to the Class B Certificates only, if such transferee is an insurance company, (A) the source of funds used to purchase the Class B Certificate is an "insurance company general account" (as such term is defined in Section V(e) of Prohibited Transaction Class Exemption 95-60 ("PTE 95-60"), 60 Fed. Reg. 35925 (July 12, 1995)), (B) there is no Plan with respect to which the amount of such general account's reserves and liabilities for the contract(s) held by or on behalf of such Plan and all other Plans maintained by the same employer (or affiliate thereof as defined in Section V(a)(1) of PTE 95-60) or by the same employee organization exceeds 10% of the total of all reserves and liabilities of such general account (as such amounts are determined under Section I(a) of PTE 95-60) at the date of acquisition and (C) the purchase and holding of such Class B Certificates are covered by Sections I and III of PTE 95-60 or (ii) in the case of any such Class I-A-PO, Class II-A-PO or Class B Certificate presented for registration in the name of a Plan, or a trustee of any such Plan, (A) an Opinion of Counsel satisfactory to the Trustee and the Seller to the effect that the purchase or holding of such Class I-A-PO, Class II-A-PO or Class B Certificate will not result in the assets of the Trust Estate being deemed to be "plan assets" and subject to the prohibited transaction provisions of ERISA, the Code or Similar Law and will not subject the Trustee, the Seller or the Master Servicer to any obligation in addition to those undertaken in this Agreement, which Opinion of Counsel shall not be an expense of the Trustee, the Seller or the Master Servicer and (B) such other opinions of counsel, officer's certificates and agreements as the Seller or the Master Servicer may require in connection with such transfer, which opinions of counsel, officers' certificates and agreements shall not be an expense of the Trustee, the Seller or the Master Servicer. The Class I-A-PO, Class II-A-PO and Class B Certificates shall bear a legend referring to the foregoing restrictions contained in this paragraph.

            (d) No legal or beneficial interest in all or any portion of the Class I-A-R Certificate may be transferred directly or indirectly to a "disqualified organization" within the meaning of Code Section 860E(e)(5) or an agent of a disqualified organization (including a broker, nominee, or middleman), to a Plan or a Person acting on behalf of or investing the assets of a Plan (such Plan or Person, an "ERISA Prohibited Holder") or to an individual, corporation, partnership or other person unless such transferee (i) is not a Non-U.S. Person or (ii) is a Non-U.S. Person that holds the Class I-A-R Certificate in connection with the conduct of a trade or business within the United States and has furnished the transferor and the Trustee with an effective Internal Revenue Service Form 4224 or (iii) is a Non-U.S. Person that has delivered to both the transferor and the Trustee an opinion of a nationally recognized tax counsel to the effect that the transfer of the Class I-A-R Certificate to it is in accordance with the requirements of the Code and the regulations promulgated thereunder and that such transfer of the Class I-A-R Certificate will not be disregarded for federal income tax purposes (any such person who is not covered by clauses (i), (ii) or (iii) above being referred to herein as a "Non-permitted Foreign Holder"), and any such purported transfer shall be void and have no effect. The Trustee shall not execute, and shall not authenticate (or cause the Authenticating Agent to authenticate) and deliver, a new Class I-A-R Certificate in connection with any such transfer to a disqualified organization or agent thereof (including a broker, nominee or middleman), an ERISA Prohibited Holder or a Non-permitted Foreign Holder, and neither the Certificate Registrar nor the Trustee shall accept a surrender for transfer or registration of transfer, or register the transfer of, the Class I-A-R Certificate, unless the transferor shall have provided to the Trustee an affidavit, substantially in the form attached as Exhibit H hereto, signed by the transferee, to the effect that the transferee is not such a disqualified organization, an agent (including a broker, nominee, or middleman) for any entity as to which the transferee has not received a substantially similar affidavit, an ERISA Prohibited Holder or a Non-permitted Foreign Holder, which affidavit shall contain the consent of the transferee to any such amendments of this Agreement as may be required to further effectuate the foregoing restrictions on transfer of the Class I-A-R Certificate to disqualified organizations, ERISA Prohibited Holders or Non-permitted Foreign Holders. Such affidavit shall also contain the statement of the transferee that (i) the transferee has historically paid its debts as they have come due and intends to do so in the future, (ii) the transferee understands that it may incur liabilities in excess of cash flows generated by the residual interest, (iii) the transferee intends to pay taxes associated with holding the residual interest as they become due and (iv) the transferee will not transfer the Class I-A-R Certificate to any Person who does not provide an affidavit substantially in the form attached as Exhibit H hereto.

            The affidavit described in the preceding paragraph, if not executed in connection with the initial issuance of the Class I-A-R Certificate, shall be accompanied by a written statement in the form attached as Exhibit I hereto, signed by the transferor, to the effect that as of the time of the transfer, the transferor has no actual knowledge that the transferee is a disqualified organization, ERISA Prohibited Holder or Non-permitted Foreign Holder, and has no knowledge or reason to know that the statements made by the transferee with respect to clauses (i) and (iii) of the last sentence of the preceding paragraph are not true. The Class I-A-R Certificate shall bear a legend referring to the foregoing restrictions contained in this paragraph and the preceding paragraph.

            Upon notice to the Master Servicer that any legal or beneficial interest in any portion of the Class I-A-R Certificate has been transferred, directly or indirectly, to a disqualified organization or agent thereof (including a broker, nominee, or middleman) in contravention of the foregoing restrictions, (i) such transferee shall be deemed to hold the Class I-A-R Certificate in constructive trust for the last transferor who was not a disqualified organization or agent thereof, and such transferor shall be restored as the owner of the Class I-A-R Certificate as completely as if such transfer had never occurred, provided that the Master Servicer may, but is not required to, recover any distributions made to such transferee with respect to the Class I-A-R Certificate, and (ii) the Master Servicer agrees to furnish to the Internal Revenue Service and to any transferor of the Class I-A-R Certificate or such agent (within 60 days of the request therefor by the transferor or agent) such information necessary to the application of Code
Section 860E(e) as may be required by the Code, including but not limited to the present value of the total anticipated excess inclusions with respect to the Class I-A-R Certificate (or portion thereof) for periods after such transfer. At the election of the Master Servicer, the cost to the Master Servicer of computing and furnishing such information may be charged to the transferor or such agent referred to above; however, the Master Servicer shall in no event be excused from furnishing such information.

            SECTION 5.03      MUTILATED, DESTROYED, LOST OR STOLEN
                              CERTIFICATES.

            If (i) any mutilated Certificate is surrendered to the Trustee or the Authenticating Agent, or the Trustee or the Authenticating Agent receives evidence to its satisfaction of the destruction, loss or theft of any Certificate, and (ii) there is delivered to the Trustee or the Authenticating Agent such security or indemnity as may be required by them to hold each of them harmless, then, in the absence of notice to the Trustee or the Authenticating Agent that such Certificate has been acquired by a bona fide purchaser, the Trustee shall execute and authenticate (or cause the Authenticating Agent to authenticate) and deliver, in exchange for or in lieu of any such mutilated, destroyed, lost or stolen Certificate, a new Certificate of like tenor and principal portion or Percentage Interest and of the same Class. Upon the issuance of any new Certificate under this Section, the Trustee or the Certificate Registrar may require the payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in relation thereto and any other expense (including the fees and expenses of the Trustee or the Authenticating Agent) in connection therewith. Any duplicate Certificate issued pursuant to this Section shall constitute complete and indefeasible evidence of ownership in the Trust Estate, as if originally issued, whether or not the lost, stolen, or destroyed Certificate shall be found at any time.

            SECTION 5.04      PERSONS DEEMED OWNERS.

            Prior to the due presentation of a Certificate for registration of transfer, the Seller, the Master Servicer, the Trustee, the Certificate Registrar and any agent of the Seller, the Master Servicer, the Trustee or the Certificate Registrar may treat the Person in whose name any Certificate is registered as the owner of such Certificate for the purpose of receiving distributions pursuant to Section 4.01, and for all other purposes whatsoever, and neither the Seller, the Master Servicer, the Trustee, the Certificate Registrar nor any agent of the Seller, the Master Servicer, the Trustee or the Certificate Registrar shall be affected by notice to the contrary.

            SECTION 5.05 ACCESS TO LIST OF CERTIFICATEHOLDERS' NAMES AND ADDRESSES.

            (a) If the Trustee is not acting as Certificate Registrar, the Certificate Registrar shall furnish or cause to be furnished to the Trustee, within 15 days after receipt by the Certificate Registrar of a request by the Trustee in writing, a list, in such form as the Trustee may reasonably require, of the names and addresses of the Certificateholders of each Class as of the most recent Record Date.

            (b) If five or more Certificateholders (hereinafter referred to as "applicants") apply in writing to the Trustee, and such application states that the applicants desire to communicate with other Certificateholders with respect to their rights under this Agreement or under the Certificates and is accompanied by a copy of the communication which such applicants propose to transmit, then the Trustee shall, within five Business Days following the receipt of such application, afford such applicants access during normal business hours to the most recent list of Certificateholders held by the Trustee. If such a list is as of the date more than 90 days prior to the date of receipt of such applicants' request and the Trustee is not the Certificate Registrar, the Trustee shall promptly request from the Certificate Registrar a current list as provided in paragraph (a) hereof, and shall afford such applicants access to such list promptly upon receipt.

            (c) Every Certificateholder, by receiving and holding a Certificate, agrees with the Seller, the Master Servicer, the Certificate Registrar and the Trustee that neither the Seller, the Master Servicer, the Certificate Registrar nor the Trustee shall be held accountable by reason of the disclosure of any such information as to the names, addresses and Percentage Interests of the Certificateholders hereunder, regardless of the source from which such information was delivered.

            SECTION 5.06      MAINTENANCE OF OFFICE OR AGENCY.

            The Trustee will maintain, at its expense, an office or agency where Certificates may be surrendered for registration of transfer or exchange and where notices and demands to or upon the Certificate Registrar in respect of the Certificates and this Agreement may be served. The Trustee initially designates the Corporate Trust Office and the principal corporate trust office of the Authenticating Agent, if any, as its offices and agencies for said purposes.

            SECTION 5.07      DEFINITIVE CERTIFICATES.

            If (i)(A) the Master Servicer advises the Trustee in writing that the Clearing Agency is no longer willing or able properly to discharge its responsibilities as depository with respect to the Book-Entry Certificates, and
(B) the Master Servicer is unable to locate a qualified successor, (ii) the Master Servicer, at its option, advises the Trustee in writing that it elects to terminate the book-entry system through the Clearing Agency or (iii) after the occurrence of dismissal or resignation of the Master Servicer, Beneficial Owners representing aggregate Voting Interests of not less than 51% of the aggregate Voting Interests of each outstanding Class of Book-Entry Certificates advise the Trustee through the Clearing Agency and Clearing Agency Participants in writing that the continuation of a book-entry system through the Clearing Agency is no longer in the best interests of the Beneficial Owners, the Trustee shall notify the Beneficial Owners, through the Clearing Agency, of the occurrence of any such event and of the availability of Definitive Certificates to Beneficial Owners requesting the same. Upon surrender to the Trustee by the Clearing Agency of the Certificates held of record by its nominee, accompanied by reregistration instructions and directions to execute and authenticate new Certificates from the Master Servicer, the Trustee shall execute and authenticate Definitive Certificates for delivery at its Corporate Trust Office. The Master Servicer shall arrange for, and will bear all costs of, the printing and issuance of such Definitive Certificates. Neither the Seller, the Master Servicer nor the Trustee shall be liable for any delay in delivery of such instructions by the Clearing Agency and may conclusively rely on, and shall be protected in relying on, such instructions.

            SECTION 5.08      NOTICES TO CLEARING AGENCY.

            Whenever notice or other communication to the Holders of Book-Entry Certificates is required under this Agreement, unless and until Definitive Certificates shall have been issued to Beneficial Owners pursuant to Section 5.07, the Trustee shall give all such notices and communications specified herein to be given to Holders of Book-Entry Certificates to the Clearing Agency.

                                   ARTICLE VI

                       THE SELLER AND THE MASTER SERVICER

            SECTION 6.01      LIABILITY OF THE SELLER AND THE MASTER SERVICER.

            The Seller and the Master Servicer shall each be liable in accordance herewith only to the extent of the obligations specifically imposed by this Agreement and undertaken hereunder by the Seller and the Master Servicer.

            SECTION 6.02 MERGER OR CONSOLIDATION OF THE SELLER OR THE MASTER SERVICER.

            Subject to the following paragraph, the Seller and the Master Servicer each will keep in full effect its existence, rights and franchises as a corporation under the laws of the jurisdiction of its incorporation, and will obtain and preserve its qualification to do business as a foreign corporation in each jurisdiction in which such qualification is or shall be necessary to protect the validity and enforceability of this Agreement, the Certificates or any of the Mortgage Loans and to perform its respective duties under this Agreement.

            The Seller or the Master Servicer may be merged or consolidated with or into any Person, or transfer all or substantially all of its assets to any Person, in which case any Person resulting from any merger or consolidation to which the Seller or Master Servicer shall be a party, or any Person succeeding to the business of the Seller or Master Servicer, shall be the successor of the Seller or Master Servicer hereunder, without the execution or filing of any paper or any further act on the part of any of the parties hereto, anything herein to the contrary notwithstanding; provided, however, that, in the case of the Master Servicer, any such successor or resulting Person shall be qualified to service mortgage loans for FNMA or FHLMC.

            SECTION 6.03 LIMITATION ON LIABILITY OF THE SELLER, THE MASTER SERVICER AND OTHERS.

            Neither the Seller nor the Master Servicer nor any subcontractor nor any of the partners, directors, officers, employees or agents of any of them shall be under any liability to the Trust Estate or the Certificateholders and all such Persons shall be held harmless for any action taken or for refraining from the taking of any action in good faith pursuant to this Agreement, or for errors in judgment; provided, however, that this provision shall not protect any such Person against any breach of warranties or representations made herein or against any liability which would otherwise be imposed by reason of willful misfeasance, bad faith or gross negligence in the performance of duties or by reason of reckless disregard of obligations and duties hereunder. The Seller, the Master Servicer, any subcontractor, and any partner, director, officer, employee or agent of any of them shall be entitled to indemnification by the Trust Estate and will be held harmless against any loss, liability or expense incurred in connection with any legal action relating to this Agreement or the Certificates, including without limitation, any legal action against the Trustee in its capacity as Trustee hereunder, other than any loss, liability or expense (including without limitation, expenses payable by the Master Servicer under 8.06) incurred by reason of willful misfeasance, bad faith or gross negligence in the performance of his or its duties hereunder or by reason of reckless disregard of his or its obligations and duties hereunder. The Seller, the Master Servicer and any of the directors, officers, employees or agents of either may rely in good faith on any document of any kind which, prima facie, is properly executed and submitted by any Person respecting any matters arising hereunder. Neither the Seller nor the Master Servicer shall be under any obligation to appear in, prosecute or defend any legal action unless such action is related to its respective duties under this Agreement and which in its opinion does not involve it in any expense or liability; provided, however, that the Seller or the Master Servicer may in its discretion undertake any such action which it may deem necessary or desirable with respect to this Agreement and the rights and duties of the parties hereto and the interests of the Certificateholders hereunder if the Certificateholders offer to the Seller or the Master Servicer, as the case may be, reasonable security or indemnity against the costs, expenses and liabilities which may be incurred therein or thereby. In such event, the legal expenses and costs of such action and any liability resulting therefrom shall be expenses, costs and liabilities of the Trust Estate, and the Seller or the Master Servicer shall be entitled to be reimbursed therefor out of the Certificate Account, and such amounts shall, on the following Distribution Date or Distribution Dates, be allocated in reduction of distributions on the Class A and Class B Certificates in the same manner as Realized Losses are allocated pursuant to Section 4.02(a).

            SECTION 6.04      RESIGNATION OF THE MASTER SERVICER.

            The Master Servicer shall not resign from the obligations and duties hereby imposed on it except upon determination that its duties hereunder are no longer permissible under applicable law or are in material conflict by reason of applicable law with any other activities carried on by it. Any such determination permitting the resignation of the Master Servicer shall be evidenced by an Opinion of Counsel to such effect delivered to the Trustee. No such resignation shall become effective until the Trustee or a successor servicer shall have assumed the Master Servicer's responsibilities, duties, liabilities and obligations hereunder.

            SECTION 6.05      COMPENSATION TO THE MASTER SERVICER.

            The Master Servicer shall be entitled to receive a monthly fee equal to the Master Servicing Fee, as compensation for services rendered by the Master Servicer under this Agreement. The Master Servicer also will be entitled to any late reporting fees paid by a Servicer pursuant to its Servicing Agreement and any investment income on funds on deposit in the Certificate Account as additional compensation.

            SECTION 6.06      ASSIGNMENT OR DELEGATION OF DUTIES BY MASTER
                              SERVICER.

            The Master Servicer shall not assign or transfer any of its rights, benefits or privileges under this Agreement to any other Person, or delegate to or subcontract with, or authorize or appoint any other Person to perform any of the duties, covenants or obligations to be performed by the Master Servicer without the prior written consent of the Trustee, and any agreement, instrument or act purporting to effect any such assignment, transfer, delegation or appointment shall be void. Notwithstanding the foregoing, the Master Servicer shall have the right without the prior written consent of the Trustee (i) to assign its rights and delegate its duties and obligations hereunder; provided, however, that (a) the purchaser or transferee accepting such assignment or delegation is qualified to service mortgage loans for FNMA or FHLMC, is satisfactory to the Trustee, in the exercise of its reasonable judgment, and executes and delivers to the Trustee an agreement, in form and substance reasonably satisfactory to the Trustee, which contains an assumption by such purchaser or transferee of the due and punctual performance and observance of each covenant and condition to be performed or observed by the Master Servicer hereunder from and after the date of such agreement; and (b) each applicable Rating Agency's rating of any Certificates in effect immediately prior to such assignment, sale or transfer is not reasonably likely to be qualified, downgraded or withdrawn as a result of such assignment, sale or transfer and the Certificates are not reasonably likely to be placed on credit review status by any such Rating Agency; and (ii) to delegate to, subcontract with, authorize, or appoint an affiliate of the Master Servicer to perform and carry out any duties, covenants or obligations to be performed and carried out by the Master Servicer under this Agreement and hereby agrees so to delegate, subcontract, authorize or appoint to an affiliate of the Master Servicer any duties, covenants or obligations to be performed and carried out by the Master Servicer to the extent that such duties, covenants or obligations are to be performed in any state or states in which the Master Servicer is not authorized to do business as a foreign corporation but in which the affiliate is so authorized. In no case, however, shall any permitted assignment and delegation relieve the Master Servicer of any liability to the Trustee or the Seller under this Agreement, incurred by it prior to the time that the conditions contained in clause (i) above are met.

            SECTION 6.07      INDEMNIFICATION OF TRUSTEE AND SELLER BY MASTER
                              SERVICER.

            The Master Servicer shall indemnify and hold harmless the Trustee and the Seller and any director, officer or agent thereof against any loss, liability or expense, including reasonable attorney's fees, arising out of, in connection with or incurred by reason of willful misfeasance, bad faith or negligence in the performance of duties of the Master Servicer under this Agreement or by reason of reckless disregard of its obligations and duties under this Agreement. Any payment pursuant to this Section made by the Master Servicer to the Trustee or the Seller shall be from such entity's own funds, without reimbursement therefor. The provisions of this Section 6.07 shall survive the termination of this Agreement.

            SECTION 6.08 MASTER SERVICER COVENANTS CONCERNING YEAR 2000 COMPLIANCE.

            The Master Servicer covenants that it has modified its computer and other systems used in the performance of its duties as master servicer for the Certificates to operate in a manner such that, after January 1, 2000, the Master Servicer can perform its duties in accordance with the terms of this Agreement.

                                   ARTICLE VII

                                     DEFAULT

            SECTION 7.01      EVENTS OF DEFAULT.

            In case one or more of the following Events of Default by the Master Servicer shall occur and be continuing, that is to say:

               (i) any failure by the Master Servicer (a) to remit any funds to the Paying Agent as required by Section 4.03 or (b) to distribute or cause to be distributed to Certificateholders any payment required to be made by the Master Servicer under the terms of this Agreement which, in either case, continues unremedied for a period of three business days after the date upon which written notice of such failure, requiring the same to be remedied, shall have been given to the Master Servicer by the Trustee or to the Master Servicer and the Trustee by the holders of Certificates evidencing in the aggregate not less than 25% of the aggregate Voting Interest represented by all Certificates; or

               (ii) any failure on the part of the Master Servicer duly to observe or perform in any material respect any other of the covenants or agreements on the part of the Master Servicer in the Certificates or in this Agreement which continues unremedied for a period of 60 days after the date on which written notice of such failure, requiring the same to be remedied, shall have been given to the Master Servicer by the Trustee, or to the Master Servicer and the Trustee by the holders of Certificates evidencing in the aggregate not less than 25% of the aggregate Voting Interest represented by all Certificates; or

               (iii) a decree or order of a court or agency or supervisory authority having jurisdiction in the premises for the appointment of a trustee, conservator, receiver or liquidator in any bankruptcy, insolvency, readjustment of debt, marshaling of assets and liabilities or similar proceedings, or for the winding-up or liquidation of its affairs, shall have been entered against the Master Servicer and such decree or order shall have remained in force undischarged and unstayed for a period of 60 days; or

               (iv) the Master Servicer shall consent to the appointment of a trustee, conservator, receiver or liquidator or liquidating committee in any bankruptcy, insolvency, readjustment of debt, marshaling of assets and liabilities, voluntary liquidation or similar proceedings of or relating to the Master Servicer, or of or relating to all or substantially all of its property; or

               (v) the Master Servicer shall admit in writing its inability to pay its debts generally as they become due, file a petition to take advantage of any applicable insolvency, bankruptcy or reorganization statute, make an assignment for the benefit of its creditors or voluntarily suspend payment of its obligations;

               (vi) the Master Servicer shall be dissolved, or shall dispose of all or substantially all of its assets; or consolidate with or merge into another entity or shall permit another entity to consolidate or merge into it, such that the resulting entity does not meet the criteria for a successor servicer, as specified in Section 6.02 hereof; or

               (vii) the Master Servicer and any subservicer appointed by it becomes ineligible to service for both FNMA and FHLMC, which ineligibility continues unremedied for a period of 90 days.

then, and in each and every such case, subject to applicable law, so long as an Event of Default shall not have been remedied, either the Trustee or the holders of Certificates evidencing in the aggregate not less than 66 2/3% of the aggregate Voting Interest represented by all Certificates, by notice in writing to the Master Servicer (and to the Trustee if given by the Certificateholders) may terminate all of the rights and obligations of the Master Servicer under this Agreement and in and to the Mortgage Loans, but without prejudice to any rights which the Master Servicer may have to the aggregate Master Servicing Fees due prior to the date of transfer of the Master Servicer's responsibilities hereunder, reimbursement of expenses to the extent permitted by this Agreement, Periodic Advances and other advances of its own funds. Upon receipt by the Master Servicer of such written notice, all authority and power of the Master Servicer under this Agreement, whether with respect to the Certificates or the Mortgage Loans or otherwise, shall pass to and be vested in the Trustee pursuant to and under this Section, subject to the provisions of Section 7.05; and, without limitation, the Trustee is hereby authorized and empowered to execute and deliver, on behalf of the Master Servicer, as attorney-in-fact or otherwise, any and all documents and other instruments, and to do or accomplish all other acts or things necessary or appropriate to effect the purposes of such notice of termination, whether to complete the transfer and endorsement or assignment of the Mortgage Loans and related documents or otherwise. The Master Servicer agrees to cooperate with the Trustee in effecting the termination of the Master Servicer's responsibilities and rights hereunder and shall promptly provide the Trustee all documents and records reasonably requested by it to enable it to assume the Master Servicer's functions hereunder and shall promptly also transfer to the Trustee all amounts which then have been or should have been deposited in the Certificate Account by the Master Servicer or which are thereafter received by the Master Servicer with respect to the Mortgage Loans.

            SECTION 7.02      OTHER REMEDIES OF TRUSTEE.

            During the continuance of any Event of Default, so long as such Event of Default shall not have been remedied, the Trustee, in addition to the rights specified in Section 7.01, shall have the right, in its own name as trustee of an express trust, to take all actions now or hereafter existing at law, in equity or by statute to enforce its rights and remedies and to protect the interests, and enforce the rights and remedies, of the Certificateholders (including the institution and prosecution of all judicial, administrative and other proceedings and the filing of proofs of claim and debt in connection therewith). Except as otherwise expressly provided in this Agreement, no remedy provided for by this Agreement shall be exclusive of any other remedy, and each and every remedy shall be cumulative and in addition to any other remedy and no delay or omission to exercise any right or remedy shall impair any such right or remedy or shall be deemed to be a waiver of any Event of Default.

            SECTION 7.03 DIRECTIONS BY CERTIFICATEHOLDERS AND DUTIES OF TRUSTEE DURING EVENT OF DEFAULT.

            During the continuance of any Event of Default, Holders of Certificates evidencing in the aggregate not less than 25% of the aggregate Voting Interest represented by all Certificates may direct the time, method and place of conducting any proceeding for any remedy available to the Trustee, or exercising any trust or power conferred upon the Trustee, under this Agreement; provided, however, that the Trustee shall be under no obligation to pursue any such remedy, or to exercise any of the rights or powers vested in it by this agreement (including, without limitation, (i) the conducting or defending of any administrative action or litigation hereunder or in relation hereto and (ii) the terminating of the Master Servicer from its rights and duties as servicer hereunder) at the request, order or direction of any of the Certificateholders, unless such Certificateholders shall have offered to the Trustee reasonable security or indemnity against the cost, expenses and liabilities which may be incurred therein or thereby and, provided further, that, subject to the provisions of Section 8.01, the Trustee shall have the right to decline to follow any such direction if the Trustee, in accordance with an Opinion of Counsel, determines that the action or proceeding so directed may not lawfully be taken or if the Trustee in good faith determines that the action or proceeding so directed would involve it in personal liability or be unjustly prejudicial to the nonassenting Certificateholders.

            SECTION 7.04      ACTION UPON CERTAIN FAILURES OF THE
                              MASTER SERVICER AND UPON EVENT OF DEFAULT.

            In the event that the Trustee shall have knowledge of any failure of the Master Servicer specified in Section 7.01(i) or (ii) which would become an Event of Default upon the Master Servicer's failure to remedy the same after notice, the Trustee may, but need not if the Trustee deems it not in the Certificateholders' best interest, give notice thereof to the Master Servicer. For all purposes of this Agreement, in the absence of actual knowledge by a corporate trust officer of the Trustee, the Trustee shall not be deemed to have knowledge of any failure of the Master Servicer as specified in Section 7.01(i) and (ii) or any Event of Default unless notified thereof in writing by the Master Servicer or by a Certificateholder.

            SECTION 7.05      TRUSTEE TO ACT; APPOINTMENT OF SUCCESSOR.

            When the Master Servicer receives notice of termination pursuant to
Section 7.01 or the Trustee receives the resignation of the Master Servicer evidenced by an Opinion of Counsel pursuant to Section 6.04, the Trustee shall be the successor in all respects to the Master Servicer in its capacity as master servicer under this Agreement and the transactions set forth or provided for herein and shall have the rights and powers and be subject to all the responsibilities, duties and liabilities relating thereto placed on the Master Servicer by the terms and provisions hereof and in its capacity as such successor shall have the same limitation of liability herein granted to the Master Servicer. In the event that the Trustee is succeeding to the Master Servicer as the Master Servicer, as compensation therefor, the Trustee shall be entitled to receive monthly such portion of the Master Servicing Fee, together with such other servicing compensation as is agreed to at such time by the Trustee and the Master Servicer, but in no event more than 25% thereof until the date of final cessation of the Master Servicer's servicing activities hereunder. Notwithstanding the above, the Trustee may, if it shall be unwilling to so act, or shall, if it is unable to so act or to obtain a qualifying bid as described below, appoint, or petition a court of competent jurisdiction to appoint, any housing and home finance institution, bank or mortgage servicing institution having a net worth of not less than $10,000,000 and meeting such other standards for a successor servicer as are set forth herein, as the successor to the Master Servicer hereunder in the assumption of all or any part of the responsibilities, duties or liabilities of the Master Servicer hereunder; provided, however, that until such a successor master servicer is appointed and has assumed the responsibilities, duties and liabilities of the Master Servicer hereunder, the Trustee shall continue as the successor to the Master Servicer as provided above. The compensation of any successor master servicer so appointed shall not exceed the compensation specified in Section 6.05 hereof. In the event the Trustee is required to solicit bids as provided above, the Trustee shall solicit, by public announcement, bids from housing and home finance institutions, banks and mortgage servicing institutions meeting the qualifications set forth in the preceding sentence for the purchase of the master servicing functions. Such public announcement shall specify that the successor master servicer shall be entitled to the full amount of the Master Servicing Fee as compensation together with the other servicing compensation in the form of late reporting fees or otherwise as provided in Section 6.05. Within 30 days after any such public announcement, the Trustee shall negotiate and effect the sale, transfer and assignment of the master servicing rights and responsibilities hereunder to the qualified party submitting the highest qualifying bid. The Trustee shall deduct all costs and expenses of any public announcement and of any sale, transfer and assignment of the servicing rights and responsibilities hereunder from any sum received by the Trustee from the successor to the Master Servicer in respect of such sale, transfer and assignment. After such deductions, the remainder of such sum shall be paid by the Trustee to the Master Servicer at the time of such sale, transfer and assignment to the Master Servicer's successor. The Trustee and such successor shall take such action, consistent with this Agreement, as shall be necessary to effectuate any such succession. The Master Servicer agrees to cooperate with the Trustee and any successor servicer in effecting the termination of the Master Servicer's servicing responsibilities and rights hereunder and shall promptly provide the Trustee or such successor master servicer, as applicable, all documents and records reasonably requested by it to enable it to assume the Master Servicer's function hereunder and shall promptly also transfer to the Trustee or such successor master servicer, as applicable, all amounts which then have been or should have been deposited in the Certificate Account by the Master Servicer or which are thereafter received by the Master Servicer with respect to the Mortgage Loans. Neither the Trustee nor any other successor master servicer shall be deemed to be in default hereunder by reason of any failure to make, or any delay in making, any distribution hereunder or any portion thereof caused by
(i) the failure of the Master Servicer to deliver, or any delay in delivering, cash, documents or records to it, or (ii) restrictions imposed by any regulatory authority having jurisdiction over the Master Servicer. Notwithstanding anything to the contrary contained in Section 7.01 above or this Section 7.05, the Master Servicer shall retain all of its rights and responsibilities hereunder, and no successor (including the Trustee) shall succeed thereto, if the assumption thereof by such successor would cause the rating assigned to any Certificates to be revoked, downgraded or placed on credit review status (other than for possible upgrading) by either Rating Agency and the retention thereof by the Master Servicer would avert such revocation, downgrading or review.

            SECTION 7.06      NOTIFICATION TO CERTIFICATEHOLDERS.

            Upon any termination of the Master Servicer or appointment of a successor master servicer, in each case as provided herein, the Trustee shall give prompt written notice thereof to Certificateholders at their respective addresses appearing in the Certificate Register. The Trustee shall also, within 45 days after the occurrence of any Event of Default known to the Trustee, give written notice thereof to Certificateholders at their respective addresses appearing in the Certificate Register, unless such Event of Default shall have been cured or waived within said 45 day period.

                                  ARTICLE VIII

                             CONCERNING THE TRUSTEE

            SECTION 8.01      DUTIES OF TRUSTEE.

            The Trustee, prior to the occurrence of an Event of Default and after the curing of all Events of Default which may have occurred, undertakes to perform such duties and only such duties as are specifically set forth in this Agreement. In case an Event of Default has occurred (which has not been cured), the Trustee, subject to the provisions of Sections 7.01, 7.03, 7.04 and 7.05, shall exercise such of the rights and powers vested in it by this Agreement, and use the same degree of care and skill in its exercise as a prudent investor would exercise or use under the circumstances in the conduct of such investor's own affairs.

            The Trustee, upon receipt of all resolutions, certificates, statements, opinions, reports, documents, orders or other instruments furnished to the Trustee which are specifically required to be furnished pursuant to any provision of this Agreement, shall examine them to determine whether they are in the form required by this Agreement; provided, however, that the Trustee shall not be responsible for the accuracy or content of any certificate, statement, instrument, report, notice or other document furnished by the Master Servicer or the Servicers pursuant to Articles III, IV and IX.

            No provision of this Agreement shall be construed to relieve the Trustee from liability for its own negligent action, its own negligent failure to act or its own willful misconduct; provided, however, that:

               (i) Prior to the occurrence of an Event of Default and after the curing of all such Events of Default which may have occurred, the duties and obligations of the Trustee shall be determined solely by the express provisions of this Agreement, the Trustee shall not be liable except for the performance of such duties and obligations as are specifically set forth in this Agreement, no implied covenants or obligations shall be read into this Agreement against the Trustee and, in the absence of bad faith on the part of the Trustee, the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon any certificates or opinions furnished to the Trustee and conforming to the requirements of this Agreement;

               (ii) The Trustee shall not be personally liable with respect to any action taken, suffered or omitted to be taken by it in good faith in accordance with the direction of holders of Certificates which evidence in the aggregate not less than 25% of the Voting Interest represented by all Certificates relating to the time, method and place of conducting any proceeding for any remedy available to the Trustee, or exercising any trust or power conferred upon the Trustee under this Agreement; and

               (iii) The Trustee shall not be liable for any error of judgment made in good faith by any of its Responsible Officers, unless it shall be proved that the Trustee or such Responsible Officer, as the case may be, was negligent in ascertaining the pertinent facts.

            None of the provisions contained in this Agreement shall require the Trustee to expend or risk its own funds or otherwise incur personal financial liability in the performance of any of its duties hereunder or in the exercise of any of its rights or powers if there is reasonable ground for believing that repayment of such funds or adequate indemnity against such risk or liability is not reasonably assured to it.

            SECTION 8.02      CERTAIN MATTERS AFFECTING THE TRUSTEE.

            Except as otherwise provided in Section 8.01:

               (i) The Trustee may request and rely and shall be protected in acting or refraining from acting upon any resolution, Officers' Certificate, certificate of auditors or any other certificate, statement, instrument, opinion, report, notice, request, consent, order, appraisal, bond or other paper or document believed by it to be genuine and to have been signed or presented by the proper party or parties and the manner of obtaining consents and evidencing the authorization of the execution thereof shall be subject to such reasonable regulations as the Trustee may prescribe;

               (ii) The Trustee may consult with counsel, and any written advice of such counsel or any Opinion of Counsel shall be full and complete authorization and protection in respect of any action taken or suffered or omitted by it hereunder in good faith and in accordance with such advice or Opinion of Counsel;

               (iii) The Trustee shall not be personally liable for any action taken, suffered or omitted by it in good faith and believed by it to be authorized or within the discretion or rights or powers conferred upon it by this Agreement;

               (iv) Subject to Section 7.04, the Trustee shall not be accountable, shall have no liability and makes no representation as to any acts or omissions hereunder of the Master Servicer until such time as the Trustee may be required to act as Master Servicer pursuant to Section 7.05 and thereupon only for the acts or omissions of the Trustee as successor Master Servicer; and

               (v)The Trustee may execute any of the trusts or powers hereunder or perform any duties hereunder either directly or by or through agents or attorneys.

            SECTION 8.03      TRUSTEE NOT REQUIRED TO MAKE INVESTIGATION.

            Prior to the occurrence of an Event of Default hereunder and after the curing of all Events of Default which may have occurred, the Trustee shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, consent, order, appraisal, bond, Mortgage, Mortgage Note or other paper or document (provided the same appears regular on its face), unless requested in writing to do so by holders of Certificates evidencing in the aggregate not less than 51% of the Voting Interest represented by all Certificates; provided, however, that if the payment within a reasonable time to the Trustee of the costs, expenses or liabilities likely to be incurred by it in the making of such investigation is, in the opinion of the Trustee, not reasonably assured to the Trustee by the security afforded to it by the terms of this Agreement, the Trustee may require reasonable indemnity against such expense or liability as a condition to so proceeding. The reasonable expense of every such investigation shall be paid by the Master Servicer or, if paid by the Trustee, shall be repaid by the Master Servicer upon demand.

            SECTION 8.04      TRUSTEE NOT LIABLE FOR CERTIFICATES OR MORTGAGE
                              LOANS.

            The recitals contained herein and in the Certificates (other than the certificate of authentication on the Certificates) shall be taken as the statements of the Seller, and the Trustee assumes no responsibility as to the correctness of the same. The Trustee makes no representation for the correctness of the same. The Trustee makes no representation as to the validity or sufficiency of this Agreement or of the Certificates or of any Mortgage Loan or related document. Subject to Section 2.04, the Trustee shall not be accountable for the use or application by the Seller of any of the Certificates or of the proceeds of such Certificates, or for the use or application of any funds paid to the Master Servicer in respect of the Mortgage Loans deposited into the Certificate Account by the Master Servicer or, in its capacity as trustee, for investment of any such amounts.

            SECTION 8.05      TRUSTEE MAY OWN CERTIFICATES.

            The Trustee and any agent thereof, in its individual or any other capacity, may become the owner or pledgee of Certificates with the same rights it would have if it were not Trustee or such agent and may transact banking and/or trust business with the Seller, the Master Servicer or their Affiliates.

            SECTION 8.06      THE MASTER SERVICER TO PAY FEES AND EXPENSES.

            The Master Servicer covenants and agrees to pay to the Trustee from time to time, and the Trustee shall be entitled to receive, reasonable compensation (which shall not be limited by any provision of law in regard to the compensation of a trustee of an express trust) for all services rendered by it in the execution of the trusts hereby created and in the exercise and performance of any of the powers and duties hereunder of the Trustee and the Master Servicer will pay or reimburse the Trustee upon its request for all reasonable expenses, disbursements and advances incurred or made by it in accordance with any of the provisions of this Agreement (including the reasonable compensation and the expenses and disbursements of its counsel and of all persons not regularly in its employ) except any such expense, disbursement, or advance as may arise from its negligence or bad faith.

            SECTION 8.07      ELIGIBILITY REQUIREMENTS.

            The Trustee hereunder shall at all times (i) be a corporation or association having its principal office in a state and city acceptable to the Seller, organized and doing business under the laws of such state or the United States of America, authorized under such laws to exercise corporate trust powers, having a combined capital and surplus of at least $50,000,000, or shall be a member of a bank holding system, the aggregate combined capital and surplus of which is at least $50,000,000, provided that its separate capital and surplus shall at all times be at least the amount specified in Section 310(a)(2) of the Trust Indenture Act of 1939, (ii) be subject to supervision or examination by federal or state authority and (iii) have a credit rating or be otherwise acceptable to the Rating Agencies such that neither of the Rating Agencies would reduce their respective then current ratings of the Certificates (or have provided such security from time to time as is sufficient to avoid such reduction) as evidenced in writing by each Rating Agency. If such corporation or association publishes reports of condition at least annually, pursuant to law or to the requirements of the aforesaid supervising or examining authority, then for the purposes of this Section the combined capital and surplus of such corporation or association shall be deemed to be its combined capital and surplus as set forth in its most recent report of condition so published. In case at any time the Trustee shall cease to be eligible in accordance with the provisions of this Section, the Trustee shall resign immediately in the manner and with the effect specified in Section 8.08.

            SECTION 8.08      RESIGNATION AND REMOVAL.

            The Trustee may at any time resign and be discharged from the trust hereby created by giving written notice of resignation to the Master Servicer, such resignation to be effective upon the appointment of a successor trustee. Upon receiving such notice of resignation, the Master Servicer shall promptly appoint a successor trustee by written instrument, in duplicate, one copy of which instrument shall be delivered to the resigning entity and one copy to its successor. If no successor trustee shall have been appointed and have accepted appointment within 30 days after the giving of such notice of resignation, the resigning Trustee may petition any court of competent jurisdiction for the appointment of a successor trustee.

            If at any time the Trustee shall cease to be eligible in accordance with the provisions of Section 8.07 and shall fail to resign after written request for its resignation by the Master Servicer, or if at any time the Trustee shall become incapable of acting, or an order for relief shall have been entered in any bankruptcy or insolvency proceeding with respect to such entity, or a receiver of such entity or of its property shall be appointed, or any public officer shall take charge or control of the Trustee or of the property or affairs of the Trustee for the purpose of rehabilitation, conversion or liquidation, or the Master Servicer shall deem it necessary in order to change the situs of the Trust Estate for state tax reasons, then the Master Servicer shall remove the Trustee and appoint a successor trustee by written instrument, in duplicate, one copy of which instrument shall be delivered to the Trustee so removed and one copy to the successor trustee.

            The Holders of Certificates evidencing in the aggregate not less than 51% of the Voting Interests represented by all Certificates (except that any Certificate registered in the name of the Seller, the Master Servicer or any affiliate thereof will not be taken into account in determining whether the requisite Voting Interests has been obtained) may at any time remove the Trustee and appoint a successor by written instrument or instruments, in triplicate, signed by such holders or their attorneys-in-fact duly authorized, one complete set of which instruments shall be delivered to the Master Servicer, one complete set of which shall be delivered to the entity or entities so removed and one complete set of which shall be delivered to the successor so appointed.

            Any resignation or removal of the Trustee and appointment of a successor pursuant to any of the provisions of this Section shall become effective upon acceptance of appointment by the successor as provided in Section 8.09.

            SECTION 8.09      SUCCESSOR.

            Any successor trustee appointed as provided in Section 8.08 shall execute, acknowledge and deliver to the Master Servicer and to its predecessor trustee an instrument accepting such appointment hereunder, and thereupon the resignation or removal of the predecessor trustee shall become effective, and such successor, without any further act, deed or reconveyance, shall become fully vested with all the rights, powers, duties and obligations of its predecessor hereunder, with like effect as if originally named as trustee herein. The predecessor trustee shall deliver to its successor all Owner Mortgage Loan Files and related documents and statements held by it hereunder (other than any Owner Mortgage Loan Files at the time held by a Custodian, which Custodian shall become the agent of any successor trustee hereunder), and the Seller, the Master Servicer and the predecessor entity shall execute and deliver such instruments and do such other things as may reasonably be required for more fully and certainly vesting and confirming in the successor trustee all such rights, powers, duties and obligations. No successor shall accept appointment as provided in this Section unless at the time of such acceptance such successor shall be eligible under the provisions of Section 8.07

            Upon acceptance of appointment by a successor as provided in this Section, the Master Servicer shall mail notice of the succession of such trustee hereunder to all Holders of Certificates at their addresses as shown in the Certificate Register. If the Master Servicer fails to mail such notice within ten days after acceptance of the successor trustee, the successor trustee shall cause such notice to be mailed at the expense of the Master Servicer.

            SECTION 8.10      MERGER OR CONSOLIDATION.

            Any Person into which the Trustee may be merged or converted or with which it may be consolidated, to which it may sell or transfer its corporate trust business and assets as a whole or substantially as a whole or any Person resulting from any merger, sale, transfer, conversion or consolidation to which the Trustee shall be a party, or any Person succeeding to the business of such entity, shall be the successor of the Trustee hereunder; provided, however, that
(i) such Person shall be eligible under the provisions of Section 8.07, without the execution or filing of any paper or any further act on the part of any of the parties hereto, anything herein to the contrary notwithstanding, and (ii) the Trustee shall deliver an Opinion of Counsel to the Seller and the Master Servicer to the effect that such merger, consolidation, sale or transfer will not subject the REMIC to federal, state or local tax or cause the REMIC to not qualify as a REMIC, which Opinion of Counsel shall be at the sole expense of the Trustee.

            SECTION 8.11      AUTHENTICATING AGENT.

            The Trustee may appoint an Authenticating Agent, which shall be authorized to act on behalf of the Trustee in authenticating Certificates. Wherever reference is made in this Agreement to the authentication of Certificates by the Trustee or the Trustee's countersignature, such reference shall be deemed to include authentication on behalf of the Trustee by the Authenticating Agent and a certificate of authentication executed on behalf of the Trustee by the Authenticating Agent. The Authenticating Agent must be acceptable to the Seller and the Master Servicer and must be a corporation organized and doing business under the laws of the United States of America or of any state, having a principal office and place of business in a state and city acceptable to the Seller and the Master Servicer, having a combined capital and surplus of at least $15,000,000, authorized under such laws to do a trust business and subject to supervision or examination by federal or state authorities.

            Any corporation into which the Authenticating Agent may be merged or converted or with which it may be consolidated, or any corporation resulting from any merger, conversion or consolidation to which the Authenticating Agent shall be a party, or any corporation succeeding to the corporate agency business of the Authenticating Agent, shall be the Authenticating Agent without the execution or filing of any paper or any further act on the part of the Trustee or the Authenticating Agent.

            The Authenticating Agent may at any time resign by giving at least 30 days' advance written notice of resignation to the Trustee, the Seller and the Master Servicer. The Trustee may at any time terminate the agency of the Authenticating Agent by giving written notice thereof to the Authenticating Agent, the Seller and the Master Servicer. Upon receiving a notice of resignation or upon such a termination, or in case at any time the Authenticating Agent shall cease to be eligible in accordance with the provisions of this Section 8.11, the Trustee promptly shall appoint a successor Authenticating Agent, which shall be acceptable to the Master Servicer, and shall give written notice of such appointment to the Seller, and shall mail notice of such appointment to all Certificateholders. Any successor Authenticating Agent upon acceptance of its appointment hereunder shall become vested with all the rights, powers, duties and responsibilities of its predecessor hereunder, with like effect as if originally named as Authenticating Agent herein. No successor Authenticating Agent shall be appointed unless eligible under the provisions of this Section 8.11.

            The Authenticating Agent shall have no responsibility or liability for any action taken by it as such at the direction of the Trustee. Any reasonable compensation paid to the Authenticating Agent shall be a reimbursable expense under Section 8.06.

            SECTION 8.12      SEPARATE TRUSTEES AND CO-TRUSTEES.

            The Trustee shall have the power from time to time to appoint one or more persons or corporations to act either as co-trustees jointly with the Trustee, or as separate trustees, for the purpose of holding title to, foreclosing or otherwise taking action with respect to any Mortgage Loan outside the state where the Trustee has its principal place of business, where such separate trustee or co-trustee is necessary or advisable (or the Trustee is advised by the Master Servicer that such separate trustee or co-trustee is necessary or advisable) under the laws of any state in which a Mortgaged Property is located or for the purpose of otherwise conforming to any legal requirement, restriction or condition in any state in which a Mortgaged Property is located or in any state in which any portion of the Trust Estate is located. The Master Servicer shall advise the Trustee when, in its good faith opinion, a separate trustee or co-trustee is necessary or advisable as aforesaid. The separate trustees or co-trustees so appointed shall be trustees for the benefit of all of the Certificateholders and shall have such powers, rights and remedies as shall be specified in the instrument of appointment; provided, however, that no such appointment shall, or shall be deemed to, constitute the appointee an agent of the Trustee. The Seller and the Master Servicer shall join in any such appointment, but such joining shall not be necessary for the effectiveness of such appointment.

            Every separate trustee and co-trustee shall, to the extent permitted by law, be appointed and act subject to the following provisions and conditions:

               (i) all powers, duties, obligations and rights conferred upon the Trustee, in respect of the receipt, custody and payment of moneys shall be exercised solely by the Trustee;

               (ii) all other rights, powers, duties and obligations conferred or imposed upon the Trustee shall be conferred or imposed upon and exercised or performed by the Trustee and such separate trustee or co-trustee jointly, except to the extent that under any law of any jurisdiction in which any particular act or acts are to be performed (whether as Trustee hereunder or as successor to the Master Servicer hereunder) the Trustee shall be incompetent or unqualified to perform such act or acts, in which event such rights, powers, duties and obligations (including the holding of title to the Trust Estate or any portion thereof in any such jurisdiction) shall be exercised and performed by such separate trustee or co-trustee;

               (iii) no separate trustee or co-trustee hereunder shall be personally liable by reason of any act or omission of any other separate trustee or co-trustee hereunder; and

               (iv) the Trustee may at any time accept the resignation of or remove any separate trustee or co-trustee so appointed by it, if such resignation or removal does not violate the other terms of this Agreement.

            Any notice, request or other writing given to the Trustee shall be deemed to have been given to each of the then separate trustees and co-trustees, as effectively as if given to each of them. Every instrument appointing any separate trustee, co-trustee, or custodian shall refer to this Agreement and the conditions of this Article. Each separate trustee and co-trustee, upon its acceptance of the trusts conferred, shall be vested with the estates or property specified in its instrument of appointment, either jointly with the Trustee, or separately, as may be provided therein, subject to all the provisions of this Agreement, specifically including every provision of this Agreement relating to the conduct of, affecting the liability of, or affording protection to, the Trustee. Every such instrument shall be furnished to the Trustee.

            Any separate trustee, co-trustee, or custodian may, at any time, constitute the Trustee, its agent or attorney-in-fact, with full power and authority, to the extent not prohibited by law, to do any lawful act under or in respect of this Agreement on its behalf and in its name. If any separate trustee or co-trustee shall die, become incapable of acting, resign or be removed, all of its estates, properties, rights, remedies and trusts shall vest in and be exercised by the Trustee to the extent permitted by law, without the appointment of a new or successor trustee.

            No separate trustee or co-trustee hereunder shall be required to meet the terms of eligibility as a successor trustee under Section 8.07 hereunder and no notice to Certificateholders of the appointment thereof shall be required under Section 8.09 hereof.

            The Trustee agrees to instruct its co-trustees, if any, to the extent necessary to fulfill such entity's obligations hereunder.

            The Master Servicer shall pay the reasonable compensation of the co-trustees to the extent, and in accordance with the standards, specified in
Section 8.06 hereof.

            SECTION 8.13      APPOINTMENT OF CUSTODIANS.

            The Trustee may at any time on or after the Closing Date, with the consent of the Master Servicer and the Seller, appoint one or more Custodians to hold all or a portion of the Owner Mortgage Loan Files as agent for the Trustee, by entering into a Custodial Agreement. Subject to this Article VIII, the Trustee agrees to comply with the terms of each Custodial Agreement and to enforce the terms and provisions thereof against the Custodian for the benefit of the Certificateholders. Each Custodian shall be a depository institution subject to supervision by federal or state authority, shall have a combined capital and surplus of at least $10,000,000 and shall be qualified to do business in the jurisdiction in which it holds any Owner Mortgage Loan File. Each Custodial Agreement may be amended only as provided in Section 10.01(a).

            SECTION 8.14      TAX MATTERS; COMPLIANCE WITH REMIC PROVISIONS.

            (a) Each of the Trustee and the Master Servicer covenants and agrees that it shall perform its duties hereunder in a manner consistent with the REMIC Provisions and shall not knowingly take any action or fail to take any other action that would (i) affect the determination of the Trust Estate's status as a REMIC; or (ii) cause the imposition of any federal, state or local income, prohibited transaction, contribution or other tax on either the REMIC or the Trust Estate. The Master Servicer, or, in the case of any tax return or other action required by law to be performed directly by the Trustee, the Trustee, shall (i) prepare or cause to be prepared, timely cause to be signed by the Trustee and file or cause to be filed annual federal and applicable state and local income tax returns using a calendar year as the taxable year for the REMIC and the accrual method of accounting; (ii) in the first such federal tax return, make, or cause to be made, elections satisfying the requirements of the REMIC Provisions, on behalf of the Trust Estate, to treat the Trust Estate as a REMIC;
(iii) prepare, execute and forward, or cause to be prepared, executed and forwarded, to the Certificateholders all information reports or tax returns required with respect to the REMIC, as and when required to be provided to the Certificateholders, and to the Internal Revenue Service and any other relevant governmental taxing authority in accordance with the REMIC Provisions and any other applicable federal, state or local laws, including without limitation information reports relating to "original issue discount" and "market discount" as defined in the Code based upon the issue prices, prepayment assumption and cash flows provided by the Seller to the Trustee and calculated on a monthly basis by using the issue prices of the Certificates; (iv) make available information necessary for the application of any tax imposed on transferors of residual interests to "disqualified organizations" (as defined in the REMIC Provisions); (v) file Form 8811 and apply for an Employee Identification Number with a Form SS-4 or any other permissible method and respond to inquiries by Certificateholders or their nominees concerning information returns, reports or tax returns; (vi) maintain (or cause to be maintained by the Servicers) such records relating to the REMIC, including but not limited to the income, expenses, individual Mortgage Loans (including REO Mortgage Loans, other assets and liabilities of the REMIC, and the fair market value and adjusted basis of the REMIC property determined at such intervals as may be required by the Code, as may be necessary to prepare the foregoing returns or information reports;
(vii) exercise reasonable care not to allow the creation of any "interests" in the REMIC within the meaning of Code Section 860D(a)(2) other than the interests represented by the Class I-A-1, Class I-A-2, Class I-A-3, Class I-A-4, Class I-A-5, Class I-A-6, Class I-A-7, Class I-A-8, Class I-A-9, Class I-A-10, Class I-A-PO, Class I-A-R, Class II-A-1 and Class II-A-PO Certificates and the Class B-l, Class B-2, Class B-3, Class B-4, Class B-5 and Class B-6 Certificates;
(viii) exercise reasonable care not to allow the occurrence of any "prohibited transactions" within the meaning of Code Section 860F(a), unless the Master Servicer shall have provided an Opinion of Counsel to the Trustee that such occurrence would not (a) result in a taxable gain, (b) otherwise subject either the Trust Estate or the REMIC to tax or (c) cause the Trust Estate to fail to qualify as a REMIC; (ix) exercise reasonable care not to allow the REMIC to receive income from the performance of services or from assets not permitted under the REMIC Provisions to be held by a REMIC; (x) pay (on behalf of the REMIC) the amount of any federal income tax, including, without limitation, prohibited transaction taxes, taxes on net income from foreclosure property, and taxes on certain contributions to a REMIC after the Startup Day, imposed on the REMIC when and as the same shall be due and payable (but such obligation shall not prevent the Master Servicer or any other appropriate Person from contesting any such tax in appropriate proceedings and shall not prevent the Master Servicer from withholding or depositing payment of such tax, if permitted by law, pending the outcome of such proceedings); and (xi) if required or permitted by the Code and applicable law, act as "tax matters person" for the REMIC within the meaning of Treasury Regulations Section 1.860F-4(d), and the Master Servicer is hereby designated as agent of the Class I-A-R Certificateholder for such purpose (or if the Master Servicer is not so permitted, the Holder of the Class I-A-R Certificate shall be tax matters person in accordance with the REMIC Provisions). The Master Servicer shall be entitled to be reimbursed pursuant to
Section 3.02 for any taxes paid by it pursuant to clause (x) of the preceding sentence, except to the extent that such taxes are imposed as a result of the bad faith, willful misfeasance or gross negligence of the Master Servicer in the performance of its obligations hereunder. The Trustee shall sign the tax returns referred to in clause (i) of the second preceding sentence.

            In order to enable the Master Servicer or the Trustee, as the case may be, to perform its duties as set forth above, the Seller shall provide, or cause to be provided, to the Master Servicer within ten days after the Closing Date all information or data that the Master Servicer determines to be relevant for tax purposes to the valuations and offering prices of the Certificates, including, without limitation, the price, yield, prepayment assumption and projected cash flows of each Class of Certificates and the Mortgage Loans in the aggregate. Thereafter, the Seller shall provide to the Master Servicer or the Trustee, as the case may be, promptly upon request therefor, any such additional information or data that the Master Servicer or the Trustee, as the case may be, may from time to time, request in order to enable the Master Servicer to perform its duties as set forth above. The Seller hereby indemnifies the Master Servicer and the Trustee for any losses, liabilities, damages, claims or expenses of the Master Servicer or the Trustee arising from any errors or miscalculations by the Master Servicer or the Trustee pursuant to this Section that result from any failure of the Seller to provide, or to cause to be provided, accurate information or data to the Master Servicer or the Trustee, as the case may be, on a timely basis. The Master Servicer hereby indemnifies the Seller and the Trustee for any losses, liabilities, damages, claims or expenses of the Seller or the Trustee arising from the Master Servicer's willful misfeasance, bad faith or gross negligence in preparing any of the federal, state and local tax returns of the REMIC as described above. In the event that the Trustee prepares any of the federal, state and local tax returns of the REMIC as described above, the Trustee hereby indemnifies the Seller and the Master Servicer for any losses, liabilities, damages, claims or expenses of the Seller or the Master Servicer arising from the Trustee's willful misfeasance, bad faith or negligence in connection with such preparation.

            (b) Notwithstanding anything in this Agreement to the contrary, each of the Master Servicer and the Trustee shall pay from its own funds, without any right of reimbursement therefor, the amount of any costs, liabilities and expenses incurred by the Trust Estate (including, without limitation, any and all federal, state or local taxes, including taxes imposed on "prohibited transactions" within the meaning of the REMIC Provisions) if and to the extent that such costs, liabilities and expenses arise from a failure of the Master Servicer or the Trustee, respectively, to perform its obligations under this
Section 8.14.

            SECTION 8.15      MONTHLY ADVANCES.

            In the event that Norwest Mortgage fails to make a Periodic Advance required to be made pursuant to the Norwest Servicing Agreement on or before the Distribution Date, the Trustee shall make a Periodic Advance as required by
Section 3.03 hereof; provided, however, the Trustee shall not be required to make such Periodic Advances if prohibited by law or if it determines that such Periodic Advance would be a Nonrecoverable Advance. With respect to those Periodic Advances which should have been made by Norwest Mortgage, the Trustee shall be entitled, pursuant to Section 3.02(a)(i), (ii) or (v) hereof, to be reimbursed from the Certificate Account for Periodic Advances and Nonrecoverable Advances made by it.

            SECTION 8.16      TRUSTEE COVENANTS CONCERNING YEAR 2000
                              COMPLIANCE.

            The Trustee covenants that it has modified its computer and other systems used in the performance of its duties as trustee for the Certificates to operate in a manner such that, after January 1, 2000, the Trustee can perform its duties in accordance with the terms of this Agreement.

                                   ARTICLE IX

                                   TERMINATION

            SECTION 9.01      TERMINATION UPON PURCHASE BY THE
                              SELLER OR LIQUIDATION OF ALL MORTGAGE LOANS.

            Subject to Section 9.02, the respective obligations and responsibilities of the Seller, the Master Servicer and the Trustee created hereby (other than the obligation of the Trustee to make certain payments after the Final Distribution Date to Certificateholders and the obligation of the Master Servicer to send certain notices as hereinafter set forth and the tax reporting obligations under Sections 4.05 and 8.14 hereof) shall terminate upon the last action required to be taken by the Trustee on the Final Distribution Date pursuant to this Article IX following the earlier of (i) the purchase by the Seller of all Mortgage Loans and all property acquired in respect of any Mortgage Loan remaining in the Trust Estate at a price equal to the sum of (x) 100% of the unpaid principal balance of each Mortgage Loan (other than any REO Mortgage Loan) as of the Final Distribution Date, and (y) the fair market value of the Mortgaged Property related to any REO Mortgage Loan (as determined by the Master Servicer as of the close of business on the third Business Day next preceding the date upon which notice of any such termination is furnished to Certificateholders pursuant to the third paragraph of this Section 9.01), plus any accrued and unpaid interest through the last day of the month preceding the month of such purchase at the applicable Mortgage Interest Rate less any Fixed Retained Yield on each Mortgage Loan (including any REO Mortgage Loan) and (ii) the final payment or other liquidation (or any advance with respect thereto) of the last Mortgage Loan remaining in the Trust Estate (including for this purpose the discharge of any Mortgagor under a defaulted Mortgage Loan on which a Servicer is not obligated to foreclose due to environmental impairment) or the disposition of all property acquired upon foreclosure or deed in lieu of foreclosure of any Mortgage Loan; provided, however, that in no event shall the trust created hereby continue beyond the expiration of 21 years from the death of the last survivor of the descendants of Joseph P. Kennedy, the late ambassador of the United States to the Court of St. James, living on the date hereof.

            The right of the Seller to purchase all the assets of the Trust Estate pursuant to clause (i) of the preceding paragraph are subject to Section
9.02 and conditioned upon the Pool Scheduled Principal Balance of the Mortgage Loans as of the Final Distribution Date being less than the amount set forth in
Section 11.18. In the case of any purchase by the Seller pursuant to said clause
(i), the Seller shall provide to the Trustee the certification required by
Section 3.04 and the Trustee and the Custodian shall, promptly following payment of the purchase price, release to the Seller the Owner Mortgage Loan Files pertaining to the Mortgage Loans being purchased.

            Notice of any termination, specifying the Final Distribution Date (which shall be a date that would otherwise be a Distribution Date) upon which the Certificateholders may surrender their Certificates to the Trustee for payment of the final distribution and cancellation, shall be given promptly by the Master Servicer (if it is exercising its right to purchase the assets of the Trust Estate) or by the Trustee (in any other case) by letter to Certificateholders mailed not earlier than 60 days prior to such final distribution and not later than 30 days prior to such final distribution specifying (A) the Final Distribution Date upon which final payment of the Certificates will be made upon presentation and surrender of Certificates at the office or agency of the Trustee therein designated, (B) the amount of any such final payment and (C) that the Record Date otherwise applicable to such Distribution Date is not applicable, payments being made (except in the case of any Class A Certificate surrendered on a prior Distribution Date pursuant to
Section 4.01) only upon presentation and surrender of the Certificates at the office or agency of the Trustee therein specified. If the Master Servicer is obligated to give notice to Certificateholders as aforesaid, it shall give such notice to the Trustee and the Certificate Registrar at the time such notice is given to Certificateholders. In the event such notice is given by the Master Servicer, the Master Servicer shall deposit in the Certificate Account on or before the Final Distribution Date in immediately available funds an amount equal to the purchase price for the assets of the Trust Estate computed as above provided. Failure to give notice of termination as described herein shall not entitle a Certificateholder to any interest beyond the interest payable on the Final Distribution Date.

            Upon presentation and surrender of the Certificates, the Trustee shall cause to be distributed to Certificateholders on the Final Distribution Date in proportion to their respective Percentage Interests an amount equal to
(i) as to the Classes of Class A Certificates, the respective Principal Balance together with any related Class A Unpaid Interest Shortfall and one month's interest in an amount equal to the respective Interest Accrual Amount, (ii) as to the Classes of Class B Certificates, the respective Principal Balance together with any related Class B Unpaid Interest Shortfall and one month's interest in an amount equal to the respective Interest Accrual Amount and (iii) as to the Class I-A-R Certificate, the amounts, if any, which remain on deposit in the Certificate Account (other than amounts retained to meet claims) after application pursuant to clauses (i), (ii) and (iii) above and payment to the Master Servicer of any amounts it is entitled as reimbursement or otherwise hereunder. Notwithstanding the foregoing, if the price paid pursuant to clause
(i) of the first paragraph of this Section 9.01, after reimbursement to the Servicers, the Master Servicer and the Trustee of any Periodic Advances, is insufficient to pay in full the amounts set forth in clauses (i), (ii) and (iii) of this paragraph, then any shortfall in the amount available for distribution to Certificateholders shall be allocated in reduction of the amounts otherwise distributable on the Final Distribution Date in the same manner as Realized Losses are allocated pursuant to Sections 4.02(b) and 4.02(g) hereof. Such distribution on the Final Distribution Date shall be in lieu of the distribution otherwise required to be made on such Distribution Date in respect of each Class of Certificates.

            In the event that all of the Certificateholders shall not surrender their Certificates for final payment and cancellation within three months following the Final Distribution Date, the Trustee shall on such date cause all funds, if any, in the Certificate Account not distributed in final distribution to Certificateholders to be withdrawn therefrom and credited to the remaining Certificateholders by depositing such funds in a separate escrow account for the benefit of such Certificateholders, and the Master Servicer (if it exercised its right to purchase the assets of the Trust Estate) or the Trustee (in any other case) shall give a second written notice to the remaining Certificateholders to surrender their Certificates for cancellation and receive the final distribution with respect thereto. If within three months after the second notice all the Certificates shall not have been surrendered for cancellation, the Trustee may take appropriate steps, or may appoint an agent to take appropriate steps, to contact the remaining Certificateholders concerning surrender of their Certificates, and the cost thereof shall be paid out of the funds on deposit in such escrow account.

            SECTION 9.02      ADDITIONAL TERMINATION REQUIREMENTS.

            In the event of a termination of the Trust Estate upon the exercise by the Seller of its purchase option as provided in Section 9.01, the Trust Estate shall be terminated in accordance with the following additional requirements, unless the Trustee has received an Opinion of Counsel to the effect that any other manner of termination (i) will constitute a "qualified liquidation" of the Trust Estate within the meaning of Code Section 860F(a)(4)(A) and (ii) will not subject the REMIC to federal tax or cause the Trust Estate to fail to qualify as a REMIC at any time that any Certificates are outstanding:

               (i) The notice given by the Master Servicer under Section 9.01 shall provide that such notice constitutes the adoption of a plan of complete liquidation of the REMIC as of the date of such notice (or, if earlier, the date on which the first such notice is mailed to Certificateholders). The Master Servicer shall also specify such date in a statement attached to the final tax return of the REMIC; and

               (ii) At or after the time of adoption of such a plan of complete liquidation and at or prior to the Final Distribution Date, the Trustee shall sell all of the assets of the Trust Estate to the Seller for cash at the purchase price specified in Section 9.01 and shall distribute such cash within 90 days of such adoption in the manner specified in Section 9.01.

                                    ARTICLE X

                            MISCELLANEOUS PROVISIONS

            SECTION 10.01     AMENDMENT.

            (a) This Agreement or any Custodial Agreement may be amended from time to time by the Seller, the Master Servicer and the Trustee, without the consent of any of the Certificateholders, (i) to cure any ambiguity or mistake,
(ii) to correct or supplement any provisions herein or therein which may be inconsistent with any other provisions herein or therein, (iii) to modify, eliminate or add to any of its provisions to such extent as shall be necessary to maintain the qualification of the Trust Estate as a REMIC at all times that any Certificates are outstanding or to avoid or minimize the risk of the imposition of any federal tax on the Trust Estate or the REMIC pursuant to the Code that would be a claim against the Trust Estate, provided that (a) the Trustee has received an Opinion of Counsel to the effect that such action is necessary or desirable to maintain such qualification or to avoid or minimize the risk of the imposition of any such tax and (b) such action shall not, as evidenced by such Opinion of Counsel, adversely affect in any material respect the interests of any Certificateholder, (iv) to change the timing and/or nature of deposits into the Certificate Account provided that (a) such change shall not, as evidenced by an Opinion of Counsel, adversely affect in any material respect the interests of any Certificateholder and (b) such change shall not adversely affect the then-current rating of the Certificates as evidenced by a letter from each Rating Agency to such effect, (v) to modify, eliminate or add to the provisions of Section 5.02 or any other provisions hereof restricting transfer of the Certificates, provided that the Master Servicer for purposes of
Section 5.02 has determined in its sole discretion that any such modifications to this Agreement will neither adversely affect the rating on the Certificates nor give rise to a risk that either the Trust Estate or the REMIC or any of the Certificateholders will be subject to a tax caused by a transfer to a non-permitted transferee and (vi) to make any other provisions with respect to matters or questions arising under this Agreement or such Custodial Agreement which shall not be materially inconsistent with the provisions of this Agreement, provided that such action shall not, as evidenced by an Opinion of Counsel, adversely affect in any material respect the interests of any Certificateholder.

            This Agreement or any Custodial Agreement may also be amended from time to time by the Seller, the Master Servicer and the Trustee with the consent of the Holders of Certificates evidencing in the aggregate not less than 66-2/3% of the aggregate Voting Interests of each Class of Certificates affected thereby for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of this Agreement or such Custodial Agreement or of modifying in any manner the rights of the Holders of Certificates of such Class; provided, however, that no such amendment shall (i) reduce in any manner the amount of, or delay the timing of, payments received on Mortgage Loans which are required to be distributed on any Certificate without the consent of the Holder of such Certificate, (ii) adversely affect in any material respect the interest of the Holders of Certificates of any Class in a manner other than as described in clause (i) hereof without the consent of Holders of Certificates of such Class evidencing, as to such Class, Voting Interests aggregating not less than 66-2/3% or (iii) reduce the aforesaid percentage of Certificates of any Class the Holders of which are required to consent to any such amendment, without the consent of the Holders of all Certificates of such Class then outstanding.

            Notwithstanding any contrary provision of this Agreement, the Trustee shall not consent to any amendment to this Agreement unless it shall have first received an Opinion of Counsel to the effect that such amendment will not subject the REMIC to tax or cause the Trust Estate to fail to qualify as a REMIC at any time that any Certificates are outstanding.

            Promptly after the execution of any amendment requiring the consent of Certificateholders, the Trustee shall furnish written notification of the substance of such amendment to each Certificateholder.

            It shall not be necessary for the consent of Certificateholders under this Section 10.01(a) to approve the particular form of any proposed amendment, but it shall be sufficient if such consent shall approve the substance thereof. The manner of obtaining such consents and of evidencing the authorization of the execution thereof by Certificateholders shall be subject to such reasonable regulations as the Trustee may prescribe.

            (b) Notwithstanding any contrary provision of this Agreement, the Master Servicer may, from time to time, amend Schedule I hereto without the consent of any Certificateholder or the Trustee; provided, however, (i) that such amendment does not conflict with any provisions of the related Servicing Agreement, (ii) that the related Servicing Agreement provides for the remittance of each type of Unscheduled Principal Receipts received by such Servicer during the Applicable Unscheduled Principal Receipt Period (as so amended) related to each Distribution Date to the Master Servicer no later than the 24th day of the month in which such Distribution Date occurs and (iii) that such amendment is for the purpose of:

            (a) changing the Applicable Unscheduled Principal Receipt Period for Exhibit F-1 Mortgage Loans to a Mid-Month Receipt Period with respect to all Unscheduled Principal Receipts; or

            (b) changing the Applicable Unscheduled Principal Receipt Period for all Mortgage Loans serviced by any Servicer to a Mid-Month Receipt Period with respect to Full Unscheduled Principal Receipts and to a Prior Month Receipt Period with respect to Partial Unscheduled Principal Receipts.

            A copy of any amendment to Schedule I pursuant to this Section 10.01(b) shall be promptly forwarded to the Trustee.

            SECTION 10.02     RECORDATION OF AGREEMENT.

            This Agreement (or an abstract hereof, if acceptable to the applicable recording office) is subject to recordation in all appropriate public offices for real property records in all the towns or other comparable jurisdictions in which any or all of the Mortgaged Properties are situated, and in any other appropriate public office or elsewhere, such recordation to be effected by the Master Servicer and at its expense on direction by the Trustee, but only upon direction accompanied by an Opinion of Counsel to the effect that such recordation materially and beneficially affects the interests of the Certificateholders.

            For the purpose of facilitating the recordation of this Agreement as herein provided and for other purposes, this Agreement may be executed simultaneously in any number of counterparts, each of which counterparts shall be deemed to be an original, and such counterparts shall constitute but one and the same instrument.

            SECTION 10.03     LIMITATION ON RIGHTS OF CERTIFICATEHOLDERS.

            The death or incapacity of any Certificateholder shall not operate to terminate this Agreement or the Trust Estate, nor entitle such Certificateholder's legal representatives or heirs to claim an accounting or take any action or proceeding in any court for a partition or winding up of the Trust Estate, nor otherwise affect the rights, obligations and liabilities of the parties hereto or any of them.

            Except as otherwise expressly provided herein, no Certificateholder, solely by virtue of its status as a Certificateholder, shall have any right to vote or in any manner otherwise control the operation and management of the Trust Estate, or the obligations of the parties hereto, nor shall anything herein set forth, or contained in the terms of the Certificates, be construed so as to constitute the Certificateholders from time to time as partners or members of an association, nor shall any Certificateholder be under any liability to any third person by reason of any action taken by the parties to this Agreement pursuant to any provision hereof.

            No Certificateholder, solely by virtue of its status as Certificateholder, shall have any right by virtue or by availing of any provision of this Agreement to institute any suit, action or proceeding in equity or at law upon or under or with respect to this Agreement, unless such Holder previously shall have given to the Trustee a written notice of default and of the continuance thereof, as hereinbefore provided, and unless also the Holders of Certificates evidencing not less than 25% of the Voting Interest represented by all Certificates shall have made written request upon the Trustee to institute such action, suit or proceeding in its own name as Trustee hereunder and shall have offered to the Trustee such reasonable indemnity as it may require against the cost, expenses and liabilities to be incurred therein or thereby, and the Trustee, for 60 days after its receipt of such notice, request and offer of indemnity, shall have neglected or refused to institute any such action, suit or proceeding; it being understood and intended, and being expressly covenanted by each Certificateholder with every other Certificateholder and the Trustee, that no one or more Holders of Certificates shall have any right in any manner whatever by virtue or by availing of any provision of this Agreement to affect, disturb or prejudice the rights of the Holders of any other of such Certificates, or to obtain or seek to obtain priority over or preference to any other such Holder, or to enforce any right under this Agreement, except in the manner herein provided and for the benefit of all Certificateholders. For the protection and enforcement of the provisions of this Section, each and every Certificateholder and the Trustee shall be entitled to such relief as can be given either at law or in equity.

            SECTION 10.04     GOVERNING LAW; JURISDICTION.

            This Agreement shall be construed in accordance with the laws of the State of New York (without regard to conflicts of laws principles), and the obligations, rights and remedies of the parties hereunder shall be determined in accordance with such laws.

            SECTION 10.05     NOTICES.

            All demands, notices and communications hereunder shall be in writing and shall be deemed to have been duly given if personally delivered at or mailed by certified or registered mail, return receipt requested (i) in the case of the Seller, to Norwest Integrated Structured Assets, Inc., 7485 New Horizon Way, Frederick, Maryland 21703, Attention: Chief Executive Officer, or such other address as may hereafter be furnished to the Master Servicer and the Trustee in writing by the Seller, (ii) in the case of the Master Servicer, to Norwest Bank Minnesota, National Association, 7485 New Horizon Way, Frederick, Maryland 21703, Attention: Vice President or such other address as may hereafter be furnished to the Seller and the Trustee in writing by the Master Servicer and
(iii) in the case of the Trustee, to the Corporate Trust Office, or such other address as may hereafter be furnished to the Seller and the Master Servicer in writing by the Trustee, in each case Attention: Corporate Trust Department. Any notice required or permitted to be mailed to a Certificateholder shall be given by first class mail, postage prepaid, at the address of such Holder as shown in the Certificate Register. Any notice mailed or transmitted within the time prescribed in this Agreement shall be conclusively presumed to have been duly given, whether or not the addressee receives such notice, provided, however, that any demand, notice or communication to or upon the Seller, the Master Servicer or the Trustee shall not be effective until received.

            For all purposes of this Agreement, in the absence of actual knowledge by an officer of the Master Servicer, the Master Servicer shall not be deemed to have knowledge of any act or failure to act of any Servicer unless notified thereof in writing by the Trustee, the Servicer or a Certificateholder.

            SECTION 10.06     SEVERABILITY OF PROVISIONS.

            If any one or more of the covenants, agreements, provisions or terms of this Agreement shall be for any reason whatsoever held invalid, then such covenants, agreements, provisions or terms shall be deemed severable from the remaining covenants, agreements, provisions or terms of this Agreement and shall in no way affect the validity or enforceability of the other provisions of this Agreement or of the Certificates or the rights of the Holders thereof.

            SECTION 10.07     SPECIAL NOTICES TO RATING AGENCIES.

            (a) The Trustee shall give prompt notice to each Rating Agency of the occurrence of any of the following events of which it has notice:

               (i) any amendment to this Agreement pursuant to Section 10.01(a);

               (ii) any sale or transfer of the Class B Certificates pursuant to
      Section 5.02 to an affiliate of the Seller;

               (iii) any assignment by the Master Servicer of its rights and delegation of its duties pursuant to Section 6.06;

               (iv) any resignation of the Master Servicer pursuant to Section 6.04;

               (v) the occurrence of any of the Events of Default described in
      Section 7.01;

               (vi) any notice of termination given to the Master Servicer pursuant to Section 7.01;

               (vii) the appointment of any successor to the Master Servicer pursuant to Section 7.05; or

               (viii) the making of a final payment pursuant to Section 9.01.

            (b) The Master Servicer shall give prompt notice to each Rating Agency of the occurrence of any of the following events:

               (i) the appointment of a Custodian pursuant to Section 2.02;

               (ii) the resignation or removal of the Trustee pursuant to
      Section 8.08;

               (iii) the appointment of a successor trustee pursuant to Section 8.09; or

               (iv) the sale, transfer or other disposition in a single transaction of 50% or more of the equity interests in the Master Servicer.

            (c) The Master Servicer shall deliver to each Rating Agency:

               (i) reports prepared pursuant to Section 3.05; and

               (ii) statements prepared pursuant to Section 4.04.

            SECTION 10.08     COVENANT OF SELLER.

            The Seller shall not amend Article Third of its Certificate of Incorporation without the prior written consent of each Rating Agency rating the Certificates.

            SECTION 10.09     Recharacterization.
                                                -

            The Parties intend the conveyance by the Seller to the Trustee of all of its right, title and interest in and to the Mortgage Loans pursuant to this Agreement to constitute a purchase and sale and not a loan. Notwithstanding the foregoing, to the extent that such conveyance is held not to constitute a sale under applicable law, it is intended that this Agreement shall constitute a security agreement under applicable law and that the Seller shall be deemed to have granted to the Trustee a first priority security interest in all of the Seller's right, title and interest in and to the Mortgage Loans.

                                   ARTICLE XI

                             TERMS FOR CERTIFICATES

            SECTION 11.01     CUT-OFF DATE.

            The Cut-Off Date for the Certificates is February 1, 2000.

            SECTION 11.02     CUT-OFF DATE AGGREGATE PRINCIPAL BALANCE.

            The Cut-Off Date Aggregate Principal Balance is $198,209,691.79.

            SECTION 11.03     ORIGINAL GROUP I-A PERCENTAGE.

            The Original Group I-A Percentage is 92.94848267%.

            SECTION 11.04     ORIGINAL GROUP II-A PERCENTAGE.

            The Original Group II-A Percentage is 92.74663199%.

            SECTION 11.05 ORIGINAL PRINCIPAL BALANCES OF THE CLASSES OF CLASS A CERTIFICATES.

            As to the following Classes of Class A Certificates, the Principal Balance of such Class as of the Cut-Off Date, as follows:

                                                 Original

                       Class                Principal Balance
                       -----                -----------------
              Class I-A-1                   $ 95,249,900.00
              Class I-A-2                   $ 14,426,000.00
              Class I-A-3                   $  6,350,000.00
              Class I-A-4                   $ 17,500,000.00
              Class I-A-5                   $  4,200,000.00
              Class I-A-6                   $  3,909,000.00
              Class I-A-7                   $  5,080,000.00
              Class I-A-8                   $  3,079,000.00
              Class I-A-9                   $  1,808,000.00
              Class I-A-10                  $ 10,000,000.00
              Class I-A-PO                  $  1,272,928.93
              Class I-A-R                   $        100.00
              Class II-A-1                  $ 20,657,000.00
              Class II-A-PO                 $    802,353.80

            SECTION 11.06     ORIGINAL AGGREGATE NON-PO PRINCIPAL BALANCE.

            The Original Aggregate Non-PO Principal Balance is $196,134,409.06.

            SECTION 11.07     ORIGINAL AGGREGATE SUBORDINATE PERCENTAGE.

            The Original Aggregate Subordinate Percentage is 7.07443897%.

            SECTION 11.08     ORIGINAL CLASS B PRINCIPAL BALANCE.

            The Original Class B Principal Balance is $13,875,409.06.

            SECTION 11.09     ORIGINAL GROUP I SUBORDINATED PRINCIPAL BALANCE.

            The Original Group I Subordinated Principal Balance is
$12,259,902.17.

            SECTION 11.10     ORIGINAL GROUP II SUBORDINATED PRINCIPAL
                              BALANCE.

            The Original Group II Subordinated Principal Balance is
$1,615,506.89.

            SECTION 11.11 ORIGINAL PRINCIPAL BALANCES OF THE CLASSES OF CLASS B CERTIFICATES.

            As to the following Classes of Class B Certificate, the Principal Balance of such Class as of the Cut-Off Date, is as follows:

                                         Original
            Class                        Principal Balance
            -----                        -----------------
              Class B-1                    $  5,748,000.00
              Class B-2                    $  3,072,000.00
              Class B-3                    $  2,378,000.00
              Class B-4                    $  1,189,000.00
              Class B-5                    $    495,000.00
              Class B-6                    $    993,409.06

            SECTION 11.12     ORIGINAL CLASS B-1 FRACTIONAL INTEREST.

            The Original Class B-1 Fractional Interest is 4.14379562%.

            SECTION 11.13     ORIGINAL CLASS B-2 FRACTIONAL INTEREST.

            The Original Class B-2 Fractional Interest is 2.57752277%.

            SECTION 11.14     ORIGINAL CLASS B-3 FRACTIONAL INTEREST.

            The Original Class B-3 Fractional Interest is 1.36508890%.

            SECTION 11.15     ORIGINAL CLASS B-4 FRACTIONAL INTEREST.

            The Original Class B-4 Fractional Interest is 0.75887197%.

            SECTION 11.16     ORIGINAL CLASS B-5 FRACTIONAL INTEREST.

            The Original Class B-5 Fractional Interest is 0.50649402%.

            SECTION 11.17     CLOSING DATE.

            The Closing Date is February 28, 2000.

            SECTION 11.18     RIGHT TO PURCHASE.

            The right of the Seller to purchase all of the Mortgage Loans pursuant to Section 9.01 hereof shall be conditioned upon the aggregate Scheduled Principal Balance of the Mortgage Loans being less than $19,820,969.18 (10% of the Cut-Off Date Aggregate Principal Balance) at the time of any such purchase.

            SECTION 11.19     WIRE TRANSFER ELIGIBILITY.

            With respect to the Class A Certificates (other than the Class I-A-PO, Class I-A-R and Class II-A-PO Certificates) and the Class B Certificates (other than the Class B-5 Certificates), the minimum Denomination eligible for wire transfer on each Distribution Date is $500,000. With respect to the Class I-A-PO and Class II-A-PO Certificates, the minimum Denomination eligible for wire transfer on each Distribution Date is 100% Percentage Interest. The Class I-A-R and Class B-5 Certificates are not eligible for wire transfer.

            SECTION 11.20     SINGLE CERTIFICATE.

            A Single Certificate for the Class I-A-1, Class I-A-2, Class I-A-4, Class I-A-10 and Class II-A-1 Certificates and each Class of Class B Certificates (other than the Class B-4, Class B-5 and Class B-6 Certificates) represents a $100,000 Denomination. A Single Certificate for the Class I-A-3, Class I-A-5, Class I-A-6, Class I-A-7, Class I-A-8 and Class I-A-9 Certificates represents a $1,000 Denomination. A Single Certificate for the Class I-A-PO, Class II-A-PO and Class B-5 Certificates represents a Denomination equal to the respective Original Principal Balance for such Class. A Single Certificate for the Class I-A-R Certificate represents a $100 Denomination. A Single Certificate for the Class B-4 and Class B-6 Certificates represents a $250,000 Denomination.

            SECTION 11.21     SERVICING FEE RATE.

            The rate used to calculate the Servicing Fee shall be equal to 0.250% per annum.

            SECTION 11.22     MASTER SERVICING FEE RATE.

            The rate used to calculate the Master Servicing Fee for each Mortgage Loan shall be 0.017% per annum.

            IN WITNESS WHEREOF, the Seller, the Master Servicer and the Trustee have caused their names to be signed hereto by their respective officers thereunto duly authorized, all as of the day and year first above written.

                                    NORWEST INTEGRATED STRUCTURED ASSETS, INC.
                                         as Seller

                                    By:  _______________________________________
                                         Name:  Alan McKenney
                                         Title: Vice President

                                    NORWEST BANK MINNESOTA, NATIONAL ASSOCIATION
                                         as Master Servicer

                                    By:  _______________________________________
                                         Name:  Brett Handelman
                                         Title: Assistant Vice President

                                    FIRST UNION NATIONAL BANK
                                       as Trustee

                                    By:  _______________________________________
                                         Name:
                                         Title:



Attest:
By: ___________________________________
Name: _________________________________
Title: ________________________________

STATE OF MARYLAND       )
                        ss.:
COUNTY OF FREDERICK     )

            On this 28th day of February, 2000, before me, a notary public in and for the State of Maryland, personally Alan McKenney, known to me who, being by me duly sworn, did depose and say that he resides at McLean, Virginia; that he is Vice President of Norwest Integrated Structured Assets, Inc., a Delaware corporation, one of the parties that executed the foregoing instrument; and that he signed his name thereto by order of the Board of Directors of said corporation.



_________________________
Notary Public

[NOTARIAL SEAL]

STATE OF MARYLAND       )
                        ss.:
COUNTY OF FREDERICK     )

            On this 28th day of February, 2000, before me, a notary public in and for the State of Maryland, personally appeared Brett Handelman, known to me who, being by me duly sworn, did depose and say that he resides at Frederick, Maryland; that he is an Assistant Vice President of Norwest Bank Minnesota, National Association, a national banking association, one of the parties that executed the foregoing instrument; and that he signed his name thereto by order of the Board of Directors of said corporation.



_________________________
Notary Public

[NOTARIAL SEAL]

STATE OF NORTH CAROLINA       )
                              ss.:
COUNTY OF                     )

            On this 28th day of February, 2000, before me, a notary public in and for the State of North Carolina, personally appeared ___________________, known to me who, being by me duly sworn, did depose and say that s/he resides at _________________, North Carolina; that s/he is a ____________________ of First
Union National Bank, a national banking association, one of the parties that executed the foregoing instrument; and that s/he signed his/her name thereto by order of the Board of Directors of said corporation.



_________________________
Notary Public

[NOTARIAL SEAL]

STATE OF NORTH CAROLINA       )
                              ss.:
COUNTY OF                     )

            On this 28th day of February, 2000, before me, a notary public in and for the State of North Carolina, personally appeared _____________________, known to me who, being by me duly sworn, did depose and say that he resides at __________________, North Carolina; that he is a _____________________ of First
Union National Bank, a national banking association, one of the parties that executed the foregoing instrument; and that s/he signed his name thereto by order of the Board of Directors of said corporation.



_________________________
Notary Public

[NOTARIAL SEAL]

                                   SCHEDULE I

                 Norwest Integrated Structured Assets, Inc.,
        Mortgage Asset-Backed Pass-Through Certificates, Series 2000-1
               Applicable Unscheduled Principal Receipt Period

                                        Full Unscheduled     Partial Unscheduled
Servicer                               Principal Receipts     Principal Receipts
--------                               ------------------     ------------------

Norwest Mortgage, Inc. (Exhibits F-1)      Prior Month           Prior Month
Norwest Mortgage, Inc. (Exhibits            Mid-Month             Mid-Month
   F-2A) and F-2B)
North American Mortgage Company             Mid-Month            Prior Month
FT Mortgage Companies                       Mid-Month            Prior Month
Downey Savings and Loan Association         Mid-Month            Prior Month
Bank United                                 Mid-Month            Prior Month
National City Mortgage Company              Mid-Month            Prior Month
Countrywide Home Loans, Inc.               Prior Month           Prior Month
Morgan Stanley Dean Witter Credit          Prior Month           Prior Month
   Corporation
Merrill Lynch Credit Corporation           Prior Month           Prior Month

                               EXHIBIT A-I-A-1
                  [FORM OF FACE OF CLASS I-A-1 CERTIFICATE]

 [UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE
   DEPOSITORY TRUST COMPANY TO THE SELLER OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN
   THE NAME OF CEDE & CO. OR SUCH OTHER NAME AS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY AND ANY PAYMENT IS MADE TO
 CEDE & CO., ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE
  BY OR TO ANY PERSON IS WRONGFUL SINCE THE REGISTERED OWNER HEREOF, CEDE &
                        CO., HAS AN INTEREST HEREIN.]

                MORTGAGE ASSET-BACKED PASS-THROUGH CERTIFICATE
                          SERIES 2000-1, CLASS I-A-1

                  evidencing an interest in a pool of fixed
                  interest rate, conventional, monthly pay,
                    fully amortizing, first lien, one- to
              four-family residential mortgage loans, which may
                  include loans secured by shares issued by
                  cooperative housing corporations, sold by

                  NORWEST INTEGRATED STRUCTURED ASSETS, INC.
               (Not an interest in or obligation of the Seller)

            THIS CERTIFICATE DOES NOT EVIDENCE AN OBLIGATION OF, OR AN INTEREST IN, THE SELLER, THE MASTER SERVICER, THE TRUSTEE OR ANY OF THEIR AFFILIATES, AND IS NOT INSURED OR GUARANTEED BY THE SELLER, THE MASTER SERVICER, THE TRUSTEE OR ANY OF THEIR AFFILIATES, OR BY ANY GOVERNMENT AGENCY OR PRIVATE INSURER.

            DISTRIBUTIONS IN REDUCTION OF THE PRINCIPAL BALANCE OF THIS CERTIFICATE WILL BE MADE IN THE MANNER DESCRIBED IN THE POOLING AND SERVICING AGREEMENT. ACCORDINGLY, THE OUTSTANDING PRINCIPAL BALANCE OF THIS CERTIFICATE AT ANY TIME MAY BE LESS THAN THE INITIAL PRINCIPAL BALANCE REPRESENTED HEREBY.

Certificate No.                  Cut-Off Date:  February 1, 2000

CUSIP No.:  66938D DC 0          First Distribution Date:  March 27, 2000

                                 Denomination: $

Percentage Interest evidenced

by this Certificate:   %         Final Scheduled Maturity Date:  March 25, 2030

            THIS CERTIFIES THAT ___________________________ is the registered owner of the Percentage Interest evidenced by this Certificate in monthly distributions to the Holders of the Class I-A-1 Certificates with respect to a Trust Estate consisting of two pools of fixed interest rate, conventional, monthly pay, fully amortizing, first lien, one- to four-family residential mortgage loans, other than the Fixed Retained Yield, if any, with respect thereto, and which may include loans secured by shares issued by cooperative housing corporations (the "Group I Mortgage Loans" and "Group II Mortgage Loans", respectively), formed by Norwest Integrated Structured Assets, Inc. (hereinafter called the "Seller", which term includes any successor entity under the Agreement referred to below). The Trust Estate was created pursuant to a Pooling and Servicing Agreement dated as of February 28, 2000 (the "Agreement") among the Seller, Norwest Bank Minnesota, National Association, as master servicer (the "Master Servicer") and First Union National Bank, as trustee (the "Trustee"), a summary of certain of the pertinent provisions of which is set forth hereinafter. To the extent not defined herein, the capitalized terms used herein have the meanings ascribed to such terms in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

            Pursuant to the terms of the Agreement, a distribution will be made on the 25th day of each month or, if such 25th day is not a Business Day, the Business Day immediately following (the "Distribution Date"), commencing on the first Distribution Date specified above, to the Person in whose name this Certificate is registered at the close of business on the last Business Day of the month preceding the month of such distribution, in an amount equal to the product of the Percentage Interest evidenced by this Certificate and the Group I-A Distribution Amount for the Class I-A-1 Certificates required to be distributed to Holders of the Class I-A-1 Certificates on such Distribution Date, subject to adjustment in certain events as specified in the Agreement. Distributions in reduction of the Principal Balance of certain Classes of Class A Certificates may not commence on the first Distribution Date specified above. Distributions of principal will be allocated among the Classes of Group I-A Certificates in accordance with the provisions of the Agreement. The pass-through rate on the Class I-A-1 Certificates applicable to each Distribution Date will be 7.500% per annum. The amount of interest which accrues on this Certificate in any month will be subject to reduction with respect to any Non-Supported Interest Shortfall and the interest portion of certain Realized Losses allocated to the Class I-A-1 Certificates, as described in the Agreement.

            Distributions on this Certificate will be made on behalf of the Trustee either by the Master Servicer or by a Paying Agent appointed by the Master Servicer by check mailed to the address of the Person entitled thereto, as such name and address shall appear on the Certificate Register, unless such Person is entitled to receive payments by wire transfer in immediately available funds in accordance with the Pooling and Servicing Agreement and such Person has notified the Master Servicer pursuant to the Pooling and Servicing Agreement that such payments are to be made by wire transfer of immediately available funds. Notwithstanding the above, the final distribution in reduction of the Principal Balance of this Certificate will be made after due notice of the pendency of such distribution and only upon presentation and surrender of this Certificate at the office or agency specified by the Trustee for that purpose in the notice of final distribution.

            Reference is hereby made to the further provisions of this Certificate set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

            This Certificate constitutes a "regular interest" in a "real estate mortgage investment conduit" as those terms are defined in Section 860G(a)(1) and Section 860D, respectively, of the Internal Revenue Code of 1986, as amended.

            Unless this Certificate has been countersigned by an authorized officer of the Trustee, by manual signature, this Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose.

            IN WITNESS WHEREOF, the Trustee has caused this Certificate to be duly executed as of the date set forth below.

Dated:


                                       First Union National Bank,
                                          Trustee



                                       By:____________________________________
                                          Authorized Officer

Countersigned:


First Union National Bank,
   Trustee



By:____________________________________
   Authorized Officer

                               EXHIBIT A-I-A-2
                  [FORM OF FACE OF CLASS I-A-2 CERTIFICATE]

 [UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE
   DEPOSITORY TRUST COMPANY TO THE SELLER OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN
   THE NAME OF CEDE & CO. OR SUCH OTHER NAME AS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY AND ANY PAYMENT IS MADE TO
 CEDE & CO., ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE
  BY OR TO ANY PERSON IS WRONGFUL SINCE THE REGISTERED OWNER HEREOF, CEDE &
                        CO., HAS AN INTEREST HEREIN.]

                MORTGAGE ASSET-BACKED PASS-THROUGH CERTIFICATE
                          SERIES 2000-1, CLASS I-A-2

                  evidencing an interest in a pool of fixed
                  interest rate, conventional, monthly pay,
                    fully amortizing, first lien, one- to
              four-family residential mortgage loans, which may
                  include loans secured by shares issued by
                  cooperative housing corporations, sold by

                  NORWEST INTEGRATED STRUCTURED ASSETS, INC.
               (Not an interest in or obligation of the Seller)

            THIS CERTIFICATE DOES NOT EVIDENCE AN OBLIGATION OF, OR AN INTEREST IN, THE SELLER, THE MASTER SERVICER, THE TRUSTEE OR ANY OF THEIR AFFILIATES, AND IS NOT INSURED OR GUARANTEED BY THE SELLER, THE MASTER SERVICER, THE TRUSTEE OR ANY OF THEIR AFFILIATES, OR BY ANY GOVERNMENT AGENCY OR PRIVATE INSURER.

            DISTRIBUTIONS IN REDUCTION OF THE PRINCIPAL BALANCE OF THIS CERTIFICATE WILL BE MADE IN THE MANNER DESCRIBED IN THE POOLING AND SERVICING AGREEMENT. ACCORDINGLY, THE OUTSTANDING PRINCIPAL BALANCE OF THIS CERTIFICATE AT ANY TIME MAY BE LESS THAN THE INITIAL PRINCIPAL BALANCE REPRESENTED HEREBY.

Certificate No.                  Cut-Off Date:  February 1, 2000

CUSIP No.:  66938D DD 8          First Distribution Date:  March 27, 2000

                                 Denomination: $

Percentage Interest evidenced

by this Certificate:   %         Final Scheduled Maturity Date:  March 25, 2030

            THIS CERTIFIES THAT ___________________________ is the registered owner of the Percentage Interest evidenced by this Certificate in monthly distributions to the Holders of the Class I-A-2 Certificates with respect to a Trust Estate consisting of two pools of fixed interest rate, conventional, monthly pay, fully amortizing, first lien, one- to four-family residential mortgage loans, other than the Fixed Retained Yield, if any, with respect thereto, and which may include loans secured by shares issued by cooperative housing corporations (the "Group I Mortgage Loans" and "Group II Mortgage Loans", respectively), formed by Norwest Integrated Structured Assets, Inc. (hereinafter called the "Seller", which term includes any successor entity under the Agreement referred to below). The Trust Estate was created pursuant to a Pooling and Servicing Agreement dated as of February 28, 2000 (the "Agreement") among the Seller, Norwest Bank Minnesota, National Association, as master servicer (the "Master Servicer") and First Union National Bank, as trustee (the "Trustee"), a summary of certain of the pertinent provisions of which is set forth hereinafter. To the extent not defined herein, the capitalized terms used herein have the meanings ascribed to such terms in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

            Pursuant to the terms of the Agreement, a distribution will be made on the 25th day of each month or, if such 25th day is not a Business Day, the Business Day immediately following (the "Distribution Date"), commencing on the first Distribution Date specified above, to the Person in whose name this Certificate is registered at the close of business on the last Business Day of the month preceding the month of such distribution, in an amount equal to the product of the Percentage Interest evidenced by this Certificate and the Group I-A Distribution Amount for the Class I-A-2 Certificates required to be distributed to Holders of the Class I-A-2 Certificates on such Distribution Date, subject to adjustment in certain events as specified in the Agreement. Distributions in reduction of the Principal Balance of certain Classes of Class A Certificates may not commence on the first Distribution Date specified above. Distributions of principal will be allocated among the Classes of Group I-A Certificates in accordance with the provisions of the Agreement. The pass-through rate on the Class I-A-2 Certificates applicable to each Distribution Date will be 7.000% per annum. The amount of interest which accrues on this Certificate in any month will be subject to reduction with respect to any Non-Supported Interest Shortfall and the interest portion of certain Realized Losses allocated to the Class I-A-2 Certificates, as described in the Agreement.

            Distributions on this Certificate will be made on behalf of the Trustee either by the Master Servicer or by a Paying Agent appointed by the Master Servicer by check mailed to the address of the Person entitled thereto, as such name and address shall appear on the Certificate Register, unless such Person is entitled to receive payments by wire transfer in immediately available funds in accordance with the Pooling and Servicing Agreement and such Person has notified the Master Servicer pursuant to the Pooling and Servicing Agreement that such payments are to be made by wire transfer of immediately available funds. Notwithstanding the above, the final distribution in reduction of the Principal Balance of this Certificate will be made after due notice of the pendency of such distribution and only upon presentation and surrender of this Certificate at the office or agency specified by the Trustee for that purpose in the notice of final distribution.

            Reference is hereby made to the further provisions of this Certificate set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

            This Certificate is issued on February 28, 2000, and based on its issue price of 96.43125%, including accrued interest, and a stated redemption price at maturity equal to its initial principal balance (plus 3 days of interest at the pass-through rate hereon), is issued with original issue discount ("OID") for federal income tax purposes. Assuming that this Certificate pays in accordance with projected cash flows reflecting the prepayment assumption of 100% of the Prepayment Vector (as defined in the Prospectus Supplement dated February 18, 2000 with respect to the offering of the Class A Certificates (except the Class I-A-PO and II-A-PO Certificates), Class B-1, Class B-2 and Class B-3 Certificates) used to price this Certificate: (i) the amount of OID as a percentage of the initial principal balance of this Certificate is approximately 3.62708333%; (ii) the annual yield to maturity of this Certificate, compounded monthly, is approximately 7.97%; and (iii) the amount of OID allocable to the short first accrual period (February 28, 2000 to March 25, 2000) as a percentage of the initial principal balance of this Certificate, calculated using the exact method, is approximately 0.05149074%.

            This Certificate constitutes a "regular interest" in a "real estate mortgage investment conduit" as those terms are defined in Section 860G(a)(1) and Section 860D, respectively, of the Internal Revenue Code of 1986, as amended.

            Unless this Certificate has been countersigned by an authorized officer of the Trustee, by manual signature, this Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose.

            IN WITNESS WHEREOF, the Trustee has caused this Certificate to be duly executed as of the date set forth below.

Dated:


                                       First Union National Bank,
                                          Trustee



                                       By:____________________________________
                                          Authorized Officer

Countersigned:


First Union National Bank,
   Trustee



By:____________________________________
   Authorized Officer

                               EXHIBIT A-I-A-3
                  [FORM OF FACE OF CLASS I-A-3 CERTIFICATE]

 [UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE
   DEPOSITORY TRUST COMPANY TO THE SELLER OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN
   THE NAME OF CEDE & CO. OR SUCH OTHER NAME AS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY AND ANY PAYMENT IS MADE TO
 CEDE & CO., ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE
  BY OR TO ANY PERSON IS WRONGFUL SINCE THE REGISTERED OWNER HEREOF, CEDE &
                        CO., HAS AN INTEREST HEREIN.]

                MORTGAGE ASSET-BACKED PASS-THROUGH CERTIFICATE
                          SERIES 2000-1, CLASS I-A-3

                  evidencing an interest in a pool of fixed
                  interest rate, conventional, monthly pay,
                    fully amortizing, first lien, one- to
              four-family residential mortgage loans, which may
                  include loans secured by shares issued by
                  cooperative housing corporations, sold by

                  NORWEST INTEGRATED STRUCTURED ASSETS, INC.
               (Not an interest in or obligation of the Seller)

            THIS CERTIFICATE DOES NOT EVIDENCE AN OBLIGATION OF, OR AN INTEREST IN, THE SELLER, THE MASTER SERVICER, THE TRUSTEE OR ANY OF THEIR AFFILIATES, AND IS NOT INSURED OR GUARANTEED BY THE SELLER, THE MASTER SERVICER, THE TRUSTEE OR ANY OF THEIR AFFILIATES, OR BY ANY GOVERNMENT AGENCY OR PRIVATE INSURER.

            DISTRIBUTIONS IN REDUCTION OF THE PRINCIPAL BALANCE OF THIS CERTIFICATE WILL BE MADE IN THE MANNER DESCRIBED IN THE POOLING AND SERVICING AGREEMENT. ACCORDINGLY, THE OUTSTANDING PRINCIPAL BALANCE OF THIS CERTIFICATE AT ANY TIME MAY BE LESS THAN THE INITIAL PRINCIPAL BALANCE REPRESENTED HEREBY.

Certificate No.                  Cut-Off Date:  February 1, 2000

CUSIP No.:  66938D DE 6          First Distribution Date:  March 27, 2000

                                 Denomination: $

Percentage Interest evidenced

by this Certificate:   %         Final Scheduled Maturity Date:  March 25, 2030

            THIS CERTIFIES THAT ___________________________ is the registered owner of the Percentage Interest evidenced by this Certificate in monthly distributions to the Holders of the Class I-A-3 Certificates with respect to a Trust Estate consisting of two pools of fixed interest rate, conventional, monthly pay, fully amortizing, first lien, one- to four-family residential mortgage loans, other than the Fixed Retained Yield, if any, with respect thereto, and which may include loans secured by shares issued by cooperative housing corporations (the "Group I Mortgage Loans" and "Group II Mortgage Loans", respectively), formed by Norwest Integrated Structured Assets, Inc. (hereinafter called the "Seller", which term includes any successor entity under the Agreement referred to below). The Trust Estate was created pursuant to a Pooling and Servicing Agreement dated as of February 28, 2000 (the "Agreement") among the Seller, Norwest Bank Minnesota, National Association, as master servicer (the "Master Servicer") and First Union National Bank, as trustee (the "Trustee"), a summary of certain of the pertinent provisions of which is set forth hereinafter. To the extent not defined herein, the capitalized terms used herein have the meanings ascribed to such terms in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

            Pursuant to the terms of the Agreement, a distribution will be made on the 25th day of each month or, if such 25th day is not a Business Day, the Business Day immediately following (the "Distribution Date"), commencing on the first Distribution Date specified above, to the Person in whose name this Certificate is registered at the close of business on the last Business Day of the month preceding the month of such distribution, in an amount equal to the product of the Percentage Interest evidenced by this Certificate and the Group I-A Distribution Amount for the Class I-A-3 Certificates required to be distributed to Holders of the Class I-A-3 Certificates on such Distribution Date, subject to adjustment in certain events as specified in the Agreement. Distributions in reduction of the Principal Balance of certain Classes of Class A Certificates may not commence on the first Distribution Date specified above. Distributions of principal will be allocated among the Classes of Group I-A Certificates in accordance with the provisions of the Agreement. The pass-through rate on the Class I-A-3 Certificates applicable to each Distribution Date will be 8.000% per annum. The amount of interest which accrues on this Certificate in any month will be subject to reduction with respect to any Non-Supported Interest Shortfall and the interest portion of certain Realized Losses allocated to the Class I-A-3 Certificates, as described in the Agreement.

            Distributions on this Certificate will be made on behalf of the Trustee either by the Master Servicer or by a Paying Agent appointed by the Master Servicer by check mailed to the address of the Person entitled thereto, as such name and address shall appear on the Certificate Register, unless such Person is entitled to receive payments by wire transfer in immediately available funds in accordance with the Pooling and Servicing Agreement and such Person has notified the Master Servicer pursuant to the Pooling and Servicing Agreement that such payments are to be made by wire transfer of immediately available funds. Notwithstanding the above, the final distribution in reduction of the Principal Balance of this Certificate will be made after due notice of the pendency of such distribution and only upon presentation and surrender of this Certificate at the office or agency specified by the Trustee for that purpose in the notice of final distribution.

            Reference is hereby made to the further provisions of this Certificate set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

            This Certificate constitutes a "regular interest" in a "real estate mortgage investment conduit" as those terms are defined in Section 860G(a)(1) and Section 860D, respectively, of the Internal Revenue Code of 1986, as amended.

            Unless this Certificate has been countersigned by an authorized officer of the Trustee, by manual signature, this Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose.

            IN WITNESS WHEREOF, the Trustee has caused this Certificate to be duly executed as of the date set forth below.

Dated:


                                       First Union National Bank,
                                          Trustee



                                       By:____________________________________
                                          Authorized Officer

Countersigned:


First Union National Bank,
   Trustee



By:____________________________________
   Authorized Officer

                               EXHIBIT A-I-A-4
                  [FORM OF FACE OF CLASS I-A-4 CERTIFICATE]

 [UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE
   DEPOSITORY TRUST COMPANY TO THE SELLER OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN
   THE NAME OF CEDE & CO. OR SUCH OTHER NAME AS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY AND ANY PAYMENT IS MADE TO
 CEDE & CO., ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE
  BY OR TO ANY PERSON IS WRONGFUL SINCE THE REGISTERED OWNER HEREOF, CEDE &
                        CO., HAS AN INTEREST HEREIN.]

                MORTGAGE ASSET-BACKED PASS-THROUGH CERTIFICATE
                          SERIES 2000-1, CLASS I-A-4

                  evidencing an interest in a pool of fixed
                  interest rate, conventional, monthly pay,
                    fully amortizing, first lien, one- to
              four-family residential mortgage loans, which may
                  include loans secured by shares issued by
                  cooperative housing corporations, sold by

                  NORWEST INTEGRATED STRUCTURED ASSETS, INC.
               (Not an interest in or obligation of the Seller)

            THIS CERTIFICATE DOES NOT EVIDENCE AN OBLIGATION OF, OR AN INTEREST IN, THE SELLER, THE MASTER SERVICER, THE TRUSTEE OR ANY OF THEIR AFFILIATES, AND IS NOT INSURED OR GUARANTEED BY THE SELLER, THE MASTER SERVICER, THE TRUSTEE OR ANY OF THEIR AFFILIATES, OR BY ANY GOVERNMENT AGENCY OR PRIVATE INSURER.

            DISTRIBUTIONS IN REDUCTION OF THE PRINCIPAL BALANCE OF THIS CERTIFICATE WILL BE MADE IN THE MANNER DESCRIBED IN THE POOLING AND SERVICING AGREEMENT. ACCORDINGLY, THE OUTSTANDING PRINCIPAL BALANCE OF THIS CERTIFICATE AT ANY TIME MAY BE LESS THAN THE INITIAL PRINCIPAL BALANCE REPRESENTED HEREBY.

Certificate No.                  Cut-Off Date:  February 1, 2000

CUSIP No.:  66938D DF 3          First Distribution Date:  March 27, 2000

                                 Denomination: $

Percentage Interest evidenced

by this Certificate:   %         Final Scheduled Maturity Date:  March 25, 2030

            THIS CERTIFIES THAT ___________________________ is the registered owner of the Percentage Interest evidenced by this Certificate in monthly distributions to the Holders of the Class I-A-4 Certificates with respect to a Trust Estate consisting of two pools of fixed interest rate, conventional, monthly pay, fully amortizing, first lien, one- to four-family residential mortgage loans, other than the Fixed Retained Yield, if any, with respect thereto, and which may include loans secured by shares issued by cooperative housing corporations (the "Group I Mortgage Loans" and "Group II Mortgage Loans", respectively), formed by Norwest Integrated Structured Assets, Inc. (hereinafter called the "Seller", which term includes any successor entity under the Agreement referred to below). The Trust Estate was created pursuant to a Pooling and Servicing Agreement dated as of February 28, 2000 (the "Agreement") among the Seller, Norwest Bank Minnesota, National Association, as master servicer (the "Master Servicer") and First Union National Bank, as trustee (the "Trustee"), a summary of certain of the pertinent provisions of which is set forth hereinafter. To the extent not defined herein, the capitalized terms used herein have the meanings ascribed to such terms in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

            Pursuant to the terms of the Agreement, a distribution will be made on the 25th day of each month or, if such 25th day is not a Business Day, the Business Day immediately following (the "Distribution Date"), commencing on the first Distribution Date specified above, to the Person in whose name this Certificate is registered at the close of business on the last Business Day of the month preceding the month of such distribution, in an amount equal to the product of the Percentage Interest evidenced by this Certificate and the Group I-A Distribution Amount for the Class I-A-4 Certificates required to be distributed to Holders of the Class I-A-4 Certificates on such Distribution Date, subject to adjustment in certain events as specified in the Agreement. Distributions in reduction of the Principal Balance of certain Classes of Class A Certificates may not commence on the first Distribution Date specified above. Distributions of principal will be allocated among the Classes of Group I-A Certificates in accordance with the provisions of the Agreement. The pass-through rate on the Class I-A-4 Certificates applicable to each Distribution Date will be 7.500% per annum. The amount of interest which accrues on this Certificate in any month will be subject to reduction with respect to any Non-Supported Interest Shortfall and the interest portion of certain Realized Losses allocated to the Class I-A-4 Certificates, as described in the Agreement.

            Distributions on this Certificate will be made on behalf of the Trustee either by the Master Servicer or by a Paying Agent appointed by the Master Servicer by check mailed to the address of the Person entitled thereto, as such name and address shall appear on the Certificate Register, unless such Person is entitled to receive payments by wire transfer in immediately available funds in accordance with the Pooling and Servicing Agreement and such Person has notified the Master Servicer pursuant to the Pooling and Servicing Agreement that such payments are to be made by wire transfer of immediately available funds. Notwithstanding the above, the final distribution in reduction of the Principal Balance of this Certificate will be made after due notice of the pendency of such distribution and only upon presentation and surrender of this Certificate at the office or agency specified by the Trustee for that purpose in the notice of final distribution.

            Reference is hereby made to the further provisions of this Certificate set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

            This Certificate is issued on February 28, 2000, and based on its issue price of 96.26562%, including accrued interest, and a stated redemption price at maturity equal to its initial principal balance (plus 3 days of interest at the pass-through rate hereon), is issued with original issue discount ("OID") for federal income tax purposes. Assuming that this Certificate pays in accordance with projected cash flows reflecting the prepayment assumption of 100% of the Prepayment Vector (as defined in the Prospectus Supplement dated February 18, 2000 with respect to the offering of the Class A Certificates (except the Class I-A-PO and II-A-PO Certificates), Class B-1, Class B-2 and Class B-3 Certificates) used to price this Certificate: (i) the amount of OID as a percentage of the initial principal balance of this Certificate is approximately 3.79688000%; (ii) the annual yield to maturity of this Certificate, compounded monthly, is approximately 8.03%; and (iii) the amount of OID allocable to the short first accrual period (February 28, 2000 to March 25, 2000) as a percentage of the initial principal balance of this Certificate, calculated using the exact method, is approximately 0.01697199%.

            This Certificate constitutes a "regular interest" in a "real estate mortgage investment conduit" as those terms are defined in Section 860G(a)(1) and Section 860D, respectively, of the Internal Revenue Code of 1986, as amended.

            Unless this Certificate has been countersigned by an authorized officer of the Trustee, by manual signature, this Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose.

            IN WITNESS WHEREOF, the Trustee has caused this Certificate to be duly executed as of the date set forth below.

Dated:


                                       First Union National Bank,
                                          Trustee



                                       By:____________________________________
                                          Authorized Officer

Countersigned:


First Union National Bank,
   Trustee



By:____________________________________
   Authorized Officer

                               EXHIBIT A-I-A-5
                  [FORM OF FACE OF CLASS I-A-5 CERTIFICATE]

 [UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE
   DEPOSITORY TRUST COMPANY TO THE SELLER OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN
   THE NAME OF CEDE & CO. OR SUCH OTHER NAME AS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY AND ANY PAYMENT IS MADE TO
 CEDE & CO., ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE
  BY OR TO ANY PERSON IS WRONGFUL SINCE THE REGISTERED OWNER HEREOF, CEDE &
                        CO., HAS AN INTEREST HEREIN.]

                MORTGAGE ASSET-BACKED PASS-THROUGH CERTIFICATE
                          SERIES 2000-1, CLASS I-A-5

                  evidencing an interest in a pool of fixed
                  interest rate, conventional, monthly pay,
                    fully amortizing, first lien, one- to
              four-family residential mortgage loans, which may
                  include loans secured by shares issued by
                  cooperative housing corporations, sold by

                  NORWEST INTEGRATED STRUCTURED ASSETS, INC.
               (Not an interest in or obligation of the Seller)

            THIS CERTIFICATE DOES NOT EVIDENCE AN OBLIGATION OF, OR AN INTEREST IN, THE SELLER, THE MASTER SERVICER, THE TRUSTEE OR ANY OF THEIR AFFILIATES, AND IS NOT INSURED OR GUARANTEED BY THE SELLER, THE MASTER SERVICER, THE TRUSTEE OR ANY OF THEIR AFFILIATES, OR BY ANY GOVERNMENT AGENCY OR PRIVATE INSURER.

            DISTRIBUTIONS IN REDUCTION OF THE PRINCIPAL BALANCE OF THIS CERTIFICATE WILL BE MADE IN THE MANNER DESCRIBED IN THE POOLING AND SERVICING AGREEMENT. ACCORDINGLY, THE OUTSTANDING PRINCIPAL BALANCE OF THIS CERTIFICATE AT ANY TIME MAY BE LESS THAN THE INITIAL PRINCIPAL BALANCE REPRESENTED HEREBY.

Certificate No.                  Cut-Off Date:  February 1, 2000

CUSIP No.:  66938D DG 1          First Distribution Date:  March 27, 2000

                                 Denomination: $

Percentage Interest evidenced

by this Certificate:   %         Final Scheduled Maturity Date:  March 25, 2030

            THIS CERTIFIES THAT ___________________________ is the registered owner of the Percentage Interest evidenced by this Certificate in monthly distributions to the Holders of the Class I-A-5 Certificates with respect to a Trust Estate consisting of two pools of fixed interest rate, conventional, monthly pay, fully amortizing, first lien, one- to four-family residential mortgage loans, other than the Fixed Retained Yield, if any, with respect thereto, and which may include loans secured by shares issued by cooperative housing corporations (the "Group I Mortgage Loans" and "Group II Mortgage Loans", respectively), formed by Norwest Integrated Structured Assets, Inc. (hereinafter called the "Seller", which term includes any successor entity under the Agreement referred to below). The Trust Estate was created pursuant to a Pooling and Servicing Agreement dated as of February 28, 2000 (the "Agreement") among the Seller, Norwest Bank Minnesota, National Association, as master servicer (the "Master Servicer") and First Union National Bank, as trustee (the "Trustee"), a summary of certain of the pertinent provisions of which is set forth hereinafter. To the extent not defined herein, the capitalized terms used herein have the meanings ascribed to such terms in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

            Pursuant to the terms of the Agreement, a distribution will be made on the 25th day of each month or, if such 25th day is not a Business Day, the Business Day immediately following (the "Distribution Date"), commencing on the first Distribution Date specified above, to the Person in whose name this Certificate is registered at the close of business on the last Business Day of the month preceding the month of such distribution, in an amount equal to the product of the Percentage Interest evidenced by this Certificate and the Group I-A Distribution Amount for the Class I-A-5 Certificates required to be distributed to Holders of the Class I-A-5 Certificates on such Distribution Date, subject to adjustment in certain events as specified in the Agreement. Distributions in reduction of the Principal Balance of certain Classes of Class A Certificates may not commence on the first Distribution Date specified above. Distributions of principal will be allocated among the Classes of Group I-A Certificates in accordance with the provisions of the Agreement. The pass-through rate on the Class I-A-5 Certificates applicable to each Distribution Date will be 8.000% per annum. The amount of interest which accrues on this Certificate in any month will be subject to reduction with respect to any Non-Supported Interest Shortfall and the interest portion of certain Realized Losses allocated to the Class I-A-5 Certificates, as described in the Agreement.

            Distributions on this Certificate will be made on behalf of the Trustee either by the Master Servicer or by a Paying Agent appointed by the Master Servicer by check mailed to the address of the Person entitled thereto, as such name and address shall appear on the Certificate Register, unless such Person is entitled to receive payments by wire transfer in immediately available funds in accordance with the Pooling and Servicing Agreement and such Person has notified the Master Servicer pursuant to the Pooling and Servicing Agreement that such payments are to be made by wire transfer of immediately available funds. Notwithstanding the above, the final distribution in reduction of the Principal Balance of this Certificate will be made after due notice of the pendency of such distribution and only upon presentation and surrender of this Certificate at the office or agency specified by the Trustee for that purpose in the notice of final distribution.

            Reference is hereby made to the further provisions of this Certificate set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

            This Certificate constitutes a "regular interest" in a "real estate mortgage investment conduit" as those terms are defined in Section 860G(a)(1) and Section 860D, respectively, of the Internal Revenue Code of 1986, as amended.

            Unless this Certificate has been countersigned by an authorized officer of the Trustee, by manual signature, this Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose.

            IN WITNESS WHEREOF, the Trustee has caused this Certificate to be duly executed as of the date set forth below.

Dated:


                                       First Union National Bank,
                                          Trustee



                                       By:____________________________________
                                          Authorized Officer

Countersigned:


First Union National Bank,
   Trustee



By:____________________________________
   Authorized Officer

                               EXHIBIT A-I-A-6
                  [FORM OF FACE OF CLASS I-A-6 CERTIFICATE]

 [UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE
   DEPOSITORY TRUST COMPANY TO THE SELLER OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN
   THE NAME OF CEDE & CO. OR SUCH OTHER NAME AS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY AND ANY PAYMENT IS MADE TO
 CEDE & CO., ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE
  BY OR TO ANY PERSON IS WRONGFUL SINCE THE REGISTERED OWNER HEREOF, CEDE &
                        CO., HAS AN INTEREST HEREIN.]

                MORTGAGE ASSET-BACKED PASS-THROUGH CERTIFICATE
                          SERIES 2000-1, CLASS I-A-6

                  evidencing an interest in a pool of fixed
                  interest rate, conventional, monthly pay,
                    fully amortizing, first lien, one- to
              four-family residential mortgage loans, which may
                  include loans secured by shares issued by
                  cooperative housing corporations, sold by

                  NORWEST INTEGRATED STRUCTURED ASSETS, INC.
               (Not an interest in or obligation of the Seller)

            THIS CERTIFICATE DOES NOT EVIDENCE AN OBLIGATION OF, OR AN INTEREST IN, THE SELLER, THE MASTER SERVICER, THE TRUSTEE OR ANY OF THEIR AFFILIATES, AND IS NOT INSURED OR GUARANTEED BY THE SELLER, THE MASTER SERVICER, THE TRUSTEE OR ANY OF THEIR AFFILIATES, OR BY ANY GOVERNMENT AGENCY OR PRIVATE INSURER.

            DISTRIBUTIONS IN REDUCTION OF THE PRINCIPAL BALANCE OF THIS CERTIFICATE WILL BE MADE IN THE MANNER DESCRIBED IN THE POOLING AND SERVICING AGREEMENT. ACCORDINGLY, THE OUTSTANDING PRINCIPAL BALANCE OF THIS CERTIFICATE AT ANY TIME MAY BE LESS THAN THE INITIAL PRINCIPAL BALANCE REPRESENTED HEREBY.

Certificate No.                  Cut-Off Date:  February 1, 2000

CUSIP No.:  66938D DH 9          First Distribution Date:  March 27, 2000

                                 Denomination: $

Percentage Interest evidenced

by this Certificate:   %         Final Scheduled Maturity Date:  March 25, 2030

            THIS CERTIFIES THAT ___________________________ is the registered owner of the Percentage Interest evidenced by this Certificate in monthly distributions to the Holders of the Class I-A-6 Certificates with respect to a Trust Estate consisting of two pools of fixed interest rate, conventional, monthly pay, fully amortizing, first lien, one- to four-family residential mortgage loans, other than the Fixed Retained Yield, if any, with respect thereto, and which may include loans secured by shares issued by cooperative housing corporations (the "Group I Mortgage Loans" and "Group II Mortgage Loans", respectively), formed by Norwest Integrated Structured Assets, Inc. (hereinafter called the "Seller", which term includes any successor entity under the Agreement referred to below). The Trust Estate was created pursuant to a Pooling and Servicing Agreement dated as of February 28, 2000 (the "Agreement") among the Seller, Norwest Bank Minnesota, National Association, as master servicer (the "Master Servicer") and First Union National Bank, as trustee (the "Trustee"), a summary of certain of the pertinent provisions of which is set forth hereinafter. To the extent not defined herein, the capitalized terms used herein have the meanings ascribed to such terms in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

            Pursuant to the terms of the Agreement, a distribution will be made on the 25th day of each month or, if such 25th day is not a Business Day, the Business Day immediately following (the "Distribution Date"), commencing on the first Distribution Date specified above, to the Person in whose name this Certificate is registered at the close of business on the last Business Day of the month preceding the month of such distribution, in an amount equal to the product of the Percentage Interest evidenced by this Certificate and the Group I-A Distribution Amount for the Class I-A-6 Certificates required to be distributed to Holders of the Class I-A-6 Certificates on such Distribution Date, subject to adjustment in certain events as specified in the Agreement. Distributions in reduction of the Principal Balance of certain Classes of Class A Certificates may not commence on the first Distribution Date specified above. Distributions of principal will be allocated among the Classes of Group I-A Certificates in accordance with the provisions of the Agreement. The pass-through rate on the Class I-A-6 Certificates applicable to each Distribution Date will be 8.000% per annum. The amount of interest which accrues on this Certificate in any month will be subject to reduction with respect to any Non-Supported Interest Shortfall and the interest portion of certain Realized Losses allocated to the Class I-A-6 Certificates, as described in the Agreement.

            Distributions on this Certificate will be made on behalf of the Trustee either by the Master Servicer or by a Paying Agent appointed by the Master Servicer by check mailed to the address of the Person entitled thereto, as such name and address shall appear on the Certificate Register, unless such Person is entitled to receive payments by wire transfer in immediately available funds in accordance with the Pooling and Servicing Agreement and such Person has notified the Master Servicer pursuant to the Pooling and Servicing Agreement that such payments are to be made by wire transfer of immediately available funds. Notwithstanding the above, the final distribution in reduction of the Principal Balance of this Certificate will be made after due notice of the pendency of such distribution and only upon presentation and surrender of this Certificate at the office or agency specified by the Trustee for that purpose in the notice of final distribution.

            Reference is hereby made to the further provisions of this Certificate set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

            This Certificate constitutes a "regular interest" in a "real estate mortgage investment conduit" as those terms are defined in Section 860G(a)(1) and Section 860D, respectively, of the Internal Revenue Code of 1986, as amended.

            Unless this Certificate has been countersigned by an authorized officer of the Trustee, by manual signature, this Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose.

            IN WITNESS WHEREOF, the Trustee has caused this Certificate to be duly executed as of the date set forth below.

Dated:


                                       First Union National Bank,
                                          Trustee



                                       By:____________________________________
                                          Authorized Officer

Countersigned:


First Union National Bank,
   Trustee



By:____________________________________
   Authorized Officer

                               EXHIBIT A-I-A-7
                  [FORM OF FACE OF CLASS I-A-7 CERTIFICATE]

 [UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE
   DEPOSITORY TRUST COMPANY TO THE SELLER OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN
   THE NAME OF CEDE & CO. OR SUCH OTHER NAME AS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY AND ANY PAYMENT IS MADE TO
 CEDE & CO., ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE
  BY OR TO ANY PERSON IS WRONGFUL SINCE THE REGISTERED OWNER HEREOF, CEDE &
                        CO., HAS AN INTEREST HEREIN.]

                MORTGAGE ASSET-BACKED PASS-THROUGH CERTIFICATE
                          SERIES 2000-1, CLASS I-A-7

                  evidencing an interest in a pool of fixed
                  interest rate, conventional, monthly pay,
                    fully amortizing, first lien, one- to
              four-family residential mortgage loans, which may
                  include loans secured by shares issued by
                  cooperative housing corporations, sold by

                  NORWEST INTEGRATED STRUCTURED ASSETS, INC.
               (Not an interest in or obligation of the Seller)

            THIS CERTIFICATE DOES NOT EVIDENCE AN OBLIGATION OF, OR AN INTEREST IN, THE SELLER, THE MASTER SERVICER, THE TRUSTEE OR ANY OF THEIR AFFILIATES, AND IS NOT INSURED OR GUARANTEED BY THE SELLER, THE MASTER SERVICER, THE TRUSTEE OR ANY OF THEIR AFFILIATES, OR BY ANY GOVERNMENT AGENCY OR PRIVATE INSURER.

            DISTRIBUTIONS IN REDUCTION OF THE PRINCIPAL BALANCE OF THIS CERTIFICATE WILL BE MADE IN THE MANNER DESCRIBED IN THE POOLING AND SERVICING AGREEMENT. ACCORDINGLY, THE OUTSTANDING PRINCIPAL BALANCE OF THIS CERTIFICATE AT ANY TIME MAY BE LESS THAN THE INITIAL PRINCIPAL BALANCE REPRESENTED HEREBY.

Certificate No.                  Cut-Off Date:  February 1, 2000

CUSIP No.:  66938D DJ 5          First Distribution Date:  March 27, 2000

                                 Denomination: $

Percentage Interest evidenced

by this Certificate:   %         Final Scheduled Maturity Date:  March 25, 2030

            THIS CERTIFIES THAT ___________________________ is the registered owner of the Percentage Interest evidenced by this Certificate in monthly distributions to the Holders of the Class I-A-7 Certificates with respect to a Trust Estate consisting of two pools of fixed interest rate, conventional, monthly pay, fully amortizing, first lien, one- to four-family residential mortgage loans, other than the Fixed Retained Yield, if any, with respect thereto, and which may include loans secured by shares issued by cooperative housing corporations (the "Group I Mortgage Loans" and "Group II Mortgage Loans", respectively), formed by Norwest Integrated Structured Assets, Inc. (hereinafter called the "Seller", which term includes any successor entity under the Agreement referred to below). The Trust Estate was created pursuant to a Pooling and Servicing Agreement dated as of February 28, 2000 (the "Agreement") among the Seller, Norwest Bank Minnesota, National Association, as master servicer (the "Master Servicer") and First Union National Bank, as trustee (the "Trustee"), a summary of certain of the pertinent provisions of which is set forth hereinafter. To the extent not defined herein, the capitalized terms used herein have the meanings ascribed to such terms in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

            Pursuant to the terms of the Agreement, a distribution will be made on the 25th day of each month or, if such 25th day is not a Business Day, the Business Day immediately following (the "Distribution Date"), commencing on the first Distribution Date specified above, to the Person in whose name this Certificate is registered at the close of business on the last Business Day of the month preceding the month of such distribution, in an amount equal to the product of the Percentage Interest evidenced by this Certificate and the Group I-A Distribution Amount for the Class I-A-7 Certificates required to be distributed to Holders of the Class I-A-7 Certificates on such Distribution Date, subject to adjustment in certain events as specified in the Agreement. Distributions in reduction of the Principal Balance of certain Classes of Class A Certificates may not commence on the first Distribution Date specified above. Distributions of principal will be allocated among the Classes of Group I-A Certificates in accordance with the provisions of the Agreement. The pass-through rate on the Class I-A-7 Certificates applicable to each Distribution Date will be 8.000% per annum. The amount of interest which accrues on this Certificate in any month will be subject to reduction with respect to any Non-Supported Interest Shortfall and the interest portion of certain Realized Losses allocated to the Class I-A-7 Certificates, as described in the Agreement.

            Distributions on this Certificate will be made on behalf of the Trustee either by the Master Servicer or by a Paying Agent appointed by the Master Servicer by check mailed to the address of the Person entitled thereto, as such name and address shall appear on the Certificate Register, unless such Person is entitled to receive payments by wire transfer in immediately available funds in accordance with the Pooling and Servicing Agreement and such Person has notified the Master Servicer pursuant to the Pooling and Servicing Agreement that such payments are to be made by wire transfer of immediately available funds. Notwithstanding the above, the final distribution in reduction of the Principal Balance of this Certificate will be made after due notice of the pendency of such distribution and only upon presentation and surrender of this Certificate at the office or agency specified by the Trustee for that purpose in the notice of final distribution.

            Reference is hereby made to the further provisions of this Certificate set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

            This Certificate constitutes a "regular interest" in a "real estate mortgage investment conduit" as those terms are defined in Section 860G(a)(1) and Section 860D, respectively, of the Internal Revenue Code of 1986, as amended.

            Unless this Certificate has been countersigned by an authorized officer of the Trustee, by manual signature, this Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose.

            IN WITNESS WHEREOF, the Trustee has caused this Certificate to be duly executed as of the date set forth below.

Dated:


                                       First Union National Bank,
                                          Trustee



                                       By:____________________________________
                                          Authorized Officer

Countersigned:


First Union National Bank,
   Trustee



By:____________________________________
   Authorized Officer

                               EXHIBIT A-I-A-8
                  [FORM OF FACE OF CLASS I-A-8 CERTIFICATE]

 [UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE
   DEPOSITORY TRUST COMPANY TO THE SELLER OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN
   THE NAME OF CEDE & CO. OR SUCH OTHER NAME AS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY AND ANY PAYMENT IS MADE TO
 CEDE & CO., ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE
  BY OR TO ANY PERSON IS WRONGFUL SINCE THE REGISTERED OWNER HEREOF, CEDE &
                        CO., HAS AN INTEREST HEREIN.]

                MORTGAGE ASSET-BACKED PASS-THROUGH CERTIFICATE
                          SERIES 2000-1, CLASS I-A-8

                  evidencing an interest in a pool of fixed
                  interest rate, conventional, monthly pay,
                    fully amortizing, first lien, one- to
              four-family residential mortgage loans, which may
                  include loans secured by shares issued by
                  cooperative housing corporations, sold by

                  NORWEST INTEGRATED STRUCTURED ASSETS, INC.
               (Not an interest in or obligation of the Seller)

            THIS CERTIFICATE DOES NOT EVIDENCE AN OBLIGATION OF, OR AN INTEREST IN, THE SELLER, THE MASTER SERVICER, THE TRUSTEE OR ANY OF THEIR AFFILIATES, AND IS NOT INSURED OR GUARANTEED BY THE SELLER, THE MASTER SERVICER, THE TRUSTEE OR ANY OF THEIR AFFILIATES, OR BY ANY GOVERNMENT AGENCY OR PRIVATE INSURER.

            DISTRIBUTIONS IN REDUCTION OF THE PRINCIPAL BALANCE OF THIS CERTIFICATE WILL BE MADE IN THE MANNER DESCRIBED IN THE POOLING AND SERVICING AGREEMENT. ACCORDINGLY, THE OUTSTANDING PRINCIPAL BALANCE OF THIS CERTIFICATE AT ANY TIME MAY BE LESS THAN THE INITIAL PRINCIPAL BALANCE REPRESENTED HEREBY.

Certificate No.                  Cut-Off Date:  February 1, 2000

CUSIP No.:  66938D DK 2          First Distribution Date:  March 27, 2000

                                 Denomination: $

Percentage Interest evidenced

by this Certificate:   %         Final Scheduled Maturity Date:  March 25, 2030

            THIS CERTIFIES THAT ___________________________ is the registered owner of the Percentage Interest evidenced by this Certificate in monthly distributions to the Holders of the Class I-A-8 Certificates with respect to a Trust Estate consisting of two pools of fixed interest rate, conventional, monthly pay, fully amortizing, first lien, one- to four-family residential mortgage loans, other than the Fixed Retained Yield, if any, with respect thereto, and which may include loans secured by shares issued by cooperative housing corporations (the "Group I Mortgage Loans" and "Group II Mortgage Loans", respectively), formed by Norwest Integrated Structured Assets, Inc. (hereinafter called the "Seller", which term includes any successor entity under the Agreement referred to below). The Trust Estate was created pursuant to a Pooling and Servicing Agreement dated as of February 28, 2000 (the "Agreement") among the Seller, Norwest Bank Minnesota, National Association, as master servicer (the "Master Servicer") and First Union National Bank, as trustee (the "Trustee"), a summary of certain of the pertinent provisions of which is set forth hereinafter. To the extent not defined herein, the capitalized terms used herein have the meanings ascribed to such terms in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

            Pursuant to the terms of the Agreement, a distribution will be made on the 25th day of each month or, if such 25th day is not a Business Day, the Business Day immediately following (the "Distribution Date"), commencing on the first Distribution Date specified above, to the Person in whose name this Certificate is registered at the close of business on the last Business Day of the month preceding the month of such distribution, in an amount equal to the product of the Percentage Interest evidenced by this Certificate and the Group I-A Distribution Amount for the Class I-A-8 Certificates required to be distributed to Holders of the Class I-A-8 Certificates on such Distribution Date, subject to adjustment in certain events as specified in the Agreement. Distributions in reduction of the Principal Balance of certain Classes of Class A Certificates may not commence on the first Distribution Date specified above. Distributions of principal will be allocated among the Classes of Group I-A Certificates in accordance with the provisions of the Agreement. The pass-through rate on the Class I-A-8 Certificates applicable to each Distribution Date will be 8.000% per annum. The amount of interest which accrues on this Certificate in any month will be subject to reduction with respect to any Non-Supported Interest Shortfall and the interest portion of certain Realized Losses allocated to the Class I-A-8 Certificates, as described in the Agreement.

            Distributions on this Certificate will be made on behalf of the Trustee either by the Master Servicer or by a Paying Agent appointed by the Master Servicer by check mailed to the address of the Person entitled thereto, as such name and address shall appear on the Certificate Register, unless such Person is entitled to receive payments by wire transfer in immediately available funds in accordance with the Pooling and Servicing Agreement and such Person has notified the Master Servicer pursuant to the Pooling and Servicing Agreement that such payments are to be made by wire transfer of immediately available funds. Notwithstanding the above, the final distribution in reduction of the Principal Balance of this Certificate will be made after due notice of the pendency of such distribution and only upon presentation and surrender of this Certificate at the office or agency specified by the Trustee for that purpose in the notice of final distribution.

            Reference is hereby made to the further provisions of this Certificate set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

            This Certificate constitutes a "regular interest" in a "real estate mortgage investment conduit" as those terms are defined in Section 860G(a)(1) and Section 860D, respectively, of the Internal Revenue Code of 1986, as amended.

            Unless this Certificate has been countersigned by an authorized officer of the Trustee, by manual signature, this Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose.

            IN WITNESS WHEREOF, the Trustee has caused this Certificate to be duly executed as of the date set forth below.

Dated:


                                       First Union National Bank,
                                          Trustee



                                       By:____________________________________
                                          Authorized Officer

Countersigned:


First Union National Bank,
   Trustee



By:____________________________________
   Authorized Officer

                               EXHIBIT A-I-A-9
                  [FORM OF FACE OF CLASS I-A-9 CERTIFICATE]

 [UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE
   DEPOSITORY TRUST COMPANY TO THE SELLER OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN
   THE NAME OF CEDE & CO. OR SUCH OTHER NAME AS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY AND ANY PAYMENT IS MADE TO
 CEDE & CO., ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE
  BY OR TO ANY PERSON IS WRONGFUL SINCE THE REGISTERED OWNER HEREOF, CEDE &
                        CO., HAS AN INTEREST HEREIN.]

                MORTGAGE ASSET-BACKED PASS-THROUGH CERTIFICATE
                          SERIES 2000-1, CLASS I-A-9

                  evidencing an interest in a pool of fixed
                  interest rate, conventional, monthly pay,
                    fully amortizing, first lien, one- to
              four-family residential mortgage loans, which may
                  include loans secured by shares issued by
                  cooperative housing corporations, sold by

                  NORWEST INTEGRATED STRUCTURED ASSETS, INC.
               (Not an interest in or obligation of the Seller)

            THIS CERTIFICATE DOES NOT EVIDENCE AN OBLIGATION OF, OR AN INTEREST IN, THE SELLER, THE MASTER SERVICER, THE TRUSTEE OR ANY OF THEIR AFFILIATES, AND IS NOT INSURED OR GUARANTEED BY THE SELLER, THE MASTER SERVICER, THE TRUSTEE OR ANY OF THEIR AFFILIATES, OR BY ANY GOVERNMENT AGENCY OR PRIVATE INSURER.

            DISTRIBUTIONS IN REDUCTION OF THE PRINCIPAL BALANCE OF THIS CERTIFICATE WILL BE MADE IN THE MANNER DESCRIBED IN THE POOLING AND SERVICING AGREEMENT. ACCORDINGLY, THE OUTSTANDING PRINCIPAL BALANCE OF THIS CERTIFICATE AT ANY TIME MAY BE LESS THAN THE INITIAL PRINCIPAL BALANCE REPRESENTED HEREBY.

Certificate No.                  Cut-Off Date:  February 1, 2000

CUSIP No.:  66938D DL 0          First Distribution Date:  March 27, 2000

                                 Denomination: $

Percentage Interest evidenced

by this Certificate:   %         Final Scheduled Maturity Date:  March 25, 2030

            THIS CERTIFIES THAT ___________________________ is the registered owner of the Percentage Interest evidenced by this Certificate in monthly distributions to the Holders of the Class I-A-9 Certificates with respect to a Trust Estate consisting of two pools of fixed interest rate, conventional, monthly pay, fully amortizing, first lien, one- to four-family residential mortgage loans, other than the Fixed Retained Yield, if any, with respect thereto, and which may include loans secured by shares issued by cooperative housing corporations (the "Group I Mortgage Loans" and "Group II Mortgage Loans", respectively), formed by Norwest Integrated Structured Assets, Inc. (hereinafter called the "Seller", which term includes any successor entity under the Agreement referred to below). The Trust Estate was created pursuant to a Pooling and Servicing Agreement dated as of February 28, 2000 (the "Agreement") among the Seller, Norwest Bank Minnesota, National Association, as master servicer (the "Master Servicer") and First Union National Bank, as trustee (the "Trustee"), a summary of certain of the pertinent provisions of which is set forth hereinafter. To the extent not defined herein, the capitalized terms used herein have the meanings ascribed to such terms in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

            Pursuant to the terms of the Agreement, a distribution will be made on the 25th day of each month or, if such 25th day is not a Business Day, the Business Day immediately following (the "Distribution Date"), commencing on the first Distribution Date specified above, to the Person in whose name this Certificate is registered at the close of business on the last Business Day of the month preceding the month of such distribution, in an amount equal to the product of the Percentage Interest evidenced by this Certificate and the Group I-A Distribution Amount for the Class I-A-9 Certificates required to be distributed to Holders of the Class I-A-9 Certificates on such Distribution Date, subject to adjustment in certain events as specified in the Agreement. Distributions in reduction of the Principal Balance of certain Classes of Class A Certificates may not commence on the first Distribution Date specified above. Distributions of principal will be allocated among the Classes of Group I-A Certificates in accordance with the provisions of the Agreement. The pass-through rate on the Class I-A-9 Certificates applicable to each Distribution Date will be 8.000% per annum. The amount of interest which accrues on this Certificate in any month will be subject to reduction with respect to any Non-Supported Interest Shortfall and the interest portion of certain Realized Losses allocated to the Class I-A-9 Certificates, as described in the Agreement.

            Distributions on this Certificate will be made on behalf of the Trustee either by the Master Servicer or by a Paying Agent appointed by the Master Servicer by check mailed to the address of the Person entitled thereto, as such name and address shall appear on the Certificate Register, unless such Person is entitled to receive payments by wire transfer in immediately available funds in accordance with the Pooling and Servicing Agreement and such Person has notified the Master Servicer pursuant to the Pooling and Servicing Agreement that such payments are to be made by wire transfer of immediately available funds. Notwithstanding the above, the final distribution in reduction of the Principal Balance of this Certificate will be made after due notice of the pendency of such distribution and only upon presentation and surrender of this Certificate at the office or agency specified by the Trustee for that purpose in the notice of final distribution.

            Reference is hereby made to the further provisions of this Certificate set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

            This Certificate constitutes a "regular interest" in a "real estate mortgage investment conduit" as those terms are defined in Section 860G(a)(1) and Section 860D, respectively, of the Internal Revenue Code of 1986, as amended.

            Unless this Certificate has been countersigned by an authorized officer of the Trustee, by manual signature, this Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose.

            IN WITNESS WHEREOF, the Trustee has caused this Certificate to be duly executed as of the date set forth below.

Dated:


                                       First Union National Bank,
                                          Trustee



                                       By:____________________________________
                                          Authorized Officer

Countersigned:


First Union National Bank,
   Trustee



By:____________________________________
   Authorized Officer

                               EXHIBIT A-I-A-10
                  [FORM OF FACE OF CLASS I-A-10 CERTIFICATE]

 [UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE
   DEPOSITORY TRUST COMPANY TO THE SELLER OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN
   THE NAME OF CEDE & CO. OR SUCH OTHER NAME AS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY AND ANY PAYMENT IS MADE TO
 CEDE & CO., ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE
  BY OR TO ANY PERSON IS WRONGFUL SINCE THE REGISTERED OWNER HEREOF, CEDE &
                        CO., HAS AN INTEREST HEREIN.]

                MORTGAGE ASSET-BACKED PASS-THROUGH CERTIFICATE
                         SERIES 2000-1, CLASS I-A-10

                  evidencing an interest in a pool of fixed
                  interest rate, conventional, monthly pay,
                    fully amortizing, first lien, one- to
              four-family residential mortgage loans, which may
                  include loans secured by shares issued by
                  cooperative housing corporations, sold by

                  NORWEST INTEGRATED STRUCTURED ASSETS, INC.
               (Not an interest in or obligation of the Seller)

            THIS CERTIFICATE DOES NOT EVIDENCE AN OBLIGATION OF, OR AN INTEREST IN, THE SELLER, THE MASTER SERVICER, THE TRUSTEE OR ANY OF THEIR AFFILIATES, AND IS NOT INSURED OR GUARANTEED BY THE SELLER, THE MASTER SERVICER, THE TRUSTEE OR ANY OF THEIR AFFILIATES, OR BY ANY GOVERNMENT AGENCY OR PRIVATE INSURER.

            UNTIL THE ACCRETION TERMINATION DATE, THE INTEREST THAT ACCRUES ON THE PRINCIPAL BALANCE OF THIS CERTIFICATE WILL NOT BE PAYABLE. BECAUSE SUCH UNPAID INTEREST IS ADDED TO THE PRINCIPAL BALANCE OF THIS CERTIFICATE AND BECAUSE DISTRIBUTIONS IN REDUCTION OF THE PRINCIPAL BALANCE WILL BE MADE IN THE MANNER DESCRIBED IN THE AGREEMENT (AS DEFINED HEREIN), THE OUTSTANDING PRINCIPAL BALANCE OF THIS CERTIFICATE AT ANY TIME MAY BE MORE OR LESS THAN THE INITIAL PRINCIPAL BALANCE REPRESENTED HEREBY.

Certificate No.                  Cut-Off Date:  February 1, 2000

CUSIP No.:  66938D DM 8          First Distribution Date:  March 27, 2000

                                 Denomination: $

Percentage Interest evidenced

by this Certificate:   %         Final Scheduled Maturity Date:  March 25, 2030

            THIS CERTIFIES THAT ___________________________ is the registered owner of the Percentage Interest evidenced by this Certificate in monthly distributions to the Holders of the Class I-A-10 Certificates with respect to a Trust Estate consisting of two pools of fixed interest rate, conventional, monthly pay, fully amortizing, first lien, one- to four-family residential mortgage loans, other than the Fixed Retained Yield, if any, with respect thereto, and which may include loans secured by shares issued by cooperative housing corporations (the "Group I Mortgage Loans" and "Group II Mortgage Loans", respectively), formed by Norwest Integrated Structured Assets, Inc. (hereinafter called the "Seller", which term includes any successor entity under the Agreement referred to below). The Trust Estate was created pursuant to a Pooling and Servicing Agreement dated as of February 28, 2000 (the "Agreement") among the Seller, Norwest Bank Minnesota, National Association, as master servicer (the "Master Servicer") and First Union National Bank, as trustee (the "Trustee"), a summary of certain of the pertinent provisions of which is set forth hereinafter. To the extent not defined herein, the capitalized terms used herein have the meanings ascribed to such terms in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

            Pursuant to the terms of the Agreement, a distribution will be made on the 25th day of each month or, if such 25th day is not a Business Day, the Business Day immediately following (the "Distribution Date"), commencing on the first Distribution Date specified above, to the Person in whose name this Certificate is registered at the close of business on the last Business Day of the month preceding the month of such distribution, in an amount equal to the product of the Percentage Interest evidenced by this Certificate and the Group I-A Distribution Amount for the Class I-A-10 Certificates required to be distributed to Holders of the Class I-A-10 Certificates on such Distribution Date, subject to adjustment in certain events as specified in the Agreement. Distributions in reduction of the Principal Balance of certain Classes of Class A Certificates may not commence on the first Distribution Date specified above. Distributions of principal will be allocated among the Classes of Group I-A Certificates in accordance with the provisions of the Agreement. The pass-through rate on the Class I-A-10 Certificates applicable to each Distribution Date will be 7.000% per annum. Prior to the Accretion Termination Date, no distribution of interest on this Certificate will be made. Prior to the Accretion Termination Date, interest otherwise available for distribution on this Certificate will be added to the Principal Balance of the Class I-A-10 Certificates on each Distribution Date. The amount of interest which accrues on this Certificate in any month will be subject to reduction with respect to any Non-Supported Interest Shortfall and the interest portion of certain Realized Losses allocated to the Class I-A-10 Certificates, as described in the Agreement.

            Distributions on this Certificate will be made on behalf of the Trustee either by the Master Servicer or by a Paying Agent appointed by the Master Servicer by check mailed to the address of the Person entitled thereto, as such name and address shall appear on the Certificate Register, unless such Person is entitled to receive payments by wire transfer in immediately available funds in accordance with the Pooling and Servicing Agreement and such Person has notified the Master Servicer pursuant to the Pooling and Servicing Agreement that such payments are to be made by wire transfer of immediately available funds. Notwithstanding the above, the final distribution in reduction of the Principal Balance of this Certificate will be made after due notice of the pendency of such distribution and only upon presentation and surrender of this Certificate at the office or agency specified by the Trustee for that purpose in the notice of final distribution.

            Reference is hereby made to the further provisions of this Certificate set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

            This Certificate is issued on February 28, 2000, at an issue price of 87.35312%, including accrued interest, and a stated redemption price at maturity equal to the sum of its initial principal balance and all interest distributions hereon (whether current or accrued), and is issued with original issue discount ("OID") for federal income tax purposes. Assuming that this Certificate pays in accordance with projected cash flows reflecting the prepayment assumption of 100% of the Prepayment Vector (as defined in the Prospectus Supplement dated February 18, 2000 with respect to the offering of the Class A Certificates (except the Class I-A-PO and II-A-PO Certificates), Class B-1, Class B-2 and Class B-3 Certificates) used to price this Certificate:
(i) the amount of OID as a percentage of the initial principal balance of this Certificate is approximately 111.11808020%; (ii) the annual yield to maturity of this Certificate, compounded monthly, is approximately 8.48%; and (iii) the amount of OID allocable to the short first accrual period (February 28, 2000 to March 25, 2000) as a percentage of the initial principal balance of this Certificate, calculated using the exact method, is approximately 0.55516897%.

            This Certificate constitutes a "regular interest" in a "real estate mortgage investment conduit" as those terms are defined in Section 860G(a)(1) and Section 860D, respectively, of the Internal Revenue Code of 1986, as amended.

            Unless this Certificate has been countersigned by an authorized officer of the Trustee, by manual signature, this Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose.

            IN WITNESS WHEREOF, the Trustee has caused this Certificate to be duly executed as of the date set forth below.

Dated:


                                       First Union National Bank,
                                          Trustee



                                       By:____________________________________
                                          Authorized Officer

Countersigned:


First Union National Bank,
   Trustee



By:____________________________________
   Authorized Officer

                               EXHIBIT A-I-A-PO
                  [FORM OF FACE OF CLASS I-A-PO CERTIFICATE]

THIS CERTIFICATE HAS NOT BEEN AND WILL NOT BE REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR THE SECURITIES LAWS OF ANY STATE AND MAY NOT BE RESOLD OR TRANSFERRED UNLESS IT IS REGISTERED PURSUANT TO SUCH ACT AND LAWS OR IS SOLD OR TRANSFERRED IN TRANSACTIONS WHICH ARE EXEMPT FROM REGISTRATION UNDER SUCH ACT AND UNDER APPLICABLE STATE LAW AND IS TRANSFERRED IN ACCORDANCE WITH THE PROVISIONS OF SECTION 5.02 OF THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN.

EXCEPT AS PROVIDED IN SECTION 5.02(C) OF THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN, THIS CERTIFICATE MAY NOT BE PURCHASED BY OR TRANSFERRED TO ANY PERSON THAT HAS NOT DELIVERED A REPRESENTATION LETTER STATING THAT THE TRANSFEREE IS NOT AN EMPLOYEE BENEFIT PLAN OR OTHER RETIREMENT ARRANGEMENT SUBJECT TO TITLE I OF THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED ("ERISA") OR SECTION 4975 OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE "CODE"), OR A GOVERNMENTAL PLAN, AS DEFINED IN SECTION 3(32) OF ERISA, SUBJECT TO ANY FEDERAL, STATE OR LOCAL LAW WHICH IS, TO A MATERIAL EXTENT, SIMILAR TO THE FOREGOING PROVISIONS OF ERISA OR THE CODE (COLLECTIVELY, A "PLAN"), AND IS NOT ACTING ON BEHALF OF OR INVESTING THE ASSETS OF A PLAN.

                MORTGAGE ASSET-BACKED PASS-THROUGH CERTIFICATE
                           SERIES 2000-1, CLASS I-A-PO

           evidencing an interest in a pool of fixed interest rate, conventional, monthly pay, fully amortizing, first lien, one- to four-family residential mortgage loans, which may include loans secured by shares issued by cooperative housing corporations, sold by

                  NORWEST INTEGRATED STRUCTURED ASSETS, INC.
               (Not an interest in or obligation of the Seller)

            THIS CERTIFICATE DOES NOT EVIDENCE AN OBLIGATION OF, OR AN INTEREST IN, THE SELLER, THE MASTER SERVICER, THE TRUSTEE OR ANY OF THEIR AFFILIATES, AND IS NOT INSURED OR GUARANTEED BY THE SELLER, THE MASTER SERVICER, THE TRUSTEE OR ANY OF THEIR AFFILIATES, OR BY ANY GOVERNMENT AGENCY OR PRIVATE INSURER.

            DISTRIBUTIONS IN REDUCTION OF THE PRINCIPAL BALANCE OF THIS CERTIFICATE WILL BE MADE IN THE MANNER DESCRIBED IN THE POOLING AND SERVICING AGREEMENT. ACCORDINGLY, THE OUTSTANDING PRINCIPAL BALANCE OF THIS CERTIFICATE AT ANY TIME MAY BE LESS THAN THE INITIAL PRINCIPAL BALANCE REPRESENTED HEREBY.

Certificate No.                  Cut-Off Date:  February 1, 2000

                                 First Distribution Date:  March 27, 2000

                                 Denomination: $

Percentage Interest evidenced

by this Certificate:   %         Final Scheduled Maturity Date:  March 25, 2030

            THIS CERTIFIES THAT ____________________________ is the registered owner of the Percentage Interest evidenced by this Certificate in monthly distributions to the Holders of the Class I-A-PO Certificates with respect to a Trust Estate consisting of two pools of fixed interest rate, conventional, monthly pay, fully amortizing, first lien, one- to four-family residential mortgage loans, other than the Fixed Retained Yield, if any, with respect thereto, and which may include loans secured by shares issued by cooperative housing corporations (the "Group I Mortgage Loans" and "Group II Mortgage Loans", respectively), formed by Norwest Integrated Structured Assets, Inc. (hereinafter called the "Seller", which term includes any successor entity under the Agreement referred to below). The Trust Estate was created pursuant to a Pooling and Servicing Agreement dated as of February 28, 2000 (the "Agreement") among the Seller, Norwest Bank Minnesota, National Association, as master servicer (the "Master Servicer") and First Union National Bank, as trustee (the "Trustee"), a summary of certain of the pertinent provisions of which is set forth hereinafter. To the extent not defined herein, the capitalized terms used herein have the meanings ascribed to such terms in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

            Pursuant to the terms of the Agreement, a distribution will be made on the 25th day of each month or, if such 25th day is not a Business Day, the Business Day immediately following (the "Distribution Date"), commencing on the first Distribution Date specified above, to the Person in whose name this Certificate is registered at the close of business on the last Business Day of the month preceding the month of such distribution, in an amount equal to the product of the Percentage Interest evidenced by this Certificate and the Group I-A Distribution Amount for the Class I-A-PO Certificates required to be distributed to Holders of the Class I-A-PO Certificates on such Distribution Date, subject to adjustment in certain events as specified in the Agreement. The Class I-A-PO Certificates are not entitled to distributions in respect of interest.

            Distributions on this Certificate will be made on behalf of the Trustee either by the Master Servicer or by a Paying Agent appointed by the Master Servicer by check mailed to the address of the Person entitled thereto, as such name and address shall appear on the Certificate Register, unless such Person is entitled to receive payments by wire transfer in immediately available funds in accordance with the Pooling and Servicing Agreement and such Person has notified the Master Servicer pursuant to the Pooling and Servicing Agreement that such payments are to be made by wire transfer of immediately available funds. Notwithstanding the above, the final distribution in reduction of the Principal Balance of this Certificate will be made after due notice of the pendency of such distribution and only upon presentation and surrender of this Certificate at the office or agency specified by the Trustee for that purpose in the notice of final distribution.

            No transfer of a Class I-A-PO Certificate will be made unless such transfer is exempt from the registration requirements of the Securities Act of 1933, as amended, and any applicable state securities laws or is made in accordance with said Act and laws. In the event that such a transfer is desired to be made by the Holder hereof, (i) the transferee will be required to execute an investment letter in the form described in the Agreement and (ii) if such transfer is to be made within three years from the later of (a) the date of initial issuance of the Certificates or (b) the last date on which the Seller or any affiliate thereof was a Holder of the Certificates proposed to be transferred, and unless such transfer is made in reliance on Rule 144A of the Securities Act of 1933, as amended, the Trustee or the Seller may require the Holder to deliver an opinion of counsel acceptable to and in form and substance satisfactory to the Trustee and the Seller that such transfer is exempt (describing the applicable exemption and the basis therefor) from or is being made pursuant to the registration requirements of the Securities Act of 1933, as amended, and of any applicable statute of any state. The Holder hereof desiring to effect such transfer shall, and does hereby agree to, indemnify the Trustee, the Seller, the Master Servicer, and any Paying Agent acting on behalf of the Trustee against any liability that may result if the transfer is not so exempt or is not made in accordance with such Federal and state laws. In connection with any such transfer, the Trustee will also require (i) a representation letter, in the form as described in the Agreement, stating that the transferee is not a Plan and is not acting on behalf of a Plan or using the assets of a Plan to effect such purchase or (ii) if such transferee is a Plan, (a) an opinion of counsel acceptable to and in form and substance satisfactory to the Trustee and the Seller with respect to certain matters and (b) such other documentation as the Seller or the Master Servicer may require, as described in the Agreement.

            Reference is hereby made to the further provisions of this Certificate set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

            This Certificate is issued on February 28, 2000, at an issue price of 60.15625% and a stated redemption price at maturity equal to its initial principal balance, and is issued with original issue discount ("OID") for federal income tax purposes. Assuming that this Certificate pays in accordance with projected cash flows reflecting the prepayment assumption of 100% of the Prepayment Vector (as defined in the Prospectus Supplement dated February 18, 2000 with respect to the offering of the Class A Certificates (except the Class I-A-PO and II-A-PO Certificates), Class B-1, Class B-2 and Class B-3 Certificates) used to price this Certificate: (i) the amount of OID as a percentage of the initial principal balance of this Certificate is approximately 39.84375000%; (ii) the annual yield to maturity of this Certificate, compounded monthly, is approximately 12.37%; and (iii) the amount of OID allocable to the short first accrual period (February 28, 2000 to March 25, 2000) as a percentage of the initial principal balance of this Certificate, calculated using the exact method, is approximately 0.55777983%.

            This Certificate constitutes a "regular interest" in a "real estate mortgage investment conduit" as those terms are defined in Section 860G(a)(1) and Section 860D, respectively, of the Internal Revenue Code of 1986, as amended.

            Unless this Certificate has been countersigned by an authorized officer of the Trustee by manual signature, this Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose.

            IN WITNESS WHEREOF, the Trustee has caused this Certificate to be duly executed as of the date set forth below.

Dated:


                                       First Union National Bank,
                                          Trustee



                                       By:____________________________________
                                          Authorized Officer

Countersigned:


First Union National Bank,
   Trustee



By:____________________________________
   Authorized Officer

                               EXHIBIT A-I-A-R
                  [Form of Face of Class I-A-R Certificate]

FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE IS A "RESIDUAL INTEREST" IN A "REAL ESTATE MORTGAGE INVESTMENT CONDUIT" AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G(a)(2) AND 860D OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE "CODE"). A TRANSFEREE OF THIS CERTIFICATE, BY ACCEPTANCE HEREOF, IS DEEMED TO HAVE ACCEPTED THIS CERTIFICATE SUBJECT TO CERTAIN RESTRICTIONS ON TRANSFERABILITY, AS SET FORTH IN SECTION 5.02(d) OF THE POOLING AND SERVICING AGREEMENT, AND SHALL BE REQUIRED TO FURNISH AN AFFIDAVIT TO THE TRANSFEROR AND THE TRUSTEE TO THE EFFECT THAT, AMONG OTHER THINGS, IT IS NOT A DISQUALIFIED ORGANIZATION, AS SUCH TERM IS DEFINED IN CODE SECTION 860E(e)(5), AN AGENT (INCLUDING A BROKER, NOMINEE OR OTHER MIDDLEMAN) FOR A DISQUALIFIED ORGANIZATION OR A NON-PERMITTED FOREIGN HOLDER, AS DEFINED IN SECTION 5.02(d) OF THE POOLING AND SERVICING AGREEMENT AND TO HAVE AGREED TO SUCH AMENDMENTS TO THE POOLING AND SERVICING AGREEMENT AS MAY BE REQUIRED TO FURTHER EFFECTUATE THE RESTRICTIONS ON TRANSFERS TO DISQUALIFIED ORGANIZATIONS, AGENTS THEREOF OR NON-PERMITTED FOREIGN HOLDERS.

THE HOLDER OF THIS CLASS I-A-R CERTIFICATE, BY ACCEPTANCE HEREOF, IS DEEMED TO HAVE AGREED TO THE DESIGNATION OF THE MASTER SERVICER AS ITS AGENT TO ACT AS "TAX MATTERS PERSON" OF THE REMIC TO PERFORM THE FUNCTIONS OF A "TAX MATTERS PARTNER" FOR PURPOSES OF SUBCHAPTER C OF CHAPTER 63 OF SUBTITLE F OF THE CODE, OR, IF SO REQUESTED BY THE MASTER SERVICER, TO ACT AS TAX MATTERS PERSON OF THE REMIC.

THIS CERTIFICATE MAY NOT BE PURCHASED BY OR TRANSFERRED TO ANY PERSON WHICH IS AN EMPLOYEE BENEFIT PLAN OR OTHER RETIREMENT ARRANGEMENT SUBJECT TO TITLE I OF THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED ("ERISA"), OR
SECTION 4975 OF THE CODE OR A GOVERNMENTAL PLAN, AS DEFINED IN SECTION 3(32) OF ERISA SUBJECT TO ANY FEDERAL, STATE OR LOCAL LAW WHICH IS, TO A MATERIAL EXTENT, SIMILAR TO THE FOREGOING PROVISIONS OF ERISA OR THE CODE (COLLECTIVELY, A "PLAN"), OR ANY PERSON ACTING ON BEHALF OF OR INVESTING THE ASSETS OF A PLAN.

                MORTGAGE ASSET-BACKED PASS-THROUGH CERTIFICATE
                           SERIES 2000-1, CLASS I-A-R

                  evidencing an interest in a pool of fixed
                  interest rate, conventional, monthly pay,
                    fully amortizing, first lien, one- to
              four-family residential mortgage loans, which may
                  include loans secured by shares issued by
                  cooperative housing corporations, sold by


                  NORWEST INTEGRATED STRUCTURED ASSETS, INC.
               (Not an interest in or obligation of the Seller)

            THIS CERTIFICATE DOES NOT EVIDENCE AN OBLIGATION OF, OR AN INTEREST IN, THE SELLER, THE MASTER SERVICER, THE TRUSTEE OR ANY OF THEIR AFFILIATES, AND IS NOT INSURED OR GUARANTEED BY THE SELLER, THE MASTER SERVICER, THE TRUSTEE OR ANY OF THEIR AFFILIATES, OR BY ANY GOVERNMENT AGENCY OR PRIVATE INSURER.

            DISTRIBUTIONS IN REDUCTION OF THE PRINCIPAL BALANCE OF THIS CERTIFICATE WILL BE MADE IN THE MANNER DESCRIBED IN THE POOLING AND SERVICING AGREEMENT. ACCORDINGLY, THE OUTSTANDING PRINCIPAL BALANCE OF THIS CERTIFICATE AT ANY TIME MAY BE LESS THAN THE INITIAL PRINCIPAL BALANCE REPRESENTED HEREBY.

Certificate No.                  Cut-Off Date:  February 1, 2000

CUSIP No.:  66938D DN 6          First Distribution Date:  March 27, 2000

                                 Denomination: $

Percentage Interest evidenced

by this Certificate:   %         Final Scheduled Maturity Date:  March 25, 2030

            THIS CERTIFIES THAT __________________________ is the registered owner of the Percentage Interest evidenced by this Certificate in monthly distributions to the Holder of the Class I-A-R Certificate with respect to a Trust Estate consisting of two pools of fixed interest rate, conventional, monthly pay, fully amortizing, first lien, one- to four-family residential mortgage loans, other than the Fixed Retained Yield, if any, with respect thereto, and which may include loans secured by shares issued by cooperative housing corporations (the "Group I Mortgage Loans" and "Group II Mortgage Loans", respectively), formed by Norwest Integrated Structured Assets, Inc. (hereinafter called the "Seller", which term includes any successor entity under the Agreement referred to below). The Trust Estate was created pursuant to a Pooling and Servicing Agreement dated as of February 28, 2000 (the "Agreement") among the Seller, Norwest Bank Minnesota, National Association, as master servicer (the "Master Servicer") and First Union National Bank, as trustee (the "Trustee"), a summary of certain of the pertinent provisions of which is set forth hereinafter. To the extent not defined herein, the capitalized terms used herein have the meanings ascribed to such terms in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

            Pursuant to the terms of the Agreement, a distribution will be made on the 25th day of each month or, if such 25th day is not a Business Day, the Business Day immediately following (the "Distribution Date"), commencing on the first Distribution Date specified above, to the Person in whose name this Certificate is registered at the close of business on the last Business Day of the month preceding the month of such distribution, in an amount equal to the product of the Percentage Interest evidenced by this Certificate and the Group I-A Distribution Amount for the Class I-A-R Certificate required to be distributed to Holders of the Class I-A-R Certificate on such Distribution Date, subject to adjustment in certain events as specified in the Agreement. Distributions in reduction of the Principal Balance of certain Classes of Class A Certificates may not commence on the first Distribution Date specified above. Distributions of principal will be allocated among the Classes of Group I-A Certificates in accordance with the provisions of the Agreement. The pass-through rate on the Class I-A-R Certificate applicable to each Distribution Date will be 7.500% per annum. The amount of interest which accrues on this Certificate in any month will be subject to reduction with respect to any Non-Supported Interest Shortfall and the interest portion of certain Realized Losses allocated to the Class I-A-R Certificate, as described in the Agreement.

            Distributions on this Certificate will be made on behalf of the Trustee either by the Master Servicer or by a Paying Agent appointed by the Master Servicer by check mailed to the address of the Person entitled thereto, as such name and address shall appear on the Certificate Register. Notwithstanding the above, the final distribution on this Certificate will be made after due notice of the pendency of such distribution and only upon presentation and surrender of this Certificate at the office or agency specified by the Trustee for that purpose in the notice of final distribution.

            Reference is hereby made to the further provisions of this Certificate set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

            Unless this Certificate has been countersigned by an authorized officer of the Trustee, by manual signature, this Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose.

            IN WITNESS WHEREOF, the Trustee has caused this Certificate to be duly executed as of the date set forth below.

Dated:


                                       First Union National Bank,
                                          Trustee



                                       By:____________________________________
                                          Authorized Officer

Countersigned:


First Union National Bank,
   Trustee



By:____________________________________
   Authorized Officer

                               EXHIBIT A-II-A-1
                  [FORM OF FACE OF CLASS II-A-1 CERTIFICATE]

 [UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE
   DEPOSITORY TRUST COMPANY TO THE SELLER OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN
   THE NAME OF CEDE & CO. OR SUCH OTHER NAME AS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY AND ANY PAYMENT IS MADE TO
 CEDE & CO., ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE
  BY OR TO ANY PERSON IS WRONGFUL SINCE THE REGISTERED OWNER HEREOF, CEDE &
                        CO., HAS AN INTEREST HEREIN.]

                MORTGAGE ASSET-BACKED PASS-THROUGH CERTIFICATE
                         SERIES 2000-1, CLASS II-A-1

                  evidencing an interest in a pool of fixed
                  interest rate, conventional, monthly pay,
                    fully amortizing, first lien, one- to
              four-family residential mortgage loans, which may
                  include loans secured by shares issued by
                  cooperative housing corporations, sold by

                  NORWEST INTEGRATED STRUCTURED ASSETS, INC.
               (Not an interest in or obligation of the Seller)

            THIS CERTIFICATE DOES NOT EVIDENCE AN OBLIGATION OF, OR AN INTEREST IN, THE SELLER, THE MASTER SERVICER, THE TRUSTEE OR ANY OF THEIR AFFILIATES, AND IS NOT INSURED OR GUARANTEED BY THE SELLER, THE MASTER SERVICER, THE TRUSTEE OR ANY OF THEIR AFFILIATES, OR BY ANY GOVERNMENT AGENCY OR PRIVATE INSURER.

            DISTRIBUTIONS IN REDUCTION OF THE PRINCIPAL BALANCE OF THIS CERTIFICATE WILL BE MADE IN THE MANNER DESCRIBED IN THE POOLING AND SERVICING AGREEMENT. ACCORDINGLY, THE OUTSTANDING PRINCIPAL BALANCE OF THIS CERTIFICATE AT ANY TIME MAY BE LESS THAN THE INITIAL PRINCIPAL BALANCE REPRESENTED HEREBY.

Certificate No.                  Cut-Off Date:  February 1, 2000

CUSIP No.:  66938D DP 1          First Distribution Date:  March 27, 2000

                                 Denomination: $

Percentage Interest evidenced

by this Certificate:   %         Final Scheduled Maturity Date:  March 25, 2015

            THIS CERTIFIES THAT ___________________________ is the registered owner of the Percentage Interest evidenced by this Certificate in monthly distributions to the Holders of the Class II-A-1 Certificates with respect to a Trust Estate consisting of two pools of fixed interest rate, conventional, monthly pay, fully amortizing, first lien, one- to four-family residential mortgage loans, other than the Fixed Retained Yield, if any, with respect thereto, and which may include loans secured by shares issued by cooperative housing corporations (the "Group I Mortgage Loans" and "Group II Mortgage Loans", respectively), formed by Norwest Integrated Structured Assets, Inc. (hereinafter called the "Seller", which term includes any successor entity under the Agreement referred to below). The Trust Estate was created pursuant to a Pooling and Servicing Agreement dated as of February 28, 2000 (the "Agreement") among the Seller, Norwest Bank Minnesota, National Association, as master servicer (the "Master Servicer") and First Union National Bank, as trustee (the "Trustee"), a summary of certain of the pertinent provisions of which is set forth hereinafter. To the extent not defined herein, the capitalized terms used herein have the meanings ascribed to such terms in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

            Pursuant to the terms of the Agreement, a distribution will be made on the 25th day of each month or, if such 25th day is not a Business Day, the Business Day immediately following (the "Distribution Date"), commencing on the first Distribution Date specified above, to the Person in whose name this Certificate is registered at the close of business on the last Business Day of the month preceding the month of such distribution, in an amount equal to the product of the Percentage Interest evidenced by this Certificate and the Group II-A Distribution Amount for the Class II-A-1 Certificates required to be distributed to Holders of the Class II-A-1 Certificates on such Distribution Date, subject to adjustment in certain events as specified in the Agreement. Distributions in reduction of the Principal Balance of certain Classes of Class A Certificates may not commence on the first Distribution Date specified above. Distributions of principal will be allocated among the Classes of Group II-A Certificates in accordance with the provisions of the Agreement. The pass-through rate on the Class II-A-1 Certificates applicable to each Distribution Date will be 7.500% per annum. The amount of interest which accrues on this Certificate in any month will be subject to reduction with respect to any Non-Supported Interest Shortfall and the interest portion of certain Realized Losses allocated to the Class II-A-1 Certificates, as described in the Agreement.

            Distributions on this Certificate will be made on behalf of the Trustee either by the Master Servicer or by a Paying Agent appointed by the Master Servicer by check mailed to the address of the Person entitled thereto, as such name and address shall appear on the Certificate Register, unless such Person is entitled to receive payments by wire transfer in immediately available funds in accordance with the Pooling and Servicing Agreement and such Person has notified the Master Servicer pursuant to the Pooling and Servicing Agreement that such payments are to be made by wire transfer of immediately available funds. Notwithstanding the above, the final distribution in reduction of the Principal Balance of this Certificate will be made after due notice of the pendency of such distribution and only upon presentation and surrender of this Certificate at the office or agency specified by the Trustee for that purpose in the notice of final distribution.

            Reference is hereby made to the further provisions of this Certificate set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

            This Certificate constitutes a "regular interest" in a "real estate mortgage investment conduit" as those terms are defined in Section 860G(a)(1) and Section 860D, respectively, of the Internal Revenue Code of 1986, as amended.

            Unless this Certificate has been countersigned by an authorized officer of the Trustee, by manual signature, this Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose.

            IN WITNESS WHEREOF, the Trustee has caused this Certificate to be duly executed as of the date set forth below.

Dated:


                                       First Union National Bank,
                                          Trustee



                                       By:____________________________________
                                          Authorized Officer

Countersigned:


First Union National Bank,
   Trustee



By:____________________________________
   Authorized Officer

                              EXHIBIT A-II-A-PO
                 [FORM OF FACE OF CLASS II-A-PO CERTIFICATE]

THIS CERTIFICATE HAS NOT BEEN AND WILL NOT BE REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR THE SECURITIES LAWS OF ANY STATE AND MAY NOT BE RESOLD OR TRANSFERRED UNLESS IT IS REGISTERED PURSUANT TO SUCH ACT AND LAWS OR IS SOLD OR TRANSFERRED IN TRANSACTIONS WHICH ARE EXEMPT FROM REGISTRATION UNDER SUCH ACT AND UNDER APPLICABLE STATE LAW AND IS TRANSFERRED IN ACCORDANCE WITH THE PROVISIONS OF SECTION 5.02 OF THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN.

EXCEPT AS PROVIDED IN SECTION 5.02(C) OF THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN, THIS CERTIFICATE MAY NOT BE PURCHASED BY OR TRANSFERRED TO ANY PERSON THAT HAS NOT DELIVERED A REPRESENTATION LETTER STATING THAT THE TRANSFEREE IS NOT AN EMPLOYEE BENEFIT PLAN OR OTHER RETIREMENT ARRANGEMENT SUBJECT TO TITLE I OF THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED ("ERISA") OR SECTION 4975 OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE "CODE"), OR A GOVERNMENTAL PLAN, AS DEFINED IN SECTION 3(32) OF ERISA, SUBJECT TO ANY FEDERAL, STATE OR LOCAL LAW WHICH IS, TO A MATERIAL EXTENT, SIMILAR TO THE FOREGOING PROVISIONS OF ERISA OR THE CODE (COLLECTIVELY, A "PLAN"), AND IS NOT ACTING ON BEHALF OF OR INVESTING THE ASSETS OF A PLAN.

                MORTGAGE ASSET-BACKED PASS-THROUGH CERTIFICATE
                          SERIES 2000-1, CLASS II-A-PO

           evidencing an interest in a pool of fixed interest rate, conventional, monthly pay, fully amortizing, first lien, one- to four-family residential mortgage loans, which may include loans secured by shares issued by cooperative housing corporations, sold by

                  NORWEST INTEGRATED STRUCTURED ASSETS, INC.
               (Not an interest in or obligation of the Seller)

            THIS CERTIFICATE DOES NOT EVIDENCE AN OBLIGATION OF, OR AN INTEREST IN, THE SELLER, THE MASTER SERVICER, THE TRUSTEE OR ANY OF THEIR AFFILIATES, AND IS NOT INSURED OR GUARANTEED BY THE SELLER, THE MASTER SERVICER, THE TRUSTEE OR ANY OF THEIR AFFILIATES, OR BY ANY GOVERNMENT AGENCY OR PRIVATE INSURER.

            DISTRIBUTIONS IN REDUCTION OF THE PRINCIPAL BALANCE OF THIS CERTIFICATE WILL BE MADE IN THE MANNER DESCRIBED IN THE POOLING AND SERVICING AGREEMENT. ACCORDINGLY, THE OUTSTANDING PRINCIPAL BALANCE OF THIS CERTIFICATE AT ANY TIME MAY BE LESS THAN THE INITIAL PRINCIPAL BALANCE REPRESENTED HEREBY.

Certificate No.                  Cut-Off Date:  February 1, 2000

                                 First Distribution Date:  March 27, 2000

                                 Denomination: $

Percentage Interest evidenced

by this Certificate:   %         Final Scheduled Maturity Date:  March 25, 2015

            THIS CERTIFIES THAT ____________________________ is the registered owner of the Percentage Interest evidenced by this Certificate in monthly distributions to the Holders of the Class II-A-PO Certificates with respect to a Trust Estate consisting of two pools of fixed interest rate, conventional, monthly pay, fully amortizing, first lien, one- to four-family residential mortgage loans, other than the Fixed Retained Yield, if any, with respect thereto, and which may include loans secured by shares issued by cooperative housing corporations (the "Group I Mortgage Loans" and "Group II Mortgage Loans", respectively) formed by Norwest Integrated Structured Assets, Inc. (hereinafter called the "Seller", which term includes any successor entity under the Agreement referred to below). The Trust Estate was created pursuant to a Pooling and Servicing Agreement dated as of February 28, 2000 (the "Agreement") among the Seller, Norwest Bank Minnesota, National Association, as master servicer (the "Master Servicer") and First Union National Bank, as trustee (the "Trustee"), a summary of certain of the pertinent provisions of which is set forth hereinafter. To the extent not defined herein, the capitalized terms used herein have the meanings ascribed to such terms in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

            Pursuant to the terms of the Agreement, a distribution will be made on the 25th day of each month or, if such 25th day is not a Business Day, the Business Day immediately following (the "Distribution Date"), commencing on the first Distribution Date specified above, to the Person in whose name this Certificate is registered at the close of business on the last Business Day of the month preceding the month of such distribution, in an amount equal to the product of the Percentage Interest evidenced by this Certificate and the Group II-A Distribution Amount for the Class II-A-PO Certificates required to be distributed to Holders of the Class II-A-PO Certificates on such Distribution Date, subject to adjustment in certain events as specified in the Agreement. The Class II-A-PO Certificates are not entitled to distributions in respect of interest.

            Distributions on this Certificate will be made on behalf of the Trustee either by the Master Servicer or by a Paying Agent appointed by the Master Servicer by check mailed to the address of the Person entitled thereto, as such name and address shall appear on the Certificate Register, unless such Person is entitled to receive payments by wire transfer in immediately available funds in accordance with the Pooling and Servicing Agreement and such Person has notified the Master Servicer pursuant to the Pooling and Servicing Agreement that such payments are to be made by wire transfer of immediately available funds. Notwithstanding the above, the final distribution in reduction of the Principal Balance of this Certificate will be made after due notice of the pendency of such distribution and only upon presentation and surrender of this Certificate at the office or agency specified by the Trustee for that purpose in the notice of final distribution.

            No transfer of a Class II-A-PO Certificate will be made unless such transfer is exempt from the registration requirements of the Securities Act of 1933, as amended, and any applicable state securities laws or is made in accordance with said Act and laws. In the event that such a transfer is desired to be made by the Holder hereof, (i) the transferee will be required to execute an investment letter in the form described in the Agreement and (ii) if such transfer is to be made within three years from the later of (a) the date of initial issuance of the Certificates or (b) the last date on which the Seller or any affiliate thereof was a Holder of the Certificates proposed to be transferred, and unless such transfer is made in reliance on Rule 144A of the Securities Act of 1933, as amended, the Trustee or the Seller may require the Holder to deliver an opinion of counsel acceptable to and in form and substance satisfactory to the Trustee and the Seller that such transfer is exempt (describing the applicable exemption and the basis therefor) from or is being made pursuant to the registration requirements of the Securities Act of 1933, as amended, and of any applicable statute of any state. The Holder hereof desiring to effect such transfer shall, and does hereby agree to, indemnify the Trustee, the Seller, the Master Servicer, and any Paying Agent acting on behalf of the Trustee against any liability that may result if the transfer is not so exempt or is not made in accordance with such Federal and state laws. In connection with any such transfer, the Trustee will also require (i) a representation letter, in the form as described in the Agreement, stating that the transferee is not a Plan and is not acting on behalf of a Plan or using the assets of a Plan to effect such purchase or (ii) if such transferee is a Plan, (a) an opinion of counsel acceptable to and in form and substance satisfactory to the Trustee and the Seller with respect to certain matters and (b) such other documentation as the Seller or the Master Servicer may require, as described in the Agreement.

            Reference is hereby made to the further provisions of this Certificate set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

            This Certificate is issued on February 28, 2000, at an issue price of 60.15625% and a stated redemption price at maturity equal to its initial principal balance, and is issued with original issue discount ("OID") for federal income tax purposes. Assuming that this Certificate pays in accordance with projected cash flows reflecting the prepayment assumption of 100% of the Prepayment Vector (as defined in the Prospectus Supplement dated February 18, 2000 with respect to the offering of the Class A Certificates (except the Class I-A-PO and II-A-PO Certificates), Class B-1, Class B-2 and Class B-3 Certificates) used to price this Certificate: (i) the amount of OID as a percentage of the initial principal balance of this Certificate is approximately 39.84375000%; (ii) the annual yield to maturity of this Certificate, compounded monthly, is approximately 15.38%; and (iii) the amount of OID allocable to the short first accrual period (February 28, 2000 to March 25, 2000) as a percentage of the initial principal balance of this Certificate, calculated using the exact method, is approximately 0.69347806%.

            This Certificate constitutes a "regular interest" in a "real estate mortgage investment conduit" as those terms are defined in Section 860G(a)(1) and Section 860D, respectively, of the Internal Revenue Code of 1986, as amended.

            Unless this Certificate has been countersigned by an authorized officer of the Trustee by manual signature, this Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose.

            IN WITNESS WHEREOF, the Trustee has caused this Certificate to be duly executed as of the date set forth below.

Dated:


                                       First Union National Bank,
                                          Trustee



                                       By:____________________________________
                                          Authorized Officer

Countersigned:


First Union National Bank,
   Trustee



By:____________________________________
   Authorized Officer

                                 EXHIBIT B-1
                   [FORM OF FACE OF CLASS B-1 CERTIFICATE]

THIS CERTIFICATE IS SUBORDINATED IN RIGHT OF PAYMENT TO THE CLASS A CERTIFICATES AS DESCRIBED IN THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN.

EXCEPT AS PROVIDED IN SECTION 5.02(C) OF THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN, THIS CERTIFICATE MAY NOT BE PURCHASED BY OR TRANSFERRED TO ANY PERSON THAT HAS NOT DELIVERED A REPRESENTATION LETTER STATING EITHER (A) THAT THE TRANSFEREE IS NOT AN EMPLOYEE BENEFIT PLAN OR OTHER RETIREMENT ARRANGEMENT SUBJECT TO TITLE I OF THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED ("ERISA"), OR SECTION 4975 OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE "CODE"), OR A GOVERNMENTAL PLAN, AS DEFINED IN SECTION 3(32) OF ERISA, SUBJECT TO ANY FEDERAL, STATE OR LOCAL LAW WHICH IS, TO A MATERIAL EXTENT, SIMILAR TO THE FOREGOING PROVISIONS OF ERISA OR THE CODE (COLLECTIVELY, A "PLAN"), AND IS NOT ACTING ON BEHALF OF OR INVESTING THE ASSETS OF A PLAN OR (B) SUBJECT TO CERTAIN CONDITIONS SET FORTH IN THE POOLING AND SERVICING AGREEMENT, THAT THE SOURCE OF FUNDS USED TO PURCHASE THIS CERTIFICATE IS AN "INSURANCE COMPANY GENERAL ACCOUNT."

                MORTGAGE ASSET-BACKED PASS-THROUGH CERTIFICATE
                           SERIES 2000-1, CLASS B-1

         evidencing an interest in two pools of fixed interest rate, conventional, monthly pay, fully amortizing, first lien, one- to four-
      family residential mortgage loans, which may include loans secured by shares issued by cooperative housing corporations, sold by

                  NORWEST INTEGRATED STRUCTURED ASSETS, INC.
               (Not an interest in or obligation of the Seller)

            THIS CERTIFICATE DOES NOT EVIDENCE AN OBLIGATION OF, OR AN INTEREST IN, THE SELLER, THE MASTER SERVICER, THE TRUSTEE OR ANY OF THEIR AFFILIATES, AND IS NOT INSURED OR GUARANTEED BY THE SELLER, THE MASTER SERVICER, THE TRUSTEE OR ANY OF THEIR AFFILIATES, OR BY ANY GOVERNMENT AGENCY OR PRIVATE INSURER.

            DISTRIBUTIONS IN REDUCTION OF THE PRINCIPAL BALANCE OF THIS CERTIFICATE WILL BE MADE IN THE MANNER DESCRIBED IN THE POOLING AND SERVICING AGREEMENT. ACCORDINGLY, THE OUTSTANDING PRINCIPAL BALANCE OF THIS CERTIFICATE AT ANY TIME MAY BE LESS THAN THE INITIAL PRINCIPAL BALANCE REPRESENTED HEREBY.

Certificate No.                  Cut-Off Date:  February 1, 2000

CUSIP No.:  66938D DQ 9          First Distribution Date:  March 27, 2000

                                 Denomination: $

Percentage Interest evidenced

by this Certificate:   %         Final Scheduled Maturity Date:  March 25, 2030

            THIS CERTIFIES THAT ____________________________ is the registered owner of the Percentage Interest evidenced by this Certificate in monthly distributions to the Holders of the Class B-1 Certificates with respect to a Trust Estate consisting of two pools of fixed interest rate, conventional, monthly pay, fully amortizing, first lien, one- to four-family residential mortgage loans, other than the Fixed Retained Yield, if any, with respect thereto, and which may include loans secured by shares issued by cooperative housing corporations (the "Group I Mortgage Loans" and "Group II Mortgage Loans", respectively), formed by Norwest Integrated Structured Assets, Inc. (hereinafter called the "Seller", which term includes any successor entity under the Agreement referred to below). The Trust Estate was created pursuant to a Pooling and Servicing Agreement dated as of February 28, 2000 (the "Agreement") among the Seller, Norwest Bank Minnesota, National Association, as master servicer (the "Master Servicer") and First Union National Bank, as trustee (the "Trustee"), a summary of certain of the pertinent provisions of which is set forth hereinafter. To the extent not defined herein, the capitalized terms used herein have the meanings ascribed to such terms in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

            Pursuant to the terms of the Agreement, a distribution will be made on the 25th day of each month or, if such 25th day is not a Business Day, the Business Day immediately following (the "Distribution Date"), commencing on the first Distribution Date specified above, to the Person in whose name this Certificate is registered at the close of business on the last Business Day of the month preceding the month of such distribution, in an amount equal to the product of the Percentage Interest evidenced by this Certificate and, subject to the prior rights of the Class A Certificates as specified in the Agreement, any Class B-1 Distribution Amount required to be distributed to Holders of the Class B-1 Certificates on such Distribution Date, subject to adjustment, in certain events, as specified in the Agreement. The pass-through rate on the Class B-1 Certificates applicable to each Distribution Date will be 7.500% per annum. The amount of interest which accrues on this Certificate in any month will be subject to reduction with respect to any Non-Supported Interest Shortfall and the interest portion of certain Realized Losses allocated to the Class B-1 Certificates, as described in the Agreement.

            Distributions on this Certificate will be made on behalf of the Trustee either by the Master Servicer or by a Paying Agent appointed by the Master Servicer by check mailed to the address of the Person entitled thereto, as such name and address shall appear on the Certificate Register, unless such Person is entitled to receive payments by wire transfer in immediately available funds in accordance with the Pooling and Servicing Agreement and such Person has notified the Master Servicer pursuant to the Pooling and Servicing Agreement that such payments are to be made by wire transfer of immediately available funds. Notwithstanding the above, the final distribution in reduction of the Principal Balance of this Certificate will be made after due notice of the pendency of such distribution and only upon presentation and surrender of this Certificate at the office or agency specified by the Trustee for that purpose in the notice of final distribution.

            No transfer of a Class B-1 Certificate will be made unless the Holder hereof desiring to make any such transfer shall deliver to the Trustee
(i) a representation letter, in the form as described in the Agreement, stating either (a) that the transferee is not a Plan and is not acting on behalf of a Plan or using the assets of a Plan to effect such purchase or (b) subject to certain conditions described in the Agreement, that the source of funds used to purchase this Certificate is an "insurance company general account," or (ii) if such transferee is a Plan, (a) an opinion of counsel acceptable to and in form and substance satisfactory to the Trustee and the Seller with respect to certain matters and (b) such other documentation as the Seller or the Master Servicer may require, as described in the Agreement.

            Reference is hereby made to the further provisions of this Certificate set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

            This Certificate is issued on February 28, 2000, and based on its issue price of 93.75725%, including accrued interest, and a stated redemption price at maturity equal to its initial principal balance (plus 3 days of interest at the pass-through rate hereon), is issued with original issue discount ("OID") for federal income tax purposes. Assuming that this Certificate pays in accordance with projected cash flows reflecting the prepayment assumption of 100% of the Prepayment Vector (as defined in the Prospectus Supplement dated February 18, 2000 with respect to the offering of the Class A Certificates (except the Class I-A-PO and II-A-PO Certificates), Class B-1, Class B-2 and Class B-3 Certificates) used to price this Certificate: (i) the amount of OID as a percentage of the initial principal balance of this Certificate is approximately 6.30525000%; (ii) the annual yield to maturity of this Certificate, compounded monthly, is approximately 8.45%; and (iii) the amount of OID allocable to the short first accrual period (February 28, 2000 to March 25, 2000) as a percentage of the initial principal balance of this Certificate, calculated using the exact method, is approximately 0.03144838%.

            This Certificate constitutes a "regular interest" in a "real estate mortgage investment conduit" as those terms are defined in Section 860G(a)(1) and Section 860D, respectively, of the Internal Revenue Code of 1986, as amended.

            Unless this Certificate has been countersigned by an authorized officer of the Trustee, by manual signature, this Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose.

            IN WITNESS WHEREOF, the Trustee has caused this Certificate to be duly executed as of the date set forth below.

Dated:


                                       First Union National Bank,
                                          Trustee



                                       By:____________________________________
                                          Authorized Officer

Countersigned:


First Union National Bank,
   Trustee



By:____________________________________
   Authorized Officer

                                 EXHIBIT B-2
                   [FORM OF FACE OF CLASS B-2 CERTIFICATE]

THIS CERTIFICATE IS SUBORDINATED IN RIGHT OF PAYMENT TO THE CLASS A CERTIFICATES AND THE CLASS B-1 CERTIFICATES AS DESCRIBED IN THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN.

EXCEPT AS PROVIDED IN SECTION 5.02(C) OF THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN, THIS CERTIFICATE MAY NOT BE PURCHASED BY OR TRANSFERRED TO ANY PERSON THAT HAS NOT DELIVERED A REPRESENTATION LETTER STATING EITHER (A) THAT THE TRANSFEREE IS NOT AN EMPLOYEE BENEFIT PLAN OR OTHER RETIREMENT ARRANGEMENT SUBJECT TO TITLE I OF THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED ("ERISA"), OR SECTION 4975 OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE "CODE"), OR A GOVERNMENTAL PLAN, AS DEFINED IN SECTION 3(32) OF ERISA, SUBJECT TO ANY FEDERAL, STATE OR LOCAL LAW WHICH IS, TO A MATERIAL EXTENT, SIMILAR TO THE FOREGOING PROVISIONS OF ERISA OR THE CODE (COLLECTIVELY, A "PLAN"), AND IS NOT ACTING ON BEHALF OF OR INVESTING THE ASSETS OF A PLAN OR (B) SUBJECT TO CERTAIN CONDITIONS SET FORTH IN THE POOLING AND SERVICING AGREEMENT, THAT THE SOURCE OF FUNDS USED TO PURCHASE THIS CERTIFICATE IS AN "INSURANCE COMPANY GENERAL ACCOUNT."

                MORTGAGE ASSET-BACKED PASS-THROUGH CERTIFICATE
                           SERIES 2000-1, CLASS B-2

         evidencing an interest in two pools of fixed interest rate, conventional, monthly pay, fully amortizing, first lien, one- to four-
      family residential mortgage loans, which may include loans secured by shares issued by cooperative housing corporations, sold by

                  NORWEST INTEGRATED STRUCTURED ASSETS, INC.
               (Not an interest in or obligation of the Seller)

            THIS CERTIFICATE DOES NOT EVIDENCE AN OBLIGATION OF, OR AN INTEREST IN, THE SELLER, THE MASTER SERVICER, THE TRUSTEE OR ANY OF THEIR AFFILIATES, AND IS NOT INSURED OR GUARANTEED BY THE SELLER, THE MASTER SERVICER, THE TRUSTEE OR ANY OF THEIR AFFILIATES, OR BY ANY GOVERNMENT AGENCY OR PRIVATE INSURER.

            DISTRIBUTIONS IN REDUCTION OF THE PRINCIPAL BALANCE OF THIS CERTIFICATE WILL BE MADE IN THE MANNER DESCRIBED IN THE POOLING AND SERVICING AGREEMENT. ACCORDINGLY, THE OUTSTANDING PRINCIPAL BALANCE OF THIS CERTIFICATE AT ANY TIME MAY BE LESS THAN THE INITIAL PRINCIPAL BALANCE REPRESENTED HEREBY.

Certificate No.                  Cut-Off Date:  February 1, 2000

CUSIP No.:  66938D DR 7          First Distribution Date:  March 27, 2000

                                 Denomination: $

Percentage Interest evidenced

by this Certificate:   %         Final Scheduled Maturity Date:  March 25, 2030

            THIS CERTIFIES THAT ____________________________ is the registered owner of the Percentage Interest evidenced by this Certificate in monthly distributions to the Holders of the Class B-2 Certificates with respect to a Trust Estate consisting of two pools of fixed interest rate, conventional, monthly pay, fully amortizing, first lien, one- to four-family residential mortgage loans, other than the Fixed Retained Yield, if any, with respect thereto, and which may include loans secured by shares issued by cooperative housing corporations (the "Group I Mortgage Loans" and "Group II Mortgage Loans", respectively), formed by Norwest Integrated Structured Assets, Inc. (hereinafter called the "Seller", which term includes any successor entity under the Agreement referred to below). The Trust Estate was created pursuant to a Pooling and Servicing Agreement dated as of February 28, 2000 (the "Agreement") among the Seller, Norwest Bank Minnesota, National Association, as master servicer (the "Master Servicer") and First Union National Bank, as trustee (the "Trustee"), a summary of certain of the pertinent provisions of which is set forth hereinafter. To the extent not defined herein, the capitalized terms used herein have the meanings ascribed to such terms in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

            Pursuant to the terms of the Agreement, a distribution will be made on the 25th day of each month or, if such 25th day is not a Business Day, the Business Day immediately following (the "Distribution Date"), commencing on the first Distribution Date specified above, to the Person in whose name this Certificate is registered at the close of business on the last Business Day of the month preceding the month of such distribution, in an amount equal to the product of the Percentage Interest evidenced by this Certificate and, subject to the prior rights of the Class A Certificates and each Class of Class B Certificates bearing a lower numerical designation as specified in the Agreement, any Class B-2 Distribution Amount required to be distributed to Holders of the Class B-2 Certificates on such Distribution Date, subject to adjustment, in certain events, as specified in the Agreement. The pass-through rate on the Class B-2 Certificates applicable to each Distribution Date will be 7.500% per annum. The amount of interest which accrues on this Certificate in any month will be subject to reduction with respect to any Non-Supported Interest Shortfall and the interest portion of certain Realized Losses allocated to the Class B-2 Certificates, as described in the Agreement.

            Distributions on this Certificate will be made on behalf of the Trustee either by the Master Servicer or by a Paying Agent appointed by the Master Servicer by check mailed to the address of the Person entitled thereto, as such name and address shall appear on the Certificate Register, unless such Person is entitled to receive payments by wire transfer in immediately available funds in accordance with the Pooling and Servicing Agreement and such Person has notified the Master Servicer pursuant to the Pooling and Servicing Agreement that such payments are to be made by wire transfer of immediately available funds. Notwithstanding the above, the final distribution in reduction of the Principal Balance of this Certificate will be made after due notice of the pendency of such distribution and only upon presentation and surrender of this Certificate at the office or agency specified by the Trustee for that purpose in the notice of final distribution.

            No transfer of a Class B-2 Certificate will be made unless the Holder hereof desiring to make any such transfer shall deliver to the Trustee
(i) a representation letter, in the form as described in the Agreement, stating either (a) that the transferee is not a Plan and is not acting on behalf of a Plan or using the assets of a Plan to effect such purchase or (b) subject to certain conditions described in the Agreement, that the source of funds used to purchase this Certificate is an "insurance company general account," or (ii) if such transferee is a Plan, (a) an opinion of counsel acceptable to and in form and substance satisfactory to the Trustee and the Seller with respect to certain matters and (b) such other documentation as the Seller or the Master Servicer may require, as described in the Agreement.

            Reference is hereby made to the further provisions of this Certificate set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

            This Certificate is issued on February 28, 2000, and based on its issue price of 92.24945%, including accrued interest, and a stated redemption price at maturity equal to its initial principal balance (plus 3 days of interest at the pass-through rate hereon), is issued with original issue discount ("OID") for federal income tax purposes. Assuming that this Certificate pays in accordance with projected cash flows reflecting the prepayment assumption of 100% of the Prepayment Vector (as defined in the Prospectus Supplement dated February 18, 2000 with respect to the offering of the Class A Certificates (except the Class I-A-PO and II-A-PO Certificates), Class B-1, Class B-2 and Class B-3 Certificates) used to price this Certificate: (i) the amount of OID as a percentage of the initial principal balance of this Certificate is approximately 7.81305000%; (ii) the annual yield to maturity of this Certificate, compounded monthly, is approximately 8.69%; and (iii) the amount of OID allocable to the short first accrual period (February 28, 2000 to March 25, 2000) as a percentage of the initial principal balance of this Certificate, calculated using the exact method, is approximately 0.03855480%.

            This Certificate constitutes a "regular interest" in a "real estate mortgage investment conduit" as those terms are defined in Section 860G(a)(1) and Section 860D, respectively, of the Internal Revenue Code of 1986, as amended.

            Unless this Certificate has been countersigned by an authorized officer of the Trustee, by manual signature, this Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose.

            IN WITNESS WHEREOF, the Trustee has caused this Certificate to be duly executed as of the date set forth below.

Dated:


                                       First Union National Bank,
                                          Trustee



                                       By:____________________________________
                                          Authorized Officer

Countersigned:


First Union National Bank,
   Trustee



By:____________________________________
   Authorized Officer

                                 EXHIBIT B-3
                   [FORM OF FACE OF CLASS B-3 CERTIFICATE]

THIS CERTIFICATE IS SUBORDINATED IN RIGHT OF PAYMENT TO THE CLASS A CERTIFICATES, THE CLASS B-1 CERTIFICATES AND THE CLASS B-2 CERTIFICATES AS DESCRIBED IN THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN.

EXCEPT AS PROVIDED IN SECTION 5.02(C) OF THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN, THIS CERTIFICATE MAY NOT BE PURCHASED BY OR TRANSFERRED TO ANY PERSON THAT HAS NOT DELIVERED A REPRESENTATION LETTER STATING EITHER (A) THAT THE TRANSFEREE IS NOT AN EMPLOYEE BENEFIT PLAN OR OTHER RETIREMENT ARRANGEMENT SUBJECT TO TITLE I OF THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED ("ERISA"), OR SECTION 4975 OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE "CODE"), OR A GOVERNMENTAL PLAN, AS DEFINED IN SECTION 3(32) OF ERISA, SUBJECT TO ANY FEDERAL, STATE OR LOCAL LAW WHICH IS, TO A MATERIAL EXTENT, SIMILAR TO THE FOREGOING PROVISIONS OF ERISA OR THE CODE (COLLECTIVELY, A "PLAN"), AND IS NOT ACTING ON BEHALF OF OR INVESTING THE ASSETS OF A PLAN OR (B) SUBJECT TO CERTAIN CONDITIONS SET FORTH IN THE POOLING AND SERVICING AGREEMENT, THAT THE SOURCE OF FUNDS USED TO PURCHASE THIS CERTIFICATE IS AN "INSURANCE COMPANY GENERAL ACCOUNT."

                MORTGAGE ASSET-BACKED PASS-THROUGH CERTIFICATE
                           SERIES 2000-1, CLASS B-3

         evidencing an interest in two pools of fixed interest rate, conventional, monthly pay, fully amortizing, first lien, one- to four-
      family residential mortgage loans, which may include loans secured by shares issued by cooperative housing corporations, sold by

                  NORWEST INTEGRATED STRUCTURED ASSETS, INC.
               (Not an interest in or obligation of the Seller)

            THIS CERTIFICATE DOES NOT EVIDENCE AN OBLIGATION OF, OR AN INTEREST IN, THE SELLER, THE MASTER SERVICER, THE TRUSTEE OR ANY OF THEIR AFFILIATES, AND IS NOT INSURED OR GUARANTEED BY THE SELLER, THE MASTER SERVICER, THE TRUSTEE OR ANY OF THEIR AFFILIATES, OR BY ANY GOVERNMENT AGENCY OR PRIVATE INSURER.

            DISTRIBUTIONS IN REDUCTION OF THE PRINCIPAL BALANCE OF THIS CERTIFICATE WILL BE MADE IN THE MANNER DESCRIBED IN THE POOLING AND SERVICING AGREEMENT. ACCORDINGLY, THE OUTSTANDING PRINCIPAL BALANCE OF THIS CERTIFICATE AT ANY TIME MAY BE LESS THAN THE INITIAL PRINCIPAL BALANCE REPRESENTED HEREBY.

Certificate No.                  Cut-Off Date:  February 1, 2000

CUSIP No.:  66938D DS 5          First Distribution Date:  March 27, 2000

                                 Denomination: $

Percentage Interest evidenced

by this Certificate:   %         Final Scheduled Maturity Date:  March 25, 2030

            THIS CERTIFIES THAT ____________________________ is the registered owner of the Percentage Interest evidenced by this Certificate in monthly distributions to the Holders of the Class B-3 Certificates with respect to a Trust Estate consisting of two pools of fixed interest rate, conventional, monthly pay, fully amortizing, first lien, one- to four-family residential mortgage loans, other than the Fixed Retained Yield, if any, with respect thereto, and which may include loans secured by shares issued by cooperative housing corporations (the "Group I Mortgage Loans" and "Group II Mortgage Loans", respectively), formed by Norwest Integrated Structured Assets, Inc. (hereinafter called the "Seller", which term includes any successor entity under the Agreement referred to below). The Trust Estate was created pursuant to a Pooling and Servicing Agreement dated as of February 28, 2000 (the "Agreement") among the Seller, Norwest Bank Minnesota, National Association, as master servicer (the "Master Servicer") and First Union National Bank, as trustee (the "Trustee"), a summary of certain of the pertinent provisions of which is set forth hereinafter. To the extent not defined herein, the capitalized terms used herein have the meanings ascribed to such terms in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

            Pursuant to the terms of the Agreement, a distribution will be made on the 25th day of each month or, if such 25th day is not a Business Day, the Business Day immediately following (the "Distribution Date"), commencing on the first Distribution Date specified above, to the Person in whose name this Certificate is registered at the close of business on the last Business Day of the month preceding the month of such distribution, in an amount equal to the product of the Percentage Interest evidenced by this Certificate and, subject to the prior rights of the Class A Certificates and each Class of Class B Certificates bearing a lower numerical designation as specified in the Agreement, any Class B-3 Distribution Amount required to be distributed to Holders of the Class B-3 Certificates on such Distribution Date, subject to adjustment, in certain events, as specified in the Agreement. The pass-through rate on the Class B-3 Certificates applicable to each Distribution Date will be 7.500% per annum. The amount of interest which accrues on this Certificate in any month will be subject to reduction with respect to any Non-Supported Interest Shortfall and the interest portion of certain Realized Losses allocated to the Class B-3 Certificates, as described in the Agreement.

            Distributions on this Certificate will be made on behalf of the Trustee either by the Master Servicer or by a Paying Agent appointed by the Master Servicer by check mailed to the address of the Person entitled thereto, as such name and address shall appear on the Certificate Register, unless such Person is entitled to receive payments by wire transfer in immediately available funds in accordance with the Pooling and Servicing Agreement and such Person has notified the Master Servicer pursuant to the Pooling and Servicing Agreement that such payments are to be made by wire transfer of immediately available funds. Notwithstanding the above, the final distribution in reduction of the Principal Balance of this Certificate will be made after due notice of the pendency of such distribution and only upon presentation and surrender of this Certificate at the office or agency specified by the Trustee for that purpose in the notice of final distribution.

            No transfer of a Class B-3 Certificate will be made unless the Holder hereof desiring to make any such transfer shall deliver to the Trustee
(i) a representation letter, in the form as described in the Agreement, stating either (a) that the transferee is not a Plan and is not acting on behalf of a Plan or using the assets of a Plan to effect such purchase or (b) subject to certain conditions described in the Agreement, that the source of funds used to purchase this Certificate is an "insurance company general account," or (ii) if such transferee is a Plan, (a) an opinion of counsel acceptable to and in form and substance satisfactory to the Trustee and the Seller with respect to certain matters and (b) such other documentation as the Seller or the Master Servicer may require, as described in the Agreement.

            Reference is hereby made to the further provisions of this Certificate set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

            This Certificate is issued on February 28, 2000, and based on its issue price of 89.05956%, including accrued interest, and a stated redemption price at maturity equal to its initial principal balance (plus 3 days of interest at the pass-through rate hereon), is issued with original issue discount ("OID") for federal income tax purposes. Assuming that this Certificate pays in accordance with projected cash flows reflecting the prepayment assumption of 100% of the Prepayment Vector (as defined in the Prospectus Supplement dated February 18, 2000 with respect to the offering of the Class A Certificates (except the Class I-A-PO and II-A-PO Certificates), Class B-1, Class B-2 and Class B-3 Certificates) used to price this Certificate: (i) the amount of OID as a percentage of the initial principal balance of this Certificate is approximately 11.00294000%; (ii) the annual yield to maturity of this Certificate, compounded monthly, is approximately 9.22%; and (iii) the amount of OID allocable to the short first accrual period (February 28, 2000 to March 25, 2000) as a percentage of the initial principal balance of this Certificate, calculated using the exact method, is approximately 0.05309400%.

            This Certificate constitutes a "regular interest" in a "real estate mortgage investment conduit" as those terms are defined in Section 860G(a)(1) and Section 860D, respectively, of the Internal Revenue Code of 1986, as amended.

            Unless this Certificate has been countersigned by an authorized officer of the Trustee, by manual signature, this Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose.

            IN WITNESS WHEREOF, the Trustee has caused this Certificate to be duly executed as of the date set forth below.

Dated:


                                       First Union National Bank,
                                          Trustee



                                       By:____________________________________
                                          Authorized Officer

Countersigned:


First Union National Bank,
   Trustee



By:____________________________________
   Authorized Officer

                                 EXHIBIT B-4
                   [FORM OF FACE OF CLASS B-4 CERTIFICATE]

THIS CERTIFICATE IS SUBORDINATED IN RIGHT OF PAYMENT TO THE CLASS A CERTIFICATES, THE CLASS B-1 CERTIFICATES, THE CLASS B-2 CERTIFICATES AND THE CLASS B-3 CERTIFICATES AS DESCRIBED IN THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN.

THIS CERTIFICATE HAS NOT BEEN AND WILL NOT BE REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR THE SECURITIES LAWS OF ANY STATE AND MAY NOT BE RESOLD OR TRANSFERRED UNLESS IT IS REGISTERED PURSUANT TO SUCH ACT AND LAWS OR IS SOLD OR TRANSFERRED IN TRANSACTIONS WHICH ARE EXEMPT FROM REGISTRATION UNDER SUCH ACT AND UNDER APPLICABLE STATE LAW AND IS TRANSFERRED IN ACCORDANCE WITH THE PROVISIONS OF SECTION 5.02 OF THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN.

EXCEPT AS PROVIDED IN SECTION 5.02(C) OF THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN, THIS CERTIFICATE MAY NOT BE PURCHASED BY OR TRANSFERRED TO ANY PERSON THAT HAS NOT DELIVERED A REPRESENTATION LETTER STATING EITHER (A) THAT THE TRANSFEREE IS NOT AN EMPLOYEE BENEFIT PLAN OR OTHER RETIREMENT ARRANGEMENT SUBJECT TO TITLE I OF THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED ("ERISA"), OR SECTION 4975 OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE "CODE"), OR A GOVERNMENTAL PLAN, AS DEFINED IN SECTION 3(32) OF ERISA, SUBJECT TO ANY FEDERAL, STATE OR LOCAL LAW WHICH IS, TO A MATERIAL EXTENT, SIMILAR TO THE FOREGOING PROVISIONS OF ERISA OR THE CODE (COLLECTIVELY, A "PLAN"), AND IS NOT ACTING ON BEHALF OF OR INVESTING THE ASSETS OF A PLAN OR (B) SUBJECT TO CERTAIN CONDITIONS SET FORTH IN THE POOLING AND SERVICING AGREEMENT, THAT THE SOURCE OF FUNDS USED TO PURCHASE THIS CERTIFICATE IS AN "INSURANCE COMPANY GENERAL ACCOUNT."

                MORTGAGE ASSET-BACKED PASS-THROUGH CERTIFICATE
                           SERIES 2000-1, CLASS B-4

         evidencing an interest in two pools of fixed interest rate, conventional, monthly pay, fully amortizing, first lien, one- to four-
      family residential mortgage loans, which may include loans secured by shares issued by cooperative housing corporations, sold by

                  NORWEST INTEGRATED STRUCTURED ASSETS, INC.
               (Not an interest in or obligation of the Seller)

            THIS CERTIFICATE DOES NOT EVIDENCE AN OBLIGATION OF, OR AN INTEREST IN, THE SELLER, THE MASTER SERVICER, THE TRUSTEE OR ANY OF THEIR AFFILIATES, AND IS NOT INSURED OR GUARANTEED BY THE SELLER, THE MASTER SERVICER, THE TRUSTEE OR ANY OF THEIR AFFILIATES, OR BY ANY GOVERNMENT AGENCY OR PRIVATE INSURER.

            DISTRIBUTIONS IN REDUCTION OF THE PRINCIPAL BALANCE OF THIS CERTIFICATE WILL BE MADE IN THE MANNER DESCRIBED IN THE POOLING AND SERVICING AGREEMENT. ACCORDINGLY, THE OUTSTANDING PRINCIPAL BALANCE OF THIS CERTIFICATE AT ANY TIME MAY BE LESS THAN THE INITIAL PRINCIPAL BALANCE REPRESENTED HEREBY.

Certificate No.                  Cut-Off Date:  February 1, 2000

CUSIP No.:  66938D DT 3          First Distribution Date:  March 27, 2000

                                 Denomination: $

Percentage Interest evidenced

by this Certificate:   %         Final Scheduled Maturity Date:  March 25, 2030

            THIS CERTIFIES THAT ____________________________ is the registered owner of the Percentage Interest evidenced by this Certificate in monthly distributions to the Holders of the Class B-4 Certificates with respect to a Trust Estate consisting of two pools of fixed interest rate, conventional, monthly pay, fully amortizing, first lien, one- to four-family residential mortgage loans, other than the Fixed Retained Yield, if any, with respect thereto, and which may include loans secured by shares issued by cooperative housing corporations (the "Group I Mortgage Loans" and "Group II Mortgage Loans", respectively), formed by Norwest Integrated Structured Assets, Inc. (hereinafter called the "Seller", which term includes any successor entity under the Agreement referred to below). The Trust Estate was created pursuant to a Pooling and Servicing Agreement dated as of February 28, 2000 (the "Agreement") among the Seller, Norwest Bank Minnesota, National Association, as master servicer (the "Master Servicer") and First Union National Bank, as trustee (the "Trustee"), a summary of certain of the pertinent provisions of which is set forth hereinafter. To the extent not defined herein, the capitalized terms used herein have the meanings ascribed to such terms in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

            Pursuant to the terms of the Agreement, a distribution will be made on the 25th day of each month or, if such 25th day is not a Business Day, the Business Day immediately following (the "Distribution Date"), commencing on the first Distribution Date specified above, to the Person in whose name this Certificate is registered at the close of business on the last Business Day of the month preceding the month of such distribution, in an amount equal to the product of the Percentage Interest evidenced by this Certificate and, subject to the prior rights of the Class A Certificates and each Class of Class B Certificates bearing a lower numerical designation as specified in the Agreement, any Class B-4 Distribution Amount required to be distributed to Holders of the Class B-4 Certificates on such Distribution Date, subject to adjustment, in certain events, as specified in the Agreement. The pass-through rate on the Class B-4 Certificates applicable to each Distribution Date will be 7.500% per annum. The amount of interest which accrues on this Certificate in any month will be subject to reduction with respect to any Non-Supported Interest Shortfall and the interest portion of certain Realized Losses allocated to the Class B-4 Certificates, as described in the Agreement.

            Distributions on this Certificate will be made on behalf of the Trustee either by the Master Servicer or by a Paying Agent appointed by the Master Servicer by check mailed to the address of the Person entitled thereto, as such name and address shall appear on the Certificate Register, unless such Person is entitled to receive payments by wire transfer in immediately available funds in accordance with the Pooling and Servicing Agreement and such Person has notified the Master Servicer pursuant to the Pooling and Servicing Agreement that such payments are to be made by wire transfer of immediately available funds. Notwithstanding the above, the final distribution in reduction of the Principal Balance of this Certificate will be made after due notice of the pendency of such distribution and only upon presentation and surrender of this Certificate at the office or agency specified by the Trustee for that purpose in the notice of final distribution.

            No transfer of a Class B-4 Certificate will be made unless such transfer is exempt from the registration requirements of the Securities Act of 1933, as amended, and any applicable state securities laws or is made in accordance with said Act and laws. In the event that such a transfer is desired to be made by the Holder hereof, (i) the transferee will be required to execute an investment letter in the form described in the Agreement and (ii) if such transfer is to be made within three years from the later of (a) the date of initial issuance of the Certificates or (b) the last date on which the Seller or any affiliate thereof was a Holder of the Certificates proposed to be transferred, and unless such transfer is made in reliance on Rule 144A of the Securities Act of 1933, as amended, the Trustee or the Seller may require the Holder to deliver an opinion of counsel acceptable to and in form and substance satisfactory to the Trustee and the Seller that such transfer is exempt (describing the applicable exemption and the basis therefor) from or is being made pursuant to the registration requirements of the Securities Act of 1933, as amended, and of any applicable statute of any state. The Holder hereof desiring to effect such transfer shall, and does hereby agree to, indemnify the Trustee, the Seller, the Master Servicer, and any Paying Agent acting on behalf of the Trustee against any liability that may result if the transfer is not so exempt or is not made in accordance with such Federal and state laws. In connection with any such transfer, the Trustee will also require (i) a representation letter, in the form as described in the Agreement, stating either (a) that the transferee is not a Plan and is not acting on behalf of a Plan or using the assets of a Plan to effect such purchase or (b) subject to certain conditions described in the Agreement, that the source of funds used to purchase this Certificate is an "insurance company general account," or (ii) if such transferee is a Plan, (a) an opinion of counsel acceptable to and in form and substance satisfactory to the Trustee and the Seller with respect to certain matters and (b) such other documentation as the Seller or the Master Servicer may require, as described in the Agreement.

            Reference is hereby made to the further provisions of this Certificate set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

            This Certificate is issued on February 28, 2000, and based on its issue price of 70.11662%, including accrued interest, and a stated redemption price at maturity equal to its initial principal balance (plus 3 days of interest at the pass-through rate hereon), is issued with original issue discount ("OID") for federal income tax purposes. Assuming that this Certificate pays in accordance with projected cash flows reflecting the prepayment assumption of 100% of the Prepayment Vector (as defined in the Prospectus Supplement dated February 18, 2000 with respect to the offering of the Class A Certificates (except the Class I-A-PO and II-A-PO Certificates), Class B-1, Class B-2 and Class B-3 Certificates) used to price this Certificate: (i) the amount of OID as a percentage of the initial principal balance of this Certificate is approximately 29.94588000%; (ii) the annual yield to maturity of this Certificate, compounded monthly, is approximately 13.06%; and (iii) the amount of OID allocable to the short first accrual period (February 28, 2000 to March 25, 2000) as a percentage of the initial principal balance of this Certificate, calculated using the exact method, is approximately 0.12404203%.

            This Certificate constitutes a "regular interest" in a "real estate mortgage investment conduit" as those terms are defined in Section 860G(a)(1) and Section 860D, respectively, of the Internal Revenue Code of 1986, as amended.

            Unless this Certificate has been countersigned by an authorized officer of the Trustee, by manual signature, this Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose.

            IN WITNESS WHEREOF, the Trustee has caused this Certificate to be duly executed as of the date set forth below.

Dated:


                                       First Union National Bank,
                                          Trustee



                                       By:____________________________________
                                          Authorized Officer

Countersigned:


First Union National Bank,
   Trustee



By:____________________________________
   Authorized Officer

                                 EXHIBIT B-5
                   [FORM OF FACE OF CLASS B-5 CERTIFICATE]

THIS CERTIFICATE IS SUBORDINATED IN RIGHT OF PAYMENT TO THE CLASS A CERTIFICATES, THE CLASS B-1 CERTIFICATES, THE CLASS B-2 CERTIFICATES, THE CLASS B-3 CERTIFICATES AND THE CLASS B-4 CERTIFICATES AS DESCRIBED IN THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN.

THIS CERTIFICATE HAS NOT BEEN AND WILL NOT BE REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR THE SECURITIES LAWS OF ANY STATE AND MAY NOT BE RESOLD OR TRANSFERRED UNLESS IT IS REGISTERED PURSUANT TO SUCH ACT AND LAWS OR IS SOLD OR TRANSFERRED IN TRANSACTIONS WHICH ARE EXEMPT FROM REGISTRATION UNDER SUCH ACT AND UNDER APPLICABLE STATE LAW AND IS TRANSFERRED IN ACCORDANCE WITH THE PROVISIONS OF SECTION 5.02 OF THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN.

EXCEPT AS PROVIDED IN SECTION 5.02(C) OF THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN, THIS CERTIFICATE MAY NOT BE PURCHASED BY OR TRANSFERRED TO ANY PERSON THAT HAS NOT DELIVERED A REPRESENTATION LETTER STATING EITHER (A) THAT THE TRANSFEREE IS NOT AN EMPLOYEE BENEFIT PLAN OR OTHER RETIREMENT ARRANGEMENT SUBJECT TO TITLE I OF THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED ("ERISA"), OR SECTION 4975 OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE "CODE"), OR A GOVERNMENTAL PLAN, AS DEFINED IN SECTION 3(32) OF ERISA, SUBJECT TO ANY FEDERAL, STATE OR LOCAL LAW WHICH IS, TO A MATERIAL EXTENT, SIMILAR TO THE FOREGOING PROVISIONS OF ERISA OR THE CODE (COLLECTIVELY, A "PLAN"), AND IS NOT ACTING ON BEHALF OF OR INVESTING THE ASSETS OF A PLAN OR (B) SUBJECT TO CERTAIN CONDITIONS SET FORTH IN THE POOLING AND SERVICING AGREEMENT, THAT THE SOURCE OF FUNDS USED TO PURCHASE THIS CERTIFICATE IS AN "INSURANCE COMPANY GENERAL ACCOUNT."

                MORTGAGE ASSET-BACKED PASS-THROUGH CERTIFICATE
                           SERIES 2000-1, CLASS B-5

         evidencing an interest in two pools of fixed interest rate, conventional, monthly pay, fully amortizing, first lien, one- to four-
      family residential mortgage loans, which may include loans secured by shares issued by cooperative housing corporations, sold by

                  NORWEST INTEGRATED STRUCTURED ASSETS, INC.
               (Not an interest in or obligation of the Seller)

            THIS CERTIFICATE DOES NOT EVIDENCE AN OBLIGATION OF, OR AN INTEREST IN, THE SELLER, THE MASTER SERVICER, THE TRUSTEE OR ANY OF THEIR AFFILIATES, AND IS NOT INSURED OR GUARANTEED BY THE SELLER, THE MASTER SERVICER, THE TRUSTEE OR ANY OF THEIR AFFILIATES, OR BY ANY GOVERNMENT AGENCY OR PRIVATE INSURER.

            DISTRIBUTIONS IN REDUCTION OF THE PRINCIPAL BALANCE OF THIS CERTIFICATE WILL BE MADE IN THE MANNER DESCRIBED IN THE POOLING AND SERVICING AGREEMENT. ACCORDINGLY, THE OUTSTANDING PRINCIPAL BALANCE OF THIS CERTIFICATE AT ANY TIME MAY BE LESS THAN THE INITIAL PRINCIPAL BALANCE REPRESENTED HEREBY.

Certificate No.                  Cut-Off Date:  February 1, 2000

CUSIP No.:  66938D DU 0          First Distribution Date:  March 27, 2000

                                 Denomination: $

Percentage Interest evidenced

by this Certificate:   %         Final Scheduled Maturity Date:  March 25, 2030

            THIS CERTIFIES THAT ____________________________ is the registered owner of the Percentage Interest evidenced by this Certificate in monthly distributions to the Holders of the Class B-5 Certificates with respect to a Trust Estate consisting of two pools of fixed interest rate, conventional, monthly pay, fully amortizing, first lien, one- to four-family residential mortgage loans, other than the Fixed Retained Yield, if any, with respect thereto, and which may include loans secured by shares issued by cooperative housing corporations (the "Group I Mortgage Loans" and "Group II Mortgage Loans", respectively), formed by Norwest Integrated Structured Assets, Inc. (hereinafter called the "Seller", which term includes any successor entity under the Agreement referred to below). The Trust Estate was created pursuant to a Pooling and Servicing Agreement dated as of February 28, 2000 (the "Agreement") among the Seller, Norwest Bank Minnesota, National Association, as master servicer (the "Master Servicer") and First Union National Bank, as trustee (the "Trustee"), a summary of certain of the pertinent provisions of which is set forth hereinafter. To the extent not defined herein, the capitalized terms used herein have the meanings ascribed to such terms in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

            Pursuant to the terms of the Agreement, a distribution will be made on the 25th day of each month or, if such 25th day is not a Business Day, the Business Day immediately following (the "Distribution Date"), commencing on the first Distribution Date specified above, to the Person in whose name this Certificate is registered at the close of business on the last Business Day of the month preceding the month of such distribution, in an amount equal to the product of the Percentage Interest evidenced by this Certificate and, subject to the prior rights of the Class A Certificates and each Class of Class B Certificates bearing a lower numerical designation as specified in the Agreement, any Class B-5 Distribution Amount required to be distributed to Holders of the Class B-5 Certificates on such Distribution Date, subject to adjustment, in certain events, as specified in the Agreement. The pass-through rate on the Class B-5 Certificates applicable to each Distribution Date will be 7.500% per annum. The amount of interest which accrues on this Certificate in any month will be subject to reduction with respect to any Non-Supported Interest Shortfall and the interest portion of certain Realized Losses allocated to the Class B-5 Certificates, as described in the Agreement.

            Distributions on this Certificate will be made on behalf of the Trustee either by the Master Servicer or by a Paying Agent appointed by the Master Servicer by check mailed to the address of the Person entitled thereto, as such name and address shall appear on the Certificate Register. Notwithstanding the above, the final distribution in reduction of the Principal Balance of this Certificate will be made after due notice of the pendency of such distribution and only upon presentation and surrender of this Certificate at the office or agency specified by the Trustee for that purpose in the notice of final distribution.

            No transfer of a Class B-5 Certificate will be made unless such transfer is exempt from the registration requirements of the Securities Act of 1933, as amended, and any applicable state securities laws or is made in accordance with said Act and laws. In the event that such a transfer is desired to be made by the Holder hereof, (i) the transferee will be required to execute an investment letter in the form described in the Agreement and (ii) if such transfer is to be made within three years from the later of (a) the date of initial issuance of the Certificates or (b) the last date on which the Seller or any affiliate thereof was a Holder of the Certificates proposed to be transferred, and unless such transfer is made in reliance on Rule 144A of the Securities Act of 1933, as amended, the Trustee or the Seller may require the Holder to deliver an opinion of counsel acceptable to and in form and substance satisfactory to the Trustee and the Seller that such transfer is exempt (describing the applicable exemption and the basis therefor) from or is being made pursuant to the registration requirements of the Securities Act of 1933, as amended, and of any applicable statute of any state. The Holder hereof desiring to effect such transfer shall, and does hereby agree to, indemnify the Trustee, the Seller, the Master Servicer, and any Paying Agent acting on behalf of the Trustee against any liability that may result if the transfer is not so exempt or is not made in accordance with such Federal and state laws. In connection with any such transfer, the Trustee will also require (i) a representation letter, in the form as described in the Agreement, stating either (a) that the transferee is not a Plan and is not acting on behalf of a Plan or using the assets of a Plan to effect such purchase or (b) subject to certain conditions described in the Agreement, that the source of funds used to purchase this Certificate is an "insurance company general account," or (ii) if such transferee is a Plan, (a) an opinion of counsel acceptable to and in form and substance satisfactory to the Trustee and the Seller with respect to certain matters and (b) such other documentation as the Seller or the Master Servicer may require, as described in the Agreement.

            Reference is hereby made to the further provisions of this Certificate set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

            This Certificate is issued on February 28, 2000, and based on its issue price of 51.19328%, including accrued interest, and a stated redemption price at maturity equal to its initial principal balance (plus 3 days of interest at the pass-through rate hereon), is issued with original issue discount ("OID") for federal income tax purposes. Assuming that this Certificate pays in accordance with projected cash flows reflecting the prepayment assumption of 100% of the Prepayment Vector (as defined in the Prospectus Supplement dated February 18, 2000 with respect to the offering of the Class A Certificates (except the Class I-A-PO and II-A-PO Certificates), Class B-1, Class B-2 and Class B-3 Certificates) used to price this Certificate: (i) the amount of OID as a percentage of the initial principal balance of this Certificate is approximately 48.86922000%; (ii) the annual yield to maturity of this Certificate, compounded monthly, is approximately 18.90%; and (iii) the amount of OID allocable to the short first accrual period (February 28, 2000 to March 25, 2000) as a percentage of the initial principal balance of this Certificate, calculated using the exact method, is approximately 0.16270582%.

            This Certificate constitutes a "regular interest" in a "real estate mortgage investment conduit" as those terms are defined in Section 860G(a)(1) and Section 860D, respectively, of the Internal Revenue Code of 1986, as amended.

            Unless this Certificate has been countersigned by an authorized officer of the Trustee, by manual signature, this Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose.

            IN WITNESS WHEREOF, the Trustee has caused this Certificate to be duly executed as of the date set forth below.

Dated:


                                       First Union National Bank,
                                          Trustee



                                       By:____________________________________
                                          Authorized Officer

Countersigned:


First Union National Bank,
   Trustee



By:____________________________________
   Authorized Officer

                                 EXHIBIT B-6
                   [FORM OF FACE OF CLASS B-6 CERTIFICATE]

THIS CERTIFICATE IS SUBORDINATED IN RIGHT OF PAYMENT TO THE CLASS A CERTIFICATES, THE CLASS B-1 CERTIFICATES, THE CLASS B-2 CERTIFICATES, THE CLASS B-3 CERTIFICATES, THE CLASS B-4 CERTIFICATES AND THE CLASS B-5 CERTIFICATES AS DESCRIBED IN THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN.

THIS CERTIFICATE HAS NOT BEEN AND WILL NOT BE REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR THE SECURITIES LAWS OF ANY STATE AND MAY NOT BE RESOLD OR TRANSFERRED UNLESS IT IS REGISTERED PURSUANT TO SUCH ACT AND LAWS OR IS SOLD OR TRANSFERRED IN TRANSACTIONS WHICH ARE EXEMPT FROM REGISTRATION UNDER SUCH ACT AND UNDER APPLICABLE STATE LAW AND IS TRANSFERRED IN ACCORDANCE WITH THE PROVISIONS OF SECTION 5.02 OF THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN.

EXCEPT AS PROVIDED IN SECTION 5.02(C) OF THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN, THIS CERTIFICATE MAY NOT BE PURCHASED BY OR TRANSFERRED TO ANY PERSON THAT HAS NOT DELIVERED A REPRESENTATION LETTER STATING EITHER (A) THAT THE TRANSFEREE IS NOT AN EMPLOYEE BENEFIT PLAN OR OTHER RETIREMENT ARRANGEMENT SUBJECT TO TITLE I OF THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED ("ERISA"), OR SECTION 4975 OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE "CODE"), OR A GOVERNMENTAL PLAN, AS DEFINED IN SECTION 3(32) OF ERISA, SUBJECT TO ANY FEDERAL, STATE OR LOCAL LAW WHICH IS, TO A MATERIAL EXTENT, SIMILAR TO THE FOREGOING PROVISIONS OF ERISA OR THE CODE (COLLECTIVELY, A "PLAN"), AND IS NOT ACTING ON BEHALF OF OR INVESTING THE ASSETS OF A PLAN OR (B) SUBJECT TO CERTAIN CONDITIONS SET FORTH IN THE POOLING AND SERVICING AGREEMENT, THAT THE SOURCE OF FUNDS USED TO PURCHASE THIS CERTIFICATE IS AN "INSURANCE COMPANY GENERAL ACCOUNT."

                MORTGAGE ASSET-BACKED PASS-THROUGH CERTIFICATE
                           SERIES 2000-1, CLASS B-6

         evidencing an interest in two pools of fixed interest rate, conventional, monthly pay, fully amortizing, first lien, one- to four-
      family residential mortgage loans, which may include loans secured by shares issued by cooperative housing corporations, sold by

                  NORWEST INTEGRATED STRUCTURED ASSETS, INC.
               (Not an interest in or obligation of the Seller)

            THIS CERTIFICATE DOES NOT EVIDENCE AN OBLIGATION OF, OR AN INTEREST IN, THE SELLER, THE MASTER SERVICER, THE TRUSTEE OR ANY OF THEIR AFFILIATES, AND IS NOT INSURED OR GUARANTEED BY THE SELLER, THE MASTER SERVICER, THE TRUSTEE OR ANY OF THEIR AFFILIATES, OR BY ANY GOVERNMENT AGENCY OR PRIVATE INSURER.

            DISTRIBUTIONS IN REDUCTION OF THE PRINCIPAL BALANCE OF THIS CERTIFICATE WILL BE MADE IN THE MANNER DESCRIBED IN THE POOLING AND SERVICING AGREEMENT. ACCORDINGLY, THE OUTSTANDING PRINCIPAL BALANCE OF THIS CERTIFICATE AT ANY TIME MAY BE LESS THAN THE INITIAL PRINCIPAL BALANCE REPRESENTED HEREBY.

Certificate No.                  Cut-Off Date:  February 1, 2000

CUSIP No.:  66938D DV 8          First Distribution Date:  March 27, 2000

                                 Denomination: $

Percentage Interest evidenced

by this Certificate:   %         Final Scheduled Maturity Date:  March 25, 2030

            THIS CERTIFIES THAT ____________________________ is the registered owner of the Percentage Interest evidenced by this Certificate in monthly distributions to the Holders of the Class B-6 Certificates with respect to a Trust Estate consisting of two pools of fixed interest rate, conventional, monthly pay, fully amortizing, first lien, one- to four-family residential mortgage loans, other than the Fixed Retained Yield, if any, with respect thereto, and which may include loans secured by shares issued by cooperative housing corporations (the "Group I Mortgage Loans" and "Group II Mortgage Loans", respectively), formed by Norwest Integrated Structured Assets, Inc. (hereinafter called the "Seller", which term includes any successor entity under the Agreement referred to below). The Trust Estate was created pursuant to a Pooling and Servicing Agreement dated as of February 28, 2000 (the "Agreement") among the Seller, Norwest Bank Minnesota, National Association, as master servicer (the "Master Servicer") and First Union National Bank, as trustee (the "Trustee"), a summary of certain of the pertinent provisions of which is set forth hereinafter. To the extent not defined herein, the capitalized terms used herein have the meanings ascribed to such terms in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

            Pursuant to the terms of the Agreement, a distribution will be made on the 25th day of each month or, if such 25th day is not a Business Day, the Business Day immediately following (the "Distribution Date"), commencing on the first Distribution Date specified above, to the Person in whose name this Certificate is registered at the close of business on the last Business Day of the month preceding the month of such distribution, in an amount equal to the product of the Percentage Interest evidenced by this Certificate and, subject to the prior rights of the Class A Certificates and each Class of Class B Certificates bearing a lower numerical designation as specified in the Agreement, any Class B-6 Distribution Amount required to be distributed to Holders of the Class B-6 Certificates on such Distribution Date, subject to adjustment, in certain events, as specified in the Agreement. The pass-through rate on the Class B-6 Certificates applicable to each Distribution Date will be 7.500% per annum. The amount of interest which accrues on this Certificate in any month will be subject to reduction with respect to any Non-Supported Interest Shortfall and the interest portion of certain Realized Losses allocated to the Class B-6 Certificates, as described in the Agreement.

            Distributions on this Certificate will be made on behalf of the Trustee either by the Master Servicer or by a Paying Agent appointed by the Master Servicer by check mailed to the address of the Person entitled thereto, as such name and address shall appear on the Certificate Register, unless such Person is entitled to receive payments by wire transfer in immediately available funds in accordance with the Pooling and Servicing Agreement and such Person has notified the Master Servicer pursuant to the Pooling and Servicing Agreement that such payments are to be made by wire transfer of immediately available funds. Notwithstanding the above, the final distribution in reduction of the Principal Balance of this Certificate will be made after due notice of the pendency of such distribution and only upon presentation and surrender of this Certificate at the office or agency specified by the Trustee for that purpose in the notice of final distribution.

            No transfer of a Class B-6 Certificate will be made unless such transfer is exempt from the registration requirements of the Securities Act of 1933, as amended, and any applicable state securities laws or is made in accordance with said Act and laws. In the event that such a transfer is desired to be made by the Holder hereof, (i) the transferee will be required to execute an investment letter in the form described in the Agreement and (ii) if such transfer is to be made within three years from the later of (a) the date of initial issuance of the Certificates or (b) the last date on which the Seller or any affiliate thereof was a Holder of the Certificates proposed to be transferred, and unless such transfer is made in reliance on Rule 144A of the Securities Act of 1933, as amended, the Trustee or the Seller may require the Holder to deliver an opinion of counsel acceptable to and in form and substance satisfactory to the Trustee and the Seller that such transfer is exempt (describing the applicable exemption and the basis therefor) from or is being made pursuant to the registration requirements of the Securities Act of 1933, as amended, and of any applicable statute of any state. The Holder hereof desiring to effect such transfer shall, and does hereby agree to, indemnify the Trustee, the Seller, the Master Servicer, and any Paying Agent acting on behalf of the Trustee against any liability that may result if the transfer is not so exempt or is not made in accordance with such Federal and state laws. In connection with any such transfer, the Trustee will also require (i) a representation letter, in the form as described in the Agreement, stating either (a) that the transferee is not a Plan and is not acting on behalf of a Plan or using the assets of a Plan to effect such purchase or (b) subject to certain conditions described in the Agreement, that the source of funds used to purchase this Certificate is an "insurance company general account," or (ii) if such transferee is a Plan, (a) an opinion of counsel acceptable to and in form and substance satisfactory to the Trustee and the Seller with respect to certain matters and (b) such other documentation as the Seller or the Master Servicer may require, as described in the Agreement.

            Reference is hereby made to the further provisions of this Certificate set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

            This Certificate is issued on February 28, 2000, and based on its issue price of 16.63013%, including accrued interest, and a stated redemption price at maturity equal to its initial principal balance (plus 3 days of interest at the pass-through rate hereon), is issued with original issue discount ("OID") for federal income tax purposes. Assuming that this Certificate pays in accordance with projected cash flows reflecting the prepayment assumption of 100% of the Prepayment Vector (as defined in the Prospectus Supplement dated February 18, 2000 with respect to the offering of the Class A Certificates (except the Class I-A-PO and II-A-PO Certificates), Class B-1, Class B-2 and Class B-3 Certificates) used to price this Certificate: (i) the amount of OID as a percentage of the initial principal balance of this Certificate is approximately 83.43237300%; (ii) the annual yield to maturity of this Certificate, compounded monthly, is approximately 54.29%; and (iii) the amount of OID allocable to the short first accrual period (February 28, 2000 to March 25, 2000) as a percentage of the initial principal balance of this Certificate, calculated using the exact method, is approximately 0.11313715%.

            This Certificate constitutes a "regular interest" in a "real estate mortgage investment conduit" as those terms are defined in Section 860G(a)(1) and Section 860D, respectively, of the Internal Revenue Code of 1986, as amended.

            Unless this Certificate has been countersigned by an authorized officer of the Trustee, by manual signature, this Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose.

            IN WITNESS WHEREOF, the Trustee has caused this Certificate to be duly executed as of the date set forth below.

Dated:


                                       First Union National Bank,
                                          Trustee



                                       By:____________________________________
                                          Authorized Officer

Countersigned:


First Union National Bank,
   Trustee



By:____________________________________
   Authorized Officer

                                  EXHIBIT C
               [Form of Reverse of Series 2000-1 Certificates]

                  NORWEST INTEGRATED STRUCTURED ASSETS, INC.
               MORTGAGE ASSET-BACKED PASS-THROUGH CERTIFICATES
                                  SERIES 2000-1

            This Certificate is one of a duly authorized issue of Certificates issued in several Classes designated as Mortgage Asset-Backed Pass-Through Certificates of the Series specified hereon (herein collectively called the "Certificates").

            The Certificates are limited in right of payment to certain collections and recoveries respecting the Mortgage Loans, all as more specifically set forth herein and in the Agreement. In the event funds are advanced with respect to any Mortgage Loan by a Servicer, the Master Servicer or the Trustee, such advances are reimbursable to such Servicer, the Master Servicer or the Trustee to the extent provided in the Agreement, from related recoveries on such Mortgage Loan or from other cash that would have been distributable to Certificateholders.

            As provided in the Agreement, withdrawals from the Certificate Account created for the benefit of Certificateholders may be made by the Master Servicer from time to time for purposes other than distributions to Certificateholders, such purposes including reimbursement to a Servicer, the Master Servicer or the Trustee, as applicable, of advances made by such Servicer, the Master Servicer or the Trustee.

            The Agreement permits, with certain exceptions therein provided, the amendment of the Agreement and the modification of the rights and obligations of the Seller, the Master Servicer, and the Trustee and the rights of the Certificateholders under the Agreement at any time by the Seller, the Master Servicer and the Trustee with the consent of the Holders of Certificates evidencing in the aggregate not less than 66 2/3% of the Voting Interests of each Class of Certificates affected thereby. Any such consent by the Holder of this Certificate shall be conclusive and binding on such Holder and upon all future holders of this Certificate and of any Certificate issued upon the transfer hereof or in exchange hereof or in lieu hereof whether or not notation of such consent is made upon the Certificate. The Agreement also permits the amendment thereof in certain circumstances without the consent of the Holders of any of the Certificates.

            As provided in the Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registrable in the Certificate Register upon surrender of this Certificate for registration of transfer at the office or agency appointed by the Trustee, duly endorsed by, or accompanied by an assignment in the form below or other written instrument of transfer in form satisfactory to the Trustee and the Certificate Registrar, duly executed by the Holder hereof or such Holder's attorney duly authorized in writing, and thereupon one or more new Certificates of authorized Denominations evidencing the same Class and aggregate Percentage Interest will be issued to the designated transferee or transferees.

            The Certificates are issuable only as registered Certificates without coupons in Classes and Denominations specified in the Agreement. As provided in the Agreement and subject to certain limitations therein set forth, Certificates are exchangeable for new Certificates of authorized Denominations evidencing the same Class and aggregate Percentage Interest, as requested by the Holder surrendering the same.

            No service charge will be made for any such registration of transfer or exchange, but the Trustee or the Certificate Registrar may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

            The Seller, the Master Servicer, the Trustee and the Certificate Registrar, and any agent of the Seller, the Master Servicer, the Trustee or the Certificate Registrar, may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and neither the Seller, the Master Servicer, the Trustee, the Certificate Registrar nor any such agent shall be affected by notice to the contrary.

            The obligations created by the Agreement in respect of the Certificates and the Trust Estate created thereby shall terminate upon the last action required to be taken by the Trustee on the Final Distribution Date pursuant to the Agreement following the earlier of (i) the payment or other liquidation (or advance with respect thereto) of the last Mortgage Loan subject thereto or the disposition of all property acquired upon foreclosure or deed in lieu of foreclosure of any Mortgage Loan, and (ii) the purchase by the Seller from the Trust Estate of all remaining Mortgage Loans and all property acquired in respect of such Mortgage Loans; provided, however, that the Trust Estate will in no event continue beyond the expiration of 21 years from the death of the last survivor of the descendants of Joseph P. Kennedy, the late ambassador of the United States to the Court of St. James, living on the date of the Agreement. The Agreement permits, but does not require, the Seller to purchase all remaining Mortgage Loans and all property acquired in respect of any Mortgage Loan at a price determined as provided in the Agreement. The exercise of such option will effect early retirement of the Certificates, the Seller's right to exercise such option being subject to the Pool Scheduled Principal Balance of the Mortgage Loans as of the Distribution Date upon which the proceeds of such repurchase are distributed being less than ten percent of the Cut-Off Date Aggregate Principal Balance.

                                   ASSIGNMENT

FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s) and transfer(s) unto ___________________________________________________________________________
________________________________________________________________________________
________________________________________________________________________________
    (Please print or typewrite name and address including postal zip code of assignee)

the beneficial interest evidenced by the within Mortgage Asset-Backed Pass-Through Certificate and hereby authorizes the transfer of registration of such interest to assignee on the Certificate Register of the Trust Estate.

            I (We) further direct the Certificate Registrar to issue a new Certificate of a like Denomination or Percentage Interest and Class, to the above named assignee and deliver such Certificate to the following address:

________________________________________________________________________________
________________________________________________________________________________

Social Security or other Identifying Number of Assignee:

Dated:



                                        ________________________________________
                                        Signature by or on behalf of assignor



                                        ________________________________________
                                                Signature Guaranteed

                            DISTRIBUTION INSTRUCTIONS

            The assignee should include the following for purposes of distribution:

            Distributions shall be made, if the assignee is eligible to receive distributions in immediately available funds, by wire transfer or otherwise, in immediately available funds to ________________________________________________
for the account of _____________________________________________ account number
_____________, or, if mailed by check, to _____________________________________.
Applicable statements should be mailed to _____________________________________.

            This information is provided by ______________________, the assignee named above, or ___________________________________, as its agent.

                                    EXHIBIT D

                                    RESERVED

                                    EXHIBIT E

                               CUSTODIAL AGREEMENT

            THIS CUSTODIAL AGREEMENT (as amended and supplemented from time to time, the "Agreement"), dated as of _____________, by and among FIRST UNION NATIONAL BANK, not individually, but solely as Trustee (including its successors under the Pooling and Servicing Agreement defined below, the "Trustee"), NORWEST INTEGRATED STRUCTURED ASSETS, INC. (together with any successor in interest, the "Seller"), NORWEST BANK MINNESOTA, NATIONAL ASSOCIATION (together with any successor in interest or successor under the Pooling and Servicing Agreement referred to below, the "Master Servicer") and ___________________________ (together with any successor in interest or any successor appointed hereunder, the "Custodian").

                          W I T N E S S E T H   T H A T

            WHEREAS, the Seller, the Master Servicer, and the Trustee, have entered into a Pooling and Servicing Agreement dated as of February 28, 2000 relating to the issuance of Mortgage Asset-Backed Pass-Through Certificates, Series 2000-1 (as in effect on the date of this Agreement, the "Original Pooling and Servicing Agreement", and as amended and supplemented from time to time, the "Pooling and Servicing Agreement"); and

            WHEREAS, the Custodian has agreed to act as agent for the Trustee for the purposes of receiving and holding certain documents and other instruments delivered by the Seller under the Pooling and Servicing Agreement, all upon the terms and conditions and subject to the limitations hereinafter set forth;

            NOW, THEREFORE, in consideration of the premises and the mutual covenants and agreements hereinafter set forth, the Trustee, the Seller, the Master Servicer and the Custodian hereby agree as follows:

                                    ARTICLE I

                                   Definitions

            Capitalized terms used in this Agreement and not defined herein shall have the meanings assigned in the Original Pooling and Servicing Agreement, unless otherwise required by the context herein.

                                   ARTICLE II

                          Custody of Mortgage Documents

            Section 2.1 Custodian to Act as Agent; Acceptance of Custodial Files. The Custodian, as the duly appointed agent of the Trustee for these purposes, acknowledges receipt of the Mortgage Notes, the Mortgages, the assignments and other documents relating to the Mortgage Loans identified on the schedule attached hereto and declares that it holds and will hold such Mortgage Notes, Mortgages, assignments and other documents and any similar documents received by the Trustee subsequent to the date hereof (the "Custodial Files") as agent for the Trustee, in trust, for the use and benefit of all present and future Certificateholders.

            Section 2.2 Recordation of Assignments. If any Custodial File includes one or more assignments to the Trustee of Mortgage Notes and related Mortgages that have not been recorded, each such assignment shall be delivered by the Custodian to the Seller for the purpose of recording it in the appropriate public office for real property records, and the Seller, at no expense to the Custodian, shall promptly cause to be recorded in the appropriate public office for real property records each such assignment and, upon receipt thereof from such public office, shall return each such assignment to the Custodian.

            Section 2.3 Review of Custodial Files. The Custodian agrees, for the benefit of Certificateholders, to review, in accordance with the provisions of
Section 2.01 of the Pooling and Servicing Agreement, each Custodial File. If in performing the review required by this Section 2.3 the Custodian finds any document or documents constituting a part of a Custodial File to be missing or defective in any material respect, the Custodian shall promptly so notify the Seller, the Master Servicer and the Trustee.

            Section 2.4 Notification of Breaches of Representations and Warranties. Upon discovery by the Custodian of a breach of any representation or warranty made by the Seller or the Master Servicer as set forth in the Pooling and Servicing Agreement, the Custodian shall give prompt written notice to the Seller, the Master Servicer and the Trustee.

            Section 2.5 Custodian to Cooperate; Release of Custodial Files. Upon the payment in full of any Mortgage Loan, or the receipt by the Master Servicer of a notification that payment in full will be escrowed in a manner customary for such purposes, the Master Servicer shall immediately notify the Custodian by a certification (which certification shall include a statement to the effect that all amounts received or to be received in connection with such payment which are required to be deposited in the Certificate Account pursuant to
Section 3.02 of the Pooling and Servicing Agreement have been or will be so deposited) of a Servicing Officer and shall request delivery to it of the Custodial File. The Custodian agrees, upon receipt of such certification and request, promptly to release the related Custodial File to the Master Servicer.

            From time to time as is appropriate for the servicing or foreclosure of any Mortgage Loan, the Master Servicer shall deliver to the Custodian a certificate of a Servicing Officer requesting that possession of all, or any document constituting part of, the Custodial File be released to the Master Servicer and certifying as to the reason for such release and that such release will not invalidate any insurance coverage provided in respect of the Mortgage Loan. With such certificate, the Master Servicer shall deliver to the Custodian a receipt signed by a Servicing Officer on behalf of the Master Servicer, and upon receipt of the foregoing, the Custodian shall deliver the Custodial File or such document to the Master Servicer. The Master Servicer shall cause each Custodial File or any document therein so released to be returned to the Custodian when the need therefor by the Master Servicer no longer exists, unless
(i) the Mortgage Loan has been liquidated and the Liquidation Proceeds relating to the Mortgage Loan have been deposited in the Certificate Account to the extent required by the Pooling and Servicing Agreement or (ii) the Custodial File or such document has been delivered to an attorney, or to a public trustee or other public official as required by law, for purposes of initiating or pursuing legal action or other proceedings for the foreclosure of the Mortgaged Property either judicially or non-judicially, and the Master Servicer has delivered to the Custodian a certificate of a Servicing Officer certifying as to the name and address of the Person to which such Custodial File or such document were delivered and the purpose or purposes of such delivery. In the event of the liquidation of a Mortgage Loan, the Custodian shall deliver such receipt with respect thereto to the Master Servicer upon deposit of the related Liquidation Proceeds in the Certificate Account to the extent required by the Pooling and Servicing Agreement.

            Section 2.6 Assumption Agreements. In the event that any assumption agreement or substitution of liability agreement is entered into with respect to any Mortgage Loan subject to this Agreement in accordance with the terms and provisions of the Pooling and Servicing Agreement, the Master Servicer shall notify the Custodian that such assumption or substitution agreement has been completed by forwarding to the Custodian the original of such assumption or substitution agreement, which copy shall be added to the related Custodial File and, for all purposes, shall be considered a part of such Custodial File to the same extent as all other documents and instruments constituting parts thereof.

                                   ARTICLE III

                            Concerning the Custodian

            Section 3.1 Custodian a Bailee and Agent of the Trustee. With respect to each Mortgage Note, Mortgage and other documents constituting each Custodian File which are delivered to the Custodian, the Custodian is exclusively the bailee and agent of the Trustee, holds such documents for the benefit of Certificateholders and undertakes to perform such duties and only such duties as are specifically set forth in this Agreement. Except upon compliance with the provisions of Section 2.5 of this Agreement, no Mortgage Note, Mortgage or other document constituting a part of a Custodial File shall be delivered by the Custodian to the Seller or the Master Servicer or otherwise released from the possession of the Custodian.

            Section 3.2 Indemnification. The Seller hereby agrees to indemnify and hold the Custodian harmless from and against all claims, liabilities, losses, actions, suits or proceedings at law or in equity, or any other expenses, fees or charges of any character or nature, which the Custodian may incur or with which the Custodian may be threatened by reasons of its acting as custodian under this Agreement, including indemnification of the Custodian against any and all expenses, including attorney's fees if counsel for the Custodian has been approved by the Seller, and the cost of defending any action, suit or proceedings or resisting any claim. Notwithstanding the foregoing, it is specifically understood and agreed that in the event any such claim, liability, loss, action, suit or proceeding or other expense, fees, or charge shall have been caused by reason of any negligent act, negligent failure to act, or willful misconduct on the part of the Custodian, or which shall constitute a willful breach of its duties hereunder, the indemnification provisions of this Agreement shall not apply.

            Section 3.3 Custodian May Own Certificates. The Custodian in its individual or any other capacity may become the owner or pledgee of Certificates with the same rights it would have if it were not Custodian.

            Section 3.4 Master Servicer to Pay Custodian's Fees and Expenses. The Master Servicer covenants and agrees to pay to the Custodian from time to time, and the Custodian shall be entitled to, reasonable compensation for all services rendered by it in the exercise and performance of any of the powers and duties hereunder of the Custodian, and the Master Servicer will pay or reimburse the Custodian upon its request for all reasonable expenses, disbursements and advances incurred or made by the Custodian in accordance with any of the provisions of this Agreement (including the reasonable compensation and the expenses and disbursements of its counsel and of all persons not regularly in its employ), except any such expense, disbursement or advance as may arise from its negligence or bad faith.

            Section 3.5 Custodian May Resign; Trustee May Remove Custodian. The Custodian may resign from the obligations and duties hereby imposed upon it as such obligations and duties relate to its acting as Custodian of the Mortgage Loans. Upon receiving such notice of resignation, the Trustee shall either take custody of the Custodial Files itself and give prompt notice thereof to the Seller, the Master Servicer and the Custodian or promptly appoint a successor Custodian by written instrument, in duplicate, one copy of which instrument shall be delivered to the resigning Custodian and one copy to the successor Custodian. If the Trustee shall not have taken custody of the Custodial Files and no successor Custodian shall have been so appointed and have accepted resignation, the resigning Custodian may petition any court of competent jurisdiction for the appointment of a successor Custodian.

            The Trustee may remove the Custodian at any time. In such event, the Trustee shall appoint, or petition a court of competent jurisdiction to appoint, a successor Custodian hereunder. Any successor Custodian shall be a depository institution subject to supervision or examination by federal or state authority and shall be able to satisfy the other requirements contained in Section 3.7.

            Any resignation or removal of the Custodian and appointment of a successor Custodian pursuant to any of the provisions of this Section 3.5 shall become effective upon acceptance of appointment by the successor Custodian. The Trustee shall give prompt notice to the Seller and the Master Servicer of the appointment of any successor Custodian. No successor Custodian shall have been appointed and accepted appointment by the Trustee without the prior approval of the Seller and the Master Servicer.

            Section 3.6 Merger or Consolidation of Custodian. Any Person into which the Custodian may be merged or converted or with which it may be consolidated, or any Person resulting from any merger, conversion or consolidation to which the Custodian shall be a party, or any Person succeeding to the business of the Custodian, shall be the successor of the Custodian hereunder, without the execution or filing of any paper or any further act on the part of any of the parties hereto, anything herein to the contrary notwithstanding.

            Section 3.7 Representations of the Custodian. The Custodian hereby represents that it is a depository institution subject to supervision or examination by a federal or state authority, has a combined capital and surplus of at least $10,000,000 and is qualified to do business in the jurisdiction in which it will hold any Custodian File.

                                   ARTICLE IV

                            Miscellaneous Provisions

            Section 4.1 Notices. All notices, requests, consents and demands and other communications required under this Agreement or pursuant to any other instrument or document delivered hereunder shall be in writing and, unless otherwise specifically provided, may be delivered personally, by telegram or telex, or by registered or certified mail, postage prepaid, return receipt requested, at the addresses specified on the signature page hereof (unless changed by the particular party whose address is stated herein by similar notice in writing), in which case the notice will be deemed delivered when received.

            Section 4.2 Amendments. No modification or amendment of or supplement to this Agreement shall be valid or effective unless the same is in writing and signed by all parties hereto, and neither the Seller, the Master Servicer nor the Trustee shall enter into any amendment hereof except as permitted by the Pooling and Servicing Agreement. The Trustee shall give prompt notice to the Custodian of any amendment or supplement to the Pooling and Servicing Agreement and furnish the Custodian with written copies thereof.

            SECTION 4.3 GOVERNING LAW. THIS AGREEMENT SHALL BE DEEMED A CONTRACT MADE UNDER THE LAWS OF THE STATE OF NEW YORK AND SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH AND GOVERNED BY THE LAWS OF THE STATE OF NEW YORK.

            Section 4.4 Recordation of Agreement. To the extent permitted by applicable law, this Agreement is subject to recordation in all appropriate public offices for real property records in all the counties or other comparable jurisdictions in which any or all of the properties subject to the Mortgages are situated, and in any other appropriate public recording office or elsewhere, such recordation to be effected by the Master Servicer and at its expense on direction by the Trustee, but only upon direction accompanied by an Opinion of Counsel to the effect that such recordation materially and beneficially affects the interests of the Certificateholders.

            For the purpose of facilitating the recordation of this Agreement as herein provided and for other purposes, this Agreement may be executed simultaneously in any number of counterparts, each of which counterparts shall be deemed to be an original, and such counterparts shall constitute but one and the same instrument.

            Section 4.5 Severability of Provisions. If any one or more of the covenants, agreements, provisions or terms of this Agreement shall be for any reason whatsoever held invalid, then such covenants, agreements, provisions or terms shall be deemed severable from the remaining covenants, agreements, provisions or terms of this Agreement and shall in no way affect the validity or enforceability of the other provisions of this Agreement or of the Certificates or the rights of the holders thereof.

            IN WITNESS WHEREOF, this Agreement is executed as of the date first above written.

Address:                              FIRST UNION NATIONAL BANK



401 South Tryon Street                By:__________________________________
Charlotte, North Carolina, 28202         Name:_____________________________
                                         Title:____________________________


Address:                              NORWEST INTEGRATED STRUCTURED
                                         ASSETS, INC.


7485 New Horizon Way
Frederick, Maryland 21703             By:__________________________________
                                         Name:_____________________________
                                         Title:____________________________


Address:                              NORWEST BANK MINNESOTA, NATIONAL
                                         ASSOCIATION

7485 New Horizon Way
Frederick, Maryland 21703             By:__________________________________
                                         Name:_____________________________
                                         Title:____________________________


Address:                              [CUSTODIAN]



                                      By:__________________________________
                                         Name:_____________________________
                                         Title:____________________________

STATE OF                )
                        )  ss.:
COUNTY OF               )


            On this ____ day of _________, 19__, before me, a notary public in and for the State of ____________, personally appeared _______________, known to me who, being by me duly sworn, did depose and say that he resides at __________________________; that he is the __________ of Norwest Integrated
Structured Assets, Inc. a Delaware corporation, one of the parties that executed the foregoing instrument; and that he signed his name thereto by order of the Board of Directors of said corporation.



                                        ______________________________________
                                                    Notary Public

            [NOTARIAL SEAL]

STATE OF                )
                        )  ss.:
COUNTY OF               )


            On this ____ day of _________, 19__, before me, a notary public in and for the State of ____________, personally appeared _______________, known to me who, being by me duly sworn, did depose and say that he resides at __________________________; that he is the __________ of Norwest Bank Minnesota,
National Association, a national banking association, one of the parties that executed the foregoing instrument; and that he signed his name thereto by order of the Board of Directors of said corporation.



                                        ______________________________________
                                                    Notary Public

            [NOTARIAL SEAL]

STATE OF                )
                        )  ss.:
COUNTY OF               )


            On this ___ day of ________, 19__, before me, a notary public in and for the State of ____________, personally appeared __________ _________, known to me who, being by me duly sworn, did depose and say that he resides at __________________________; that he is the ____________________ of First Union
National Bank, a national banking association, one of the parties that executed the foregoing instrument; and that he signed his name thereto by order of the Board of Directors of said association.



                                        ______________________________________
                                                    Notary Public

            [NOTARIAL SEAL]

STATE OF                )
                        )  ss.:
COUNTY OF               )


            On this ____ day of ________, 19 , before me, a notary public in and for the State of __________, personally appeared __________ __________, known to me who, being by me duly sworn, did depose and say that he resides at __________________________; that he is the _______________________ of
______________________, a _________________________, one of the parties that executed the foregoing instrument; and that he signed his name thereto by order of the Board of Directors of said association



                                        ______________________________________
                                                    Notary Public

            [NOTARIAL SEAL]

                                 EXHIBIT F-1

       [Schedule of Group I Mortgage Loans Serviced by Norwest Mortgage from locations other than Frederick, Maryland]


NISTAR
NMI / 2000-01  Exhibit F-1 (Group I)
30 YEAR FIXED RATE NON-RELOCATION AND RELOCATION LOANS


(i)      (ii)                                (iii)      (iv)     (v)        (vi)     (vii)    (viii)     (ix)         (x)     (xi)
-----    --------------------------------  ------- ----------- --------   -------- --------- -------- ------------- -------- -------
                                                               NET                                     CUT-OFF
MORTGAGE                                              MORTGAGE MORTGAGE   CURRENT   ORIGINAL SCHEDULED DATE
LOAN                                ZIP    PROPERTY   INTEREST INTEREST   MONTHLY   TERM TO  MATURITY  PRINCIPAL
NUMBER   CITY                STATE  CODE   TYPE       RATE     RATE       PAYMENT   MATURITY DATE      BALANCE       LTV     SUBSIDY
-------- --------------------------------- -----------------------------------------------------------------------------------------
7168961  FOLSOM              CA     95630  SFD           6.750     6.483  $1,034.61   360    1-Oct-28   $157,128.88   97.00
7197299  ST BONIFACIUS       MN     55375  SFD           6.875     6.608  $1,051.09   360    1-Oct-28   $156,623.29   96.97
7214178  CHULA VISTA         CA     91911  SFD           7.375     7.108  $1,085.33   360    1-Nov-28   $155,267.15   97.00
7458049  ST PAUL             MN     55117  SFD           6.875     6.608  $317.97     360    1-Dec-28    $47,812.05   97.00
7808792  PHILADELPHIA        PA     19145  SFD           9.000     7.500  $ 185.87    360    1-Jul-29   $ 22,862.82   70.00
7808804  PHILADELPHIA        PA     19145  SFD           9.000     7.500  $ 185.87    360    1-Jul-29   $ 22,862.82   70.00

                                                                                                        $562,557.01



TABLE (CONTINUED)

(i)      (xii)     (xiii)   (xv)      (xvi)
-----    --------- -------  -------  -------

MORTGAGE MORTGAGE           MASTER   FIXED
LOAN     INSURANCE SERVICE  SERVICE  RETAINED
NUMBER   CODE      FEE      FEE      YIELD
-----    --------- -------  -------  -------

7168961        11  0.250    0.017    0.000
7197299         1  0.250    0.017    0.000
7214178        17  0.250    0.017    0.000
7458049        13  0.250    0.017    0.000
7808792            0.250    0.017    1.233
7808804            0.250    0.017    1.233






COUNT:                     6
WAC:             7.150811068
WAM:             345.1775198
WALTV:           94.79703931

                                  EXHIBIT F-2A

     [Schedule of Group I Mortgage Loans Serviced by Norwest Mortgage in
                             Frederick, Maryland]



NISTAR
NMI / 2000-01  Exhibit F-2A (Group I)
30 YEAR FIXED RATE NON-RELOCATION AND RELOCATION LOANS


(i)      (ii)                               (iii)      (iv)      (v)       (vi)       (vii)     (viii)        (ix)
-----    ---------------- -----  ------  ----------  ---------  --------  ---------  ---------  ----------  -----------------
                                                                NET                                          CUT-OFF
MORTGAGE                                              MORTGAGE  MORTGAGE   CURRENT    ORIGINAL   SCHEDULED   DATE
LOAN                               ZIP     PROPERTY   INTEREST  INTEREST   MONTHLY    TERM TO    MATURITY    PRINCIPAL
NUMBER   CITY             STATE    CODE    TYPE       RATE      RATE       PAYMENT    MATURITY   DATE        BALANCE
-----    ---------------- -----  ------  ----------  ---------  --------  ---------  ---------  ----------  -----------------
4858058  SAN DIEGO          CA     92109     MF4       7.600    7.333       $2,327.93      360    1-Aug-28     $325,142.64
4863271  WATSONVILLE        CA     95076     SFD       7.750    7.483       $1,676.40      360    1-Sep-28     $231,042.60
4865841  FORT LEE BOROUGH   NJ     07024     COP       7.500    7.233       $380.37        360    1-Nov-28      $53,767.22
4891125  STATEN ISLAND      NY     10312     SFD       7.625    7.358       $1,103.46      360    1-Mar-29     $154,618.50
4895363  PRAIRIE GROVE      AR     72753     MF2       8.500    7.500       $656.66        360    1-Jul-29      $84,215.73
4914624  HACKENSACK         NJ     07601     MF2       8.250    7.500       $1,239.59      360    1-Feb-29     $162,028.97
4933149  BRIDGEPORT         CT     06605     MF3       8.375    7.500       $554.86        360    1-Mar-29      $72,483.02
4940378  LITTLETON          CO     80124     SFD       7.000    6.733       $2,009.22      360    1-Jan-29     $298,666.72
4941807  ANCHORAGE          AK     99502     MF4       7.625    7.358       $1,151.08      360    1-Jan-29     $158,534.69
4944726  GRAPEVINE          TX     76051     MF2       8.500    7.500       $954.23        360    1-Jan-29     $123,079.91
4945342  FAIRBORN           OH     45324     MF2       7.875    7.500       $367.98        360    1-Mar-29      $49,859.05
4948223  POCATELLO          ID     83201     MF3       8.625    7.500       $612.51        360    1-Jan-29      $78,118.78
4950279  BROOKLYN           NY     11222     MF2       7.875    7.500       $1,087.61      360    1-Apr-29     $148,847.32
4952222  EASTLAKE           OH     44095     SFD       6.375    6.108       $511.58        360    1-Feb-29      $81,038.63
4953644  DEWEY BEACH        DE     19971     MF2       7.125    6.858       $754.57        360    1-Mar-29     $110,984.96
4953870  PORT ARTHUR        TX     77642     SFD       7.750    7.483       $1,203.58      360    1-May-29     $166,904.78
4954814  ANCHORAGE          AK     99515     MF4       7.750    7.483       $1,237.96      360    1-Jan-29     $171,151.60
4954833  PALM HARBOR        FL     34683     SFD       7.875    7.500       $406.04        360    1-Feb-29      $55,520.45
4956874  LEBANON            OR     97355     SFD       7.625    7.358       $858.56        360    1-Mar-29     $120,302.94
4958667  SAN FRANCISCO      CA     94109     MF3       7.500    7.233       $2,887.76      360    1-Jan-29     $408,862.48
4961360  BROCKTON           MA     02301     MF2       8.750    7.500       $461.40        360    1-Apr-29      $58,301.27
4961364  IRVINGTON          NJ     07111     MF2       8.250    7.500       $480.81        360    1-Apr-29      $63,579.05
4962118  WESTON             FL     33327     SFD       8.000    7.500       $2,203.50      360    1-Jan-29     $295,845.44
4962495  CONROE             TX     77302     SFD       7.875    7.500       $344.41        360    1-Mar-29      $47,128.36
4962776  NAVARRE            FL     32566     SFD       8.375    7.500       $1,900.19      360    1-Apr-29     $248,396.30
4966949  RESTON             VA     22090     LCO       7.000    6.733       $278.77        360    1-Mar-29      $41,510.90
4967723  COBB               GA     31735     SFD       7.875    7.500       $377.04        360    1-Mar-29      $51,593.14
4968218  HIGHLAND MILLS     NY     10930     SFD       7.875    7.500       $1,444.34      360    1-Mar-29     $197,641.54
4968439  GREAT FALLS        MT     59405     SFD       7.625    7.358       $520.94        360    1-Mar-29      $72,904.75
4970251  EAST MEADOW        NY     11554     SFD       7.500    7.233       $971.91        360    1-Apr-29     $137,938.91
4970770  COLORADO SPRINGS   CO     80922     SFD       8.250    7.500       $852.31        360    1-Jan-29     $112,469.78
4970852  ANCHORAGE          AK     99507     MF4       7.875    7.500       $1,729.29      360    1-Mar-29     $236,634.11
4970900  RIVERDALE          GA     30274     SFD       8.750    7.500       $1,730.74      360    1-Feb-29     $218,418.69
4970909  RIVERDALE          GA     30274     SFD       8.750    7.500       $1,730.74      360    1-Feb-29     $218,418.69
4970914  RIVERDALE          GA     30274     SFD       8.750    7.500       $1,730.74      360    1-Feb-29     $218,418.69
4972466  MIDDLE VILLAGE     NY     11373     MF3       7.500    7.233       $2,496.20      360    1-May-29     $354,534.12
4973841  HOUSTON            TX     77098     MF4       8.375    7.500       $1,459.34      360    1-Mar-29     $190,640.47
4973970  GRESHAM            OR     97030     SFD       7.750    7.483       $606.80        360    1-Mar-29      $84,020.80
4975084  PUYALLUP           WA     98373     MF2       7.000    6.733       $1,027.23      360    1-Mar-29     $152,557.37
4975321  LUTZ               FL     33549     SFD       7.500    7.233       $1,036.24      360    1-Apr-29     $143,931.07
4975748  WASHINGTON         DC     20011     SFD       8.250    7.500       $507.11        360    1-May-29      $67,071.94
4976095  WEST VALLEY CITY   UT     84119     SFD       8.000    7.500       $1,047.82      360    1-Mar-29     $141,710.14
4976405  BRIDGEWATER        CT     06752     SFD       7.250    6.983       $1,719.09      360    1-Mar-29     $249,770.99
4976572  HAGERSTOWN         MD     21742     SFD       6.750    6.483       $473.48        360    1-Apr-29      $72,324.76
4979131  SAINT PETERSBURG   FL     33707     SFD       7.625    7.358       $551.38        360    1-Mar-29      $77,229.39
4979223  FORT LEE           NJ     07024     SFD       7.375    7.108       $1,906.27      360    1-Apr-29     $273,840.76
4979501  LEE''S SUMMIT      MO     64086     MF2       7.750    7.483       $573.85        360    1-Mar-29      $79,457.49
4979631  ORO VALLEY         AZ     85737     SFD       7.875    7.500       $543.80        360    1-Feb-29      $74,355.43
4980575  ENGLEWOOD          CO     80111     SFD       7.125    6.858       $1,683.62      360    1-Mar-29     $247,532.93
4980832  MILWAUKIE          OR     97222     SFD       8.375    7.500       $1,094.51      360    1-Apr-29     $143,076.26
4983156  CLEVELAND          OH     44112     SFD       7.250    6.983       $409.31        360    1-May-29      $59,411.80
4984669  SANTA MONICA       CA     90403     MF4       7.375    7.108       $2,009.86      360    1-Jan-29     $288,012.92
4986249  ANACORTES          WA     98221     SFD       7.625    7.358       $2,548.06      360    1-Apr-29     $357,318.62
4987584  SPRING LAKE        NC     28390     SFD       8.625    7.500       $495.85        360    1-Apr-29      $63,356.08
4989716  SPARTANBURG        SC     29303     SFD       8.500    7.500       $344.48        360    1-May-29      $44,548.65
4991159  FAIRVIEW           NJ     07022     MF2       8.500    7.500       $1,278.32      360    1-Apr-29     $164,982.57
4991161  BROOKLYN           NY     11235     MF3       7.875    7.500       $1,513.95      360    1-Apr-29     $206,281.58
4991603  PORTLAND           OR     97200     SFD       8.000    7.500       $763.12        360    1-Apr-29     $103,271.00
4992533  SARASOTA           FL     34241     LCO       8.500    7.500       $693.56        360    1-Mar-29      $88,758.16
4993284  LEWISVILLE         TX     75028     SFD       8.625    7.500       $640.51        360    1-Apr-29      $81,847.77
4995343  SAGAPONACK         NY     11962     SFD       7.875    7.500       $1,957.69      360    1-Jun-29     $268,478.90
4998330  AUSTIN             TX     78759     LCO       7.750    7.483       $707.82        360    1-Apr-29      $98,082.00
4999510  BURGAW             NC     28425     SFD       7.750    7.483       $426.27        360    1-May-29      $59,094.38
4999559  VERO BEACH         FL     32962     SFD       7.750    7.483       $286.57        360    1-May-29      $39,739.20
5001815  FARMINGTON         CT     06032     SFD       7.625    7.358       $2,654.23      360    1-May-29     $372,494.23
5002934  CHICAGO            IL     60625     MF3       6.750    6.483       $1,459.35      360    1-Feb-29     $222,602.01
5003104  STATEN ISLAND      NY     10306     MF2       8.375    7.500       $1,402.34      360    1-May-29     $183,438.56
5005907  SUN CITY           CA     92584     SFD       7.625    7.358       $934.29        360    1-Apr-29     $131,016.82
5007301  LAKELAND           FL     33815     SFD       8.625    7.500       $158.67        360    1-Apr-29      $20,267.48
5008177  LAKELAND           FL     33803     SFD       7.750    7.483       $451.34        360    1-May-29      $61,885.83
5009669  LAKESIDE           AZ     85929     SFD       8.500    7.500       $326.79        360    1-Apr-29      $42,234.17
5009678  LAKESIDE           AZ     85929     SFD       8.500    7.500       $269.12        360    1-Apr-29      $34,781.10
5009732  BAKERSFIELD        CA     93312     SFD       7.750    7.483       $1,110.44      360    1-May-29     $153,968.69
5010013  APTOS              CA     95003     SFD       7.625    7.358       $775.04        360    1-May-29     $108,728.02
5010646  NEWYORK            NY     10021     HCO       7.875    7.500       $3,551.03      360    1-May-29     $486,635.73
5011824  DAHLONEGA          GA     30533     SFD       7.750    7.483       $1,321.78      360    1-May-29     $183,297.31
5012677  RICHMOND           VA     23234     SFD       7.875    7.500       $394.44        360    1-Jun-29      $54,093.51
5017442  LAWRENCE           KS     66047     SFD       7.375    7.108       $509.72        360    1-May-29      $73,281.98
5020775  BROOKLYN           NY     11230     MF3       8.000    7.500       $2,476.46      360    1-Jul-29     $335,882.72
5021032  FORT LAUDERDALE    FL     33315     SFD       8.125    7.500       $1,470.15      360    1-May-29     $196,802.19
5021980  AUSTIN             TX     78705     LCO       7.875    7.500       $505.74        360    1-Jun-29      $69,357.01
5022019  DEER PARK          NY     11729     SFD       8.250    7.500       $1,061.54      360    1-May-29     $140,466.42
5023646  PASCO              WA     99301     MF2       7.000    6.733       $726.18        360    1-Jun-29     $108,419.44
5025328  PORTSMOUTH         VA     23704     MF2       8.500    7.500       $359.85        360    1-May-29      $46,124.72
5025981  MARLTON            NJ     08053     SFD       7.500    7.233       $349.61        360    1-May-29      $49,657.54
5026493  KENNEDALE          TX     76060     SFD       8.125    7.500       $387.59        360    1-Jun-29      $51,920.23
5027462  WASHINGTON         DC     20001     SFD       7.250    6.983       $1,217.69      360    1-Jun-29     $177,304.78
5028831  NORTH PORT         FL     34287     SFD       8.750    7.500       $438.59        360    1-Sep-29      $55,587.24
5028903  ARLINGTON          VA     22202     SFD       7.750    7.483       $1,260.89      360    1-Jun-29     $174,983.45
5028963  OLYMPIA            WA     98501     SFD       7.000    6.733       $797.70        360    1-May-29     $118,994.54
5030591  TAMPA              FL     33604     SFD       8.125    7.500       $270.65        360    1-Jun-29      $36,254.59
5031194  KEANSBURG          NJ     07734     SFD       8.375    7.500       $729.67        360    1-Jun-29      $95,510.81
5031564  BYRON              GA     31008     SFD       9.000    7.500       $325.15        360    1-Apr-29      $40,181.64
5032432  PEMBROKE PINES     FL     33029     SFD       8.000    7.500       $1,636.30      360    1-Jun-29     $220,744.28
5035804  SOUTH SAN FRANCISCOCA     94080     SFD       7.750    7.483       $2,005.96      360    1-Jun-29     $278,382.78
5036726  ATLANTA            GA     30307     SFD       7.500    7.233       $1,398.43      360    1-May-29     $198,630.23
5037400  SLIDELL            LA     70458     SFD       7.625    7.358       $877.67        360    1-Jun-29     $123,265.80
5037410  MIAMI              FL     33145     MF4       7.875    7.500       $763.50        360    1-Jun-29     $104,705.55
5039475  GREENVILLE         SC     29611     SFD       9.250    7.500       $368.56        360    1-Aug-29      $44,657.91
5039496  CORAL SPRINGS      FL     33076     SFD       7.750    7.483       $802.39        360    1-Jul-29     $111,435.76
5039570  SAN JOSE           CA     95117     MF4       7.000    6.733       $2,761.01      360    1-May-29     $411,866.01
5039609  SAN FRANCISCO      CA     94133     MF3       7.000    6.733       $1,450.36      360    1-May-29     $216,353.72
5041299  BROOKLYN           NY     11212     MF4       8.875    7.500       $1,253.15      360    1-Sep-29     $157,051.88
5044229  GARDNER            MA     01440     MF3       8.500    7.500       $664.35        360    1-Aug-29      $86,080.29
5045061  CHICAGO            IL     60647     MF4       8.000    7.500       $2,488.93      360    1-May-29     $337,096.16
5045089  NEW ORLEANS        LA     70124     MF2       8.500    7.500       $830.43        360    1-May-29     $106,987.00
5045092  OAKLAND            CA     94602     MF2       7.250    6.983       $723.11        360    1-May-29     $101,305.80
5045105  HARRISON TOWNSHIP  MI     48045     SFD       8.125    7.500       $736.56        360    1-May-29      $98,599.90
5045160  HAILEY             ID     83333     MF2       7.500    7.233       $1,625.67      360    1-May-29     $230,907.71
5045345  BALTIMORE          MD     21202     MF3       9.500    7.500       $590.28        360    1-Apr-29      $69,842.13
5045751  DENVER             CO     80224     SFD       7.500    7.233       $1,153.70      360    1-May-29     $163,869.99
5045759  MILWAUKEE          WI     53218     MF3       7.875    7.500       $443.74        360    1-Apr-29      $60,766.16
5045810  BALTIMORE          MD     21202     MF3       9.500    7.500       $590.28        360    1-Apr-29      $69,842.13
5045817  BALTIMORE          MD     21202     MF3       9.500    7.500       $590.28        360    1-Apr-29      $69,842.13
5045876  HILTON HEAD        SC     29928     SFD       7.750    7.483       $1,599.03      360    1-Apr-29     $221,574.08
5045886  TAYLORS            SC     29687     SFD       7.375    7.108       $745.93        360    1-May-29     $107,241.93
5045887  RICHMOND           VT     05477     MF3       8.500    7.500       $871.95        360    1-May-29     $112,763.88
5045954  CERRITOS           CA     90703     SFD       7.125    6.858       $1,212.69      360    1-May-29     $178,673.35
5045973  AURORA             CO     80012     SFD       7.375    7.108       $944.85        360    1-May-29     $135,839.74
5046058  NEW PHILADELPHIA   OH     44663     SFD       7.250    6.983       $610.55        360    1-Apr-29      $88,721.07
5046095  BIRMINGHAM         MI     48009     SFD       8.375    7.500       $459.84        360    1-May-29      $60,152.00
5046114  FORT LEE           NJ     07024     COP       8.000    7.500       $196.65        360    1-Jul-29      $26,671.57
5046124  WATERFORD          MI     48327     SFD       8.000    7.500       $1,115.33      360    1-May-29     $151,057.16
5046188  AKRON              OH     44305     SFD       8.500    7.500       $373.70        360    1-Apr-29      $48,258.45
5046276  CLEVELAND          OH     44111     SFD       8.375    7.500       $350.78        360    1-May-29      $45,884.46
5046514  MARSHALLVILLE      OH     44645     SFD       7.000    6.733       $868.22        360    1-Apr-29     $129,112.86
5046908  PROVO              UT     84604     MF2       7.500    7.233       $596.09        360    1-May-29      $84,666.06
5046957  TAOS               NM     87571     SFD       7.875    7.500       $496.68        360    1-May-29      $68,064.35
5046987  MERCED             CA     95348     MF4       8.375    7.500       $1,005.58      360    1-May-29     $131,538.86
5047009  PITTSBURG          CA     94565     MF4       7.750    7.483       $837.85        360    1-May-29     $116,187.58
5047027  OCEANSIDE          CA     92054     MF2       7.750    7.483       $1,289.55      360    1-May-29     $178,826.56
5047069  PLANO              TX     75093     SFD       7.625    7.358       $866.27        360    1-May-29     $121,572.20
5047872  HAMPTON            VA     23669     SFD       8.750    7.500       $463.76        360    1-Aug-29      $57,710.71
5048386  CASTRO VALLEY      CA     94552     SFD       8.375    7.500       $2,432.24      360    1-Jan-30     $319,801.09
5048517  MOORE              OK     73160     SFD       7.250    6.983       $660.35        360    1-May-29      $96,103.69
5048563  TULSA              OK     74145     SFD       7.625    7.358       $673.82        360    1-May-29      $94,563.88
5048719  HOPATCONG          NJ     07843     SFD       8.250    7.500       $383.15        360    1-Aug-29      $50,801.47
5049302  BOISE              ID     83709     SFD       8.750    7.500       $636.45        360    1-Sep-29      $80,663.81
5050723  BOULDER            CO     80301     LCO       8.000    7.500       $616.36        360    1-Jun-29      $83,538.47
5052178  COLLEGE STATION    TX     77845     MF2       8.000    7.500       $1,040.12      360    1-Oct-29     $141,365.70
5052180  COLLEGE STATION    TX     77845     MF2       8.000    7.500       $1,040.12      360    1-Oct-29     $141,365.70
5053591  WHARTON            NJ     07885     SFD       9.125    7.500       $1,562.18      360    1-Apr-29     $190,582.84
5053595  WHARTON            NJ     07885     SFD       9.125    7.500       $1,562.18      360    1-Apr-29     $190,421.70
5053600  WHARTON            NJ     07885     SFD       9.125    7.500       $1,562.18      360    1-Apr-29     $190,539.92
5053603  WHARTON            NJ     07885     SFD       9.125    7.500       $1,562.18      360    1-Apr-29     $190,539.92
5054446  BERKELY            NJ     08721     SFD       8.125    7.500       $553.16        360    1-Jun-29      $74,100.76
5055714  GREENPORT          NY     11944     SFD       8.125    7.500       $519.75        360    1-Sep-29      $69,675.95
5056003  ELDERSBURG         MD     21784     SFD       7.500    7.233       $1,299.84      360    1-Sep-29     $185,201.50
5057913  MAGNA              UT     84044     MF2       8.500    7.500       $664.73        360    1-Nov-29      $86,291.75
5058009  BARNEGAT           NJ     08005     SFD       8.750    7.500       $574.30        360    1-Sep-29      $72,786.88
5058542  MAGNA              UT     84044     MF2       8.500    7.500       $662.04        360    1-Nov-29      $85,942.39
5059221  SWISSVALE          PA     15218     MF2       8.875    7.500       $501.26        360    1-Sep-29      $62,820.76
5062413  LAKE MARY          FL     32746     SFD       8.375    7.500       $803.40        360    1-Dec-29     $105,568.14
5062417  EL PASO            TX     79924     SFD       8.875    7.500       $369.18        360    1-Sep-29      $46,268.00
5063640  COLLEGE STATION    TX     77845     MF2       8.500    7.500       $1,055.33      360    1-Sep-29     $136,828.37
5063872  MIAMI BEACH        FL     33141     LCO       8.000    7.500       $434.39        360    1-Sep-29      $58,955.56
5064758  ANCHORAGE          AK     99504     SFD       8.500    7.500       $1,730.06      360    1-Aug-29     $224,167.51
5064980  BRICK              NJ     08723     SFD       8.375    7.500       $658.99        360    1-Sep-29      $85,560.55
5067642  SCOTTSDALE         AZ     85258     LCO       9.250    7.500       $566.42        360    1-Sep-29      $68,668.73
5067836  LITTLETON          CO     80121     MF4       8.500    7.500       $1,922.28      360    1-Aug-29     $249,075.07
5068190  HENDERSONVILLE     NC     28792     SFD       9.000    7.500       $579.33        360    1-Sep-29      $71,800.39
5068243  OCEANSIDE          NY     11572     LCO       8.375    7.500       $1,793.78      360    1-Sep-29     $235,256.21
5068305  VAIL               CO     81657     HCT       8.500    7.500       $1,753.13      360    1-Sep-29     $227,299.49
5068906  RAHWAY             NJ     07065     MF2       7.875    7.500       $847.24        360    1-Jul-29     $116,232.71
5069666  TAMPA              FL     33647     SFD       8.250    7.500       $2,103.55      360    1-Sep-29     $279,094.89
5069746  FAYETTEVILLE       AR     72704     SFD       8.500    7.500       $421.37        360    1-Sep-29      $54,616.37
5069837  OLYMPIA            WA     98512     SFD       8.250    7.500       $1,060.07      360    1-Aug-29     $140,554.75
5071086  BEDFORD            TX     76021     SFD       8.375    7.500       $535.10        360    1-Sep-29      $70,178.09
5071110  CHARLOTTESVILLE    VA     22902     SFD       7.750    7.483       $424.12        360    1-Sep-29      $58,988.34
5071114  CHARLOTTESVILLE    VA     22902     SFD       7.750    7.483       $429.85        360    1-Sep-29      $59,785.50
5072144  NEW BRUNSWICK      NJ     08901     MF2       8.500    7.500       $1,319.00      360    1-Sep-29     $171,012.96
5072399  KEW GARDENS HILLS  NY     11367     SFD       8.250    7.500       $2,497.97      360    1-Sep-29     $331,424.18
5072667  TALLAHASSEE        FL     32304     SFD       8.500    7.500       $497.49        360    1-Sep-29      $64,501.20
5072774  NEW BRUNSWICK      NJ     08901     MF4       8.500    7.500       $1,924.98      360    1-Sep-29     $249,580.85
5073110  FAIRBANKS          AK     99709     SFD       8.625    7.500       $733.84        360    1-Aug-29      $93,703.21
5073542  MALBA              NY     11357     SFD       7.750    7.483       $2,292.52      360    1-Jun-29     $318,151.80
5073765  NORTH LAUDERDALE   FL     33068     SFD       9.250    7.500       $513.85        360    1-Sep-29      $62,295.54
5074151  CHARLOTTESVILLE    VA     22902     SFD       7.750    7.483       $418.39        360    1-Sep-29      $58,191.20
5074434  SAINT LOUIS        MO     63118     MF4       8.875    7.500       $408.17        360    1-Sep-29      $51,154.04
5074921  CHARLOTTESVILLE    VA     22902     SFD       7.750    7.483       $381.14        360    1-Oct-29      $53,048.31
5074970  CHARLOTTESVILLE    VA     22902     SFD       7.750    7.483       $418.39        360    1-Sep-29      $58,191.20
5074992  HICKSVILLE         NY     11802     SFD       8.625    7.500       $1,050.02      360    1-Sep-29     $134,595.69
5075085  CHARLOTTESVILLE    VA     22902     SFD       7.750    7.483       $315.94        360    1-Oct-29      $43,974.28
5075506  SUWANEE            GA     30024     SFD       8.375    7.500       $1,915.76      360    1-Aug-29     $251,093.49
5075699  CABOT              AR     72023     SFD       8.000    7.500       $540.06        360    1-Oct-29      $73,400.45
5076030  CABOT              AR     72023     SFD       8.000    7.500       $540.06        360    1-Oct-29      $73,400.45
5076067  CABOT              AR     72023     SFD       8.000    7.500       $513.05        360    1-Oct-29      $69,730.45
5076074  CABOT              AR     72023     SFD       8.000    7.500       $488.69        360    1-Oct-29      $66,419.44
5076079  CABOT              AR     72023     SFD       8.000    7.500       $485.24        360    1-Oct-29      $65,950.72
5076352  POTOMAC FALLS      VA     20165     SFD       8.000    7.500       $1,778.35      360    1-Sep-29     $241,536.00
5077145  SAN LUIS OBISPO    CA     93401     LCO       8.500    7.500       $522.09        360    1-Jul-29      $67,605.89
5077368  COLUMBUS           GA     31909     SFD       8.250    7.500       $323.43        360    1-Sep-29      $42,910.80
5077712  HOWEY-IN-THE-HILLS FL     34737     SFD       8.875    7.500       $883.96        360    1-Aug-29     $110,644.39
5077799  MAPLE VALLEY       WA     98038     SFD       8.375    7.500       $1,389.03      360    1-Jul-29     $181,938.04
5077858  NORTH MYRTLE BEACH SC     29582     LCO       9.125    7.500       $384.44        360    1-Sep-29      $47,122.36
5079177  DALLAS             TX     75248     SFD       7.875    7.500       $805.56        360    1-Sep-29     $110,712.62
5079598  COPPERAS COVE      TX     76522     MF2       8.500    7.500       $427.91        360    1-Oct-29      $55,513.68
5079664  MONTCLAIR          NJ     07043     MF2       8.250    7.500       $1,757.97      360    1-Oct-29     $233,396.93
5079953  SILVERTHORNE       CO     80498     SFD       8.750    7.500       $1,652.08      360    1-Sep-29     $209,386.98
5080531  CALDWELL           ID     83605     SFD       9.250    7.500       $473.13        360    1-Sep-29      $57,358.57
5080629  GARLAND            TX     75043     MF2       8.750    7.500       $1,073.06      360    1-Sep-29     $136,001.85
5080633  GARLAND            TX     75043     SFD       8.750    7.500       $1,069.91      360    1-Sep-29     $135,603.04
5080634  GARLAND            TX     75043     MF2       8.750    7.500       $1,066.77      360    1-Sep-29     $135,204.17
5080636  GARLAND            TX     75043     MF2       8.750    7.500       $1,073.06      360    1-Sep-29     $136,001.84
5080639  MOUNT AIRY         MD     21771     SFD       7.875    7.500       $1,393.23      360    1-Sep-29     $191,480.03
5080850  KEYSTONE           CO     80435     LCO       8.750    7.500       $1,353.13      360    1-Sep-29     $171,497.93
5080998  WHEATON            MD     20902     SFD       8.375    7.500       $684.07        360    1-Oct-29      $89,753.80
5081008  COLLIERVILLE       TN     38017     SFD       8.750    7.500       $1,793.68      360    1-Sep-29     $227,333.46
5081504  HAWLEY             PA     18428     SFD       8.875    7.500       $763.82        360    1-Sep-29      $95,726.89
5081885  AVALON             NJ     08202     LCT       8.625    7.500       $412.23        360    1-Aug-29      $52,808.85
5082065  SPRING             TX     77379     SFD       8.250    7.500       $1,096.10      360    1-Aug-29     $145,332.10
5082278  BEAUMONT           TX     77706     SFD       8.375    7.500       $614.98        360    1-Sep-29      $80,654.98
5082280  HAGERSTOWN         MD     21740     SFD       8.875    7.500       $1,115.90      360    1-Sep-29     $139,750.23
5083004  DENVER             CO     80206     LCO       8.625    7.500       $933.35        360    1-Oct-29     $119,713.53
5083341  MANASSAS PARK      VA     22111     SFD       8.625    7.500       $886.69        360    1-Sep-29     $113,658.55
5083389  RIVERHEAD          NY     11901     SFD       9.000    7.500       $435.80        360    1-Sep-29      $54,011.84
5084001  LONG BEACH         CA     90803     SFD       7.875    7.500       $4,189.81      360    1-May-29     $574,175.57
5084007  OAK PARK           IL     60304     SFD       8.500    7.500       $709.33        360    1-Sep-29      $90,979.55
5084071  RICHMOND           VA     23226     SFD       8.875    7.500       $4,535.18      360    1-Sep-29     $568,378.41
5084742  COLUMBUS           GA     31829     SFD       8.375    7.500       $340.52        360    1-Sep-29      $44,658.78
5084885  RESTON             VA     20194     SFD       9.125    7.500       $1,549.16      360    1-Sep-29     $189,885.60
5084891  RESTON             VA     20194     SFD       8.875    7.500       $1,193.47      360    1-Sep-29     $149,573.26
5084905  CLERMONT           FL     34711     LCO       9.375    7.500       $422.94        360    1-Sep-29      $50,595.04
5084908  CLERMONT           FL     34711     LCO       9.375    7.500       $494.06        360    1-Sep-29      $59,202.05
5085041  GREELEY            CO     80631     SFD       8.625    7.500       $821.35        360    1-Sep-29     $105,283.74
5086445  SAINT LOUIS        MO     63110     MF4       8.875    7.500       $508.42        360    1-Sep-29      $63,718.19
5086740  WILMINGTON         DE     19806     LCO       7.875    7.500       $493.05        360    1-Sep-29      $67,762.90
5087086  VIRGINIA BEACH     VA     23451     MF2       8.750    7.500       $896.84        360    1-Oct-29     $113,734.75
5087542  MIAMI              FL     33129     LCO       8.875    7.500       $2,058.74      360    1-Sep-29     $258,013.85
5087731  KISSIMMEE          FL     34747     SFD       9.250    7.500       $984.75        360    1-Oct-29     $119,448.87
5088006  MELBOURNE          FL     32934     SFD       8.750    7.500       $694.27        360    1-Sep-29      $87,992.37
5088114  LAGUNA NIGUEL      CA     92677     SFD       8.875    7.500       $1,456.99      360    1-Sep-29     $181,985.60
5088734  YPSILANTI          MI     48198     SFD       9.125    7.500       $312.44        360    1-Oct-29      $38,317.30
5089553  MECHANICSVILLE     VA     23111     SFD       9.250    7.500       $677.48        360    1-Sep-29      $82,133.19
5089566  KEW GARDENS        NY     11415     MF3       8.750    7.500       $3,256.94      360    1-Nov-29     $412,924.17
5089616  SAN ANTONIO        TX     78209     MF3       8.875    7.500       $883.17        360    1-Sep-29     $110,649.65
5089777  JAMAICA            NY     11432     MF3       9.375    7.500       $1,950.79      360    1-Nov-29     $234,181.88
5090227  MANHASSET          NY     11030     SFD       8.625    7.500       $3,888.95      360    1-Sep-29     $497,776.98
5090397  NORTHPORT          NY     11768     SFD       8.250    7.500       $1,202.03      360    1-Aug-29     $159,377.20
5090897  ORLANDO            FL     32825     SFD       8.500    7.500       $679.72        360    1-Sep-29      $88,016.78
5090938  ST LOUIS           MO     63111     SFD       8.750    7.500       $462.58        360    1-Sep-29      $58,628.35
5091327  BRONX              NY     10465     MF2       9.375    7.500       $1,630.23      360    1-Oct-29     $195,566.57
5091902  MIAMI              FL     33161     HCO       9.250    7.500       $484.97        360    1-Oct-29      $58,826.32
5092255  FRANKLIN           IN     46131     SFD       9.000    7.500       $743.71        360    1-Sep-29      $92,173.76
5092703  VIRGINIA BEACH     VA     23462     LCO       8.500    7.500       $384.46        360    1-Oct-29      $49,877.54
5093529  INDIANAPOLIS       IN     46201     MF2       9.000    7.500       $325.88        360    1-Oct-29      $40,410.48
5094822  AUSTIN             TX     78734     SFD       8.375    7.500       $2,185.97      360    1-Oct-29     $286,877.43
5094957  TAUNTON            MA     02780     MF3       8.750    7.500       $838.63        360    1-Nov-29     $106,414.63
5095518  SAN JOSE           CA     95134     LCO       8.875    7.500       $1,463.99      360    1-Oct-29     $183,582.77
5096122  SAN ANTONIO        TX     78247     SFD       8.750    7.500       $472.03        360    1-Sep-29      $59,824.81
5096132  COLORADO SPRINGS   CO     80922     SFD       8.750    7.500       $1,214.27      360    1-Sep-29     $153,899.47
5096181  MIAMI              FL     33179     SFD       9.000    7.500       $854.92        360    1-Oct-29     $106,015.20
5096205  YPSILANTI          MI     48198     SFD       9.125    7.500       $455.23        360    1-Oct-29      $55,829.53
5096208  FAYETTEVILLE       AR     72703     MF2       8.000    7.500       $660.39        360    1-Aug-29      $89,631.56
5096251  BROOKLYN           NY     11209     SFD       8.125    7.500       $2,227.49      360    1-Nov-29     $299,407.28
5096554  SARASOTA           FL     34235     SFD       8.750    7.500       $531.03        360    1-Oct-29      $67,342.92
5096601  LAKE WORTH         FL     33460     MF3       9.125    7.500       $821.61        360    1-Oct-29     $100,762.57
5096816  LAWRENCE           KS     66044     MF2       8.750    7.500       $767.04        360    1-Oct-29      $97,273.13
5097802  ANCHORAGE          AK     99507     SFD       8.875    7.500       $190.95        360    1-Sep-29      $23,931.75
5097991  KANSAS CITY        KS     66102     MF2       8.875    7.500       $168.28        360    1-Oct-29      $21,102.04
5097994  KANSAS CITY        KS     66102     MF2       8.875    7.500       $207.66        360    1-Oct-29      $26,040.82
5098164  AUSTIN             TX     78757     MF4       8.750    7.500       $870.10        360    1-Oct-29     $110,342.64
5098222  LAWRENCE           KS     66046     SFD       8.875    7.500       $445.57        360    1-Oct-29      $55,644.65
5098426  SCARSDALE          NY     10583     SFD       7.625    7.358       $2,349.88      360    1-Jul-29     $330,082.96
5099216  WASHINGTON         DC     20002     MF4       9.375    7.500       $987.71        360    1-Nov-29     $118,568.66
5099230  AUSTIN             TX     78723     SFD       8.625    7.500       $507.12        360    1-Oct-29      $65,044.36
5099282  DOUGLAS FLAT       CA     95229     SFD       8.875    7.500       $588.78        360    1-Oct-29      $73,832.19
5099435  MIAMI              FL     33139     LCO       9.875    7.500       $367.32        360    1-Oct-29      $42,222.15
5099483  FORT LAUDERDALE    FL     33306     LCO       9.500    7.500       $259.03        360    1-Oct-29      $30,642.85
5099614  AUSTIN             TX     78723     SFD       8.625    7.500       $488.46        360    1-Oct-29      $62,650.06
5100233  PHENIX CITY        AL     36867     SFD       8.500    7.500       $354.24        360    1-Nov-29      $45,985.67
5100328  DUNWOODY           GA     30350     SFD       8.875    7.500       $2,068.68      360    1-Nov-29     $259,559.47
5100484  SAN RAMON          CA     94583     SFD       8.250    7.500       $2,516.75      360    1-Sep-29     $333,917.10
5100691  STEAMBOAT SPRINGS  CO     80477     SFD       8.750    7.500       $4,877.55      360    1-Nov-29     $614,873.13
5101069  HURST              TX     76054     SFD       9.250    7.500       $1,579.54      360    1-Oct-29     $191,597.21
5101326  VENTURA            CA     93001     SFD       7.750    7.483       $1,862.68      360    1-Mar-29     $257,914.89
5102063  DALLAS             TX     75243     SFD       8.875    7.500       $1,389.20      360    1-Oct-29     $174,204.08
5102144  LAKE ARIEL         PA     18436     SFD       8.875    7.500       $397.83        360    1-Oct-29      $49,886.59
5104145  LUTZ               FL     33549     SFD       8.875    7.500       $1,656.30      360    1-Nov-29     $207,818.30
5104698  LIBERTY            NY     12754     LCO       8.875    7.500       $428.93        360    1-Jan-30      $53,879.78
5104879  SYKESVILLE         MD     21784     SFD       8.375    7.500       $1,428.18      360    1-Dec-29     $187,665.60
5104924  MARGATE            FL     33063     LCO       9.500    7.500       $261.09        360    1-Nov-29      $31,003.80
5105207  MANASSAS           VA     20110     SFD       9.875    7.500       $336.06        360    1-Oct-29      $38,628.76
5105273  ANCHORAGE          AK     99501     MF3       9.125    7.500       $917.78        360    1-Oct-29     $112,557.12
5105413  TOOELE             UT     84074     LCO       8.500    7.500       $462.12        360    1-Nov-29      $59,989.99
5105548  INDIANAPOLIS       IN     46241     SFD       9.250    7.500       $332.45        360    1-Oct-29      $40,325.20
5105571  TOOELE             UT     84074     LCO       8.625    7.500       $467.45        360    1-Nov-29      $59,992.79
5105583  TOOELE             UT     84074     LCO       8.500    7.500       $462.12        360    1-Nov-29      $59,989.99
5105587  TOOELE             UT     84074     LCO       8.625    7.500       $467.45        360    1-Nov-29      $59,992.79
5105767  GRAND RAPIDS       MI     49505     SFD       8.875    7.500       $496.48        360    1-Oct-29      $62,046.83
5105944  SAN DIEGO          CA     92128     LCO       9.375    7.500       $1,505.47      360    1-Dec-29     $180,816.47
5106102  MONTGOMERY         TX     77356     SFD       9.250    7.500       $662.26        360    1-Nov-29      $80,373.81
5106546  CHICAGO            IL     60617     SFD       8.125    7.500       $769.97        360    1-Oct-29     $103,425.90
5106582  SANIBEL            FL     33597     LCO       9.000    7.500       $1,432.23      360    1-Nov-29     $177,706.12
5106806  HENDERSON          NV     89015     LCO       8.750    7.500       $393.36        360    1-Nov-29      $49,913.03
5107077  LITTLETON          CO     80120     SFD       8.875    7.500       $1,304.06      360    1-Oct-29     $163,526.75
5107164  KANSAS CITY        KS     66101     MF2       8.875    7.500       $229.15        360    1-Oct-29      $28,734.68
5107795  ANCHORAGE          AK     99508     MF4       9.000    7.500       $1,615.69      360    1-Nov-29     $200,266.96
5108432  MOSCOW             ID     83843     SFD       8.875    7.500       $737.56        360    1-Nov-29      $92,472.38
5108743  TAMPA              FL     33617     SFD       8.875    7.500       $285.64        360    1-Oct-29      $35,818.59
5109096  EASTCHESTER        NY     10709     COP       8.875    7.500       $636.52        360    1-Jan-30      $79,955.15
5109259  ANCHORAGE          AK     99503     MF4       7.875    7.500       $1,202.42      360    1-Oct-29     $164,667.39
5109306  AUSTIN             TX     78701     HCO       8.750    7.500       $958.21        360    1-Nov-29     $121,588.21
5109462  GATLINBURG         TN     37738     SFD       8.500    7.500       $776.61        360    1-Nov-29     $100,815.12
5109518  TULSA              OK     74137     SFD       8.375    7.500       $4,815.82      360    1-Nov-29     $632,410.27
5109528  MERRIMAC           MA     01860     SFD       8.750    7.500       $660.83        360    1-Nov-29      $83,752.85
5110385  PONTE VEDRA BEACH  FL     32082     SFD       8.625    7.500       $1,045.35      360    1-Nov-29     $134,160.24
5110755  FAYETTEVILLE       AR     72701     MF4       9.125    7.500       $937.31        360    1-Oct-29     $114,951.94
5111228  FOREST HILLS       NY     11375     SFD       8.750    7.500       $1,969.90      360    1-Dec-29     $250,110.81
5111690  BRENTWOOD          NY     11717     SFD       8.625    7.500       $1,099.02      360    1-Nov-29     $141,047.91
5112059  WEEHAWKEN          NJ     07087     HCO       8.750    7.500       $503.49        360    1-Dec-29      $63,926.09
5113497  EL PASO            TX     79936     SFD       9.125    7.500       $468.66        360    1-Nov-29      $57,507.32
5113815  MIAMI              FL     33141     LCO       8.625    7.500       $485.35        360    1-Nov-29      $62,288.66
5114435  POST FALLS         ID     83854     SFD       8.875    7.500       $2,386.93      360    1-Nov-29     $299,491.72
5115093  WILMINGTON         NC     28412     SFD       9.000    7.500       $2,594.91      360    1-Dec-29     $322,146.36
5115211  CLEVELAND          OH     44128     MF2       9.125    7.500       $578.50        360    1-Jan-30      $71,062.16
5115735  BRONX              NY     10463     MF3       9.625    7.500       $2,356.17      360    1-Oct-29     $276,660.96
5116218  ORLANDO            FL     32807     SFD       9.375    7.500       $419.21        360    1-Nov-29      $48,598.40
5116222  ORLANDO            FL     32806     SFD       9.375    7.500       $374.29        360    1-Nov-29      $44,931.28
5116870  GAITHERSBURG       MD     20878     SFD       8.875    7.500       $1,670.85      360    1-Oct-29     $209,523.85
5117358  ALPHARETTA         GA     30022     SFD       8.500    7.500       $858.11        360    1-Nov-29     $111,395.73
5117996  BOYNTON BEACH      FL     33437     LCO       9.375    7.500       $623.82        360    1-Dec-29      $74,923.94
5118088  LITTLETON          CO     80124     SFD       8.875    7.500       $2,198.37      360    1-Dec-29     $275,989.05
5118153  CASTROVILLE        TX     78009     MF4       9.125    7.500       $937.31        360    1-Nov-29     $115,014.66
5118280  ISLIP              NY     11751     MF2       9.375    7.500       $1,730.04      360    1-Nov-29     $207,682.41
5118646  MIAMI              FL     33138     LCO       8.250    7.500       $408.69        360    1-Jan-30      $54,365.31
5118726  ANCHORAGE          AK     99508     MF4       9.125    7.500       $885.23        360    1-Dec-29     $108,683.76
5119446  CAPE CORAL         FL     33990     MF2       8.875    7.500       $572.87        360    1-Dec-29      $71,918.96
5119544  ANCHORAGE          AK     99508     MF4       9.000    7.500       $1,141.45      360    1-Nov-29     $141,627.80
5119823  STANWOOD           WA     98292     SFD       8.375    7.500       $2,553.85      360    1-Dec-29     $335,080.83
5119836  ANCHORAGE          AK     99507     SFD       8.500    7.500       $842.73        360    1-Jan-30     $109,533.60
5120476  NAUGATUCK          CT     06770     LCT       8.750    7.500       $226.57        360    1-Jan-30      $28,783.43
5121082  BRONX              NY     10469     MF2       8.875    7.500       $1,814.08      360    1-Dec-29     $227,742.67
5121117  HACKENSACK         NJ     07601     MF2       9.875    7.500       $1,814.85      360    1-Dec-29     $208,799.98
5121703  SPRING             TX     77373     SFD       9.500    7.500       $695.39        360    1-Dec-29      $82,618.32
5122290  HEMPSTEAD          TX     77445     SFD       8.125    7.500       $2,190.37      360    1-Dec-29     $291,784.10
5122587  POTTSTOWN          PA     19464     MF3       8.625    7.500       $696.90        360    1-Dec-29      $89,493.82
5122863  WEST BABYLON       NY     11704     COP       8.750    7.500       $393.36        360    1-Jan-30      $49,971.22
5122868  DEERFIELD BEACH    FL     33441     MF4       8.625    7.500       $1,802.14      360    1-Jan-30     $231,425.12
5122927  WILLOWICK          OH     44095     SFD       7.750    7.483       $447.76        360    1-Jan-30      $62,455.89
5123503  INDIANAPOLIS       IN     46201     MF2       9.250    7.500       $385.02        360    1-Dec-29      $46,751.27
5123571  KILLEEN            TX     76541     SFD       8.875    7.500       $317.47        360    1-Dec-29      $39,855.08
5123574  KILLEEN            TX     76541     SFD       8.875    7.500       $284.05        360    1-Dec-29      $35,659.81
5123900  LAGUNA NIGUEL      CA     92677     LCO       8.500    7.500       $864.26        360    1-Dec-29     $112,263.33
5124054  AUSTIN             TX     78729     MF4       9.000    7.500       $1,632.99      360    1-Dec-29     $202,719.81
5124056  AUSTIN             TX     78729     MF4       9.000    7.500       $1,632.99      360    1-Dec-29     $202,721.61
5124746  CHICAGO            IL     60617     SFD       9.250    7.500       $681.18        360    1-Dec-29      $82,713.81
5124823  WHITE PLAINS       NY     10603     COP       9.500    7.500       $329.28        360    1-Feb-30      $39,160.00
5124908  PALM HARBOR        FL     34684     SFD       8.500    7.500       $467.50        360    1-Dec-29      $60,726.08
5125806  ORLANDO            FL     32809     SFD       8.500    7.500       $799.29        360    1-Dec-29     $103,823.61
5125956  INDIANAPOLIS       IN     46224     SFD       8.875    7.500       $272.11        360    1-Dec-29      $34,161.52
5126037  WASHINGTON         DC     20002     MF4       9.625    7.500       $1,147.49      360    1-Dec-29     $134,870.12
5127139  LAKE WORTH         FL     33460     SFD       9.000    7.500       $423.64        360    1-Jan-30      $52,621.24
5127719  CAROLINA BEACH     NC     28428     HCT       9.000    7.500       $563.24        360    1-Jan-30      $69,961.76
5128180  PRESCOTT           AZ     86303     SFD       8.875    7.500       $2,549.64      360    1-Jan-30     $320,270.35
5128444  MARGATE            FL     33063     LCO       9.625    7.500       $218.03        360    1-Jan-30      $25,637.70
5128591  HOLLYWOOD          FL     33019     SFD       8.875    7.500       $1,734.51      360    1-Jan-30     $217,877.78
5130441  PALM HARBOR        FL     34684     SFD       8.750    7.500       $434.26        360    1-Dec-29      $55,136.25
5130450  OAKLAND            CA     94612     MF3       7.875    7.500       $2,755.27      360    1-Jan-30     $379,738.48
5130470  ANCHORAGE          AK     99516     SFD       8.625    7.500       $723.34        360    1-Dec-29      $92,889.80
5130629  TAMPA              FL     33616     SFD       8.625    7.500       $349.23        360    1-Dec-29      $44,846.78
5131100  PLAINFIELD         NJ     07060     MF3       8.750    7.500       $1,019.57      360    1-Jan-30     $129,525.43
5131113  NEWARK             NJ     07104     MF2       8.750    7.500       $1,118.69      360    1-Jan-30     $142,118.19
5131286  SEVIERVILLE        TN     37862     SFD       8.875    7.500       $951.68        360    1-Jan-30     $119,542.94
5131729  SAN BRUNO          CA     94066     SFD       7.875    7.500       $2,436.24      360    1-Jan-30     $335,768.76
5131760  LONG KEY           FL     33001     LCO       8.750    7.500       $843.74        360    1-Jan-30     $107,188.29
5132033  MONTICELLO         MN     55362     SFD       8.875    7.500       $560.13        360    1-Jan-30      $70,360.54
5132103  ANCHORAGE          AK     99501     MF4       9.000    7.500       $2,194.21      360    1-Dec-29     $272,400.96
5132500  GLEN ALLEN         VA     23059     SFD       8.500    7.500       $2,996.46      360    1-Dec-29     $389,226.16
5133013  ALBANY             GA     31707     SFD       8.625    7.500       $760.29        360    1-Feb-30      $97,750.00
5133387  PALM HARBOR        FL     34684     SFD       8.750    7.500       $462.58        360    1-Jan-30      $58,766.17
5133528  GULF BREEZE        FL     32561     SFD       8.500    7.500       $2,091.44      360    1-Jan-30     $271,835.23
5133978  FAIRBANKS          AK     99712     SFD       9.000    7.500       $704.04        360    1-Jan-30      $87,452.21
5134197  WASHINGTON         DC     20002     MF4       9.500    7.500       $1,014.50      360    1-Jan-30     $120,590.65
5134334  GREENWOOD          IN     46142     LCO       9.000    7.500       $333.12        360    1-Jan-30      $41,377.38
5134471  BROOKLYN           NY     11206     MF4      10.000    7.500       $2,294.68      360    1-Jan-30     $261,364.32
5134636  STATEN ISLAND      NY     10304     MF2       9.250    7.500       $691.05        360    1-Feb-30      $84,000.00
5136434  SEATTLE            WA     98133     SFD       8.500    7.500       $1,261.02      360    1-Feb-30     $164,000.00
5136462  EDINA              MN     55435     LCO       9.250    7.500       $1,180.96      360    1-Jan-30     $143,475.57
5136495  CINCINNATI         OH     45240     LCO       8.750    7.500       $502.71        360    1-Jan-30      $63,863.23
5137560  NORTH MIAMI        FL     33181     LCO       9.000    7.500       $470.71        360    1-Jan-30      $58,468.04
5138220  ERIE               CO     80516     SFD       8.750    7.500       $1,047.10      360    1-Jan-30     $133,023.42
5138380  OLDSMAR            FL     34677     SFD       8.750    7.500       $608.91        360    1-Jan-30      $77,355.47
5138778  MIAMI BEACH        FL     33139     LCO       9.000    7.500       $1,025.09      360    1-Feb-30     $127,400.00
5139587  NORFOLK            VA     23505     MF3       9.000    7.500       $724.17        360    1-Jan-30      $89,950.83
5140932  BUFORD             GA     30518     SFD       9.000    7.500       $498.95        360    1-Jan-30      $61,976.13
5141475  DEWEY BEACH        DE     19971     LCO       9.125    7.500       $569.55        360    1-Feb-30      $70,000.00
5142565  CHESHIRE           CT     06410     LCO       8.875    7.500       $373.16        360    1-Feb-30      $46,900.00
5143215  ORLANDO            FL     32808     MF2       9.125    7.500       $457.26        360    1-Feb-30      $56,200.00
5143523  RONKONKOMA         NY     11779     SFD       8.875    7.500       $692.22        360    1-Feb-30      $87,000.00
5143942  BATTLE GROUND      WA     98604     SFD       9.250    7.500       $490.32        360    1-Feb-30      $59,600.00
5145919  BROOKLYN           NY     11213     MF4       8.500    7.500       $1,660.85      360    1-Jan-30     $215,869.15
5146067  AUSTIN             TX     78704     MF4       9.375    7.500       $686.20        360    1-Feb-30      $82,500.00
5146276  HUNTINGTON         NY     11743     SFD       8.875    7.500       $1,531.62      360    1-Feb-30     $192,500.00
5146408  OAKLAND            CA     94607     SFD       9.375    7.500       $494.90        360    1-Feb-30      $59,500.00
5147735  KITTERY            ME     03904     SFD       8.875    7.500       $891.13        360    1-Feb-30     $112,000.00
5148303  COROLLA            NC     27927     SFD       8.375    7.500       $3,040.29      360    1-Aug-29     $398,464.47
5149511  ST LOUIS           MO     63110     MF2       8.500    7.500       $306.80        360    1-Dec-29      $39,750.77
5149618  BROOKLYN           NY     11236     MF3       7.750    7.483       $1,695.75      360    1-Feb-30     $206,700.00
5149700  RIDGEWOOD          NY     11385     MF4       8.750    7.500       $1,911.69      360    1-Feb-30     $243,000.00
5150179  BOISE              ID     83704     LCO       9.125    7.500       $400.71        360    1-Feb-30      $49,250.00
5155905  FLUSHING           NY     11358     MF2       9.125    7.500       $1,431.99      360    1-Feb-30     $176,000.00
6789634  SARATOGA SPRINGS   NY     12866     SFD       8.250    7.500       $1,171.98      360    1-May-28     $153,437.63
6858884  MT PLEASANT        SC     29464     PUD       7.500    7.233       $1,629.87      360    1-Apr-29     $231,295.31
6904465  CHAPEL HILL        NC     27516     LCO       8.500    7.500       $909.66        360    1-Sep-29     $117,175.49
6905819  YUCCA VALLEY       CA     92284     SFD       7.375    7.108       $2,590.03      360    1-May-29     $372,367.86
6939206  OSSINING           NY     10562     MF2       8.875    7.500       $1,670.85      360    1-Aug-29     $209,280.45
6947622  THURMONT           MD     21788     SFD       8.000    7.500       $2,875.44      360    1-Apr-29     $389,165.32
6957066  OAKLAND            CA     94610     HCO       7.500    7.233       $1,793.49      360    1-Mar-29     $254,339.32
6977945  NOKOMIS            FL     34275     SFD       7.500    7.233       $1,755.03      360    1-Jun-29     $249,476.76
7001352  TEMECULA           CA     92592     SFD       7.625    7.358       $3,051.44      360    1-Mar-29     $427,576.49
7073059  PHOENIX            AZ     85027     SFD       8.125    7.500       $556.87        360    1-Jan-29      $74,335.69
7084473  CHANDLER           AZ     85224     SFD       8.125    7.500       $1,013.51      360    1-Dec-28     $134,227.41
7105925  PUEBLO WEST        CO     81007     SFD       8.125    7.500       $415.20        360    1-Mar-29      $55,503.77
7146801  THOUSAND OAKS      CA     91361     SFD       7.500    7.233       $1,538.27      360    1-Mar-29     $218,146.83
7151870  GASTONIA           NC     28054     SFD       8.000    7.500       $914.27        360    1-Feb-29     $123,559.12
7154073  BAKERSFIELD        CA     93312     MF4       7.875    7.500       $1,566.15      360    1-Nov-28     $213,664.84
7164059  HUNTSVILLE         TX     77340     SFD       8.125    7.500       $742.50        360    1-Oct-29      $99,735.66
7191182  REDMOND            OR     97756     MF4       7.750    7.483       $1,510.91      360    1-May-29     $209,525.23
7195180  RENO               NV     89506     PUD       8.000    7.500       $1,165.43      360    1-Jan-29     $157,191.67
7212176  WOODINVILLE        WA     98072     LCO       7.625    7.358       $1,327.11      360    1-Jan-29     $185,666.99
7213995  ALEXANDRIA         VA     22304     SFD       7.250    6.983       $1,017.81      360    1-Feb-29     $147,755.91
7229157  RED HOOK           NY     12571     SFD       8.875    7.500       $1,392.38      360    1-Dec-29     $174,803.06
7230842  DENVER             CO     80219     SFD       8.125    7.500       $885.15        360    1-Jan-29     $118,157.06
7282074  BOTHELL            WA     98011     SFD       7.125    6.858       $1,349.46      360    1-Nov-28     $197,794.83
7290090  BERWYN             PA     19312     SFD       7.750    7.483       $2,435.80      360    1-Jun-29     $338,036.28
7293752  OWINGS MILLS       MD     21117     SFD       8.875    7.500       $1,968.03      360    1-Oct-29     $246,789.13
7316937  BUENA PARK         CA     90620     SFD       7.750    7.483       $2,412.88      360    1-Jan-29     $333,215.27
7317535  FALMOUTH           ME     04105     SFD       7.250    6.983       $681.49        360    1-Dec-28      $98,765.11
7330947  PRINCESS ANNE      MD     21853     SFD       7.875    7.500       $900.25        360    1-Dec-28     $122,911.11
7339392  PEORIA             AZ     85373     SFD       7.000    6.733       $942.73        360    1-Nov-28     $139,837.70
7350835  VANCOUVER          WA     98663     SFD       8.250    7.500       $968.48        360    1-Dec-28     $127,666.82
7355578  HOLLISTER          CA     95023     SFD       7.500    7.233       $1,264.91      360    1-Dec-28     $178,947.14
7361566  CARSON CITY        NV     89703     SFD       7.500    7.233       $908.84        360    1-Nov-28     $128,443.54
7361886  ATLANTA            GA     30350     LCO       6.625    6.358       $397.51        360    1-Jan-29      $61,323.71
7371709  SOUTH RIDING       VA     20152     PUD       6.875    6.608       $2,046.99      360    1-May-29     $309,189.25
7372017  CORONADO           CA     92118     MF2       7.375    7.108       $2,831.77      360    1-Mar-29     $406,460.80
7372656  KAILUA             HI     96734     LCO       8.375    7.500       $1,596.15      360    1-Oct-29     $209,472.41
7372671  KAILUA             HI     96734     LCO       8.375    7.500       $1,330.13      360    1-Oct-29     $174,560.32
7372682  KAILUA             HI     96734     LCO       8.375    7.500       $1,207.75      360    1-Oct-29     $158,500.81
7372697  KAILUA             HI     96734     LCO       8.375    7.500       $1,303.52      360    1-Oct-29     $171,069.14
7383231  STATESVILLE        NC     28625     SFD       8.000    7.500       $711.75        360    1-Dec-28      $96,048.28
7385525  SIERRA VISTA       AZ     85635     SFD       8.500    7.500       $1,494.77      360    1-Nov-29     $193,993.57
7387684  ROSWELL            GA     30076     PUD       8.000    7.500       $1,224.21      360    1-Dec-28     $165,203.06
7405999  RIVERTON           UT     84065     SFD       8.125    7.500       $1,265.96      360    1-May-29     $169,468.59
7409290  LAKE ZURICH        IL     60047     SFD       7.875    7.500       $1,111.17      360    1-Jan-29     $151,303.87
7416361  BOWIE              MD     20716     SFD       8.875    7.500       $2,150.31      360    1-Aug-29     $269,333.96
7427648  SEATTLE            WA     98121     HCO       8.875    7.500       $1,193.47      360    1-Dec-29     $149,831.18
7427992  LAGRANGE           OH     44050     SFD       8.250    7.500       $1,121.64      360    1-Jan-29     $146,978.49
7434508  RENO               NV     89509     SFD       8.000    7.500       $975.10        360    1-Dec-28     $131,575.09
7437655  PHOENIX            AZ     85021     SFD       9.125    7.500       $682.64        360    1-Aug-29      $82,805.67
7446983  HOMER              AK     99603     SFD       8.250    7.500       $1,460.46      360    1-May-29     $189,627.05
7458596  ROSEBURG           OR     97470     SFD       7.875    7.500       $717.09        360    1-Jan-29      $97,979.54
7460706  LEWES              DE     19958     SFD       8.375    7.500       $843.68        360    1-Jan-29     $109,682.81
7467530  CORONA             CA     91720     SFD       7.500    7.233       $1,268.72      360    1-Feb-29     $179,777.38
7468623  ATLANTA            GA     30339     LCO       9.500    7.500       $1,048.69      360    1-Oct-29     $124,468.68
7476466  FERNLEY            NV     89408     SFD       8.125    7.500       $705.37        360    1-Aug-29      $94,417.38
7477344  NEW BRAUNFELS      TX     78130     SFD       8.000    7.500       $669.05        360    1-Dec-28      $90,285.32
7479781  MONTROSE           PA     18801     SFD       8.000    7.500       $454.81        360    1-Feb-29      $61,465.21
7481702  ATLANTA            GA     30305     HCO       7.750    7.483       $630.44        360    1-Apr-29      $87,360.56
7485658  HILLSBORO          TX     76645     SFD       7.500    7.233       $267.45        360    1-Feb-29      $37,519.25
7493086  NORTHAMPTON        MA     01060     SFD       6.500    6.233       $632.07        360    1-Apr-29      $99,073.60
7499042  WHITEFISH          MT     59937     SFD       8.250    7.500       $2,306.39      360    1-Apr-29     $304,628.64
7499264  SHREVEPORT         LA     71106     SFD       7.750    7.483       $995.81        360    1-May-29     $138,093.93
7500531  HUDSON             WI     54016     SFD       8.375    7.500       $836.08        360    1-Jul-29     $109,511.26
7502624  SALTAIRE           NY     11706     SFD       8.500    7.500       $2,114.51      360    1-Apr-29     $273,279.92
7509548  IMPERIAL           CA     92251     MF3       7.750    7.483       $1,191.04      360    1-Mar-29     $158,671.88
7514431  LEESBURG           VA     20175     SFD       6.875    6.608       $1,653.49      360    1-Jun-29     $249,974.01
7527947  WEATHERFORD        TX     76088     SFD       8.375    7.500       $1,740.57      360    1-Nov-29     $228,560.03
7529408  DUDLEY             NC     28333     SFD       8.000    7.500       $341.20        360    1-Feb-29      $46,111.56
7533862  WINDER             GA     30680     SFD       8.250    7.500       $574.72        360    1-Mar-29      $75,851.37
7534433  DES MOINES         IA     50312     MF2       7.750    7.483       $424.26        360    1-Feb-29      $58,700.23
7535244  SYRACUSE           NY     13205     MF2       8.750    7.500       $290.29        360    1-Mar-29      $36,657.80
7536996  FULLERTON          CA     92835     SFD       7.875    7.500       $3,367.95      360    1-Feb-29     $460,522.44
7539780  NASHVILLE          TN     37221     LCO       7.250    6.983       $351.32        360    1-Mar-29      $51,044.50
7545707  ELIZABETH CITY     NC     27909     SFD       9.125    7.500       $358.00        360    1-Aug-29      $43,856.81
7548370  BAKERSFIELD        CA     93309     MF4       8.000    7.500       $780.73        360    1-Jun-29     $105,815.32
7548383  BAKERSFIELD        CA     93309     MF4       8.000    7.500       $792.47        360    1-Jun-29     $107,406.53
7551324  DANA POINT         CA     92629     MF4       7.500    7.233       $908.98        360    1-Mar-29     $128,809.07
7552573  TYBEE ISLAND       GA     31328     SFD       7.875    7.500       $1,324.70      360    1-Feb-29     $180,910.91
7553380  WEST PEORIA        IL     61602     SFD       7.375    7.108       $414.41        360    1-Mar-29      $59,482.02
7557508  FORT COLLINS       CO     80524     SFD       7.750    7.483       $1,309.24      360    1-May-29     $181,558.75
7561690  VENETIA            PA     15367     LCO       7.500    7.233       $500.29        360    1-Mar-29      $70,926.91
7563782  WESTBORO           MA     01581     SFD       7.875    7.500       $1,177.51      360    1-Apr-29     $161,248.82
7564169  INDIAN WELLS       CA     92210     SFD       7.250    6.983       $2,046.53      360    1-Apr-29     $297,595.03
7564964  OXNARD             CA     93030     SFD       7.500    7.233       $1,873.89      360    1-Mar-29     $265,740.34
7565404  MISSION VIEJO      CA     92692     PUD       7.500    7.233       $2,517.17      360    1-Mar-29     $356,967.55
7565789  KOLOA              HI     96756     LCO       7.500    7.233       $3,539.77      360    1-Sep-29     $499,655.19
7569508  CHEYENNE           WY     82001     MF3       7.875    7.500       $605.43        360    1-Feb-29      $82,785.02
7570664  CLEVELAND          OH     44110     SFD       8.250    7.500       $194.57        360    1-Mar-29      $25,649.32
7571965  VIENNA             VA     22180     SFD       7.875    7.500       $1,908.38      360    1-Mar-29     $260,725.52
7573361  GRAND JUNCTION     CO     81501     SFD       8.750    7.500       $615.20        360    1-Apr-29      $77,733.99
7575633  NOKOMIS            FL     34275     MF2       8.000    7.500       $389.63        360    1-Feb-29      $52,415.07
7577384  MUNCIE             IN     47303     SFD       8.250    7.500       $378.64        360    1-May-29      $50,102.66
7577561  GIBSONIA           PA     15044     SFD       7.750    7.483       $462.09        360    1-Feb-29      $63,933.83
7579746  DILLON             CO     80435     SFD       7.625    7.358       $1,976.16      360    1-Mar-29     $276,905.18
7581079  GOLDSBORO          NC     27530     SFD       8.000    7.500       $807.14        360    1-Jun-29     $109,395.59
7581708  NORMAN             OK     73071     SFD       8.375    7.500       $629.34        360    1-Jun-29      $82,345.50
7583176  ELLENSBURG         WA     98926     SFD       7.875    7.500       $858.48        360    1-Apr-29     $117,560.72
7584330  RENO               NV     89509     SFD       7.750    7.483       $2,829.83      360    1-Mar-29     $391,832.35
7585325  SAN BERNARDINO     CA     92410     SFD       8.750    7.500       $424.75        360    1-Mar-29      $53,636.55
7585835  CORNWALL           NY     12518     SFD       8.125    7.500       $2,479.94      360    1-Feb-29     $331,278.35
7587566  FORT COLLINS       CO     80524     SFD       8.125    7.500       $868.05        360    1-Apr-29     $116,109.82
7589307  OAKDALE            NY     11769     SFD       7.125    6.858       $4,042.31      360    1-Mar-29     $594,562.58
7592226  BRECKENRIDGE       CO     80424     SFD       7.750    7.483       $1,955.30      360    1-Mar-29     $270,741.33
7592843  PUKALANI           HI     96768     SFD       7.500    7.233       $3,146.47      360    1-Apr-29     $446,564.78
7592901  MORRISTOWN         TN     37814     SFD       7.750    7.483       $295.52        360    1-Mar-29      $40,904.33
7593030  OFALLON            MO     63366     SFD       9.000    7.500       $965.55        360    1-Nov-29     $119,763.27
7599307  LA PLATA           MD     20646     SFD       8.000    7.500       $2,017.46      360    1-Sep-29     $274,011.18
7600360  PHOENIX            AZ     85037     SFD       7.750    7.483       $438.44        360    1-Apr-29      $60,755.33
7600727  NORTHRIDGE         CA     91325     SFD       7.375    7.108       $2,590.03      360    1-Mar-29     $371,545.77
7600972  MANCHESTER         NH     03102     MF3       8.625    7.500       $784.01        360    1-Apr-29     $100,185.28
7601616  UNION CITY         NJ     07087     MF3       8.500    7.500       $574.38        360    1-Mar-29      $74,184.19
7602368  LANSING            MI     48912     MF2       8.000    7.500       $257.18        360    1-Mar-29      $34,780.12
7604900  STATE COLLEGE      PA     16801     SFD       7.875    7.500       $526.40        360    1-Mar-29      $72,032.03
7606802  MEMPHIS            TN     38109     SFD       7.750    7.483       $260.77        360    1-Mar-29      $36,108.14
7608294  AMELIA             OH     45102     SFD       8.000    7.500       $1,088.17      360    1-Mar-29     $147,168.24
7610211  LAWRENCEVILLE      GA     30045     SFD       7.875    7.500       $899.09        360    1-Mar-29     $123,029.85
7613164  CANTON             MI     48187     SFD       7.500    7.233       $527.91        360    1-Apr-29      $74,782.06
7613247  ATLANTA            GA     30328     LCO       8.500    7.500       $623.34        360    1-Oct-29      $80,868.44
7614961  PAULSBORO          NJ     08066     SFD       8.375    7.500       $319.23        360    1-Apr-29      $41,730.59
7617261  HUNTINGTON BEACH   CA     92646     SFD       7.750    7.483       $1,275.21      360    1-May-29     $176,839.70
7617300  KAILUA-KONA        HI     96740     LCO       8.125    7.500       $995.69        360    1-Apr-29     $133,195.57
7622331  RIVERTON           UT     84065     LCO       8.750    7.500       $891.57        360    1-Apr-29     $112,656.12
7623659  BRANDON            SD     57005     SFD       7.875    7.500       $543.80        360    1-Jul-29      $74,631.52
7624904  LITTLE ROCK        AR     72205     MF2       8.375    7.500       $684.06        360    1-Apr-29      $89,422.75
7625402  PORTAGE            IN     46368     SFD       8.375    7.500       $229.16        360    1-Mar-29      $29,936.53
7625712  ATHENS             GA     30601     SFD       8.125    7.500       $378.23        360    1-Apr-29      $50,596.41
7626066  FT WAYNE           IN     46825     SFD       8.875    7.500       $1,016.75      360    1-Sep-29     $127,225.73
7626905  NORTH POTOMAC      MD     20878     SFD       8.625    7.500       $2,326.95      360    1-Aug-29     $298,095.99
7631685  WYCKOFF            NJ     07481     SFD       7.750    7.483       $4,569.85      360    1-Sep-29     $635,599.69
7631744  MIDLAND            PA     15059     MF2       8.375    7.500       $266.03        360    1-Apr-29      $34,718.35
7633098  MINNEAPOLIS        MN     55405     MF2       8.500    7.500       $1,653.16      360    1-Apr-29     $211,165.17
7634254  MINNEAPOLIS        MN     55407     SFD       7.750    7.483       $555.94        360    1-May-29      $76,891.19
7637658  PHOENIX            AZ     85027     SFD       8.000    7.500       $1,153.84      360    1-Apr-29     $156,162.70
7638840  SPICER             MN     56288     SFD       8.500    7.500       $1,922.28      360    1-Dec-29     $248,536.50
7639030  BALTIMORE          MD     21218     SFD       8.500    7.500       $588.22        360    1-Mar-29      $75,803.98
7639822  WOODBURY           MN     55125     SFD       8.375    7.500       $1,725.36      360    1-Aug-29     $225,984.32
7640531  MANCHESTER         NH     03104     MF3       8.000    7.500       $452.00        360    1-May-29      $61,217.92
7643436  IRVINE             CA     92614     LCO       7.375    7.108       $990.93        360    1-Apr-29     $142,349.56
7643740  WILMINGTON         DE     19805     MF2       8.750    7.500       $389.42        360    1-Sep-29      $49,355.50
7643748  WILMINGTON         DE     19805     MF2       8.750    7.500       $389.42        360    1-Sep-29      $49,355.50
7643753  WLMINGTON          DE     19805     MF2       8.750    7.500       $403.58        360    1-Sep-29      $51,150.24
7643928  COLUMBIA           MO     65201     SFD       7.875    7.500       $251.24        360    1-Apr-29      $34,194.01
7647803  MICHIGAN CITY      IN     46360     MF2       8.750    7.500       $346.15        360    1-Apr-29      $43,732.63
7649500  SHARON             MA     02067     SFD       8.750    7.500       $3,146.80      360    1-Nov-29     $399,304.56
7651183  HUBER HEIGHTS      OH     45424     SFD       8.000    7.500       $510.70        360    1-May-29      $68,641.11
7653298  NEWTON             MA     02468     SFD       8.250    7.500       $2,563.70      360    1-Apr-29     $339,005.35
7660232  SAN RAFAEL         CA     94903     SFD       8.500    7.500       $2,126.05      360    1-Apr-29     $274,770.51
7661804  QUINCY             MA     02169     MF4       8.500    7.500       $1,049.95      360    1-Apr-29     $135,695.91
7663092  APPLE VALLEY       CA     92308     MF3       7.875    7.500       $704.77        360    1-May-29      $96,581.90
7663260  TEMECULA           CA     92592     SFD       8.375    7.500       $1,486.13      360    1-Sep-29     $194,386.89
7663324  FORT COLLINS       CO     80521     SFD       8.625    7.500       $885.51        360    1-May-29     $113,227.40
7665105  LUBBOCK            TX     79414     MF2       7.750    7.483       $722.14        360    1-Jun-29     $100,217.84
7667603  PACIFICA           CA     94044     SFD       7.500    7.233       $2,594.04      360    1-Apr-29     $368,025.43
7667713  GALT               CA     95632     SFD       7.625    7.358       $492.62        360    1-Apr-29      $69,081.66
7671174  NEW ORLEANS        LA     70116     MF2       8.750    7.500       $272.59        360    1-Jun-29      $34,486.41
7671395  LAS VEGAS          NV     89108     SFD       9.250    7.500       $643.33        360    1-Aug-29      $77,952.03
7673265  NEPTUNE TOWNSHIP   NJ     07756     SFD       8.000    7.500       $566.47        360    1-Apr-29      $76,666.14
7674304  LANSING            MI     48910     SFD       8.375    7.500       $345.83        360    1-May-29      $45,238.27
7674347  GERMANTOWN         MD     20876     SFD       7.875    7.500       $1,763.37      360    1-Sep-29     $242,352.09
7674506  BRATTLEBORO        VT     05301     SFD       8.375    7.500       $798.08        360    1-May-29     $104,367.47
7674941  REPUBLIC           WA     99166     SFD       8.375    7.500       $493.67        360    1-Sep-29      $64,739.69
7676470  OCEANSIDE          CA     92054     SFD       7.750    7.483       $1,392.19      360    1-Sep-29     $193,633.31
7678200  SOUTH RIDING       VA     20152     SFD       7.750    7.483       $2,204.40      360    1-Dec-29     $307,264.26
7678377  SALT LAKE CITY     UT     84111     LCO       8.500    7.500       $615.32        360    1-Jul-29      $79,678.37
7679310  COLUMBUS           GA     31901     SFD       7.875    7.500       $375.59        360    1-Jun-29      $51,508.14
7683680  ROCKPORT           TX     78382     SFD       8.375    7.500       $1,710.16      360    1-Oct-29     $224,217.41
7685372  BLOOMINGTON        MN     55431     SFD       8.125    7.500       $1,123.40      360    1-Dec-29     $150,965.17
7689803  COLUMBUS           OH     43204     SFD       8.625    7.500       $353.89        360    1-May-29      $45,251.20
7690278  HENDERSON          NV     89052     SFD       8.500    7.500       $2,280.87      360    1-Oct-29     $295,305.65
7691049  SOUTH RIDING       VA     20152     SFD       8.000    7.500       $2,757.12      360    1-Jan-30     $375,497.88
7691996  BENICIA            CA     94510     SFD       8.250    7.500       $2,691.94      360    1-Nov-29     $357,629.81
7692755  MILWAUKEE          WI     53211     SFD       7.500    7.233       $1,288.65      360    1-Jul-29     $183,324.44
7694094  CHICAGO            IL     60621     MF2       8.375    7.500       $476.95        360    1-May-29      $62,386.31
7694462  ATHENS             GA     30601     SFD       8.125    7.500       $647.48        360    1-Jun-29      $86,735.70
7696380  SALT LAKE CITY     UT     84105     SFD       7.750    7.483       $902.68        360    1-Jun-29     $125,272.28
7697497  DAYTON             OH     45420     SFD       8.375    7.500       $380.04        360    1-Apr-29      $49,679.23
7702984  VANCOUVER          WA     98682     SFD       8.375    7.500       $680.72        360    1-Sep-29      $89,277.75
7706314  SHEBOYGAN          WI     53081     SFD       8.500    7.500       $387.84        360    1-Jul-29      $50,016.96
7708254  ALPHARETTA         GA     30005     SFD       7.875    7.500       $1,698.45      360    1-Sep-29     $233,429.30
7709096  MUNCIE             IN     47303     SFD       8.250    7.500       $604.77        360    1-May-29      $80,025.10
7709822  SALT LAKE CITY     UT     84109     SFD       7.625    7.358       $1,613.42      360    1-Aug-29     $226,944.21
7710404  PRINCETON          NJ     08540     LCO       8.250    7.500       $845.17        360    1-Jun-29     $111,912.14
7711492  AVON               MN     56310     SFD       8.250    7.500       $866.81        360    1-Sep-29     $115,007.04
7711607  PARKER             AZ     85344     LCO       7.875    7.500       $598.18        360    1-Jun-29      $81,431.30
7714045  EDGARTOWN          MA     02539     MF2       7.750    7.483       $780.89        360    1-Jul-29     $108,450.93
7716565  KIHEI              HI     96753     SFD       7.500    7.233       $1,451.43      360    1-Jun-29     $206,226.98
7716751  UNION CITY         CA     94587     SFD       7.625    7.358       $1,842.39      360    1-Jun-29     $258,758.86
7717359  VIRGINIA BEACH     VA     23454     SFD       7.500    7.233       $3,496.07      360    1-Jun-29     $489,788.48
7717419  PHOENIX            AZ     85014     LCO       8.250    7.500       $710.51        360    1-Aug-29      $94,206.88
7719297  BERTHA             MN     56347     SFD       8.750    7.500       $881.10        360    1-Jan-30     $111,835.57
7721356  EL PASO            TX     79922     SFD       8.375    7.500       $1,368.13      360    1-Jan-30     $179,888.12
7724103  ROCHESTER          NY     14613     SFD       8.250    7.500       $155.51        360    1-May-29      $20,577.90
7724273  ST CLOUD           MN     56303     SFD       7.000    6.733       $826.04        360    1-May-29     $123,222.38
7726709  LITTLETON          CO     80127     SFD       8.875    7.500       $2,049.58      360    1-Sep-29     $256,867.18
7726912  ATHOL              MA     01331     MF3       9.125    7.500       $406.41        360    1-Aug-29      $49,784.75
7729010  WAIPAHU            HI     96797     SFD       7.500    7.233       $675.44        360    1-May-29      $95,938.42
7729101  CLEAR LAKE         MN     55319     SFD       7.750    7.483       $653.22        360    1-Jun-29      $90,653.43
7730194  MINNETONKA         MN     55391     SFD       7.625    7.358       $2,972.73      360    1-May-29     $417,193.61
7730750  HAMPTON            VA     23669     PUD       8.500    7.500       $397.94        360    1-May-29      $51,462.67
7731110  NEWTOWN            PA     18940     PUD       7.625    7.358       $928.63        360    1-Jul-29     $130,522.45
7731753  ROSEVILLE          CA     95678     MF3       8.250    7.500       $559.69        360    1-Aug-29      $74,210.04
7731787  ROSEVILLE          CA     95678     SFD       8.250    7.500       $746.01        360    1-Aug-29      $98,913.47
7734367  MANKATO            MN     56001     SFD       8.250    7.500       $504.85        360    1-Jun-29      $66,848.84
7736715  PERTH AMBOY        NJ     08861     MF3       8.750    7.500       $409.08        360    1-Aug-29      $51,817.22
7736874  KAILUA             HI     96734     MF2       7.875    7.500       $1,123.86      360    1-Jun-29     $154,126.76
7737122  ATHENS             GA     30606     SFD       7.625    7.358       $1,848.76      360    1-Jul-29     $259,851.16
7739261  HAVANA             IL     62644     SFD       8.750    7.500       $228.93        360    1-Aug-29      $28,822.78
7741793  DRYDEN             MI     48428     SFD       8.875    7.500       $2,088.57      360    1-Jun-29     $261,291.76
7743584  GRAND RAPIDS       MI     49504     SFD       8.375    7.500       $340.51        360    1-Jul-29      $43,986.14
7744175  BRECKENRIDGE       CO     80424     SFD       8.000    7.500       $525.38        360    1-Jul-29      $71,256.87
7744915  COLUMBUS           OH     43223     MF2       8.000    7.500       $462.27        360    1-Jun-29      $62,653.84
7745022  SOUTH ORANGE       NJ     07079     SFD       7.625    7.358       $3,114.29      360    1-Jul-29     $437,727.84
7745705  EL CAJON           CA     92020     LCO       7.750    7.483       $517.72        360    1-Jun-29      $71,820.22
7746341  WEST PALM BEACH    FL     33417     LCO       8.375    7.500       $310.11        360    1-Jun-29      $40,592.08
7747298  WINTER SPRINGS     FL     32708     SFD       7.000    6.733       $580.14        360    1-May-29      $86,541.53
7748332  STOCKTON           CA     95219     SFD       8.250    7.500       $385.40        360    1-Sep-29      $51,134.18
7749134  SIOUX FALLS        SD     57103     SFD       8.250    7.500       $904.98        360    1-Jul-29     $119,911.06
7749398  LOUISVILLE         KY     40215     SFD       8.875    7.500       $357.32        360    1-Sep-29      $44,782.25
7751717  LIVERMORE          CA     94550     SFD       8.500    7.500       $1,999.18      360    1-Oct-29     $259,360.74
7752427  MIDLAND            TX     79705     SFD       7.875    7.500       $1,856.18      360    1-May-29     $254,372.12
7753225  REDWOOD CITY       CA     94065     SFD       7.500    7.233       $2,150.08      360    1-Jun-29     $305,633.92
7753742  JACKSONVILLE       FL     32259     SFD       9.000    7.500       $1,057.61      360    1-Sep-29     $131,077.61
7754899  DEFIANCE           OH     43512     SFD       7.125    6.858       $633.25        360    1-Jul-29      $93,456.98
7755897  ALEXANDRIA         VA     22307     SFD       8.250    7.500       $2,283.85      360    1-Jul-29     $302,614.73
7756029  KEY WEST           FL     33040     SFD       8.750    7.500       $3,496.88      360    1-Aug-29     $442,937.36
7756418  NEW BRUNSWICK      NJ     08901     SFD       8.375    7.500       $896.89        360    1-Aug-29     $117,552.16
7758972  CAPE CORAL         FL     33991     SFD       8.875    7.500       $544.22        360    1-Jun-29      $68,085.19
7759506  NORTH MIAMI        FL     33181     SFD       8.000    7.500       $896.81        360    1-Aug-29     $121,690.20
7759556  TALLAHASSEE        FL     32310     SFD       8.000    7.500       $204.72        360    1-Jun-29      $27,746.71
7761886  RANCHO CUCAMONGA   CA     91739     SFD       8.375    7.500       $2,132.67      360    1-Sep-29     $279,703.74
7761940  CLIFTON            VA     20124     SFD       7.875    7.500       $2,117.20      360    1-Nov-29     $291,291.87
7762671  SAEGERTOWN         PA     16433     MF3       8.250    7.500       $513.87        360    1-Aug-29      $68,133.74
7765599  SEA ISLE CITY      NJ     08243     LCO       8.125    7.500       $2,227.49      360    1-Aug-29     $298,802.45
7767111  OJAI               CA     93023     SFD       7.250    6.983       $2,510.41      360    1-Jun-29     $365,610.88
7769214  LIVERMORE          CA     94550     SFD       8.000    7.500       $1,872.51      360    1-Aug-29     $253,164.68
7770029  WEST HOLLYWOOD     CA     90046     SFD       8.250    7.500       $2,223.75      360    1-Jun-29     $294,313.83
7773142  HAILEY             ID     83333     SFD       7.625    7.358       $495.46        360    1-Jun-29      $68,872.01
7773178  SURPRISE           AZ     85374     SFD       8.875    7.500       $458.45        360    1-Oct-29      $57,489.09
7773379  SAN DIEGO          CA     92128     LCO       7.375    7.108       $1,044.30      360    1-Aug-29     $149,786.60
7773854  KIRKWOOD           NY     13795     SFD       9.000    7.500       $202.76        360    1-Aug-29      $25,115.88
7775158  HAGERSTOWN         MD     21740     MF3       9.500    7.500       $840.01        360    1-Oct-29      $99,701.12
7775955  WAILUKU            HI     96793     SFD       7.500    7.233       $1,985.77      360    1-Jul-29     $282,496.65
7776982  LAKE HAVASU CITY   AZ     86403     SFD       8.500    7.500       $607.44        360    1-Jan-30      $78,952.14
7777034  PROVIDENCE         RI     02906     MF3       8.625    7.500       $791.01        360    1-Aug-29     $101,333.21
7777069  RAMONA             OK     74061     SFD       9.375    7.500       $605.10        360    1-Sep-29      $72,503.16
7777763  ARBUTUS            MD     21227     SFD       8.750    7.500       $801.49        360    1-Jun-29     $101,273.26
7779375  TAMPA              FL     33609     SFD       9.125    7.500       $2,847.72      360    1-Feb-30     $350,000.00
7779719  NORFOLK            VA     23518     SFD       8.000    7.500       $421.18        360    1-Jul-29      $57,124.96
7779727  LIVINGSTON         NJ     07039     SFD       8.125    7.500       $1,670.92      360    1-Sep-29     $224,293.91
7780367  ROCKVILLE          MD     20855     SFD       7.625    7.358       $2,174.34      360    1-Jul-29     $305,613.64
7781018  OAKTON             VA     22124     PUD       7.750    7.483       $2,041.42      360    1-Aug-29     $283,723.64
7781096  EVANS              CO     80620     LCO       9.000    7.500       $626.40        360    1-Jul-29      $77,545.55
7781768  NORWOOD            NJ     07648     SFD       8.625    7.500       $2,800.04      360    1-Sep-29     $358,921.90
7782377  PORTOLA VALLEY     CA     94028     SFD       7.625    7.358       $2,222.47      360    1-Jul-29     $312,378.53
7783597  CHARLESTON         SC     29414     LCO       8.875    7.500       $479.77        360    1-Nov-29      $60,046.73
7785103  DEPERE             WI     54115     SFD       8.500    7.500       $913.08        360    1-Dec-29     $118,605.63
7785696  KATY               TX     77450     SFD       7.250    6.983       $2,455.83      360    1-Jun-29     $357,705.28
7786608  BOUNTIFUL          UT     84010     LCO       8.500    7.500       $803.90        360    1-Jul-29     $104,097.10
7787563  MOUNT VERNON       WA     98274     SFD    7.250     6.983         $1,828.23      360    1-Jul-29     $266,509.75
7789337  ST. GEORGE         UT     84770     SFD    8.375     7.500         $889.28        360    1-Sep-29     $116,570.97
7790584  KILL DEVIL HILLS   NC     27948     SFD    8.625     7.500         $684.45        360    1-Sep-29      $87,736.49
7794442  LOS ANGELES        CA     90049     LCO    9.000     7.500         $804.62        360    1-Jul-29      $99,608.95
7796024  REVERE             MA     02151     SFD    8.875     7.500         $436.81        360    1-Aug-29      $54,711.87
7796255  COLUMBUS           OH     43223     SFD    8.500     7.500         $607.44        360    1-Aug-29      $78,707.71
7797054  LOS ANGELES        CA     91342     LCO    8.375     7.500         $1,100.58      360    1-Jul-29     $144,156.68
7798332  WEST HOLLYWOOD     CA     90069     LCO    8.500     7.500         $1,426.33      360    1-Aug-29     $184,813.71
7799635  BRICK              NJ     08723     SFD    7.750     7.483         $659.10        360    1-Sep-29      $91,671.12
7800259  CALABASAS          CA     91302     SFD    7.875     7.500         $1,943.19      360    1-Aug-29     $266,875.04
7801217  HARTVILLE          OH     44632     SFD    8.375     7.500         $307.83        360    1-Jul-29      $40,320.06
7802360  STAFFORD           TX     77477     SFD    8.250     7.500         $706.87        360    1-Jul-29      $93,661.23
7802398  WILLIAMSBURG       VA     23185     SFD    7.875     7.500         $2,211.46      360    1-Aug-29     $303,719.77
7802591  PHOENIX            AZ     85028     SFD    7.250     6.983         $529.37        360    1-Jul-29      $77,168.49
7802730  WEST HARTFORD      CT     06117     SFD    7.750     7.483         $1,624.82      360    1-Sep-29     $224,107.80
7803067  HUNTSVILLE         TX     77340     MF2    7.875     7.500         $530.39        360    1-Jul-29      $72,790.58
7803542  WARREN             MA     01083     MF3    9.000     7.500         $656.57        360    1-Aug-29      $81,327.52
7804591  SARASOTA           FL     34233     SFD    8.250     7.500         $530.77        360    1-Aug-29      $69,607.59
7805017  PORTAGE            MI     49024     SFD    7.875     7.500         $616.31        360    1-Aug-29      $84,643.20
7805491  ALEXANDRIA         VA     22315     PUD    7.375     7.108         $1,366.71      360    1-Jul-29     $196,806.35
7805682  MINNEAPOLIS        MN     55418     SFD    8.250     7.500         $1,056.66      360    1-Aug-29     $140,102.52
7805943  ANTIOCH            CA     94509     SFD    8.500     7.500         $2,470.13      360    1-Oct-29     $320,463.25
7806684  GLENDALE           AZ     85308     SFD    8.500     7.500         $415.21        360    1-Jul-29      $53,766.09
7806733  GLENDALE           AZ     85310     SFD    7.375     7.108         $338.43        360    1-Sep-29      $41,626.58
7808116  BURTRUM            MN     56318     SFD    8.000     7.500         $339.00        360    1-Aug-29      $45,907.08
7808321  LAKE CHARLES       LA     70605     SFD    8.625     7.500         $609.79        360    1-Jul-29      $78,068.89
7808676  ROCHESTER          NY     14609     MF2    8.875     7.500         $565.70        360    1-Sep-29      $70,897.74
7809354  OAKTON             VA     22124     PUD    7.500     7.233         $2,087.85      360    1-Aug-29     $297,249.46
7809998  SAN MATEO          CA     94401     SFD    8.500     7.500         $2,554.05      360    1-Sep-29     $331,143.54
7811548  VENICE             CA     90291     MF4    9.000     7.500         $1,729.94      360    1-Aug-29     $214,282.02
7812940  OAKLAND            MN     56076     SFD    8.500     7.500         $283.42        360    1-Jul-29      $36,700.33
7813003  LOS ALAMITOS       CA     90720     SFD    8.625     7.500         $2,296.04      360    1-Aug-29     $294,135.29
7813652  COSTA MESA         CA     92627     LCO    8.750     7.500         $1,195.78      360    1-Oct-29     $150,572.78
7813677  N. LAS VEGAS       NV     89030     LCO    8.750     7.500         $572.32        360    1-Oct-29      $72,580.76
7814481  VIRGINIA BEACH     VA     23454     PUD    8.500     7.500         $370.92        360    1-Aug-29      $48,052.62
7814711  DORCHESTER         MA     02124     MF2    8.750     7.500         $1,805.48      360    1-Sep-29     $228,830.08
7815047  STERLING           CO     80751     SFD    8.750     7.500         $415.38        360    1-Oct-29      $52,677.15
7815296  SELAH              WA     98942     MF2    8.625     7.500         $770.01        360    1-Aug-29      $98,641.98
7815316  JERSEY CITY        NJ     07302     SFD    8.875     7.500         $753.08        360    1-Jul-29      $94,231.15
7815601  EDINBORO           PA     16412     MF2    8.875     7.500         $763.82        360    1-Sep-29      $95,726.84
7816074  GREEN BAY          WI     54304     SFD    8.500     7.500         $891.94        360    1-Jul-29     $115,497.51
7816249  DAVENPORT          IA     52806     SFD    8.250     7.500         $706.87        360    1-Aug-29      $93,723.65
7816377  BOURNE             MA     02559     SFD    8.500     7.500         $991.90        360    1-Sep-29     $128,603.68
7819092  PORTAGE            MI     49024     SFD    7.875     7.500         $1,322.24      360    1-Aug-29     $181,594.52
7819213  FORT COLLINS       CO     80521     SFD    8.500     7.500         $664.73        360    1-Aug-29      $86,130.11
7819217  FORT COLLINS       CO     80521     SFD    8.500     7.500         $618.98        360    1-Aug-29      $80,202.13
7820856  WINCHESTER         MA     01890     SFD    8.375     7.500         $1,957.95      360    1-Aug-29     $256,622.39
7820916  NEW ORLEANS        LA     70119     MF2    8.750     7.500         $427.97        360    1-Aug-29      $54,208.73
7821399  ELLICOTT CITY      MD     21043     SFD    7.750     7.483         $1,257.30      360    1-Oct-29     $174,920.25
7822310  FREEPORT           NY     11520     SFD    7.500     7.233         $847.80        360    1-Sep-29     $120,794.39
7822848  ANDERSON           SC     29621     SFD    8.125     7.500         $694.98        360    1-Aug-29      $93,176.01
7823611  BROCKTON           MA     02302     SFD    9.000     7.500         $683.93        360    1-Sep-29      $84,764.34
7824729  PINEHURST          NC     28374     SFD    8.250     7.500         $921.80        360    1-Aug-29     $122,222.43
7825208  FAIRFIELD GLADE    TN     38557     SFD    8.250     7.500         $634.82        360    1-Oct-29      $84,282.24
7826468  BUFFALO            MN     55313     SFD    7.500     7.233         $1,342.49      360    1-Jul-29     $190,983.66
7826925  BINGHAMTON         NY     13901     MF2    8.500     7.500         $552.93        360    1-Sep-29      $71,633.65
7827016  SUGAR LAND         TX     77479     SFD    8.000     7.500         $971.54        360    1-Aug-29     $131,863.00
7827148  MOUNTAIN VIEW      CA     94040     MF4    8.875     7.500         $2,267.59      360    1-Sep-29     $284,189.20
7827948  ROCHESTER          NY     14613     SFD    8.750     7.500         $332.77        360    1-Sep-29      $42,176.55
7828776  INGRAM             TX     78025     SFD    8.875     7.500         $3,453.10      360    1-Oct-29     $433,015.91
7829118  WILMINGTON         NC     28405     LCO    9.125     7.500         $663.27        360    1-Aug-29      $81,254.73
7829304  ROME               GA     30165     SFD    9.125     7.500         $266.51        360    1-Dec-29      $32,721.01
7829717  ASHTABULA          OH     44004     SFD    8.500     7.500         $346.01        360    1-Aug-29      $44,833.52
7829848  LAS VEGAS          NV     89131     SFD    8.750     7.500         $1,158.41      360    1-Nov-29     $146,992.98
7829928  KIRKLAND           WA     98034     SFD    8.125     7.500         $1,781.99      360    1-Aug-29     $238,878.68
7830026  GENEVA ON THE LAK  OH     44004     SFD    8.375     7.500         $309.65        360    1-Aug-29      $40,585.42
7832597  DAYTON             OH     45403     MF2    8.625     7.500         $280.00        360    1-Aug-29      $35,841.07
7833477  NEW ORLEANS        LA     70115     SFD    8.750     7.500         $786.70        360    1-Aug-29      $99,648.45
7835397  ASPEN              CO     81611     LCO    8.250     7.500         $1,262.13      360    1-Aug-29     $167,346.07
7835527  HUNTINGTOWN        MD     20639     SFD    7.875     7.500         $1,342.83      360    1-Aug-29     $183,651.47
7835743  BLAINE             MN     55044     MF4    8.000     7.500         $1,144.31      360    1-Aug-29     $155,275.98
7837012  MINNEAPOLIS        MN     55413     SFD    8.875     7.500         $731.36        360    1-Oct-29      $91,711.55
7838146  SPRING             TX     77379     SFD    8.125     7.500         $1,180.57      360    1-Sep-29     $158,472.88
7838421  LAS VEGAS          NV     89123     SFD    8.125     7.500         $946.09        360    1-Oct-29     $127,083.21
7840796  ARLINGTON          VA     22204     SFD    8.250     7.500         $730.61        360    1-Aug-29      $96,871.45
7841411  GLENDALE           AZ     85301     SFD    8.500     7.500         $494.80        360    1-Aug-29      $64,111.90
7844201  RICHMOND           VA     23226     LCO    7.875     7.500         $494.86        360    1-Aug-29      $67,963.52
7844574  APPLETON           WI     54911     SFD    8.250     7.500         $604.12        360    1-Sep-29      $80,153.04
7845111  VISTA              CA     92370     SFD    7.375     7.108         $1,036.01      360    1-Aug-29     $149,304.57
7846722  CLINTON TOWNSHIP   NJ     08801     SFD    8.875     7.500         $2,784.76      360    1-Jan-30     $349,803.78
7847109  CHESTER            NJ     07930     SFD    8.625     7.500         $2,844.77      360    1-Sep-29     $364,654.66
7847297  SIMI VALLEY        CA     93065     SFD    7.875     7.500         $1,145.61      360    1-Aug-29     $157,336.79
7847323  FLOWER MOUND       TX     75028     SFD    7.750     7.483         $892.97        360    1-Sep-29     $124,199.42
7848766  SACRAMENTO         CA     95838     SFD    8.625     7.500         $423.12        360    1-Sep-29      $54,237.08
7850024  CORONADO           CA     92118     SFD    8.500     7.500         $876.56        360    1-Sep-29     $112,628.35
7853418  KULA               HI     96790     SFD    8.125     7.500         $2,904.65      360    1-Aug-29     $389,638.38
7853575  CHICAGO            IL     60626     MF2    8.250     7.500         $2,941.21      360    1-Aug-29     $389,976.14
7854345  LAGUNA VISTA       TX     78578     SFD    8.375     7.500         $2,399.93      360    1-Aug-29     $263,921.16
7855986  CLIVE              IA     50325     SFD    8.875     7.500         $1,123.45      360    1-Sep-29     $140,798.31
7856490  ANADARKO           OK     73005     SFD    8.000     7.500         $256.82        360    1-Oct-29      $34,905.11
7857028  IRVINE             CA     92618     LCO    8.375     7.500         $1,497.65      360    1-Dec-29     $196,791.83
7857084  FALLBROOK          CA     92028     SFD    7.875     7.500         $1,437.81      360    1-Sep-29     $197,577.62
7857336  WALDORF            MD     20602     LCO    8.750     7.500         $481.46        360    1-Aug-29      $60,984.84
7857737  SAN JOSE           CA     95138     SFD    8.250     7.500         $2,253.80      360    1-Aug-29     $298,832.28
7858193  WARRENTON          MO     63383     SFD    8.125     7.500         $1,039.50      360    1-Sep-29     $137,001.76
7858228  SIERRA VISTA       AZ     85615     SFD    8.500     7.500         $824.28        360    1-Sep-29     $106,870.62
7858638  MOUNT VERNON       NY     10550     MF3    8.750     7.500         $2,013.95      360    1-Sep-29     $255,252.76
7859186  WELLINGTON         FL     33414     SFD    8.500     7.500         $1,185.90      360    1-Aug-29     $153,457.93
7860293  MIAMI BEACH        FL     33139     LCO    8.750     7.500         $431.90        360    1-Sep-29      $54,737.78
7860731  MIDLAND            TX     79703     SFD    8.875     7.500         $179.02        360    1-Aug-29      $22,422.90
7861110  SLIDELL            LA     70458     SFD    8.375     7.500         $1,056.50      360    1-Nov-29     $138,738.99
7861313  MINNEAPOLIS        MN     55410     SFD    8.375     7.500         $1,112.75      360    1-Sep-29     $145,938.60
7861410  MANCHESTER         NH     03103     MF3    8.500     7.500         $805.05        360    1-Sep-29     $104,378.35
7861572  BETHLEHEM          PA     18015     SFD    8.875     7.500         $519.16        360    1-Sep-29      $65,064.37
7862301  COCOA BEACH        FL     32931     LCO    8.750     7.500         $977.08        360    1-Nov-29     $123,984.07
7862760  BOZEMAN            MT     59715     MF4    8.125     7.500         $594.00        360    1-Oct-29      $79,788.54
7862893  SNOHOMISH          WA     98290     SFD    9.000     7.500         $1,148.20      360    1-Sep-29     $142,304.37
7863070  GRAND JUNCTION     CO     81506     SFD    8.125     7.500         $972.30        360    1-Aug-29     $130,427.27
7863838  LACROSSE           WI     54603     SFD    8.875     7.500         $565.70        360    1-Aug-29      $70,845.56
7864343  MONTAUK            NY     11954     LCO    8.875     7.500         $373.16        360    1-Oct-29      $46,793.64
7864624  BEVERLY            MA     01915     SFD    8.750     7.500         $1,083.29      360    1-Aug-29     $137,215.88
7866867  APPLETON           WA     98602     SFD    9.500     7.500         $660.66        360    1-Nov-29      $78,453.14
7867011  LAS VEGAS          NV     89109     MF4    8.250     7.500         $1,338.76      360    1-Aug-29     $177,251.17
7867078  ORLANDO            FL     32806     SFD    8.875     7.500         $651.63        360    1-Sep-29      $81,667.03
7867229  GILROY             CA     95020     SFD    8.625     7.500         $2,253.82      360    1-Dec-29     $289,428.61
7867508  CRANFORD           NJ     07016     LCO    8.500     7.500         $639.74        360    1-Sep-29      $82,944.37
7867618  WINTERHAVEN        FL     33881     SFD    8.125     7.500         $380.90        360    1-Sep-29      $51,129.90
7867952  SAN FRANCISCO      CA     94102     MF2    8.500     7.500         $3,133.32      360    1-Sep-29     $406,248.09
7867957  MANCHESTER         NH     03103     MF2    9.250     7.500         $510.88        360    1-Sep-29      $61,936.54
7868667  SAN JOSE           CA     95136     SFD    8.500     7.500         $2,522.04      360    1-Oct-29     $327,196.69
7869103  CHICAGO            IL     60653     MF2    8.875     7.500         $572.86        360    1-Sep-29      $71,795.19
7869265  MESA               AZ     85207     MAN    8.375     7.500         $841.40        360    1-Aug-29     $110,279.88
7869452  MIAMI BEACH        FL     33139     HCO    8.250     7.500         $4,000.49      360    1-Aug-29     $530,427.34
7869474  CRANSTON           RI     02910     MF3    8.875     7.500         $802.01        360    1-Sep-29     $100,513.24
7869730  GLEN RIDGE         NJ     07028     SFD    8.750     7.500         $1,183.98      360    1-Oct-29     $148,318.13
7870227  STOCKTON           CA     95205     MF4    8.500     7.500         $511.33        360    1-Sep-29      $66,295.69
7870509  SUNNYVALE          CA     94087     SFD    8.500     7.500         $4,490.45      360    1-Sep-29     $582,205.86
7870630  ANACORTES          WA     98221     SFD    8.375     7.500         $1,482.14      360    1-Aug-29     $193,371.24
7871001  RARITAN            NJ     08822     SFD    8.875     7.500         $479.77        360    1-Sep-29      $60,128.48
7871159  OMAHA              NE     68164     SFD    9.500     7.500         $1,011.38      360    1-Oct-29     $120,040.01
7871548  SAN ANGELO         TX     76903     SFD    8.250     7.500         $306.07        360    1-Sep-29      $40,608.30
7871552  CONROE             TX     77303     SFD    7.875     7.500         $474.74        360    1-Sep-29      $65,246.73
7871596  NEW ORLEANS        LA     70118     SFD    9.000     7.500         $191.90        360    1-Nov-29      $23,810.64
7871687  PHILLIPSBURG       NJ     08865     MF2    8.875     7.500         $272.11        360    1-Sep-29      $34,102.71
7872309  MEDINA             OH     44256     SFD    9.125     7.500         $512.59        360    1-Oct-29      $62,864.35
7872755  SCOTTSDALE         AZ     85260     LCO    8.500     7.500         $731.62        360    1-Oct-29      $94,764.85
7873279  MIDFIELD           AL     35228     SFD    9.375     7.500         $352.45        360    1-Sep-29      $42,266.34
7874293  MIAMI              FL     33189     SFD    8.125     7.500         $348.97        360    1-Dec-29      $46,938.31
7874508  RICHMOND           VA     23231     SFD    7.875     7.500         $672.86        360    1-Sep-29      $92,476.48
7875207  AUGUSTA            GA     30909     LCO    8.500     7.500         $415.21        360    1-Sep-29      $53,834.11
7875718  CORTLAND           NY     13045     MF2    9.000     7.500         $470.70        360    1-Oct-29      $58,366.33
7876857  AURORA             IL     60506     LCO    8.750     7.500         $354.02        360    1-Aug-29      $44,841.78
7876929  FERANADINA BEACH   FL     32034     SFD    8.750     7.500         $195.13        360    1-Oct-29      $24,746.30
7877508  SEA ISLE CITY      NJ     08243     LCO    8.250     7.500         $2,223.75      360    1-Aug-29     $294,847.86
7878344  MUNHALL            PA     15120     MF3    8.375     7.500         $273.63        360    1-Sep-29      $35,886.53
7878368  RICHMOND           VA     23237     SFD    8.625     7.500         $545.66        360    1-Sep-29      $69,944.90
7879869  CHANDLER           AZ     85224     SFD    9.000     7.500         $1,022.86      360    1-Feb-30     $127,123.00
7881233  TOFTE              MN     55615     LCO    9.500     7.500         $1,782.61      360    1-Sep-29     $211,470.30
7881326  INDIANAPOLIS       IN     46217     SFD    9.375     7.500         $1,206.97      360    1-Oct-29     $144,815.43
7881366  VANCOUVER          WA     98682     SFD    9.000     7.500         $871.81        360    1-Dec-29     $108,231.19
7881666  ATLANTA            GA     30305     SFD    8.250     7.500         $2,854.81      360    1-Sep-29     $378,771.68
7882182  CUYAHOGA FALLS     OH     44221     SFD    8.500     7.500         $380.61        360    1-Sep-29      $49,347.93
7882228  RIVERSIDE          CA     92509     SFD    9.375     7.500         $524.00        360    1-Sep-29      $62,838.44
7882242  GOLD BAR           WA     98251     MAN    8.875     7.500         $537.06        360    1-Sep-29      $67,307.98
7882268  PORTERVILLE        CA     93257     MF4    8.375     7.500         $1,155.31      360    1-Sep-29     $151,520.97
7882654  FAIRLAWN           OH     44333     SFD    7.500     7.233         $744.66        360    1-Sep-29     $106,099.85
7883402  WICHITA FALLS      TX     76308     SFD    8.125     7.500         $330.78        360    1-Oct-29      $44,432.24
7883489  KEYSTONE           CO     80435     LCO    8.750     7.500         $2,699.33      360    1-Jan-30     $342,922.59
7883927  TUCSON             AZ     85712     PUD    8.500     7.500         $373.69        360    1-Sep-29      $48,450.70
7884783  GLASSBORO          NJ     08028     MF4    8.125     7.500         $798.18        360    1-Sep-29     $107,143.63
7885769  SAN JOSE           CA     95135     LCO    8.750     7.500         $1,701.48      360    1-Sep-29     $215,648.66
7886775  HOT SPRINGS VILLA  AR     71909     SFD    8.250     7.500         $1,056.66      360    1-Oct-29     $140,287.52
7886990  VIRGINIA BEACH     VA     23451     LCO    8.625     7.500         $662.68        360    1-Sep-29      $84,944.83
7887384  BETHALTO           IL     62010     SFD    8.875     7.500         $350.88        360    1-Sep-29      $43,974.54
7888254  RARITAN TOWNSHIP   NJ     08822     SFD    8.000     7.500         $1,984.83      360    1-Oct-29     $269,766.72
7888430  AKRON              OH     44305     SFD    8.375     7.500         $887.54        360    1-Oct-29     $116,476.62
7889319  CANTON             OH     44718     SFD    8.375     7.500         $1,363.95      360    1-Sep-29     $177,412.61
7889613  POTOMAC            MD     20854     SFD    8.000     7.500         $2,582.85      360    1-Sep-29     $350,803.24
7889701  HOUSTON            TX     77024     SFD    8.250     7.500         $3,155.32      360    1-Sep-29     $418,642.36
7889771  KINGMAN            AZ     86401     MF4    8.750     7.500         $393.35        360    1-Oct-29      $49,883.66
7889794  SUNSET BEACH       NC     28468     SFD    8.375     7.500         $393.72        360    1-Sep-29      $51,636.74
7890062  WEST SPRINGFIELD   MA     01089     MF3    9.000     7.500         $836.41        360    1-Sep-29     $103,254.23
7890504  GULFPORT           FL     33711     SFD    8.750     7.500         $459.83        360    1-Oct-29      $58,314.00
7890612  NEW ORLEANS        LA     70131     SFD    9.250     7.500         $259.14        360    1-Sep-29      $31,417.09
7890954  SAN DIEGO          CA     92116     SFD    8.500     7.500         $1,635.48      360    1-Sep-29     $211,914.32
7891103  CONCORD            NH     03301     MF2    9.125     7.500         $553.27        360    1-Nov-29      $67,890.61
7891557  NASHUA             NH     03060     MF4    8.625     7.500         $700.01        360    1-Sep-29      $89,730.48
7891813  CITRUS HEIGHTS     CA     95621     SFD    9.375     7.500         $991.86        360    1-Sep-29     $118,944.17
7892161  SUN VALLEY         NV     89433     MAN    9.250     7.500         $828.43        360    1-Sep-29     $100,434.94
7893183  SAN BERNARINO      CA     92408     MF4    9.375     7.500         $727.78        360    1-Dec-29      $87,209.72
7893475  WATERFORD          MI     48328     SFD    9.250     7.500         $238.58        360    1-Sep-29      $28,820.51
7893585  LA GRANGE          OH     44050     SFD    8.750     7.500         $662.01        360    1-Sep-29      $83,874.89
7893846  LAKEVILLE          MN     55044     SFD    8.875     7.500         $1,349.84      360    1-Oct-29     $169,264.89
7894061  CORONA             NY     11368     MF3    8.500     7.500         $2,629.68      360    1-Oct-29     $340,012.75
7894685  ROSWELL            NM     88201     SFD    8.750     7.500         $325.69        360    1-Oct-29      $41,302.80
7895781  SPRINGFIELD        OH     45505     SFD    9.500     7.500         $272.44        360    1-Sep-29      $32,319.03
7896064  SIMI VALLEY        CA     93065     SFD    7.750     7.483         $1,549.67      360    1-Oct-29     $215,693.06
7896430  SPRINGFIELD        MA     01111     SFD    9.625     7.500         $781.99        360    1-Sep-29      $91,367.99
7896898  NOKOMIS            FL     34275     SFD    8.500     7.500         $761.22        360    1-Sep-29      $98,695.88
7896922  HERCULES           CA     94547     SFD    8.250     7.500         $2,031.43      360    1-Oct-29     $269,704.17
7897093  TILLAMOOK          OR     97141     SFD    7.875     7.500         $886.18        360    1-Oct-29     $121,880.23
7898367  FORT COLLINS       CO     80525     LCO    9.500     7.500         $773.59        360    1-Sep-29      $91,770.10
7899170  VINELAND           NJ     08360     MF2    8.750     7.500         $637.23        360    1-Sep-29      $80,763.56
7899177  VINELAND           NJ     08360     MF2    8.750     7.500         $637.23        360    1-Sep-29      $80,763.56
7899178  VINELAND           NJ     08360     MF2    8.750     7.500         $637.23        360    1-Sep-29      $80,763.56
7899237  ADELANTO           CA     92301     SFD    8.875     7.500         $402.20        360    1-Oct-29      $50,435.38
7899741  ST. PAUL           MN     55102     SFD    8.500     7.500         $626.51        360    1-Sep-29      $81,226.34
7899817  CALABASAS          CA     91301     SFD    8.500     7.500         $2,306.74      360    1-Nov-29     $299,450.91
7900061  ROXBURY            NJ     07876     SFD    9.000     7.500         $1,050.03      360    1-Nov-29     $130,284.56
7900076  GULFPORT           FL     33707     MF3    8.500     7.500         $791.98        360    1-Oct-29     $102,747.75
7900457  MENASHA            WI     54952     SFD    8.750     7.500         $964.56        360    1-Oct-29     $122,312.20
7900914  ROCHESTER          MN     55904     MF2    8.750     7.500         $799.37        360    1-Oct-29     $101,319.79
7902473  EDGEWATER          NJ     07020     MF2    9.000     7.500         $4,000.99      360    1-Nov-29     $495,678.93
7902493  VIRGINIA BEACH     VA     23452     SFD    8.750     7.500         $424.82        360    1-Sep-29      $53,842.37
7904022  STANTON            CA     90680     LCO    8.375     7.500         $1,253.36      360    1-Oct-29     $164,485.70
7904395  CASPER             WY     82601     SFD    8.500     7.500         $369.08        360    1-Oct-29      $47,882.44
7904795  APPLE VALLEY       MN     55124     SFD    8.875     7.500         $1,092.98      360    1-Sep-29     $136,979.19
7905117  HENDERSON          NV     89052     SFD    9.000     7.500         $553.58        360    1-Jan-30      $68,762.42
7905775  MEMPHIS            TN     38104     MF2    9.125     7.500         $329.52        360    1-Oct-29      $40,412.80
7906850  PENSACOLA          FL     32507     SFD    8.000     7.500         $643.88        360    1-Dec-29      $87,631.85
7908000  MINNEAPOLIS        MN     55406     SFD    8.875     7.500         $500.46        360    1-Dec-29      $62,829.22
7908428  LA MESILLA         NM     87532     SFD    8.750     7.500         $881.10        360    1-Nov-29     $111,603.10
7908762  DERRY              NH     03038     SFD    8.750     7.500         $727.70        360    1-Oct-29      $92,284.78
7909098  NEW YORK           NY     10031     SFD    8.500     7.500         $1,922.28      360    1-Oct-29     $249,387.74
7909126  MIAMI              FL     33176     LCO    9.375     7.500         $389.26        360    1-Sep-29      $46,679.97
7910068  ELLENDALE          DE     19941     MF3    8.875     7.500         $437.60        360    1-Oct-29      $54,875.30
7911210  MALDEN             MA     02148     MF3    9.375     7.500         $1,829.85      360    1-Nov-29     $219,616.14
7911533  LIVERMORE          CA     94550     SFD    8.250     7.500         $2,047.44      360    1-Sep-29     $271,651.06
7912886  ST PAUL            MN     55102     LCO    8.875     7.500         $763.82        360    1-Oct-29      $95,782.32
7913545  MILLBURN           NJ     07041     MF4    8.500     7.500         $2,743.48      360    1-Oct-29     $355,724.76
7913604  CLEARWATER         FL     33755     SFD    8.875     7.500         $642.68        360    1-Oct-29      $80,583.71
7914014  NORTH AUGUSTA      SC     29841     MF4    9.000     7.500         $828.76        360    1-Oct-29     $102,772.41
7914834  LOGAN              UT     84321     SFD    8.750     7.500         $623.07        360    1-Oct-29      $79,015.72
7915024  LAKE ARROWHEAD     CA     92352     SFD    8.750     7.500         $2,107.57      360    1-Oct-29     $267,214.12
7915142  NEW CASTLE         DE     19720     SFD    8.875     7.500         $522.74        360    1-Sep-29      $65,468.67
7916144  CHICOPEE           MA     01020     MF3    9.375     7.500         $822.68        360    1-Oct-29      $98,706.84
7916507  STOCKTON           CA     95204     SFD    8.750     7.500         $1,840.88      360    1-Oct-29     $233,455.56
7916598  LODI               CA     95242     LCO    9.000     7.500         $804.62        360    1-Oct-29      $99,779.04
7916931  RAPID CITY         SD     57701     SFD    8.750     7.500         $566.22        360    1-Oct-29      $71,806.54
7916982  LEESBURG           VA     20175     SFD    8.625     7.500         $2,296.81      360    1-Jan-30     $295,125.66
7918000  BOTHELL            WA     98011     LCO    9.250     7.500         $1,111.43      360    1-Oct-29     $134,816.61
7918460  DES MOINES         IA     50313     SFD    9.375     7.500         $494.89        360    1-Oct-29      $59,378.39
7918504  SOUTH BRUNSWICK    NJ     08852     LCO    9.000     7.500         $698.81        360    1-Nov-29      $86,706.63
7918575  DECATUR            GA     30032     SFD    9.250     7.500         $577.52        360    1-Oct-29      $70,052.72
7918578  ASHBURN            VA     20148     SFD    7.875     7.500         $2,093.13      360    1-Jan-30     $288,481.33
7919433  MUNCIE             IN     47303     SFD    9.000     7.500         $271.56        360    1-Nov-29      $33,694.29
7919594  WICHITA FALLS      TX     76306     SFD    9.125     7.500         $485.49        360    1-Oct-29      $59,490.39
7919898  JERSEY CITY        NJ     07302     MF3    8.625     7.500         $1,995.03      360    1-Nov-29     $256,042.42
7921443  ENDICOTT           NY     13760     SFD    8.500     7.500         $410.60        360    1-Nov-29      $53,302.26
7921750  LAS VEGAS          NV     89115     MF4    8.750     7.500         $833.90        360    1-Oct-29     $105,753.38
7921801  OAKTON             VA     22124     PUD    7.750     7.483         $2,075.45      360    1-Jan-30     $289,495.53
7924550  NO. LAS VEGAS      NV     89030     SFD    9.875     7.500         $672.10        360    1-Oct-29      $77,257.61
7924972  CLEBURNE           TX     76031     SFD    9.000     7.500         $218.70        360    1-Oct-29      $27,119.93
7925426  VALDOSTA           GA     31601     SFD    9.375     7.500         $424.19        360    1-Nov-29      $50,922.14
7926096  NORTON             OH     44203     SFD    8.875     7.500         $636.52        360    1-Oct-29      $79,756.58
7926282  OAKWOOD            OH     45419     SFD    8.625     7.500         $1,578.52      360    1-Oct-29     $202,465.53
7926528  MILLINGTON         TN     38053     SFD    9.125     7.500         $725.76        360    1-Nov-29      $89,056.51
7927543  CROFTON            MD     21114     LCO    8.500     7.500         $384.46        360    1-Oct-29      $49,877.54
7930054  SPRINGFIELD        OH     45505     MF2    9.250     7.500         $407.22        360    1-Oct-29      $49,143.85
7930389  ALTADENA           CA     91001     SFD    8.500     7.500         $3,998.35      360    1-Oct-29     $518,726.47
7932658  NEW ORLEANS        LA     70119     MF2    9.500     7.500         $227.03        360    1-Nov-29      $26,959.84
7933161  PLYMOUTH           MA     02360     SFD    9.250     7.500         $1,069.48      360    1-Nov-29     $129,493.93
7933323  SHINGLE SPRINGS    CA     95682     SFD    9.000     7.500         $1,834.54      360    1-Oct-29     $227,496.21
7934362  AUBURN HILLS       MI     48326     SFD    8.875     7.500         $669.54        360    1-Nov-29      $84,007.41
7934892  MILROY             PA     17063     SFD    8.000     7.500         $513.64        360    1-Nov-29      $69,858.14
7935187  ARDMORE            OK     73401     SFD    8.500     7.500         $661.27        360    1-Nov-29      $85,842.59
7935536  FOREST GROVE       OR     97116     SFD    8.250     7.500         $1,238.46      360    1-Oct-29     $164,425.17
7935760  PEMBROKE           NH     03275     MF2    8.875     7.500         $922.15        360    1-Nov-29     $115,703.64
7937102  NAALEHU            HI     96772     SFD    9.125     7.500         $988.56        360    1-Nov-29     $121,304.56
7937602  MANALAPAN          NJ     07726     SFD    9.000     7.500         $1,770.17      360    1-Oct-29     $219,513.89
7937695  SALINAS            CA     93908     SFD    8.125     7.500         $2,465.09      360    1-Oct-29     $331,122.46
7938399  LITTLE RIVER       SC     29566     LCO    8.750     7.500         $ 770.97       360    1-Nov-29     $ 97,829.60
7938431  APPLE VALLEY       CA     92307     SFD    9.125     7.500         $ 465.36       360    1-Nov-29     $ 57,102.99
7939056  TRENTON            NJ     08611     MF2    8.500     7.500         $ 491.60       360    1-Nov-29     $ 63,817.99
7939176  BIRMINGHAM         MI     48009     SFD    8.125     7.500         $2,375.99      360    1-Nov-29    $ 319,367.77
7939421  PROVIDENCE         RI     02905     MF3    9.875     7.500         $ 656.47       360    1-Nov-29     $ 75,440.60
7939766  YUMA               AZ     85364     MF4    9.000     7.500         $ 820.72       360    1-Nov-29    $ 101,831.58
7939992  PUKALANI           HI     96768     SFD    8.375     7.500         $ 2,176.85     360    1-Nov-29    $ 285,862.21
7940694  STERLING           VA     20164     SFD    8.625     7.500         $1,024.74      360    1-Oct-29    $ 131,435.47
7941657  VISALIA            CA     93277     SFD    8.625     7.500         $ 684.45       360    1-Oct-29     $ 87,789.95
7942252  DORCHESTER         MA     02124     SFD    9.375     7.500         $1,699.26      360    1-Oct-29    $ 203,882.48
7944445  COMMERCE           GA     30529     SFD    8.500     7.500         $ 906.20       360    1-Oct-29    $ 117,508.89
7944471  STEPHENVILLE       TX     76401     SFD    9.000     7.500         $ 382.44       360    1-Jan-30     $ 47,504.04
7945883  MONTCLAIR          NJ     07042     MF2    8.625     7.500         $ 2,030.03     360    1-Dec-29    $ 260,690.71
7946465  NORTH KINGSTOWN    RI     02852     SFD    8.625     7.500         $ 777.79       360    1-Nov-29     $ 99,821.61
7946895  PRESCOTT VALLEY    AZ     86312     SFD    8.500     7.500         $ 346.78       360    1-Nov-29     $ 44,944.64
7947442  BALTIMORE          MD     21212     SFD    8.500     7.500         $ 1,154.14     360    1-Dec-29    $ 149,917.49
7947835  LAS VEGAS          NV     89121     SFD    8.625     7.500         $ 845.85       360    1-Nov-29    $ 108,555.98
7948163  WILKES BARRE       PA     18702     MF2    8.750     7.500         $ 365.11       360    1-Nov-29     $ 46,228.21
7948276  BOISE              ID     83703     SFD    8.750     7.500         $1,003.04      360    1-Nov-29    $ 127,278.33
7948571  IGNACIO            CO     81137     SFD    9.000     7.500         $ 2,788.02     360    1-Oct-29    $ 345,443.22
7948893  DURHAM             NC     27713     LCO    8.875     7.500         $ 551.38       360    1-Dec-29     $ 69,222.01
7950075  BLOOMFIELD         NJ     07003     SFD    8.750     7.500         $ 975.51       360    1-Nov-29    $ 123,784.41
7951042  SHADYSIDE          MD     20764     SFD    9.000     7.500         $ 1,013.85     360    1-Nov-29    $ 125,794.97
7951723  WASHINGTON         DC     20003     LCO    8.500     7.500         $ 441.16       360    1-Nov-29     $ 56,762.90
7951936  LEVITTOWN          PA     19057     SFD    8.500     7.500         $ 653.58       360    1-Dec-29     $ 84,896.64
7952235  ROCHESTER          MN     55902     SFD    8.875     7.500         $ 914.20       360    1-Nov-29    $ 114,705.30
7952664  CANTON             SD     57013     SFD    8.750     7.500         $1,463.26      360    1-Nov-29    $ 185,676.62
7953320  NEW ORLEANS        LA     70113     SFD    9.000     7.500         $ 934.17       360    1-Dec-29    $ 115,972.68
7953380  HOUSTON            TX     77039     PUD    8.625     7.500         $ 221.51       360    1-Dec-29     $ 28,446.26
7954036  MEADVILLE          PA     16335     MF3    8.875     7.500         $ 257.79       360    1-Nov-29     $ 32,345.10
7954338  PRESCOTT           AZ     86301     SFD    8.750     7.500         $1,000.68      360    1-Nov-29    $ 126,978.86
7954380  BRONX              NY     10462     MF2    8.875     7.500         $ 1,673.85     360    1-Dec-29    $ 210,140.25
7954504  SATELLITE BEACH    FL     32937     SFD    8.750     7.500         $ 962.92       360    1-Nov-29    $ 122,138.70
7955053  MIAMI              FL     33162     SFD    9.375     7.500         $ 501.54       360    1-Nov-29     $ 60,207.95
7955883  CORINTH            TX     76205     SFD    8.625     7.500         $ 1,555.58     360    1-Nov-29    $ 199,643.21
7956006  LOS GATOS          CA     95032     SFD    8.500     7.500         $3,844.57      360    1-Nov-29    $ 499,084.84
7956213  ANDOVER            KS     67002     SFD    7.750     7.483         $ 821.22       360    1-Dec-29    $ 114,466.66
7956941  PORT CLINTON       OH     43452     MF4    8.875     7.500         $ 808.38       360    1-Nov-29    $ 101,427.85
7957091  MENTOR             OH     44060     LCO    8.625     7.500         $ 598.57       360    1-Dec-29     $ 76,863.82
7957850  GLOUCESTER TWP.    NJ     08081     SFD    9.250     7.500         $ 422.03       360    1-Nov-29     $ 51,219.61
7957973  BOCA RATON         FL     33428     LCO    9.125     7.500         $ 344.17       360    1-Nov-29     $ 42,231.93
7961052  GLENDALE           AZ     85304     SFD    8.500     7.500         $ 948.07       360    1-Nov-29    $ 123,074.32
7961384  CROSBY             TX     77532     SFD    8.500     7.500         $ 470.58       360    1-Nov-29     $ 61,086.05
7962235  MONTCLAIR          NJ     07042     SFD    8.750     7.500         $ 1,764.18     360    1-Nov-29    $ 223,860.11
7962384  SIMPSON            PA     18407     MF2   10.000     7.500         $ 288.28       360    1-Dec-29     $ 32,820.82
7962416  PARACHUTE          CO     81635     SFD    8.750     7.500         $ 1,316.35     360    1-Nov-29    $ 167,034.08
7962709  TAKOMA PARK        MD     20912     SFD    8.750     7.500         $ 2,297.17     360    1-Dec-29    $ 291,662.77
7963153  HILLSBOROUGH       NJ     08876     LCO    8.875     7.500         $ 875.21       360    1-Nov-29    $ 109,813.63
7963501  AVALON             NJ     08202     SFD    8.750     7.500         $2,814.03      360    1-Nov-29    $ 357,078.09
7963569  MARSHALLTOWN       IA     50158     SFD    8.750     7.500         $ 601.83       360    1-Nov-29     $ 76,366.98
7964184  DUNEDIN            FL     34698     SFD    9.000     7.500         $ 832.78       360    1-Dec-29    $ 103,386.52
7964541  REDLANDS           CA     92375     MF2    9.250     7.500         $ 1,021.76     360    1-Jan-30    $ 124,135.61
7964911  PORT ORANGE        FL     32127     SFD    8.875     7.500         $1,060.99      360    1-Nov-29    $ 133,113.02
7965479  COVINGTON          LA     70435     SFD    8.875     7.500         $ 1,113.90     360    1-Dec-29    $ 139,842.46
7966931  MIDDLEBORO         MA     02346     MF2    9.875     7.500         $1,047.23      360    1-Nov-29    $ 120,434.27
7967461  CHICO              CA     95926     SFD    8.750     7.500         $ 610.48       360    1-Dec-29     $ 77,510.19
7967465  FREEDOM            PA     15042     SFD    8.000     7.500         $ 843.83       360    1-Dec-29    $ 114,845.16
7967487  MILTON             NH     03887     SFD    9.250     7.500         $ 617.01       360    1-Dec-29     $ 74,921.93
7968421  OMAHA              NE     68137     SFD    8.875     7.500         $ 604.69       360    1-Dec-29     $ 75,914.47
7968748  RENO               NV     89502     MF2    8.750     7.500         $ 649.03       360    1-Nov-29     $ 82,356.56
7969085  GATLINBURG         TN     37737     SFD    8.625     7.500         $ 1,015.02     360    1-Dec-29    $ 130,345.34
7969568  JOHNSTOWN          PA     15906     SFD    9.250     7.500         $ 157.95       360    1-Nov-29     $ 19,133.04
7969716  SAN FRANCISCO      CA     94110     LCO    8.875     7.500         $2,269.18      360    1-Dec-29    $ 284,879.04
7969738  SAN FRANCISCO      CA     94123     LCO    8.875     7.500         $ 3,117.65     360    1-Dec-29    $ 391,399.04
7970186  SOMERSET           NJ     08873     SFD    8.625     7.500         $ 977.02       360    1-Dec-29    $ 125,466.14
7971355  TAMPA              FL     33609     LCO    9.125     7.500         $ 732.27       360    1-Dec-29     $ 89,903.85
7971641  ATLANTA            GA     30328     LCO    9.375     7.500         $1,032.20      360    1-Dec-29    $ 123,974.17
7971688  ATLANTA            GA     30328     LCO    9.375     7.500         $1,032.20      360    1-Dec-29    $ 123,974.17
7971861  PRESCOTT VALLEY    AZ     86314     MF2    8.750     7.500         $ 895.66       360    1-Dec-29    $ 113,718.52
7971906  ROCK FALLS         IL     61071     SFD    8.375     7.500         $ 490.28       360    1-Dec-29     $ 64,374.19
7972040  COLUMBUS           OH     43209     MF2    9.375     7.500         $1,066.72      360    1-Nov-29    $ 128,054.18
7972547  ROCHESTER          NY     14609     MF2    9.000     7.500         $ 204.21       360    1-Jan-30     $ 25,366.14
7972600  PORT MATILDA       PA     16820     SFD    8.875     7.500         $1,456.03      360    1-Jan-30    $ 182,897.41
7972865  MELBOURNE BEACH    FL     32951     SFD    8.625     7.500         $ 877.35       360    1-Dec-29    $ 112,666.32
7973172  KEYSTONE           CO     80435     LCO    9.375     7.500         $ 2,383.06     360    1-Nov-29    $ 286,074.55
7973221  EAST GRAND RAPRID  MI     49506     SFD    8.500     7.500         $2,199.09      360    1-Dec-29    $ 285,652.26
7973748  HUNT               NY     14846     SFD    9.750     7.500         $ 308.35       360    1-Dec-29     $ 35,856.38
7975048  ROCKLAND           ME     04841     SFD    8.875     7.500         $ 547.40       360    1-Dec-29     $ 68,722.58
7975598  LITHONIA           GA     30058     SFD    9.625     7.500         $ 558.52       360    1-Nov-29     $ 65,613.66
7975743  MCQUEENEY          TX     78123     SFD    9.125     7.500         $ 572.19       360    1-Dec-29     $ 70,246.83
7976749  DES MOINES         IA     50315     SFD    9.250     7.500         $ 546.42       360    1-Dec-29     $ 66,350.87
7978494  MILFORD            DE     19963     SFD    8.500     7.500         $ 752.77       360    1-Jan-30     $ 97,840.69
7980163  DURANGO            CO     81301     HCT    8.875     7.500         $ 757.45       360    1-Dec-29     $ 94,992.87
7980384  STAFFORD           CT     06075     MF4    9.500     7.500         $ 617.52       360    1-Dec-29     $ 73,367.47
7980799  HOUSTON            TX     77008     SFD    8.750     7.500         $ 955.84       360    1-Jan-30    $ 121,430.10
7981339  DENVER             CO     80211     SFD    9.000     7.500         $ 876.23       360    1-Dec-29    $ 108,679.84
7981487  CHADDS FORD        PA     19317     SFD    7.875     7.500         $3,128.82      360    1-Dec-29    $ 430,924.11
7982056  LACROSSE           WI     54601     SFD    9.375     7.500         $ 582.22       360    1-Dec-29     $ 68,415.98
7982117  BATTLE CREEK       MI     49015     SFD    8.750     7.500         $ 636.42       360    1-Dec-29     $ 80,804.58
7982722  MAYFIELD HTS       OH     44124     SFD    9.000     7.500         $ 876.23       360    1-Dec-29    $ 108,780.59
7982971  GREENSBURG         PA     15601     MF2    9.875     7.500         $ 341.52       360    1-Jan-30     $ 39,312.13
7983629  COVINGTON          WA     98042     SFD    8.875     7.500         $ 644.47       360    1-Jan-30     $ 80,954.59
7985352  HAMMOND            IN     46320     SFD    9.500     7.500         $ 174.06       360    1-Dec-29     $ 20,663.05
7985478  CARSON CITY        NV     89701     PUD    8.875     7.500         $ 327.81       360    1-Dec-29     $ 41,153.63
7985564  PARKER             AZ     85344     SFD    9.250     7.500         $ 503.48       360    1-Jan-30     $ 61,168.27
7985697  FORT WORTH         TX     76140     MF2    8.500     7.500         $ 445.97       360    1-Dec-29     $ 57,929.47
7987029  TACOMA             WA     98405     SFD    9.125     7.500         $ 384.44       360    1-Dec-29     $ 47,199.48
7987045  TACOMA             WA     98405     SFD    9.125     7.500         $ 366.13       360    1-Dec-29     $ 44,951.94
7987708  MONTGOMERY         AL     36110     SFD    9.250     7.500         $ 200.40       360    1-Jan-30     $ 24,347.37
7987912  WASHINGTON         DC     20001     SFD    8.875     7.500         $ 822.78       360    1-Dec-29    $ 103,293.61
7987928  TUALTATIN          OR     97062     LCO    9.000     7.500         $ 858.53       360    1-Feb-30    $ 106,700.00
7988292  HIGH POINT         NC     27263     SFD    8.250     7.500         $ 728.98       360    1-Dec-29     $ 96,908.82
7988756  RUSSELL TOWNSHIP   OH     44072     SFD    8.750     7.500         $ 1,491.58     360    1-Dec-29    $ 189,381.04
7989240  CARBONDALE         CO     81623     SFD    8.625     7.500         $1,493.36      360    1-Dec-29    $ 191,458.78
7990165  REYNOLDSBURG       OH     43068     SFD    8.625     7.500         $1,652.03      360    1-Feb-30    $ 212,400.00
7990221  EATON              OH     45320     SFD    9.250     7.500         $ 333.18       360    1-Jan-30     $ 40,479.01
7990436  VANCOUVER          WA     98661     SFD    9.000     7.500         $ 590.19       360    1-Dec-29     $ 73,269.57
7990569  TALLAHASSEE        FL     32308     SFD    7.750     7.483         $ 431.35       360    1-Dec-29     $ 60,124.74
7991077  LONG BRANCH        NJ     07740     SFD    9.500     7.500         $ 832.45       360    1-Jan-30     $ 98,951.30
7991567  DURANGO            CO     81301     MF3    9.375     7.500         $1,609.44      360    1-Jan-30    $ 193,402.28
7992484  WATERFORD TWP      NJ     08004     SFD    8.750     7.500         $ 587.67       360    1-Jan-30     $ 74,657.02
7992626  WACONIA            MN     55387     SFD    9.125     7.500         $ 511.78       360    1-Dec-29     $ 62,832.79
7993501  OAKLAND            CA     94611     LCO    8.375     7.500         $ 1,368.13     360    1-Jan-30    $ 179,888.12
7993560  NEWARK             OH     43055     SFD    9.250     7.500         $ 281.35       360    1-Dec-29     $ 34,164.41
7993951  EL PASO            TX     79912     SFD    8.500     7.500         $ 959.60       360    1-Dec-29    $ 124,448.26
7994179  PHILADELPHIA       PA     19141     SFD    9.000     7.500         $ 321.85       360    1-Dec-29     $ 39,677.56
7994424  LONG BEACH         CA     90803     SFD    8.250     7.500         $1,803.04      360    1-Jan-30    $ 239,846.96
7995106  WORTHINGTON        OH     43085     SFD    9.625     7.500         $ 1,121.99     360    1-Jan-30    $ 131,936.76
7995237  COLUMBIA           MO     65203     SFD    9.250     7.500         $ 493.61       360    1-Jan-30     $ 59,968.89
7995710  BELLEVILLE         IL     62223     SFD    9.000     7.500         $ 308.98       360    1-Dec-29     $ 38,357.88
7995884  PORT CHARLETTE     FL     33981     SFD    9.875     7.500         $ 304.01       360    1-Jan-30     $ 34,994.09
7996070  YUCAIPA            CA     92399     MF4    8.875     7.500         $ 1,254.73     360    1-Jan-30    $ 157,611.59
7996446  CENTERVILLE        OH     45459     SFD    9.000     7.500         $ 1,126.47     360    1-Jan-30    $ 139,923.53
7996788  ORLANDO            FL     33172     SFD   10.000     7.500         $ 789.81       360    1-Jan-30     $ 89,960.19
7997062  WILMINGTON         VT     05363     SFD    8.375     7.500         $ 467.44       360    1-Dec-29     $ 61,423.29
7997693  FLOWERY BRANCH     GA     30542     SFD    9.250     7.500         $ 1,192.88     360    1-Jan-30    $ 144,924.83
7998208  JACKSONVILLE       FL     32207     SFD    8.875     7.500         $ 683.86       360    1-Dec-29     $ 85,853.27
7998264  JACKSONVILLE       FL     32223     SFD    8.375     7.500         $1,428.94      360    1-Dec-29    $ 187,765.47
7999224  SANDUSKY           OH     44870     LCO    8.625     7.500         $1,039.90      360    1-Dec-29    $ 133,541.57
8000420  MARION             OH     43302     SFD    8.750     7.500         $ 135.71       360    1-Jan-30     $ 17,240.07
8001263  TOPPENISH          WA     98948     MF4    8.875     7.500         $ 673.91       360    1-Jan-30     $ 84,652.52
8001412  SHELBY             OH     44875     SFD    8.750     7.500         $ 680.18       360    1-Dec-29     $ 86,340.01
8001432  RENO               NV     89502     LCO    9.000     7.500         $ 425.36       360    1-Jan-30     $ 52,836.13
8004298  SOQUEL             CA     95073     MF2    8.375     7.500         $ 2,217.51     360    1-Feb-30    $ 291,750.00
8004735  SUTHERLAND         VA     23885     SFD    8.500     7.500         $ 922.70       360    1-Jan-30    $ 119,927.30
8006126  FREDERICK          MD     21703     PUD    8.750     7.500         $ 602.85       360    1-Jan-30     $ 76,585.91
8006880  CARROLLTON         TX     75006     SFD    8.875     7.500         $ 960.34       360    1-Jan-30    $ 120,632.34
8007413  PHOENIX            AZ     85043     SFD    8.625     7.500         $ 375.67       360    1-Jan-30     $ 48,271.49
8007929  HENDERSON          NV     89052     SFD    8.500     7.500         $ 886.94       360    1-Jan-30    $ 115,280.12
8008787  SPARKS             NV     89436     LCO    9.250     7.500         $ 1,132.00     360    1-Jan-30    $ 137,528.67
8009362  TRUCKEE            CA     96161     SFD    9.250     7.500         $ 508.72       360    1-Jan-30     $ 61,804.94
8009633  RACINE             WI     53405     SFD    9.000     7.500         $ 470.70       360    1-Jan-30     $ 58,468.05
8010549  SPRINGFIELD        MA     01109     MF3    9.500     7.500         $ 423.79       360    1-Jan-30     $ 50,375.21
8011034  NORRISTOWN         PA     19401     MF2   10.000     7.500         $ 387.01       360    1-Jan-30     $ 44,080.49
8011043  NORRISTOWN         PA     19401     MF2   10.000     7.500         $ 420.97       360    1-Jan-30     $ 47,948.78
8011737  KEARNEY            NE     68847     MF4    8.125     7.500         $ 891.00       360    1-Jan-30    $ 119,921.50
8012348  TALLAHASSEE        FL     32311     SFD    8.625     7.500         $ 457.03       360    1-Jan-30     $ 58,725.31
8014422  LACEY              WA     98503     SFD    8.500     7.500         $ 480.57       360    1-Jan-30     $ 62,462.14
8015404  ANOKA              MN     55303     SFD    8.250     7.500         $ 626.56       360    1-Jan-30     $ 83,346.82
8015579  LONG BEACH         CA     90808     SFD    8.750     7.500         $ 1,621.59     360    1-Jan-30    $ 206,006.40
8016758  OAKLAND            CA     94607     MF3    8.750     7.500         $ 1,056.15     360    1-Jan-30    $ 134,172.76
8016991  APPLE VALLEY       CA     92308     SFD    9.125     7.500         $ 413.65       360    1-Jan-30     $ 50,812.95
8017267  FRONT ROYAL        VA     22630     SFD    8.375     7.500         $ 921.59       360    1-Jan-30    $ 121,174.63
8018113  BOSTON             MA     02114     LCO    9.125     7.500         $ 2,278.17     360    1-Feb-30    $ 280,000.00
8019386  NOKOMIS            FL     34275     MF4    9.500     7.500         $ 423.58       360    1-Feb-30     $ 50,375.00
8019403  NOKOMIS            FL     34275     SFD    9.500     7.500         $ 353.16       360    1-Feb-30     $ 42,000.00
8020400  KEYSTONE           CO     80435     LCO    8.375     7.500         $ 705.99       360    1-Jan-30     $ 92,827.27
8020812  ONTARIO            CA     91764     MF2    8.375     7.500         $ 836.08       360    1-Jan-30    $ 109,931.63
8021736  ATLANTA            GA     30324     SFD    9.000     7.500         $ 1,470.05     360    1-Jan-30    $ 182,600.20
8022645  ONTARIO            CA     91762     LCO   10.000     7.500         $ 479.52       360    1-Feb-30     $ 54,642.00
8023302  XENIA              OH     45385     SFD    8.750     7.500         $ 424.82       360    1-Jan-30     $ 53,926.91
8023502  TILTON             NH     03276     MF3    9.625     7.500         $ 592.87       360    1-Jan-30     $ 69,716.58
8024436  NORTH LAS VEGAS    NV     89032     LCO    9.000     7.500         $ 630.45       360    1-Feb-30     $ 78,353.00
8024651  DES MOINES         IA     50316     MF2    8.875     7.500         $ 643.76       360    1-Feb-30     $ 80,910.00
8024688  CHAPEL HILL        NC     27516     SFD    9.875     7.500         $1,979.84      360    1-Jan-30    $ 227,896.41
8024906  DEVON              PA     19333     LCO    9.000     7.500         $ 669.45       360    1-Jan-30     $ 83,154.55
8025193  SEA ISLE CITY      NJ     08243     SFD    8.500     7.500         $ 3,290.95     360    1-Jan-30    $ 427,740.72
8025752  AKRON              OH     44312     SFD    8.375     7.500         $ 266.94       360    1-Feb-30     $ 35,120.00
8026210  NEEDLES            CA     92363     SFD    8.875     7.500         $ 327.81       360    1-Feb-30     $ 41,200.00
8026392  OCEAN CITY         NJ     08226     LCO    9.125     7.500         $ 2,440.90     360    1-Feb-30    $ 300,000.00
8026505  OCEAN CITY         NJ     08226     MF2    8.500     7.500         $ 3,352.46     360    1-Jan-30    $ 435,735.87
8027742  DECATUR            GA     30035     SFD    9.875     7.500         $ 537.51       360    1-Jan-30     $ 61,871.88
8028207  SUMMERVILLE        SC     29483     SFD   10.000     7.500         $ 473.89       360    1-Jan-30     $ 53,976.11
8029291  SYRACUSE           NY     13208     MF2    8.875     7.500         $ 368.78       360    1-Feb-30     $ 46,350.00
8029401  INDIANAPOLIS       IN     46254     SFD    8.750     7.500         $ 419.70       360    1-Feb-30     $ 53,350.00
8030418  PROVIDENCE         RI     02907     MF2    9.875     7.500         $ 484.54       360    1-Jan-30     $ 55,774.65
8031806  HARTFORD           CT     06114     MF3    8.875     7.500         $ 716.08       360    1-Feb-30     $ 90,000.00
8037477  HALLETTSVILLE      TX     77964     SFD    9.375     7.500         $ 500.21       360    1-Feb-30     $ 60,140.00
8037710  VAIL               CO     81657     LCT    8.875     7.500         $ 1,193.47     360    1-Feb-30    $ 150,000.00
8038241  BOTHELL            WA     98011     SFD    9.000     7.500         $ 1,046.01     360    1-Feb-30    $ 130,000.00
8039078  FERNANDINA BEACH   FL     32034     SFD    8.625     7.500         $ 700.21       360    1-Feb-30     $ 90,025.00
8039694  VIENNA             VA     22180     LCO    8.500     7.500         $ 461.35       360    1-Feb-30     $ 60,000.00
8044171  OKLAHOMA CITY      OK     73132     SFD    9.375     7.500         $ 550.20       360    1-Feb-30     $ 66,150.00

                                                                                                           $153,710,118.31





TABLE (CONTINUED)

(i)          (x)    (xi)       (xii)    (xiii) (xv)       (xvi)
--------  -------  --------  --------- -------  -------  --------------

MORTGAGE                     MORTGAGE           MASTER    FIXED
LOAN                         INSURANCE SERVICE  SERVICE   RETAINED
NUMBER       LTV   SUBSIDY   CODE      FEE      FEE       YIELD
--------  -------  --------  --------- -------  -------  --------------
4858058     63.40                        0.250   0.017   0.000
4863271     78.00                        0.250   0.017   0.000
4865841     80.00                        0.250   0.017   0.000
4891125     79.99                        0.250   0.017   0.000
4895363     68.87                        0.250   0.017   0.733
4914624     84.18              33        0.250   0.017   0.483
4933149     89.98              33        0.250   0.017   0.608
4940378     79.89                        0.250   0.017   0.000
4941807     76.71                        0.250   0.017   0.000
4944726     89.99              06        0.250   0.017   0.733
4945342     70.00                        0.250   0.017   0.108
4948223     90.00              01        0.250   0.017   0.858
4950279     83.33              06        0.250   0.017   0.108
4952222     84.54              33        0.250   0.017   0.000
4953644     54.63                        0.250   0.017   0.000
4953870     70.00                        0.250   0.017   0.000
4954814     90.00              33        0.250   0.017   0.000
4954833     59.57                        0.250   0.017   0.108
4956874     83.08              17        0.250   0.017   0.000
4958667     61.19                        0.250   0.017   0.000
4961360     89.95              17        0.250   0.017   0.983
4961364     80.00                        0.250   0.017   0.483
4962118     79.99                        0.250   0.017   0.233
4962495     89.94              13        0.250   0.017   0.108
4962776     56.43                        0.250   0.017   0.608
4966949     69.95                        0.250   0.017   0.000
4967723     80.00                        0.250   0.017   0.108
4968218     79.71                        0.250   0.017   0.108
4968439     80.00                        0.250   0.017   0.000
4970251     69.85                        0.250   0.017   0.000
4970770     89.98              11        0.250   0.017   0.483
4970852     90.00              38        0.250   0.017   0.108
4970900     80.00                        0.250   0.017   0.983
4970909     80.00                        0.250   0.017   0.983
4970914     80.00                        0.250   0.017   0.983
4972466     85.00              06        0.250   0.017   0.000
4973841     80.00                        0.250   0.017   0.608
4973970     70.00                        0.250   0.017   0.000
4975084     80.00                        0.250   0.017   0.000
4975321     79.98                        0.250   0.017   0.000
4975748     90.00              17        0.250   0.017   0.483
4976095     85.00              33        0.250   0.017   0.233
4976405     80.00                        0.250   0.017   0.000
4976572     57.03                        0.250   0.017   0.000
4979131     95.00              06        0.250   0.017   0.000
4979223     80.00                        0.250   0.017   0.000
4979501     90.00              12        0.250   0.017   0.000
4979631     79.94                        0.250   0.017   0.108
4980575     79.97                        0.250   0.017   0.000
4980832     80.00                        0.250   0.017   0.608
4983156     80.00                        0.250   0.017   0.000
4984669     58.20                        0.250   0.017   0.000
4986249     80.00                        0.250   0.017   0.000
4987584     85.00              17        0.250   0.017   0.858
4989716     87.84              06        0.250   0.017   0.733
4991159     95.00              33        0.250   0.017   0.733
4991161     90.00              17        0.250   0.017   0.108
4991603     80.00                        0.250   0.017   0.233
4992533     69.93                        0.250   0.017   0.733
4993284     90.00              17        0.250   0.017   0.858
4995343     22.50                        0.250   0.017   0.108
4998330     80.00                        0.250   0.017   0.000
4999510     83.80              17        0.250   0.017   0.000
4999559     68.97                        0.250   0.017   0.000
5001815     59.06                        0.250   0.017   0.000
5002934     90.00              06        0.250   0.017   0.000
5003104     82.00              17        0.250   0.017   0.608
5005907     80.00                        0.250   0.017   0.000
5007301     57.46                        0.250   0.017   0.858
5008177     90.00              33        0.250   0.017   0.000
5009669     68.00                        0.250   0.017   0.733
5009678     70.00                        0.250   0.017   0.733
5009732     77.11                        0.250   0.017   0.000
5010013     38.42                        0.250   0.017   0.000
5010646     74.91                        0.250   0.017   0.108
5011824     90.00              13        0.250   0.017   0.000
5012677     82.42              17        0.250   0.017   0.108
5017442     68.97                        0.250   0.017   0.000
5020775     90.00              06        0.250   0.017   0.233
5021032     80.00                        0.250   0.017   0.358
5021980     90.00              17        0.250   0.017   0.108
5022019     90.00              11        0.250   0.017   0.483
5023646     95.00              17        0.250   0.017   0.000
5025328     90.00              06        0.250   0.017   0.733
5025981     58.82                        0.250   0.017   0.000
5026493     90.00              17        0.250   0.017   0.358
5027462     85.00              06        0.250   0.017   0.000
5028831     79.64                        0.250   0.017   0.983
5028903     58.67                        0.250   0.017   0.000
5028963     74.98                        0.250   0.017   0.000
5030591     90.00              06        0.250   0.017   0.358
5031194     76.80                        0.250   0.017   0.608
5031564     90.00              17        0.250   0.017   1.233
5032432     94.89              17        0.250   0.017   0.233
5035804     80.00                        0.250   0.017   0.000
5036726     72.73                        0.250   0.017   0.000
5037400     80.00                        0.250   0.017   0.000
5037410     90.00              17        0.250   0.017   0.108
5039475     80.00                        0.250   0.017   1.483
5039496     80.00                        0.250   0.017   0.000
5039570     63.85                        0.250   0.017   0.000
5039609     49.55                        0.250   0.017   0.000
5041299     86.30              17        0.250   0.017   1.108
5044229     90.00              12        0.250   0.017   0.733
5045061     80.00                        0.250   0.017   0.233
5045089     90.00              06        0.250   0.017   0.733
5045092     80.00                        0.250   0.017   0.000
5045105     80.00                        0.250   0.017   0.358
5045160     77.50                        0.250   0.017   0.000
5045345     90.00              33        0.250   0.017   1.733
5045751     64.96                        0.250   0.017   0.000
5045759     90.00              06        0.250   0.017   0.108
5045810     87.75              06        0.250   0.017   1.733
5045817     90.00              06        0.250   0.017   1.733
5045876     80.00                        0.250   0.017   0.000
5045886     90.00              01        0.250   0.017   0.000
5045887     90.00              06        0.250   0.017   0.733
5045954     80.00                        0.250   0.017   0.000
5045973     80.00                        0.250   0.017   0.000
5046058     85.24              12        0.250   0.017   0.000
5046095     55.00                        0.250   0.017   0.608
5046114     80.00                        0.250   0.017   0.233
5046124     57.36                        0.250   0.017   0.233
5046188     90.00              06        0.250   0.017   0.733
5046276     59.94                        0.250   0.017   0.608
5046514     90.00              12        0.250   0.017   0.000
5046908     55.00                        0.250   0.017   0.000
5046957     42.81                        0.250   0.017   0.108
5046987     90.00              06        0.250   0.017   0.608
5047009     90.00              12        0.250   0.017   0.000
5047027     80.00                        0.250   0.017   0.000
5047069     80.00                        0.250   0.017   0.000
5047872     90.00              33        0.250   0.017   0.983
5048386     69.88                        0.250   0.017   0.608
5048517     80.00                        0.250   0.017   0.000
5048563     80.00                        0.250   0.017   0.000
5048719     87.48              06        0.250   0.017   0.483
5049302     89.99              01        0.250   0.017   0.983
5050723     80.00                        0.250   0.017   0.233
5052178     90.00              33        0.250   0.017   0.233
5052180     90.00              33        0.250   0.017   0.233
5053591     76.80                        0.250   0.017   1.358
5053595     76.80                        0.250   0.017   1.358
5053600     76.80                        0.250   0.017   1.358
5053603     76.80                        0.250   0.017   1.358
5054446     66.22                        0.250   0.017   0.358
5055714     39.11                        0.250   0.017   0.358
5056003     79.99                        0.250   0.017   0.000
5057913     70.00                        0.250   0.017   0.733
5058009     74.49                        0.250   0.017   0.983
5058542     70.00                        0.250   0.017   0.733
5059221     90.00              17        0.250   0.017   1.108
5062413     80.16              33        0.250   0.017   0.608
5062417     80.00                        0.250   0.017   1.108
5063640     90.00              01        0.250   0.017   0.733
5063872     80.00                        0.250   0.017   0.233
5064758     90.00              01        0.250   0.017   0.733
5064980     87.58              01        0.250   0.017   0.608
5067642     90.00              01        0.250   0.017   1.483
5067836     72.46                        0.250   0.017   0.733
5068190     90.00              01        0.250   0.017   1.233
5068243     80.00                        0.250   0.017   0.608
5068305     45.60                        0.250   0.017   0.733
5068906     95.00              11        0.250   0.017   0.108
5069666     80.00                        0.250   0.017   0.483
5069746     79.73                        0.250   0.017   0.733
5069837     80.00                        0.250   0.017   0.483
5071086     80.00                        0.250   0.017   0.608
5071110     78.93                        0.250   0.017   0.000
5071114     76.92                        0.250   0.017   0.000
5072144     90.00              33        0.250   0.017   0.733
5072399     70.00                        0.250   0.017   0.483
5072667     89.99              17        0.250   0.017   0.733
5072774     89.99              33        0.250   0.017   0.733
5073110     78.63                        0.250   0.017   0.858
5073542     80.00                        0.250   0.017   0.000
5073765     90.00              01        0.250   0.017   1.483
5074151     76.84                        0.250   0.017   0.000
5074434     90.00              17        0.250   0.017   1.108
5074921     70.00                        0.250   0.017   0.000
5074970     78.92                        0.250   0.017   0.000
5074992     59.47                        0.250   0.017   0.858
5075085     70.00                        0.250   0.017   0.000
5075506     79.98                        0.250   0.017   0.608
5075699     80.00                        0.250   0.017   0.233
5076030     80.00                        0.250   0.017   0.233
5076067     80.00                        0.250   0.017   0.233
5076074     79.19                        0.250   0.017   0.233
5076079     78.63                        0.250   0.017   0.233
5076352     80.00                        0.250   0.017   0.233
5077145     70.00                        0.250   0.017   0.733
5077368     70.00                        0.250   0.017   0.483
5077712     94.96              11        0.250   0.017   1.108
5077799     85.00              33        0.250   0.017   0.608
5077858     90.00              11        0.250   0.017   1.358
5079177     79.99                        0.250   0.017   0.108
5079598     78.38                        0.250   0.017   0.733
5079664     78.00                        0.250   0.017   0.483
5079953     64.33                        0.250   0.017   0.983
5080531     90.00              01        0.250   0.017   1.483
5080629     77.94                        0.250   0.017   0.983
5080633     77.71                        0.250   0.017   0.983
5080634     77.49                        0.250   0.017   0.983
5080636     77.94                        0.250   0.017   0.983
5080639     79.98                        0.250   0.017   0.108
5080850     68.83                        0.250   0.017   0.983
5080998     54.38                        0.250   0.017   0.608
5081008     80.00                        0.250   0.017   0.983
5081504     80.00                        0.250   0.017   1.108
5081885     64.63                        0.250   0.017   0.858
5082065     79.76                        0.250   0.017   0.483
5082278     90.00              01        0.250   0.017   0.608
5082280     85.00              17        0.250   0.017   1.108
5083004     63.86                        0.250   0.017   0.858
5083341     95.00              01        0.250   0.017   0.858
5083389     90.00              17        0.250   0.017   1.233
5084001     75.00                        0.250   0.017   0.108
5084007     90.00              06        0.250   0.017   0.733
5084071     83.82              06        0.250   0.017   1.108
5084742     70.00                        0.250   0.017   0.608
5084885     80.00                        0.250   0.017   1.358
5084891     60.00                        0.250   0.017   1.108
5084905     90.00              12        0.250   0.017   1.608
5084908     90.00              06        0.250   0.017   1.608
5085041     80.00                        0.250   0.017   0.858
5086445     90.00              01        0.250   0.017   1.108
5086740     80.00                        0.250   0.017   0.108
5087086     80.00                        0.250   0.017   0.983
5087542     75.00                        0.250   0.017   1.108
5087731     90.00              33        0.250   0.017   1.483
5088006     89.96              17        0.250   0.017   0.983
5088114     80.00                        0.250   0.017   1.108
5088734     80.00                        0.250   0.017   1.358
5089553     90.00              01        0.250   0.017   1.483
5089566     89.80              01        0.250   0.017   0.983
5089616     76.55                        0.250   0.017   1.108
5089777     90.00              01        0.250   0.017   1.608
5090227     71.94                        0.250   0.017   0.858
5090397     80.00                        0.250   0.017   0.483
5090897     65.00                        0.250   0.017   0.733
5090938     68.37                        0.250   0.017   0.983
5091327     80.00                        0.250   0.017   1.608
5091902     90.00              17        0.250   0.017   1.483
5092255     90.00              13        0.250   0.017   1.233
5092703     66.67                        0.250   0.017   0.733
5093529     90.00              01        0.250   0.017   1.233
5094822     80.00                        0.250   0.017   0.608
5094957     67.90                        0.250   0.017   0.983
5095518     80.00                        0.250   0.017   1.108
5096122     80.00                        0.250   0.017   0.983
5096132     79.98                        0.250   0.017   0.983
5096181     85.00              13        0.250   0.017   1.233
5096205     84.77              33        0.250   0.017   1.358
5096208     83.72              01        0.250   0.017   0.233
5096251     66.67                        0.250   0.017   0.358
5096554     90.00              33        0.250   0.017   0.983
5096601     90.00              33        0.250   0.017   1.358
5096816     79.98                        0.250   0.017   0.983
5097802     75.00                        0.250   0.017   1.108
5097991     90.00              01        0.250   0.017   1.108
5097994     90.00              01        0.250   0.017   1.108
5098164     79.43                        0.250   0.017   0.983
5098222     70.00                        0.250   0.017   1.108
5098426     80.00                        0.250   0.017   0.000
5099216     95.00              01        0.250   0.017   1.608
5099230     80.00                        0.250   0.017   0.858
5099282     47.74                        0.250   0.017   1.108
5099435     78.33                        0.250   0.017   2.108
5099483     79.00                        0.250   0.017   1.733
5099614     80.00                        0.250   0.017   0.858
5100233     73.71                        0.250   0.017   0.733
5100328     61.90                        0.250   0.017   1.108
5100484     69.07                        0.250   0.017   0.483
5100691     80.00                        0.250   0.017   0.983
5101069     80.00                        0.250   0.017   1.483
5101326     80.00                        0.250   0.017   0.000
5102063     90.00              33        0.250   0.017   1.108
5102144     65.45                        0.250   0.017   1.108
5104145     80.00                        0.250   0.017   1.108
5104698     90.00              06        0.250   0.017   1.108
5104879     79.99                        0.250   0.017   0.608
5104924     90.00              01        0.250   0.017   1.733
5105207     90.00              01        0.250   0.017   2.108
5105273     57.85                        0.250   0.017   1.358
5105413     69.08                        0.250   0.017   0.733
5105548     90.00              01        0.250   0.017   1.483
5105571     69.08                        0.250   0.017   0.858
5105583     69.08                        0.250   0.017   0.733
5105587     69.08                        0.250   0.017   0.858
5105767     80.00                        0.250   0.017   1.108
5105944     79.39                        0.250   0.017   1.608
5106102     70.00                        0.250   0.017   1.483
5106546     85.00              13        0.250   0.017   0.358
5106582     60.34                        0.250   0.017   1.233
5106806     62.50                        0.250   0.017   0.983
5107077     79.99                        0.250   0.017   1.108
5107164     90.00              01        0.250   0.017   1.108
5107795     80.00                        0.250   0.017   1.233
5108432     90.00              13        0.250   0.017   1.108
5108743     89.97              12        0.250   0.017   1.108
5109096     64.00                        0.250   0.017   1.108
5109259     78.97                        0.250   0.017   0.108
5109306     70.00                        0.250   0.017   0.983
5109462     65.16                        0.250   0.017   0.733
5109518     80.00                        0.250   0.017   0.608
5109528     70.00                        0.250   0.017   0.983
5110385     80.00                        0.250   0.017   0.858
5110755     80.00                        0.250   0.017   1.358
5111228     80.00                        0.250   0.017   0.983
5111690     90.00              06        0.250   0.017   0.858
5112059     80.00                        0.250   0.017   0.983
5113497     90.00              11        0.250   0.017   1.358
5113815     80.00                        0.250   0.017   0.858
5114435     80.00                        0.250   0.017   1.108
5115093     75.00                        0.250   0.017   1.233
5115211     90.00              01        0.250   0.017   1.358
5115735     90.00              17        0.250   0.017   1.858
5116218     90.00              01        0.250   0.017   1.608
5116222     90.00              33        0.250   0.017   1.608
5116870     80.00                        0.250   0.017   1.108
5117358     90.00              33        0.250   0.017   0.733
5117996     58.59                        0.250   0.017   1.608
5118088     89.99              33        0.250   0.017   1.108
5118153     90.00              11        0.250   0.017   1.358
5118280     80.00                        0.250   0.017   1.608
5118646     80.00                        0.250   0.017   0.483
5118726     85.00              38        0.250   0.017   1.358
5119446     90.00              01        0.250   0.017   1.108
5119544     89.90              33        0.250   0.017   1.233
5119823     80.00                        0.250   0.017   0.608
5119836     80.00                        0.250   0.017   0.733
5120476     80.00                        0.250   0.017   0.983
5121082     80.00                        0.250   0.017   1.108
5121117     95.00              01        0.250   0.017   2.108
5121703     89.99              01        0.250   0.017   1.733
5122290     49.58                        0.250   0.017   0.358
5122587     80.00                        0.250   0.017   0.858
5122863     68.49                        0.250   0.017   0.983
5122868     89.98              33        0.250   0.017   0.858
5122927     58.41                        0.250   0.017   0.000
5123503     90.00              01        0.250   0.017   1.483
5123571     70.00                        0.250   0.017   1.108
5123574     70.00                        0.250   0.017   1.108
5123900     80.00                        0.250   0.017   0.733
5124054     90.00              33        0.250   0.017   1.233
5124056     90.00              33        0.250   0.017   1.233
5124746     90.00              01        0.250   0.017   1.483
5124823     78.32                        0.250   0.017   1.733
5124908     80.00                        0.250   0.017   0.733
5125806     79.97                        0.250   0.017   0.733
5125956     90.00              06        0.250   0.017   1.108
5126037     90.00              01        0.250   0.017   1.858
5127139     90.00              33        0.250   0.017   1.233
5127719     70.00                        0.250   0.017   1.233
5128180     85.00              06        0.250   0.017   1.108
5128444     90.00              33        0.250   0.017   1.858
5128591     80.00                        0.250   0.017   1.108
5130441     80.00                        0.250   0.017   0.983
5130450     80.00                        0.250   0.017   0.108
5130470     47.69                        0.250   0.017   0.858
5130629     89.80              11        0.250   0.017   0.858
5131100     90.00              33        0.250   0.017   0.983
5131113     90.00              01        0.250   0.017   0.983
5131286     90.00              33        0.250   0.017   1.108
5131729     80.00                        0.250   0.017   0.108
5131760     65.00                        0.250   0.017   0.983
5132033     80.00                        0.250   0.017   1.108
5132103     90.00              33        0.250   0.017   1.233
5132500     94.82              06        0.250   0.017   0.733
5133013     85.00              13        0.250   0.017   0.858
5133387     80.00                        0.250   0.017   0.983
5133528     80.24              33        0.250   0.017   0.733
5133978     70.00                        0.250   0.017   1.233
5134197     95.00              33        0.250   0.017   1.733
5134334     90.00              13        0.250   0.017   1.233
5134471     60.00                        0.250   0.017   2.233
5134636     70.00                        0.250   0.017   1.483
5136434     84.10              13        0.250   0.017   0.733
5136462     90.00              33        0.250   0.017   1.483
5136495     79.97                        0.250   0.017   0.983
5137560     90.00              33        0.250   0.017   1.233
5138220     79.98                        0.250   0.017   0.983
5138380     90.00              33        0.250   0.017   0.983
5138778     70.00                        0.250   0.017   1.233
5139587     90.00              33        0.250   0.017   1.233
5140932     90.00              24        0.250   0.017   1.233
5141475     74.07                        0.250   0.017   1.358
5142565     70.00                        0.250   0.017   1.108
5143215     79.15                        0.250   0.017   1.358
5143523     57.85                        0.250   0.017   1.108
5143942     39.73                        0.250   0.017   1.483
5145919     90.00              33        0.250   0.017   0.733
5146067     62.50                        0.250   0.017   1.608
5146276     69.00                        0.250   0.017   1.108
5146408     70.00                        0.250   0.017   1.608
5147735     80.00                        0.250   0.017   1.108
5148303     69.57                        0.250   0.017   0.608
5149511     95.00              12        0.250   0.017   0.733
5149618     90.00              33        0.250   0.017   0.000
5149700     90.00              33        0.250   0.017   0.983
5150179     89.95              12        0.250   0.017   1.358
5155905     80.00                        0.250   0.017   1.358
6789634     80.00                        0.250   0.017   0.483
6858884     76.43                        0.250   0.017   0.000
6904465     90.00              17        0.250   0.017   0.733
6905819     74.26                        0.250   0.017   0.000
6939206     65.63                        0.250   0.017   1.108
6947622     95.00              17        0.250   0.017   0.233
6957066     95.00              24        0.250   0.017   0.000
6977945     75.15                        0.250   0.017   0.000
7001352     80.00                        0.250   0.017   0.000
7073059     64.67                        0.250   0.017   0.358
7084473     96.99              01        0.250   0.017   0.358
7105925     80.00                        0.250   0.017   0.358
7146801     80.00                        0.250   0.017   0.000
7151870     96.96              13        0.250   0.017   0.233
7154073     80.00                        0.250   0.017   0.108
7164059     53.19                        0.250   0.017   0.358
7191182     79.58                        0.250   0.017   0.000
7195180     97.00              06        0.250   0.017   0.233
7212176     97.00              06        0.250   0.017   0.000
7213995     80.00                        0.250   0.017   0.000
7229157     76.42                        0.250   0.017   1.108
7230842     97.00              33        0.250   0.017   0.358
7282074     97.00              11        0.250   0.017   0.000
7290090     79.96                        0.250   0.017   0.000
7293752     79.03                        0.250   0.017   1.108
7316937     94.99              17        0.250   0.017   0.000
7317535     74.05                        0.250   0.017   0.000
7330947     97.00              16        0.250   0.017   0.108
7339392     96.97              17        0.250   0.017   0.000
7350835     97.00              13        0.250   0.017   0.483
7355578     97.00              17        0.250   0.017   0.000
7361566     97.00              24        0.250   0.017   0.000
7361886     97.00              12        0.250   0.017   0.000
7371709     79.99                        0.250   0.017   0.000
7372017     64.06                        0.250   0.017   0.000
7372656     70.00                        0.250   0.017   0.608
7372671     70.00                        0.250   0.017   0.608
7372682     66.21                        0.250   0.017   0.608
7372697     66.73                        0.250   0.017   0.608
7383231     97.00              06        0.250   0.017   0.233
7385525     80.00                        0.250   0.017   0.733
7387684     97.00              24        0.250   0.017   0.233
7405999     75.00                        0.250   0.017   0.358
7409290     96.99              17        0.250   0.017   0.108
7416361     80.00                        0.250   0.017   1.108
7427648     76.93                        0.250   0.017   1.108
7427992     96.95              06        0.250   0.017   0.483
7434508     97.00              06        0.250   0.017   0.233
7437655     79.98                        0.250   0.017   1.358
7446983     80.00                        0.250   0.017   0.483
7458596     96.96              33        0.250   0.017   0.108
7460706     71.15                        0.250   0.017   0.608
7467530     96.98              11        0.250   0.017   0.000
7468623     90.00              17        0.250   0.017   1.733
7476466     59.01                        0.250   0.017   0.358
7477344     97.00              17        0.250   0.017   0.233
7479781     97.00              11        0.250   0.017   0.233
7481702     80.00                        0.250   0.017   0.000
7485658     90.00              17        0.250   0.017   0.000
7493086     77.58                        0.250   0.017   0.000
7499042     68.22                        0.250   0.017   0.483
7499264     80.00                        0.250   0.017   0.000
7500531     42.31                        0.250   0.017   0.608
7502624     73.33                        0.250   0.017   0.733
7509548     95.00              33        0.250   0.017   0.000
7514431     79.92                        0.250   0.017   0.000
7527947     76.33                        0.250   0.017   0.608
7529408     65.03                        0.250   0.017   0.233
7533862     90.00              17        0.250   0.017   0.483
7534433     90.00              01        0.250   0.017   0.000
7535244     90.00              16        0.250   0.017   0.983
7536996     71.46                        0.250   0.017   0.108
7539780     96.99              06        0.250   0.017   0.000
7545707     80.00                        0.250   0.017   1.358
7548370     80.00                        0.250   0.017   0.233
7548383     80.00                        0.250   0.017   0.233
7551324     29.55                        0.250   0.017   0.000
7552573     90.00              01        0.250   0.017   0.108
7553380     80.00                        0.250   0.017   0.000
7557508     85.00              17        0.250   0.017   0.000
7561690     90.00              17        0.250   0.017   0.000
7563782     80.00                        0.250   0.017   0.108
7564169     77.13                        0.250   0.017   0.000
7564964     80.00                        0.250   0.017   0.000
7565404     79.97                        0.250   0.017   0.000
7565789     75.00                        0.250   0.017   0.000
7569508     74.55                        0.250   0.017   0.108
7570664     97.00              17        0.250   0.017   0.483
7571965     80.00                        0.250   0.017   0.108
7573361     85.00              33        0.250   0.017   0.983
7575633     90.00              16        0.250   0.017   0.233
7577384     80.00                        0.250   0.017   0.483
7577561     75.00                        0.250   0.017   0.000
7579746     80.00                        0.250   0.017   0.000
7581079     80.00                        0.250   0.017   0.233
7581708     80.00                        0.250   0.017   0.608
7583176     80.00                        0.250   0.017   0.108
7584330     58.96                        0.250   0.017   0.000
7585325     90.00              13        0.250   0.017   0.983
7585835     79.90                        0.250   0.017   0.358
7587566     90.00              33        0.250   0.017   0.358
7589307     75.00                        0.250   0.017   0.000
7592226     70.00                        0.250   0.017   0.000
7592843     75.00                        0.250   0.017   0.000
7592901     69.92                        0.250   0.017   0.000
7593030     53.31                        0.250   0.017   1.233
7599307     75.00                        0.250   0.017   0.233
7600360     80.00                        0.250   0.017   0.000
7600727     75.00                        0.250   0.017   0.000
7600972     90.00              17        0.250   0.017   0.858
7601616     90.00              06        0.250   0.017   0.733
7602368     89.99              06        0.250   0.017   0.233
7604900     55.00                        0.250   0.017   0.108
7606802     70.00                        0.250   0.017   0.000
7608294     96.99              17        0.250   0.017   0.233
7610211     80.00                        0.250   0.017   0.108
7613164     65.09                        0.250   0.017   0.000
7613247     90.00              06        0.250   0.017   0.733
7614961     89.94              12        0.250   0.017   0.608
7617261     75.74                        0.250   0.017   0.000
7617300     80.00                        0.250   0.017   0.358
7622331     70.00                        0.250   0.017   0.983
7623659     54.35                        0.250   0.017   0.108
7624904     90.00              01        0.250   0.017   0.608
7625402     90.00              11        0.250   0.017   0.608
7625712     90.00              16        0.250   0.017   0.358
7626066     97.00              06        0.250   0.017   1.108
7626905     80.00                        0.250   0.017   0.858
7631685     80.00                        0.250   0.017   0.000
7631744     70.00                        0.250   0.017   0.608
7633098     69.35                        0.250   0.017   0.733
7634254     97.00              01        0.250   0.017   0.000
7637658     85.00              11        0.250   0.017   0.233
7638840     71.43                        0.250   0.017   0.733
7639030     90.00              11        0.250   0.017   0.733
7639822     79.99                        0.250   0.017   0.608
7640531     80.00                        0.250   0.017   0.233
7643436     80.00                        0.250   0.017   0.000
7643740     90.00              01        0.250   0.017   0.983
7643748     90.00              01        0.250   0.017   0.983
7643753     90.00              01        0.250   0.017   0.983
7643928     90.00              17        0.250   0.017   0.108
7647803     89.80              12        0.250   0.017   0.983
7649500     72.73                        0.250   0.017   0.983
7651183     80.00                        0.250   0.017   0.233
7653298     75.00                        0.250   0.017   0.483
7660232     70.00                        0.250   0.017   0.733
7661804     48.77                        0.250   0.017   0.733
7663092     90.00              33        0.250   0.017   0.108
7663260     80.00                        0.250   0.017   0.608
7663324     90.00              06        0.250   0.017   0.858
7665105     80.00                        0.250   0.017   0.000
7667603     70.00                        0.250   0.017   0.000
7667713     60.00                        0.250   0.017   0.000
7671174     90.00              06        0.250   0.017   0.983
7671395     85.00              17        0.250   0.017   1.483
7673265     45.41                        0.250   0.017   0.233
7674304     70.00                        0.250   0.017   0.608
7674347     79.99                        0.250   0.017   0.108
7674506     70.00                        0.250   0.017   0.608
7674941     96.94              11        0.250   0.017   0.608
7676470     97.00              17        0.250   0.017   0.000
7678200     79.99                        0.250   0.017   0.000
7678377     97.00              13        0.250   0.017   0.733
7679310     70.00                        0.250   0.017   0.108
7683680     75.00                        0.250   0.017   0.608
7685372     96.99              01        0.250   0.017   0.358
7689803     70.00                        0.250   0.017   0.858
7690278     80.00                        0.250   0.017   0.733
7691049     80.00                        0.250   0.017   0.233
7691996     80.00                        0.250   0.017   0.483
7692755     97.00              01        0.250   0.017   0.000
7694094     73.82                        0.250   0.017   0.608
7694462     97.00              11        0.250   0.017   0.358
7696380     79.75                        0.250   0.017   0.000
7697497     80.00                        0.250   0.017   0.608
7702984     77.84                        0.250   0.017   0.608
7706314     97.00              17        0.250   0.017   0.733
7708254     97.00              11        0.250   0.017   0.108
7709096     70.00                        0.250   0.017   0.483
7709822     97.00              13        0.250   0.017   0.000
7710404     90.00              11        0.250   0.017   0.483
7711492     80.00                        0.250   0.017   0.483
7711607     75.00                        0.250   0.017   0.108
7714045     66.06                        0.250   0.017   0.000
7716565     97.00              06        0.250   0.017   0.000
7716751     95.28              06        0.250   0.017   0.000
7717359     50.76                        0.250   0.017   0.000
7717419     97.00              01        0.250   0.017   0.483
7719297     80.00                        0.250   0.017   0.983
7721356     65.45                        0.250   0.017   0.608
7724103     90.00              01        0.250   0.017   0.483
7724273     97.00              17        0.250   0.017   0.000
7726709     80.00                        0.250   0.017   1.108
7726912     90.00              01        0.250   0.017   1.358
7729010     70.00                        0.250   0.017   0.000
7729101     97.00              17        0.250   0.017   0.000
7730194     48.28                        0.250   0.017   0.000
7730750     90.00              01        0.250   0.017   0.733
7731110     95.07              11        0.250   0.017   0.000
7731753     45.15                        0.250   0.017   0.483
7731787     67.55                        0.250   0.017   0.483
7734367     80.00                        0.250   0.017   0.483
7736715     80.00                        0.250   0.017   0.983
7736874     37.99                        0.250   0.017   0.108
7737122     80.00                        0.250   0.017   0.000
7739261     97.00              17        0.250   0.017   0.983
7741793     75.00                        0.250   0.017   1.108
7743584     80.00                        0.250   0.017   0.608
7744175     80.00                        0.250   0.017   0.233
7744915     90.00              17        0.250   0.017   0.233
7745022     80.00                        0.250   0.017   0.000
7745705     97.00              11        0.250   0.017   0.000
7746341     80.00                        0.250   0.017   0.608
7747298     80.00                        0.250   0.017   0.000
7748332     90.00              01        0.250   0.017   0.483
7749134     80.00                        0.250   0.017   0.483
7749398     90.00              01        0.250   0.017   1.108
7751717     80.00                        0.250   0.017   0.733
7752427     80.00                        0.250   0.017   0.108
7753225     75.00                        0.250   0.017   0.000
7753742     70.00                        0.250   0.017   1.233
7754899     97.00              17        0.250   0.017   0.000
7755897     80.00                        0.250   0.017   0.483
7756029     70.00                        0.250   0.017   0.983
7756418     79.73                        0.250   0.017   0.608
7758972     90.00              01        0.250   0.017   1.108
7759506     97.00              01        0.250   0.017   0.233
7759556     90.00              11        0.250   0.017   0.233
7761886     80.00                        0.250   0.017   0.608
7761940     80.00                        0.250   0.017   0.108
7762671     90.00              17        0.250   0.017   0.483
7765599     80.00                        0.250   0.017   0.358
7767111     80.00                        0.250   0.017   0.000
7769214     80.00                        0.250   0.017   0.233
7770029     80.00                        0.250   0.017   0.483
7773142     35.44                        0.250   0.017   0.000
7773178     52.02                        0.250   0.017   1.108
7773379     96.99              17        0.250   0.017   0.000
7773854     90.00              33        0.250   0.017   1.233
7775158     90.00              01        0.250   0.017   1.733
7775955     80.00                        0.250   0.017   0.000
7776982     79.36                        0.250   0.017   0.733
7777034     90.00              01        0.250   0.017   0.858
7777069     97.00              11        0.250   0.017   1.608
7777763     90.00              11        0.250   0.017   0.983
7779375     77.78                        0.250   0.017   1.358
7779719     70.00                        0.250   0.017   0.233
7779727     97.00              01        0.250   0.017   0.358
7780367     80.00                        0.250   0.017   0.000
7781018     80.00                        0.250   0.017   0.000
7781096     90.00              33        0.250   0.017   1.233
7781768     94.74              11        0.250   0.017   0.858
7782377     26.72                        0.250   0.017   0.000
7783597     90.00              12        0.250   0.017   1.108
7785103     95.00              01        0.250   0.017   0.733
7785696     80.00                        0.250   0.017   0.000
7786608     95.05              13        0.250   0.017   0.733
7787563     80.00                        0.250   0.017   0.000
7789337     90.00           33           0.250   0.017   0.608
7790584     80.00                        0.250   0.017   0.858
7794442     52.63                        0.250   0.017   1.233
7796024     90.00           17           0.250   0.017   1.108
7796255     84.04           06           0.250   0.017   0.733
7797054     89.99           11           0.250   0.017   0.608
7798332     70.00                        0.250   0.017   0.733
7799635     80.00                        0.250   0.017   0.000
7800259     80.00                        0.250   0.017   0.108
7801217     90.00           17           0.250   0.017   0.608
7802360     97.00           17           0.250   0.017   0.483
7802398     80.00                        0.250   0.017   0.108
7802591     80.00                        0.250   0.017   0.000
7802730     80.00                        0.250   0.017   0.000
7803067     79.10                        0.250   0.017   0.108
7803542     85.00           01           0.250   0.017   1.233
7804591     90.00           11           0.250   0.017   0.483
7805017     61.15                        0.250   0.017   0.108
7805491     97.00           11           0.250   0.017   0.000
7805682     97.00           11           0.250   0.017   0.483
7805943     80.00                        0.250   0.017   0.733
7806684     37.75                        0.250   0.017   0.733
7806733     30.30                        0.250   0.017   0.000
7808116     70.00                        0.250   0.017   0.233
7808321     80.00                        0.250   0.017   0.858
7808676     90.00           01           0.250   0.017   1.108
7809354     79.99                        0.250   0.017   0.000
7809998     80.00                        0.250   0.017   0.733
7811548     56.58                        0.250   0.017   1.233
7812940     97.00           13           0.250   0.017   0.733
7813003     80.00                        0.250   0.017   0.858
7813652     69.09                        0.250   0.017   0.983
7813677     79.96                        0.250   0.017   0.983
7814481     90.00           13           0.250   0.017   0.733
7814711     90.00           01           0.250   0.017   0.983
7815047     80.00                        0.250   0.017   0.983
7815296     90.00           11           0.250   0.017   0.858
7815316     79.99                        0.250   0.017   1.108
7815601     89.97           17           0.250   0.017   1.108
7816074     89.99           06           0.250   0.017   0.733
7816249     97.00           17           0.250   0.017   0.483
7816377     76.33                        0.250   0.017   0.733
7819092     97.00           06           0.250   0.017   0.108
7819213     70.00                        0.250   0.017   0.733
7819217     70.00                        0.250   0.017   0.733
7820856     80.00                        0.250   0.017   0.608
7820916     85.00           17           0.250   0.017   0.983
7821399     97.00           06           0.250   0.017   0.000
7822310     97.78           01           0.250   0.017   0.000
7822848     96.99           01           0.250   0.017   0.358
7823611     69.96                        0.250   0.017   1.233
7824729     97.00           01           0.250   0.017   0.483
7825208     65.00                        0.250   0.017   0.483
7826468     80.00                        0.250   0.017   0.000
7826925     90.00           06           0.250   0.017   0.733
7827016     97.00           13           0.250   0.017   0.233
7827148     47.26                        0.250   0.017   1.108
7827948     90.00           06           0.250   0.017   0.983
7828776     70.00                        0.250   0.017   1.108
7829118     80.00                        0.250   0.017   1.358
7829304     88.77           33           0.250   0.017   1.358
7829717     90.00           17           0.250   0.017   0.733
7829848     97.00           06           0.250   0.017   0.983
7829928     96.97           13           0.250   0.017   0.358
7830026     97.00           17           0.250   0.017   0.608
7832597     80.00                        0.250   0.017   0.858
7833477     80.00                        0.250   0.017   0.983
7835397     56.38                        0.250   0.017   0.483
7835527     80.00                        0.250   0.017   0.108
7835743     84.99           01           0.250   0.017   0.233
7837012     80.00                        0.250   0.017   1.108
7838146     96.95           01           0.250   0.017   0.358
7838421     97.00           13           0.250   0.017   0.358
7840796     77.80                        0.250   0.017   0.483
7841411     90.00           11           0.250   0.017   0.733
7844201     75.00                        0.250   0.017   0.108
7844574     97.00           11           0.250   0.017   0.483
7845111     59.52                        0.250   0.017   0.000
7846722     70.00                        0.250   0.017   1.108
7847109     95.00           17           0.250   0.017   0.858
7847297     80.00                        0.250   0.017   0.108
7847323     97.00           11           0.250   0.017   0.000
7848766     80.00                        0.250   0.017   0.858
7850024      8.77                        0.250   0.017   0.733
7853418     80.00                        0.250   0.017   0.358
7853575     90.00           11           0.250   0.017   0.483
7854345     75.00                        0.250   0.017   0.608
7855986     80.00                        0.250   0.017   1.108
7856490     70.00                        0.250   0.017   0.233
7857028     80.00                        0.250   0.017   0.608
7857084     97.00           17           0.250   0.017   0.108
7857336     90.00           11           0.250   0.017   0.983
7857737     80.00                        0.250   0.017   0.483
7858193     75.27                        0.250   0.017   0.358
7858228     80.00                        0.250   0.017   0.733
7858638     80.00                        0.250   0.017   0.983
7859186     97.00           06           0.250   0.017   0.733
7860293     90.00           01           0.250   0.017   0.983
7860731     90.00           17           0.250   0.017   1.108
7861110     73.94                        0.250   0.017   0.608
7861313     80.00                        0.250   0.017   0.608
7861410     87.98           01           0.250   0.017   0.733
7861572     90.00           01           0.250   0.017   1.108
7862301     90.00           33           0.250   0.017   0.983
7862760     37.21                        0.250   0.017   0.358
7862893     54.88                        0.250   0.017   1.233
7863070     97.00           33           0.250   0.017   0.358
7863838     90.00           01           0.250   0.017   1.108
7864343     70.00                        0.250   0.017   1.108
7864624     90.00           01           0.250   0.017   0.983
7866867     97.00           11           0.250   0.017   1.733
7867011     90.00           01           0.250   0.017   0.483
7867078     70.00                        0.250   0.017   1.108
7867229     80.00                        0.250   0.017   0.858
7867508     80.00                        0.250   0.017   0.733
7867618     96.98           01           0.250   0.017   0.358
7867952     50.00                        0.250   0.017   0.733
7867957     90.00           01           0.250   0.017   1.483
7868667     80.00                        0.250   0.017   0.733
7869103     90.00           17           0.250   0.017   1.108
7869265     90.00           01           0.250   0.017   0.608
7869452     75.00                        0.250   0.017   0.483
7869474     90.00           01           0.250   0.017   1.108
7869730     69.20                        0.250   0.017   0.983
7870227     69.27                        0.250   0.017   0.733
7870509     80.00                        0.250   0.017   0.733
7870630     65.00                        0.250   0.017   0.608
7871001     90.00           11           0.250   0.017   1.108
7871159     97.00           01           0.250   0.017   1.733
7871548     97.00           11           0.250   0.017   0.483
7871552     97.00           06           0.250   0.017   0.108
7871596     90.00           33           0.250   0.017   1.233
7871687     90.00           01           0.250   0.017   1.108
7872309     90.00           17           0.250   0.017   1.358
7872755     74.98                        0.250   0.017   0.733
7873279     75.00                        0.250   0.017   1.608
7874293     78.33                        0.250   0.017   0.358
7874508     80.00                        0.250   0.017   0.108
7875207     79.41                        0.250   0.017   0.733
7875718     90.00           01           0.250   0.017   1.233
7876857     90.00           17           0.250   0.017   0.983
7876929     90.00           01           0.250   0.017   0.983
7877508     80.00                        0.250   0.017   0.483
7878344     90.00           17           0.250   0.017   0.608
7878368     90.00           01           0.250   0.017   0.858
7879869     90.00           01           0.250   0.017   1.233
7881233     80.00                        0.250   0.017   1.733
7881326     97.00           01           0.250   0.017   1.608
7881366     89.96           01           0.250   0.017   1.233
7881666     74.99                        0.250   0.017   0.483
7882182     90.00           17           0.250   0.017   0.733
7882228     90.00           11           0.250   0.017   1.608
7882242     90.00           17           0.250   0.017   1.108
7882268     80.00                        0.250   0.017   0.608
7882654     96.82           17           0.250   0.017   0.000
7883402     90.00           11           0.250   0.017   0.358
7883489     80.00                        0.250   0.017   0.983
7883927     90.00           01           0.250   0.017   0.733
7884783     78.18                        0.250   0.017   0.358
7885769     80.00                        0.250   0.017   0.983
7886775     97.00           06           0.250   0.017   0.483
7886990     80.00                        0.250   0.017   0.858
7887384     83.21           11           0.250   0.017   1.108
7888254     69.36                        0.250   0.017   0.233
7888430     95.01           17           0.250   0.017   0.608
7889319     97.00           17           0.250   0.017   0.608
7889613     80.00                        0.250   0.017   0.233
7889701     80.00                        0.250   0.017   0.483
7889771     32.26                        0.250   0.017   0.983
7889794     69.07                        0.250   0.017   0.608
7890062     90.00           01           0.250   0.017   1.233
7890504     89.24           01           0.250   0.017   0.983
7890612     90.00           17           0.250   0.017   1.483
7890954     79.99                        0.250   0.017   0.733
7891103     80.00                        0.250   0.017   1.358
7891557     75.00                        0.250   0.017   0.858
7891813     90.00           17           0.250   0.017   1.608
7892161     95.00           06           0.250   0.017   1.483
7893183     70.00                        0.250   0.017   1.608
7893475     20.74                        0.250   0.017   1.483
7893585     90.00           17           0.250   0.017   0.983
7893846     97.00           01           0.250   0.017   1.108
7894061     90.00           01           0.250   0.017   0.733
7894685     90.00           33           0.250   0.017   0.983
7895781     90.00           06           0.250   0.017   1.733
7896064     97.00           01           0.250   0.017   0.000
7896430     80.00                        0.250   0.017   1.858
7896898     79.84                        0.250   0.017   0.733
7896922     80.00                        0.250   0.017   0.483
7897093     97.00           06           0.250   0.017   0.108
7898367     80.00                        0.250   0.017   1.733
7899170     90.00           17           0.250   0.017   0.983
7899177     90.00           17           0.250   0.017   0.983
7899178     90.00           17           0.250   0.017   0.983
7899237     80.00                        0.250   0.017   1.108
7899741     97.00           01           0.250   0.017   0.733
7899817     80.00                        0.250   0.017   0.733
7900061     91.39           01           0.250   0.017   1.233
7900076     68.67                        0.250   0.017   0.733
7900457     97.00           13           0.250   0.017   0.983
7900914     90.00           01           0.250   0.017   0.983
7902473     85.00           11           0.250   0.017   1.233
7902493     60.00                        0.250   0.017   0.983
7904022     97.00           01           0.250   0.017   0.608
7904395     80.00                        0.250   0.017   0.733
7904795     81.77           13           0.250   0.017   1.108
7905117     62.12                        0.250   0.017   1.233
7905775     90.00           06           0.250   0.017   1.358
7906850     96.96           33           0.250   0.017   0.233
7908000     89.99           01           0.250   0.017   1.108
7908428     80.00                        0.250   0.017   0.983
7908762     76.45                        0.250   0.017   0.983
7909098     55.56                        0.250   0.017   0.733
7909126     90.00           33           0.250   0.017   1.608
7910068     50.00                        0.250   0.017   1.108
7911210     80.00                        0.250   0.017   1.608
7911533     80.00                        0.250   0.017   0.483
7912886     80.00                        0.250   0.017   1.108
7913545     80.00                        0.250   0.017   0.733
7913604     90.00           01           0.250   0.017   1.108
7914014     89.57           11           0.250   0.017   1.233
7914834     90.00           11           0.250   0.017   0.983
7915024     79.97                        0.250   0.017   0.983
7915142     74.66                        0.250   0.017   1.108
7916144     90.00           01           0.250   0.017   1.608
7916507     65.00                        0.250   0.017   0.983
7916598     80.00                        0.250   0.017   1.233
7916931     97.00           33           0.250   0.017   0.983
7916982     79.99                        0.250   0.017   0.858
7918000     79.99                        0.250   0.017   1.483
7918460     85.00           06           0.250   0.017   1.608
7918504     89.72           06           0.250   0.017   1.233
7918575     90.00           11           0.250   0.017   1.483
7918578     80.00                        0.250   0.017   0.108
7919433     90.00           01           0.250   0.017   1.233
7919594     90.00           01           0.250   0.017   1.358
7919898     90.00           33           0.250   0.017   0.858
7921443     60.00                        0.250   0.017   0.733
7921750     60.57                        0.250   0.017   0.983
7921801     79.99                        0.250   0.017   0.000
7924550     90.00           01           0.250   0.017   2.108
7924972     90.00           01           0.250   0.017   1.233
7925426     89.97           33           0.250   0.017   1.608
7926096     64.00                        0.250   0.017   1.108
7926282     97.00           06           0.250   0.017   0.858
7926528     96.96           33           0.250   0.017   1.358
7927543     49.50                        0.250   0.017   0.733
7930054     90.00           11           0.250   0.017   1.483
7930389     80.00                        0.250   0.017   0.733
7932658     90.00           33           0.250   0.017   1.733
7933161     78.79                        0.250   0.017   1.483
7933323     80.00                        0.250   0.017   1.233
7934362     90.00           13           0.250   0.017   1.108
7934892     88.61           17           0.250   0.017   0.233
7935187     76.79                        0.250   0.017   0.733
7935536     97.00           11           0.250   0.017   0.483
7935760     95.00           01           0.250   0.017   1.108
7937102     90.00           13           0.250   0.017   1.358
7937602     79.66                        0.250   0.017   1.233
7937695     80.00                        0.250   0.017   0.358
7938399     62.03                        0.250   0.017   0.983
7938431     90.00           33           0.250   0.017   1.358
7939056     95.00           01           0.250   0.017   0.733
7939176     70.64                        0.250   0.017   0.358
7939421     90.00           01           0.250   0.017   2.108
7939766     85.00           01           0.250   0.017   1.233
7939992     80.00                        0.250   0.017   0.608
7940694     85.00           11           0.250   0.017   0.858
7941657     80.00                        0.250   0.017   0.858
7942252     90.00           33           0.250   0.017   1.608
7944445     97.00           11           0.250   0.017   0.733
7944471     97.00           13           0.250   0.017   1.233
7945883     90.00           01           0.250   0.017   0.858
7946465     70.18                        0.250   0.017   0.858
7946895     53.06                        0.250   0.017   0.733
7947442     97.00           11           0.250   0.017   0.733
7947835     75.00                        0.250   0.017   0.858
7948163     89.99           01           0.250   0.017   0.983
7948276     75.00                        0.250   0.017   0.983
7948571     70.00                        0.250   0.017   1.233
7948893     90.00           33           0.250   0.017   1.108
7950075     80.00                        0.250   0.017   0.983
7951042     97.00           17           0.250   0.017   1.233
7951723     75.00                        0.250   0.017   0.733
7951936     85.00           01           0.250   0.017   0.733
7952235     71.86                        0.250   0.017   1.108
7952664     79.15                        0.250   0.017   0.983
7953320     90.00           33           0.250   0.017   1.233
7953380     89.00           01           0.250   0.017   0.858
7954036     90.00           33           0.250   0.017   1.108
7954338     80.00                        0.250   0.017   0.983
7954380     95.00           01           0.250   0.017   1.108
7954504     80.00                        0.250   0.017   0.983
7955053     90.00           33           0.250   0.017   1.608
7955883     66.50                        0.250   0.017   0.858
7956006     40.82                        0.250   0.017   0.733
7956213     97.00           06           0.250   0.017   0.000
7956941     80.00                        0.250   0.017   1.108
7957091     95.01           33           0.250   0.017   0.858
7957850     90.00           33           0.250   0.017   1.483
7957973     90.00           11           0.250   0.017   1.358
7961052     90.00           33           0.250   0.017   0.733
7961384     89.34           13           0.250   0.017   0.733
7962235     75.00                        0.250   0.017   0.983
7962384     90.00           01           0.250   0.017   2.233
7962416     97.00           33           0.250   0.017   0.983
7962709     80.00                        0.250   0.017   0.983
7963153     84.62           11           0.250   0.017   1.108
7963501     70.00                        0.250   0.017   0.983
7963569     90.00           33           0.250   0.017   0.983
7964184     90.00           11           0.250   0.017   1.233
7964541     90.00           17           0.250   0.017   1.483
7964911     96.98           01           0.250   0.017   1.108
7965479     80.00                        0.250   0.017   1.108
7966931     90.00           01           0.250   0.017   2.108
7967461     97.00           01           0.250   0.017   0.983
7967465     65.71                        0.250   0.017   0.233
7967487     60.00                        0.250   0.017   1.483
7968421     80.00                        0.250   0.017   1.108
7968748     89.67           33           0.250   0.017   0.983
7969085     90.00           01           0.250   0.017   0.858
7969568     80.00                        0.250   0.017   1.483
7969716     62.00                        0.250   0.017   1.108
7969738     62.00                        0.250   0.017   1.108
7970186     97.00           06           0.250   0.017   0.858
7971355     80.00                        0.250   0.017   1.358
7971641     89.99           01           0.250   0.017   1.608
7971688     89.99           01           0.250   0.017   1.608
7971861     90.00           01           0.250   0.017   0.983
7971906     97.00           33           0.250   0.017   0.608
7972040     90.00           11           0.250   0.017   1.608
7972547     90.00           01           0.250   0.017   1.233
7972600     75.00                        0.250   0.017   1.108
7972865     80.00                        0.250   0.017   0.858
7973172     75.00                        0.250   0.017   1.608
7973221     80.00                        0.250   0.017   0.733
7973748     97.00           11           0.250   0.017   1.983
7975048     80.00                        0.250   0.017   1.108
7975598     90.00           33           0.250   0.017   1.858
7975743     97.00           01           0.250   0.017   1.358
7976749     90.00           33           0.250   0.017   1.483
7978494     69.98                        0.250   0.017   0.733
7980163     70.00                        0.250   0.017   1.108
7980384     90.00           01           0.250   0.017   1.733
7980799     90.00           12           0.250   0.017   0.983
7981339     90.00           33           0.250   0.017   1.233
7981487     80.00                        0.250   0.017   0.108
7982056     75.35                        0.250   0.017   1.608
7982117     97.00           11           0.250   0.017   0.983
7982722     90.00           33           0.250   0.017   1.233
7982971     90.00           17           0.250   0.017   2.108
7983629     90.00           13           0.250   0.017   1.108
7985352     90.00           33           0.250   0.017   1.733
7985478     80.00                        0.250   0.017   1.108
7985564     90.00           01           0.250   0.017   1.483
7985697     80.00                        0.250   0.017   0.733
7987029     89.15           33           0.250   0.017   1.358
7987045     89.11           33           0.250   0.017   1.358
7987708     90.00           33           0.250   0.017   1.483
7987912     90.00           33           0.250   0.017   1.108
7987928     97.00           01           0.250   0.017   1.233
7988292     97.00           01           0.250   0.017   0.483
7988756     80.00                        0.250   0.017   0.983
7989240     80.00                        0.250   0.017   0.858
7990165     96.99           01           0.250   0.017   0.858
7990221     90.00           33           0.250   0.017   1.483
7990436     90.00           13           0.250   0.017   1.233
7990569     90.00           33           0.250   0.017   0.000
7991077     90.00           01           0.250   0.017   1.733
7991567     90.00           11           0.250   0.017   1.608
7992484     90.00           33           0.250   0.017   0.983
7992626     85.00           01           0.250   0.017   1.358
7993501     80.00                        0.250   0.017   0.608
7993560     90.00           01           0.250   0.017   1.483
7993951     73.85                        0.250   0.017   0.733
7994179     80.00                        0.250   0.017   1.233
7994424     80.00                        0.250   0.017   0.483
7995106     68.75                        0.250   0.017   1.858
7995237     60.91                        0.250   0.017   1.483
7995710     80.00                        0.250   0.017   1.233
7995884     66.06                        0.250   0.017   2.108
7996070     95.00           17           0.250   0.017   1.108
7996446     80.00                        0.250   0.017   1.233
7996788     90.00           01           0.250   0.017   2.233
7997062     50.00                        0.250   0.017   0.608
7997693     69.05                        0.250   0.017   1.483
7998208     90.00           01           0.250   0.017   1.108
7998264     80.00                        0.250   0.017   0.608
7999224     89.99           06           0.250   0.017   0.858
8000420     89.84           17           0.250   0.017   0.983
8001263     70.00                        0.250   0.017   1.108
8001412     95.01           33           0.250   0.017   0.983
8001432     97.00           06           0.250   0.017   1.233
8004298     75.00                        0.250   0.017   0.608
8004735     73.62                        0.250   0.017   0.733
8006126     97.00           11           0.250   0.017   0.983
8006880     96.95           17           0.250   0.017   1.108
8007413     70.00                        0.250   0.017   0.858
8007929     79.19                        0.250   0.017   0.733
8008787     80.00                        0.250   0.017   1.483
8009362     97.00           01           0.250   0.017   1.483
8009633     90.00           33           0.250   0.017   1.233
8010549     90.00           01           0.250   0.017   1.733
8011034     90.00           06           0.250   0.017   2.233
8011043     90.00           01           0.250   0.017   2.233
8011737     80.00                        0.250   0.017   0.358
8012348     80.00                        0.250   0.017   0.858
8014422     67.57                        0.250   0.017   0.733
8015404     96.98           01           0.250   0.017   0.483
8015579     97.00           01           0.250   0.017   0.983
8016758     89.50           01           0.250   0.017   0.983
8016991     80.00                        0.250   0.017   1.358
8017267     97.00           06           0.250   0.017   0.608
8018113     57.03                        0.250   0.017   1.358
8019386     65.00                        0.250   0.017   1.733
8019403     70.00                        0.250   0.017   1.733
8020400     65.00                        0.250   0.017   0.608
8020812     78.57                        0.250   0.017   0.608
8021736     90.00           17           0.250   0.017   1.233
8022645     89.99           17           0.250   0.017   2.233
8023302     87.10           17           0.250   0.017   0.983
8023502     90.00           01           0.250   0.017   1.858
8024436     85.00           06           0.250   0.017   1.233
8024651     90.00           33           0.250   0.017   1.108
8024688     80.00                        0.250   0.017   2.108
8024906     80.00                        0.250   0.017   1.233
8025193     80.00                        0.250   0.017   0.733
8025752     80.00                        0.250   0.017   0.608
8026210     80.00                        0.250   0.017   1.108
8026392     54.55                        0.250   0.017   1.358
8026505     80.00                        0.250   0.017   0.733
8027742     89.93           13           0.250   0.017   2.108
8028207     83.08           06           0.250   0.017   2.233
8029291     90.00           01           0.250   0.017   1.108
8029401     97.00           01           0.250   0.017   0.983
8030418     90.00           13           0.250   0.017   2.108
8031806     90.00           06           0.250   0.017   1.108
8037477     97.00           11           0.250   0.017   1.608
8037710     53.38                        0.250   0.017   1.108
8038241     65.00                        0.250   0.017   1.233
8039078     65.00                        0.250   0.017   0.858
8039694     80.00                        0.250   0.017   0.733
8044171     90.00           33           0.250   0.017   1.608



COUNT:                 1104
WAC:            8.352063215
WAM:            354.3752903
WALTV:          79.74267875

                                  EXHIBIT F-2B

     [Schedule of Group II Mortgage Loans Serviced by Norwest Mortgage in
                             Frederick, Maryland]



NISTAR
NMI / 2000-01  Exhibit F-2B (Group II)
15 YEAR FIXED RATE NON-RELOCATION AND RELOCATION LOANS


(i)      (ii)                                  (iii)       (iv)       (v)       (vi)       (vii)     (viii)            (ix)    (x)
-----    --------------------------- -----  --------   --------  -------- ----------    -------- ----------  -------------- ------
                                                                      NET                                           CUT-OFF
MORTGAGE                                               MORTGAGE  MORTGAGE    CURRENT    ORIGINAL  SCHEDULED            DATE
LOAN                                  ZIP   PROPERTY   INTEREST  INTEREST    MONTHLY     TERM TO   MATURITY       PRINCIPAL
NUMBER   CITY               STATE     CODE      TYPE       RATE      RATE    PAYMENT    MATURITY       DATE         BALANCE    LTV
-------- ------------------------------------------------------  -------- ----------    -------- ----------- -------------- ------

4955900  HAMPTON BAYS       NY       11946       SFD      7.125     6.858    $847.86         180   1-Apr-14      $90,505.30  90.00
4967719  POMPANO BEACH      FL       33060       SFD      7.375     7.108    $614.51         180   1-Apr-14      $64,702.97  72.61
4969202  CLEMENTON          NJ       08021       SFD      8.250     7.500    $305.11         180   1-Feb-14      $30,342.01  85.00
4980635  LAKEWOOD           NJ       08701       SFD      8.125     7.500    $674.02         180   1-Apr-14      $67,937.30  70.00
4993078  PIERCE             CO       80650       SFD      8.000     7.500    $596.33         180   1-Apr-14      $60,448.53  60.00
5000130  HATTIESBURG        MS       39401       SFD      7.500     7.233    $324.45         180   1-Apr-14      $33,853.09  70.00
5002713  MCPHERSON          KS       67460       MF2      7.750     7.483    $606.19         180   1-May-14      $62,642.63  70.00
5002867  BOCA RATON         FL       33432       SFD      7.250     6.983    $885.48         180   1-Apr-14      $93,922.88  75.78
5002978  WOODSTOCK          GA       30188       SFD      7.625     7.358  $1,961.68         180   1-May-14     $204,208.63  70.00
5003292  KENNESAW           GA       30144       SFD      7.625     7.358  $1,026.61         180   1-May-14     $106,869.21  70.00
5005601  ATTLEBORO          MA       02703       MF3      6.500     6.233    $740.45         180   1-Apr-14      $82,130.41  63.91
5024826  FT LAUDERDALE      FL       33308       HCO      7.500     7.233    $991.90         180   1-May-14     $101,525.10  47.56
5027449  ANCHORAGE          AK       99518       LCO      7.625     7.358    $457.72         180   1-May-14      $47,358.20  70.00
5030877  OREM               UT       84058       SFD      6.625     6.358  $2,572.52         180   1-May-14     $284,213.49  44.39
5030920  HERMOSA BEACH      CA       90254       MF3      6.625     6.358  $4,565.57         180   1-Apr-14     $502,625.33  72.73
5031756  SCOTTSDALE         AZ       85260       SFD      7.000     6.733  $1,671.82         180   1-Apr-14     $179,975.33  80.00
5031887  CHICAGO            IL       60634       SFD      7.125     6.858  $1,367.81         180   1-Apr-14     $141,657.39  78.65
5031960  TUCSON             AZ       85746       SFD      6.625     6.358    $618.11         180   1-May-14      $68,288.82  69.02
5032091  DALLAS             TX       75219       SFD      7.750     7.483  $1,129.54         180   1-Jun-14     $117,098.74  60.00
5032135  BLOOMINGTON        MN       55425       SFD      8.000     7.500    $590.12         180   1-Apr-14      $56,340.18  65.00
5032162  AKRON              OH       44313       SFD      6.875     6.608  $1,337.78         180   1-Mar-14     $144,507.14  66.67
5032175  MARATHON           FL       33050       SFD      7.875     7.500  $1,280.41         180   1-May-14     $131,355.12  67.50
5033820  FORT COLLINS       CO       80526       MF4      6.875     6.608  $1,016.71         180   1-Apr-14     $110,268.96  49.57
5034230  DALLAS             TX       75227       SFD      7.375     7.108    $943.85         180   1-Jul-14     $100,366.14  95.00
5040768  SANTEE             CA       92701       SFD      7.250     6.983  $1,240.12         180   1-May-14     $131,983.27  95.00
5046046  AUSTIN             TX       78723       SFD      8.125     7.500    $539.22         180   1-Dec-13      $53,657.91  80.00
5046072  NEEDHAM            IN       46162       SFD      6.875     6.608  $1,050.60         180   1-Apr-14     $113,093.71  68.09
5047694  ELIZABETH          NJ       07201       MF2      7.000     6.733  $1,393.18         180   1-Jul-14     $151,516.42  67.69
5048246  FORT COLLINS       CO       80524       LCO      7.750     7.483    $593.01         180   1-May-14      $61,280.87  79.95
5053091  LITHONIA           GA       30038       SFD      7.625     7.358  $2,368.02         180   1-Jul-14     $246,711.22  75.00
5057158  BOISE              ID       83703       MF2      8.375     7.500  $1,011.64         180   1-Aug-14      $87,747.85  90.00
5059275  ALEXANDRIA         VA       22314       LCO      9.000     7.500    $470.62         180   1-Jul-14      $45,522.10  80.00
5059929  IRVING             TX       75061       MF4      9.000     7.500  $1,593.92         180   1-Sep-14     $154,179.95  70.47
5059937  IRVING             TX       75061       MF4      9.000     7.500  $1,622.98         180   1-Sep-14     $156,990.78  71.76
5059940  IRVING             TX       75061       MF4      9.000     7.500  $1,583.28         180   1-Sep-14     $153,149.71  70.32
5060048  IRVING             TX       75061       MF4      9.000     7.500  $1,621.31         180   1-Sep-14     $156,828.88  72.33
5060062  IRVING             TX       75061       MF4      9.000     7.500  $1,594.69         180   1-Sep-14     $155,062.66  70.82
5060077  IRVING             TX       75061       MF4      9.000     7.500  $1,605.08         180   1-Sep-14     $155,259.13  71.28
5060171  BEDFORD            TX       76021       LCO      7.625     7.358  $1,067.90         180   1-Sep-14     $112,590.71  80.00
5061687  BROOKLYN           NY       11221       MF2      8.250     7.500    $970.15         180   1-Sep-14      $98,567.19  48.78
5065393  NEPTUNE BEACH      FL       32266       SFD      8.625     7.500    $473.23         180   1-Sep-14      $47,038.62  90.00
5073678  AUSTIN             TX       78731       MF4      7.875     7.500  $2,162.47         180   1-Sep-14     $224,624.90  80.00
5073854  ACWORTH            GA       30102       SFD      7.875     7.500    $637.36         180   1-Sep-14      $66,205.22  70.00
5074954  DINUBA             CA       93618       SFD      7.875     7.500    $398.35         180   1-Aug-14      $41,246.43  70.00
5081007  HOLLYWOOD          FL       33020       MF2      8.750     7.500    $809.56         180   1-Sep-14      $79,889.25  90.00
5083161  WOODLAWN           TN       37191       SFD      8.250     7.500    $654.84         180   1-Oct-14      $66,546.70  76.75
5087743  NEWHALL            CA       91321       SFD      8.375     7.500    $586.46         180   1-Sep-14      $58,687.53  28.57
5088787  ROCHESTER          NY       14621       MF2      8.750     7.500    $439.76         180   1-Oct-14      $43,519.06  69.84
5090160  ORLANDO            FL       32828       SFD      8.375     7.500    $922.70         180   1-Sep-14      $93,062.12  80.00
5090582  MEMPHIS            TN       38141       SFD      8.875     7.500    $704.79         180   1-Oct-14      $69,243.33  66.67
5093493  PHOENIX            AZ       85018       LCO      8.500     7.500    $535.70         180   1-Oct-14      $53,792.12  80.00
5094363  WEST HOLLYWOOD     CA       90048       SFD      8.125     7.500  $2,888.65         180   1-Oct-14     $296,535.41  75.00
5094423  WEST HOLLYWOOD     CA       90048       SFD      8.125     7.500  $2,708.11         180   1-Oct-14     $278,001.94  75.00
5099285  SPRINGFIELD        VA       22153       SFD      8.500     7.500    $610.54         180   1-Oct-14      $61,307.19  26.38
5101277  NORTH POLE         AK       99705       MF2      8.625     7.500  $1,180.58         180   1-Oct-14     $117,684.77  70.00
5101285  NORTH POLE         AK       99705       MF2      8.750     7.500    $749.59         180   1-Oct-14      $74,180.24  55.56
5102179  NORCROSS           GA       30092       SFD      8.625     7.500  $2,048.65         180   1-Dec-14     $205,367.08  64.53
5106991  CHARLOTTSVILLE     VA       22911       SFD      8.750     7.500  $1,094.40         180   1-Jan-15     $109,204.04  75.00
5108291  BELLMORE           NY       11710       SFD      8.500     7.500  $1,413.10         180   1-Oct-14     $141,494.85  70.00
5109726  MIAMI              FL       33161       MF4      9.125     7.500  $1,103.46         180   1-Nov-14     $107,146.91  90.00
5125535  FARMERS BRANCH     TX       75234       SFD      8.875     7.500    $402.74         180   1-Jan-15      $39,893.09  80.00
5134715  ANCHORAGE          AK       99504       SFD      8.500     7.500  $1,236.83         180   1-Jan-15     $125,252.84  80.00
5140051  ROCHESTER          NY       14621       SFD      8.875     7.500    $342.33         180   1-Feb-15      $34,000.00  59.65
5145513  HIALEAH            FL       33016       LCO      8.750     7.500    $557.70         180   1-Feb-15      $55,800.00  90.00
5150609  MONROE             NY       10950       LCO      9.125     7.500  $1,134.11         180   1-Feb-15     $111,000.00  60.00
6971902  PINETOP            AZ       85935       PUD      7.875     7.500    $663.91         180   1-Aug-13      $66,105.64  70.00
7381218  ALLSTON            MA       02134       MF3      7.375     7.108  $2,713.77         180   1-Jan-14     $282,763.49  73.57
7513779  PUEBLO WEST        CO       81007       MF4      7.875     7.500    $942.76         180   1-Mar-14      $95,088.27  70.00
7567523  DOVER              NH       03820       MF3      6.750     6.483  $1,300.82         180   1-Apr-14     $142,138.76  70.00
7574510  EDENTON            NC       27932       SFD      8.500     7.500    $512.06         180   1-Aug-14      $51,122.23  77.04
7575285  GERMANTOWN         TN       38139       SFD      7.375     7.108  $1,839.85         180   1-Apr-14      $57,356.40  46.40
7581091  SANDUSKY           OH       44870       MF2      7.875     7.500    $431.54         180   1-Mar-14      $43,988.63  70.00
7595688  SAN DIEGO          CA       92104       MF3      7.875     7.500  $1,288.94         180   1-Mar-14     $131,385.75  90.00
7605583  PENSACOLA          FL       32514       SFD      6.500     6.233    $372.40         180   1-May-14      $41,454.64  72.46
7642344  PITTSBURGH         PA       15202       MF2      8.000     7.500    $448.20         180   1-Apr-14      $45,503.27  70.00
7668933  LAS VEGAS          NV       89123       PUD      7.375     7.108  $1,413.11         180   1-Apr-14     $148,789.76  78.86
7675794  DURHAM             NC       27707       SFD      7.875     7.500    $550.10         180   1-May-14      $56,434.06  50.92
7679103  LAFAYETTE          CA       94549       SFD      7.125     6.858  $3,125.12         180   1-May-14     $335,076.49  58.47
7687895  LOS ANGELES        CA       90045       SFD      7.125     6.858  $2,971.13         180   1-May-14     $316,255.79  63.57
7689005  LEXINGTON          KY       40515       SFD      6.750     6.483    $551.30         180   1-Jun-14      $60,172.88  70.80
7690231  SANTA CRUZ         CA       95062       SFD      7.875     7.500  $4,566.79         180   1-May-14     $468,499.96  75.00
7692193  ACWORTH            GA       30101       MAN      7.875     7.500    $398.35         180   1-May-14      $40,652.71  75.00
7695222  NEWTON             MA       02165       SFD      7.000     6.733  $2,031.35         180   1-May-14     $219,431.04  35.82
7714506  MALVERN            PA       19355       SFD      6.875     6.608  $1,748.03         180   1-Aug-14     $192,195.19  80.00
7717958  JACKSON            MI       49201       SFD      7.875     7.500    $424.91         180   1-Aug-14      $44,001.55  70.00
7721980  ORLANDO            FL       32836       SFD      7.625     7.358  $3,176.04         180   1-Jul-14     $331,534.49  66.84
7725358  GONZALES           TX       78629       SFD      7.750     7.483    $231.55         180   1-Jun-14      $24,005.29  96.85
7732938  RIDGECREST         CA       93555       SFD      8.000     7.500    $453.93         180   1-Aug-14      $46,662.57  88.79
7751261  DELANO             MN       55328       SFD      7.250     6.983  $4,637.34         180   1-Jun-14     $495,186.09  64.96
7762057  SELAH              WA       98942       MF4      7.375     7.108  $1,835.25         180   1-Jun-14     $194,339.82  70.00
7783870  DELTA              CO       81416       SFD      7.750     7.483  $2,710.87         180   1-Jul-14     $281,927.26  80.00
7784486  SOUTH BEND         IN       46628       SFD      9.125     7.500    $293.23         180   1-Jul-14      $28,162.93  69.16
7784533  SOUTH BEND         IN       46615       SFD      9.125     7.500    $321.84         180   1-Jul-14      $30,910.52  68.48
7804524  CLEVELAND          OH       44108       MF3      8.625     7.500    $338.55         180   1-Sep-14      $33,651.86  65.00
7811250  RIVERTON           UT       84065       MF2      8.250     7.500  $1,188.13         180   1-Aug-14     $120,356.90  75.60
7813833  BROOKLINE          MA       02467       MF2      7.500     7.233  $3,045.24         180   1-Aug-14     $322,453.52  75.00
7818721  GRAND JUNCTION     CO       81501       SFD      7.875     7.500    $504.58         180   1-Jul-14      $52,090.15  70.00
7822876  BRIGHTON           MA       02135       SFD      7.750     7.483  $2,823.83         180   1-Aug-14     $294,595.42  75.38
7824872  SANTA ROSA BEACH   FL       32459       LCO      8.125     7.500    $623.95         180   1-Sep-14      $63,861.37  90.00
7826101  ALBRIGHTSVILLE     PA       18210       SFD      7.000     6.733    $397.28         180   1-Sep-14      $43,290.58  65.00
7834503  LOWELL             MA       01854       MF2      7.625     7.358    $758.51         180   1-Aug-14      $78,940.46  77.33
7843332  GORDONVILLE        TX       76245       SFD      7.875     7.500    $298.76         180   1-Sep-14      $31,033.71  90.00
7845395  INDEPENDENCE       MO       64053       SFD      8.000     7.500    $344.03         180   1-Oct-14      $35,528.19  76.60
7853279  HUNTINGTON PRK     CA       90265       MF4      8.250     7.500  $1,338.79         180   1-Sep-14     $136,016.28  60.00
7861409  WICHITA FALLS      TX       76309       SFD      8.875     7.500    $199.36         180   1-Aug-14      $19,466.27  90.00
7865103  KAILUA-KONA        HI       96740       LCO      8.875     7.500  $1,495.16         180   1-Sep-14     $146,485.84  90.00
7866455  MALDEN             MA       02148       SFD      8.625     7.500  $1,250.02         180   1-Dec-14     $125,308.74  70.00
7869741  TIGRAD             OR       97223       SFD      8.500     7.500    $590.84         180   1-Sep-14      $59,158.97  23.53
7875512  RENO               NV       89509       SFD      9.000     7.500    $365.14         180   1-Sep-14      $35,517.11  21.43
7876514  HUDSON             NH       03051       SFD      8.750     7.500  $1,134.57         180   1-Sep-14     $111,963.36  80.00
7877283  TUCSON             AZ       85713       MF2      8.250     7.500    $358.95         180   1-Sep-14      $35,962.97  64.91
7877457  MIDLAND            TX       79705       SFD      7.625     7.358  $1,027.54         180   1-Aug-14     $107,758.23  73.33
7885195  DIAMOND BAR        CA       91765       LCO      8.000     7.500    $946.10         180   1-Sep-14      $97,550.29  90.00
7898879  SOUTH EUCLID       OH       44118       SFD      8.750     7.500    $807.05         180   1-Nov-14      $80,090.47  85.00
7899746  COLONIAL HEIGHTS   VA       23834       SFD      8.875     7.500    $697.74         180   1-Oct-14      $68,550.90  70.00
7900331  VIRGINIA BEACH     VA       23456       SFD      8.875     7.500  $2,255.33         180   1-Sep-14     $220,962.09  69.57
7900639  BEACH HAVEN        NJ       08008       SFD      8.375     7.500  $3,465.46         180   1-Oct-14     $349,574.26  70.00
7901008  VISALIA            CA       93277       SFD      8.375     7.500    $467.70         180   1-Oct-14      $47,309.38  55.00
7901213  COOPER CITY        FL       33026       SFD      8.125     7.500  $1,837.18         180   1-Oct-14     $187,593.14  80.00
7902904  MT. VERNON         NY       10550       MF3      8.500     7.500  $1,520.44         180   1-Sep-14     $152,235.69  80.00
7905291  HAYDEN             ID       83835       SFD      8.250     7.500    $558.07         180   1-Sep-14      $56,700.82  65.00
7909327  COLONIAL HEIGHTS   VA       23834       SFD      8.875     7.500    $845.75         180   1-Oct-14      $83,091.99  70.00
7915099  LANCASTER          CA       93535       SFD      8.000     7.500    $365.54         180   1-Oct-14      $37,689.61  90.00
7923984  COLONIAL HEIGHTS   VA       23834       SFD      8.875     7.500    $408.78         180   1-Nov-14      $40,272.06  70.00
7924009  MATOACA            VA       23803       SFD      8.875     7.500    $486.31         180   1-Nov-14      $47,909.85  70.00
7926956  CHESTER            VA       23831       SFD      8.875     7.500    $620.22         180   1-Nov-14      $61,102.43  70.00
7933890  CANYON LAKE        TX       78133       SFD      8.750     7.500  $1,043.42         180   1-Oct-14     $103,258.91  58.00
7936426  PORTAGE            MI       49024       SFD      9.000     7.500    $551.76         180   1-Oct-14      $53,439.27  64.45
7937109  TRENTON            NJ       08611       SFD      8.750     7.500    $244.62         180   1-Nov-14      $24,275.08  55.00
7940475  GRAND RAPIDS       MI       49503       MF2      9.000     7.500    $273.85         180   1-Nov-14      $26,774.26  90.00
7960106  WEST WINDSOR       NJ       08540       LCO      8.875     7.500  $1,055.68         180   1-Nov-14     $104,003.08  90.00
7960713  CONCORD            CA       94520       SFD      9.000     7.500  $1,284.57         180   1-Dec-14     $125,978.10  72.37
7965698  WICHITA FALLS      TX       76309       MF2      8.750     7.500    $685.42         180   1-Nov-14      $67,976.49  90.00
7971792  KENNEWICK          WA       99337       MF4      8.375     7.500    $879.68         180   1-Dec-14      $89,495.14  90.00
7973377  NASHUA             NH       03060       MF2      9.000     7.500    $785.04         180   1-Dec-14      $76,989.39  90.00
8003179  MANOR              TX       78653       SFD      9.500     7.500  $1,370.02         180   1-Jan-15     $130,868.65  80.00
8011988  RENO               NV       89503       SFD      8.625     7.500    $917.67         180   1-Jan-15      $92,247.17  58.92
8025178  MIDVALE            UT       84047       MF4      8.875     7.500  $1,520.33         180   1-Feb-15     $151,000.00  59.92
8031151  MINNEAPOLIS        MN       55407       SFD      8.500     7.500    $551.45         180   1-Feb-15      $56,000.00  70.00

                                                                                                             $16,275,532.83


TABLE (CONTINUED)

(i)      (xi)           (xii)   (xiii)         (xv)       (xvI)
-----    --------- ------------------  ----------- -----------

MORTGAGE            MORTGAGE                MASTER       FIXED
LOAN               INSURANCE  SERVICE      SERVICE    RETAINED
NUMBER   SUBSIDY        CODE      FEE          FEE       YIELD
-------- --------- ------------------  ----------- -----------
4955900                   17    0.250        0.017       0.000
4967719                         0.250        0.017       0.000
4969202                   12    0.250        0.017       0.483
4980635                         0.250        0.017       0.358
4993078                         0.250        0.017       0.233
5000130                         0.250        0.017       0.000
5002713                         0.250        0.017       0.000
5002867                         0.250        0.017       0.000
5002978                         0.250        0.017       0.000
5003292                         0.250        0.017       0.000
5005601                         0.250        0.017       0.000
5024826                         0.250        0.017       0.000
5027449                         0.250        0.017       0.000
5030877                         0.250        0.017       0.000
5030920                         0.250        0.017       0.000
5031756                         0.250        0.017       0.000
5031887                         0.250        0.017       0.000
5031960                         0.250        0.017       0.000
5032091                         0.250        0.017       0.000
5032135                         0.250        0.017       0.233
5032162                         0.250        0.017       0.000
5032175                         0.250        0.017       0.108
5033820                         0.250        0.017       0.000
5034230                   06    0.250        0.017       0.000
5040768                   01    0.250        0.017       0.000
5046046                         0.250        0.017       0.358
5046072                         0.250        0.017       0.000
5047694                         0.250        0.017       0.000
5048246                         0.250        0.017       0.000
5053091                         0.250        0.017       0.000
5057158                   13    0.250        0.017       0.608
5059275                         0.250        0.017       1.233
5059929                         0.250        0.017       1.233
5059937                         0.250        0.017       1.233
5059940                         0.250        0.017       1.233
5060048                         0.250        0.017       1.233
5060062                         0.250        0.017       1.233
5060077                         0.250        0.017       1.233
5060171                         0.250        0.017       0.000
5061687                         0.250        0.017       0.483
5065393                   17    0.250        0.017       0.858
5073678                         0.250        0.017       0.108
5073854                         0.250        0.017       0.108
5074954                         0.250        0.017       0.108
5081007                   01    0.250        0.017       0.983
5083161                         0.250        0.017       0.483
5087743                         0.250        0.017       0.608
5088787                         0.250        0.017       0.983
5090160                         0.250        0.017       0.608
5090582                         0.250        0.017       1.108
5093493                         0.250        0.017       0.733
5094363                         0.250        0.017       0.358
5094423                         0.250        0.017       0.358
5099285                         0.250        0.017       0.733
5101277                         0.250        0.017       0.858
5101285                         0.250        0.017       0.983
5102179                         0.250        0.017       0.858
5106991                         0.250        0.017       0.983
5108291                         0.250        0.017       0.733
5109726                   01    0.250        0.017       1.358
5125535                         0.250        0.017       1.108
5134715                         0.250        0.017       0.733
5140051                         0.250        0.017       1.108
5145513                   01    0.250        0.017       0.983
5150609                         0.250        0.017       1.358
6971902                         0.250        0.017       0.108
7381218                         0.250        0.017       0.000
7513779                         0.250        0.017       0.108
7567523                         0.250        0.017       0.000
7574510                         0.250        0.017       0.733
7575285                         0.250        0.017       0.000
7581091                         0.250        0.017       0.108
7595688                   01    0.250        0.017       0.108
7605583                         0.250        0.017       0.000
7642344                         0.250        0.017       0.233
7668933                         0.250        0.017       0.000
7675794                         0.250        0.017       0.108
7679103                         0.250        0.017       0.000
7687895                         0.250        0.017       0.000
7689005                         0.250        0.017       0.000
7690231                         0.250        0.017       0.108
7692193                         0.250        0.017       0.108
7695222                         0.250        0.017       0.000
7714506                         0.250        0.017       0.000
7717958                         0.250        0.017       0.108
7721980                         0.250        0.017       0.000
7725358                   17    0.250        0.017       0.000
7732938                   17    0.250        0.017       0.233
7751261                         0.250        0.017       0.000
7762057                         0.250        0.017       0.000
7783870                         0.250        0.017       0.000
7784486                         0.250        0.017       1.358
7784533                         0.250        0.017       1.358
7804524                         0.250        0.017       0.858
7811250                         0.250        0.017       0.483
7813833                         0.250        0.017       0.000
7818721                         0.250        0.017       0.108
7822876                         0.250        0.017       0.000
7824872                   17    0.250        0.017       0.358
7826101                         0.250        0.017       0.000
7834503                         0.250        0.017       0.000
7843332                   11    0.250        0.017       0.108
7845395                         0.250        0.017       0.233
7853279                         0.250        0.017       0.483
7861409                   11    0.250        0.017       1.108
7865103                   17    0.250        0.017       1.108
7866455                         0.250        0.017       0.858
7869741                         0.250        0.017       0.733
7875512                         0.250        0.017       1.233
7876514                         0.250        0.017       0.983
7877283                         0.250        0.017       0.483
7877457                         0.250        0.017       0.000
7885195                   01    0.250        0.017       0.233
7898879                   06    0.250        0.017       0.983
7899746                         0.250        0.017       1.108
7900331                         0.250        0.017       1.108
7900639                         0.250        0.017       0.608
7901008                         0.250        0.017       0.608
7901213                         0.250        0.017       0.358
7902904                         0.250        0.017       0.733
7905291                         0.250        0.017       0.483
7909327                         0.250        0.017       1.108
7915099                   17    0.250        0.017       0.233
7923984                         0.250        0.017       1.108
7924009                         0.250        0.017       1.108
7926956                         0.250        0.017       1.108
7933890                         0.250        0.017       0.983
7936426                         0.250        0.017       1.233
7937109                         0.250        0.017       0.983
7940475                   01    0.250        0.017       1.233
7960106                   01    0.250        0.017       1.108
7960713                         0.250        0.017       1.233
7965698                   01    0.250        0.017       0.983
7971792                   11    0.250        0.017       0.608
7973377                   01    0.250        0.017       1.233
8003179                         0.250        0.017       1.733
8011988                         0.250        0.017       0.858
8025178                         0.250        0.017       1.108
8031151                         0.250        0.017       0.733



COUNT:                  139
WAC:            7.926894845
WAM:            173.5005898
WALTV:          70.80080847

                                  EXHIBIT F-3A

       [Schedule of Group I Mortgage Loans Serviced by Other Servicers]


NISTAR
NMI / 2000-01  Exhibit F-3A (Group I)
30 YEAR FIXED RATE NON-RELOCATION AND RELOCATION LOANS



(i)      (ii)                                (iii)      (iv)      (v)        (vi)        (vii)     (viii)       (ix)
-----    --------------------------------  ------- ----------- ---------   ---------   ----------   ----------   ---------------
                                                                NET                                              CUT-OFF
MORTGAGE                                              MORTGAGE  MORTGAGE    CURRENT     ORIGINAL   SCHEDULED     DATE
LOAN                                ZIP    PROPERTY   INTEREST  INTEREST    MONTHLY     TERM TO    MATURITY      PRINCIPAL
NUMBER   CITY                STATE  CODE   TYPE       RATE      RATE        PAYMENT     MATURITY   DATE          BALANCE
-----    --------------------------------  ------- ----------- ---------   ---------   ----------   ----------   ---------------

4837822  NEW YORK            NY     10025     COP        8.000     7.500     $1,834.42       360     1-Jul-28      $ 246,614.03
4837844  BROOKLYN            NY     11217     MF3        7.875     7.500     $3,530.37       360     1-Jul-28      $ 480,070.91
4880116  SEVIERVILLE         TN     37862     MF2        8.625     7.500     $ 793.35        360     1-Sep-28      $ 100,915.13
4881212  SANTEE              CA     92071     SFD        7.500     7.233     $ 915.98        360     1-Aug-28      $ 128,267.94
4945052  MORRISVILLE         NC     27560     SFD        7.500     7.233     $ 1,971.78      360     1-Nov-28      $ 278,719.67
4981165  EL PASO             TX     79936     SFD        7.250     6.983     $ 346.55        360     1-Apr-28       $ 49,430.44
4984565  FOLLY BEACH         SC     29439     LCO        7.875     7.500     $ 2,719.01      360     1-Feb-29      $ 371,788.87
4986529  SOMERVILLE          MA     02144     MF3        7.625     7.358     $2,654.22       360     1-Jan-29      $ 371,334.02
4986816  MONTEREY            CA     93940     SFD        7.375     7.108     $ 276.27        360     1-Jan-29       $ 39,449.08
5049307  PORT HUENEME        CA     93041     LCO        7.875     7.500     $ 440.84        360     1-Apr-29       $ 59,201.51
5049396  LONG BEACH          NC     28465     SFD        7.500     7.233     $ 908.98        360     1-Jan-29      $ 127,545.67
5060055  CORONA              NY     11368     MF2        7.875     7.500     $ 1,827.17      360     1-Jun-29      $ 250,580.34
5119562  FOSTER              OR     97345     SFD        8.000     7.500     $ 1,137.33      360     1-Jul-29      $ 154,257.29
5125722  THE VILLAGES        FL     32159     SFD        8.250     7.500     $ 597.67        360     1-Oct-29       $ 79,349.98
5125758  CHICAGO             IL     60657     LCO        8.625     7.500     $2,325.59       360     1-Oct-29      $ 298,286.24
5135323  RALEIGH             NC     27603     SFD        8.875     7.500     $ 731.99        360     1-Nov-29       $ 91,844.14
5135351  LAWRENCEVILLE       GA     30044     MF4        8.875     7.500     $ 1,534.40      360     1-Oct-29      $ 192,412.73
5135357  SACRAMENTO          CA     95833     HCO        8.250     7.500     $ 301.26        360     1-Jun-29       $ 39,645.93
5135398  AUSTIN              TX     78704     SFD        8.375     7.500     $ 614.14        360     1-Nov-29       $ 80,648.28
5135410  CHICAGO             IL     60646     SFD        8.875     7.500     $ 1,126.63      360     1-Oct-29      $ 141,278.94
5135423  FOLSOM              CA     95630     SFD        8.500     7.500     $ 1,630.10      360     1-Sep-29      $ 211,348.68
5135443  DENVER              CO     80209     MF4        9.625     7.500     $2,034.87       360     1-Sep-29      $ 238,817.32
5135451  BEAVERTON           OR     97005     SFD        8.625     7.500     $ 1,155.02      360     1-Jun-29      $ 147,780.69
5135466  ST LOUIS            MO     63116     SFD        9.250     7.500     $ 533.09        360     1-Oct-29       $ 64,664.08
5135475  HOUSTON             TX     77054     HCO        9.250     7.500     $ 333.18        360     1-Sep-29       $ 40,393.41
5135484  DENVER              CO     80231     PUD        9.000     7.500     $ 957.50        360     1-Sep-29      $ 118,568.20
5135487  COLLEGE PARK        GA     30349     MF3        9.250     7.500     $ 1,221.67      360     1-Oct-29      $ 148,188.49
5135513  LAKE STATION        IN     46405     SFD        9.125     7.500     $ 162.73        360     1-Nov-29       $ 19,967.81
5135527  STANWOOD            WA     98292     SFD        7.750     7.483     $ 580.30        360     1-Sep-29       $ 80,710.40
5135532  BILLINGS            MT     59102     MF2        8.875     7.500     $ 566.90        360     1-Sep-29       $ 71,047.29
5135540  LAKE WORTH          FL     33460     MF4        9.000     7.500     $ 966.76        360     1-Sep-29      $ 119,816.87
5135551  COLLEGE STATION     TX     77840     SFD        8.875     7.500     $ 787.69        360     1-Sep-29       $ 98,718.36
5135560  AUSTIN              TX     78723     SFD        8.750     7.500     $ 535.35        360     1-Jul-29       $ 67,180.10
5135563  GREENSBORO          NC     27405     SFD        8.625     7.500     $ 391.23        360     1-Jul-29       $ 50,087.58
5135574  HENDERSONVILLE      TN     37075     SFD        8.875     7.500     $ 763.02        360     1-Sep-29       $ 95,627.19
5135581  CENTRAL POINT       OR     97502     SFD        8.625     7.500     $ 640.28        360     1-Sep-29       $ 82,073.46
5135585  MOUNT PROSPECT      IL     60056     SFD        8.625     7.500     $ 1,166.68      360     1-Sep-29      $ 149,550.82
5135592  ST CHARLES          IL     60175     SFD        8.875     7.500     $ 1,386.41      360     1-Sep-29      $ 173,754.28
5135602  ROSEVILLE           MI     48066     SFD        8.625     7.500     $ 573.23        360     1-Aug-29       $ 73,434.19
5135609  ROSEBURG            OR     97470     SFD        8.750     7.500     $ 251.75        360     1-Sep-29       $ 31,800.64
5135618  TAMPA               FL     33617     SFD        8.500     7.500     $ 927.31        360     1-Sep-29      $ 120,229.49
5135624  SALT LAKE CITY      UT     84105     MF4        8.875     7.500     $ 1,367.72      360     1-Oct-29      $ 171,510.19
5135638  EUGENE              OR     97404     SFD        8.500     7.500     $ 799.68        360     1-Sep-29      $ 103,680.44
5135643  PORTLAND            OR     97202     SFD        8.625     7.500     $ 847.80        360     1-Oct-29      $ 108,696.76
5135659  DENVER              CO     80207     SFD        8.500     7.500     $ 658.19        360     1-Sep-29       $ 85,337.02
5135682  DENVER              CO     80237     HCO        8.375     7.500     $ 608.06        360     1-Oct-29       $ 79,799.00
5135687  SCOTTSDALE          AZ     85251     HCO        8.875     7.500     $ 317.47        360     1-Oct-29       $ 39,748.59
5135690  SILVER SPRING       MD     20905     SFD        8.875     7.500     $ 1,655.34      360     1-Oct-29      $ 207,572.97
5135698  GOLDEN              CO     80401     MF4        8.750     7.500     $ 1,679.61      360     1-Oct-29      $ 213,003.24
5135709  ST LOUIS            MO     63137     SFD        8.750     7.500     $ 283.22        360     1-Aug-29       $ 35,873.39
5135721  MOUNTLAKE TERRACE   WA     98043     SFD        8.250     7.500     $ 1,697.87      360     1-Aug-29      $ 225,120.29
5135738  INDIANAPOLIS        IN     46201     SFD        9.000     7.500     $ 325.88        360     1-Sep-29       $ 40,387.68
5135886  GREENSBORO          NC     27405     SFD        8.500     7.500     $ 347.93        360     1-Jul-29       $ 45,054.02
5135887  JENISON             MI     49428     SFD        8.500     7.500     $ 910.40        360     1-Oct-29      $ 118,110.01
5135893  LITHONIA            GA     30038     HCO        8.875     7.500     $ 358.05        360     1-Aug-29       $ 44,845.76
5135895  WARWICK             RI     02888     SFD        8.750     7.500     $ 1,087.23      360     1-Sep-29      $ 137,796.55
5135896  GREENSBORO          NC     27405     SFD        8.500     7.500     $ 339.09        360     1-Jul-29       $ 43,908.98
5135898  FAIRFIELD           CT     06432     MF3        8.375     7.500     $ 1,679.76      360     1-Sep-29      $ 220,303.53
5135899  PASCO               WA     99301     SFD        8.875     7.500     $ 292.00        360     1-Sep-29       $ 36,595.60
5135905  PIMA                AZ     85543     SFD        8.750     7.500     $ 432.69        360     1-Oct-29       $ 54,872.01
5135907  ST LOUIS            MO     63147     MF4        8.875     7.500     $ 279.28        360     1-Oct-29       $ 35,020.37
5135910  QUINCY              MA     02169     MF4        8.875     7.500     $ 2,255.65      360     1-Oct-29      $ 282,857.19
5135911  ATHENS              GA     30606     HCO        9.375     7.500     $ 268.66        360     1-Sep-29       $ 32,217.14
5135916  LEE'S SUMMIT        MO     64064     SFD        8.250     7.500     $ 1,431.17      360     1-Sep-29      $ 189,298.55
5135921  ORANGEVALE          CA     95662     SFD        8.500     7.500     $ 384.46        360     1-Oct-29       $ 48,862.57
5135922  BENNETT             CO     80102     SFD        8.750     7.500     $ 512.14        360     1-Sep-29       $ 64,909.98
5135938  DUNEDIN             FL     34698     SFD        8.625     7.500     $ 1,843.37      360     1-Nov-29      $ 236,577.18
5135949  JOLIET              IL     60435     SFD        9.625     7.500     $ 696.15        360     1-Oct-29       $ 81,741.12
5135953  CRAPO               MD     21626     SFD        8.625     7.500     $ 379.18        360     1-Oct-29       $ 48,567.60
5135971  FORTVILLE           IN     46040     SFD        8.750     7.500     $ 431.90        360     1-Oct-29       $ 54,772.26
5135974  FORT LAUDERDALE     FL     33334     MF2        8.500     7.500     $ 707.40        360     1-Sep-29       $ 91,717.35
5135977  STONE MOUNTAIN      GA     30088     SFD        8.625     7.500     $ 704.68        360     1-Aug-29       $ 89,281.34
5135990  MATTHEWS            NC     28105     SFD        8.375     7.500     $ 623.26        360     1-Jun-29       $ 81,582.16
5135997  SNELLVILLE          GA     30078     SFD        9.000     7.500     $ 749.51        360     1-Sep-29       $ 92,891.73
5136002  LEWISVILLE          TX     75077     SFD        8.750     7.500     $ 628.57        360     1-Nov-29       $ 79,556.44
5136006  GARDNER             KS     66030     SFD        8.750     7.500     $ 778.48        360     1-Oct-29       $ 98,724.76
5136017  DAYTONA BEACH       FL     32124     SFD        9.000     7.500     $ 798.19        360     1-Oct-29       $ 98,980.78
5136022  DECATUR             GA     30030     SFD        8.875     7.500     $ 565.71        360     1-Nov-29       $ 70,979.51
5136030  INDIANAPOLIS        IN     46256     SFD        9.375     7.500     $ 845.06        360     1-Oct-29      $ 101,392.35
5136032  SAN ANTONIO         TX     78218     SFD        9.625     7.500     $ 397.80        360     1-Oct-29       $ 46,709.21
5136033  CAMANO ISLAND       WA     98292     SFD        8.750     7.500     $ 747.37        360     1-Oct-29       $ 94,778.95
5136041  MARIETTA            GA     30062     SFD        8.750     7.500     $ 867.34        360     1-Nov-29      $ 109,653.92
5136042  JERSEY CITY         NJ     07302     HCO        8.875     7.500     $ 818.72        360     1-Sep-29      $ 102,607.25
5136049  MARSHVILLE          NC     28103     SFD        8.250     7.500     $ 595.00        360     1-May-29       $ 78,732.79
5136051  NORTH LAS VEGAS     NV     89030     MF3        8.750     7.500     $ 601.83        360     1-Sep-29       $ 76,276.67
5136055  WEST CHESTER        PA     19382     MF4        9.000     7.500     $ 1,184.81      360     1-Nov-29      $ 147,006.88
5136057  WATERBURY           CT     06706     MF3        8.875     7.500     $ 608.67        360     1-Nov-29       $ 76,370.37
5136059  GRIFFIN             GA     30223     MF4        9.125     7.500     $ 504.46        360     1-Oct-29       $ 61,866.52
5136063  LIBERTY             MO     64068     PUD        8.750     7.500     $ 1,050.25      360     1-Sep-29      $ 133,110.30
5136065  PHOENIX             AZ     85044     SFD        8.250     7.500     $ 736.24        360     1-Oct-29       $ 97,747.45
5136075  CHANDLER            AZ     85224     HCO        8.375     7.500     $ 454.19        360     1-Aug-29       $ 59,422.38
5136086  KELSO               WA     98626     MF2        7.875     7.500     $ 495.23        360     1-Sep-29       $ 68,061.84
5136091  SIERRA VISTA        AZ     85635     SFD        8.625     7.500     $ 812.02        360     1-Oct-29      $ 104,150.76
5136092  MANCHESTER          NH     03102     MF4        9.000     7.500     $ 919.69        360     1-Nov-29      $ 114,111.27
5136096  PHOENIX             AZ     85034     MF4        8.750     7.500     $ 559.34        360     1-Jul-29       $ 70,807.35
5136099  INDIANAPOLIS        IN     46222     SFD        9.000     7.500     $ 398.29        360     1-Sep-29       $ 49,362.76
5136102  SHERMAN             TX     75090     SFD        8.875     7.500     $ 875.21        360     1-Oct-29      $ 109,339.59
5136107  INDIANAPOLIS        IN     46226     SFD        9.000     7.500     $ 470.71        360     1-Sep-29       $ 58,337.79
5136108  DRIGGS              ID     83422     SFD        8.500     7.500     $ 836.19        360     1-Aug-29      $ 108,347.68
5136111  UPPER MARLBORO      MD     20772     SFD        8.875     7.500     $ 1,417.84      360     1-Sep-29      $ 177,693.04
5136119  PHOENIX             AZ     85015     SFD        8.250     7.500     $ 605.15        360     1-May-29       $ 80,074.76
5136160  ATLANTA             GA     30306     MF4        9.375     7.500     $2,495.25       360     1-Nov-29      $ 299,541.94
5136168  GAINESVILLE         GA     30506     SFD        9.125     7.500     $ 1,647.61      360     1-Oct-29      $ 202,063.99
5136175  OWINGS              MD     20738     SFD        8.750     7.500     $ 1,549.80      360     1-Sep-29      $ 196,424.97
5136196  CHICAGO             IL     60641     SFD        8.750     7.500     $2,320.77       360     1-Oct-29      $ 294,313.62
5136210  NAGS HEAD           NC     27959     SFD        8.875     7.500     $ 4,913.11      360     1-Sep-29      $ 615,743.30
5136464  DAYTONA BEACH SHORESFL     32127     SFD        9.000     7.500     $ 402.32        360     1-Sep-29       $ 48,136.44
5137780  AUSTIN              TX     78745     MF2        9.125     7.500     $ 1,103.29      360     1-Oct-29      $ 135,308.04
5137783  SAN ANTONIO         TX     78212     MF4        9.250     7.500     $ 1,702.94      360     1-Oct-29      $ 206,565.74
5137787  EAST CHICAGO        IN     46312     MF4        9.250     7.500     $ 347.25        360     1-Oct-29       $ 42,121.46
5137792  KLAMATH FALLS       OR     97603     SFD        8.750     7.500     $ 786.71        360     1-Oct-29       $ 99,713.56
5137801  AUSTIN              TX     78745     MF2        9.125     7.500     $ 1,103.29      360     1-Oct-29      $ 135,308.04
5150779  SPRINGFIELD         MA     01108     SFD        9.250     7.500     $ 692.29        360     1-Jan-30       $ 84,106.37
5150857  SIMI VALLEY         CA     93063     SFD        8.750     7.500     $ 1,200.31      360     1-Jan-30      $ 152,487.22
5151415  LONG BEACH          CA     90814     LCO        8.750     7.500     $ 1,025.47      360     1-Jan-30      $ 130,275.00
5152184  LAS VEGAS           NV     89113     SFD        8.500     7.500     $ 407.53        360     1-Jan-30       $ 52,967.89
5152197  HOUSTON             TX     77071     MF4        8.000     7.500     $ 880.52        360     1-Sep-28      $ 118,555.67
5152202  DOUGLASVILLE        GA     30135     SFD        8.500     7.500     $ 404.84        360     1-Dec-29       $ 52,585.97
5152207  SCOTTSDALE          AZ     85259     PUD        8.500     7.500     $ 3,660.03      360     1-Jan-30      $ 475,711.64
5152223  NAPLES              FL     34116     MF3        8.625     7.500     $ 1,190.02      360     1-Jan-30      $ 152,909.67
5152231  DORCHESTER          MA     02124     MF3        8.875     7.500     $ 891.12        360     1-Nov-29      $ 111,810.24
5152242  HUMBLE              TX     77338     SFD        9.000     7.500     $ 314.21        360     1-Jan-30       $ 39,028.67
5152249  BURRILLVILLE        RI     02830     MF2        9.125     7.500     $ 959.28        360     1-Jan-30      $ 117,837.25
5152258  PACIFIC             WA     98047     MF2        9.250     7.500     $ 1,205.22      360     1-Jan-30      $ 146,424.05
5152265  DORCHESTER          MA     02122     MF3        8.750     7.500     $ 1,104.53      360     1-Dec-29      $ 140,237.85
5152277  CORAL SPRINGS       FL     33071     LCO        8.500     7.500     $ 265.28        360     1-Dec-29       $ 34,257.33
5152353  SILVERTON           OR     97381     MF2        8.750     7.500     $ 955.85        360     1-Jan-30      $ 121,430.09
5152360  APACHE JUNCTION     AZ     85220     MF4        8.625     7.500     $ 919.12        360     1-Jan-30      $ 118,100.23
5152370  HYDE PARK           MA      2136     SFD        8.500     7.500     $ 1,114.93      360     1-Dec-29      $ 144,823.68
5152379  DALLAS              TX     75206     LCO        8.500     7.500     $ 377.15        360     1-Dec-29       $ 48,990.37
5152386  PHOENIX             AZ     85006     SFD        9.125     7.500     $ 292.91        360     1-Dec-29       $ 35,961.53
5152421  DORCHESTER          MA     02124     MF3        8.500     7.500     $ 845.80        360     1-Jan-30      $ 109,933.37
5152429  NORTHGLENN          CO     80233     SFD        8.750     7.500     $ 672.63        360     1-Jan-30       $ 85,450.81
5152430  DENVER              CO     80219     MF3        8.500     7.500     $ 982.68        360     1-Jan-30      $ 127,722.57
5152434  BRIDGEPORT          CT     06604     MF3        8.875     7.500     $ 490.12        360     1-Jan-30       $ 61,565.46
5152443  MESA                AZ     85208     SFD        9.125     7.500     $ 718.04        360     1-Jan-30       $ 88,203.03
5152451  PHOENIX             AZ     85006     MF4        9.125     7.500     $ 512.59        360     1-Jan-30       $ 62,966.47
5152456  PONTIAC             MI     48340     SFD        8.875     7.500     $ 286.44        360     1-Jan-30       $ 35,979.81
5152461  MESA                AZ     85205     SFD        8.500     7.500     $ 622.82        360     1-Dec-29       $ 80,901.51
5152467  PARK CITY           UT     84060     LCO        8.500     7.500     $ 511.33        360     1-Jan-30       $ 66,459.71
5152470  PHOENIX             AZ     85014     SFD        8.875     7.500     $ 887.94        360     1-Jan-30      $ 111,537.43
5152473  PARK CITY           UT     84060     LCO        8.750     7.500     $ 1,101.39      360     1-Jan-30      $ 139,919.44
5152479  PHOENIX             AZ     85007     MF3        9.000     7.500     $ 543.13        360     1-Jan-30       $ 67,463.12
5152501  AKRON               OH     44302     MF2        9.000     7.500     $ 354.84        360     1-Jan-30       $ 44,075.91
5152504  AKRON               OH     44302     MF2        8.875     7.500     $ 347.30        360     1-Jan-30       $ 43,625.53
5152506  PHOENIX             AZ     85019     PUD        9.000     7.500     $ 168.98        360     1-Jan-30       $ 20,988.52
5152510  WHEATRIDGE          CO     80212     HCO        8.500     7.500     $ 429.64        360     1-Jan-30       $ 55,841.14
5152511  MANCHESTER          NH     03104     MF3        9.125     7.500     $ 926.32        360     1-Jan-30      $ 113,789.41
5152512  LAS VEGAS           NV     89106     MF4        8.750     7.500     $ 1,168.26      360     1-Jan-30      $ 148,414.55
5152519  LAS VEGAS           NV     89106     MF4        8.750     7.500     $ 1,168.26      360     1-Jan-30      $ 148,414.55
5152526  PARK CITY           UT     84060     LCO        9.000     7.500     $ 506.92        360     1-Jan-30       $ 62,965.58
5152529  KIRKWOOD            CA     95646     HCO        8.500     7.500     $ 663.19        360     1-Jan-30       $ 86,197.75
5152530  DORCHESTER          MA     02124     MF2        8.750     7.500     $ 913.36        360     1-Jan-30      $ 116,033.20
5152540  CHICAGO             IL     60625     SFD        8.875     7.500     $ 1,167.22      360     1-Jan-30      $ 146,617.75
5152542  FOUNTAIN HILLS      AZ     85268     LCO        8.875     7.500     $ 848.56        360     1-Jan-30      $ 106,590.21
5152547  SCOTTSDALE          AZ     85258     LCO        8.750     7.500     $ 554.63        360     1-Jan-30       $ 70,459.43
5152559  JEROME              AZ     86331     MF3        8.500     7.500     $ 692.03        360     1-Jan-30       $ 89,945.47
5152562  CHANDLER            AZ     85224     MF4        8.500     7.500     $ 1,168.75      360     1-Jan-30      $ 151,907.92
5152563  PARK CITY           UT     84060     LCO        8.500     7.500     $ 1,441.71      360     1-Dec-29      $ 187,272.02
5152570  DECATUR             GA     30030     SFD        8.375     7.500     $1,009.00       360     1-Jan-30      $ 132,667.48
5152572  GILBERT             AZ     85234     PUD        8.500     7.500     $ 754.31        360     1-Jan-30       $ 98,040.56
5152580  PHOENIX             AZ     85021     MF3        8.875     7.500     $ 701.76        360     1-Jan-30       $ 88,150.55
5152582  MESA                AZ     85210     MF4        8.500     7.500     $ 904.25        360     1-Dec-29      $ 117,457.00
5152585  MESA                AZ     85204     MF4        8.500     7.500     $ 968.84        360     1-Jan-30      $ 125,923.66
5152597  FLINT               MI     48503     SFD        9.125     7.500     $ 296.57        360     1-Jan-30       $ 36,430.60
5152600  LAWRENCE            MA     01840     MF3        8.500     7.500     $ 1,154.14      360     1-Jan-30      $ 150,009.07
5152608  PHOENIX             AZ     85019     SFD        9.000     7.500     $ 115.87        360     1-Jan-30       $ 14,392.13
5152623  PHOENIX             AZ     85041     SFD        8.500     7.500     $ 387.54        360     1-Jan-30       $ 50,369.46
5152626  NAPLES              FL     34116     MF4        8.625     7.500     $ 1,215.69      360     1-Jan-30      $ 156,207.72
5152630  OVERGAARD           AZ     85933     SFD        8.500     7.500     $ 874.64        360     1-Jan-30      $ 113,681.09
5152634  NAPLES              FL     34116     MF4        8.625     7.500     $ 1,215.69      360     1-Jan-30      $ 156,207.72
5152640  TUCSON              AZ     85711     SFD        8.250     7.500     $ 561.20        360     1-Dec-29       $ 74,604.39
5152644  WEBSTER             TX     77598     LCO        8.500     7.500     $ 183.39        360     1-Jan-30       $ 23,835.55
5152653  JAMAICA PLAINS      MA     02130     MF4        8.500     7.500     $ 1,522.45      360     1-Jan-30      $ 197,880.05
5152655  AKRON               OH     44304     SFD        8.875     7.500     $ 347.30        360     1-Jan-30       $ 43,625.53
5152691  TUCSON              AZ     85711     SFD        8.125     7.500     $ 554.65        360     1-Jan-30       $ 74,651.13
5152701  PARK CITY           UT     84060     LCO        9.000     7.500     $ 543.13        360     1-Jan-30       $ 67,463.12
5152706  BOSTON              MA     02116     HCO        8.750     7.500     $ 605.37        360     1-Dec-29       $ 76,861.12
5152741  LOS ANGELES         CA     90744     MF4        8.625     7.500     $ 1,073.35      360     1-Jan-30      $ 137,918.53
5152744  FLINT               MI     48503     SFD        9.125     7.500     $ 314.88        360     1-Jan-30       $ 38,679.40

                                                                                                                  $ 20,862,155.7




TABLE (CONTINUED)


(i)         (x)        (xi)       (xii)       (xiii)     (xv)       (xvi)
-----    ----------   --------   ----------  ---------   --------   -----------

MORTGAGE                         MORTGAGE                MASTER      FIXED
LOAN                             INSURANCE    SERVICE    SERVICE     RETAINED
NUMBER       LTV      SUBSIDY    CODE         FEE        FEE         YIELD
-----    ----------   --------   ----------  ---------   --------   -----------

4837822      36.23                           0.250      0.017       0.233
4837844      74.99                           0.250      0.017       0.108
4880116      75.00                           0.250      0.017       0.858
4881212      68.59                           0.250      0.017       0.000
4945052      73.06                           0.250      0.017       0.000
4981165      80.00                           0.250      0.017       0.000
4984565      98.17                           0.250      0.017       0.108
4986529      100.00                          0.250      0.017       0.000
4986816      11.76                           0.250      0.017       0.000
5049307      80.00                           0.250      0.017       0.108
5049396      100.00                          0.250      0.017       0.000
5060055      78.50                           0.250      0.017       0.108
5119562      100.00                          0.250      0.017       0.233
5125722      100.00                          0.250      0.017       0.483
5125758      100.00                          0.250      0.017       0.858
5135323      80.00                           0.250      0.017       1.108
5135351      95.00                  12       0.250      0.017       1.108
5135357      74.95                           0.250      0.017       0.483
5135398      80.00                           0.250      0.017       0.608
5135410      80.00                           0.250      0.017       1.108
5135423      75.44                           0.250      0.017       0.733
5135443      90.00                  01       0.250      0.017       1.858
5135451      75.00                           0.250      0.017       0.858
5135466      86.40                           0.250      0.017       1.483
5135475      90.00                  01       0.250      0.017       1.483
5135484      85.00                           0.250      0.017       1.233
5135487      90.00                  06       0.250      0.017       1.483
5135513      64.52                           0.250      0.017       1.358
5135527      75.00                           0.250      0.017       0.000
5135532      75.00                           0.250      0.017       1.108
5135540      90.00                           0.250      0.017       1.233
5135551      90.00                           0.250      0.017       1.108
5135560      89.94                  06       0.250      0.017       0.983
5135563      89.98                  01       0.250      0.017       0.858
5135574      79.98                           0.250      0.017       1.108
5135581      80.00                           0.250      0.017       0.858
5135585      65.22                           0.250      0.017       0.858
5135592      85.00                  01       0.250      0.017       1.108
5135602      69.53                           0.250      0.017       0.858
5135609      80.00                           0.250      0.017       0.983
5135618      90.00                  01       0.250      0.017       0.733
5135624      90.00                  06       0.250      0.017       1.108
5135638      80.00                           0.250      0.017       0.733
5135643      55.90                           0.250      0.017       0.858
5135659      89.92                  01       0.250      0.017       0.733
5135682      80.00                           0.250      0.017       0.608
5135687      92.79                           0.250      0.017       1.108
5135690      95.00                  13       0.250      0.017       1.108
5135698      68.87                           0.250      0.017       0.983
5135709      80.00                           0.250      0.017       0.983
5135721      79.86                           0.250      0.017       0.483
5135738      90.00                  01       0.250      0.017       1.233
5135886      89.96                  06       0.250      0.017       0.733
5135887      76.39                           0.250      0.017       0.733
5135893      90.00                  06       0.250      0.017       1.108
5135895      83.25                  06       0.250      0.017       0.983
5135896      90.00                  06       0.250      0.017       0.733
5135898      85.00                  06       0.250      0.017       0.608
5135899      63.83                           0.250      0.017       1.108
5135905      64.71                           0.250      0.017       0.983
5135907      90.00                  06       0.250      0.017       1.108
5135910      90.00                  06       0.250      0.017       1.108
5135911      89.97                  13       0.250      0.017       1.608
5135916      79.38                           0.250      0.017       0.483
5135921      29.42                           0.250      0.017       0.733
5135922      70.00                           0.250      0.017       0.983
5135938      68.70                           0.250      0.017       0.858
5135949      90.00                  06       0.250      0.017       1.858
5135953      69.94                           0.250      0.017       0.858
5135971      90.00                  06       0.250      0.017       0.983
5135974      80.00                           0.250      0.017       0.733
5135977      89.97                  13       0.250      0.017       0.858
5135990      89.13                  01       0.250      0.017       0.608
5135997      90.00                  13       0.250      0.017       1.233
5136002      79.98                           0.250      0.017       0.983
5136006      72.76                           0.250      0.017       0.983
5136017      53.62                           0.250      0.017       1.233
5136022      90.00                  13       0.250      0.017       1.108
5136030      89.99                  12       0.250      0.017       1.608
5136032      90.00                  01       0.250      0.017       1.858
5136033      72.52                           0.250      0.017       0.983
5136041      90.00                           0.250      0.017       0.983
5136042      70.00                           0.250      0.017       1.108
5136049      90.00                  01       0.250      0.017       0.483
5136051      90.00                           0.250      0.017       0.983
5136055      95.00                  06       0.250      0.017       1.233
5136057      90.00                  06       0.250      0.017       1.108
5136059      89.99                           0.250      0.017       1.358
5136063      79.96                           0.250      0.017       0.983
5136065      70.00                           0.250      0.017       0.483
5136075      95.00                  13       0.250      0.017       0.608
5136086      78.51                           0.250      0.017       0.108
5136091      90.00                  06       0.250      0.017       0.858
5136092      90.00                  06       0.250      0.017       1.233
5136096      90.00                  01       0.250      0.017       0.983
5136099      90.00                  17       0.250      0.017       1.233
5136102      74.07                           0.250      0.017       1.108
5136107      87.31                  01       0.250      0.017       1.233
5136108      75.00                           0.250      0.017       0.733
5136111      90.00                           0.250      0.017       1.108
5136119      89.50                  01       0.250      0.017       0.483
5136160      86.96                  13       0.250      0.017       1.608
5136168      90.00                  13       0.250      0.017       1.358
5136175      79.76                           0.250      0.017       0.983
5136196      77.63                           0.250      0.017       0.983
5136210      65.00                           0.250      0.017       1.108
5136464      71.43                           0.250      0.017       1.233
5137780      80.00                           0.250      0.017       1.358
5137783      90.00                  06       0.250      0.017       1.483
5137787      90.00                  06       0.250      0.017       1.483
5137792      64.52                           0.250      0.017       0.983
5137801      80.00                           0.250      0.017       1.358
5150779      90.00                  33       0.250      0.017       1.483
5150857      84.76                           0.250      0.017       0.983
5151415      79.97                           0.250      0.017       0.983
5152184      33.54                           0.250      0.017       0.733
5152197      80.00                           0.250      0.017       0.233
5152202      90.00                  13       0.250      0.017       0.733
5152207      80.00                           0.250      0.017       0.733
5152223      90.00                  13       0.250      0.017       0.858
5152231      80.00                           0.250      0.017       1.108
5152242      89.98                  13       0.250      0.017       1.233
5152249      88.98                  11       0.250      0.017       1.358
5152258      69.76                           0.250      0.017       1.483
5152265      90.00                  11       0.250      0.017       0.983
5152277      75.00                           0.250      0.017       0.733
5152353      90.00                  11       0.250      0.017       0.983
5152360      90.00                  33       0.250      0.017       0.858
5152370      69.05                           0.250      0.017       0.733
5152379      90.00                  11       0.250      0.017       0.733
5152386      90.00                  12       0.250      0.017       1.358
5152421      51.16                           0.250      0.017       0.733
5152429      90.00                  13       0.250      0.017       0.983
5152430      90.00                  12       0.250      0.017       0.733
5152434      80.00                           0.250      0.017       1.108
5152443      89.95                  13       0.250      0.017       1.358
5152451      90.00                  12       0.250      0.017       1.358
5152456      90.00                  33       0.250      0.017       1.108
5152461      90.00                  33       0.250      0.017       0.733
5152467      51.15                           0.250      0.017       0.733
5152470      80.00                           0.250      0.017       1.108
5152473      36.84                           0.250      0.017       0.983
5152479      90.00                  13       0.250      0.017       1.233
5152501      90.00                  06       0.250      0.017       1.233
5152504      90.00                  33       0.250      0.017       1.108
5152506      70.00                           0.250      0.017       1.233
5152510      75.00                           0.250      0.017       0.733
5152511      90.00                  11       0.250      0.017       1.358
5152512      90.00                  01       0.250      0.017       0.983
5152519      90.00                  13       0.250      0.017       0.983
5152526      90.00                  13       0.250      0.017       1.233
5152529      75.00                           0.250      0.017       0.733
5152530      90.00                  11       0.250      0.017       0.983
5152540      89.45                  13       0.250      0.017       1.108
5152542      90.00                  13       0.250      0.017       1.108
5152547      40.29                           0.250      0.017       0.983
5152559      54.55                           0.250      0.017       0.733
5152562      80.00                           0.250      0.017       0.733
5152563      75.00                           0.250      0.017       0.733
5152570      90.00                  13       0.250      0.017       0.608
5152572      89.96                  13       0.250      0.017       0.733
5152580      90.00                  11       0.250      0.017       1.108
5152582      80.00                           0.250      0.017       0.733
5152585      90.00                  11       0.250      0.017       0.733
5152597      90.00                  17       0.250      0.017       1.358
5152600      95.00                  11       0.250      0.017       0.733
5152608      90.00                  33       0.250      0.017       1.233
5152623      70.00                           0.250      0.017       0.733
5152626      89.37                  17       0.250      0.017       0.858
5152630      65.00                           0.250      0.017       0.733
5152634      89.37                  17       0.250      0.017       0.858
5152640      90.00                  11       0.250      0.017       0.483
5152644      90.00                  11       0.250      0.017       0.733
5152653      60.00                           0.250      0.017       0.733
5152655      90.00                  33       0.250      0.017       1.108
5152691      90.00                  33       0.250      0.017       0.358
5152701      90.00                  13       0.250      0.017       1.233
5152706      89.48                  33       0.250      0.017       0.983
5152741      62.73                           0.250      0.017       0.858
5152744      90.00                  33       0.250      0.017       1.358




COUNT:                   180
WAC:             8.627025254
WAM:             355.1868456
WALTV:           80.71235826

NISTAR
NMI / 2000-01  Exhibit F-3A (Group I)
30 YEAR FIXED RATE NON-RELOCATION AND RELOCATION LOANS


TABLE (CONTINUED)

(i)           (xvii)                           (xviii)
---------     --------------------------       ---------------------------------

MORTGAGE                                        NMI
LOAN                                            LOAN
NUMBER        SERVICER                          SELLER
---------     --------------------------       ---------------------------------

4837822       NORTH AMERICAN MORTGAGE           NORTH AMERICAN MORTGAGE
4837844       NORTH AMERICAN MORTGAGE           NORTH AMERICAN MORTGAGE
4880116       NATIONAL CITY MORTGAGE C          NATIONAL CITY MORTGAGE C
4881212       NATIONAL CITY MORTGAGE CO.        NATIONAL CITY MORTGAGE CO.
4945052       FT MORTGAGE COMPANIES             FT MORTGAGE COMPANIES
4981165       BANK UNITED OF TEXAS              BANK UNITED OF TEXAS
4984565       MORGAN STANLEY DEAN WITT          MORGAN STANLEY DEAN WITT
4986529       MERRILL LYNCH CREDIT CORP.        MERRILL LYNCH CREDIT CORP.
4986816       MERRILL LYNCH CREDIT CORP.        MERRILL LYNCH CREDIT CORP.
5049307       MORGAN STANLEY DEAN WITT          MORGAN STANLEY DEAN WITT
5049396       MORGAN STANLEY DEAN WITT          MORGAN STANLEY DEAN WITT
5060055       MORGAN STANLEY DEAN WITT          MORGAN STANLEY DEAN WITT
5119562       MERRILL LYNCH CREDIT CORP.        MERRILL LYNCH CREDIT CORP.
5125722       MERRILL LYNCH CREDIT CORP.        MERRILL LYNCH CREDIT CORP.
5125758       MERRILL LYNCH CREDIT CORP.        MERRILL LYNCH CREDIT CORP.
5135323       FT MORTGAGE COMPANIES             FT MORTGAGE COMPANIES
5135351       FT MORTGAGE COMPANIES             FT MORTGAGE COMPANIES
5135357       FT MORTGAGE COMPANIES             FT MORTGAGE COMPANIES
5135398       FT MORTGAGE COMPANIES             FT MORTGAGE COMPANIES
5135410       FT MORTGAGE COMPANIES             FT MORTGAGE COMPANIES
5135423       FT MORTGAGE COMPANIES             FT MORTGAGE COMPANIES
5135443       FT MORTGAGE COMPANIES             FT MORTGAGE COMPANIES
5135451       FT MORTGAGE COMPANIES             FT MORTGAGE COMPANIES
5135466       FT MORTGAGE COMPANIES             FT MORTGAGE COMPANIES
5135475       FT MORTGAGE COMPANIES             FT MORTGAGE COMPANIES
5135484       FT MORTGAGE COMPANIES             FT MORTGAGE COMPANIES
5135487       FT MORTGAGE COMPANIES             FT MORTGAGE COMPANIES
5135513       FT MORTGAGE COMPANIES             FT MORTGAGE COMPANIES
5135527       FT MORTGAGE COMPANIES             FT MORTGAGE COMPANIES
5135532       FT MORTGAGE COMPANIES             FT MORTGAGE COMPANIES
5135540       FT MORTGAGE COMPANIES             FT MORTGAGE COMPANIES
5135551       FT MORTGAGE COMPANIES             FT MORTGAGE COMPANIES
5135560       FT MORTGAGE COMPANIES             FT MORTGAGE COMPANIES
5135563       FT MORTGAGE COMPANIES             FT MORTGAGE COMPANIES
5135574       FT MORTGAGE COMPANIES             FT MORTGAGE COMPANIES
5135581       FT MORTGAGE COMPANIES             FT MORTGAGE COMPANIES
5135585       FT MORTGAGE COMPANIES             FT MORTGAGE COMPANIES
5135592       FT MORTGAGE COMPANIES             FT MORTGAGE COMPANIES
5135602       FT MORTGAGE COMPANIES             FT MORTGAGE COMPANIES
5135609       FT MORTGAGE COMPANIES             FT MORTGAGE COMPANIES
5135618       FT MORTGAGE COMPANIES             FT MORTGAGE COMPANIES
5135624       FT MORTGAGE COMPANIES             FT MORTGAGE COMPANIES
5135638       FT MORTGAGE COMPANIES             FT MORTGAGE COMPANIES
5135643       FT MORTGAGE COMPANIES             FT MORTGAGE COMPANIES
5135659       FT MORTGAGE COMPANIES             FT MORTGAGE COMPANIES
5135682       FT MORTGAGE COMPANIES             FT MORTGAGE COMPANIES
5135687       FT MORTGAGE COMPANIES             FT MORTGAGE COMPANIES
5135690       FT MORTGAGE COMPANIES             FT MORTGAGE COMPANIES
5135698       FT MORTGAGE COMPANIES             FT MORTGAGE COMPANIES
5135709       FT MORTGAGE COMPANIES             FT MORTGAGE COMPANIES
5135721       FT MORTGAGE COMPANIES             FT MORTGAGE COMPANIES
5135738       FT MORTGAGE COMPANIES             FT MORTGAGE COMPANIES
5135886       FT MORTGAGE COMPANIES             FT MORTGAGE COMPANIES
5135887       FT MORTGAGE COMPANIES             FT MORTGAGE COMPANIES
5135893       FT MORTGAGE COMPANIES             FT MORTGAGE COMPANIES
5135895       FT MORTGAGE COMPANIES             FT MORTGAGE COMPANIES
5135896       FT MORTGAGE COMPANIES             FT MORTGAGE COMPANIES
5135898       FT MORTGAGE COMPANIES             FT MORTGAGE COMPANIES
5135899       FT MORTGAGE COMPANIES             FT MORTGAGE COMPANIES
5135905       FT MORTGAGE COMPANIES             FT MORTGAGE COMPANIES
5135907       FT MORTGAGE COMPANIES             FT MORTGAGE COMPANIES
5135910       FT MORTGAGE COMPANIES             FT MORTGAGE COMPANIES
5135911       FT MORTGAGE COMPANIES             FT MORTGAGE COMPANIES
5135916       FT MORTGAGE COMPANIES             FT MORTGAGE COMPANIES
5135921       FT MORTGAGE COMPANIES             FT MORTGAGE COMPANIES
5135922       FT MORTGAGE COMPANIES             FT MORTGAGE COMPANIES
5135938       FT MORTGAGE COMPANIES             FT MORTGAGE COMPANIES
5135949       FT MORTGAGE COMPANIES             FT MORTGAGE COMPANIES
5135953       FT MORTGAGE COMPANIES             FT MORTGAGE COMPANIES
5135971       FT MORTGAGE COMPANIES             FT MORTGAGE COMPANIES
5135974       FT MORTGAGE COMPANIES             FT MORTGAGE COMPANIES
5135977       FT MORTGAGE COMPANIES             FT MORTGAGE COMPANIES
5135990       FT MORTGAGE COMPANIES             FT MORTGAGE COMPANIES
5135997       FT MORTGAGE COMPANIES             FT MORTGAGE COMPANIES
5136002       FT MORTGAGE COMPANIES             FT MORTGAGE COMPANIES
5136006       FT MORTGAGE COMPANIES             FT MORTGAGE COMPANIES
5136017       FT MORTGAGE COMPANIES             FT MORTGAGE COMPANIES
5136022       FT MORTGAGE COMPANIES             FT MORTGAGE COMPANIES
5136030       FT MORTGAGE COMPANIES             FT MORTGAGE COMPANIES
5136032       FT MORTGAGE COMPANIES             FT MORTGAGE COMPANIES
5136033       FT MORTGAGE COMPANIES             FT MORTGAGE COMPANIES
5136041       FT MORTGAGE COMPANIES             FT MORTGAGE COMPANIES
5136042       FT MORTGAGE COMPANIES             FT MORTGAGE COMPANIES
5136049       FT MORTGAGE COMPANIES             FT MORTGAGE COMPANIES
5136051       FT MORTGAGE COMPANIES             FT MORTGAGE COMPANIES
5136055       FT MORTGAGE COMPANIES             FT MORTGAGE COMPANIES
5136057       FT MORTGAGE COMPANIES             FT MORTGAGE COMPANIES
5136059       FT MORTGAGE COMPANIES             FT MORTGAGE COMPANIES
5136063       FT MORTGAGE COMPANIES             FT MORTGAGE COMPANIES
5136065       FT MORTGAGE COMPANIES             FT MORTGAGE COMPANIES
5136075       FT MORTGAGE COMPANIES             FT MORTGAGE COMPANIES
5136086       FT MORTGAGE COMPANIES             FT MORTGAGE COMPANIES
5136091       FT MORTGAGE COMPANIES             FT MORTGAGE COMPANIES
5136092       FT MORTGAGE COMPANIES             FT MORTGAGE COMPANIES
5136096       FT MORTGAGE COMPANIES             FT MORTGAGE COMPANIES
5136099       FT MORTGAGE COMPANIES             FT MORTGAGE COMPANIES
5136102       FT MORTGAGE COMPANIES             FT MORTGAGE COMPANIES
5136107       FT MORTGAGE COMPANIES             FT MORTGAGE COMPANIES
5136108       FT MORTGAGE COMPANIES             FT MORTGAGE COMPANIES
5136111       FT MORTGAGE COMPANIES             FT MORTGAGE COMPANIES
5136119       FT MORTGAGE COMPANIES             FT MORTGAGE COMPANIES
5136160       FT MORTGAGE COMPANIES             FT MORTGAGE COMPANIES
5136168       FT MORTGAGE COMPANIES             FT MORTGAGE COMPANIES
5136175       FT MORTGAGE COMPANIES             FT MORTGAGE COMPANIES
5136196       FT MORTGAGE COMPANIES             FT MORTGAGE COMPANIES
5136210       FT MORTGAGE COMPANIES             FT MORTGAGE COMPANIES
5136464       FT MORTGAGE COMPANIES             FT MORTGAGE COMPANIES
5137780       FT MORTGAGE COMPANIES             FT MORTGAGE COMPANIES
5137783       FT MORTGAGE COMPANIES             FT MORTGAGE COMPANIES
5137787       FT MORTGAGE COMPANIES             FT MORTGAGE COMPANIES
5137792       FT MORTGAGE COMPANIES             FT MORTGAGE COMPANIES
5137801       FT MORTGAGE COMPANIES             FT MORTGAGE COMPANIES
5150779       DOWNEY SAVINGS & LOAN ASSO        DOWNEY SAVINGS & LOAN ASSO
5150857       DOWNEY SAVINGS & LOAN ASSO        DOWNEY SAVINGS & LOAN ASSO
5151415       DOWNEY SAVINGS & LOAN ASSO        DOWNEY SAVINGS & LOAN ASSO
5152184       BANK UNITED OF TEXAS              BANK UNITED OF TEXAS
5152197       BANK UNITED OF TEXAS              BANK UNITED OF TEXAS
5152202       BANK UNITED OF TEXAS              BANK UNITED OF TEXAS
5152207       BANK UNITED OF TEXAS              BANK UNITED OF TEXAS
5152223       BANK UNITED OF TEXAS              BANK UNITED OF TEXAS
5152231       BANK UNITED OF TEXAS              BANK UNITED OF TEXAS
5152242       BANK UNITED OF TEXAS              BANK UNITED OF TEXAS
5152249       BANK UNITED OF TEXAS              BANK UNITED OF TEXAS
5152258       BANK UNITED OF TEXAS              BANK UNITED OF TEXAS
5152265       BANK UNITED OF TEXAS              BANK UNITED OF TEXAS
5152277       BANK UNITED OF TEXAS              BANK UNITED OF TEXAS
5152353       BANK UNITED OF TEXAS              BANK UNITED OF TEXAS
5152360       BANK UNITED OF TEXAS              BANK UNITED OF TEXAS
5152370       BANK UNITED OF TEXAS              BANK UNITED OF TEXAS
5152379       BANK UNITED OF TEXAS              BANK UNITED OF TEXAS
5152386       BANK UNITED OF TEXAS              BANK UNITED OF TEXAS
5152421       BANK UNITED OF TEXAS              BANK UNITED OF TEXAS
5152429       BANK UNITED OF TEXAS              BANK UNITED OF TEXAS
5152430       BANK UNITED OF TEXAS              BANK UNITED OF TEXAS
5152434       BANK UNITED OF TEXAS              BANK UNITED OF TEXAS
5152443       BANK UNITED OF TEXAS              BANK UNITED OF TEXAS
5152451       BANK UNITED OF TEXAS              BANK UNITED OF TEXAS
5152456       BANK UNITED OF TEXAS              BANK UNITED OF TEXAS
5152461       BANK UNITED OF TEXAS              BANK UNITED OF TEXAS
5152467       BANK UNITED OF TEXAS              BANK UNITED OF TEXAS
5152470       BANK UNITED OF TEXAS              BANK UNITED OF TEXAS
5152473       BANK UNITED OF TEXAS              BANK UNITED OF TEXAS
5152479       BANK UNITED OF TEXAS              BANK UNITED OF TEXAS
5152501       BANK UNITED OF TEXAS              BANK UNITED OF TEXAS
5152504       BANK UNITED OF TEXAS              BANK UNITED OF TEXAS
5152506       BANK UNITED OF TEXAS              BANK UNITED OF TEXAS
5152510       BANK UNITED OF TEXAS              BANK UNITED OF TEXAS
5152511       BANK UNITED OF TEXAS              BANK UNITED OF TEXAS
5152512       BANK UNITED OF TEXAS              BANK UNITED OF TEXAS
5152519       BANK UNITED OF TEXAS              BANK UNITED OF TEXAS
5152526       BANK UNITED OF TEXAS              BANK UNITED OF TEXAS
5152529       BANK UNITED OF TEXAS              BANK UNITED OF TEXAS
5152530       BANK UNITED OF TEXAS              BANK UNITED OF TEXAS
5152540       BANK UNITED OF TEXAS              BANK UNITED OF TEXAS
5152542       BANK UNITED OF TEXAS              BANK UNITED OF TEXAS
5152547       BANK UNITED OF TEXAS              BANK UNITED OF TEXAS
5152559       BANK UNITED OF TEXAS              BANK UNITED OF TEXAS
5152562       BANK UNITED OF TEXAS              BANK UNITED OF TEXAS
5152563       BANK UNITED OF TEXAS              BANK UNITED OF TEXAS
5152570       BANK UNITED OF TEXAS              BANK UNITED OF TEXAS
5152572       BANK UNITED OF TEXAS              BANK UNITED OF TEXAS
5152580       BANK UNITED OF TEXAS              BANK UNITED OF TEXAS
5152582       BANK UNITED OF TEXAS              BANK UNITED OF TEXAS
5152585       BANK UNITED OF TEXAS              BANK UNITED OF TEXAS
5152597       BANK UNITED OF TEXAS              BANK UNITED OF TEXAS
5152600       BANK UNITED OF TEXAS              BANK UNITED OF TEXAS
5152608       BANK UNITED OF TEXAS              BANK UNITED OF TEXAS
5152623       BANK UNITED OF TEXAS              BANK UNITED OF TEXAS
5152626       BANK UNITED OF TEXAS              BANK UNITED OF TEXAS
5152630       BANK UNITED OF TEXAS              BANK UNITED OF TEXAS
5152634       BANK UNITED OF TEXAS              BANK UNITED OF TEXAS
5152640       BANK UNITED OF TEXAS              BANK UNITED OF TEXAS
5152644       BANK UNITED OF TEXAS              BANK UNITED OF TEXAS
5152653       BANK UNITED OF TEXAS              BANK UNITED OF TEXAS
5152655       BANK UNITED OF TEXAS              BANK UNITED OF TEXAS
5152691       BANK UNITED OF TEXAS              BANK UNITED OF TEXAS
5152701       BANK UNITED OF TEXAS              BANK UNITED OF TEXAS
5152706       BANK UNITED OF TEXAS              BANK UNITED OF TEXAS
5152741       BANK UNITED OF TEXAS              BANK UNITED OF TEXAS
5152744       BANK UNITED OF TEXAS              BANK UNITED OF TEXAS




COUNT:                             180
WAC:                       8.627025254
WAM:                       355.1868456
WALTV:                     80.71235826

                                  EXHIBIT F-3B

      [Schedule of Group II Mortgage Loans Serviced by Other Servicers]



NISTAR
NMI / 2000-01  Exhibit F-3B (Group II)
15 YEAR FIXED RATE NON-RELOCATION AND RELOCATION LOANS


(i)       (ii)                                          (iii)       (iv)          (v)        (vi)        (vii)       (viii)
-----     -----------------------------      -----  --------   --------     --------  ----------     --------   ----------
                                                                                 NET
MORTGAGE                                                       MORTGAGE     MORTGAGE     CURRENT     ORIGINAL    SCHEDULED
LOAN                                           ZIP  PROPERTY   INTEREST     INTEREST     MONTHLY      TERM TO     MATURITY
NUMBER    CITY                    STATE       CODE      TYPE       RATE         RATE     PAYMENT     MATURITY         DATE
--------  -------------------------------------------------------------     --------  ----------     --------  -----------
4945973   NORTHPORT               NY         11768       SFD      7.125        6.858   $3,623.33          180     1-Nov-13
4946032   MINNEAPOLIS             MN         55410       SFD      6.625        6.358   $4,576.55          180     1-Nov-13
4980100   ABILENE                 TX         79603       MF2      7.500        7.233     $282.74          180     1-Aug-13
4980219   TEXAS CITY              TX         77590       MF2      7.500        7.233     $240.10          180     1-Jun-13
4980247   NORTH RICHLAND HILLS    TX         76180       MF2      6.750        6.483     $402.64          180     1-Mar-13
5009413   MANSFIELD               MO         65704       SFD      8.875        7.500     $204.84          180     1-Nov-13
5009566   NIAGARA FALLS           NY         14301       MF3      7.375        7.108     $344.97          180     1-Mar-14
5046557   YONKERS                 NY         10701       MF2      7.250        6.983   $1,186.73          180     1-Apr-14
5046666   LAGUNA HILLS            CA         92653       HCO      6.875        6.608   $1,204.01          180     1-Apr-14
5046725   HIGHLAND PARK           IL         60035       SFD      7.125        6.858   $2,151.35          180     1-Apr-14
5049501   VIRGINIA BEACH          VA         23456       SFD      7.625        7.358     $485.74          180     1-Dec-13
5119727   EDGEWATER               FL         32132       SFD      8.000        7.500     $668.96          180     1-Aug-14
5145968   PAWLING                 NY         12564       SFD      8.000        7.500   $5,554.73          180     1-Nov-14
5145997   MT CLEMINS              MI         48043       MF2      8.500        7.500     $597.74          180     1-Sep-14
5146011   STOKESDALE              NC         27357       SFD      8.000        7.500     $682.34          180     1-Dec-14
5146016   WEST MONROE             LA         71291       SFD      7.875        7.500     $782.47          180     1-Dec-14
5146017   BOISE                   ID         83704       MF4      8.000        7.500   $1,475.53          180     1-Nov-14
5146025   HONOLULU                HI         96821       SFD      7.250        6.983   $3,765.56          180     1-Jul-14
5146033   BERNARDS TWP            NJ         07920       SFD      7.000        6.733   $3,033.55          180     1-Jul-14
5146102   ARLINGTON               TX         76016       SFD      7.750        7.483   $3,212.10          180     1-Aug-14
5146107   NEWPORT                 OR         97365       SFD      7.750        7.483   $2,541.44          180     1-Aug-14
5146108   KATY                    TX         77450       PUD      7.625        7.358   $3,269.45          180     1-Sep-14
5146114   WAKE FOREST             NC         27587       SFD      8.000        7.500   $2,580.26          180     1-Jul-14
5146115   LOS GATOS               CA         95033       SFD      8.375        7.500   $4,017.22          180     1-Oct-14
5146120   MASSAPEQUA              NY         11758       SFD      6.875        6.608   $3,344.45          180     1-Aug-14
5146122   BRIDGEPORT              CT         06610       MF2      8.875        7.500     $528.59          180     1-Nov-14
5146126   PELHAM                  AL         35124       SFD      7.500        7.233   $2,662.38          180     1-Aug-14
5146131   EAST POINT              GA         30344       MF2      8.875        7.500     $619.21          180     1-Sep-14
5146139   DEARBORN                MI         48126       MF3      9.000        7.500   $1,255.16          180     1-Nov-14
5146150   COLUMBUS                OH         43201       MF2      8.500        7.500     $996.56          180     1-Nov-14
5146166   PEEKSKILL               NY         10566       MF2      8.250        7.500     $824.62          180     1-Dec-14
5146169   MCKEESPORT              PA         15131       MF2      8.625        7.500     $297.62          180     1-Dec-14
5146180   ROCKFORD                IL         61107       MF4      8.875        7.500     $752.62          180     1-Nov-14
5146608   JACKSON                 TN         38301       SFD      8.500        7.500     $491.88          180     1-Nov-14
5146641   SHARPSVILLE             PA         16150       SFD      7.875        7.500     $580.45          180     1-Nov-14
5152201   VANCOUVER               WA         98662       SFD      7.875        7.500     $500.21          180     1-Jun-14
5152348   TUCSON                  AZ         85705       MF2      8.500        7.500     $590.85          180     1-Dec-14
5152356   SPRINGFIELD             MA         01104       MF3      8.625        7.500     $569.46          180     1-Dec-14
5152369   PHOENIX                 AZ         85008       MF4      8.375        7.500     $818.11          180     1-Dec-14
5152380   JAMAICA PLACE           MA         02130       MF3      8.375        7.500   $2,199.21          180     1-Jan-15
5152390   HOUSTON                 TX         77030       LCO      8.375        7.500     $299.09          180     1-Jan-15
5152409   MINOT                   ND         58701       SFD      8.625        7.500     $223.22          180     1-Jan-15
5152416   HOUSTON                 TX         77008       MF4      9.125        7.500     $741.77          180     1-Jan-15



TABLE (CONTINUED)


(i)             (ix)            (x)    (xi)     (xii)     (xiii)       (xv)       (xvi)
-----     --------------      ------ -------- --------- --------   ----------- -----------
                 CUT-OFF
MORTGAGE            DATE                      MORTGAGE                   MASTER       FIXED
LOAN           PRINCIPAL                      INSURANCE  SERVICE        SERVICE    RETAINED
NUMBER           BALANCE        LTV  SUBSIDY  CODE       FEE                FEE       YIELD
--------  --------------      ------ -------- --------- --------   ----------- -----------
4945973      $380,476.41       53.33                       0.250         0.017       0.000
4946032      $494,759.03       75.00                       0.250         0.017       0.000
4980100       $28,750.84       69.95                       0.250         0.017       0.000
4980219       $24,239.05       70.00                       0.250         0.017       0.000
4980247       $41,906.50       70.00                       0.250         0.017       0.000
5009413       $18,638.86       65.00                       0.250         0.017       1.108
5009566       $36,201.83       75.76                       0.250         0.017       0.000
5046557      $123,683.36       43.33                       0.250         0.017       0.000
5046666      $130,581.55      100.00                       0.250         0.017       0.000
5046725      $229,774.08       50.00                       0.250         0.017       0.000
5049501       $49,733.34       96.30                       0.250         0.017       0.000
5119727       $68,765.83       41.18                       0.250         0.017       0.233
5145968      $576,177.14       75.00                       0.250         0.017       0.233
5145997       $59,687.19       84.90                       0.250         0.017       0.733
5146011       $70,985.94       85.00                 11    0.250         0.017       0.233
5146016       $82,016.29       75.00                       0.250         0.017       0.108
5146017      $153,052.46       80.00                       0.250         0.017       0.233
5146025      $403,423.18       75.00                       0.250         0.017       0.000
5146033      $329,507.76       77.59                       0.250         0.017       0.000
5146102      $335,102.34       65.00                       0.250         0.017       0.000
5146107      $264,845.13       60.00                       0.250         0.017       0.000
5146108      $343,677.60       72.92                       0.250         0.017       0.000
5146114      $264,427.71       75.00                       0.250         0.017       0.233
5146115      $406,356.55       60.00                       0.250         0.017       0.608
5146120      $367,720.35       75.00                       0.250         0.017       0.000
5146122       $52,075.95       75.00                       0.250         0.017       1.108
5146126      $281,913.71       80.00                       0.250         0.017       0.000
5146131       $60,599.94       75.00                       0.250         0.017       1.108
5146139      $122,690.81       75.00                       0.250         0.017       1.233
5146150      $100,354.86       74.96                       0.250         0.017       0.733
5146166       $82,043.63       45.95                       0.250         0.017       0.483
5146169       $29,835.43       73.17                       0.250         0.017       0.858
5146180       $74,146.21       65.00                       0.250         0.017       1.108
5146608       $49,424.02       90.00                 17    0.250         0.017       0.733
5146641       $60,660.00       90.00                 13    0.250         0.017       0.108
5152201       $51,375.97       90.00                 11    0.250         0.017       0.108
5152348       $59,667.13       63.16                       0.250         0.017       0.733
5152356       $57,085.07       70.00                       0.250         0.017       0.858
5152369       $83,230.46       90.00                 13    0.250         0.017       0.608
5152380      $224,371.10       90.00                 11    0.250         0.017       0.608
5152390       $30,514.47       90.00                 11    0.250         0.017       0.608
5152409       $22,438.50       90.00                 13    0.250         0.017       0.858
5152416       $72,410.29       60.00                       0.250         0.017       1.358

           $6,799,327.87




COUNT:                         43
WAC:                  7.679764098
WAM:                  173.3225465
WALTV:                71.50273274

NISTAR
NMI / 2000-01  Exhibit F-3B (Group II)
15 YEAR FIXED RATE NON-RELOCATION AND RELOCATION LOANS


TABLE (CONTINUED)

(i)       (xvii)                              (xviii)
-----     ----------------------------        ----------------------------------

MORTGAGE                                      NMI
LOAN                                          LOAN
NUMBER    SERVICER                            SELLER
--------  ----------------------------        ----------------------------------
4945973   NORTH AMERICAN MORTGAGE             NORTH AMERICAN MORTGAGE
4946032   NORTH AMERICAN MORTGAGE             NORTH AMERICAN MORTGAGE
4980100   BANK UNITED OF TEXAS                BANK UNITED OF TEXAS
4980219   BANK UNITED OF TEXAS                BANK UNITED OF TEXAS
4980247   BANK UNITED OF TEXAS                BANK UNITED OF TEXAS
5009413   MORGAN STANLEY DEAN WITT            MORGAN STANLEY DEAN WITT
5009566   MORGAN STANLEY DEAN WITT            MORGAN STANLEY DEAN WITT
5046557   MERRILL LYNCH CREDIT CORP.          MERRILL LYNCH CREDIT CORP.
5046666   MERRILL LYNCH CREDIT CORP.          MERRILL LYNCH CREDIT CORP.
5046725   MERRILL LYNCH CREDIT CORP.          MERRILL LYNCH CREDIT CORP.
5049501   MORGAN STANLEY DEAN WITT            MORGAN STANLEY DEAN WITT
5119727   MERRILL LYNCH CREDIT CORP.          MERRILL LYNCH CREDIT CORP.
5145968   COUNTRYWIDE FUNDING CORP.           COUNTRYWIDE FUNDING CORP.
5145997   COUNTRYWIDE FUNDING CORP.           COUNTRYWIDE FUNDING CORP.
5146011   COUNTRYWIDE FUNDING CORP.           COUNTRYWIDE FUNDING CORP.
5146016   COUNTRYWIDE FUNDING CORP.           COUNTRYWIDE FUNDING CORP.
5146017   COUNTRYWIDE FUNDING CORP.           COUNTRYWIDE FUNDING CORP.
5146025   COUNTRYWIDE FUNDING CORP.           COUNTRYWIDE FUNDING CORP.
5146033   COUNTRYWIDE FUNDING CORP.           COUNTRYWIDE FUNDING CORP.
5146102   COUNTRYWIDE FUNDING CORP.           COUNTRYWIDE FUNDING CORP.
5146107   COUNTRYWIDE FUNDING CORP.           COUNTRYWIDE FUNDING CORP.
5146108   COUNTRYWIDE FUNDING CORP.           COUNTRYWIDE FUNDING CORP.
5146114   COUNTRYWIDE FUNDING CORP.           COUNTRYWIDE FUNDING CORP.
5146115   COUNTRYWIDE FUNDING CORP.           COUNTRYWIDE FUNDING CORP.
5146120   COUNTRYWIDE FUNDING CORP.           COUNTRYWIDE FUNDING CORP.
5146122   COUNTRYWIDE FUNDING CORP.           COUNTRYWIDE FUNDING CORP.
5146126   COUNTRYWIDE FUNDING CORP.           COUNTRYWIDE FUNDING CORP.
5146131   COUNTRYWIDE FUNDING CORP.           COUNTRYWIDE FUNDING CORP.
5146139   COUNTRYWIDE FUNDING CORP.           COUNTRYWIDE FUNDING CORP.
5146150   COUNTRYWIDE FUNDING CORP.           COUNTRYWIDE FUNDING CORP.
5146166   COUNTRYWIDE FUNDING CORP.           COUNTRYWIDE FUNDING CORP.
5146169   COUNTRYWIDE FUNDING CORP.           COUNTRYWIDE FUNDING CORP.
5146180   COUNTRYWIDE FUNDING CORP.           COUNTRYWIDE FUNDING CORP.
5146608   COUNTRYWIDE FUNDING CORP.           COUNTRYWIDE FUNDING CORP.
5146641   COUNTRYWIDE FUNDING CORP.           COUNTRYWIDE FUNDING CORP.
5152201   BANK UNITED OF TEXAS                BANK UNITED OF TEXAS
5152348   BANK UNITED OF TEXAS                BANK UNITED OF TEXAS
5152356   BANK UNITED OF TEXAS                BANK UNITED OF TEXAS
5152369   BANK UNITED OF TEXAS                BANK UNITED OF TEXAS
5152380   BANK UNITED OF TEXAS                BANK UNITED OF TEXAS
5152390   BANK UNITED OF TEXAS                BANK UNITED OF TEXAS
5152409   BANK UNITED OF TEXAS                BANK UNITED OF TEXAS
5152416   BANK UNITED OF TEXAS                BANK UNITED OF TEXAS




COUNT:                                     43
WAC:                              7.679764098
WAM:                              173.3225465
WALTV:                            71.50273274

                                    EXHIBIT G

                               REQUEST FOR RELEASE

                             (for Trustee/Custodian)

Loan Information

      Name of Mortgagor:                  ______________________________________

      Servicer
      Loan No.:                           ______________________________________

Custodian/Trustee

      Name:                               ______________________________________

      Address:                            ______________________________________

                                          ______________________________________

      Custodian/Trustee
      Mortgage File No.:                  ______________________________________

Seller

      Name:                               ______________________________________

      Address:                            ______________________________________

                                          ______________________________________

      Certificates:                       Mortgage Asset-Backed Pass-Through
                                          Certificates, Series 2000-1

            The undersigned Master Servicer hereby acknowledges that it has received from First Union National Bank, as Trustee for the Holders of Mortgage Asset-Backed Pass-Through Certificates, Series 2000-1, the documents referred to below (the "Documents"). All capitalized terms not otherwise defined in this Request for Release shall have the meanings given them in the Pooling and Servicing Agreement dated as of February 28, 2000 (the "Pooling and Servicing Agreement") among the Trustee, the Seller and the Master Servicer.

( ) Promissory Note dated ______________, 200__, in the original principal sum of $___________, made by ____________________, payable to, or endorsed to the order of, the Trustee.

( )   Mortgage recorded on _____________________ as instrument no.
      ______________ in the County Recorder's Office of the County of
      ____________________, State of _______________________ in book/reel/docket
      ____________________ of official records at page/image ____________.

( )   Deed of Trust recorded on ____________________ as instrument no.
      _________________ in the County Recorder's Office of the County of
      ___________________, State of _________________ in book/reel/docket
      ____________________ of official records at page/image ____________.

( )   Assignment of Mortgage or Deed of Trust to the Trustee, recorded on
      ______________________________ as instrument no. ______________ in the
      County Recorder's Office of the County of ______________________, State of _____________________ in book/reel/docket ____________________ of official records at page/image ____________.

( ) Other documents, including any amendments, assignments or other assumptions of the Mortgage Note or Mortgage.

      ( )   _____________________________________________

      ( )   _____________________________________________

      ( )   _____________________________________________

      ( )   _____________________________________________

      The undersigned Master Servicer hereby acknowledges and agrees as follows:

      (1) The Master Servicer shall hold and retain possession of the Documents in trust for the benefit of the Trustee, solely for the purposes provided in the Agreement.

      (2) The Master Servicer shall not cause or permit the Documents to become subject to, or encumbered by, any claim, liens, security interest, charges, writs of attachment or other impositions nor shall the Master Servicer assert or seek to assert any claims or rights of setoff to or against the Documents or any proceeds thereof.

      (3) The Master Servicer shall return the Documents to the Trustee when the need therefor no longer exists, unless the Mortgage Loan relating to the Documents has been liquidated and the proceeds thereof have been remitted to the Certificate Account and except as expressly provided in the Agreement.

      (4) The Documents and any proceeds thereof, including any proceeds of proceeds, coming into the possession or control of the Master Servicer shall at all times be earmarked for the account of the Trustee, and the Master Servicer shall keep the Documents and any proceeds separate and distinct from all other property in the Master Servicer's possession, custody or control.

                                       NORWEST BANK MINNESOTA, NATIONAL
                                          ASSOCIATION

                                       By:____________________________________
                                          Name:
                                          Title:

Date: ________________, 19__

                                    EXHIBIT H

                                              AFFIDAVIT   PURSUANT   TO  SECTION
                                              860E(e)(4) OF THE INTERNAL REVENUE
                                              CODE OF 1986, AS AMENDED,  AND FOR
                                              NON-ERISA INVESTORS



STATE OF                )
                        )  ss.:
COUNTY OF               )


             [NAME OF OFFICER], being first duly sworn, deposes and says:

            1. That he is [Title of Officer] of [Name of Purchaser] (the "Purchaser"), a [description of type of entity] duly organized and existing under the laws of the [State of ] [United States], on behalf of which he makes this affidavit.

            2.    That the Purchaser's Taxpayer Identification Number is [    ].

            3. That the Purchaser is not a "disqualified organization" within the meaning of Section 860E(e)(5),of the Internal Revenue Code of 1986, as amended (the "Code"), or an ERISA Prohibited Holder, and will not be a "disqualified organization" or an ERISA Prohibited Holder, as of [date of transfer], and that the Purchaser is not acquiring Norwest Integrated Structured Assets, Inc. Mortgage Asset-Backed Pass-Through Certificates, Series 2000-1, Class I-A-R Certificate (the "Class I-A-R Certificate") for the account of, or as agent (including a broker, nominee, or other middleman) for, any person or entity from which it has not received an affidavit substantially in the form of this affidavit. For these purposes, a "disqualified organization" means the United States, any state or political subdivision thereof, any foreign government, any international organization, any agency or instrumentality of any of the foregoing (other than an instrumentality if all of its activities are subject to tax and a majority of its board of directors is not selected by such governmental entity), any cooperative organization furnishing electric energy or providing telephone service to persons in rural areas as described in Code
Section 1381(a)(2)(C), or any organization (other than a farmers' cooperative described in Code Section 521) that is exempt from taxation under the Code unless such organization is subject to the tax on unrelated business income imposed by Code Section 511. For these purposes, an "ERISA Prohibited Holder" means an employee benefit plan or other retirement arrangement subject to Title I of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), or Code Section 4975 or a governmental plan, as defined in Section 3(32) of ERISA, subject to any federal, state or local law which is, to a material extent, similar to the foregoing provisions of ERISA or the Code (collectively, a "Plan") or a Person acting on behalf of or investing the assets of such a Plan.

            4. That the Purchaser historically has paid its debts as they have come due and intends to pay its debts as they come due in the future and the Purchaser intends to pay taxes associated with holding the Class I-A-R Certificate as they become due.

            5. That the Purchaser understands that it may incur tax liabilities with respect to the Class I-A-R Certificate in excess of cash flows generated by the Class I-A-R Certificate.

            6. That the Purchaser will not transfer the Class I-A-R Certificate to any person or entity from which the Purchaser has not received an affidavit substantially in the form of this affidavit and as to which the Purchaser has actual knowledge that the requirements set forth in paragraph 3, 4 or 7 hereof are not satisfied or that the Purchaser has reason to know does not satisfy the requirements set forth in paragraph 4 hereof.

            7. That the Purchaser (i) is a U.S. Person or (ii) is a person other than a U.S. Person (a "Non-U.S. Person") that holds the Class I-A-R Certificate in connection with the conduct of a trade or business within the United States and has furnished the transferor and the Trustee with an effective Internal Revenue Service Form 4224 or successor form at the time and in the manner required by the Code or (iii) is a Non-U.S. Person that has delivered to both the transferor and the Trustee an opinion of a nationally recognized tax counsel to the effect that the transfer of the Class I-A-R Certificate to it is in accordance with the requirements of the Code and the regulations promulgated thereunder and that such transfer of the Class I-A-R Certificate will not be disregarded for federal income tax purposes. "U.S. Person" means a citizen or resident of the United States, a corporation or partnership (unless, in the case of a partnership, Treasury regulations are adopted that provide otherwise) created or organized in or under the laws of the United States, any state thereof or the District of Columbia, including an entity treated as a corporation or partnership for federal income tax purposes, an estate whose income is subject to United States federal income tax regardless of its source, or a trust if a court within the United States is able to exercise primary supervision over the administration of such trust, and one or more such U.S. Persons have the authority to control all substantial decisions of such trust (or, to the extent provided in applicable Treasury regulations, certain trusts in existence on August 20, 1996 which are eligible to elect to be treated as U.S. Persons).

            8. That the Purchaser agrees to such amendments of the Pooling and Servicing Agreement as may be required to further effectuate the restrictions on transfer of the Class I-A-R Certificate to such a "disqualified organization," an agent thereof, an ERISA Prohibited Holder or a person that does not satisfy the requirements of paragraph 4, paragraph 5 and paragraph 7 hereof.

            9. That the Purchaser consents to the designation of the Master Servicer as its agent to act as "tax matters person" of the REMIC pursuant to
Section 3.01 of the Pooling and Servicing Agreement, and if such designation is not permitted by the Code and applicable law, to act as tax matters person if requested to do so.

            IN WITNESS WHEREOF, the Purchaser has caused this instrument to be executed on its behalf, pursuant to authority of its Board of Directors, by its [Title of Officer] this ___ day of , 19 __.

                                       [Name of Purchaser]



                                       By:____________________________________
                                          [Name of Officer]
                                          [Title of Officer]

            Personally appeared before me the above-named [Name of Officer], known or proved to me to be the same person who executed the foregoing instrument and to be the [Title of Officer], of the Purchaser, and acknowledged to me that he [she] executed the same as his [her] free act and deed and the free act and deed of the Purchaser.

            Subscribed and sworn before me this __ day of __________, 19 __.



____________________________________
Notary Public

COUNTY OF____________________

STATE OF_____________________

My commission expires the __ day of __________, 19__.

                                    EXHIBIT I

             [Letter from Transferor of Class I-A-R Certificate]




                                     [Date]

First Union National Bank
401 South Tryon Street
Charlotte, North Carolina 28202

     Re:    Norwest Integrated Structured Assets, Inc.,
            Series 2000-1, Class I-A-R

Ladies and Gentlemen:

            [Transferor] has reviewed the attached affidavit of [Transferee], and has no actual knowledge that such affidavit is not true and has no reason to know that the information contained in paragraph 4 thereof is not true.

                                                Very truly yours,
                                                [Transferor]



                                                _____________________________

                                    EXHIBIT J

                  NORWEST INTEGRATED STRUCTURED ASSETS, INC.

               MORTGAGE ASSET-BACKED PASS-THROUGH CERTIFICATES
                                SERIES 2000-1
             CLASS [I-A-PO][II-A-PO][B-4][B-5][B-6] CERTIFICATES

                               TRANSFEREE'S LETTER

                                                    _________________ __, ____

First Union National Bank
401 South Tryon Street
Charlotte, North Carolina 28202

Norwest Integrated Structured Assets, Inc.
7485 New Horizon Way
Frederick, Maryland 21703

            The undersigned (the "Purchaser") proposes to purchase Norwest Integrated Structured Assets, Inc. Mortgage Asset-Backed Pass-Through Certificates, Series 2000-1, Class [I-A-PO][II-A-PO][B-4][B-5][B-6] Certificates (the "Class [I-A-PO][II-A-PO][B-4][B-5][B-6] Certificates") in the principal amount of $___________. In doing so, the Purchaser hereby acknowledges and agrees as follows:

            Section 1. Definitions. Each capitalized term used herein and not otherwise defined herein shall have the meaning ascribed to it in the Pooling and Servicing Agreement, dated as of February 28, 2000 (the "Pooling and Servicing Agreement") among Norwest Integrated Structured Assets, Inc., as seller (the "Seller"), Norwest Bank Minnesota, National Association, as master servicer (the "Master Servicer") and First Union National Bank, as trustee (the "Trustee"), of Norwest Integrated Structured Assets, Inc. Mortgage Asset-Backed Pass-Through Certificates, Series 2000-1.

            Section 2. Representations and Warranties of the Purchaser. In connection with the proposed transfer, the Purchaser represents and warrants to the Seller, the Master Servicer and the Trustee that:

            (a) The Purchaser is duly organized, validly existing and in good standing under the laws of the jurisdiction in which the Purchaser is organized, is authorized to invest in the Class [I-A-PO][II-A-PO][B-4][B-5][B-6] Certificates, and to enter into this Agreement, and duly executed and delivered this Agreement.

            (b) The Purchaser is acquiring the Class [I-A-PO][II-A-PO][B-4][B-5] [B-6] Certificates for its own account as principal and not with a view to the distribution thereof, in whole or in part.

            (c) [The Purchaser has knowledge of financial and business matters and is capable of evaluating the merits and risks of an investment in the Class [I-A-PO][II-A-PO][B-4][B-5][B-6] Certificates; the Purchaser has sought such accounting, legal and tax advice as it has considered necessary to make an informed investment decision; and the Purchaser is able to bear the economic risk of an investment in the Class [I-A-PO][II-A-PO][B-4][B-5][B-6] Certificates and can afford a complete loss of such investment.]

            [(c) The Purchaser is a "Qualified Institutional Buyer" within the meaning of Rule 144A of the Act.]

            (d) The Purchaser confirms that (a) it has received and reviewed a copy of the Private Placement Memorandum dated __________ __, 19__, relating to the Class [I-A-PO][II-A-PO][B-4][B-5][B-6] Certificates and reviewed, to the extent it deemed appropriate, the documents attached thereto or incorporated by reference therein, (b) it has had the opportunity to ask questions of, and receive answers from the Seller concerning the Class [I-A-PO][II-A-PO][B-4][B-5][B-6] Certificates and all matters relating thereto, and obtain any additional information (including documents) relevant to its decision to purchase the Class [I-A-PO][II-A-PO][B-4][B-5][B-6] Certificates that the Seller possesses or can possess without unreasonable effort or expense and (c) it has undertaken its own independent analysis of the investment in the Class [I-A-PO][II-A-PO][B-4][B-5][B-6] Certificates. The Purchaser will not use or disclose any information it receives in connection with its purchase of the Class [I-A-PO][II-A-PO][B-4][B-5][B-6] Certificates other than in connection with a subsequent sale of Class [I-A-PO][II-A-PO][B-4][B-5][B-6] Certificates.

            (e) Either (i) the Purchaser is not an employee benefit plan or other retirement arrangement subject to Title I of the Employee Retirement Income Security Act of 1974, as amended, ("ERISA"), or Section 4975 of the Internal Revenue Code of 1986, as amended (the "Code"), or a governmental plan, as defined in Section 3(32) of ERISA subject to any federal, state or local law ("Similar Law") which is, to a material extent, similar to the foregoing provisions of ERISA or the Code (collectively, a "Plan"), an agent acting on behalf of a Plan, or a person utilizing the assets of a Plan or (ii) [for Class [B-4][B-5][B-6] Certificates only] if the Purchaser is an insurance company, (A) the source of funds used to purchase the Class [B-4][B-5][B-6] Certificate is an "insurance company general account" (as such term is defined in Section V(e) of Prohibited Transaction Class Exemption 95-60 ("PTE 95-60"), 60 Fed. Reg. 35925 (July 12, 1995), (B) there is no Plan with respect to which the amount of such general account's reserves and liabilities for the contract(s) held by or on behalf of such Plan and all other Plans maintained by the same employer (or affiliate thereof as defined in Section V(a)(1) of PTE 95-60) or by the same employee organization exceeds 10% of the total of all reserves and liabilities of such general account (as such amounts are determined under Section I(a) of PTE 95-60) at the date of acquisition and (C) the purchase and holding of such Class [B-4][B-5][B-6] Certificates are covered by Sections I and III of PTE 95-60 or (iii) the Purchaser has provided (a) a "Benefit Plan Opinion" satisfactory to the Seller and the Trustee of the Trust Estate and (b) such other opinions of counsel, officers' certificates and agreements as the Seller or the Master Servicer may have required. A Benefit Plan Opinion is an opinion of counsel to the effect that the proposed transfer will not cause the assets of the Trust Estate to be regarded as "plan assets" and subject to the prohibited transaction provisions of ERISA, the Code or Similar Law and will not subject the Trustee, the Seller or the Master Servicer to any obligation in addition to those undertaken in the Pooling and Servicing Agreement (including any liability for civil penalties or excise taxes imposed pursuant to ERISA, Section 4975 of the Code or Similar Law).

            (f) If the Purchaser is a depository institution subject to the jurisdiction of the Office of the Comptroller of the Currency ("OCC"), the Board of Governors of the Federal Reserve System ("FRB"), the Federal Deposit Insurance Corporation ("FDIC"), the Office of Thrift Supervision ("OTS") or the National Credit Union Administration ("NCUA"), the Purchaser has reviewed the "Supervisory Policy Statement on Securities Activities" dated January 28, 1992 of the Federal Financial Institutions Examination Council and the April 15, 1994 Interim Revision thereto as adopted by the OCC, FRB, FDIC, OTS and NCUA (with modifications as applicable), as appropriate, other applicable investment authority, rules, supervisory policies and guidelines of these agencies and, to the extent appropriate, state banking authorities and has concluded that its purchase of the Class [I-A-PO][II-A-PO][B-4][B-5][B-6] Certificates is in compliance therewith.

            Section 3. Transfer of Class [I-A-PO][II-A-PO][B-4][B-5][B-6] Certificates.

            Section 4.6 The Purchaser understands that the Class [I-A-PO][II-A-PO][B-4][B-5][B-6] Certificates have not been registered under the Securities Act of 1933 (the "Act") or any state securities laws and that no transfer may be made unless the Class [I-A-PO][II-A-PO][B-4][B-5][B-6] Certificates are registered under the Act and applicable state law or unless an exemption from registration is available. The Purchaser further understands that neither the Seller, the Master Servicer nor the Trustee is under any obligation to register the Class [I-A-PO][II-A-PO][B-4][B-5][B-6] Certificates or make an exemption available. In the event that such a transfer is to be made in reliance upon an exemption from the Act or applicable state securities laws, (i) the Trustee shall require, in order to assure compliance with such laws, that the Certificateholder's prospective transferee certify to the Trustee as to the factual basis for the registration or qualification exemption relied upon, and
(ii) unless the transferee is a "Qualified Institutional Buyer" within the meaning of Rule 144A of the Act, the Trustee or the Seller may, if such transfer is made within three years from the later of (a) the Closing Date or (b) the last date on which the Seller or any affiliate thereof was a holder of the Certificates proposed to be transferred, require an Opinion of Counsel that such transfer may be made pursuant to an exemption from the Act and state securities laws, which Opinion of Counsel shall not be an expense of the Trustee, the Master Servicer or the Seller. Any such Certificateholder desiring to effect such transfer shall, and does hereby agree to, indemnify the Trustee, the Master Servicer, any Paying Agent acting on behalf of the Trustee and the Seller against any liability that may result if the transfer is not so exempt or is not made in accordance with such federal and state laws.

            (b) No transfer of a Class [I-A-PO][II-A-PO][B-4][B-5][B-6] Certificate shall be made unless the transferee provides the Seller and the Trustee with a Transferee's Letter, substantially in the form of this Agreement.

            (c) The Purchaser acknowledges that its Class [I-A-PO][II-A-PO][B-4] [B-5][B-6] Certificates bear a legend setting forth the applicable restrictions on transfer.

            IN WITNESS WHEREOF, the undersigned has caused this Agreement to be validly executed by its duly authorized representative as of the day and the year first above written.

                                       [PURCHASER]



                                       By:____________________________________



                                       Its:___________________________________

                                    EXHIBIT K

                  NORWEST INTEGRATED STRUCTURED ASSETS, INC.

               MORTGAGE ASSET-BACKED PASS-THROUGH CERTIFICATES
                                  SERIES 2000-1
                      CLASS [B-1] [B-2] [B-3] CERTIFICATES

                               TRANSFEREE'S LETTER

                                                     ________________ __, ____

First Union National Bank
401 South Tryon Street
Charlotte, North Carolina 28202

Norwest Integrated Structured Assets, Inc.
7485 New Horizon Way
Frederick, Maryland 21703

            The undersigned (the "Purchaser") proposes to purchase Norwest Integrated Structured Assets, Inc. Mortgage Asset-Backed Pass-Through Certificates, Series 2000-1, Class [B-1] [B-2] [B-3] Certificates (the "Class [B-1] [B-2] [B-3] Certificates") in the principal amount of $___________. In doing so, the Purchaser hereby acknowledges and agrees as follows:

            Section 1. Definitions. Each capitalized term used herein and not otherwise defined herein shall have the meaning ascribed to it in the Pooling and Servicing Agreement, dated as of February 28, 2000 (the "Pooling and Servicing Agreement") among Norwest Integrated Structured Assets, Inc., as seller (the "Seller"), Norwest Bank Minnesota, National Association, as master servicer (the "Master Servicer") and First Union National Bank, as trustee (the "Trustee") of Norwest Integrated Structured Assets, Inc. Mortgage Asset-Backed Pass-Through Certificates, Series 2000-1.

            Section 2. Representations and Warranties of the Purchaser. In connection with the proposed transfer, the Purchaser represents and warrants to the Seller, the Master Servicer and the Trustee that:

            Either (i) the Purchaser is not an employee benefit plan or other retirement arrangement subject to Title I of the Employee Retirement Income Security Act of 1974, as amended, ("ERISA"), or Section 4975 of the Internal Revenue Code of 1986, as amended (the "Code"), or a governmental plan, as defined in Section 3(32) of ERISA subject to any federal, state or local law ("Similar Law") which is, to a material extent, similar to the foregoing provisions of ERISA or the Code (collectively, a "Plan"), an agent acting on behalf of a Plan, or a person utilizing the assets of a Plan or (ii) if the Purchaser is an insurance company, (A) the source of funds used to purchase the Class [B-1] [B-2] [B-3] Certificate is an "insurance company general account" (as such term is defined in Section V(e) of Prohibited Transaction Class Exemption 95-60 ("PTE 95-60"), 60 Fed. Reg. 35925 (July 12, 1995), (B) there is no Plan with respect to which the amount of such general account's reserves and liabilities for the contract(s) held by or on behalf of such Plan and all other Plans maintained by the same employer (or affiliate thereof as defined in Section V(a)(1) of PTE 95-60) or by the same employee organization, exceed 10% of the total of all reserves and liabilities of such general account (as such amounts are determined under Section I(a) of PTE 95-60) at the date of acquisition and (C) the purchase and holding of such Class [B-1][B-2][B-3] Certificate are covered by Sections I and III of PTE 95-60 or (iii) the Purchaser has provided (a) a "Benefit Plan Opinion" satisfactory to the Seller and the Trustee of the Trust Estate and (b) such other opinions of counsel, officers' certificates and agreements as the Seller or the Master Servicer may have required. A Benefit Plan Opinion is an opinion of counsel to the effect that the proposed transfer will not cause the assets of the Trust Estate to be regarded as "plan assets" and subject to the prohibited transaction provisions of ERISA, the Code or Similar Law and will not subject the Trustee, the Seller or the Master Servicer to any obligation in addition to those undertaken in the Pooling and Servicing Agreement (including any liability for civil penalties or excise taxes imposed pursuant to ERISA, Section 4975 of the Code or Similar
Law).

            IN WITNESS WHEREOF, the undersigned has caused this Agreement to be validly executed by its duly authorized representative as of the day and the year first above written.

                                       [PURCHASER]



                                       By:____________________________________



                                       Its:___________________________________



                                       [Reserved]

                                    EXHIBIT L

                              SERVICING AGREEMENTS

                  Norwest Mortgage, Inc. Servicing Agreement

                  FT Mortgage Companies Servicing Agreement

             North American Mortgage Company Servicing Agreement

           Downey Savings and Loan Association Servicing Agreement

      Morgan Stanley Dean Witter Credit Corporation Servicing Agreement

                         Bank United Servicing Agreement

              National City Mortgage Company Servicing Agreement

             Merrill Lynch Credit Corporation Servicing Agreement

               Countrywide Home Loans, Inc. Servicing Agreement

                                    EXHIBIT M

                    [FORM OF SPECIAL SERVICING AGREEMENT]

               SPECIAL SERVICING AND COLLATERAL FUND AGREEMENT

            This SPECIAL SERVICING AND COLLATERAL FUND AGREEMENT (the "Agreement") is made and entered into as of , between Norwest Bank Minnesota, National Association (the "Company" and "Norwest Bank") and (the "Purchaser").

                              PRELIMINARY STATEMENT

            __________________ is the holder of the entire interest in Norwest Integrated Structured Assets, Inc. Mortgage Asset-Backed Pass-Through Certificates, Series 2000-1, Class ____ (the "Class B Certificates"). The Class B Certificates were issued pursuant to a Pooling and Servicing Agreement dated as of February 28, 2000 among Norwest Integrated Structured Assets, Inc., as seller (the "Seller"), Norwest Bank Minnesota, National Association, as Master Servicer and First Union National Bank, as Trustee.

            __________________ intends to resell all of the Class B Certificates directly to the Purchaser on or promptly after the date hereof.

            In connection with such sale, the parties hereto have agreed that the Company will cause, to the extent that the Company as Master Servicer is granted such authority in the related Servicing Agreements, the related servicers (each a related "Servicer"), which service the Mortgage Loans which comprise the Trust Estate related to the above referenced series under the related servicing agreements (each a related "Servicing Agreement"), to engage in certain special servicing procedures relating to foreclosures for the benefit of the Purchaser, and that the Purchaser will deposit funds in a collateral fund to cover any losses attributable to such procedures as well as all advances and costs in connection therewith, as set forth herein.

            In consideration of the mutual agreements herein contained, the receipt and sufficiency of which are hereby acknowledged, the Company and the Purchaser agree that the following provisions shall become effective and shall be binding on and enforceable by the Company and the Purchaser:

                                    ARTICLE I

                                   DEFINITIONS

            Section 1.01      Defined Terms

            Whenever used in this Agreement, the following words and phrases, unless the context otherwise requires, shall have the following meanings:

            Business Day: Any day other than (i) a Saturday or a Sunday or (ii) a day on which banking institutions in the State of New York are required or authorized by law or executive order to be closed.

            Collateral Fund: The fund established and maintained pursuant to
Section 3.01 hereof.

            Collateral Fund Permitted Investments: Either (i) obligations of, or obligations fully guaranteed as to principal and interest by, the United States, or any agency or instrumentality thereof, provided such obligations are backed by the full faith and credit of the United States, (ii) a money market fund rated in the highest rating category by a nationally recognized rating agency selected by the Company, (iii) cash, (iv) mortgage pass-through certificates issued or guaranteed by Government National Mortgage Association, FNMA or FHLMC,
(v) commercial paper (including both non-interest-bearing discount obligations and interest-bearing obligations payable on demand or on a specified date), the issuer of which may be an affiliate of the Company, having at the time of such investment a rating of at least P-1 by Moody's Investors Service, Inc. ("Moody's") or at least F-1 by Fitch IBCA, Inc. ("Fitch") or (vi) demand and time deposits in, certificates of deposit of, any depository institution or trust company (which may be an affiliate of the Company) incorporated under the laws of the United States of America or any state thereof and subject to supervision and examination by federal and/or state banking authorities, so long as at the time of such investment either (x) the long-term debt obligations of such depository institution or trust company have a rating of at least AA by Fitch or Aa2 by Moody's, (y) the certificate of deposit or other unsecured short-term debt obligations of such depository institution or trust company have a rating of at least P-1 by Moody's or F-1 by Fitch or (z) the depository institution or trust company is one that is acceptable to either Moody's or Fitch and, for each of the preceding clauses (i), (iv), (v) and (vi), the maturity thereof shall be not later than the earlier to occur of (A) 30 days from the date of the related investment and (B) the next succeeding Distribution Date as defined in the related Pooling and Servicing Agreement.

            Commencement of Foreclosure: The first official action required under local law in order to commence foreclosure proceedings or to schedule a trustee's sale under a deed of trust, including (i) in the case of a mortgage, any filing or service of process necessary to commence an action to foreclose, or (ii) in the case of a deed of trust, posting, the publishing, filing or delivery of a notice of sale, but not including in either case (x) any notice of default, notice of intent to foreclose or sell or any other action prerequisite to the actions specified in (i) or (ii) above, (y) the acceptance of a deed-in-lieu of foreclosure (whether in connection with a sale of the related property or otherwise) or (z) initiation and completion of a short pay-off.

            Current Appraisal: With respect to any Mortgage Loan as to which the Purchaser has made an Election to Delay Foreclosure, an appraisal of the related Mortgaged Property obtained by the Purchaser at its own expense from an independent appraiser (which shall not be an affiliate of the Purchaser) acceptable to the Company as nearly contemporaneously as practicable to the time of the Purchaser's election, prepared based on the Company's customary requirements for such appraisals.

            Election to Delay Foreclosure: Any election by the Purchaser to delay the Commencement of Foreclosure, made in accordance with Section 2.02(b).

            Election to Foreclose: Any election by the Purchaser to proceed with the Commencement of Foreclosure, made in accordance with Section 2.03(a).

            Monthly Advances: Principal and interest advances and servicing advances including costs and expenses of foreclosure.

            Required Collateral Fund Balance: As of any date of determination, an amount equal to the aggregate of all amounts previously required to be deposited in the Collateral Fund pursuant to Section 2.02(d) (after adjustment for all withdrawals and deposits pursuant to Section 2.02(e)) and Section 2.03(b) (after adjustment for all withdrawals and deposits pursuant to Section 2.03(c)) and Section 3.02 to be reduced by all withdrawals therefrom pursuant to
Section 2.02(g) and Section 2.03(d).

            Section 1.02      Definitions Incorporated by Reference

            All capitalized terms not otherwise defined in this Agreement shall have the meanings assigned in the Pooling and Servicing Agreement.

                                   ARTICLE II

                          SPECIAL SERVICING PROCEDURES

            Section 2.01      Reports and Notices

            (a) In connection with the performance of its duties under the Pooling and Servicing Agreement relating to the realization upon defaulted Mortgage Loans, the Company as Master Servicer shall provide to the Purchaser the following notices and reports:

               (i)Within five Business Days after each Distribution Date (or included in or with the monthly statements to Certificateholders pursuant to the Pooling and Servicing Agreement), the Company, shall provide to the Purchaser a report, using the same methodology and calculations in its standard servicing reports, indicating for the Trust Estate the number of Mortgage Loans that are (A) thirty days, (B) sixty days, (C) ninety days or more delinquent or (D) in foreclosure, and indicating for each such Mortgage Loan the loan number and outstanding principal balance.

               (ii) Prior to the Commencement of Foreclosure in connection with any Mortgage Loan, the Company shall cause (to the extent that the Company as Master Servicer is granted such authority in the related Servicing Agreement) the Servicer to provide the Purchaser with a notice (sent by telecopier) of such proposed and imminent foreclosure, stating the loan number and the aggregate amount owing under the Mortgage Loan. Such notice may be provided to the Purchaser in the form of a copy of a referral letter from such Servicer to an attorney requesting the institution of foreclosure.

            (b) If requested by the Purchaser, the Company shall cause the Servicer (to the extent that the Company as Master Servicer is granted such authority in the related Servicing Agreement) to make its servicing personnel available (during their normal business hours) to respond to reasonable inquiries, by phone or in writing by facsimile, electronic, or overnight mail transmission, by the Purchaser in connection with any Mortgage Loan identified in a report under subsection (a) (i) (B), (a) (i) (C), (a) (i) (D), or (a) (ii) which has been given to the Purchaser; provided, that (1) the related Servicer shall only be required to provide information that is readily accessible to its servicing personnel and is non-confidential and (2) the related Servicer shall respond within five Business Days orally or in writing by facsimile transmission.

            (c) In addition to the foregoing, the Company shall cause the Servicer (to the extent that the Company as Master Servicer is granted such authority in the related Servicing Agreement) to provide to the Purchaser such information as the Purchaser may reasonably request provided, however, that such information is consistent with normal reporting practices, concerning each Mortgage Loan that is at least ninety days delinquent and each Mortgage Loan which has become real estate owned, through the final liquidation thereof; provided, that the related Servicer shall only be required to provide information that is readily accessible to its servicing personnel and is non-confidential provided, however, that the Purchaser will reimburse the Company and the related Servicer for any out of pocket expenses.

            Section 2.02      Purchaser's Election to Delay Foreclosure
                              Proceedings

            (a) The Purchaser shall be deemed to direct the Company to direct (to the extent that the Company as Master Servicer is granted such authority in the related Servicing Agreement) the related Servicer that in the event that the Company does not receive written notice of the Purchaser's election pursuant to subsection (b) below within 24 hours (exclusive of any intervening non-Business
Days) of transmission of the notice provided by the Company under Section 2.01
(a) (ii) subject to extension as set forth in Section 2.02(b), the related Servicer may proceed with the Commencement of Foreclosure in respect of such Mortgage Loan in accordance with its normal foreclosure policies without further notice to the Purchaser. Any foreclosure that has been initiated may be discontinued (i) without notice to the Purchaser if the Mortgage Loan has been brought current or if a refinancing or prepayment occurs with respect to the Mortgage Loan (including by means of a short payoff approved by the related Servicer) or (ii) if the related Servicer has reached the terms of a forbearance agreement with the borrower. In the latter case, the related Servicer may complete such forbearance agreement unless instructed otherwise by the Purchaser within two Business Days notification.

            (b) In connection with any Mortgage Loan with respect to which a notice under Section 2.01(a)(ii) has been given to the Purchaser, the Purchaser may elect to instruct the Company to cause, to the extent that the Company as Master Servicer is granted such authority in the related Servicing Agreement, the related Servicer to delay the Commencement of Foreclosure until such time as the Purchaser determines that the related Servicer may proceed with the Commencement of Foreclosure. Such election must be evidenced by written notice received within 24 hours (exclusive of any intervening non-Business Days) of transmission of the notice provided by the Company under Section 2.01(a)(ii). Such 24 hour period shall be extended for no longer than an additional four Business Days after the receipt of the information if the Purchaser requests additional information related to such foreclosure; provided, however, that the Purchaser will have at least one Business Day to respond to any requested additional information. Any such additional information shall be provided only to the extent it (i) is not confidential in nature and (ii) is obtainable by the related Servicer from existing reports, certificates or statements or is otherwise readily accessible to its servicing personnel. The Purchaser agrees that it has no right to deal with the mortgagor during such period. However, if such servicing activities include acceptance of a deed-in-lieu of foreclosure or short payoff, the Purchaser will be notified and given two Business Days to respond.

            (c) With respect to any Mortgage Loan as to which the Purchaser has made an Election to Delay Foreclosure, the Purchaser shall obtain a Current Appraisal as soon as practicable, but in no event more than 15 business days thereafter, and shall provide the Company with a copy of such Current Appraisal.

            (d) Within two Business Days of making any Election to Delay Foreclosure, the Purchaser shall remit by wire transfer to the Company, for deposit in the Collateral Fund, an amount, as calculated by the Company, equal to the sum of (i) 125% of the greater of the unpaid principal balance of the Mortgage Loan and the value shown in the Current Appraisal referred to in subsection (c) above (or, if such Current Appraisal has not yet been obtained, the Company's estimate thereof, in which case the required deposit under this subsection shall be adjusted upon obtaining such Current Appraisal), and (ii) three months' interest on the Mortgage Loan at the applicable Mortgage Interest Rate. If any Election to Delay Foreclosure extends for a period in excess of three months (such excess period being referred to herein as the "Excess Period"), within two Business Days the Purchaser shall remit by wire transfer in advance to the Company for deposit in the Collateral Fund the amount of each additional month's interest, as calculated by the Company, equal to interest on the Mortgage Loan at the applicable Mortgage Interest Rate for the Excess Period. The terms of this Agreement will no longer apply to the servicing of any Mortgage Loan upon the failure of the Purchaser to deposit any of the above amounts relating to the Mortgage Loan within two Business Days of the Election to Delay Foreclosure or within two Business Days of the commencement of the Excess Period subject to Section 3.01.

            (e) With respect to any Mortgage Loan as to which the Purchaser has made an Election to Delay Foreclosure, the Company may withdraw from the Collateral Fund from time to time amounts necessary to reimburse the related Servicer for all related Monthly Advances and Liquidation Expenses thereafter made by such Servicer in accordance with the Pooling and Servicing Agreement and the related Servicing Agreement. To the extent that the amount of any such Liquidation Expenses is determined by the Company based on estimated costs, and the actual costs are subsequently determined to be higher, the Company may withdraw the additional amount from the Collateral Fund. In the event that the Mortgage Loan is brought current by the mortgagor and the foreclosure action is discontinued, the amounts so withdrawn from the Collateral Fund shall be redeposited if and to the extent that reimbursement therefor from amounts paid by the mortgagor is not prohibited pursuant to the Pooling and Servicing Agreement or the related Servicing Agreement, applicable law or the related mortgage note. Except as provided in the preceding sentence, amounts withdrawn from the Collateral Fund to cover Monthly Advances and Liquidation Expenses shall not be redeposited therein or otherwise reimbursed to the Purchaser. If and when any such Mortgage Loan is brought current by the mortgagor, all amounts remaining in the Collateral Fund in respect of such Mortgage Loan (after adjustment for all permitted withdrawals and deposits pursuant to this subsection) shall be released to the Purchaser.

            (f) With respect to any Mortgage Loan as to which the Purchaser has made an Election to Delay Foreclosure, the related Servicer shall continue to service the Mortgage Loan in accordance with its customary procedures (other than the delay in Commencement of Foreclosure as provided herein). If and when the Purchaser shall notify the Company that it believes that it is appropriate to do so, the related Servicer may proceed with the Commencement of Foreclosure. In any event, if the Mortgage Loan is not brought current by the mortgagor by the time the loan becomes 6 months delinquent, the Purchaser's election shall no longer be effective and at the Purchaser's option, either (i) the Purchaser shall purchase the Mortgage Loan from the related Trust Estate at a purchase price equal to the fair market value as shown on the Current Appraisal, to be paid by (x) applying any balance in the Collateral Fund to such to such purchase price, and (y) to the extent of any deficiency, by wire transfer of immediately available funds from the Purchaser to the Company for deposit in the related Certificate Account; or (ii) the related Servicer shall proceed with the Commencement of Foreclosure.

            (g) Upon the occurrence of a liquidation with respect to any Mortgage Loan as to which the Purchaser made an Election to Delay Foreclosure and as to which the related Servicer proceeded with the Commencement of Foreclosure in accordance with subsection (f) above, the Company shall calculate the amount, if any, by which the value shown on the Current Appraisal obtained under subsection (c) exceeds the actual sales price obtained for the related Mortgaged Property (net of Liquidation Expenses and accrued interest related to the extended foreclosure period), and the Company shall withdraw the amount of such excess from the Collateral Fund, shall remit the same to the Trust Estate and in its capacity as Master Servicer shall apply such amount as additional Liquidation Proceeds pursuant to the Pooling and Servicing Agreement. After making such withdrawal, all amounts remaining in the Collateral Fund in respect of such Mortgage Loan (after adjustment for all permitted withdrawals and deposits pursuant to this Agreement) shall be released to the Purchaser.

            Section 2.03      Purchaser's Election to Commence Foreclosure
                              Proceedings

            (a) In connection with any Mortgage Loan identified in a report under Section 2.01(a)(i)(B), the Purchaser may elect to instruct the Company to cause, to the extent that the Company as Master Servicer is granted such authority in the related Servicing Agreement, the related Servicer to proceed with the Commencement of Foreclosure as soon as practicable. Such election must be evidenced by written notice received by the Company by 5:00 p.m., New York City time, on the third Business Day following the delivery of such report under
Section 2.01(a)(i).

            (b) Within two Business Days of making any Election to Foreclose, the Purchaser shall remit to the Company, for deposit in the Collateral Fund, an amount, as calculated by the Company, equal to 125% of the current unpaid principal balance of the Mortgage Loan and three months interest on the Mortgage Loan at the applicable Mortgage Interest Rate. If and when any such Mortgage Loan is brought current by the mortgagor, all amounts in the Collateral Fund in respect of such Mortgage Loan (after adjustment for all permitted withdrawals and deposits pursuant to this Agreement) shall be released to the Purchaser if and to the extent that reimbursement therefor from amounts paid by the mortgagor is not prohibited pursuant to the Pooling and Servicing Agreement or the related Servicing Agreement, applicable law or the related mortgage note. The terms of this Agreement will no longer apply to the servicing of any Mortgage Loan upon the failure of the Purchaser to deposit the above amounts relating to the Mortgage Loan within two Business Days of the Election to Foreclose subject to
Section 3.01.

            (c) With respect to any Mortgage Loan as to which the Purchaser has made an Election to Foreclose, the related Servicer shall continue to service the Mortgage Loan in accordance with its customary procedures (other than Commencement of Foreclosure as provided herein). In connection therewith, the Company shall have the same rights to make withdrawals for Monthly Advances and Liquidations Expenses from the Collateral Fund as are provided under Section 2.02(e), and the Company shall make reimbursements thereto to the limited extent provided under such subsection in accordance with its customary procedures. The Company shall not be required to cause, to the extent that the Company as Master Servicer is granted such authority in the related Servicing Agreement, the related Servicer to proceed with the Commencement of Foreclosure if (i) the same is stayed as a result of the mortgagor's bankruptcy or is otherwise barred by applicable law, or to the extent that all legal conditions precedent thereto have not yet been complied with, or (ii) the Company believes there is a breach of representations or warranties by the Company, a Servicer, or a Seller, which may result in a repurchase or substitution of such Mortgage Loan, or (iii) the Company or related Servicer reasonably believes the Mortgaged Property may be contaminated with or affected by hazardous wastes or hazardous substances (and, without limiting the related Servicer's right not to proceed with the Commencement of Foreclosure, the Company supplies the Purchaser with information supporting such belief). Any foreclosure that has been initiated may be discontinued (x) without notice to the Purchaser if the Mortgage Loan has been brought current or if a refinancing or prepayment occurs with respect to the Mortgage Loan (including by means of a short payoff approved by the Purchaser) or (y) with notice to the Purchaser if the related Servicer has reached the terms of a forbearance agreement unless instructed otherwise by the Purchaser within two Business Days of such notification. Any such instruction shall be based upon a decision that such forbearance agreement is not in conformity with reasonable servicing practices.

            (d) Upon the occurrence of a liquidation with respect to any Mortgage Loan as to which the Purchaser made an Election to Foreclose and as to which the related Servicer proceeded with the Commencement of Foreclosure in accordance with subsection (c) above, the Company shall calculate the amount, if any, by which the unpaid principal balance of the Mortgage Loan at the time of liquidation (plus all unreimbursed interest and servicing advances and Liquidation Expenses in connection therewith other than those paid from the Collateral Fund) exceeds the actual sales price obtained for the related Mortgaged Property, and the Company shall withdraw the amount of such excess from the Collateral Fund, shall remit the same to the Trust Estate and in its capacity as Master Servicer shall apply such amount as additional Liquidation Proceeds pursuant to the Pooling and Servicing Agreement. After making such withdrawal, all amounts remaining in the Collateral Fund (after adjustment for all withdrawals and deposits pursuant to subsection (c) in respect of such Mortgage Loan shall be released to the Purchaser.

            Section 2.04      Termination

            (a) With respect to all Mortgage Loans included in the Trust Estate, the Purchaser's right to make any Election to Delay Foreclosure or any Election to Foreclose and the Company's obligations under Section 2.01 shall terminate (i) at such time as the Principal Balance of the Class B Certificates has been reduced to zero, (ii) if the greater of (x) 43% (or such lower or higher percentage that represents the related Servicer's actual historical loss experience with respect to the Mortgage Loans in the related pool as determined by the Company) of the aggregate principal balance of all Mortgage Loans that are in foreclosure or are more than 90 days delinquent on a contractual basis and REO properties or (y) the aggregate amount that the Company estimates through the normal servicing practices of the related Servicer will be required to be withdrawn from the Collateral Fund with respect to Mortgage Loans as to which the Purchaser has made an Election to Delay Foreclosure or an Election to Foreclosure, exceeds (z) the then-current principal balance of the Class B Certificates, (iii) upon any transfer by the Purchaser of any interest (other than the minority interest therein, but only if the transferee provides written acknowledgment to the Company of the Purchaser's right hereunder and that such transferee will have no rights hereunder) in the Class B Certificates (whether or not such transfer is registered under the Pooling and Servicing Agreement), including any such transfer in connection with a termination of the Trust Estate or (iv) upon any breach of the terms of this Agreement by the Purchaser.

            (b) Except as set forth in 2.04(a), this Agreement and the respective rights, obligations and responsibilities of the Purchaser and the Company hereunder shall terminate upon the later to occur of (i) the final liquidation of the last Mortgage Loan as to which the Purchaser made any Election to Delay Foreclosure or any Election to Foreclose and the withdrawal of all remaining amounts in the Collateral Fund as provided herein and (ii) ten Business Days' notice. The Purchaser's right to make an election pursuant to
Section 2.02 or Section 2.03 hereof with respect to a particular Mortgage Loan shall terminate if the Purchaser fails to make any deposit required pursuant to
Section 2.02(d) or 2.03(b) or if the Purchaser fails to make any other deposit to the Collateral Fund pursuant to this Agreement.

                                   ARTICLE III

                       COLLATERAL FUND; SECURITY INTEREST

            Section 3.01      Collateral Fund

            Upon receipt from the Purchaser of the initial amount required to be deposited in the Collateral Fund pursuant to Article II, the Company shall establish and maintain with Bankers Trust Company as a segregated account on its books and records an account (the "Collateral Fund"), entitled "Norwest Bank Minnesota, National Association, as Master Servicer, for the benefit of registered holders of Norwest Integrated Structured Assets, Inc. Mortgage Asset-Backed Pass-Through Certificates, Series 2000-1. Amounts held in the Collateral Fund shall continue to be the property of the Purchaser, subject to the first priority security interest granted hereunder for the benefit of the Certificateholders, until withdrawn from the Collateral Fund pursuant to Section
2.02 or 2.03 hereof. The Collateral Fund shall be an "outside reserve fund" within the meaning of the REMIC Provisions, beneficially owned by the Purchaser for federal income tax purposes. All income, gain, deduction or loss with respect to the Collateral Fund shall be that of the Purchaser. All distributions from the Trust Fund to the Collateral Fund shall be treated as distributed to the Purchaser as the beneficial owner thereof.

            Upon the termination of this Agreement and the liquidation of all Mortgage Loans as to which the Purchaser has made any Election to Delay Foreclosure or any Election to Foreclose pursuant to Section 2.04 hereof, the Company shall distribute or cause to be distributed to the Purchaser all amounts remaining in the Collateral Fund (after adjustment for all deposits and permitted withdrawals pursuant to this Agreement) together with any investment earnings thereon. In the event the Purchaser has made any Election to Delay Foreclosure or any Election to Foreclose, prior to any distribution to the Purchaser of all amounts remaining in the Collateral Fund, funds in the Collateral Fund shall be applied consistent with the terms of this Agreement.

            Section 3.02      Collateral Fund Permitted Investments

            The Company shall, at the written direction of the Purchaser, invest the funds in the Collateral Fund in Collateral Fund Permitted Investments. Such direction shall not be changed more frequently than quarterly. In the absence of any direction, the Company shall select such investments in accordance with the definition of Collateral Fund Permitted Investments in its discretion.

            All income and gain realized from any investment as well as any interest earned on deposits in the Collateral Fund (net of any losses on such investments) and any payments of principal made in respect of any Collateral Fund Permitted Investment shall be deposited in the Collateral Fund upon receipt. All costs and realized losses associated with the purchase and sale of Collateral Fund Permitted Investments shall be borne by the Purchaser and the amount of net realized losses shall be deposited by the Purchaser in the Collateral Fund promptly upon realization. The Company shall periodically (but not more frequently than monthly) distribute to the Purchaser upon request an amount of cash, to the extent cash is available therefore in the Collateral Fund, equal to the amount by which the balance of the Collateral Fund, after giving effect to all other distributions to be made from the Collateral Fund on such date, exceeds the Required Collateral Fund Balance. Any amounts so distributed shall be released from the lien and security interest of this Agreement.

            Section 3.03      Grant of Security Interest

            The Purchaser hereby grants to the Company for the benefit of the Certificateholders under the Pooling and Servicing Agreement a security interest in and lien on all of the Purchaser's right, title and interest, whether now owned or hereafter acquired, in and to: (1) the Collateral Fund, (2) all amounts deposited in the Collateral Fund and Collateral Fund Permitted Investments in which such amounts are invested (and the distributions and proceeds of such investments) and (3) all cash and non-cash proceeds of any of the foregoing, including proceeds of the voluntary conversion thereof (all of the foregoing collectively, the "Collateral").

            The Purchaser acknowledges the lien on and the security interest in the Collateral for the benefit of the Certificateholders. The Purchaser shall take all actions requested by the Company as may be reasonably necessary to perfect the security interest created under this Agreement in the Collateral and cause it to be prior to all other security interests and liens, including the execution and delivery to the Company for filing of appropriate financing statements in accordance with applicable law. The Company shall file appropriate continuation statements, or appoint an agent on its behalf to file such statements, in accordance with applicable law.

            Section 3.04      Collateral Shortfalls

            In the event that amounts on deposit in the Collateral Fund at any time are insufficient to cover any withdrawals therefrom that the Company is then entitled to make hereunder, the Purchaser shall be obligated to pay such amounts to the Company immediately upon demand. Such obligation shall constitute a general corporate obligation of the Purchaser. The failure to pay such amounts within two Business Days of such demand (except for amounts to cover interest on a Mortgage Loan pursuant to Sections 2.02(d) and 2.03 (b)), shall cause an immediate termination of the Purchaser's right to make any Election to Delay Foreclosure or Election to Foreclose and the Company's obligations under this Agreement with respect to all Mortgage Loans to which such insufficiencies relate, without the necessity of any further notice or demand on the part of the Company.

                                   ARTICLE IV

                            MISCELLANEOUS PROVISIONS

            Section 4.01      Amendment

            This Agreement may be amended from time to time by the Company and the Purchaser by written agreement signed by the Company and the Purchaser.

            Section 4.02      Counterparts

            This Agreement may be executed simultaneously in any number of counterparts, each of which counterparts shall be deemed to be an original, and such counterparts shall constitute but one and the same instrument.

            Section 4.03      Governing Law

            This Agreement shall be construed in accordance with the laws of the State of New York and the obligations, rights and remedies of the parties hereunder shall be determined in accordance with such laws.

            Section 4.04      Notices

            All demands, notices and direction hereunder shall be in writing or by telecopy and shall be deemed effective upon receipt to:

            (a)   in the case of the Company,

                  Norwest Bank Minnesota, National Association
                  7485 New Horizon Way
                  Frederick, MD 21703

                  Attention:  Vice President, Master Servicing
                  Phone:      301-696-7800
                  Fax:        301-815-6365

            (b)   in the case of the Purchaser,

                  __________________________________________
                  __________________________________________
                  __________________________________________
                  Attention: _______________________________

            Section 4.05      Severability of Provisions

            If any one or more of the covenants, agreements, provision or terms of this Agreement shall be for any reason whatsoever, including regulatory, held invalid, then such covenants, agreements, provisions or terms of this Agreement and shall in no way affect the validity or enforceability of the other provisions of this Agreement.

            Section 4.06      Successors and Assigns

            The provisions of this Agreement shall be binding upon and inure to the benefit of the respective successors and assigns of the parties hereto, and all such provisions shall inure to the benefit of the Certificateholders; provided, however, that the rights under this Agreement cannot be assigned by the Purchaser without the consent of the Company.

            Section 4.07      Article and Section Headings

            The article and section headings herein are for convenience of reference only and shall not limit or otherwise affect the meaning hereof.

            Section 4.08      Confidentiality

            The Purchaser agrees that all information supplied by or on behalf of the Company pursuant to Sections 2.01 or 2.02, including individual account information, is the property of the Company and the Purchaser agrees to hold such information confidential and not to disclose such information.

            Each party hereto agrees that neither it, nor any officer, director, employee, affiliate or independent contractor acting at such party's direction will disclose the terms of Section 4.09 of this Agreement to any person or entity other than such party's legal counsel except pursuant to a final, non-appealable order of court, the pendency of such order the other party will have received notice of at least five business days prior to the date thereof, or pursuant to the other party's prior express written consent.

            Section 4.09      Indemnification

            The Purchaser agrees to indemnify and hold harmless the Company, the Seller, and each Servicer and each person who controls the Company, the Seller, or a Servicer and each of their respective officers, directors, affiliates and agents acting at the Company's, the Seller's, or a Servicer's direction (the "Indemnified Parties") against any and all losses, claims, damages or liabilities to which they may be subject, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of, or are based upon, actions taken by, or actions not taken by, the Company, the Seller, or a Servicer, or on their behalf, in accordance with the provisions of this Agreement and (i) which actions conflict with the Company's, the Seller's, or a Servicer's obligations under the Pooling and Servicing Agreement or the related Servicing Agreement, or (ii) give rise to securities law liability under federal or state securities laws with respect to the Certificates. The Purchaser hereby agrees to reimburse the Indemnified Parties for the reasonable legal or other expenses incurred by them in connection with investigating or defending any such loss, claim, damage, liability or action. The indemnification obligations of the Purchaser hereunder shall survive the termination or expiration of this Agreement.

            IN WITNESS WHEREOF, the Company and the Purchaser have caused their names to be signed hereto by their respective officers thereunto duly authorized, all as of the day and year first above written.

                                       Norwest Bank Minnesota, National
                                          Association



                                       By:____________________________________
                                          Name:
                                          Title:



                                       _______________________________________



                                       By:____________________________________
                                          Name:
                                          Title: